The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any state where the offer or sale is not permitted.

   THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT MAY BE AMENDED OR COMPLETED,
                             DATED JANUARY 28, 2005

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED JANUARY 28, 2005)

                          $1,581,193,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                                    DEPOSITOR

                      GENERAL ELECTRIC CAPITAL CORPORATION,
                     GERMAN AMERICAN CAPITAL CORPORATION AND
                              BANK OF AMERICA, N.A.
                              MORTGAGE LOAN SELLERS
          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-C1

                         ------------------------------

      GE Commercial Mortgage Corporation is offering certain classes of the Series 2005-C1 Commercial Mortgage Pass-Through Certificates, which represent the beneficial ownership interests in a trust. The trust's assets will be 130 mortgage loans secured primarily by first liens on 141 commercial, multifamily and manufactured housing community properties and are generally the sole source of payments on the certificates. The Series 2005-C1 certificates are not obligations of GE Commercial Mortgage Corporation, the mortgage loan sellers or any of their respective affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or any other person or entity.

                         ------------------------------

      Certain characteristics of the offered certificates include:

------------------------------------------------------------------------------------------------------------------------------------
                 INITIAL CLASS                                                                                          RATED FINAL
                  CERTIFICATE       INITIAL PASS-       PASS-THROUGH          ASSUMED FINAL      EXPECTED RATINGS      DISTRIBUTION
                   BALANCE(1)       THROUGH RATE      RATE DESCRIPTION      DISTRIBUTION DATE(5)  S&P/FITCH/DBRS          DATE(5)
------------------------------------------------------------------------------------------------------------------------------------
Class A-1(7) .  $   76,758,000           %                Fixed (3)          November 10, 2009      AAA/AAA/AAA       June 10, 2048
------------------------------------------------------------------------------------------------------------------------------------
Class A-2(7) .  $  419,364,000           %                Fixed (3)          February 10, 2010      AAA/AAA/AAA       June 10, 2048
------------------------------------------------------------------------------------------------------------------------------------
Class A-3(7) .  $  155,543,000           %                Fixed (3)          January 10, 2012       AAA/AAA/AAA       June 10, 2048
------------------------------------------------------------------------------------------------------------------------------------
Class A-4(7) .  $   36,998,000           %                Fixed (3)          January 10, 2014       AAA/AAA/AAA       June 10, 2048
------------------------------------------------------------------------------------------------------------------------------------
Class A-AB(7)   $   49,587,000           %                Fixed (3)            July 10, 2014        AAA/AAA/AAA       June 10, 2048
------------------------------------------------------------------------------------------------------------------------------------
Class A-5(7) .  $  481,049,000           %                Fixed (3)          January 10, 2015       AAA/AAA/AAA       June 10, 2048
------------------------------------------------------------------------------------------------------------------------------------
Class A-1A(7)   $  146,374,000           %                Fixed (3)          January 10, 2015       AAA/AAA/AAA       June 10, 2048
------------------------------------------------------------------------------------------------------------------------------------
Class A-J ....  $  113,095,000           %                Fixed (3)          January 10, 2015       AAA/AAA/AAA       June 10, 2048
------------------------------------------------------------------------------------------------------------------------------------
Class X-P ....  $1,656,689,000           %        Variable Interest Only(2)  February 10, 2012      AAA/AAA/AAA       June 10, 2048
------------------------------------------------------------------------------------------------------------------------------------
Class B ......  $   42,677,000           %                Fixed (3)          February 10, 2015       AA/AA/AA         June 10, 2048
------------------------------------------------------------------------------------------------------------------------------------
Class C ......  $   17,071,000           %                Fixed (3)          February 10, 2015    AA-/AA-/AA(low)     June 10, 2048
------------------------------------------------------------------------------------------------------------------------------------
Class D ......  $   27,740,000           %                Fixed (3)          February 10, 2015         A/A/A          June 10, 2048
------------------------------------------------------------------------------------------------------------------------------------
Class E ......  $   14,937,000           %                Fixed (3)          February 10, 2015      A-/A-/A(low)      June 10, 2048
------------------------------------------------------------------------------------------------------------------------------------

----------
(FOOTNOTES TO TABLE ON PAGE S-7)

      The Securities and Exchange Commission and state securities regulators have not approved or disapproved of the offered certificates or determined if this prospectus supplement or the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

                         ------------------------------

      GE Commercial Mortgage Corporation will not list the offered certificates on any securities exchange or on any automated quotation system of any securities association such as NASDAQ.

                         ------------------------------

      INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE S-34 IN THIS PROSPECTUS SUPPLEMENT AND PAGE 14 OF THE PROSPECTUS.

      The underwriters, Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated will purchase the offered certificates from GE Commercial Mortgage Corporation and will offer them to the public at negotiated prices, plus accrued interest, determined at the time of sale. Deutsche Bank Securities Inc. and Banc of America Securities LLC are acting as co-lead managers and joint bookrunners for the offering. The underwriters also expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company against payment in New York, New York on or about February [ ], 2005. We expect to receive from this offering approximately [ ]% of the initial principal amount of the offered certificates, plus accrued interest from February 1, 2005, before deducting expenses payable by us.

DEUTSCHE BANK SECURITIES                          BANC OF AMERICA SECURITIES LLC
JOINT BOOK RUNNING MANAGER                            JOINT BOOK RUNNING MANAGER

CITIGROUP                          JPMORGAN                  MERRILL LYNCH & CO.

FEBRUARY    , 2005

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
                   PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING
                    PROSPECTUS AND THE REGISTRATION STATEMENT

      Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) this prospectus supplement, which describes the specific terms of the offered certificates. If the terms of the offered certificates vary between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

      In addition, we have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus supplement and the accompanying prospectus form a part of that registration statement. However, this prospectus supplement and the accompanying prospectus do not contain all of the information contained in our registration statement. For further information regarding the documents referred to in this prospectus supplement and the accompanying prospectus, you should refer to our registration statement and the exhibits to it. Our registration statement and the exhibits to it can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its public reference section, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of these materials can also be obtained electronically through the SEC's internet website (http://www.sec.gov).

      You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus. The information in this prospectus supplement is accurate only as of the date of this prospectus supplement.

      This prospectus supplement begins with several introductory sections describing the Series 2005-C1 certificates and the trust in abbreviated form:

      SUMMARY OF CERTIFICATES, commencing on page S-7 of this prospectus supplement, which sets forth important statistical information relating to the certificates;

      SUMMARY OF TERMS, commencing on page S-9 of this prospectus supplement, which gives a brief introduction of the key features of the Series 2005-C1 certificates and a description of the mortgage loans; and

      RISK FACTORS, commencing on page S-34 of this prospectus supplement, which describe risks that apply to the Series 2005-C1 certificates which are in addition to those described in the prospectus with respect to the securities issued by the trust generally.

      This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The Tables of Contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

      Certain capitalized terms are defined and used in this prospectus supplement and the prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus supplement are defined on the pages indicated under the caption "INDEX OF PRINCIPAL DEFINITIONS" beginning on page S-191 in this prospectus supplement. The capitalized terms used in the prospectus are defined on the pages indicated under the caption "INDEX OF PRINCIPAL DEFINITIONS" beginning on page 111 in the prospectus.

      In this prospectus supplement, the terms "Depositor," "we," "us" and "our" refer to GE Commercial Mortgage Corporation.

                    NOTICE TO RESIDENTS OF THE UNITED KINGDOM

      The trust fund described in this prospectus supplement is a collective investment scheme as defined in the Financial Services and Markets Act 2000 ("FSMA") of the United Kingdom. It has not been authorized, or otherwise recognized or approved by the United Kingdom's Financial Services Authority and, as an unregulated collective investment scheme, accordingly cannot be marketed in the United Kingdom to the general public.

      The distribution of this prospectus supplement (A) if made by a person who is not an authorized person under the FSMA, is being made only to, or directed only at persons who (1) are outside the United Kingdom, or (2) have professional experience in matters relating to investments, or (3) are persons falling within
Article 49(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Market Act 2000 (Financial Promotion) Order 2001 (all such persons together being referred to as "FPO PERSONS"), and (B) if made by a person who is an authorized person under the FSMA, is being made only to, or directed only at, persons who (1) are outside the United Kingdom, or (2) have professional experience in participating in unregulated collective investment schemes, or (3) are persons falling within
Article 22(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Market Act 2000 (Promotion of Collective Investment Schemes) (Exemptions) Order 2001 (all such persons together being referred to as "PCIS PERSONS" and together with the FPO Persons, the "RELEVANT PERSONS"). This prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

      Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the trust fund and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

                                TABLE OF CONTENTS

NOTICE TO RESIDENTS OF THE UNITED KINGDOM ...............................    S-4
SUMMARY OF CERTIFICATES .................................................    S-7
SUMMARY OF TERMS ........................................................    S-9
RISK FACTORS ............................................................   S-34
   Geographic Concentration Entails Risks ...............................   S-34
   Risks Relating to Loan Concentrations ................................   S-34
   Mortgage Loans with Related Borrowers ................................   S-35
   Mortgage Loans Secured by Multiple Mortgaged Properties ..............   S-36
   Borrower Organization Considerations .................................   S-36
   Cross-Collateralized Mortgage Loans Entail Risks .....................   S-36
   Ability to Incur Other Debt Entails Risk .............................   S-37
   Borrower May Be Unable to Repay Remaining Principal Balance on
      Maturity Date or Anticipated Prepayment Date ......................   S-38
   Commercial, Multifamily and Manufactured Housing Community
      Lending is Dependent Upon Net Operating Income ....................   S-39
   Tenant Concentration Entails Risk ....................................   S-41
   Certain Additional Risks Relating to Tenants .........................   S-41
   Mortgaged Properties Leased To Multiple Tenants Also Have Risks ......   S-42
   Tenant Bankruptcy Entails Risks ......................................   S-42
   Tenant-in-Common Borrowers Own Some of the Mortgaged Properties ......   S-42
   Mortgage Loans Are Nonrecourse and Are Not Insured or Guaranteed .....   S-43
   Risks to the Mortgaged Properties Relating to Terrorist Attacks ......   S-43
   Recent Developments May Increase the Risk of Loss on the
      Mortgage Loans ....................................................   S-44
   Retail Properties Have Special Risks .................................   S-44
   Office Properties Have Special Risks .................................   S-45
   Multifamily Properties Have Special Risks ............................   S-46
   Self Storage Properties Have Special Risks ...........................   S-47
   Hotel Properties Have Special Risks ..................................   S-47
   Manufactured Housing Community Properties Have Special Risks .........   S-48
   Industrial/Warehouse Properties Have Special Risks ...................   S-49
   Properties with Condominium Ownership Have Special Risks .............   S-50
   Lack of Skillful Property Management Entails Risks ...................   S-51
   Some Mortgaged Properties May Not Be Readily Convertible to
      Alternative Uses ..................................................   S-51
   Mortgage Loans Secured by Leasehold Interests May Expose
      Investors to Greater Risks of Default and Loss ....................   S-51
   Limitations of Appraisals ............................................   S-51
   Your Lack of Control Over the Trust Fund Can Create Risks ............   S-52
   Potential Conflicts of Interest ......................................   S-52
   Directing Certificateholder May Direct Special Servicer Actions ......   S-53
   The Holders of Certain Subordinate and Pari Passu Debt May
      Direct Actions of the Special Servicer or the Actions of the
      Servicer and Special Servicer Under Certain Other Pooling and
      Servicing Agreements ..............................................   S-53
   The Lakeside Mall Mortgage Loan ......................................   S-53
   The 63 Madison Avenue Mortgage Loan ..................................   S-54
   The Strategic Hotel Portfolio Mortgage Loan ..........................   S-54
   The Hope Square Professional Building Mortgage Loan ..................   S-55
   Bankruptcy Proceedings Entail Certain Risks ..........................   S-55
   Risks Relating to Prepayments and Repurchases ........................   S-56
   Risks Relating to Enforceability of Yield Maintenance Charges or
      Defeasance Provisions .............................................   S-58
   Risks Relating to Borrower Default ...................................   S-58
   Risks Relating to Certain Payments ...................................   S-59
   Risks of Limited Liquidity and Market Value ..........................   S-59
   Different Timing of Mortgage Loan Amortization Poses Certain Risks ...   S-59
   Subordination of Subordinate Offered Certificates ....................   S-59
   Environmental Risks Relating to the Mortgaged Properties .............   S-59
   Tax Considerations Relating to Foreclosure ...........................   S-61
   Risks Associated with One Action Rules ...............................   S-61
   Risks Associated with the Absence or Inadequacy of Insurance
      Coverage ..........................................................   S-61
   Zoning Compliance and Use Restrictions ...............................   S-63
   Increases in Real Estate Taxes Due to Termination of a PILOT
      Program or Other Tax Abatement Arrangements May Reduce Payments
      to Certificateholders .............................................   S-64
   Risks Relating to Costs of Compliance with Applicable Laws and
      Regulations .......................................................   S-64
   No Reunderwriting of the Mortgage Loans ..............................   S-64
   Litigation ...........................................................   S-64
   Book-Entry Registration ..............................................   S-65
   Risks of Inspections Relating to Properties ..........................   S-65
   Mortgage Electronic Registration Systems (MERS) ......................   S-65
   Other Risks ..........................................................   S-65

DESCRIPTION OF THE MORTGAGE POOL ........................................   S-66
   General ..............................................................   S-66
   The Lakeside Mall Mortgage Loan ......................................   S-70
   The 63 Madison Avenue Mortgage Loan ..................................   S-71
   The Strategic Hotel Portfolio Mortgage Loan ..........................   S-71
   The Hope Square Professional Building Mortgage Loan ..................   S-73
   Affiliated Borrower Concentrations ...................................   S-74
   Significant Mortgage Loans ...........................................   S-74
   APD Loan .............................................................   S-75
   Certain Terms and Conditions of the Mortgage Loans ...................   S-75
   Additional Mortgage Loan Information .................................   S-80
   Underwritten Net Cash Flow ...........................................   S-83
   Assessments of Property Condition ....................................   S-84
   The Mortgage Loan Sellers ............................................   S-85
   Underwriting Standards ...............................................   S-86
   GECC's Underwriting Standards ........................................   S-86
   GACC's Underwriting Standards ........................................   S-88
   Bank of America's Underwriting Standards .............................   S-89
   Representations and Warranties; Repurchases and Substitutions ........   S-90
   Lock Box Accounts ....................................................   S-99
DESCRIPTION OF THE CERTIFICATES .........................................  S-101
   General ..............................................................  S-101
   Certificate Registrar and Authenticating Agent .......................  S-104
   Book-Entry Registration and Definitive Certificates ..................  S-104
   Distributions ........................................................  S-106
   Class A-AB Planned Principal Balance .................................  S-123
   Allocation of Yield Maintenance Charges ..............................  S-123
   Assumed Final Distribution Date; Rated Final Distribution Date .......  S-125
   Subordination; Allocation of Collateral Support Deficit and
      Certificate Deferred Interest .....................................  S-125
   Collateral Support Deficit ...........................................  S-127
   Advances .............................................................  S-128
   P&I Advances .........................................................  S-128
   Servicing Advances ...................................................  S-130
   Recovery of Advances .................................................  S-131
   Appraisal Reductions .................................................  S-132
   Reports to Certificateholder; Certain Available Information ..........  S-135
   Voting Rights ........................................................  S-139
   Termination; Retirement of Certificates ..............................  S-139
   The Trustee ..........................................................  S-140
   The Fiscal Agent .....................................................  S-141
SERVICING OF THE MORTGAGE LOANS .........................................  S-142
   General ..............................................................  S-142
   The Master Servicer ..................................................  S-146
   The Special Servicer .................................................  S-146
   Replacement of the Special Servicer ..................................  S-147
   Servicing and Other Compensation and Payment of Expenses .............  S-147
   Maintenance of Insurance .............................................  S-150
   Modifications, Waivers and Amendments ................................  S-151
   Limitation on Liability of Directing Certificateholder ...............  S-153
   Sale of Defaulted Mortgage Loans .....................................  S-153
   Realization Upon Defaulted Mortgage Loans ............................  S-155
   Inspections; Collection of Operating Information .....................  S-157
   Certain Matters Regarding the Master Servicer, the Special
      Servicer and the Depositor ........................................  S-157
   Events of Default ....................................................  S-159
   Rights Upon Event Of Default .........................................  S-160
   Amendment ............................................................  S-161
   Rights of the Holder of the Lakeside Mall Pari Passu Loan ............  S-163
   Rights of the Holder of the 63 Madison Avenue Pari Passu Loans .......  S-165
   Servicing of the Strategic Hotel Portfolio Mortgage Loan .............  S-167
   Rights of the Holder of the Hope Square Professional Building B Note . S-172 YIELD AND MATURITY
   CONSIDERATIONS .......................................................  S-173
   Yield Considerations .................................................  S-173
   Weighted Average Life ................................................  S-176
   Yield Sensitivity of the Class X-P Certificates ......................  S-183
CERTAIN FEDERAL INCOME TAX CONSEQUENCES .................................  S-184
METHOD OF DISTRIBUTION ..................................................  S-187
LEGAL MATTERS ...........................................................  S-188
RATINGS .................................................................  S-188
LEGAL INVESTMENT ........................................................  S-189
ERISA CONSIDERATIONS ....................................................  S-189
INDEX OF PRINCIPAL DEFINITIONS ..........................................  S-192

ANNEX A-1--CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
   PROPERTIES
ANNEX A-2--CERTAIN CHARACTERISTICS OF THE MULTIFAMILY MORTGAGE LOANS AND
   MORTGAGED PROPERTIES
ANNEX A-3--CERTAIN ADDITIONAL MORTGAGE LOAN INFORMATION
ANNEX A-4--RATES TO BE USED IN DETERMINING CLASS X-C AND CLASS X-P PASS-THROUGH
   RATES
ANNEX A-5--Class a-ab planned principal balance
ANNEX B--COLLATERAL TERM SHEET

                             SUMMARY OF CERTIFICATES

------------------------------------------------------------------------------------------------------------------------------------
           INITIAL CLASS                                                     INITIAL
            CERTIFICATE      APPROX-                                          PASS-    WEIGHTED              EXPECTED
            BALANCE OR        IMATE     PASS-THROUGH       ASSUMED FINAL     THROUGH    AVERAGE               RATINGS
             NOTIONAL        CREDIT         RATE           DISTRIBUTION       RATE       LIFE     CUSIP     (S&P/FITCH/    PRINCIPAL
  CLASS      AMOUNT(1)       SUPPORT     DESCRIPTION          DATE(5)       (APPROX.)  (YRS.)(6)   NO.         DBRS)       WINDOW(6)
------------------------------------------------------------------------------------------------------------------------------------
OFFERED CERTIFICATES
------------------------------------------------------------------------------------------------------------------------------------
 A-1(7)    $   76,758,000    20.000%      Fixed(3)       November 10, 2009       %        2.59              AAA/AAA/AAA      1-57
------------------------------------------------------------------------------------------------------------------------------------
 A-2(7)    $  419,364,000    20.000%      Fixed(3)       February 10, 2010       %        4.85              AAA/AAA/AAA      57-60
------------------------------------------------------------------------------------------------------------------------------------
 A-3(7)    $  155,543,000    20.000%      Fixed(3)       January 10, 2012        %        6.59              AAA/AAA/AAA      70-83
------------------------------------------------------------------------------------------------------------------------------------
 A-4(7)    $   36,998,000    20.000%      Fixed(3)       January 10, 2014        %        8.64              AAA/AAA/AAA     103-107
------------------------------------------------------------------------------------------------------------------------------------
 A-AB(7)   $   49,587,000    20.000%      Fixed(3)         July 10, 2014         %        7.30              AAA/AAA/AAA     60-113
------------------------------------------------------------------------------------------------------------------------------------
 A-5(7)    $  481,049,000    20.000%      Fixed(3)       January 10, 2015        %        9.81              AAA/AAA/AAA     113-119
------------------------------------------------------------------------------------------------------------------------------------
 A-1A(7)   $  146,374,000    20.000%      Fixed(3)       January 10, 2015        %        7.20              AAA/AAA/AAA      1-119
------------------------------------------------------------------------------------------------------------------------------------
   A-J     $  113,095,000    13.375%      Fixed(3)       January 10, 2015        %        9.88              AAA/AAA/AAA     119-119
------------------------------------------------------------------------------------------------------------------------------------
                                          Variable
   X-P     $1,656,689,000      N/A    Interest Only (2)  February 10, 2012       %         N/A              AAA/AAA/AAA       N/A
------------------------------------------------------------------------------------------------------------------------------------
    B      $   42,677,000    10.875%      Fixed(3)       February 10, 2015       %        9.92               AA/AA/AA       119-120
------------------------------------------------------------------------------------------------------------------------------------
    C      $   17,071,000    9.875%       Fixed(3)       February 10, 2015       %        9.96            AA-/AA-/AA(Low)   120-120
------------------------------------------------------------------------------------------------------------------------------------
    D      $   27,740,000    8.250%       Fixed(3)       February 10, 2015       %        9.96                 A/A/A        120-120
------------------------------------------------------------------------------------------------------------------------------------
    E      $   14,937,000    7.375%       Fixed(3)       February 10, 2015       %        9.96             A-/A-/A(Low)     120-120
------------------------------------------------------------------------------------------------------------------------------------
NON-OFFERED CERTIFICATES
------------------------------------------------------------------------------------------------------------------------------------
                                          Variable
   X-C     $1,707,091,868      N/A    Interest Only (2)  February 10, 2020       %         N/A              AAA/AAA/AAA       N/A
------------------------------------------------------------------------------------------------------------------------------------
    F      $   23,473,000    6.000%       Fixed(3)       February 10, 2015       %        9.96          BBB+/BBB+/BBB(High) 120-120
------------------------------------------------------------------------------------------------------------------------------------
    G      $   14,937,000    5.125%       Fixed(3)       February 10, 2015       %        9.96              BBB/BBB/BBB     120-120
------------------------------------------------------------------------------------------------------------------------------------
    H      $   25,606,000    3.625%       Fixed(3)         May 10, 2015          %        9.99          BBB-/BBB-/BBB(Low)  120-123
------------------------------------------------------------------------------------------------------------------------------------
    J      $    4,268,000    3.375%       Fixed(4)         May 10, 2015          %       10.21           BB+/BB+/BB(High)   123-123
------------------------------------------------------------------------------------------------------------------------------------
    K      $    8,535,000    2.875%       Fixed(4)         May 10, 2015          %       10.21               BB/BB/BB       123-123
------------------------------------------------------------------------------------------------------------------------------------
    L      $   10,670,000    2.250%       Fixed(4)         May 10, 2015          %       10.21            BB-/BB-/BB(Low)   123-123
------------------------------------------------------------------------------------------------------------------------------------
    M      $    2,134,000    2.125%       Fixed(4)         May 10, 2015          %       10.21             B+/B+/B(High)    123-123
------------------------------------------------------------------------------------------------------------------------------------
    N      $    6,401,000    1.750%       Fixed(4)         May 10, 2015          %       10.21                 B/B/B        123-123
------------------------------------------------------------------------------------------------------------------------------------
    O      $    4,268,000    1.500%       Fixed(4)         May 10, 2015          %       10.21             B-/B-/B(Low)     123-123
------------------------------------------------------------------------------------------------------------------------------------
    P      $   25,606,868    0.000%       Fixed(4)       February 10, 2020       %       14.30               NR/NR/NR       123-180
------------------------------------------------------------------------------------------------------------------------------------

(1)   Approximate, subject to a permitted variance of plus or minus 10%.

(2) The aggregate amount of interest accrued on the Class X-C and Class X-P certificates will generally be equal to interest accrued on the stated principal balance of the mortgage loans at the excess, if any, of (1) the weighted average of the net mortgage interest rates of the mortgage loans determined without regard to any reductions in the interest rate resulting from modification of the mortgage loans (in each case converted to a rate expressed on the basis of a 360-day year consisting of twelve 30-day months), over (2) the weighted average of the pass-through rates of the other certificates (other than the Class S certificates and the residual certificates) as described in this prospectus supplement. The pass-through rates on the Class X-C and Class X-P certificates will be based on the weighted average of the interest strip rates of the components of the Class X-C and Class X-P certificates, which will be based on the net mortgage rates applicable to the mortgage loans as of the preceding distribution date minus the pass-through rates of such components. See "DESCRIPTION OF THE CERTIFICATES--DISTRIBUTIONS" in this prospectus supplement.

      With respect to the Strategic Hotel Portfolio mortgage loan (identified as Loan No. 20 on Annex A-1 to this prospectus supplement), representing approximately 1.45% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 1.59% of the aggregate principal balance of loan group 1 as of the cut-off date), the related mortgaged properties also secure subordinate mortgage loans. The Class X-C and Class X-P certificates were structured assuming that such subordinate loans absorb any loss prior to the related mortgage loan. For more information regarding these loans, see "DESCRIPTION OF THE MORTGAGE POOL--THE STRATEGIC HOTEL PORTFOLIO MORTGAGE LOAN" in this prospectus supplement.

(3) The Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-5, Class A-1A, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates will each accrue interest at either (i) a fixed rate, (ii) a fixed rate subject to a cap at the weighted average of the net mortgage interest rates of the mortgage loans, (iii) a rate equal to the weighted average of the net mortgage interest rates of the mortgage loans less a specified percentage or (iv) a rate equal to the weighted average of the net mortgage interest rate of the mortgage loans.

(4) The Class J, Class K, Class L, Class M, Class N, Class O and Class P certificates will each accrue interest at a fixed rate subject to a cap at the weighted average of the net mortgage interest rates of the mortgage loans.

(5) The assumed final distribution dates set forth in this prospectus supplement have been determined on the basis of the assumptions described in "DESCRIPTION OF THE CERTIFICATES--ASSUMED FINAL DISTRIBUTION DATE; RATED FINAL DISTRIBUTION DATE" in this prospectus supplement. The rated final distribution date for each class of certificates is June 10, 2048, which is the first distribution date after the 36th month following the end of the stated amortization term for the mortgage loan that, as of the cut-off date, will have the longest remaining amortization term. See "DESCRIPTION OF THE CERTIFICATES--ASSUMED FINAL DISTRIBUTION DATE; RATED FINAL DISTRIBUTION DATE" in this prospectus supplement.

(6) The weighted average life and period during which distributions of principal would be received set forth in the foregoing table with respect to each class of certificates is based on the assumptions set forth under "YIELD AND MATURITY CONSIDERATIONS--WEIGHTED AVERAGE LIFE" in this prospectus supplement and on the assumptions that there are no prepayments (other than on each anticipated prepayment date, if any) or losses on the mortgage loans and that there are no extensions of maturity dates of mortgage loans. The weighted average life has been rounded to the second decimal place.

(7) For purposes of making distributions to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-5 and Class A-1A certificates, the pool of mortgage loans will be deemed to consist of two distinct loan groups, loan group 1 and loan group 2. Loan group 1 will consist of 117 mortgage loans, representing approximately 91.43% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Loan group 2 will consist of 13 mortgage loans, representing approximately 8.57% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Loan group 2 will include approximately 45.70% of the aggregate principal balance of all the mortgage loans secured by multifamily properties.

      So long as funds are sufficient on any distribution date to make distributions of all interest on such distribution date to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-5, Class A-1A, Class X-C and Class X-P certificates, interest distributions on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class A-5 certificates will be based upon amounts available relating to mortgage loans in loan group 1 and interest distributions on the Class A-1A certificates will be based upon amounts available relating to mortgage loans in loan group 2.

      In addition, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class A-5 certificates will be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group 1 and, after the certificate principal balance of the Class A-1A certificates has been reduced to zero, distributions of principal collected or advanced in respect of mortgage loans in loan group 2. The Class A-1A certificates will be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group 2 and, after the certificate principal balance of the Class A-5 certificates has been reduced to zero, distributions of principal collected or advanced in respect of mortgage loans in loan group 1. However, on and after any distribution date on which the certificate principal balances of the Class B through Class P certificates have been reduced to zero, distributions of principal collected or advanced in respect of the pool of mortgage loans will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-5 and Class A-1A certificates, PRO RATA.

      THE CLASS X-C, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS N, CLASS O AND CLASS P CERTIFICATES ARE NOT OFFERED BY THIS PROSPECTUS SUPPLEMENT. THE CLASS S, CLASS R AND CLASS LR CERTIFICATES ARE NOT OFFERED BY THIS PROSPECTUS SUPPLEMENT OR REPRESENTED IN THIS TABLE.

--------------------------------------------------------------------------------

                                SUMMARY OF TERMS

      THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROSPECTUS SUPPLEMENT. IT DOES NOT CONTAIN ALL OF THE INFORMATION YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THE OFFERED CERTIFICATES, READ THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS CAREFULLY.

                           RELEVANT PARTIES AND DATES

Depositor ......................    GE Commercial Mortgage Corporation, a
                                    Delaware corporation. The principal
                                    executive offices of the depositor are
                                    located at 292 Long Ridge Road, Stamford,
                                    Connecticut 06927 and its telephone number is (203) 357-4000. The depositor is a wholly-owned subsidiary of General Electric
                                    Capital Corporation. All outstanding common stock of General Electric Capital
                                    Corporation is owned by General Electric
                                    Capital Services, Inc., the common stock of which is in turn wholly owned directly or indirectly by The General Electric Company.
                                    See "THE DEPOSITOR" in the prospectus.

Master Servicer ................    GEMSA Loan Services, L.P., a Delaware
                                    limited partnership. The principal servicing offices of the master servicer are located at 1500 City West Boulevard, Suite 200,
                                    Houston, Texas 77042. GEMSA Loan Services,
                                    L.P. is a joint venture owned by GECIA
                                    Holdings, Inc., an affiliate of the
                                    depositor and of L.J. Melody & Company. The master servicer will be responsible for the servicing of all of the mortgage loans, except that the Strategic Hotel Portfolio mortgage loan (identified as Loan No. 20 on Annex A-1 to this prospectus supplement) will be serviced by GEMSA Loan Services, L.P. pursuant to the terms of the pooling and servicing agreement relating to the GE
                                    Commercial Mortgage Corporation Commercial
                                    Mortgage Pass-Through Certificates, Series
                                    2004-C3. See "--THE MORTGAGE LOANS--THE
                                    STRATEGIC HOTEL PORTFOLIO MORTGAGE LOAN" below.

                                    Under the pooling and servicing agreement, the master servicer is permitted to hire sub-servicers with respect to its primary servicing duties, and it has informed the depositor that it intends to use one or more sub-servicers selected by the mortgage loan sellers with respect to certain of the mortgage loans. In particular, the master servicer has informed the depositor that Bank of America, N.A. will act as sub-servicer with respect to certain of the mortgage loans originated by Bank of America, N.A. and that Midland Loan Services, Inc. will act as sub-servicer with respect to the Lakeside Mall mortgage loan and the related PARI PASSU loan. See "SERVICING OF THE MORTGAGE LOANS--THE MASTER SERVICER" in this prospectus supplement.

Special Servicer ...............    Lennar Partners, Inc., a Florida
                                    corporation. Lennar Partners, Inc.'s address is 1601 Washington Avenue, Suite 800, Miami
                                    Beach, Florida 33139, and its telephone
                                    number is (305) 695-5500. The special
                                    servicer will initially be responsible for the special servicing of the mortgage loans, except that the Strategic Hotel Portfolio mortgage loan will be specially serviced by Lennar Partners, Inc. pursuant to the terms of the pooling and servicing

--------------------------------------------------------------------------------

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                                    agreement relating to the GE Commercial
                                    Mortgage Corporation Commercial Mortgage
                                    Pass-Through Certificates, Series 2004-C3.
                                    See "--THE MORTGAGE LOANS--THE STRATEGIC
                                    HOTEL PORTFOLIO MORTGAGE LOAN" below.

                                    Under the pooling and servicing agreement, the special servicer is permitted to hire sub-servicers with respect to its special servicing duties. See "SERVICING OF THE MORTGAGE LOANS--THE SPECIAL SERVICER" in this prospectus supplement.

Trustee ........................    LaSalle Bank National Association, a
                                    national banking association. The trustee's address is 135 South LaSalle Street, Suite
                                    1625, Chicago, Illinois 60603, Attention:
                                    Global Securitization Trust Services
                                    Group--GECMC 2005-C1, and its telephone
                                    number is (312) 904-9387. See "DESCRIPTION
                                    OF THE CERTIFICATES--THE TRUSTEE" in this prospectus supplement.

Fiscal Agent ...................    ABN AMRO Bank N.V., a Netherlands banking
                                    corporation and indirect corporate parent of the trustee.

Mortgage Loan Sellers ..........    General Electric Capital Corporation, a
                                    Delaware corporation, German American
                                    Capital Corporation, a Maryland corporation, and Bank of America, N.A., a national banking association. General Electric
                                    Capital Corporation is the parent of the depositor and an affiliate of GEMSA Loan
                                    Services, L.P., the master servicer. German
                                    American Capital Corporation is an affiliate of Deutsche Bank Securities Inc., one of the underwriters. Bank of America, N.A. is an affiliate of Banc of America Securities LLC, one of the underwriters. See "DESCRIPTION OF
                                    THE MORTGAGE POOL--THE MORTGAGE LOAN
                                    SELLERS" in this prospectus supplement.

                                          SELLERS OF THE MORTGAGE LOANS

                                                                             AGGREGATE
                                                                             PRINCIPAL                  % OF       % OF
                                                                              BALANCE        % OF      INITIAL    INITIAL
                                                              NUMBER OF       OF THE        INITIAL     LOAN       LOAN
                                                               MORTGAGE      MORTGAGE        POOL      GROUP 1    GROUP 2
                                    SELLER                      LOANS        LOANS(1)       BALANCE    BALANCE    BALANCE
                                    ------------------------    -----        --------       -------    -------    -------
                                    General Electric Capital
                                      Corporation ..........        93    $  925,863,173     54.24%     51.20%     86.61%
                                    German American Capital
                                      Corporation ..........        18       439,942,552     25.77      27.40       8.42
                                    Bank of America, N.A ...        19       341,286,144     19.99      21.40       4.97
                                                                ------    --------------    ------     ------     ------
                                    Total ..................       130    $1,707,091,869    100.00%    100.00%    100.00%
                                                                ======    ==============    ======     ======     ======

                                    ----------
                                    (1) Subject to a permitted variance of plus
                                        or minus 10%.

Cut-off Date ...................    February 1, 2005.

Closing Date ...................    On or about February __, 2005.

Distribution Date ..............    The 10th day of each month or, if such 10th
                                    day is not a business day, the business day immediately following such 10th day, beginning in March 2005.

Interest Accrual Period ........    Interest will accrue on the offered
                                    certificates during the calendar month prior to the related distribution date and will be calculated assuming that each month has 30 days and each year has 360 days.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Due Period .....................    The period commencing on the day immediately
                                    succeeding the due date of a mortgage loan occurring in the month preceding the month in which the related distribution date occurs (and, in the case of the first distribution date, the period commencing on the cut-off date) and ending on the due date occurring in the month in which the related distribution date occurs. Notwithstanding the foregoing, in the event that the last day of a due period (or applicable grace period) is not a business day, any payments received with respect to the mortgage loans relating to the related due period on the business day immediately following that day will be deemed to have been received during such due period and not during any other due period.

Determination Date .............    The earlier of (i) the sixth day of the
                                    month in which the related distribution date occurs, or if such sixth day is not a business day, then the immediately preceding business day, and (ii) the fourth business day prior to the related distribution date.

                               OFFERED SECURITIES

General ........................    We are offering the following thirteen
                                    classes of commercial mortgage pass-through certificates as part of Series 2005-C1:

                                    o  Class A-1
                                    o  Class A-2
                                    o  Class A-3
                                    o  Class A-4
                                    o  Class A-AB
                                    o  Class A-5
                                    o  Class A-1A
                                    o  Class A-J
                                    o  Class X-P
                                    o  Class B
                                    o  Class C
                                    o  Class D
                                    o  Class E

                                    Series 2005-C1 will consist of a total of 27 classes, the following 14 of which are not being offered through this prospectus supplement and the accompanying prospectus:
                                    Class X-C, Class F, Class G, Class H, Class
                                    J, Class K, Class L, Class M, Class N, Class
                                    O, Class P, Class S, Class R and Class LR.

                                    The Series 2005-C1 certificates will
                                    collectively represent beneficial ownership interests in a trust created by GE Commercial Mortgage Corporation. The trust's assets will primarily be 130 mortgage loans secured by first liens on 141 commercial, multifamily and manufactured housing community properties.

Certificate Principal and
  Notional Amounts .............    Your certificates will have the approximate
                                    aggregate initial principal or notional
                                    amount set forth below, subject to a
                                    variance of plus or minus 10%:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                    Class A-1 .. $   76,758,000 principal amount
                                    Class A-2 .. $  419,364,000 principal amount
                                    Class A-3 .. $  155,543,000 principal amount
                                    Class A-4 .. $   36,998,000 principal amount
                                    Class A-AB . $   49,587,000 principal amount
                                    Class A-5 .. $  481,049,000 principal amount
                                    Class A-1A . $  146,374,000 principal amount
                                    Class A-J .. $  113,095,000 principal amount
                                    Class X-P .. $1,656,689,000 notional amount
                                    Class B .... $   42,677,000 principal amount
                                    Class C .... $   17,071,000 principal amount
                                    Class D .... $   27,740,000 principal amount
                                    Class E .... $   14,937,000 principal amount

                                    See "DESCRIPTION OF THE
                                    CERTIFICATES--GENERAL" in this prospectus supplement.

                                    The Class X-C and Class X-P certificates will not have certificate balances or entitle their holders to distributions of principal. The Class X-C and Class X-P certificates will, however, represent the right to receive distributions of interest accrued as described in this prospectus supplement on a notional amount. The notional amount of the Class X-C certificates will be based on the aggregate of the certificate balances of all of the certificates (other than the Class X-C, Class X-P, Class S, Class R and Class LR certificates). The notional amount of the Class X-P Certificates, for any distribution date, will equal the sum of the principal balances of one or more classes of principal balance certificates or designated components of those classes, and those classes and components and their principal balances will vary over time. We describe the classes of certificates and designated components of those classes that will form part of the total notional amount of the Class X-P certificates for each distribution date, under "DESCRIPTION OF THE CERTIFICATES--GENERAL" in this prospectus supplement.

Pass-Through Rates

A.  Offered Certificates .......    Your certificates will accrue interest at an
                                    annual rate called a pass-through rate which is set forth below for each class of certificates:

                                    Class A-1(1) ..................            %
                                    Class A-2(1) ..................            %
                                    Class A-3(1) ..................            %
                                    Class A-4(1) ..................            %
                                    Class A-AB(1) .................            %
                                    Class A-5(1) ..................            %
                                    Class A-1A(1) .................            %
                                    Class A-J(1) ..................            %
                                    Class X-P .....................            %
                                    Class B(1) ....................            %
                                    Class C(1) ....................            %
                                    Class D(1) ....................            %
                                    Class E(1) ....................            %

                                    ----------
                                    (1) The Class A-1, Class A-2, Class A-3,
                                    Class A-4, Class A-AB, Class A-5, Class
                                    A-1A, Class A-J, Class B, Class C, Class D and Class E certificates will each accrue interest at either (i) a fixed rate, (ii) a fixed rate subject to a cap at the weighted average of the net mortgage interest rates of the mortgage loans, (iii) a rate equal to the weighted average of the net mortgage interest rates of the mortgage loans less a specified percentage or (iv) a rate equal to the weighted average of the net mortgage interest rate of the mortgage loans.

--------------------------------------------------------------------------------

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                                    The pass-through rate for the Class X-C
                                    certificates for each distribution date will equal the weighted average of certain strip rates applicable to the respective classes of principal balance certificates or to designated components of those classes, with the relevant weighting to be done based upon the relative sizes of those classes or components. In that regard, although the outstanding principal balance of each class of principal balance certificates is represented in the total notional amount of the Class X-C certificates, in the case of one or more classes of principal balance certificates, that principal balance is divided into two or more components for purposes of the calculation of the pass-through rate for the Class X-C certificates from time to time. The pass-through rate for the Class X-P certificates, for each distribution date through and including the distribution date related to the distribution date, will equal the weighted average of certain respective strip rates applicable to certain classes of principal balance certificates or designated components of those classes that in either case form a part of the total notional amount of the Class X-P certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those classes or components. We describe the strip rates applicable to the calculation of the pass-through rates for the Class X-C and X-P certificates under "DESCRIPTION OF THE
                                    CERTIFICATES--DISTRIBUTIONS--PASS-THROUGH
                                    RATES" in this prospectus supplement.

B.   Interest Rate Calculation
     Convention ................    Interest on your certificates will be
                                    calculated based on a 360-day year
                                    consisting of twelve 30-day months (I.E., a 30/360 basis).

                                    For purposes of calculating the limit on the pass-through rates on any class of certificates subject to the weighted average net mortgage rate and certain non-offered certificates, the mortgage loan interest rates will not reflect any default interest rate, any rate increase occurring after an anticipated prepayment date, any loan term modifications agreed to by the special servicer or any modifications resulting from a borrower's bankruptcy or insolvency. For purposes of calculating the pass-through rates on the certificates, the interest rate for each mortgage loan that accrues interest based on the actual number of days in each month and assuming a 360-day year will be recalculated, if necessary, so that the amount of interest that would accrue at that recalculated rate in the applicable month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in "DESCRIPTION OF THE
                                    CERTIFICATES--DISTRIBUTIONS--PASS-THROUGH
                                    RATES" and "--DISTRIBUTIONS--INTEREST
                                    DISTRIBUTION AMOUNT" in this prospectus
                                    supplement.

Distributions

A.   Amount and Order of
     Distributions .............    For purposes of making distributions to the
                                    Class A-1, Class A-2, Class A-3, Class A-4,
                                    Class A-AB, Class A-5 and Class A-1A
                                    certificates, the pool of mortgage loans will be deemed to consist of two distinct groups, loan group 1 and loan group 2. Loan

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                    group 1 will consist of 117 mortgage loans, representing approximately 91.43% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, and loan group 2 will consist of 13 mortgage loans, representing approximately 8.57% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Loan group 2 will include approximately 45.70% of the aggregate principal balance of all the mortgage loans secured by multifamily properties. Annex A-1 to this prospectus supplement will set forth the loan group designation with respect to each mortgage loan.

                                    On each distribution date, funds from the mortgage loans available for distribution to the certificates, net of specified trust expenses, will be distributed, to the extent available, in the following order of priority:

                                    FIRST/CLASS A-1, CLASS A-2, CLASS A-3, CLASS
                                    A-4, CLASS A-AB, CLASS A-5, CLASS A-1A,
                                    CLASS X-C AND CLASS X-P CERTIFICATES: To pay interest, concurrently,

                                    o   on the Class A-1, Class A-2, Class A-3,
                                        CLASS A-4, Class A-AB and Class A-5
                                        certificates from the portion of the
                                        available distribution amount for such
                                        distribution date that is attributable
                                        to the mortgage loans in loan group 1,
                                        in each case in accordance with their
                                        interest entitlements;

                                    o   on the Class A-1A certificates from the
                                        portion of the available distribution
                                        amount for such distribution date that
                                        is attributable to the mortgage loans in loan group 2; and

                                    o   on the Class X-C and Class X-P
                                        certificates, from the available
                                        distribution amount, in each case in
                                        accordance with their interest
                                        entitlements.

                                    However, if on any distribution date, the available distribution amount (or applicable portion thereof) is insufficient to pay in full the total amount of interest to be paid to any of the classes described above, the available distribution amount will be allocated among all these classes PRO RATA in accordance with their interest entitlements.

                                    SECOND/CLASS A-1, CLASS A-2, CLASS A-3,
                                    CLASS A-4, CLASS A-AB, CLASS A-5 AND CLASS
                                    A-1A CERTIFICATES: To the extent of amounts then required to be distributed as principal,

                                    (A) to the Class A-1, Class A-2, Class A-3,
                                        CLASS A-4, Class A-AB and Class A-5
                                        certificates:

                                    o   FIRST, to the Class A-AB certificates,
                                        available principal received from loan
                                        group 1 and, after the Class A-1A
                                        certificates have been reduced to zero,
                                        available principal received from loan
                                        group 2 remaining after payments to the
                                        Class A-1A certificates have been made,
                                        until the principal balance of the Class
                                        A-AB certificates is reduced to the
                                        planned principal balance set forth on
                                        Annex A-5 to this prospectus supplement,

--------------------------------------------------------------------------------

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                                    o   SECOND, to the Class A-1 certificates,
                                        available principal received from loan
                                        group 1 remaining after distributions in respect of principal to the Class A-AB certificates and, after the Class A-1A certificates have been reduced to zero, available principal received from loan group 2 remaining after payments to the Class A-1A and Class A-AB certificates have been made, until the principal balance of the Class A-1 certificates is reduced to zero,

                                    o   THIRD, to the Class A-2 certificates,
                                        available principal received from loan
                                        group 1 remaining after distributions in respect of principal to the Class A-AB and Class A-1 certificates and, after the Class A-1A certificates have been reduced to zero, available principal received from loan group 2 remaining after payments to the Class A-1A, Class A-AB and Class A-1 certificates have been made, until the principal balance of the Class A-2 certificates is reduced to zero,

                                    o   FOURTH, to the Class A-3 certificates,
                                        available principal received from loan
                                        group 1 remaining after distributions in respect of principal to the Class A-AB, Class A-1 and Class A-2 certificates and, after the Class A-1A certificates have been reduced to zero, available principal received from loan group 2 remaining after payments to the Class A-1A, Class A-AB, Class A-1 and Class A-2 certificates have been made, until the principal balance of the Class A-3 certificates is reduced to zero, and

                                    o   FIFTH, to the Class A-4 certificates,
                                        available principal received from loan
                                        group 1 remaining after distributions in respect of principal to the Class A-AB, Class A-1, Class A-2 and Class A-3 certificates, and, after the Class A-1A certificates have been reduced to zero, available principal received from loan group 2 remaining after payments to the Class A-1A, Class A-AB, Class A-1, Class A-2 and Class A-3 certificates have been made, until the principal balance of the Class A-4 certificates is reduced to zero, and

                                    o   SIXTH, to the Class A-AB certificates,
                                        available principal received from loan
                                        group 1 remaining after distributions in respect of principal to the Class A-AB, Class A-1, Class A-2, Class A-3 and Class A-4 certificates and, after the Class A-1A certificates have been reduced to zero, available principal received from loan group 2 remaining after payments to the Class A-1A, Class A-AB, Class A-1, Class A-2, Class A-3 and Class A-4 certificates have been made, until the principal balance of the Class A-AB certificates is reduced to zero, and

                                    o   SEVENTH, to the Class A-5 certificates,
                                        available principal received from loan
                                        group 1 remaining after distributions in respect of principal to the Class A-AB, Class A-1, Class A-2, Class A-3 and Class A-4 certificates, and, after the Class A-1A certificates have been reduced to zero, available principal received from loan group 2 remaining after payments to the Class A-1A, Class A-AB, Class A-1, Class A-2, Class A-3 and

--------------------------------------------------------------------------------

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                                        Class A-4 certificates have been made,
                                        until the principal balance of the Class
                                        A-5 certificates is reduced to zero, and

                               (B) to the Class A-1A certificates, available principal received from loan group 2 and, after the Class A-5 certificates have been reduced to zero, available principal received from loan group 1 remaining after payments to the Class A-AB, Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificates have been made, until the principal balance of the Class A-1A certificates is reduced to zero.

                                    If the principal amount of each class of principal balance certificates other than the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-5 and Class A-1A certificates has been reduced to zero as a result of losses on the mortgage loans or has been deemed reduced to zero as a result of appraisal reductions on the mortgage loans (without regard to any collateral support deficit remaining unreimbursed), principal received from loan group 1 and loan group 2 will be distributed among the outstanding Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-5 and Class A-1A certificates, PRO RATA.

                                    THIRD/CLASS A-1, CLASS A-2, CLASS A-3, Class
                                    A-4, CLASS A-AB, CLASS A-5 AND CLASS A-1A
                                    CERTIFICATES: To reimburse the Class A-1,
                                    Class A-2, Class A-3, Class A-4, Class A-AB,
                                    Class A-5 and Class A-1A certificates, PRO
                                    RATA, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, together with interest.

                                    FOURTH/CLASS A-J CERTIFICATES:

                                    o to interest on Class A-J certificates in accordance with its interest entitlement;

                                    o   to the extent of funds allocated to
                                        principal remaining after distributions
                                        in respect of principal to each class
                                        with a higher priority (in this case,
                                        Class A-1, Class A-2, Class A-3, Class
                                        A-4, Class A-AB, Class A-5 and Class
                                        A-1A certificates), to principal on
                                        Class A-J until reduced to zero; and

                                    o   to reimburse Class A-J certificates for
                                        any previously unreimbursed losses on
                                        the mortgage loans allocable to
                                        principal that were previously borne by
                                        that class, together with interest.

                                    FIFTH/CLASS B CERTIFICATES: To Class B
                                    certificates in a manner analogous to the Class A-J certificates allocations of priority Fourth above.

                                    SIXTH/CLASS C CERTIFICATES: To Class C
                                    certificates in a manner analogous to the Class A-J certificates allocations of priority Fourth above.

                                    SEVENTH/CLASS D CERTIFICATES: To Class D certificates in a manner analogous to the Class A-J certificates allocations of priority Fourth above.

                                    EIGHTH/CLASS E CERTIFICATES: To Class E
                                    certificates in a manner analogous to the Class A-J certificates allocations of priority Fourth above.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                    NINTH/NON-OFFERED CERTIFICATES (OTHER THAN
                                    THE CLASS X-C AND CLASS S CERTIFICATES): In the amounts and order of priority described in "DESCRIPTION OF THE
                                    CERTIFICATES--DISTRIBUTIONS--PRIORITY" in
                                    this prospectus supplement.

B.   Interest and Principal
     Entitlements ..............    A description of each class's interest
                                    entitlement can be found in "DESCRIPTION OF
                                    THE CERTIFICATES--DISTRIBUTIONS--INTEREST
                                    DISTRIBUTION AMOUNT" in this prospectus
                                    supplement.

                                    A description of the amount of principal required to be distributed to the classes entitled to principal on a particular distribution date also can be found in "DESCRIPTION OF THE
                                    CERTIFICATES--DISTRIBUTIONS--PRINCIPAL
                                    DISTRIBUTION AMOUNT" in this prospectus
                                    supplement.

C.   Yield Maintenance Charges .    Yield maintenance charges with respect to
                                    the mortgage loans included in loan group 1
                                    will be allocated between the Class A-1
                                    through Class H certificates (excluding the Class A-1A certificates) and the Class X-C certificates by using the Base Interest
                                    Fraction, as defined herein.

                                    Yield maintenance charges with respect to mortgage loans included in loan group 2 will be allocated between the Class A-1A and Class X-C certificates by using the Base Interest Fraction, as defined herein.

                                    Yield maintenance charges paid by the
                                    related mortgage loan seller upon a
                                    repurchase of one mortgage loan (identified as Loan No. 12 on Annex A-1 to this prospectus supplement) by that mortgage loan seller will be allocated between the Class X-P and Class X-C certificates __% and __%, respectively.

                                    For an explanation of the calculation of yield maintenance charges, see "DESCRIPTION OF THE MORTGAGE POOL--CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS--PREPAYMENT PROVISIONS" in this prospectus supplement.

                                    See "DESCRIPTION OF THE
                                    CERTIFICATES--ALLOCATION OF YIELD
                                    MAINTENANCE Charges" in this prospectus
                                    supplement.

Subordination

A.   General ...................    The chart below describes the manner in
                                    which the payment rights of certain classes will be senior or subordinate, as the case may be, to the payment rights of other classes. The chart shows the entitlement to receive principal and interest (other than excess interest) on any distribution date in descending order (beginning with the Class
                                    A-1, Class A-2, Class A-3, Class A-4, Class
                                    A-AB, Class A-5, Class A-J, Class A-1A,
                                    Class X-C and Class X-P certificates). It also shows the manner in which mortgage loan losses are allocated in ascending order
                                    (beginning with the other Series 2005-C1 certificates that are not being offered by this prospectus supplement). However, no principal payments or mortgage loan losses allocable to principal will be allocated to the Class X-C and Class X-P certificates, although mortgage loan losses will reduce the notional amount of the Class X-C and Class X-P certificates and, therefore, the amount of interest they accrue.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         -------------------------------------------------------
                         Class A-1(*), Class A-2(*), Class A-3(*), Class A-4(*),
                            Class A-AB(*)(**), Class A-5(*), Class A-1A(*),
                                    Class X-C(***) and Class X-P(***)
                         -------------------------------------------------------
                                                     |
                                                     |
                                            ------------------
                                                Class A-J
                                            ------------------
                                                     |
                                                     |
                                            ------------------
                                                 Class B
                                            ------------------
                                                     |
                                                     |
                                            ------------------
                                                 Class C
                                            ------------------
                                                     |
                                                     |
                                            ------------------
                                                 Class D
                                            ------------------
                                                     |
                                                     |
                                            ------------------
                                                 Class E
                                            ------------------
                                                     |
                                                     |
                                                     |
                                                     |
                                            ------------------
                                               non-offered
                                            certificates(****)
                                            ------------------

                                    *   The Class A-1A certificates have a
                                        priority entitlement to principal
                                        payments received in respect of mortgage loans included in loan group 2. The Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class A-5 certificates have a priority entitlement to principal payments received in respect of mortgage loans included in loan group 1. See "DESCRIPTION OF THE CERTIFICATES--DISTRIBUTIONS--PRIORITY" in this prospectus supplement.

                                    ** The Class A-AB certificates have certain priority with respect to reducing the principal balance of such certificates to their planned principal balance, as described in this prospectus supplement.

                                    *** The Class X-C and Class X-P certificates
                                        are interest-only certificates. The
                                        Class X-C certificates are not offered
                                        hereby.

                                   **** Other than the Class X-C, Class S,
                                        Class R and Class LR certificates.

                                    No other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

                                    Any allocation of a loss to a class of
                                    principal balance certificates will reduce the principal amount of that class.

                                    See "DESCRIPTION OF THE CERTIFICATES" in this prospectus supplement.

B. Shortfalls in Available Funds    The following types of shortfalls in
                                    available funds will reduce distributions to the classes of certificates with the lowest payment priorities:

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                                      S-18

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                                    o   shortfalls resulting from additional
                                        compensation, other than the servicing
                                        fee, which the master servicer or the
                                        special servicer is entitled to receive;

                                    o   shortfalls resulting from interest on
                                        advances made by the master servicer,
                                        the special servicer, the trustee or the fiscal agent (to the extent not covered by default interest and late charges paid by the borrower as described herein);

                                    o   shortfalls resulting from the
                                        reimbursement of nonrecoverable advances made by the master servicer, the special servicer, the trustee or the fiscal agent;

                                    o   shortfalls resulting from extraordinary
                                        expenses of the trust; and

                                    o shortfalls resulting from a modification of a mortgage loan's interest rate or principal balance or from other unanticipated or default-related expenses of the trust.

                                    See "DESCRIPTION OF THE
                                    CERTIFICATES--DISTRIBUTIONS--PRIORITY" in
                                    this prospectus supplement.

                                    Shortfalls in available funds resulting from shortfalls in the collection of up to an entire month of interest due to unscheduled principal prepayments will generally be allocated to all classes of certificates (other than the Class X-C, Class X-P, Class S, Class R and Class LR certificates). In each case, such allocations will be made PRO RATA to such classes on the basis of their accrued interest and will reduce such classes' respective interest entitlements. See "DESCRIPTION OF THE
                                    CERTIFICATES--DISTRIBUTIONS" in this
                                    prospectus supplement.

Advances

A.   P&I Advances ..............    The master servicer is required to advance
                                    delinquent periodic mortgage loan payments unless it determines that the advance will not be recoverable from collections from the related borrower. The master servicer will not be required to advance balloon payments due at maturity in excess of the regular periodic payment (which would have been payable had the mortgage loan's balloon payment not been due and payable with respect to such distribution date), interest in excess of a mortgage loan's regular interest rate or yield maintenance charges.
                                    There may be other circumstances in which the master servicer will not be required to advance one full month of principal and/or interest. If the master servicer fails to make a required advance, the trustee will be required to make the advance. If the trustee fails to make a required advance, the fiscal agent will be required to make the advance.
                                    None of the master servicer, the trustee or the fiscal agent is required to advance amounts deemed nonrecoverable. In addition, the special servicer may, at its option, make a determination in accordance with the servicing standard, that an advance previously made or proposed to be made is nonrecoverable. Any such determination of which the master servicer, trustee or fiscal agent has notice

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                                      S-19

--------------------------------------------------------------------------------

                                    shall be binding and conclusive with respect to such party. If an interest advance is made, the master servicer will not advance its servicing fee, but will advance the trustee's fee. In addition, none of the master servicer, the trustee or the fiscal agent will be required to make an advance of principal or interest with respect to a loan that is not included in the trust (such as any PARI PASSU loan or subordinate loan).

                                    See "DESCRIPTION OF THE
                                    CERTIFICATES--ADVANCES--P&I ADVANCES" in this prospectus supplement.

B.   Servicing Advances ........    Except with respect to the Strategic Hotel
                                    Portfolio mortgage loan (identified as Loan
                                    No. 20 on Annex A-1 to this prospectus
                                    supplement), the master servicer may be
                                    required to make advances to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to protect and maintain the mortgaged property, to maintain the lien on the mortgaged property or enforce the related mortgage loan documents. If the master servicer or special servicer, as applicable, fails to make a required advance of this type, the trustee is required to make this advance. If the trustee fails to make a required advance of this type, the fiscal agent will be required to make this advance. None of the master servicer, the special servicer, the trustee or the fiscal agent is required to advance amounts deemed non-recoverable. In addition, the special servicer may, at its option, make a determination in accordance with the servicing standard, that an advance previously made or proposed to be made is nonrecoverable. Any such determination of which the master servicer, trustee or fiscal agent has notice shall be binding and conclusive with respect to such party.

                                    Servicing advances with respect to the
                                    Strategic Hotel Portfolio mortgage loan will be made by the master servicer, the special servicer or the trustee, as the case may be, under the pooling and servicing agreement relating to the GE Commercial Mortgage Corporation Commercial Mortgage Pass-Through Certificates, Series 2004-C3

                                    described below under "--THE MORTGAGE
                                    LOANS--THE STRATEGIC HOTEL PORTFOLIO
                                    MORTGAGE LOAN."

                                    See "DESCRIPTION OF THE
                                    CERTIFICATES--SERVICING ADVANCES" in this prospectus supplement.

C.   Interest on Advances ......    The master servicer, the special servicer,
                                    the trustee and the fiscal agent, as
                                    applicable, will be entitled to interest, compounded monthly, on all advances, at the "Prime Rate" as published in THE WALL STREET
                                    JOURNAL as described in this prospectus
                                    supplement; PROVIDED, HOWEVER, that with respect to advances for periodic mortgage loan payments made prior to the expiration of any grace period for such mortgage loan, interest on such advances will only accrue from and after the expiration of such grace period. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                    See "DESCRIPTION OF THE
                                    CERTIFICATES--ADVANCES" AND
                                    "--SUBORDINATION; ALLOCATION OF COLLATERAL
                                    SUPPORT DEFICIT AND CERTIFICATE DEFERRED
                                    INTEREST" in this prospectus supplement and "DESCRIPTION OF THE CERTIFICATES--ADVANCES IN RESPECT OF DELINQUENCIES" and "DESCRIPTION OF THE POOLING
                                    AGREEMENTS--CERTIFICATE ACCOUNT" in the
                                    prospectus.

Reports to Certificateholders ..    On each distribution date, the following
                                    reports, among others, will be available to certificateholders and will contain the information described under "DESCRIPTION OF
                                    THE CERTIFICATES--REPORTS TO
                                    CERTIFICATEHOLDERS; CERTAIN AVAILABLE
                                    INFORMATION" in this prospectus supplement:

                                    o   delinquent loan status report,

                                    o   historical liquidation report,

                                    o   historical loan modification and
                                        corrected mortgage loan report,

                                    o   REO status report,

                                    o   servicer watch list,

                                    o   comparative financial status report,

                                    o   loan level reserve/LOC report, and

                                    o   reconciliation of funds report.

                                    It is expected that each report will be in the form approved by the Commercial Mortgage Securities Association (to the extent that such report has been approved and to the extent that any changes thereto are reasonably acceptable to the master servicer or special servicer, as applicable). Upon reasonable prior notice, certificateholders may also review at the trustee's offices during normal business hours a variety of information and documents that pertain to the pooled mortgage loans and the mortgaged properties securing those loans. We expect that the available information and documents will include borrower operating statements, rent rolls and property inspection reports to the extent received by the trustee from the master servicer or special servicer.

                                    See "DESCRIPTION OF THE
                                    CERTIFICATES--REPORTS TO CERTIFICATEHOLDERS;
                                    CERTAIN AVAILABLE INFORMATION" in this
                                    prospectus supplement.

                               THE MORTGAGE LOANS

The Mortgage Pool ..............    The trust's primary assets will be 130 fixed
                                    rate mortgage loans, each evidenced by one or more promissory notes secured primarily by first mortgages, deeds of trust or similar security instruments on the fee and/or leasehold estate of the related borrower in 141 commercial, multifamily and manufactured housing community properties.

                                    The following tables set forth certain
                                    anticipated characteristics of the mortgage loans as of the cut-off date. The sum in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures presented in this summary section

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                    are calculated as described under
                                    "DESCRIPTION OF THE MORTGAGE
                                    POOL--ADDITIONAL MORTGAGE LOAN INFORMATION" in this prospectus supplement and all percentages represent the indicated percentage of the aggregate principal balance of the pool of mortgage loans, the mortgage loans in loan group 1 or the mortgage loans in loan group 2, in each case, as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes the timely receipt of principal scheduled to be paid in February 2005 on each mortgage loan and no defaults, delinquencies or prepayments on any mortgage loan as of the cut-off date.

                                    For purposes of calculating debt service coverage ratios and loan-to-value ratios in the following tables and in this prospectus supplement, the principal balance of the mortgage loans, as of origination, the cut-off date or maturity date, as applicable, is reduced for holdback escrows or letters of credit for one mortgage loan (identified as Loan No. 35 on Annex A-1 to this prospectus supplement), representing approximately 1.02% of the principal balance of the pool of mortgage loans as of the cut-off date or approximately 1.11% of the aggregate principal balance of loan group 2.

                                    For purposes of calculating debt service coverage ratios in the following tables and in this prospectus supplement, the principal balance of the mortgage loans, as of origination, the cut-off date or maturity date, as applicable, is reduced for holdback escrows or letters of credit for 12 mortgage loans (identified as Loan Nos. 6, 7, 24, 36, 38, 41, 45, 55, 67, 76, 85, 103 on Annex A-1
                                    to this prospectus supplement), representing approximately 13.48% of the principal balance of the pool of mortgage loans as of the cut-off date or approximately 9.97% of the aggregate principal balance of loan group 1 or approximately 51.00% of the aggregate principal balance of loan group 2.

                                    For further information about such holdback escrows or letters of credit, see footnotes 5 and 6 to Annex A-1 to this prospectus supplement.

                                    In addition, with respect to each of 4
                                    mortgage loans (identified as Loan Nos. 1,
                                    5, 20 and 29 on Annex A-1 to this prospectus supplement), as to which the related mortgaged property also secures one or more PARI PASSU loans and/or a subordinate loan,

                                    o   the loan amount used in this prospectus
                                        supplement for calculating the related
                                        loan-to-value ratio, the related debt
                                        service coverage ratio and the related
                                        balance per unit includes the principal
                                        balance of such mortgage loan and any
                                        related PARI PASSU loan and excludes the principal balance of any subordinate loan; and

                                    o   the loan amount used in this prospectus
                                        supplement for weighting the related
                                        loan-to-value ratio, related debt
                                        service coverage ratio and the related
                                        balance per unit includes the principal
                                        balance of such mortgage loan and
                                        excludes the principal balance of any
                                        PARI PASSU loan and any subordinate
                                        loan.

--------------------------------------------------------------------------------

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--------------------------------------------------------------------------------

                                    The mortgage loans will have the following approximate characteristics as of the later of the origination date and the cut-off date:

                                                         ALL MORTGAGE LOANS               LOAN GROUP 1                LOAN GROUP 2
                                                         ------------------               ------------                ------------
Aggregate principal balance(1) ..................            $1,707,091,869             $1,560,717,334                $146,374,535
Number of mortgage loans ........................                       130                        117                          13
Number of mortgaged properties ..................                       141                        126                          15
Number of balloon mortgage loans ................                        79                         71                           8
Number of anticipated prepayment date loans .....                         1                          1                           0
Number of interest-only mortgage loans(2) .......                        13                         13                           0
Number of partial interest-only mortgage loans ..                        37                         32                           5
Range of mortgage loan principal balances ....... $1,450,000 to $97,255,523  $1,450,000 to $97,255,523   $1,700,000 to $52,650,000
Average mortgage loan principal balance .........               $13,131,476                $13,339,464                 $11,259,580
Range of mortgage rates .........................          4.280% to 6.880%           4.280% to 6.880%            4.530% to 5.462%
Weighted average mortgage rate ..................                    5.250%                     5.275%                      4.988%
Range of original terms to maturity(4) ..........              60 months to               60 months to                60 months to
                                                                 180 months                 180 months                  120 months
Weighted average original term to maturity(4) ...                101 months                 102 months                   92 months
Range of remaining terms to maturity(4) .........              57 months to               57 months to                57 months to
                                                                 180 months                 180 months                  120 months
Weighted average remaining term to maturity(4) ..                 98 months                  99 months                   91 months
Range of original amortization terms(3) .........             180 months to              180 months to               300 months to
                                                                 484 months                 484 months                  360 months
Weighted average original amortization term(3) ..                356 months                 356 months                  359 months
Range of remaining amortization terms(3) ........             178 months to              178 months to               299 months to
                                                                 484 months                 484 months                  360 months
Weighted average remaining amortization term(3) .                354 months                 353 months                  358 months
Range of loan-to-value ratios as of the cut-off date       31.79% to 80.90%           31.79% to 80.00%            57.63% to 80.90%
Weighted average loan-to-value ratio as of
  the cut-off date ..............................                    71.19%                     70.66%                      76.79%
Range of loan-to-value ratios as of the
  maturity date(4) ..............................          26.70% to 79.21%           26.70% to 79.21%            50.86% to 77.23%
Weighted average loan-to-value ratio as of the
  maturity date(4) ..............................                    63.67%                     63.09%                      69.79%
Range of occupancy rates ........................         61.06% to 100.00%          61.06% to 100.00%           86.31% to 100.00%
Weighted average occupancy rate .................                    92.54%                     92.56%                      92.29%
Range of debt service coverage ratios(2) ........            1.20x to 2.98x             1.20x to 2.98x              1.21x to 1.83x
Weighted average debt service coverage ratio(2) .                     1.52x                      1.54x                       1.31x

                                    ----------
                                    (1) Subject to a permitted variance of plus
                                        or minus 10%.

                                    (2) Annual debt service, monthly debt
                                        service, and the debt service coverage
                                        ratio for each mortgage loan that pays
                                        interest only for the entirety of its
                                        loan term is calculated using the
                                        interest payments for the first twelve
                                        payment periods on such mortgage loans.

                                    (3) Excludes 13 mortgage loans, representing
                                        approximately 17.80% of the aggregate
                                        principal balance of the pool of
                                        mortgage loans as of the cut-off date
                                        (or approximately 19.47% of the
                                        aggregate principal balance of loan
                                        group 1 as of the cut-off date), that
                                        pay interest only for the entirety of
                                        their respective loan terms.

                                    (4) Calculated with respect to the
                                        anticipated prepayment date for one
                                        mortgage loan (identified as Loan No. 12 on Annex A-1 to this prospectus settlement), representing approximately
                                        1.68% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

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                                      S-23
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                                    The following table sets forth the current
                                    uses of the mortgaged properties:

                 CURRENT USES OF THE MORTGAGED PROPERTIES(1)(2)

                                                                           AGGREGATE                  % OF       % OF
                                                                           PRINCIPAL       % OF      INITIAL    INITIAL
                                                         NO. OF         BALANCE OF THE    INITIAL     LOAN       LOAN
                                                        MORTGAGE            MORTGAGE       POOL      GROUP 1    GROUP 2
                                    PROPERTY TYPE      PROPERTIES           LOANS(3)      BALANCE    BALANCE    BALANCE
                                    -------------      ----------           --------      -------    -------    -------
                                    Retail(4) ....                41    $  579,872,648     33.97%     37.15%      0.00%
                                    Office .......                24       525,283,470     30.77      33.66       0.00
                                    Multifamily ..                33       342,223,289     20.05      12.55     100.00
                                      Multifamily                 27       320,261,942     18.76      11.14     100.00
                                      Manufactured
                                      Housing ....                 6        21,961,346      1.29       1.41       0.00
                                    Self Storage .                32       141,624,464      8.30       9.07       0.00
                                    Hotel ........                 7        75,862,858      4.44       4.86       0.00
                                    Industrial ...                 3        36,025,139      2.11       2.31       0.00
                                    Mixed Use(5) .                 1         6,200,000      0.36       0.40       0.00
                                                      --------------    --------------    ------     ------     ------
                                    Total ........               141    $1,707,091,869    100.00%    100.00%    100.00%
                                                      ==============    ==============    ======     ======     ======

                                    ----------
                                    (1) Because this table presents information
                                        relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (generally allocating the mortgage loan principal amount to each of those mortgaged properties by the appraised values of the mortgaged properties if not otherwise specified in the related note or loan agreement).

                                    (2) The pool of mortgage loans includes
                                        seven multi-property mortgage loans
                                        (identified as Loan Nos. 7, 9, 13, 20,
                                        22, 47, and 68 on Annex A-1 to this
                                        prospectus supplement), representing
                                        approximately 10.07% of the aggregate
                                        principal balance of the pool of
                                        mortgage loans as of the cut-off date
                                        (which include 6 mortgage loans in loan
                                        group 1, or approximately 7.64% of the
                                        aggregate principal balance of such loan group as of the cut-off date, and 1 mortgage loan in loan group 2, or approximately 35.97% of the aggregate principal balance of such loan group as of the cut-off date). Each such loan (or portion thereof included as a mortgage loan in the trust) is evidenced by a single note.

                                    (3) Based on the allocated loan amounts for
                                        mortgage loans secured by more than one
                                        mortgaged property.

                                    (4) Thirty-Five of such mortgage loans,
                                        representing approximately 32.72% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are secured by retail properties that are considered by the applicable mortgage loan seller to be "anchored" or "shadow anchored," (or approximately 35.78% of the aggregate principal balance of loan group 1 as of the cut-off date).

                                    (5) Includes office and industrial space.

                                    For more information regarding the current uses of the mortgaged properties securing the mortgage loans included in loan group 1 and loan group 2, see Annex A-3 to this prospectus supplement.

                                    The mortgaged properties are located in 32 states. The following table lists the states which have concentrations of mortgaged properties at or above 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date:

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                                      S-24
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                                     GEOGRAPHIC DISTRIBUTION(1)(2)

                                                         AGGREGATE        % OF
                                           NO. OF        PRINCIPAL       INITIAL
                                          MORTGAGE     BALANCE OF THE     POOL
                     STATE               PROPERTIES    MORTGAGE LOANS    BALANCE
                     -----               ----------    --------------    -------
                     California .....            28    $  304,142,863     17.82%
                       NORTHERN(3) ..             5        44,753,020      2.26
                       SOUTHERN(3) ..            23       259,389,843     15.19
                     Illinois .......             8       151,611,760      8.88
                     New York .......            12       147,696,343      8.65
                     Virginia .......             5       101,408,339      5.94
                     Michigan .......             2        99,298,508      5.82
                     Florida ........            10        97,738,474      5.73
                     Washington .....             9        96,929,529      5.68
                     Other States (4)            67       708,266,052     41.49
                                         ----------    --------------    ------
                     Total ..........           141    $1,707,091,869    100.00%
                                         ==========    ==============    ======

                                    ----------
                                    (1) Because this table presents information
                                        relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (generally allocating the mortgage loan principal amount to each of those mortgaged properties by the appraised values of the mortgaged properties if not otherwise specified in the related note or loan agreement).

                                    (2) The pool of mortgage loans includes 7
                                        multi-property mortgage loans
                                        (identified as Loan Nos. 7, 9, 13, 20,
                                        22, 47 and 68 on Annex A-1 to this
                                        prospectus supplement), representing
                                        approximately 10.07% of the aggregate
                                        principal balance of the pool of
                                        mortgage loans as of the cut-off date
                                        (which include six mortgage loans in
                                        loan group 1, or approximately 7.64% of
                                        the aggregate principal balance of such
                                        loan group as of the cut-off date, and
                                        one mortgage loans in loan group 2, or
                                        approximately 35.97% of the aggregate
                                        principal balance of such loan group as
                                        of the cut-off date). Each such loan (or portion thereof included as a mortgage loan in the trust) is evidenced by a single note.

                                    (3) Northern California properties have a
                                        zip code greater than or equal to 93600.
                                        Southern California properties have a
                                        zip code less than 93600.

                                    (4) This reference consists of 25 states.

                                    For more information regarding the location of the mortgaged properties securing the mortgage loans included in loan group 1 and loan group 2, see Annex A-3 to this prospectus supplement.

                                    All of the mortgage loans provide for
                                    scheduled payments of principal and/or
                                    interest due on the first day of each month.
                                    The mortgage loans have grace periods as set forth in the following table:

                                                                                              % OF        % OF
                                                               AGGREGATE         % OF        INITIAL     INITIAL
                                                 NO. OF        PRINCIPAL        INITIAL       LOAN        LOAN
                                    GRACE       MORTGAGE    BALANCE OF THE       POOL        GROUP 1     GROUP 2
                                    PERIOD       LOANS      MORTGAGE LOANS      BALANCE      BALANCE     BALANCE
                                    ------       -----      --------------      -------      -------     -------
                                    0 days             2    $   84,822,156        4.97%        5.43%        0.00%
                                    5 days           126     1,484,425,889       86.96        85.73       100.00
                                    6 days             1        75,000,000        4.39         4.81         0.00
                                    10 days            1        62,843,823        3.68         4.03         0.00
                                               ---------    --------------      ------       ------       ------
                                    Total .          130    $1,707,091,869      100.00%      100.00%      100.00%
                                               =========    ==============      ======       ======       ======

                                    Certain states require a minimum of 7 to 15 days before late payment charges may be levied. However, all mortgage loans in

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                                      S-25
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                                    such states have a grace period with respect
                                    to default interest of not more than ten days, after which time default interest may be levied or other remedies pursued. See "DESCRIPTION OF THE MORTGAGE POOL--CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS" in this prospectus supplement.

                                    All of the mortgage loans bear interest at fixed rates.

                                    The mortgage loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (I.E., an actual/360 basis).

                                    See "DESCRIPTION OF THE MORTGAGE
                                    POOL--CERTAIN TERMS AND CONDITIONS OF THE
                                    MORTGAGE LOANS" in this prospectus
                                    supplement.

                                    Fixed periodic payments on the mortgage
                                    loans are determined assuming interest is calculated on a 30/360 basis, but interest actually accrues and is applied on the mortgage loans on an actual/360 basis. Accordingly, there will be less amortization of the principal balance during the term of such mortgage loans than if interest accrued on a 30/360 basis, resulting in a higher final payment on such mortgage loans.

                                    The mortgage loans have the amortization characteristics set forth in the following table:

                                                   AMORTIZATION TYPES

                                                                                                             % OF       % OF
                                                                                  AGGREGATE       % OF      INITIAL    INITIAL
                                                                 NO. OF           PRINCIPAL      INITIAL     LOAN       LOAN
                                    TYPE OF                     MORTGAGE       BALANCE OF THE     POOL      GROUP 1    GROUP 2
                                    AMORTIZATION                 LOANS         MORTGAGE LOANS    BALANCE    BALANCE    BALANCE
                                    ------------                 -----         --------------    -------    -------    -------
                                    Balloon Loans .......                79    $  846,034,921     49.56%     51.41%     29.87%
                                    Partial interest only
                                      Loans(1) ..........                37       528,442,304     30.96      27.28      70.13
                                    Interest only Loans .                13       303,880,000     17.80      19.47       0.00
                                    Anticipated
                                      prepayment date
                                      Loans .............                 1        28,738,644      1.68       1.84       0.00
                                                             --------------    --------------    ------     ------     ------
                                    Total ...............               130    $1,707,091,869    100.00%    100.00%    100.00%
                                                             ==============    ==============    ======     ======     ======

                                    ----------
                                    (1) Includes 37 mortgage loans representing
                                        approximately 30.96% of the aggregate
                                        principal balance of the pool of
                                        mortgage loans as of the cut-off date
                                        that pay interest-only for the first 4
                                        to 60 scheduled payments of their
                                        respective loan terms.

                                    One mortgage loan (identified as Loan No. 12 on Annex A-1 to this prospectus supplement), representing approximately 1.68% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 1.84% of the aggregate principal balance of loan group 1 as of the cut-off date), provides for an increase in the related interest rate after a certain date, the anticipated prepayment date. The interest accrued in excess of the original rate, together with any interest on that accrued interest, will be deferred and will not be paid until the principal balance of the related mortgage loan has been paid. Any amount

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                                      S-26

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                                    received in respect of that deferred
                                    interest will be distributed to the holders of the Class S certificates.

                                    The following table contains general
                                    information regarding the prepayment
                                    provisions of the mortgage loans:

                                    OVERVIEW OF VOLUNTARY PREPAYMENT PROTECTION

                                                                                                              % OF       % OF
                                                                                   AGGREGATE       % OF      INITIAL    INITIAL
                                                                   NO. OF          PRINCIPAL      INITIAL     LOAN       LOAN
                                    PREPAYMENT                    MORTGAGE      BALANCE OF THE     POOL      GROUP 1    GROUP 2
                                    PROTECTION                     LOANS        MORTGAGE LOANS    BALANCE    BALANCE    BALANCE
                                    ----------                     -----        --------------    -------    -------    -------
                                    Lockout period
                                      followed by
                                      Defeasance .........               121    $1,632,363,789     95.62%     95.32%     98.84%
                                    Lockout period
                                      followed by
                                      prepayment subject
                                      to Yield Maintenance
                                      Charge(1) ..........                 9        74,728,080      4.38       4.68       1.16
                                                              --------------    --------------    ------     ------     ------
                                    Total ................               130    $1,707,091,869    100.00%    100.00%    100.00%
                                                              ==============    ==============    ======     ======     ======

                                    ----------
                                    (1) Includes two mortgage loans,
                                        representing approximately 1.22% of the
                                        aggregate principal balance of the pool
                                        of mortgage loans as of the cut-off date
                                        (or 1.34% of the initial balance of loan group 1 as of the cut-off date), with respect to which the related loan documents give the related borrower, under certain conditions, the option to choose between yield maintenance and defeasance.

                                    For more information regarding the
                                    prepayment protection of the mortgage loans included in loan group 1 and loan group 2, see Annex A-3 to this prospectus supplement.

                                    Defeasance generally permits the related borrower to substitute direct non-callable U.S. Treasury obligations or other non-callable government securities for the related mortgaged property as collateral for the mortgage loan.

                                    Except for one mortgage loan, representing approximately 1.68% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, which is defeasable at any time and for which a separate loan REMIC will be established, defeasance may not occur prior to the second anniversary of the date of initial issuance of the certificates. In the event that the related borrower defeases the mortgage loan for which the separate loan REMICwill be established within two years of the closing date, the related mortgage loan seller will be required to repurchase the mortgage loan with yield maintenance in accordance with the terms of the pooling and servicing agreement.

                                    The mortgage loans specify a period of time immediately prior to the stated maturity date during which there are no restrictions on voluntary prepayment. Generally, all of the mortgage loans permit voluntary prepayment without the payment of a yield maintenance charge for the final one to seven scheduled payments (including the scheduled payment on the stated maturity date or the anticipated prepayment date, as applicable).

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                                      S-27

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                                    All of the mortgage loans that permit
                                    prepayments require that the prepayment be made on the due date or, if on a different date, that any prepayment be accompanied by the interest that would be due on the next due date.

                                    See "DESCRIPTION OF THE MORTGAGE
                                    POOL--ADDITIONAL MORTGAGE LOAN Information,"
                                    "--CERTAIN TERMS AND CONDITIONS OF THE
                                    MORTGAGE LOANS--DEFEASANCE; COLLATERAL
                                    SUBSTITUTION" in this prospectus supplement.

                                    In addition, certain events may result in the involuntary prepayment of all or a portion of a mortgage loan. Such events include:

                                    o   a casualty or condemnation of a related
                                        mortgaged property,

                                    o   the repurchase of such mortgage loan
                                        from the trust by the related mortgage
                                        loan seller due to the breach of a
                                        representation or warranty or a document defect,

                                    o   the purchase of such mortgage loan from
                                        the trust by the holder of a related
                                        subordinate note,

                                    o   the failure by the related borrower to
                                        meet certain performance criteria in
                                        order to prevent the application of
                                        certain escrows and/or letters of credit to pay down the principal balance of such mortgage loan, and

                                    o   the repurchase of the Buckhead Station
                                        Shopping Center mortgage loan due to the defeasance of such mortgage loan prior to two years from the closing date.

                                    See "RISK FACTORS--RISKS RELATING TO
                                    PREPAYMENTS AND REPURCHASES" in this
                                    prospectus supplement.

The Lakeside Mall
  Mortgage Loan ................    With respect to the Lakeside Mall mortgage
                                    loan (identified as Loan No. 1 on Annex A-1 to this prospectus supplement), representing approximately 5.70% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 6.23% of the aggregate principal balance of loan group 1 as of the cut-off date), the related mortgaged property also secures a PARI PASSU loan
                                    (with an unpaid principal balance as of the cut-off date of $97,255,523).

                                    See "DESCRIPTION OF THE MORTGAGE POOL--THE
                                    LAKESIDE MALL MORTGAGE LOAN" in this
                                    prospectus supplement.

                                    The Lakeside Mall mortgage loan and the
                                    related PARI PASSU loan will be serviced and administered pursuant to the pooling and servicing agreement.

                                    See "SERVICING OF THE MORTGAGE LOANS--RIGHTS
                                    OF THE HOLDER OF THE LAKESIDE MALL PARI
                                    PASSU LOAN" in this prospectus supplement.

The 63 Madison Avenue
  Mortgage Loan ................    With respect to the 63 Madison Avenue
                                    mortgage loan (identified as Loan No. 5 on Annex A-1 to this prospectus supplement), representing approximately 3.51% of the aggregate

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                                      S-28

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                                    principal balance of the pool of mortgage
                                    loans as of the cut-off date (or
                                    approximately 3.84% of the aggregate
                                    principal balance of loan group 1 as of the cut-off date), the related mortgaged property also secures two other PARI PASSU loans (each with an unpaid principal balance as of the cut-off date of $52,500,000).

                                    See "DESCRIPTION OF THE MORTGAGE POOL--THE
                                    63 MADISON AVENUE MORTGAGE LOAN" in this prospectus supplement.

                                    The 63 Madison Avenue mortgage loan and the related PARI PASSU loans will be serviced and administered pursuant to the pooling and servicing agreement.

                                    See "SERVICING OF THE MORTGAGE LOANS--RIGHTS
                                    OF THE HOLDERS OF THE 63 MADISON AVENUE PARI
                                    PASSU LOANS" in this prospectus supplement.

The Strategic Hotel Portfolio
  Mortgage Loan ................    With respect to the Strategic Hotel
                                    Portfolio mortgage loan (identified as Loan
                                    No. 20 on Annex A-1 to this prospectus
                                    supplement), representing approximately
                                    1.45% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 1.59% of the aggregate principal balance of loan group 1 as of the cut-off date), the related mortgaged properties also secure three other
                                    PARI PASSU loans (with unpaid principal
                                    balances as of the cut-off date of
                                    $49,644,312, $69,502,037 and $29,786,587,
                                    respectively) and four subordinate loans
                                    (with an aggregate unpaid principal balance as of the cut-off date of $33,261,689).

                                    See "DESCRIPTION OF THE MORTGAGE POOL--THE
                                    STRATEGIC HOTEL PORTFOLIO MORTGAGE LOAN" in this prospectus supplement.

                                    The Strategic Hotel Portfolio mortgage loan, the three PARI PASSU loans and the four subordinate loans will be serviced and administered pursuant to the pooling and servicing agreement relating to the GE Commercial Mortgage Corporation Commercial Mortgage Pass-Through Certificates, Series 2004-C3, which contains servicing provisions substantially similar to, but not necessarily identical with, the provisions of the pooling and servicing agreement under which the Series 2005-C1 certificates are issued. In that regard,

                                    o   Wells Fargo Bank, N.A., which is the
                                        trustee under the GECMC 2004-C3 pooling
                                        and servicing agreement, will, in that
                                        capacity, be the mortgagee of record
                                        with respect to the mortgaged property
                                        securing the Strategic Hotel Portfolio
                                        mortgage loan;

                                    o   GEMSA Loan Services, L.P., which is the
                                        master servicer under the GECMC 2004-C3
                                        pooling and servicing agreement, will,
                                        in that capacity, be the master servicer for the Strategic Hotel Portfolio mortgage loan; however, advances of delinquent payments with respect to the Strategic Hotel Portfolio mortgage loan will be made by the master servicer, the trustee or the fiscal agent, as applicable, in accordance

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                                      S-29

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                                    with the provisions of the pooling and
                                    servicing agreement under which the Series
                                    2005-C1 certificates are issued; and

                                    o   Lennar Partners, Inc., which is the
                                        special servicer of the Strategic Hotel
                                        Portfolio mortgage loan under the GECMC
                                        2004-C3 pooling and servicing agreement, will, in that capacity, be the special servicer for the Strategic Hotel Portfolio mortgage loan.

                                    See "SERVICING OF THE MORTGAGE
                                    LOANS--SERVICING OF THE STRATEGIC HOTEL
                                    PORTFOLIO MORTGAGE LOAN" in this prospectus supplement.

The Hope Square Professional
  Building Mortgage Loan .......    With respect to the Hope Square Professional
                                    Building mortgage loan (identified as Loan
                                    No. 29 on Annex A-1 to this prospectus
                                    supplement), representing approximately
                                    1.10% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 1.20% of the aggregate principal balance of loan group 1 as of the cut-off date), the related mortgaged property also secures one subordinate loan (with an original principal balance of $1,175,000).

                                    See "DESCRIPTION OF THE MORTGAGE POOL--THE
                                    HOPE SQUARE PROFESSIONAL BUILDING MORTGAGE
                                    LOAN" in this prospectus supplement.

                                    The Hope Square Professional Building
                                    mortgage loan and the related subordinate loan will be serviced and administered pursuant to the pooling and servicing agreement. In addition, the holder of the subordinate loan may have the right to advise and direct the master servicer and/or the special servicer with respect to various servicing matters affecting the related mortgage loan.

                                    See "SERVICING OF THE MORTGAGE LOANS--RIGHTS
                                    OF THE HOLDER OF THE HOPE SQUARE
                                    PROFESSIONAL BUILDING B NOTE" in this
                                    prospectus supplement.

                       ADDITIONAL ASPECTS OF CERTIFICATES

Denominations ..................    The offered certificates will be offered in
                                    minimum denominations of $10,000 initial principal amount. Investments in excess of the minimum denominations may be made in multiples of $1.

Registration, Clearance and
  Settlement ...................    Each class of offered certificates will be
                                    registered in the name of Cede & Co., as nominee of The Depository Trust Company, or
                                    DTC.

                                    You may hold your offered certificates
                                    through: (1) DTC in the United States; or
                                    (2) Clearstream Banking, societe anonyme or Euroclear Bank, S.A./N.V., operator of the Euroclear System in Europe. Transfers within DTC, Clearstream Banking, societe anonyme or Euroclear Bank, S.A./N.V. will be made in accordance with the usual rules and operating procedures of those systems.

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                                      S-30

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                                    We may elect to terminate the book-entry
                                    system through DTC with respect to all or any portion of any class of the offered certificates.

                                    See "DESCRIPTION OF THE
                                    CERTIFICATES--BOOK-ENTRY REGISTRATION AND
                                    DEFINITIVE CERTIFICATES" in this prospectus supplement and in the prospectus.

Information Available to
  Certificateholders ...........    On each distribution date, the trustee will
                                    prepare and make available to each
                                    certificateholder of record, initially
                                    expected to be Cede & Co., a statement as to the distributions being made on that date.
                                    Additionally, under certain circumstances, certificateholders of record may be entitled to certain other information regarding the trust.

                                    See "DESCRIPTION OF THE
                                    CERTIFICATES--REPORTS TO CERTIFICATEHOLDERS;
                                    CERTAIN AVAILABLE INFORMATION" in this
                                    prospectus supplement.

Deal Information/Analytics .....    Certain information concerning the mortgage
                                    loans and the offered certificates will be available to you through the following services:

                                    o   Bloomberg, L.P.

                                    o   the trustee's website at
                                        www.etrustee.net.

Optional Termination ...........    On any distribution date on which the
                                    aggregate principal balance of the pool of mortgage loans remaining in the trust is less than 1% of the aggregate unpaid balance of the mortgage loans as of the cut-off date, certain entities specified in this prospectus supplement will have the option to purchase all of the remaining mortgage loans at the price specified in this prospectus supplement (and all property acquired through exercise of remedies in respect of any mortgage loan). Exercise of this option will terminate the trust and retire the then outstanding certificates.
                                    The trust could also be terminated in
                                    connection with an exchange of all the then outstanding certificates (other than the
                                    Class S, Class R and Class LR certificates), including the Class X-C and Class X-P certificates (PROVIDED, HOWEVER, that the
                                    Class A-1 through Class H certificates are no longer outstanding and the aggregate principal balance of the pool of mortgage loans remaining in the trust is less than 1% of the aggregate unpaid balance of the mortgage loans as of the cut-off date), for the mortgage loans remaining in the trust, but all of the holders of such classes of certificates would have to voluntarily participate in such exchange.

                                    See "DESCRIPTION OF THE
                                    CERTIFICATES--TERMINATION; RETIREMENT OF
                                    Certificates" in this prospectus supplement and "DESCRIPTION OF THE
                                    CERTIFICATES--TERMINATION" in the
                                    prospectus.

Tax Status .....................    Elections will be made to treat designated
                                    portions of the trust as two separate
                                    REMICs--a Lower-Tier REMIC and an Upper-Tier
                                    REMIC--for federal income tax purposes. The portion of the trust representing excess interest will be treated as a grantor trust

--------------------------------------------------------------------------------

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                                    for federal income tax purposes. In the
                                    opinion of counsel, the portions of the
                                    trust referred to above will qualify for this treatment. In addition, a separate REMIC election will be made with respect to the Buckhead Station Shopping Center mortgage loan.

                                    Pertinent federal income tax consequences of an investment in the offered certificates include:

                                    o   Each class of offered certificates (and
                                        the Class X-C, Class F, Class G, Class
                                        H, Class J, Class K, Class L, Class M,
                                        Class N, Class O and Class P
                                        certificates) will represent "regular
                                        interests" in the Upper-Tier REMIC.

                                    o The offered certificates will be treated as newly originated debt instruments for federal income tax purposes.

                                    o The Class X-Pcertificates also represent beneficial ownership of a portion of a grantor trust consisting of certain yield maintenance amounts that may be payable by the related mortgage loan seller in respect of the Buckhead Station Shopping Center mortgage loan.

                                    You will be required to report income on the regular interests represented by your certificates using the accrual method of accounting.

                                    o   It is anticipated that the offered
                                        certificates, other than the Class
                                        X-Pcertficates, will be issued at a
                                        premium and the Class X-P certificates
                                        will be issued with original issue
                                        discount.

                                    See "CERTAIN FEDERAL INCOME TAX
                                    CONSEQUENCES" in this prospectus supplement and in the accompanying prospectus.

ERISA Considerations ...........    Subject to important considerations
                                    described under "ERISA CONSIDERATIONS" in this prospectus supplement and "CERTAIN
                                    ERISA CONSIDERATIONS" in the accompanying prospectus, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

Legal Investment ...............    The offered certificates will not constitute
                                    "mortgage related securities" within the meaning of the Secondary Mortgage Market
                                    Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of the offered certificates.

                                    See "LEGAL INVESTMENT" in this prospectus supplement and in the accompanying prospectus.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Ratings ........................    The offered certificates will not be issued
                                    unless each of the offered classes receives the following ratings from Standard and Poor's Ratings Services, a division of The
                                    McGraw-Hill Companies, Inc. ,Fitch, Inc. and
                                    Dominion Bond Rating Service, Inc.

                                                     S&P      FITCH      DBRS
                                                     ---      -----      ----
                                    Class A-1 .....  AAA       AAA        AAA
                                    Class A-2 .....  AAA       AAA        AAA
                                    Class A-3 .....  AAA       AAA        AAA
                                    Class A-4 .....  AAA       AAA        AAA
                                    Class A-AB ....  AAA       AAA        AAA
                                    Class A-5 .....  AAA       AAA        AAA
                                    Class A-1A ....  AAA       AAA        AAA
                                    Class A-J .....  AAA       AAA        AAA
                                    Class X-P .....  AAA       AAA        AAA
                                    Class B .......  AA        AA         AA
                                    Class C .......  AA-       AA-      AA(low)
                                    Class D .......   A         A          A
                                    Class E .......  A-         A-      A(low)

                                    A rating agency may downgrade, qualify or withdraw a security rating at any time. A rating agency not requested to rate the offered certificates may nonetheless issue a rating and, if one does, it may be lower than those stated above. The security ratings do not address the frequency of prepayments (whether voluntary or involuntary) of the mortgage loans, the degree to which prepayments might differ from those originally anticipated, the likelihood of collection of excess interest, default interest or yield maintenance charges, or the tax treatment of the certificates. See "YIELD AND MATURITY CONSIDERATIONS," "RISK FACTORS" and "RATINGS" in this prospectus supplement and "RATING" and "YIELD AND MATURITY CONSIDERATIONS" in the prospectus.

                                    See "RATINGS" in this prospectus supplement and "RATING" in the prospectus for a discussion of the basis upon which ratings are given and the conclusions that may not be drawn from a rating.

--------------------------------------------------------------------------------

                                  RISK FACTORS

      You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

      The risks and uncertainties described below (in addition to those risks described in the prospectus under "RISK FACTORS") are not the only ones relating to your certificates. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair your investment.

      If any of the following risks actually occur, your investment could be materially and adversely affected. This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus supplement.

GEOGRAPHIC CONCENTRATION ENTAILS RISKS

      Mortgaged properties located in California, Illinois, New York, Virginia, Michigan, Florida and Washington, represent approximately 17.82%, 8.88%, 8.65%, 5.94%, 5.82%, 5.73% and 5.68%, respectively, by allocated loan amounts, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Concentrations of mortgaged properties in geographic areas may increase the risk that adverse economic or other developments or natural or man-made disasters affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by those properties. In recent periods, several regions of the United States have experienced significant real estate downturns. Regional economic declines or conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties. Other regional factors--E.G., earthquakes, floods, hurricanes, changes in governmental rules or fiscal policies or terrorist acts--also may adversely affect the mortgaged properties. For example, mortgaged properties located in California may be more susceptible to certain hazards (such as earthquakes, landslides or widespread fires) than properties in other parts of the country.

RISKS RELATING TO LOAN CONCENTRATIONS

      The effect of mortgage pool loan losses or losses relating to a particular loan group will be more severe if the losses relate to loans that account for a disproportionately large percentage of the pool's aggregate principal balance. In this regard:

      o The largest mortgage loan represents approximately 5.70% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date and approximately 6.23% of the aggregate principal balance of loan group 1 as of the cut-off date.

      o The five largest mortgage loans or group of cross-collateralized mortgage loans represent, in the aggregate, approximately 22.62% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date and approximately 24.74% of the aggregate principal balance of loan group 1 as of the cut-off date.

      o The ten largest mortgage loans or group of cross-collateralized mortgage loans represent, in the aggregate, approximately 36.61% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date and approximately 36.67% of the aggregate principal balance of loan group 1 as of the cut-off date and 35.97% of the aggregate principal balance of loan group 2 as of the cut-off date.

      Each of the other mortgage loans or group of cross-collateralized mortgage loans not described above represents less than approximately 2.17% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

      A concentration of mortgaged property types also can pose increased risks. In that regard, the following table lists the property type concentrations of the pool of mortgage loans as of the cut-off date:

                         PROPERTY TYPE CONCENTRATIONS(1)

                                  NO. OF        AGGREGATE PRINCIPAL      % OF      % OF INITIAL  % OF INITIAL
                                 MORTGAGE         BALANCE OF THE     INITIAL POOL  LOAN GROUP 1  LOAN GROUP 2
     PROPERTY TYPE            PROPERTIES(2)       MORTGAGE LOANS        BALANCE       BALANCE       BALANCE
----------------------        -------------       --------------        -------       -------       -------
Retail(3) ............                   41       $  579,872,648         33.97%        37.15%         0.00%
Office ...............                   24          525,283,470         30.77         33.66          0.00
Multifamily ..........                   33          342,223,289         20.05         12.55        100.00
  Multifamily ........                   27          320,261,942         18.76         11.14        100.00
  Manufactured Housing                    6           21,961,346          1.29          1.41          0.00
Self Storage .........                   32          141,624,464          8.30          9.07          0.00
Hotel ................                    7           75,862,858          4.44          4.86          0.00
Industrial ...........                    3           36,025,139          2.11          2.31          0.00
Mixed Use ............                    1            6,200,000          0.36          0.40          0.00
                             --------------       --------------        ------        ------        ------
Total ................                  141       $1,707,091,869        100.00%       100.00%       100.00%
                             ==============       ==============        ======        ======        ======

----------
(1) Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (generally allocating the mortgage loan principal amount to each of those mortgaged properties by the appraised values of the mortgaged properties if not otherwise specified in the related note or loan agreement).

(2) The pool of mortgage loans includes seven multi-property mortgage loans (identified as Loan Nos. 7, 9, 13, 20, 22, 47 and 68 on Annex A-1 to this prospectus supplement), representing approximately 10.07% of the Initial Pool Balance (which includes six mortgage loans in Loan Group 1, or approximately 7.64% of the Initial Loan Group 1 Balance, and one mortgage loan in Loan Group 2, or approximately 35.97% of the Initial Loan Group 2 Balance). Each such loan (or portion thereof included as a mortgage loan in the trust) is evidenced by a single note.

(3) Thirty-nine of such mortgaged properties, representing approximately 32.72% of the Initial Pool Balance (or approximately 35.78% of the Initial Loan Group 1 Balance), are considered by the applicable mortgage loan seller to be "anchored" or "shadow anchored" retail mortgaged properties.

      A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans.

      In particular, the mortgage loans in loan group 1 are secured primarily by properties other than multifamily and manufactured housing community properties and the mortgage loans in loan group 2 are secured primarily by multifamily and manufactured housing properties. Because principal distributions on the Class A-1A certificates are generally received from collections on the mortgage loans in loan group 2, an adverse event with respect to multifamily or manufactured housing community properties would have a substantially greater impact on the Class A-1A certificates than if such class received principal distributions from other property types as well. However, on and after any distribution date on which the certificate principal balances of the Class A-J through Class P certificates have been reduced to zero, the Class A-1A certificates will receive principal distributions from the collections on the pool of mortgage loans, PRO RATA, with the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class A-5 certificates.

MORTGAGE LOANS WITH RELATED BORROWERS

      Certain groups of non-cross-collateralized mortgage loans have borrowers related to each other. The largest of these groups (identified as Loan Nos. 1 and 4 on Annex A-1 to this prospectus supplement) represents approximately 9.38% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 10.26% of the aggregate principal balance of loan group 1 as of the cut-off date).

      Mortgaged properties owned by related borrowers are likely to:

      o have common management, increasing the risk that financial or other difficulties experienced by the property manager could have a greater impact on the pool of mortgage loans; and

      o have common general partners, which could increase the risk that a financial failure or bankruptcy filing would have a greater impact on the pool of mortgage loans.

MORTGAGE LOANS SECURED BY MULTIPLE MORTGAGED PROPERTIES

      Seven mortgage loans (identified as Loan Nos. 7, 9, 13, 20, 22, 47 and 68 on Annex A-1 to this prospectus supplement), representing approximately 10.07% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (which includes six mortgage loans in loan group 1, or approximately 7.64% of the aggregate principal balance of such loan group as of the cut-off date, and one mortgage loan in loan group 2, or approximately 35.97% of the aggregate principal balance of such loan group as of the cut-off date), are secured by more than one mortgaged property. See "DESCRIPTION OF THE MORTGAGE POOL--ADDITIONAL MORTGAGE LOAN INFORMATION" in this prospectus supplement.

      Mortgage loans secured by more than one mortgaged property in a state with "one action" or similar rules may have security arrangements that are difficult to enforce (as a practical matter). In addition, with respect to any mortgage loan secured by multiple mortgaged properties in more than one state, it may be necessary upon a default thereof to foreclose on the related mortgaged properties in a particular order rather than simultaneously in order to ensure that the lien of each mortgaged property is not impaired or released.

BORROWER ORGANIZATION CONSIDERATIONS

      The terms of the mortgage loans generally require that the borrowers covenant to be single-purpose entities, although in many cases the borrowers have previously owned property other than the related mortgaged property or may not otherwise be required to observe all covenants and conditions which typically are required in order for them to be viewed under standard rating agency criteria as "special purpose entities." In general, the borrowers' organizational documents or the terms of the mortgage loan documents limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers' ability to incur additional indebtedness. These provisions are designed to mitigate the possibility that the borrower's financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool. However, we cannot assure you that the related borrowers will comply with these requirements or that circumstances that would arise if the borrower were not to observe the required covenants will not impact the borrower or the related mortgaged property. In addition, many of the borrowers and their owners do not have an independent director whose consent would be required to file a voluntary bankruptcy petition on behalf of such borrower. One of the purposes of an independent director is to avoid a bankruptcy petition filing which is intended solely to benefit an affiliate of the borrower and is not justified by the borrower's own economic circumstances. Borrowers (and any special purpose entity having an interest in any such borrowers) that do not have an independent director may be more likely to file a voluntary bankruptcy petition and therefore less likely to repay the related mortgage loan. The bankruptcy of a borrower, or the general partner or the managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS--BANKRUPTCY LAWS" in the prospectus.

CROSS-COLLATERALIZED MORTGAGE LOANS ENTAIL RISKS

      Two groups of mortgage loans, consisting of 9 mortgage loans (identified as Loan Nos. 13, 14, 15, 16, 17, 18, 19, 97 and 98 on Annex A-1 to this prospectus supplement), are cross-collateralized or cross-defaulted. One group consists of seven mortgage loans (identified as Loan Nos. 13, 14, 15, 16, 17, 18 and 19 on Annex A-1 to this prospectus supplement) in the aggregate representing 1.53% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 1.67% of the aggregate principal balance of loan group 1 as of the cut-off date). The other group consists of two mortgage loans (identified as Loan Nos. 97 and 98 on Annex A-1 to this prospectus supplement) in the aggregate representing 0.26% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 0.28% of the aggregate principal balance of loan group 1 as of the cut-off date. These arrangements seek to reduce the risk that the inability of a mortgaged property securing each such mortgage loan to generate net operating income sufficient to pay debt service will result in defaults and ultimate losses.

      Cross-collateralization arrangements involving more than one borrower could be challenged as a fraudulent conveyance by creditors of a borrower or by the representative of the bankruptcy estate of a borrower if a borrower were to become a debtor in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and:

      o was insolvent or was rendered insolvent by such obligation or transfer,

      o was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person was an unreasonably small capital or

      o intended to, or believed that it would, incur debts that would be beyond the person's ability to pay as such debts matured.

      Accordingly, a lien granted by a borrower to secure repayment of another borrower's mortgage loan could be avoided if a court were to determine that:

      o such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, or was left with unreasonably small capital, or was not able to pay its debts as they matured and

      o the borrower did not, when it allowed its mortgaged property to be encumbered by a lien securing the entire indebtedness represented by the other mortgage loan, receive fair consideration or reasonably equivalent value for pledging such mortgaged property for the equal benefit of the other borrower.

      If the lien is avoided, the lender would lose the benefits afforded by such lien. In addition, the lender could experience delay in exercising remedies with respect to cross-collateralized loan groups involving properties located in more than one state.

ABILITY TO INCUR OTHER DEBT ENTAILS RISK

      The mortgage loans generally prohibit the borrower from incurring any additional debt secured by the mortgaged property without the consent of the lender. Generally, none of the depositor, the mortgage loan sellers, the underwriters, the master servicer, the special servicer, the trustee or the fiscal agent have made any investigations, searches or inquiries to determine the existence or status of any subordinate secured financing with respect to any of the mortgaged properties at any time following origination of the related mortgage loan. However, the mortgage loan sellers have informed us that they are aware of the actual or potential additional indebtedness secured by a mortgaged property with respect to the mortgage loans described under "DESCRIPTION OF THE MORTGAGE POOL--GENERAL."

      All of the mortgage loans either prohibit future unsecured subordinated debt, or require lender's consent in connection therewith. However, substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related mortgaged property. Moreover, in general, any borrower that does not meet single-purpose entity criteria may not be restricted from incurring unsecured debt. The applicable mortgage loan sellers have informed us that they are aware of the actual or potential unsecured indebtedness with respect to the mortgage loans described under "DESCRIPTION OF THE MORTGAGE Pool--General."

      Additionally, although the mortgage loans generally restrict the transfer or pledging of general partnership and managing member equity interests in a borrower, subject to certain exceptions, the terms of the mortgage loans generally permit, subject to certain limitations, the transfer or pledge of less than a certain specified portion of the limited partnership or non-managing membership equity interests in a borrower. Moreover, in general, the parent entity of any borrower that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine or other debt not secured by the related mortgaged property. The mortgage loan sellers have informed us that they are aware of the actual or potential mezzanine debt, with respect to the mortgage loans described under "DESCRIPTION OF THE MORTGAGE POOL--GENERAL."

      When a mortgage loan borrower (or its constituent members) also has one or more other outstanding loans (even if they are subordinated loans), the trust is subjected to additional risk. The borrower may have difficulty servicing and repaying multiple loans. The existence of another loan will generally also make it more difficult for the borrower to obtain refinancing of the mortgage loan and may thereby jeopardize repayment of the mortgage loan. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.

      Additionally, if the borrower (or its constituent members) defaults on the mortgage loan and/or any other loan, actions taken by other lenders such as a foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the trust, including the mortgaged property, or stay the trust's ability to foreclose during the course of the bankruptcy case. The bankruptcy of another lender also may operate to stay foreclosure by the trust. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

      In some cases, in the event equity in a borrower is pledged to secure a mezzanine loan, the related mezzanine lender has the option to purchase the mortgage loan from the trust if (i) an acceleration of the mortgage loan has occurred, (ii) certain enforcement actions, such as a foreclosure, have been commenced or (iii) the mortgage loan becomes a specially serviced mortgage loan. The purchase price must generally be at least equal to the outstanding principal balance of the mortgage loan together with accrued and unpaid interest thereon and other amounts due on the mortgage loan, but in most cases, excluding any yield maintenance charge, prepayment premium, default interest or other fees that would have otherwise been payable by the borrower. The related mezzanine lender may also have the right to receive notice from the mortgagee of any borrower default and the right to cure that default for a period of time after the borrower's initial cure period. Before the lapse of a mezzanine lender's cure period, neither the master servicer nor the special servicer may foreclose on the related mortgaged property or exercise any other remedies with respect to the mortgaged property.

      While a mezzanine lender has no security interest in or rights to the related mortgaged property, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to these mortgage loans, the relative rights of the mortgagee and the related mezzanine lender are set forth in an intercreditor agreement, which generally provides that the rights of the mezzanine lender (including the right to payment) are subordinate to the rights of the mortgage loan lender against the mortgage loan borrower and the mortgaged property.

      The mezzanine debt holder may be or may become an affiliate of the borrower. Therefore the interests of the mezzanine debt holder may conflict with the interests of certificateholders.

      The existence of mezzanine indebtedness may result in reduced cash flow to the related borrowers, which in turn may result in deferral of expenditures for property maintenance and/or increase the likelihood of a borrower bankruptcy. In a bankruptcy proceeding, the trust would face certain limitations and the holders of the mezzanine indebtedness would likely contest any attempt to foreclose on the related property or properties.

      See "DESCRIPTION OF THE MORTGAGE POOL--GENERAL" in this prospectus supplement and "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS--SUBORDINATE FINANCING" in the prospectus.

BORROWER MAY BE UNABLE TO REPAY REMAINING PRINCIPAL BALANCE ON MATURITY DATE OR ANTICIPATED PREPAYMENT DATE

      All of the mortgage loans are expected to have all of their principal balances or substantial remaining principal balances outstanding as of their respective stated maturity date, or anticipated prepayment date, as applicable thus requiring a balloon payment on their stated maturity date or anticipated prepayment date, as applicable.

      In addition, 30 of the mortgage loans, representing approximately 30.96% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (which include 27 mortgage loans in loan group 1, or approximately 29.47% of the aggregate principal balance of such loan group as of the cut-off date, and three mortgage loans in loan group 2, or approximately 46.76% of the aggregate principal balance of such loan group as of the cut-off date), have a stated maturity date of less than 84 months, which in certain cases includes interest-only payment periods.

      54 mortgage loans, representing approximately 43.43% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (which include 46 mortgage loans in loan group 1, or approximately 43.22% of the aggregate principal balance of such loan group as of the cut-off date, and 8 mortgage loans in loan group 2, or approximately 45.66% of the aggregate principal balance of such loan group as of the cut-off date), have a maturity date in the year 2015.

      Mortgage loans with substantial remaining principal balances at their stated maturity or with substantial remaining principal balances at an anticipated prepayment date involve greater risk than fully amortizing loans. This is because the borrower may be unable to repay the mortgage loan at that time due to the inability to refinance such mortgage loan. This risk to investors is magnified when a substantial portion of the pool matures in the same year.

      A borrower's ability to repay a mortgage loan on its stated maturity date typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower's ability to achieve either of these goals will be affected by a number of factors, including:

      o the availability of, and competition for, credit for commercial real estate projects;

      o     the prevailing interest rates;

      o     the fair market value of the related properties;

      o     the borrower's equity in the related properties;

      o     the borrower's financial condition;

      o     the operating history and occupancy level of the property;

      o     reductions in government assistance/rent subsidy programs;

      o     the tax laws; and

      o     the prevailing general and regional economic conditions.

      The availability of funds in the credit markets fluctuates over time.

      We cannot assure you that each borrower will have the ability to repay the remaining principal balances on the pertinent date.

      See "DESCRIPTION OF THE MORTGAGE POOL--CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS" in this prospectus supplement and "RISK FACTORS--BORROWERS MAY BE UNABLE TO MAKE BALLOON PAYMENTS" in the prospectus.

COMMERCIAL, MULTIFAMILY AND MANUFACTURED HOUSING COMMUNITY LENDING IS DEPENDENT UPON NET OPERATING INCOME

      The mortgage loans are secured by various income-producing commercial, multifamily and/or manufactured housing community properties. Commercial, multifamily and manufactured housing community lending are generally thought to expose a lender to greater risk than residential one- to four-family lending because they typically involve larger loans to a single borrower or groups of related borrowers.

      The repayment of a commercial, multifamily or manufactured housing community loan is typically dependent upon the ability of the applicable property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property's cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the mortgage loan at any given time.

      The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

      o     the adequacy of the property's management and maintenance;

      o     the age, design and construction quality of the properties;

      o management's ability to convert an unsuccessful property to an alternate use;

      o perceptions regarding the safety, convenience and attractiveness of the properties;

      o     the proximity and attractiveness of competing properties;

      o     new construction of competing properties in the same market;

      o increases in operating expenses, including, but not limited to, insurance premium increases;

      o     dependence on tenant(s) in a particular business or industry;

      o an increase in the capital expenditures needed to maintain the properties or make improvements;

      o     a decline in the financial condition of a major tenant;

      o     rent control or rent stabilization laws;

      o     an increase in vacancy rates; and

      o a decline in rental rates as leases are renewed or entered into with new tenants.

      Other factors are more general in nature, such as:

      o national, regional or local economic conditions, including plant closings, military base closings, industry slowdowns and unemployment rates;

      o local real estate conditions, such as an oversupply of retail space, office space or multifamily housing;

      o     demographic factors;

      o     consumer confidence;

      o     consumer tastes and preferences; and

      o     retroactive changes in building codes.

      The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

      o     the length of tenant leases;

      o     the creditworthiness of tenants;

      o in the case of rental properties, the rate at which new rentals occur; and

      o the property's "operating leverage" which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

      A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources, such as short-term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

TENANT CONCENTRATION ENTAILS RISK

      A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is leased to a single tenant or if any tenant represents a significant portion of the rental income. Mortgaged properties leased to a single tenant or a tenant that represents a significant portion of the rental income also are more susceptible to interruptions of cash flow if such tenant fails to renew its lease or if such tenant were to close or, in certain circumstances, fail to open. See "--RETAIL PROPERTIES HAVE SPECIAL RISKS" below. Under such circumstances the financial effect of the absence of rental income may be severe; more time may be required to re-lease the space; and substantial capital costs may be incurred to make the space appropriate for replacement tenants.

      Five mortgage loans (identified as Loan Nos. 9, 47, 58, 70 and 88 on Annex A-1 to this prospectus supplement), representing approximately 4.74% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 5.18% of the aggregate principal balance of loan group 1 as of the cut-off date), are each secured by one or more mortgaged properties that are leased to a single tenant. All of the leases for such single tenants extend beyond the stated maturity date of the related mortgage loans. Additionally, the underwriting of certain of these mortgage loans secured by mortgaged properties leased to single tenants may have taken into account the creditworthiness of the tenants under the related leases and consequently may have higher loan-to-value ratios and lower debt service coverage ratios than other types of mortgage loans.

      The underwriting of the single-tenant mortgage loans is based primarily upon the monthly rental payments due from the tenant under the lease of the related mortgaged property, and where the primary lease term expires before the scheduled maturity date of the related mortgage loan, the mortgage loan sellers may have considered the incentives for the primary tenant to re-lease the premises and the anticipated rental value of the premises at the end of the primary lease term. In addition, the loan underwriting for certain of the single-tenant mortgage loans may have taken into account the creditworthiness of the tenants under the applicable leases. Accordingly, such single-tenant mortgage loans may have higher loan-to-value ratios and lower debt service coverage ratios than other types of mortgage loans.

      Retail and office properties also may be adversely affected if there is a concentration of particular tenants among the mortgaged properties or of tenants in a particular business or industry. In this regard, see "--RETAIL PROPERTIES HAVE SPECIAL RISKS" and "--OFFICE PROPERTIES HAVE SPECIAL RISKS" below.

CERTAIN ADDITIONAL RISKS RELATING TO TENANTS

      The income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

      o     space in the mortgaged properties could not be leased or re-leased;

      o     tenants were unable to meet their lease obligations;

      o     a significant tenant were to become a debtor in a bankruptcy case;
            or

      o     rental payments could not be collected for any other reason.

      Repayment of the mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or re-let the space on comparable terms. In this regard, the three largest tenants and their respective lease expiration dates for retail, office and industrial properties are set forth on Annex A-1 to this prospectus supplement. Certain of the tenants have lease expiration dates that occur prior to the loan maturity date. Certain of the mortgaged properties may be leased in whole or in part by government-sponsored tenants who may have the right to cancel their leases at any time or for lack of appropriations. Certain of the mortgaged properties may have tenants affiliated with the related borrower. Additionally, mortgage loans may have concentrations of leases expiring at varying rates in varying percentages prior to the related maturity date and in some situations, all of the leases at a mortgaged property may expire prior to the related maturity date.

      Even if vacated space is successfully re-let, the costs associated with re-letting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged properties. Moreover, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and re-letting the property.

      Additionally, in certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions (provisions requiring the tenant to recognize a successor owner following foreclosure as landlord under the lease), such leases may terminate at such tenant's option upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated.

      Additionally, with respect to certain of the mortgage loans, the related borrower has given to certain tenants a right of first refusal in the event a sale is contemplated or purchase option to purchase all or a portion of the mortgaged property. Such provisions, if not waived, may impede the mortgagee's ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure bid price.

      Certain of the mortgaged properties may have tenants that are related to or affiliated with a borrower. In such cases, a default by the borrower may coincide with a default by the affiliated tenants. Additionally, even if the property becomes REO, it is possible that an affiliate of the borrower may remain as a tenant.

MORTGAGED PROPERTIES LEASED TO MULTIPLE TENANTS ALSO HAVE RISKS

      If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments. Multi-tenanted mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

TENANT BANKRUPTCY ENTAILS RISKS

      Certain of the tenants at some of the mortgaged properties may have been, may currently be or may in the future become a party in a bankruptcy proceeding. The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, office and industrial properties may adversely affect the income produced by a mortgaged property. Under the federal bankruptcy code a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim). The claim would be limited to the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year's rent or 15% of the remaining reserved rent (but not more than three years' rent).

TENANT-IN-COMMON BORROWERS OWN SOME OF THE MORTGAGED PROPERTIES

      With respect to 11 mortgage loans (identified as Loan Nos. 2, 25, 36, 38, 41, 50, 51, 67, 83, 101 and 104 on Annex A-1 to this prospectus supplement) representing approximately 12.17% of the principal balance of the pool of mortgage loans as of the cut-off date (which includes 11 mortgage loans in loan group 1, or approximately 13.31% of the aggregate principal balance of such loan group as of the cut-off date), the borrowers are special purpose entities that own the related mortgaged properties as tenants-in-common. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition), such tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant-in-common borrower proportionally. To reduce the likelihood of a partition action, each tenant-in-common has waived its partition right, or the attempted exercise of such right of partition is an event of default, or a tenant-in-common borrower or its constituent owners will be personally liable for losses suffered by the lender as a result of the exercise of such right of partition. However, there can be no assurance that, if challenged, this waiver would be enforceable or that it would be enforced in a bankruptcy proceeding.

      Enforcement of remedies against tenant-in-common borrowers may be prolonged because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay is reinstated. This risk can be mitigated if, after the commencement of the first such bankruptcy, a lender commences an involuntary proceeding against the other tenant-in-common borrowers and moves to consolidate all such cases. There can be no assurance that a court will consolidate all such cases. However, the mortgage loan documents for such loans generally provide that the portion of the loans attributable to each tenant-in-common interest that files for bankruptcy protection will become full recourse to the tenant-in-common borrower, and its owner or guarantor, if such tenant-in-common borrower files for bankruptcy, or the tenant-in-common borrower or its constituent owners will be personally liable for losses suffered by the lender as a result of such bankruptcy filing.

      Additionally, pursuant to the mortgage loan documents, the tenant-in-common borrowers may be permitted to transfer portions of their interests in the mortgaged property to numerous additional tenant-in-common borrowers. The related mortgage loan documents generally provide that:

      o a tenant-in-common borrower and its constituent owners will be personally liable for any losses suffered by the lender as a result of any action intended or reasonably likely to delay or prevent the lender from enforcing its remedies, and

      o the portion of the loan attributable to a tenant-in-common interest will become full recourse to the tenant-in-common borrower and its owner, or the tenant-in-common borrower or its constituent owners will be personally liable for losses suffered by the lender, if such tenant-in-common borrower (A) files for bankruptcy or (B) files any motion contesting an involuntary proceeding brought by the lender against such tenant-in-common.

MORTGAGE LOANS ARE NONRECOURSE AND ARE NOT INSURED OR GUARANTEED

      The mortgage loans are generally not insured or guaranteed by any person or entity, governmental or otherwise.

      Generally, each mortgage loan is a nonrecourse loan, except with respect to liabilities resulting from certain matters such as fraud or misappropriation of funds or breach of environmental covenants. If a default occurs, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the mortgage loan, subject to customary recourse carveouts. Even if a mortgage loan becomes recourse to the borrower, in most cases, the borrower's assets are limited to primarily its interest in the related mortgaged property. Payment prior to maturity is consequently dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property or the borrower's ability to refinance the mortgaged property.

RISKS TO THE MORTGAGED PROPERTIES RELATING TO TERRORIST ATTACKS

      On September 11, 2001, the United States was subjected to multiple terrorist attacks, resulting in the loss of many lives and massive property damage and destruction in New York City, the Washington, D.C. area and Pennsylvania. It is possible that any further terrorist attacks could (i) lead to damage to one or more of the mortgaged properties, (ii) result in higher costs for insurance premiums or diminished availability of insurance coverage for losses related to terrorist attacks, particularly for large mortgaged properties, which could adversely affect the cash flow at such mortgaged properties, or (iii) impact leasing patterns or shopping patterns which could adversely impact leasing revenue, retail traffic and percentage rent. In particular, the decrease in air travel may have a negative effect on certain of the mortgaged properties, including hotel mortgaged properties and those mortgaged properties in tourist areas, which could reduce the ability of such mortgaged properties to generate cash flow. These disruptions and uncertainties could materially and adversely affect the value of, and an investor's ability to resell, the certificates. See "--RISKS ASSOCIATED WITH THE ABSENCE OF OR INADEQUACY OF INSURANCE COVERAGE" below.

RECENT DEVELOPMENTS MAY INCREASE THE RISK OF LOSS ON THE MORTGAGE LOANS

      The impact of international events involving the United States, such as the aftermath of the terrorist attacks of September 11, 2001 and the ongoing military action in Iraq, is uncertain. In addition, the government of the United States has stated that it is likely that future acts of terrorism may take place. It is impossible to predict the extent to which any such military operations or any future terrorist activities, either domestically or internationally, may affect the economy and investment trends within the United States and abroad. These disruptions and uncertainties could materially and adversely affect an investment in the certificates, including the ability of an investor to resell its certificates. These disruptions and uncertainties could materially and adversely affect the borrowers' abilities to make payments under the mortgage loans, the ability of each transaction party to perform their respective obligations under the transaction documents to which they are a party, the value of the certificates and the ability of an investor to resell the certificates.

RETAIL PROPERTIES HAVE SPECIAL RISKS

      There are 41 retail properties, securing approximately 33.97% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 37.15% of the aggregate principal balance of loan group 1 as of the cut-off date).

      The quality and success of a retail property's tenants significantly affect the property's value. For example, if the sales revenues of retail tenants were to decline, rents tied to a percentage of gross sales revenues may decline and those tenants may be unable to pay their rent or other occupancy costs.

      The presence or absence of an "anchor tenant" in a shopping center also can be important because anchors play a key role in generating customer traffic and making a center desirable for other tenants. An anchor tenant is usually proportionately larger in size and is important in attracting customers to a retail property, whether or not it is located on the related mortgaged property. Thirty-nine of the mortgaged properties, securing approximately 32.72% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 35.78% of the aggregate principal balance of loan group 1 as of the cut-off date), are retail properties that are considered by the applicable mortgage loan seller to be "anchored" or "shadow anchored." Two of the mortgaged properties, securing approximately 1.25% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 1.37% of the aggregate principal balance of loan group 1 as of the cut-off date), are retail properties that are considered by the applicable mortgage loan seller to be "unanchored."

      If anchor stores in a mortgaged property were to close or, in certain circumstances, fail to open, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. Certain tenants or anchor stores may have co-tenancy clauses and/or operating covenants in their leases or operating agreements which permit those tenants or anchor stores to cease operating under certain conditions including, without limitation, other stores not being open for business at the mortgaged property or the subject store not meeting the minimum sales requirement under its lease. The leases for certain anchor stores may lack operating covenants requiring them to remain open. Further, economic conditions affecting the business of the anchor tenant at other locations may have an adverse impact on the anchor tenant's business at the related mortgaged property. We cannot assure you that such space will be occupied or that the related mortgaged property will not suffer adverse economic consequences if such space is not occupied.

      Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers; discount shopping centers and price/shopping clubs; catalogue retailers; home shopping networks; internet web sites; and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties.

      Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

      In addition, various factors may affect the economic performance of retail properties, including:

      o     local competitive conditions;

      o     adverse changes in consumer spending;

      o     quality of management;

      o     physical attributes and quality of the premises; and

      o a decline in the business of a particular tenant or tenants, which may result in such tenant or other tenants at the property ceasing operations, not renewing their leases, going dark or filing for bankruptcy.

OFFICE PROPERTIES HAVE SPECIAL RISKS

      There are 24 office properties, securing approximately 30.77% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 33.66% of the aggregate principal balance of loan group 1 as of the cut-off date).

      A large number of factors may adversely affect the value of office properties, including:

      o     the quality of an office building's tenants;

      o the physical attributes of the building in relation to competing buildings (E.G., age, condition, design, access to transportation and ability to offer certain amenities, such as sophisticated building systems);

      o the failure of federal, state and local government-sponsored tenants to sustain relevant appropriations, resulting in such tenants terminating their leases;

      o a decline in the business of tenants or a relocation of jobs, resulting in tenants ceasing operations, not renewing their leases or filing for bankruptcy;

      o     the desirability of the area as a business location; and

      o the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees.

      Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of property for new tenants. See "--RISKS RELATING TO LOAN CONCENTRATIONS" above.

      Technology, communications and internet start-up companies have experienced over the past several years a variety of factors that tend to make their businesses relatively volatile. Many of those companies have little or no operating history, their owners and management are often inexperienced and such companies may be heavily dependent on obtaining venture capital financing. In addition, technology, communications and internet start-up companies often require significant build-out related to special technology which may adversely affect the ability of the landlord to re-let the properties. The relative instability or failure of these tenants may have an adverse impact on certain of the properties.

      Included in the office properties referenced above are four medical office properties (which secure the mortgage loans identified as Loan Nos. 29, 56, 81 and 96 on Annex A-1 to this prospectus supplement), which secure approximately 2.37% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 2.59% of the aggregate principal balance of loan group 1 as of the cut-off date). The performance of a medical office property may depend on the proximity of such property to a hospital or other health care establishment and on reimbursements for patient fees from private or government-sponsored insurance companies. The closure of a nearby hospital may therefore adversely affect the value of a medical office property. In addition, the performance of a medical office property may depend on reimbursements for patient fees from private or government-sponsored insurers and issues related to reimbursement (ranging from non-payment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged properties. Moreover, medical office properties appeal to a narrow market of tenants and the value of a medical office property may be adversely affected by the availability of competing medical office properties.

MULTIFAMILY PROPERTIES HAVE SPECIAL RISKS

      There are 27 multifamily properties, securing approximately 18.76% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (which include 12 mortgaged properties securing approximately 11.14% of the aggregate principal balance of loan group 1 as of the cut-off date, and 15 mortgaged properties securing approximately 100.00% of the aggregate principal balance of loan group 2 as of the cut-off date). A large number of factors may adversely affect the value and successful operation of a multifamily property, including:

      o the physical attributes of the apartment building such as its age, appearance and construction quality;

      o local employers, including military bases and colleges, relocating, closing or going out of business;

      o the location of the property, which may become less desirable over time;

      o the ability of management to rent units and provide adequate maintenance and insurance;

      o     the services and amenities at the property;

      o     the property's reputation;

      o the level of mortgage interest rates and the strength of the single-family home market, either of which may encourage tenants to purchase rather than lease housing;

      o in the case of student housing facilities, the reliance on the financial well-being of the college or university to which it relates, as well as physical layout of the housing, which may not be readily convertible to traditional multifamily use;

      o     the presence of competing properties;

      o the tenant mix, particularly if the tenants are predominantly students, personnel from or workers related to a local military base or workers from a particular business or industry;

      o     local competitive conditions;

      o     quality of management;

      o dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;

      o adverse local or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;

      o state and local regulations that may affect the building owner's ability to increase rent to market rent for an equivalent apartment; and

      o     the length of the term of the lease.

      Certain of the mortgage loans may be secured now or in the future by mortgaged properties that are eligible for and have received low income housing tax credits pursuant to Section 42 of the Internal Revenue Code in respect of various units within such mortgaged properties or have tenants that rely on rent subsidies under various government-funded programs, including the
Section 8 Tenant-Based Assistance Rental Certificate Program of the United States Department of Housing and Urban Development. We can give you no assurance that such programs will be continued in their present form or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related mortgage loans.

      Certain of the mortgage loans may be secured now or in the future by mortgaged properties that are subject to certain affordable housing covenants, in respect of various units within the mortgaged properties.

SELF STORAGE PROPERTIES HAVE SPECIAL RISKS

      There are 32 self storage properties, securing approximately 8.30% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 9.07% of the aggregate principal balance of loan group 1 as of the cut-off date). Self storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low. The conversion of self storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self storage mortgaged properties becomes unprofitable due to:

      o     decreased demand;

      o     competition;

      o     lack of proximity to apartment complexes or commercial users;

      o     apartment tenants moving to single-family homes;

      o     decline in services rendered, including security;

      o     dependence on business activity ancillary to renting units;

      o     age of improvements; or

      o other factors so that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that self storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than if the self storage mortgaged property were readily adaptable to other uses.

      Tenants at self storage properties tend to require and receive privacy, anonymity and efficient access, each of which may heighten environmental and other risks related to such property as the borrower may be unaware of the contents in any self storage unit. No environmental assessment of a mortgaged property included an inspection of the contents of the self storage units included in the self storage mortgaged properties and there is no assurance that all of the units included in the self storage mortgaged properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

HOTEL PROPERTIES HAVE SPECIAL RISKS

      There are seven hotel properties securing approximately 4.44% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 4.86% of the aggregate principal balance of loan group 1 as of the cut-off date), that are considered full-service or limited-service.

      Various factors may adversely affect the economic performance of a hotel, including:

      o adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

      o     the construction of competing hotels or resorts;

      o continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

      o a deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel;

      o changes in travel patterns (including, for example, the decline in air travel following the terrorist attacks in New York City, Washington, D.C. and Pennsylvania) caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

      o     management ability of property managers;

      o     desirability of particular locations;

      o location, quality and hotel management company affiliation which affect the economic performance of a hotel; and

      o relative illiquidity of hotel investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions.

      Because hotel rooms generally are rented for short periods of time, the financial performance of hotels tends to be affected by adverse economic conditions and competition more quickly than other commercial properties.

      Moreover, the hotel and lodging industry is generally seasonal in nature and different seasons affect different hotels depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hotel property's room and restaurant revenues, occupancy levels, room rates and operating expenses.

      The liquor licenses for most of the applicable mortgaged properties are commonly held by affiliates of the mortgagors, unaffiliated managers and operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person. In the event of a foreclosure of a hotel property that holds a liquor license, the trustee or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay which could be significant. There can be no assurance that a new license could be obtained promptly or at all. The lack of a liquor license in a full-service hotel could have an adverse impact on the revenue from the related mortgaged property or on the hotel's occupancy rate.

      Certain of the mortgage loans secured by a hotel property are affiliated with a franchise company through a franchise agreement. The performance of a hotel property affiliated with a franchise or hotel management company depends in part on the continued existence and financial strength of the franchisor or hotel management company and, with respect to a franchise company only,

      o     the public perception of the franchise or hotel chain service mark;
            and

      o     the duration of the franchise licensing agreement.

      Any provision in franchise agreement providing for termination because of the bankruptcy of a franchisor generally will not be enforceable. Replacement franchises may require significantly higher fees.

      Transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor's consent.

      No assurance can be given that the trust fund could renew a management agreement or obtain a new management agreement following termination of the agreement in place at the time of foreclosure.

MANUFACTURED HOUSING COMMUNITY PROPERTIES HAVE SPECIAL RISKS

      There are six manufactured housing community properties, securing approximately 1.29% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (which includes six mortgaged properties securing approximately 1.41% of the aggregate principal balance of loan group 1 as of the cut-off date). Loans secured by liens on manufactured housing community properties pose risks not associated with loans secured by liens on other types of income producing real estate.

      The successful operation of a manufactured housing community property may depend upon the number of other competing residential developments in the local market, such as:

      o     other manufactured housing communities;

      o     apartment buildings; and

      o     single family homes.

      Other factors may also include:

      o the physical attributes of the manufactured housing community, including its age and appearance;

      o     location of the manufactured housing community;

      o the ability of management to provide adequate maintenance and insurance;

      o     the type of services or amenities it provides;

      o the availability of public water and sewer facilities, or the adequacy of any such privately-owned facilities;

      o     the property's reputation; and

      o state and local regulations, including rent control and rent stabilization.

      The manufactured housing community properties are "special purpose" properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of the manufactured housing community properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing community property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing community property were readily adaptable to other uses.

INDUSTRIAL/WAREHOUSE PROPERTIES HAVE SPECIAL RISKS

      There are three industrial properties, securing approximately 2.11% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 2.31% of the aggregate principal balance of loan group 1 as of the cut-off date). Significant factors determining the value of industrial properties are:

      o     the quality of tenants;

      o     building design and adaptability; and

      o     the location of the property.

      Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties.

      Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (for example, a decline in defense spending), and a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to re-let to another tenant or may become functionally obsolete relative to newer properties. In addition, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property.

      Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics which are generally desirable to a warehouse/industrial property include high, clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, minimum large truck turning radii and overall functionality and accessibility.

      Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

Properties with Condominium Ownership Have Special Risks

      Three mortgage loans, representing approximately 1.59% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (which include two mortgage loans in loan group 1, or approximately 1.46% of the aggregate principal balance of loan group 1 as of the cut-off date and one mortgage loan in loan group 2, or approximately 2.93% of the aggregate principal balance of loan group 2 as of the cut-off date) are primarily secured by the related borrower's ownership interest in one or more condominium units.

      The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws. Generally, the consent of a majority of the board members is required for any actions of the condominium board. The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty. Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds. In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements. In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay such assessments in order to properly maintain and operate the common elements of the property. Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a mortgagee takes possession pursuant to a foreclosure. Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

      Due to the nature of condominiums and a borrower's ownership interest therein, a default on a loan secured by the borrower's interest in one or more condominium units may not allow the holder of the mortgage loan the same flexibility in realizing upon the underlying real property as is generally available with respect to properties that are not condominiums. The rights of any other unit owners, the governing documents of the owners' association and state and local laws applicable to condominiums must be considered and respected. Consequently, servicing and realizing upon such collateral could subject the trust to greater delay, expense and risk than servicing and realizing upon collateral for other loans that are not condominiums.

      The Collingwood Garden Apartments mortgage loan (identified as Loan No. 100 on Annex A-1 to this prospectus supplement ) representing 0.25% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 2.93% of the aggregate principal balance of loan group 2 as of the cut-off date), is secured by a condominium property in which the related borrower is the sole owner of all condominium units and has full authority to control the association and the constituency of its board of directors.

      The Court Plaza Office Building mortgage loan (identified as Loan No. 117 on Annex A-1 to this prospectus supplement ) representing 0.17% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 0.18% of the aggregate principal balance of loan group 1 as of the cut-off date), is secured by the related borrower's ownership interest in two of three units comprising the condominium regime. The related borrower has the authority to control the association and the constituency of its board of directors.

      The 23rd & Madison Avenue mortgage loan (identified as Loan No. 26 on Annex A-1 to this prospectus supplement) representing 1.17% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 1.28% of the aggregate principal balance of loan group 1 as of the cut-off date), is secured by the related borrower's ownership interest in one of two units comprising the condominiums regime. Control of the association and the selection of the board of directors requires agreement of both of the unit owners.

LACK OF SKILLFUL PROPERTY MANAGEMENT ENTAILS RISKS

      The successful operation of a real estate project depends upon the property manager's performance and viability. The property manager is responsible for:

      o     responding to changes in the local market;

      o     planning and implementing the rental structure;

      o     operating the property and providing building services;

      o     managing operating expenses; and

      o assuring that maintenance and capital improvements are carried out in a timely fashion.

      Properties such as hotels and self storage facilities, or other properties (including, in some cases, multifamily properties) deriving revenues primarily from short-term sources, such as short-term or month-to-month leases, are generally more management intensive than properties leased to creditworthy tenants under long-term leases.

      We make no representation or warranty as to the skills of any present or future managers. In many cases, the property manager is an affiliate of the borrower and may not manage properties for non-affiliates. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

SOME MORTGAGED PROPERTIES MAY NOT BE READILY CONVERTIBLE TO ALTERNATIVE USES

      Some of the mortgaged properties may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. Converting commercial properties to alternate uses generally requires substantial capital expenditures. The liquidation value of a mortgaged property consequently may be substantially less than would be the case if the property were readily adaptable to other uses.

      Zoning or other restrictions also may prevent alternative uses. See "--ZONING COMPLIANCE AND USE RESTRICTIONS" below.

MORTGAGE LOANS SECURED BY LEASEHOLD INTERESTS MAY EXPOSE INVESTORS TO GREATER RISKS OF DEFAULT AND LOSS

      One of the mortgaged properties (identified as Loan No. 9.2 on Annex A-1 to this prospectus supplement), representing approximately 0.77% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 0.84% of the aggregate principal balance of loan group 1 as of the cut-off date), is secured by a lien on the related borrower's leasehold interest in the related real property, but not by the corresponding fee ownership interest in the property that is subject to the ground lease. Because of the possible termination of the related ground lease, lending on a leasehold interest in a real property may be riskier than lending on a fee ownership interest in that property. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS--FORECLOSURE--LEASEHOLD RISKS" in the prospectus.

LIMITATIONS OF APPRAISALS

      Appraisals were obtained with respect to each of the mortgaged properties at or about the time of the origination of the applicable mortgage loan. In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than the conclusion that would be reached if a different appraiser were appraising that property. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. That amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. We cannot assure you that the information set forth in this prospectus supplement regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties.

YOUR LACK OF CONTROL OVER THE TRUST FUND CAN CREATE RISKS

      You and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the trust. See "SERVICING OF THE MORTGAGE LOANS--GENERAL" in this prospectus supplement. Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the trustee or the special servicer, as applicable. Any decision made by one of those parties in respect of the trust, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.

POTENTIAL CONFLICTS OF INTEREST

      Affiliates of the depositor, the mortgage loan sellers, the master servicer, the primary servicer or the special servicer may purchase a portion of the Series 2005-C1 certificates. This could cause a conflict between the master servicer's or the special servicer's respective duties to the trust under the pooling and servicing agreement and their respective interests as a holder of a certificate. In addition, the holder of certain of the non-offered certificates has the right to remove the special servicer and appoint a successor, which may be an affiliate of such holder. It is anticipated that the special servicer or an affiliate thereof will be the holder of such non-offered certificates. However, the pooling and servicing agreement provides that the mortgage loans are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by a servicer or any of its affiliates. See "SERVICING OF THE MORTGAGE LOANS--GENERAL" in this prospectus supplement.

      Additionally, any of those parties may, especially if it or an affiliate holds Series 2005-C1 non-offered certificates, or has financial interests in or other financial dealings with a borrower or sponsor under any of the mortgage loans, have interests when dealing with the mortgage loans that are in conflict with those of holders of the offered certificates. For instance, if the special servicer or an affiliate holds Series 2005-C1 non-offered certificates, the special servicer could seek to reduce the potential for losses allocable to those certificates from a troubled mortgage loan by deferring acceleration in hope of maximizing future proceeds. The special servicer might also seek to reduce the potential for such losses by accelerating earlier than necessary in order to avoid advance interest or additional trust fund expenses. Either action could result in less proceeds to the trust than would be realized if alternate action had been taken. In general, a servicer is not required to act in a manner more favorable to the offered certificates or any particular class of offered certificates than to the Series 2005-C1 non-offered certificates.

      Additionally, each of the master servicer, sub-servicers and special servicer currently services or will, in the future, service, in the ordinary course of its business, existing and new loans for third parties, including portfolios of loans similar to the mortgage loans that will be included in the trust. The real properties securing these other loans may be in the same markets as, and compete with, certain of the real properties securing the mortgage loans that will be included in the trust. Consequently, personnel of the master servicer, sub-servicers and the special servicer may perform services, on behalf of the trust, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. This may pose inherent conflicts for the master servicer, the sub-servicers or the special servicer.

      Additionally, certain of the mortgage loans included in the trust may have been refinancings of debt previously held by a mortgage loan seller or an affiliate of a mortgage loan seller and the mortgage loan sellers or their affiliates may have or have had equity investments in the borrowers (or in the owners of the borrowers) or properties under certain of the mortgage loans included in the trust. Each of the mortgage loan sellers and their affiliates have made and/or may make or have preferential rights to make loans to, or equity investments in, affiliates of the borrowers under the mortgage loans.

      The managers of the mortgaged properties and the borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged properties because:

      o a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

      o these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

      o affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

DIRECTING CERTIFICATEHOLDER MAY DIRECT SPECIAL SERVICER ACTIONS

      In connection with the servicing of the mortgage loans (other than the Strategic Hotel Portfolio mortgage loan), the special servicer may, at the direction of the directing certificateholder, take or refrain from taking actions with respect to the mortgage loans that could adversely affect the holders of some or all of the classes of offered certificates. The directing certificateholder will be controlled by the controlling class certificateholders, which may have interests in conflict with those of the certificateholders of the classes of offered certificates. As a result, it is possible that the directing certificateholder may direct the special servicer to take or refrain from taking actions which conflict with the interests of certain classes of the offered certificates and the directing certificateholder will have no liability to any certificateholder outside the controlling class for any action it takes or fails to take. However, the special servicer is not permitted to take actions which are prohibited by law or violate the terms of the pooling and servicing agreement (including the servicing standard) or the mortgage loan documents. See "SERVICING OF THE MORTGAGE LOANS--GENERAL" in this prospectus supplement.

THE HOLDERS OF CERTAIN SUBORDINATE AND PARI PASSU DEBT MAY DIRECT ACTIONS OF THE SPECIAL SERVICER OR THE ACTIONS OF THE SERVICER AND SPECIAL SERVICER UNDER CERTAIN OTHER POOLING AND SERVICING AGREEMENTS

      THE LAKESIDE MALL MORTGAGE LOAN

      With respect to the Lakeside Mall mortgage loan, representing approximately 5.70% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 6.23% of the aggregate principal balance of loan group 1 as of the cut-off date), the related mortgaged property also secures one other PARI PASSU loan. The Lakeside Mall mortgage loan and such PARI PASSU loan will be serviced under the pooling and servicing agreement.

      Any decision with respect to the Lakeside Mall mortgage loan that requires the approval of the directing certificateholder or otherwise requires approval under the related intercreditor agreement (including terminating the special servicer under the pooling and servicing agreement and appointing a successor special servicer) will require the approval of (i) the holders of a majority by principal balance of the Lakeside Mall mortgage loan and the Lakeside Mall PARI PASSU loan, and (ii) if such holders (or their designees) cannot agree on a course of action within 30 days, the directing certificateholder. Although the decision may ultimately be made by the directing certificateholder, there may be a delay of at least 30 days prior to the implementation of that decision.

      THE 63 MADISON AVENUE MORTGAGE LOAN

      With respect to the 63 Madison Avenue mortgage loan, representing approximately 3.51% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 3.84% of the aggregate principal balance of loan group 1 as of the cut-off date), the related mortgaged property also secures two other PARI PASSU loans. The 63 Madison Avenue mortgage loan and the related PARI PASSU loans will be serviced under the pooling and servicing agreement.

      Any decision with respect to the 63 Madison Avenue mortgage loan that requires the approval of the directing certificateholder or otherwise requires approval under the related intercreditor agreement (including terminating the special servicer under the pooling and servicing agreement and appointing a successor special servicer) will require the approval of (i) the holders of a majority by principal balance of the 63 Madison Avenue mortgage loan and the 63 Madison Avenue PARI PASSU loans, and (ii) if such holders (or their designees) cannot agree on a course of action within 30 days, the directing certificateholder.

      THE STRATEGIC HOTEL PORTFOLIO MORTGAGE LOAN

      With respect to the Strategic Hotel Portfolio mortgage loan, representing approximately 1.45% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 1.59% of the aggregate principal balance of loan group 1 as of the cut-off date), the related mortgaged properties also secure three other PARI PASSU loans and four subordinate loans. The Strategic Hotel Portfolio mortgage loan and the related PARI PASSU and subordinate loans will be serviced under the pooling and servicing agreement relating to the GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2004-C3.

      Prior to the occurrence of a change of control event described under "SERVICING OF THE MORTGAGE LOANS--SERVICING OF THE STRATEGIC HOTEL PORTFOLIO MORTGAGE LOAN--RIGHT TO EXERCISE THE RIGHTS OF THE DIRECTING CERTIFICATEHOLDER IN THE GECMC 2004-C3 POOLING AND SERVICING AGREEMENT WITH RESPECT TO THE STRATEGIC HOTEL PORTFOLIO WHOLE LOAN" in this prospectus supplement, the holders of the Strategic Hotel Portfolio subordinate loans will have the right under certain circumstances to advise and direct the servicer or special servicer, as applicable, under the GECMC 2004-C3 pooling and servicing agreement with respect to various servicing matters affecting the Strategic Hotel Portfolio mortgage loan and the Strategic Hotel Portfolio PARI PASSU and subordinate loans and to approve various decisions affecting such loans. Such holders also generally have the right to terminate the special servicer under the GECMC 2004-C3 pooling and servicing agreement and to appoint a successor special servicer, except while such holders are affiliates of the related borrower. The holders of the subordinate loans (or their designees) may have interests in conflict with those of the holders of the certificates offered in this prospectus supplement.

      Following the occurrence of such change of control event, any decision with respect to the Strategic Hotel Portfolio loan that requires the approval of the majority certificateholder of the controlling class under the GECMC 2004-C3 pooling and servicing agreement or otherwise requires approval under the related intercreditor agreement (including terminating the special servicer under the GECMC 2004-C3 pooling and servicing agreement and appointing a successor special servicer) will require the approval of (i) the holders of a majority by principal balance of the Strategic Hotel Portfolio mortgage loan and the Strategic Hotel Portfolio PARI PASSU loans, or (ii) if such holders (or their designees) cannot agree on a course of action within a certain period of time, the majority certificateholder of the controlling class appointed under the GECMC 2004-C3 pooling and servicing agreement.

      No certificateholder may take any action against any holder of a PARI PASSU or subordinate loan (or its designee) for having acted solely in its respective interest. The holders of the subordinate loans and the three other PARI PASSU loans (or their respective designees) may have interests in conflict with, and their decisions may adversely affect, holders of the classes of certificates offered herein. In addition, as of the cut-off date, the Strategic Hotel Portfolio mortgage loan represents approximately 14.29% of the aggregate principal balance of the four PARI PASSU senior loans secured by the related mortgaged property. As a result, any determinations made by the directing certificateholder will not necessarily be implemented and approvals to proposed actions of the servicer or the special servicer, as applicable, under the GECMC 2004-C3 pooling and servicing agreement may not be granted in all instances, thereby potentially adversely affecting some or all of the classes of certificates offered in this prospectus supplement.

      THE HOPE SQUARE PROFESSIONAL BUILDING MORTGAGE LOAN

      With respect to the Hope Square Professional Building mortgage loan (identified as Loan No. 29 on Annex A-1 to this prospectus supplement.), representing approximately 1.10% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 1.20% of the aggregate principal balance of loan group 1 as of the cut-off date), the related mortgaged property also secures a subordinate loan. The Hope Square Professional Building mortgage loan and the related subordinate loan will be serviced under the pooling and servicing agreement.

      Pursuant to the terms of the related intercreditor agreement, neither the master servicer nor the special servicer may enter into material amendments, modifications or extensions of any such mortgage loan or subordinate loan in a material manner without the consent of the holder of the related subordinate loan; PROVIDED, HOWEVER, that such consent right will expire upon the expiration of the repurchase period described under "SERVICING OF THE MORTGAGE LOANS--RIGHTS OF THE HOLDER OF THE HOPE SQUARE PROFESSIONAL BUILDING B NOTE."

      The holder of the subordinate loan (or its designee) may have interests in conflict with those of the certificateholders of the classes of offered certificates. As a result, approvals to proposed actions of the master servicer or the special servicer, as applicable, under the pooling and servicing agreement may not be granted in all instances, thereby potentially adversely affecting some or all of the classes of offered certificates.

BANKRUPTCY PROCEEDINGS ENTAIL CERTAIN RISKS

      Under federal bankruptcy law, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property (subject to certain protections available to the lender). As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property, which would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may: (1) grant a debtor a reasonable time to cure a payment default on a mortgage loan; (2) reduce periodic payments due under a mortgage loan; (3) change the rate of interest due on a mortgage loan; or (4) otherwise alter the mortgage loan's repayment schedule.

      Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

      Additionally, pursuant to subordination agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions. There can be no assurance that in the event of the borrower's bankruptcy, a court will enforce such restrictions against a subordinated lender.

      In IN RE 203 NORTH LASALLE STREET PARTNERSHIP, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee's claim with respect to a Chapter 11 reorganization plan on the grounds that prebankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender's objections.

      Under federal bankruptcy law, the lender will be stayed from enforcing a borrower's assignment of rents and leases. Federal bankruptcy law also may interfere with the master servicer's or special servicer's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

      As a result of the foregoing, the trustee's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

RISKS RELATING TO PREPAYMENTS AND REPURCHASES

      The yield to maturity on your certificates will depend, in significant part, upon the rate and timing of principal payments on the mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, defaults and liquidations or repurchases upon breaches of representations and warranties. We make no representation as to the actual rate of payments of principal on the mortgage loans.

      In particular, because the notional amount of the Class X-P certificates is based upon all or a portion of certain of the outstanding certificate balance of the certificates, the yield to maturity on the Class X-P certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses. Also, a rapid rate of principal prepayments, liquidations and/or principal losses could result in the failure to recoup the initial investment in the Class X-P certificates.

      The yield on any class of certificates whose pass-through rate is affected by the weighted average net mortgage interest rate could also be adversely affected if mortgage loans with higher interest rates pay faster than the mortgage loans with lower interest rates, since that class bears interest at a rate limited by the weighted average of the net mortgage interest rates of the mortgage loans. The pass-through rates on such certificates may be limited by the weighted average of the net mortgage interest rates on the mortgage loans even if principal prepayments do not occur.

      In addition, because the amount of principal that will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-5 and Class A-1A certificates will generally be based upon the particular loan group in which the related mortgage loan is deemed to be included, the yield on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class A-5 certificates will be particularly sensitive to prepayments on mortgage loans in loan group 1 and the yield on the Class A-1A certificates will be particularly sensitive to prepayments on mortgage loans in loan group 2.

      See "RISK FACTORS--BORROWERS MAY BE UNABLE TO REPAY REMAINING PRINCIPAL BALANCE ON MATURITY DATE OR ANTICIPATED REPAYMENT DATE" and "YIELD AND MATURITY CONSIDERATIONS" in this prospectus supplement and in the accompanying prospectus.

      The investment performance of your certificates may vary materially and adversely from your expectations if the actual rate of prepayment on the mortgage loans is higher or lower than you anticipate.

      Any changes in the weighted average lives of your certificates may adversely affect your yield. Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

      Although the mortgage loans generally have prepayment protection in the form of lockout periods followed by defeasance provisions or yield maintenance provisions, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of prepayment or yield maintenance charges or prepayment provisions or that involuntary prepayments will not occur.

      In addition certain mortgage loans permit partial prepayment during the related lockout period. See, for example, "DESCRIPTION OF THE MORTGAGE POOL--CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS--PREPAYMENT PROVISIONS" in this prospectus supplement.

      The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

      o     the terms of the mortgage loans;

      o     the length of any prepayment lock-out period;

      o special provisions in certain of the loan documents that permit prepayment under limited circumstances, including in connection with a release;

      o     the level of prevailing interest rates;

      o     the availability of mortgage credit;

      o     the applicable yield maintenance charges;

      o the master servicer's or special servicer's ability to enforce those charges or premiums;

      o     the failure to meet certain requirements for the release of escrows;

      o     the occurrence of casualties or natural disasters; and

      o     economic, demographic, tax, legal or other factors.

      A casualty or condemnation may cause a prepayment of all or a portion of the loan balance. The mortgage loans generally do not require a yield maintenance charge for prepayments in connection with a casualty or condemnation unless, in the case of certain of the mortgage loans, an event of default has occurred and is continuing. Certain shortfalls in interest as a result of involuntary prepayments may reduce the available distribution amount. In addition, if a mortgage loan seller repurchases any mortgage loan from the trust due to a breach of one or more of the representations or warranties or as a result of a document defect in the related mortgage file, or if a mezzanine lender or holder of a subordinate loan exercises an option to purchase the related mortgage loan under the circumstances set forth in the related mezzanine loan documents or intercreditor agreement, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or prepayment penalty would be payable. Such repurchase or early prepayment may adversely affect the yield to maturity on your certificates. See "--ABILITY TO INCUR OTHER DEBT ENTAILS RISK" and "SERVICING OF THE MORTGAGE LOANS--SERVICING OF THE STRATEGIC HOTEL PORTFOLIO MORTGAGE LOAN--PURCHASE OPTION" and "--RIGHTS OF THE HOLDER OF THE HOPE SQUARE PROFESSIONAL BUILDING B NOTE--PURCHASE OPTION" in this prospectUS supplement.

      With respect to 15 mortgage loans (identified as Loan Nos. 6, 7, 24, 27, 35, 36, 38, 41, 45, 55, 59, 67, 76, 85 and 103 on Annex A-1 to this prospectus supplement), representing approximately 16.18% of the principal balance of the pool of mortgage loans as of the cut-off date or approximately 12.92% of the aggregate principal balance of loan group 1 as of the cut-off date and approximately 51.00% of the aggregate principal balance of loan group 2, the related borrowers are required to meet certain performance criteria in order to prevent the application of certain escrows and/or letters of credit to pay down the principal balance of such mortgage loans. Failure to satisfy such criteria would have the same effect on the offered certificates as a partial prepayment of such mortgage loans without the payment of a yield maintenance charges or prepayment penalty. For more information regarding these mortgage loans, see "DESCRIPTION OF THE MORTGAGE POOL--CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS--PERFORMANCE ESCROWS AND LETTERS OF CREDIT" and footnotes 5 and 6 to Annex A-1 to this prospectus supplement.

      With respect to one mortgage loan (identified as Loan No. 12 on Annex A-1 to this prospectus supplement), representing approximately 1.68% of the principal balance of the pool of mortgage loans as of the cut-off date or approximately 1.84% of the aggregate principal balance of loan group 1 as of the cut-off date and which is defeasable at any time, in the event that the related borrower defeases such loan within two years of the closing date, the related mortgage loan seller will be required to repurchase the loan with yield maintenance in accordance with the terms of the pooling and servicing agreement. However, there can be no assurance that such mortgage loan seller will be in a financial position to effect such repurchase. In the event that the applicable mortgage loan seller fails to purchase or is unable to purchase such mortgage loan prior to the early defeasance date, the special servicer will be required to sell the mortgage loan on behalf of the trust. In this case, the sale price will determine the amount of proceeds available for distribution to the certificateholders and it is likely that a loss will result.

RISKS RELATING TO ENFORCEABILITY OF YIELD MAINTENANCE CHARGES OR DEFEASANCE PROVISIONS

      Provisions requiring yield maintenance charges, penalty charges or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay any yield maintenance charge or penalty charge will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge.

      Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge. In certain jurisdictions, those collateral substitution provisions might be deemed unenforceable under applicable law or public policy, or usurious.

RISKS RELATING TO BORROWER DEFAULT

      The rate and timing of delinquencies or defaults on the mortgage loans will affect:

      o     the aggregate amount of distributions on the offered certificates;

      o     their yield to maturity;

      o     the rate of principal payments; and

      o     their weighted average life.

      If losses on the mortgage loans exceed the aggregate principal amount of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding principal amount of that class).

      If you calculate your anticipated yield based on assumed rates of defaults and losses that are lower than the default rate and losses actually experienced, and those losses are allocated to your certificates, your actual yield to maturity will be lower than the assumed yield. Under certain extreme scenarios, that yield could be negative. In general, the earlier a loss borne by you on your certificates occurs, the greater the effect on your yield to maturity.

      Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates. This may be so, because those losses lead to your certificates having a higher percentage ownership interest in the trust and related distributions of principal payments on the mortgage loans than would otherwise have been the case. The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

      Additionally, delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any delinquency or default.

      Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS--FORECLOSURE" in the prospectus.

RISKS RELATING TO CERTAIN PAYMENTS

      To the extent described in this prospectus supplement, the master servicer, the special servicer, the trustee or the fiscal agent, as applicable, will be entitled to receive interest on unreimbursed advances, at the "Prime Rate" as published in THE WALL STREET JOURNAL as described in this prospectus supplement. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred through the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer is entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

RISKS OF LIMITED LIQUIDITY AND MARKET VALUE

      Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. While the underwriters currently intend to make a secondary market in the offered certificates, they are not obligated to do so. Additionally, one or more purchasers may purchase substantial portions of one or more classes of offered certificates. Accordingly, you may not have an active or liquid secondary market for your certificates. Lack of liquidity could result in a substantial decrease in the market value of your certificates. The market value of your certificates also may be affected by many other factors, including the then-prevailing interest rates.

DIFFERENT TIMING OF MORTGAGE LOAN AMORTIZATION POSES CERTAIN RISKS

      As principal payments or prepayments are made on a mortgage loan that is part of a pool of mortgage loans, the pool will be subject to more concentration risks with respect to the diversity of mortgaged properties, types of mortgaged properties and number of borrowers, as described above. Classes that have a later sequential designation or a lower payment priority are more likely to be exposed to this concentration risk than are classes with an earlier sequential designation or a higher priority. This is so because principal on the offered certificates is generally payable in sequential order, and no class entitled to distribution of principal generally receives principal until the principal amount of the preceding class or classes entitled to receive principal have been reduced to zero.

SUBORDINATION OF SUBORDINATE OFFERED CERTIFICATES

      As described in this prospectus supplement, unless your certificates are Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-5, Class A-1A or Class X-P certificates, your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the offered certificates with an earlier alphabetical designation and the Class X-C and Class X-P certificates.

      See "DESCRIPTION OF THE CERTIFICATES--DISTRIBUTIONS--PRIORITY" and "--SUBORDINATION; ALLOCATION OF COLLATERAL SUPPORT DEFICIT AND CERTIFICATE DEFERRED INTEREST" in this prospectus supplement.

ENVIRONMENTAL RISKS RELATING TO THE MORTGAGED PROPERTIES

      The trust could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

      All of the mortgaged properties were subject to environmental site assessments within the 12 month period prior to the cut-off date, including Phase I site assessments or updates of previously performed Phase I site assessments. In some cases, Phase II site assessments have also been performed. Although those assessments involved site visits and other types of review, we cannot assure you that all environmental conditions and risks were identified.

      Except as described below, none of the environmental assessments revealed any material adverse environmental condition or circumstance at any mortgaged property except for those:

      o which will be remediated or abated in all material respects by the closing date;

      o     for which an escrow for the remediation was established;

      o for which an environmental insurance policy was obtained from a third party insurer;

      o for which the consultant recommended an operations and maintenance plan or periodic monitoring of nearby properties, which recommendations are consistent with industry practice;

      o for which the principal of the borrower or another financially responsible party is required to take, or is liable for the failure to take, such actions, if any, with respect to such matters as have been required by the applicable governmental authority or recommended by the environmental assessments; or

      o for which such conditions or circumstances were investigated further and the environmental consultant recommended no further action or remediation.

      In certain cases, the identified condition related to the presence of asbestos-containing materials, lead-based paint, silver and/or radon. Where these substances were present, the environmental consultant generally recommended, and the related loan documents generally required, the establishment of an operation and maintenance plan to address the issue or, in the case of asbestos-containing materials and lead-based paint, an abatement or removal program. Other identified conditions include, for example,

      o     leaks from storage tanks,

      o     on-site spills, and

      o     soil and groundwater contamination from dry cleaning operations.

      Corrective action, as required by the regulatory agencies, has been or is currently being undertaken and/or the related borrowers have made deposits into environmental reserve accounts. However, we cannot assure you that any environmental indemnity, insurance or reserve amounts will be sufficient to remediate the environmental conditions or that all environmental conditions have been identified or that operation and maintenance plans will be put in place and/or followed. Additionally, we cannot assure you that actions of tenants at mortgaged properties will not adversely affect the environmental condition of the mortgaged properties.

      In addition, problems associated with mold may pose risks to the mortgaged properties and may also be the basis for personal injury claims against a borrower. Although the mortgaged properties are required to be inspected periodically, there is no generally accepted standard for the assessment of mold. If left unchecked, the growth of mold could result in the interruption of cash flow, litigation and/or remediation expenses, each of which could adversely impact collections from a mortgaged property. In addition, many of the insurance policies presently covering the mortgaged properties may specifically exclude losses due to mold.

      With respect to one mortgage loan (identified as Loan No. 34 on Annex A-1 to this prospectus supplement ) representing 1.04% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 12.16% of the aggregate principal balance of loan group 2 as of the cut-off date), two multi-tenant lawsuits related to mold identified at the property have been filed against the related borrower. The lender has received letters from mold experts confirming that the remediation of mold conditions have been satisfactorily completed, and required both a $500,000 escrow for the litigation and non-recourse carve-outs from the related borrower and its constituent owners related to losses that may occur as a result of mold at the mortgaged property.

      See "SERVICING OF THE MORTGAGE LOANS--REALIZATION UPON DEFAULTED MORTGAGE LOANS" in this prospectus supplement and "RISK FACTORS--ENVIRONMENTAL RISKS" and "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS--ENVIRONMENTAL RISKS" in the prospectus.

TAX CONSIDERATIONS RELATING TO FORECLOSURE

      If the trust acquires a mortgaged property pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer must (in all circumstances required by the Internal Revenue Code) retain an independent contractor to operate the property. Any net income from the operation of the property (other than qualifying "rents from real property"), any rental income based on the net profits of a tenant or sub-tenant or any income from a non-customary service, will subject the Lower-Tier REMIC to federal tax (and possibly state or local tax) on that income at the highest marginal corporate tax rate (currently 35%). In that event, the net proceeds available for distribution to certificateholders will be reduced. The special servicer may permit the Lower-Tier REMIC to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to certificateholders is greater than under another method of operating or net leasing the mortgaged property. In addition, if the trust fund were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the trust may in certain jurisdictions, particularly in the State of New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders. Similar considerations apply with respect to the Strategic Hotel Portfolio mortgage loan under the pooling and servicing agreement relating to the GE Commercial Mortgage Corporation Commercial Mortgage Pass-Through Certificates, Series 2004-C3.

RISKS ASSOCIATED WITH ONE ACTION RULES

      Several states (including California) have laws that prohibit more than one "judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action" broadly. Accordingly, the special servicer is required to obtain advice of counsel prior to enforcing any of the trust fund's rights under any of the mortgage loans that include mortgaged properties where the rule could be applicable. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS--FORECLOSURE" in the prospectus.

RISKS ASSOCIATED WITH THE ABSENCE OF OR INADEQUACY OF INSURANCE COVERAGE

      All of the mortgage loans require the related borrower to maintain, or cause to be maintained, property insurance in an amount (subject to a customary deductible) at least equal to the lesser of (i) the replacement cost of improvement at the mortgaged property and (ii) the outstanding principal balance of the mortgage loan. Therefore, insurance proceeds may not be sufficient to payoff the mortgage loan. In addition, the mortgaged properties may suffer casualty losses due to risks which were not covered by insurance or for which insurance coverage is inadequate. The mortgaged properties securing approximately 17.82%, 5.73% and 4.68% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (which include approximately 19.49%, 5.12% and 4.60%, respectively, of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date, and the mortgaged properties securing approximately 0.00%, 12.16% and 5.54%, respectively, of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off-date) are located in California, Florida and Texas, respectively, areas that have historically been at greater risk regarding acts of nature (such as earthquakes, hurricanes and floods) than other states. We cannot assure you that borrowers currently maintain or will in the future be able to maintain adequate insurance. Moreover, if reconstruction or any major repairs are required, changes in laws may materially affect the borrower's ability to effect any reconstruction or major repairs or may materially increase the costs of the reconstruction or repairs.

      With respect to certain of the mortgage loans, the insurance coverage is provided under a blanket policy that also covers other properties (that are not collateral for the mortgage loans in the trust) owned by the related borrowers' affiliates, and accordingly the amount of coverage available for a mortgaged property would be reduced if insured events occur at such other properties. Should an uninsured loss or a loss in excess of insured limits occur at the related mortgaged property, the borrowers could suffer disruption of income from such other mortgaged properties, potentially for an extended period of time, while remaining responsible for any financial obligations relating to such mortgaged properties.

      The September 11, 2001 terrorist attacks have caused many reinsurance companies (which assume some of the risk of policies sold by primary insurers) to indicate that they intend to eliminate coverage for acts of terrorism from their reinsurance. Without that reinsurance coverage, primary insurance companies would have to assume that risk themselves, which may cause them to eliminate such coverage in their policies, increase the amount of deductible for acts of terrorism or charge higher premiums for such coverage. In order to offset this risk, Congress passed the Terrorism Risk Insurance Act of 2002, which established the Terrorism Risk Insurance Program. The Terrorism Risk Insurance Program is administered by the Secretary of the Treasury and will provide financial assistance from the United States government to insurers in the event of another terrorist attack that is the subject of an insurance claim. The Treasury Department established procedures for the Terrorism Risk Insurance Program under which the federal share of compensation will be equal to 90% of that portion of insured loss that exceeds an applicable insurer deductible required to be paid during each program year. The federal share in the aggregate in any program year may not exceed $100 billion. An insurer that has paid its deductible is not liable for the payment of any portion of total annual United States-wide losses that exceed $100 billion, regardless of the terms of the individual insurance contracts.

      Through December 2005, insurance carriers are required under the program to offer terrorism coverage in their basic "all-risk" policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses. Any state approval of such types of exclusions in force on November 26, 2002 is also voided. However, the Terrorism Risk Insurance Act of 2002 does not require insureds to purchase such coverage nor does it stipulate the pricing of such coverage. There can be no assurance that all of the borrowers under the mortgage loans have accepted the terrorism coverage.

      In addition, the Terrorism Risk Insurance Program applies to United States risks only and to acts that are committed by an individual or individuals acting on behalf of a foreign person or foreign interest in an effort to influence or coerce United States civilians or the United States government. It remains unclear what acts will fall under the purview of the Terrorism Risk Insurance Program.

      Furthermore, because the Terrorism Risk Insurance Program has only been recently passed into law, there can be no assurance that it or state legislation will substantially lower the cost of obtaining terrorism insurance.

      Finally, the Terrorism Risk Insurance Program terminates on December 31, 2005. There can be no assurance that such temporary program will create any long-term changes in the availability and cost of such insurance. Moreover, there can be no assurance that such program will be renewed or subsequent terrorism insurance legislation will be passed upon its expiration.

      With respect to certain of the mortgage loans that we intend to include in the trust, the related loan documents generally provide that the borrowers are required to maintain comprehensive all-risk casualty insurance but may not specify the nature of the specific risks required to be covered by such insurance policies. In particular, with respect to seven mortgage loans (identified as Loan Nos. 12, 43, 57, 88, 92, 95 and 114 on Annex A-1 to this prospectus supplement), representing approximately 4.24% of the principal balance of the pool as of the cut-off date (or approximately 4.64% of the aggregate principal balance of loan group 1 as of the cut-off date) the related loan documents either do not require the borrower to maintain terrorism insurance or the related borrower does not have terrorism insurance in place as of the cut-off date. Additionally, other loans that currently require terrorism coverage may not require such coverage under all circumstances in the future. For instance, some of the mortgage loans require terrorism insurance only if it can be obtained for a "commercially reasonable" amount and/or for an amount up to a specified premium cap. In other instances, the insurance policies specifically exclude coverage for acts of terrorism. Even if the mortgage loan documents specify that the related borrower must maintain all-risk casualty insurance or other insurance that covers acts of terrorism, the borrower may fail to maintain such insurance and the master servicer or special servicer, may not enforce such default or cause the borrower to obtain such insurance if the special servicer has determined, in accordance with the servicing standard, that either:

      o     such insurance is not available at any rate, or

      o such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the mortgaged property and located in or around the geographic region in which such mortgaged property is located.

      Additionally, if the related borrower fails to maintain such insurance (whether or not the mortgage loan documents specify that such insurance must be maintained), the master servicer or the special servicer, as applicable, will not be required to maintain such terrorism insurance coverage if the special servicer determines, in accordance with the servicing standard, that such insurance is not available for the reasons set forth in the preceding sentence.

      Furthermore, at the time existing insurance policies are subject to renewal, there is no assurance that terrorism insurance coverage will be available and covered under the new policies or, if covered, whether such coverage will be adequate. Most insurance policies covering commercial real properties such as the mortgaged properties are subject to renewal on an annual basis. If such coverage is not currently in effect, is not adequate or is ultimately not continued with respect to some of the mortgaged properties and one of those properties suffers a casualty loss as a result of a terrorist act, then the resulting casualty loss could reduce the amount available to make distributions on your certificates. See "SERVICING OF THE MORTGAGE LOANS--MAINTENANCE OF INSURANCE" in this prospectus supplement.

      In addition to exclusions related to terrorism, certain of the insurance policies covering the mortgaged properties may specifically exclude coverage for losses due to mold or other potential causes of loss. We cannot assure you that a mortgaged property will not incur losses related to a cause of loss that is excluded from coverage under the related insurance policy.

      As a result of any limitations on the insurance coverage in place with respect to any mortgaged properties, the amount available to make distributions on your certificates could be reduced.

ZONING COMPLIANCE AND USE RESTRICTIONS

      Certain of the mortgaged properties may not comply with current or future zoning laws, including use, density, parking and setback requirements, due to changes in zoning requirements that have occurred after the use was established or the improvements constructed on such properties or may occur in the future due to legislative or judicial action. The existing or future use of such properties or the improvements thereon may be deemed "legally non-conforming" under such circumstances. This means that while the borrower would not be required to cease the existing use or alter the existing improvements to comply with the existing or new law, applicable zoning could require full compliance upon the occurrence of a significant casualty or otherwise limit the continuance of legally non-conforming uses or structures. Thus, we cannot assure you that the related borrower would be able to continue its current use or rebuild the existing structures "as is" in the event of a substantial casualty loss, or otherwise have the same rights as for conforming properties.

      The legally non-conforming status of a mortgaged property could thus result in an adverse impact on its cash flow following casualty. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

      In addition, certain of the mortgaged properties which are non-conforming may be in violation of applicable zoning laws, although the mortgage loan sellers are not aware of any such violations that are material. The failure of a mortgaged property to comply with zoning laws or to otherwise be deemed legally non-conforming may adversely affect market value of the mortgaged property or the borrower's ability to continue to use it in the manner it is currently being used, or subject the borrower to other penalties prescribed by applicable zoning laws.

      Certain of the mortgaged properties may be subject to certain use restrictions imposed pursuant to reciprocal easement agreements or operating agreements. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, and limitations on the borrower's right to operate certain types of facilities within a prescribed radius, among other things. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower's ability to fulfill its obligations under the related mortgage loan.

INCREASES IN REAL ESTATE TAXES DUE TO TERMINATION OF A PILOT PROGRAM OR OTHER TAX ABATEMENT ARRANGEMENTS MAY REDUCE PAYMENTS TO CERTIFICATEHOLDERS

      Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes under a local government program of payment in lieu of taxes (often known as a PILOT program) or other tax abatement arrangements. Some of these programs or arrangements are scheduled to terminate or have significant tax increases prior to the maturity of the related mortgage loan, resulting in higher, and in some cases substantially higher, real estate tax obligations for the related borrower. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loans. There are no assurances that any such program will continue for the duration of the related mortgage loan.

RISKS RELATING TO COSTS OF COMPLIANCE WITH APPLICABLE LAWS AND REGULATIONS

      A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by disabled persons. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS--AMERICANS WITH DISABILITIES ACT" in the prospectus. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower's noncompliance could negatively impact the borrower's cash flow and, consequently, its ability to pay its mortgage loan.

NO REUNDERWRITING OF THE MORTGAGE LOANS

      We have not reunderwritten the mortgage loans. Instead, we have relied on the representations and warranties made by the mortgage loan sellers, and the applicable mortgage loan seller's obligation to repurchase, substitute or cure a mortgage loan in the event that a representation or warranty was not true when made. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the mortgage loans. If we had reunderwritten the mortgage loans, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty. In addition, we can give no assurance that the applicable mortgage loan seller will be able to repurchase a mortgage loan if a representation or warranty has been breached. See "DESCRIPTION OF THE MORTGAGE POOL--REPRESENTATIONS AND WARRANTIES; REPURCHASES AND SUBSTITUTIONS" in this prospectus supplement.

Litigation

      There may be pending or threatened legal proceedings against the borrowers and managers of the mortgaged properties and their respective affiliates arising out of the ordinary business of the borrowers, managers and affiliates. We cannot assure you that litigation will not have a material adverse effect on your investment.

      With respect to one mortgage loan (identified as Loan No. 25 on Annex A-1 to this prospectus supplement), and representing approximately 1.28% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 1.40% of the aggregate principal balance of loan group 1 as of the cut-off date), the sponsor Triple Net Properties, LLC ("Triple Net") advised the related mortgage loan seller that the SEC has opened an investigation regarding certain of its activities. In its filings with the SEC, Triple Net has advised that the SEC has requested information relating to disclosure in securities offerings (including offerings by G REIT, Inc., T REIT, Inc. and A REIT, Inc.) and exemptions from the registration requirement of the Securities Act of 1933, as amended, for the private offerings in which Triple Net and its affiliated entities were involved. In addition, the SEC has requested financial information regarding these REITs as well as the limited liability companies advised by Triple Net. Although no litigation is currently pending, we cannot assure you that any litigation, if adversely determined, would not have a material adverse effect on your certificates.

      With respect to the mortgage loan identified as Loan No. 58 on Annex A-1 to this prospectus supplement, Venoco, Inc., the sole owner of the borrower and the sole tenant at the mortgaged property, is a defendant in multiple lawsuits relating to alleged exposure to contaminants from an oil field and other operations in the vicinity of the Beverly Hills High School (such property is not collateral for the mortgage loan). The alleged exposures date from the 1930's to the present. All cases have been consolidated before one judge and the judge has stayed all cases except one test case. Trial on the test case is scheduled to begin in mid-2005. There can be no assurance that such litigation will not impact the tenant's ability to satisfy rent obligations or the borrower's ability to satisfy debt service obligations under the mortgage loan.

BOOK-ENTRY REGISTRATION

      Your certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in your name. As a result, you will not be recognized as a certificateholder, or holder of record of your certificates. See "RISK FACTORS--BOOK-ENTRY SYSTEM FOR CERTAIN CLASSES MAY DECREASE LIQUIDITY AND DELAY PAYMENT" in the prospectus for a discussion of important considerations relating to not being a certificateholder of record.

RISKS OF INSPECTIONS RELATING TO PROPERTIES

      Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged properties, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates.

MORTGAGE ELECTRONIC REGISTRATION SYSTEMS (MERS)

      The mortgages or assignments of mortgages for some of the mortgage loans have been or may be recorded in the name of Mortgage Electronic Registration Systems, Inc. ("MERS"), solely as nominee for the related Mortgage Loan Seller and its successor and assigns. Subsequent assignments of those mortgages are registered electronically through the MERS system.

      The recording of mortgages in the name of MERS is a new practice in the commercial mortgage lending industry. Public recording officers and others have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosure sales of the mortgaged properties could result. Those delays and the additional costs could in turn delay the distribution of liquidation proceeds to certificateholders and increase the amount of losses on the loans.

OTHER RISKS

      See "RISK FACTORS" in the prospectus for a description of certain other risks and special considerations that may be applicable to your certificates.

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

      All percentages of the mortgage loans and mortgaged properties, or of any specified group of mortgage loans and mortgaged properties, referred to in this prospectus supplement without further description are approximate percentages of the anticipated aggregate principal balance of the pool of mortgage loans as of February 1, 2005 (the "CUT-OFF DATE"), assuming that the mortgage loans make their scheduled monthly payments in February 2005. The trust will consist primarily of 130 mortgage loans secured by 141 commercial, multifamily and manufactured housing community mortgaged properties with an aggregate principal balance as of the Cut-off Date, of approximately $1,707,091,869 (the "INITIAL POOL BALANCE") subject to a permitted variance of plus or minus 10%. The "CUT-OFF DATE BALANCE" of any mortgage loan, PARI PASSU loan, subordinate loan or subordinate component will be the unpaid principal balance of that mortgage loan, PARI PASSU loan, subordinate loan or subordinate component as of the Cut-off Date or after application of all payments due on or before that date, whether or not received but without regard to any prepayments received on or prior to the Cut-off Date and subsequent to the immediately preceding due date. All numerical information provided in this prospectus supplement with respect to the mortgage loans is provided on an approximate basis.

      The pool of mortgage loans will be deemed to consist of two loan groups ("LOAN GROUP 1" and "LOAN GROUP 2" and, collectively, the "LOAN GROUPS"). Loan Group 1 will consist of 117 mortgage loans (excluding any subordinate components) with an aggregate principal balance of $1,560,717,334, representing approximately 91.43% of the Initial Pool Balance (the "INITIAL LOAN GROUP 1 BALANCE"). Loan Group 2 will consist of 13 mortgage loans (excluding any subordinate components) with an aggregate principal balance of $146,374,535 (or approximately 45.70% of the aggregate principal balance of the mortgage loans secured by multifamily properties), representing approximately 8.57% of the Initial Pool Balance (the "INITIAL LOAN GROUP 2 BALANCE"). Annex A-1 to this prospectus supplement sets forth the loan group designation with respect to each mortgage loan.

      Each mortgage loan is evidenced by a promissory note (a "MORTGAGE NOTE") and secured by a mortgage, deed of trust or other similar security instrument (a "MORTGAGE") that creates a first mortgage lien:

            (1) on a fee simple estate in one or more commercial, multifamily or manufactured housing community properties; and

            (2) with respect to one mortgaged property (identified as Loan No.
      9.2 on Annex A-1 to this prospectus supplement), representing (based on allocated loan amount) approximately 0.77% of the Initial Pool Balance (or approximately 0.84% of the Initial Loan Group 1 Balance), on a leasehold estate in a commercial property.

      Each property described in clauses (1) and (2) above is referred to in this prospectus supplement as a "MORTGAGED PROPERTY."

      The term of any ground lease securing any mortgage loan that is not also secured by the related fee interest extends at least twenty years beyond the stated maturity of that mortgage loan (including extensions at the borrower's option), unless otherwise specified below under "--REPRESENTATIONS AND WARRANTIES, REPURCHASES AND SUBSTITUTIONS." Mortgage loans secured by ground leases present certain bankruptcy and foreclosure risks not present with mortgage loans secured by fee simple estates. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS--FORECLOSURE--LEASEHOLD RISKS" and "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS--BANKRUPTCY LAWS" in the prospectuS.

      On or about February __, 2005 (the "CLOSING DATE"), GE Commercial Mortgage Corporation (the "DEPOSITOR") will acquire the mortgage loans from General Electric Capital Corporation ("GECC"), German American Capital Corporation ("GACC") and Bank of America, N.A. ("BANK OF AMERICA") and, collectively with GECC and GACC, the "MORTGAGE LOAN SELLERS") pursuant to three mortgage loan purchase agreements, each dated on or about the Cut-off Date (the "PURCHASE AGREEMENTS"), between the Depositor and the applicable Mortgage Loan Seller. The Depositor will then assign its

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interests in the mortgage loans, without recourse, to LaSalle Bank National
Association, as trustee (the "TRUSTEE") for the benefit of the holders of the certificates (the "CERTIFICATEHOLDERS"). See "--THE MORTGAGE LOAN SELLERS" below and "DESCRIPTION OF THE POOLING AGREEMENTS--ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES" in the prospectus. For purposes of the prospectus, each of the Mortgage Loan Sellers constitutes a Mortgage Asset Seller.

      The mortgage loans were originated in the period between August 1998 and January 2005.

      With respect to any Mortgage which has been recorded in the name of MERS or its designee, no mortgage assignment in favor of the Trustee will be required to be prepared or delivered. Instead, the related Mortgage Loan Seller will be required to take all actions as are necessary to cause the Trust to be shown as the owner of the related mortgage loan or the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS. In accordance with the terms of the Pooling and Servicing Agreement, the Trustee will review each Mortgage File after the Closing Date (or after the Trustee's receipt of any document permitted to be delivered after the Closing Date) to determine if any of the foregoing documents are missing.

      The mortgage loans are not insured or guaranteed by the Mortgage Loan Sellers or any other person or entity. You should consider all of the mortgage loans to be nonrecourse loans as to which recourse in the case of default will be limited to the borrower and/or specific property and other assets, if any, pledged to secure a mortgage loan subject to customary recourse carveouts.

      As of the date hereof, the applicable Mortgage Loan Sellers have informed us that they are aware of the following actual or potential additional indebtedness secured by a mortgaged property with respect to the mortgage loans:

      o With respect to four mortgage loans (identified as Loan Nos. 1, 5, 20 and 29 on Annex A-1 to this prospectus supplement), representing approximately 11.77% of the Initial Pool Balance and approximately 12.87% of the Initial Loan Group 1 Balance, the related Mortgaged Property or Mortgaged Properties also secure one or more PARI PASSU loans and/or one or more subordinate loans. See "--THE LAKESIDE MALL MORTGAGE LOAN," "--THE 63 MADISON AVENUE MORTGAGE LOAN," "--THE STRATEGIC HOTEL PORTFOLIO MORTGAGE LOAN" and "--THE HOPE SQUARE PROFESSIONAL BUILDING MORTGAGE LOAN" below.

      o With respect to one mortgage loan (identified as Loan No. 12 on Annex A-1 to this prospectus supplement), representing approximately 1.68% of the Initial Pool Balance (or approximately 1.84% of the Initial Loan Group 1 Balance), the related mortgage loan documents permit the borrower to incur additional debt secured by the Mortgaged Property in an amount that, aggregated with the then outstanding principal balance of the mortgage loan, does not exceed the original loan amount, and is further subject to certain debt service coverage requirements, among other things. Further, such debt is required to be subordinated to the mortgage loan pursuant to a subordination and standstill agreement.

      All of the mortgage loans either prohibit future unsecured subordinated debt that is not incurred in the ordinary course of business, or require lender's consent in connection therewith. However, substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property. Moreover, in general, any borrower that does not meet single-purpose entity criteria may not be restricted from incurring unsecured debt. As of the date hereof, the applicable Mortgage Loan Sellers have informed us that they are aware of the following actual or potential unsecured indebtedness with respect to the mortgage loans:

      o With respect to one mortgage loan (identified as Loan No. 12 on Annex A-1 to this prospectus supplement), representing approximately 1.68% of the Initial Pool Balance (or approximately 1.84% of the Initial Loan Group 1 Balance), the related mortgage loan documents permit the related borrower, as an alternative to secured subordinate debt described above, to incur additional unsecured debt from one or more of its general partners. Such debt is required to be subordinated to the mortgage loan pursuant to a subordination and standstill agreement.

      o With respect to one mortgage loan (identified as Loan No. 38 on Annex A-1 to this prospectus supplement), representing approximately 0.92% of the Initial Pool Balance (or approximately 1.01% of the Initial Loan Group 1 Balance), the related mortgage loan documents permit the related borrower to incur additional unsecured debt from affiliated parties up to $500,000. Such debt is required to be subordinated to the mortgage loan pursuant to a subordination and standstill agreement.

      o With respect to one mortgage loan (identified as Loan No. 41 on Annex A-1 to this prospectus supplement), representing approximately 0.89% of the Initial Pool Balance (or approximately 0.98% of the Initial Loan Group 1 Balance), the related mortgage loan documents permit the related borrower to incur additional unsecured debt from affiliated parties up to $500,000. Such debt is required to be subordinated to the mortgage loan pursuant to a subordination and standstill agreement.

      o With respect to one mortgage loan (identified as Loan No. 83 on Annex A-1 to this prospectus supplement), representing approximately 0.36% of the Initial Pool Balance (or approximately 0.40% of the Initial Loan Group 1 Balance), the related mortgage loan documents permit the related borrower to incur additional unsecured debt from affiliated parties up to $500,000. Such debt is required to be subordinated to the mortgage loan pursuant to a subordination and standstill agreement.

      In addition, although the mortgage loans generally restrict the transfer or pledging of general partnership and managing member equity interests in a borrower, subject to certain exceptions, the terms of the mortgage loans generally permit, subject to certain limitations, the transfer or pledge of a less than controlling portion of the limited partnership or non-managing membership equity interests in a borrower. Moreover, in general, the parent entity of any borrower that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine or other debt not secured by the related Mortgaged Property. As of the date hereof, the Mortgage Loan Sellers have informed us of the following actual or potential mezzanine debt:

      o With respect to certain mortgage loans, the holders of any direct or indirect interest in the related borrowers and/or operating lessee (as applicable) have under certain conditions, a right to transfer their equity interests in the borrowers and/or operating lessees to certain permitted transferees (as defined in the related loan documents) without lender consent or rating agency confirmation;

      o With respect to one mortgage loan (identified as Loan No. 7 on Annex A-1 to this prospectus supplement), representing approximately 3.08% of the Initial Pool Balance (or approximately 35.97% of the Initial Loan Group 2 Balance), the related mortgage loan documents permit the owners of the borrower to pledge their ownership interests to secure mezzanine debt, subject to the satisfaction of certain conditions, including an aggregate loan-to-value ratio not to exceed 85%, an aggregate debt service coverage ratio of at least 1.20x (based on a minimum 7.00% mortgage constant), lender approval of mezzanine loan documents and, if required, rating agency "no downgrade" confirmation.

      o With respect to one mortgage loan (identified as Loan No. 12 on Annex A-1 to this prospectus supplement), representing approximately 1.68% of the Initial Pool Balance (or approximately 1.84% of the Initial Loan Group 1 Balance), the related mortgage loan documents permit the owners of the borrower to pledge their ownership interests to secure mezzanine debt, subject to the satisfaction of certain conditions, including lender's approval of mezzanine lender, which approval shall not be unreasonably withheld, and mezzanine lender's covenant to comply with special purpose entity criteria of the related loan documents.

      o With respect to one mortgage loan (identified as Loan No. 23 on Annex A-1 to this prospectus supplement), representing approximately 1.31% of the Initial Pool Balance (or approximately 1.44% of the Initial Loan Group 1 Balance), the related mortgage loan documents permit the owners of the borrower to pledge their ownership interests to secure mezzanine debt, subject to the satisfaction of certain conditions, including an aggregate loan-to-value ratio not to exceed 75%, an aggregate debt service coverage ratio of at least 1.20x (based on the greater of a 7.75% mortgage constant or the actual constant on a combined basis), lender approval of mezzanine loan documents and, if required, rating agency "no downgrade" confirmation.

      o With respect to one mortgage loan (identified as Loan No. 25 on Annex A-1 to this prospectus supplement), representing approximately 1.28% of the Initial Pool Balance (or approximately 1.40% of the Initial Loan Group 1 Balance), the related mortgage loan documents permit the owners of the borrower to pledge their ownership interests to secure mezzanine debt, subject to the satisfaction of certain conditions, including an aggregate loan-to-value ratio not to exceed 80%, an aggregate debt service coverage ratio of at least 1.20x, lender approval of mezzanine loan documents and, if required, rating agency "no downgrade" confirmation.

      o With respect to one mortgage loan (identified as Loan No. 49 on Annex A-1 to this prospectus supplement), representing approximately 0.78% of the Initial Pool Balance (or approximately 0.86% of the Initial Loan Group 1 Balance), the related mortgage loan documents permit the owners of the borrower to pledge their ownership interests to secure mezzanine debt, subject to the satisfaction of certain conditions, including an aggregate loan-to-value ratio not to exceed 75%, an aggregate debt service coverage ratio of at least 1.20x, lender approval of mezzanine loan documents and, if required, rating agency "no downgrade" confirmation.

      o With respect to four mortgage loans (identified as Loan Nos. 97, 98, 102 and 130 on Annex A-1 to this prospectus supplement), representing approximately 0.58% of the Initial Pool Balance (or approximately 0.64% of the Initial Loan Group 1 Balance), the related mortgage loan documents permit the owners of the borrower to pledge their ownership interests to secure mezzanine debt, subject to the satisfaction of certain conditions, including an aggregate loan-to-value ratio not to exceed 70%, an aggregate debt service coverage ratio of at least 1.30x, lender approval of mezzanine loan documents and, if required, rating agency "no downgrade" confirmation.

      o With respect to one mortgage loan (identified as Loan No. 9 on Annex A-1 to this prospectus supplement), representing approximately 2.58% of the Initial Pool Balance (or approximately 2.82% of the Initial Loan Group 1 Balance), the managing member of the borrower has pledged its ownership interests to secure a $13,000,000 mezzanine loan. In addition, future mezzanine debt is permitted, subject to lender's consent, which consent may not be unreasonably withheld.

      o With respect to one mortgage loan (identified as Loan No. 20 on Annex A-1 to this prospectus supplement), representing approximately 1.45% of the Initial Pool Balance (or approximately 1.59% of the Initial Loan Group 1 Balance), the related mortgage loan documents do not restrict transfers of direct or indirect interests in Strategic Hotel Capital, L.L.C., the sponsor of the Strategic Hotel Portfolio Mortgage Loan;

      o With respect to one mortgage loan (identified as Loan No. 1 on Annex A-1 to this prospectus supplement), representing approximately 5.70% of the Initial Pool Balance (or approximately 6.23% of the Initial Loan Group 1 Balance), the loan documents permit the owner of the borrower to pledge its ownership interests to secure mezzanine debt, subject to satisfaction of certain conditions, including an aggregate loan-to-value ratio not to exceed 75%, an aggregate debt service coverage ratio of at least 1.25x, acceptable mezzanine loan documents, approval of the mezzanine lender, and rating agency "no downgrade" confirmation.

      o With respect to one mortgage loan (identified as Loan No. 58 on Annex A-1 to this prospectus supplement), representing approximately 0.59% of the Initial Pool Balance (or approximately 0.64% of the Initial Loan Group 1 Balance), the loan documents permit Veneco, Inc., the sole member of the borrower and sole tenant at the Mortgaged Property, to engage in traditional corporate financings with institutional lenders and pledge its membership interest in the borrower as collaterals for such financings.

      o With respect to one mortgage loan (identified as Loan No. 2 on Annex A-1 to this prospectus supplement), representing approximately 5.33% of the Initial Pool Balance (or approximately 5.83% of the Initial Loan Group 1 Balance), the loan documents permit the owners of the borrower to pledge their ownership interests to secure mezzanine debt, subject to the satisfaction of certain conditions, including
            (1) within five years of the closing of the mortgage loan, an aggregate loan-to-value ratio not to exceed 75%, an aggregate debt service coverage ratio of at least 1.25x, an acceptable intercreditor agreement, rating agency approval of mezzanine loan documents and "no downgrade" confirmation and (2) after five years of the closing of the mortgage loan, an aggregate loan-to-value ratio not to exceed 80%, an aggregate debt service coverage ratio of at least 1.25x.

      o With respect to one mortgage loan (identified as Loan No. 4 on Annex A-1 to this prospectus supplement), representing approximately 3.68% of the Initial Pool Balance (or approximately 4.03% of the Initial Loan Group 1 Balance), the loan documents permit the owners of the borrower to pledge their ownership interests to secure mezzanine debt, subject to the satisfaction of certain conditions, including an aggregate loan-to-value ratio not to exceed 75%, an aggregate debt service coverage ratio of at least 1.05x, an acceptable intercreditor agreement and rating agency "no downgrade" confirmation.

      o With respect to one mortgage loan (identified as Loan No. 44 on Annex A-1 to this prospectus supplement), representing approximately 0.86% of the Initial Pool Balance (or approximately 0.94% of the Initial Loan Group 1 Balance), the loan documents permit the owners of the borrower to pledge their ownership interests to secure mezzanine debt, subject to the satisfaction of certain conditions, including an aggregate loan-to-value ratio not to exceed 65%, an aggregate debt service coverage ratio of at least 1.15x, an acceptable intercreditor agreement and rating agency "no downgrade" confirmation.

THE LAKESIDE MALL MORTGAGE LOAN

      With respect to one mortgage loan (identified as Loan No. 1 on Annex A-1 to this prospectus supplement) (the "LAKESIDE MALL MORTGAGE LOAN"), representing approximately 5.70% of the Initial Pool Balance (or approximately 6.23% of the Initial Loan Group 1 Balance), the related mortgaged property also secures one other PARI PASSU loan (the "LAKESIDE MALL PARI PASSU LOAN" and, together with the Lakeside Mall Mortgage Loan, the "LAKESIDE MALL WHOLE LOAN"). The Lakeside Mall Pari Passu Loan is PARI PASSU in right of payment with the Lakeside Mall Mortgage Loan and has a Cut-off Date Balance of $97,255,523. The Lakeside Mall Mortgage Loan and the Lakeside Mall Pari Passu Loan have the same interest rate, maturity date and amortization term. Only the Lakeside Mall Mortgage Loan is included in the trust. The Lakeside Mall Pari Passu Loan is not an asset of the trust.

      As of the Cut-off Date, the Lakeside Mall Pari Passu Loan is beneficially owned by GACC or an affiliate, and may be sold at any time (subject to compliance with the related intercreditor agreement).

      The holders of the Lakeside Mall Mortgage Loan and the Lakeside Mall Pari Passu Loan have entered into an intercreditor agreement, which sets forth the respective rights of each of the holders of the Lakeside Mall Whole Loan. Pursuant to the terms of that intercreditor agreement,

      o the Lakeside Mall Mortgage Loan and the Lakeside Mall Pari Passu Loan are of equal priority with each other and no portion of any of them will have priority or preference over the other; and

      o all payments, proceeds and other recoveries on or in respect of the Lakeside Mall Mortgage Loan and/or the Lakeside Mall Pari Passu Loan will be applied to the Lakeside Mall Mortgage Loan and the Lakeside Mall Pari Passu Loan on a PARI PASSU basis according to their respective outstanding principal balances.

      The related intercreditor agreement also permits GACC or an affiliate thereof, so long as it is the holder of the Lakeside Mall Pari Passu Loan, to divide such retained mortgage loan into one or more "component" PARI PASSU notes in the aggregate principal amount equal to the then outstanding mortgage loan being allocated, PROVIDED that the aggregate principal balance of the new PARI PASSU mortgage loans following such amendments is no greater than the aggregate principal balance of the Lakeside Mall Pari Passu Loan prior to such amendments.

      For more information regarding the servicing of the Lakeside Mall Mortgage Loan, see "SERVICING OF THE MORTGAGE LOANS--RIGHTS OF THE HOLDER OF THE LAKESIDE MALL PARI PASSU LOAN" in this prospectus supplement.

THE 63 MADISON AVENUE MORTGAGE LOAN

      With respect to one mortgage loan (identified as Loan No. 5 on Annex A-1 to this prospectus supplement) (the "63 MADISON AVENUE MORTGAGE LOAN"), representing approximately 3.51% of the Initial Pool Balance (or approximately 3.84% of the Initial Loan Group 1 Balance), the related Mortgaged Property also secures two other PARI PASSU loans (the "63 MADISON AVENUE PARI PASSU LOANS" and, together with the 63 Madison Avenue Mortgage Loan, the "63 MADISON AVENUE WHOLE LOAN"). The Lakeside Mall Pari Passu Loan and the 63 Madison Avenue Pari Passu Loans are referred to in this prospectus supplement as the "SERVICED PARI PASSU LOANS." The 63 Madison Avenue Pari Passu Loans are PARI PASSU in right of payment with the 63 Madison Avenue Mortgage Loan and each have a Cut-off Date Balance of $52,500,000. The 63 Madison Avenue Mortgage Loan and the 63 Madison Avenue Pari Passu Loans have the same interest rate, maturity date and amortization term. Only the 63 Madison Avenue Mortgage Loan is included in the trust. The 63 Madison Avenue Pari Passu Loans are not assets of the trust.

      As of the Cut-off Date, the 63 Madison Avenue Pari Passu Loans are beneficially owned by GACC or an affiliate, and may be sold at any time (subject to compliance with the related intercreditor agreement).

      The holders of the 63 Madison Avenue Mortgage Loan and the 63 Madison Avenue Pari Passu Loans have entered into an intercreditor agreement, which sets forth the respective rights of each of the holders of the 63 Madison Avenue Whole Loan. Pursuant to the terms of that intercreditor agreement,

      o the 63 Madison Avenue Mortgage Loan and the 63 Madison Avenue Pari Passu Loans are of equal priority with each other and no portion of any of them will have priority or preference over the other; and

      o all payments, proceeds and other recoveries on or in respect of the 63 Madison Avenue Mortgage Loan and/or the 63 Madison Avenue Pari Passu Loans will be applied to the 63 Madison Avenue Mortgage Loan and the 63 Madison Avenue Pari Passu Loans on a PARI passu basis according to their respective outstanding principal balances.

      The related intercreditor agreement also permits GACC or an affiliate thereof, so long as it is the holder of one or more 63 Madison Avenue Pari Passu Loans, to reallocate the principal of such mortgage loan or mortgage loans among each other (to the extent so retained) or to such new PARI PASSU loans or to divide such retained mortgage loan or mortgage loans into one or more "component" PARI PASSU notes in the aggregate principal amount equal to the then outstanding mortgage loan being allocated, PROVIDED that the aggregate principal balance of the outstanding 63 Madison Avenue Pari Passu Loans held by GACC and the new PARI PASSU mortgage loans following such amendments is no greater than the aggregate principal balance of the related promissory notes prior to such amendments.

      For more information regarding the servicing of the 63 Madison Avenue Mortgage Loan, see "SERVICING OF THE MORTGAGE LOANS--RIGHTS OF THE HOLDERS OF THE 63 MADISON AVENUE PARI PASSU LOANS" in this prospectus supplement.

THE STRATEGIC HOTEL PORTFOLIO MORTGAGE LOAN

      With respect to one mortgage loan (identified as Loan No. 20 on Annex A-1 to this prospectus supplement (the "STRATEGIC HOTEL PORTFOLIO MORTGAGE LOAN"), representing approximately 1.45% of the Initial Pool Balance (or approximately 1.59% of the Initial Loan Group 1 Balance), the related

Mortgaged Properties also secure three other PARI PASSU loans (the "STRATEGIC HOTEL PORTFOLIO PARI PASSU LOANS" and, together with the Strategic Hotel Portfolio Mortgage Loan, the "STRATEGIC HOTEL PORTFOLIO SENIOR LOANS") and four subordinate loans (collectively, the "STRATEGIC HOTEL PORTFOLIO B NOTE" and, together with the Strategic Hotel Portfolio Senior Loans, the "STRATEGIC HOTEL PORTFOLIO WHOLE LOAN"). The Strategic Hotel Portfolio Pari Passu Loans, the Lakeside Mall Pari Passu Loan and the 63 Madison Avenue Pari Passu Loans are referred to in this prospectus supplement as the "PARI PASSU LOANS." The Strategic Hotel Portfolio Pari Passu Loans have Cut-off Date Balances of $49,644,312 (the "STRATEGIC HOTEL PORTFOLIO A-1 LOAN"), $69,502,037 (the "STRATEGIC HOTEL PORTFOLIO A-2 LOAN") and $29,786,587 (the "STRATEGIC HOTEL PORTFOLIO A-3 LOAN"), respectively. The four subordinate notes that comprise the Strategic Hotel Portfolio B Note have Cut-off Date Balances of $5,132,229 (the "STRATEGIC HOTEL PORTFOLIO B-1 NOTE"), $10,753,951 (the "STRATEGIC HOTEL PORTFOLIO B-2 NOTE"), $3,484,038 (the "STRATEGIC HOTEL PORTFOLIO B-3 NOTE") and $13,891,471 (the "STRATEGIC HOTEL PORTFOLIO B-4 NOTE"), respectively. The Strategic Hotel Portfolio Senior Loans have the same interest rate, maturity date and amortization term. The Strategic Hotel Portfolio B Note has the same maturity date and amortization term as the Strategic Hotel Portfolio Senior Loans, but an interest rate of 5.820% per annum with respect to Strategic Hotel Portfolio B-1 Note, 6.477% per annum with respect to Strategic Hotel Portfolio B-2 Note, 7.152% per annum with respect to Strategic Hotel Portfolio B-3 Note and 7.392% per annum with respect to Strategic Hotel Portfolio B-4 Note per annum. The Strategic Hotel Portfolio Mortgage Loan is included in the trust. Neither the Strategic Hotel Portfolio Pari Passu Loans nor the Strategic Hotel Portfolio B Note are assets of the trust.

      As of the Cut-off Date, the Strategic Hotel Portfolio A-1 Loan and the Strategic Hotel Portfolio B Note are owned by a commercial mortgage securitization trust created pursuant to the pooling and servicing agreement relating to the GE Commercial Mortgage Corporation Commercial Mortgage Pass-Through Certificates, Series 2004-C3 (the "GECMC 2004-C3 POOLING AND SERVICING AGREEMENT"). As of the Cut-off Date, the Strategic Hotel Portfolio A-2 Loan is owned by a commercial mortgage securitization trust created pursuant to the pooling and servicing agreement relating to the COMM 2004-LNB4 Commercial Mortgage Pass-Through Certificates. As of the Cut-off Date, the Strategic Hotel Portfolio A-3 Loan is owned by a commercial mortgage securitization trust created pursuant to the pooling and servicing agreement relating to the GMAC Commercial Mortgage Securities, Inc. 2004-C3 Pass-Through Certificates.

      The holders of the Strategic Hotel Portfolio Senior Loans and the Strategic Hotel Portfolio B Note have entered into an intercreditor agreement, which sets forth the respective rights of each of the holders of the Strategic Hotel Portfolio Whole Loan. Pursuant to the terms of that intercreditor agreement,

      o if no monetary event of default or other material non-monetary event of default that results in a transfer of the Strategic Hotel Portfolio Whole Loan to special servicing has occurred and is continuing (or if a monetary event of default or other material non-monetary event of default has occurred and is continuing, the holder of the Strategic Hotel Portfolio B Note has cured such monetary event of default or, in the case of a material non-monetary event of default has either cured such event of default or is diligently pursuing the cure thereof, in accordance with the terms of the related intercreditor agreement and the GECMC 2004-C3 Pooling and Servicing Agreement), the holder of the Strategic Hotel Portfolio B Note will generally be entitled to receive its scheduled interest payments after the holders of the Strategic Hotel Portfolio Senior Loans receive their scheduled interest payments (other than default interest) and after any advances in respect of the Strategic Hotel Portfolio Senior Loans and the Strategic Hotel Portfolio B Note are repaid in full, and the holders of the Strategic Hotel Portfolio Senior Loans and the Strategic Hotel Portfolio B Note will be entitled to receive their respective scheduled, involuntary and voluntary payments of principal on a PRO RATA basis; and

      o if a monetary event of default or other material non-monetary event of default has occurred and is continuing (and has not been cured by the holder of the Strategic Hotel Portfolio B Note exercising its cure rights in accordance with the terms of the related intercreditor agreement and the GECMC 2004-C3 Pooling and Servicing Agreement), the holder of the Strategic Hotel Portfolio B Note will not be entitled to receive payments of interest until the holders of the

            Strategic Hotel Portfolio Senior Loans receive all accrued interest and scheduled principal payments due and owing on the Strategic Hotel Portfolio Senior Loans, and the holder of the Strategic Hotel Portfolio B Note will not be entitled to receive payments of principal until the holders of the Strategic Hotel Portfolio Senior Loans receive all their respective outstanding principal in full.

      In addition, the holders of the Strategic Hotel Portfolio Senior Loans entered into a separate intercreditor agreement. Pursuant to the terms of that separate intercreditor agreement,

      o the Strategic Hotel Portfolio Senior Loans are of equal priority with each other and no portion of any of them will have priority or preference over the other; and

      o all payments, proceeds and other recoveries on or in respect of each Strategic Hotel Portfolio Senior Loan (in each case, subject to the rights of the master servicer, the special servicer and the trustee under the GECMC 2004-C3 Pooling and Servicing Agreement, the Master Servicer, the Special Servicer and the Trustee and any other service providers, with respect to a Strategic Hotel Portfolio Senior Loan, to payments and reimbursements pursuant to and in accordance with the terms of the GECMC 2004-C3 Pooling and Servicing Agreement) will be applied to the Strategic Hotel Portfolio Senior Loans on a PARI PASSU basis according to their respective outstanding principal balances.

      The Strategic Hotel Portfolio Mortgage Loan will be serviced pursuant to the terms of the GECMC 2004-C3 Pooling and Servicing Agreement. For more information regarding the servicing of the Strategic Hotel Portfolio Mortgage Loan, see "SERVICING OF THE MORTGAGE LOANS--SERVICING OF THE STRATEGIC HOTEL PORTFOLIO MORTGAGE LOAN" in this prospectus supplement.

THE HOPE SQUARE PROFESSIONAL BUILDING MORTGAGE LOAN

      With respect to one mortgage loan (identified as Loan No. 29 on Annex A-1 to this prospectus supplement) (the "HOPE SQUARE PROFESSIONAL BUILDING MORTGAGE LOAN"), representing approximately 1.10% of the Initial Pool Balance (or approximately 1.20% of the Initial Loan Group 1 Balance), the related Mortgaged Property also secures a subordinate loan (the "HOPE SQUARE PROFESSIONAL BUILDING B NOTE" or the "SERVICED B NOTE" and, together with the Hope Square Professional Building Mortgage Loan, the Hope Square Professional Building Whole Loan). The Lakeside Mall Whole Loan, the 63 Madison Avenue Whole Loan and the Hope Square Professional Building Whole Loan are referred to in this prospectus supplement as the "SERVICED WHOLE LOANS" and, together with the Strategic Hotel Portfolio Whole Loan, the "WHOLE LOANS." The Strategic Hotel Portfolio B Note and the Hope Square Professional Building B Note are collectively referred to in this prospectus supplement as the "B NOTES."

      The Hope Square Professional Building B Note is subordinate in right of payment to the Hope Square Professional Building Mortgage Loan and has an original balance of $1,175,000. Only the Hope Square Professional Building Mortgage Loan is included in the trust. The Hope Square Professional Building B
Note is not an asset of the trust.

      The holders of the Hope Square Professional Building Mortgage Loan and the Hope Square Professional Building B Note entered into an intercreditor agreement, which sets forth the respective rights of each of the holders of the Hope Square Professional Building Mortgage Loan and the related Hope Square Professional Building B Note. Pursuant to the terms of that intercreditor agreement,

      o the rights of the holder of the Hope Square Professional Building B Note to receive payments are subordinate to the rights of the holder of the related Hope Square Professional Building Mortgage Loan to receive payments of interest, principal and other amounts with respect thereto,

      o prior to the occurrence of (i) the acceleration of a Hope Square Professional Building Mortgage Loan or the Hope Square Professional Building B Note, (ii) a monetary event of default or (iii) an event of default triggered by the bankruptcy of the borrower, the borrower will make separate monthly payments of principal and interest to the Master Servicer and the holder of the Hope Square Professional Building B Note, and

      o following the occurrence and during the continuance of (i) the acceleration of a Hope Square Professional Building Mortgage Loan or the Hope Square Professional Building B Note, (ii) a monetary event of default or (iii) an event of default triggered by the bankruptcy of the borrower, and subject to certain rights of the holder of the Hope Square Professional Building B Note to purchase the Hope Square Professional Building Mortgage Loan from the trust, all payments and proceeds (of whatever nature) on the Hope Square Professional Building B Note will be subordinated to all payments due on the Hope Square Professional Building Mortgage Loan and the holder of the Hope Square Professional Building B Note will not be entitled to receive any payment of principal or interest until the holder of the Hope Square Professional Building Mortgage Loan has been paid all of its unreimbursed costs and expenses, accrued and unpaid non-default interest and unpaid principal in full.

      The Hope Square Professional Building Whole Loan will be serviced pursuant to the terms of the Pooling and Servicing Agreement. For more information regarding the servicing of the Hope Square Professional Building Loan, see "SERVICING OF THE MORTGAGE LOANS--RIGHTS OF THE HOLDER OF THE HOPE SQUARE PROFESSIONAL BUILDING B NOTE" in this prospectus supplement.

AFFILIATED BORROWER CONCENTRATIONS

      The largest concentration of non-cross-collateralized mortgage loans with affiliated borrowers consists of two mortgage loans (identified as Loan Nos. 1 and 4 on Annex A-1 to this prospectus supplement), representing approximately 9.38% of the Initial Pool Balance (or approximately 10.26% of the Initial Loan Group 1 Balance).

SIGNIFICANT MORTGAGE LOANS

      No mortgage loan or group of cross-collateralized mortgage loans has an outstanding principal balance as of the Cut-off Date which exceeds 5.70% of the Initial Pool Balance (or 6.23% of the Initial Loan Group 1 Balance).

      The following table sets forth information regarding the ten largest mortgage loans in the pool, which represent, in the aggregate, approximately 36.61% of the Initial Pool Balance.

            TEN LARGEST MORTGAGE LOANS OR CROSS-COLLATERALIZED GROUPS

                                                                      % OF
                        NUMBER     NUMBER    AGGREGATE    % OF     APPLICABLE                                   CUT-OFF      LTV
MORTGAGE LOAN OR          OF         OF       CUT-OFF    INITIAL  INITIAL LOAN             STATED                DATE       RATIO
CROSS-COLLATERALIZED   MORTGAGE   MORTGAGED    DATE       POOL        GROUP    MORTGAGE   REMAINING    DSCR       LTV        AT
GROUP                    LOANS   PROPERTIES   BALANCE    BALANCE     BALANCE     RATE    TERM (MOS.)  (1)(2)   RATIO(1)  MATURITY(1)
--------------------     -----   ----------   -------    -------     -------     ----    -----------  ------   --------  -----------
Lakeside Mall .......      1          1    $ 97,255,523    5.70%      6.23%      4.280%        58      1.93x     63.77%     58.29%
401 North Michigan
  Avenue ............      1          1      91,000,000    5.33       5.83%      5.310%       119      1.82x     65.23%     65.23%
Potomac Tower .......      1          1      75,000,000    4.39       4.81%      4.722%        83      2.04x     69.44%     69.44%
Ward Centers ........      1          1      62,843,823    3.68       4.03%      4.332%        59      1.78x     64.13%     58.56%
63 Madison Avenue ...      1          1      60,000,000    3.51       3.84%      5.060%        59      1.49x     75.00%     75.00%
The Atrium at
  Continental Park ..      1          1      58,000,000    3.40       3.72%      5.140%       120      1.28x     78.38%     68.05%
Charlotte Apartment
  Portfolio .........      1          3      52,650,000    3.08      35.97%      4.630%        59      1.26x     79.68%     77.23%
Savannah Apartments .      1          1      47,250,000    2.77       3.03%      5.210%       119      1.21x     78.51%     68.29%
Washington Mutual
  Buildings .........      1          2      44,000,000    2.58       2.82%      5.648%       123      1.64x     69.29%     63.78%
Candlewood
  Plaza - Danbury ...      1          1      36,966,944    2.17       2.37%      5.710%       119      1.25x     77.01%     64.79%
                         ---        ---    ------------  ------                 ------        ---     -----     ------     ------
TOTAL / WEIGHTED
  AVERAGES ..........     10         13    $624,966,291   36.61%                 4.924%        89      1.64x     70.76%     66.30%
                         ===        ===    ============  ======                 ======        ===     =====     ======     ======

(1) With respect to the Lakeside Mall Mortgage Loan, the 63 Madison Avenue Mortgage Loan, the Hope Square Professional Building Mortgage Loan and the Strategic Hotel Portfolio Mortgage Loan, the principal balance of the related Pari Passu Loans are included in the calculation of the DSCR, LTV Ratios and balance per unit and the principal balance of the related B Note, if any, is not included in the calculation of the DSCR, LTV Ratios and balance per unit.

(2) For purposes of calculating DSCR with respect to the Atrium at Continental Park mortgage loan and the Charlotte Apartments Portfolio mortgage loan, the principal balance of each such mortgage loan is reduced by letters of credit or holdback cash amounts (or portions thereof) for such mortgage loan. See footnote 5 to Annex A-1 to this prospectus supplement.

APD LOAN

      One mortgage loan (identified as Loan No. 12 on Annex A-1 to this prospectus supplement) (the "APD LOAN"), representing approximately 1.68% of the Initial Pool Balance (or approximately 1.84% of the Initial Loan Group 1 Balance), provides that if, after a certain date (each, an "ANTICIPATED PREPAYMENT DATE"), the borrower has not prepaid the APD Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (the "REVISED RATE") rather than the stated Mortgage Rate (the "INITIAL RATE"). The Anticipated Prepayment Date for the APD Loan is approximately 180 months after the origination date for the APD Loan. The Revised Rate for the APD Loan is equal to the Initial Rate, plus the greater of the Initial Rate plus 2.0% per annum, or the treasury rate plus 2.0% per annum. After the Anticipated Prepayment Date, the APD Loan further requires that all cash flow available from the related Mortgaged Property after payment of the constant periodic payment required under the terms of the related loan documents and all escrows and property expenses required under the related loan documents be used to accelerate amortization of principal on the APD Loan. While interest at the Initial Rate continues to accrue and be payable on a current basis on the APD Loan after its Anticipated Prepayment Dates, the payment of interest at the excess of the Revised Rate over the Initial Rate for the APD Loan will be deferred and will be required to be paid, with interest, only after the outstanding principal balance of the APD Loan has been paid in full. The foregoing features, to the extent applicable, are designed to increase the likelihood that the APD Loan will be prepaid by the related borrower on or about its Anticipated Prepayment Date.

CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

      All of the mortgage loans provide for scheduled payments of principal and/or interest due on the first day of each month. The mortgage loans have grace periods as set forth in the following table:

                            OVERVIEW OF GRACE PERIODS

                                        AGGREGATE                          % OF           % OF
                  NO. OF                PRINCIPAL         % OF THE      THE INITIAL    THE INITIAL
                 MORTGAGE            BALANCE OF THE     INITIAL POOL    LOAN GROUP 1   LOAN GROUP 2
GRACE PERIOD       LOANS             MORTGAGE LOANS        BALANCE        BALANCE        BALANCE
------------       -----             --------------        -------        -------        -------
0 days .....                2        $   84,822,156          4.97%          5.43%          0.00%
5 days .....              126         1,484,425,889         86.96          85.73         100.00
6 days .....                1            75,000,000          4.39           4.81           0.00
10 days ....                1            62,843,823          3.68           4.03           0.00
               --------------        --------------        ------         ------         ------
Total ......              130        $1,707,091,869        100.00%        100.00%        100.00%
               ==============        ==============        ======         ======         ======

      Certain states require a minimum of 7 to 15 days before late payment charges may be levied. However, all mortgage loans in such states have a grace period with respect to default interest of not more than ten days, after which time default interest may be levied or other remedies pursued.

      All of the mortgage loans bear interest at fixed rates. The mortgage loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year ("ACTUAL/360 BASIS").

      The mortgage loans have the amortization characteristics set forth in the following table:

                                AMORTIZATION TYPE

                                                         AGGREGATE                               % OF             % OF
                                   NO. OF                 PRINCIPAL            % OF THE       THE INITIAL      THE INITIAL
                                  MORTGAGE             BALANCE OF THE         INITIAL POOL    LOAN GROUP 1     LOAN GROUP 2
TYPE OF AMORTIZATION                LOANS              MORTGAGE LOANS           BALANCE         BALANCE          BALANCE
--------------------                -----              --------------           -------         -------          -------
Balloon Loans ..............         79                $ 846,030,921              49.56%         51.41%           29.87%
Partial interest only
  Loans(1) .................         37                  528,442,304              30.96          27.28            70.13
Interest only Loans ........         13                  303,880,000              17.80          19.47             0.00
APD Loan ...................          1                   28,738,644               1.68           1.84             0.00
                                    ---               --------------             ------         ------           ------
Total ......................        130               $1,707,091,869             100.00%        100.00%          100.00%
                                    ===               ==============             ======         ======           ======

----------
(1) Includes 37 mortgage loans representing approximately 30.96% of the Initial Pool Balance that pay interest-only for the first 4 to 60 scheduled payments of their respective loan terms.

      PREPAYMENT PROVISIONS. Each mortgage loan prohibits any voluntary prepayments or defeasance for a specified period of time after its date of origination (a "LOCK-OUT PERIOD"). Following the expiration of the Lock-out Period, each mortgage loan restricts voluntary prepayments in one of the following ways:

                   OVERVIEW OF VOLUNTARY PREPAYMENT PROTECTION

                                                      AGGREGATE                                 % OF             % OF
                                       NO. OF          PRINCIPAL             % OF THE        THE INITIAL      THE INITIAL
                                      MORTGAGE      BALANCE OF THE         INITIAL POOL     LOAN GROUP 1     LOAN GROUP 2
PREPAYMENT PROTECTION                   LOANS       MORTGAGE LOANS            BALANCE          BALANCE          BALANCE
---------------------                   -----       --------------            -------          -------          -------
Lockout period followed by
  Defeasance ..................          121        $1,632,363,788             95.62%           95.32%           98.84%
Lockout period followed by
  prepayment subject to
  Yield Maintenance
  Charge(1) ...................            9            74,728,080              4.38             4.68             1.16
                                         ---        --------------            ------           ------           ------
Total .........................          130        $1,707,091,868            100.00%          100.00%          100.00%
                                         ===        ==============            ======           ======           ======

----------
(1) With respect to two mortgage loans (identified as Loan Nos. 49 and 71 on Annex A-1 to this prospectus supplement), representing in the aggregate approximately 1.22% of the Initial Pool Balance (or approximately 1.34% of the Initial Loan Group 1 Balance), the related loan agreement gives the borrower under certain circumstances the option of choosing either yield maintenance or defeasance.

      "YIELD MAINTENANCE CHARGE" means:

      o with respect to Loan Nos. 49, 56, 68, 79 and 129, the greater of (a) the sum of the present values on the date of prepayment, through the scheduled maturity dates (or, with respect to Loan No. 49, through the 117th monthly installment of interest) discounted using the Replacement Treasury Rate (as defined below) converted to a monthly equivalent yield, of the Monthly Interest Shortfalls (as defined below) for the remaining term of the mortgage loan, or (b) 1% of the unpaid principal balance of the mortgage loan immediately preceding such prepayment.

      o with respect to Loan No. 89, the greater of the (a) the present value of the remaining scheduled payments of principal and interest from the Prepayment Calculation Date (as defined below) through the maturity date, determined by discounting such payments at the Discount Rate (as defined below), less the amount of principal being prepaid or (b) 1% of the unpaid principal balance of the note on the Prepayment Calculation Date.

      o with respect to Loan Nos. 50, 64 and 71, the greater of (i) 1% of the portion of the mortgage loan being prepaid, and (ii) the present value as of the Prepayment Calculation Date (as defined below) of a series of monthly payments over the remaining term of the mortgage loan being prepaid assuming a per annum interest rate equal to the excess of the related note rate over the Reinvestment Yield (as defined below), and discounted at the Reinvestment Yield.

      "REPLACEMENT TREASURY RATE" means the yield calculated by linear interpolation (rounded to one thousandth of one percent (i.e. 0.001%)) of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the prepayment date, of U.S. Treasury constant maturities with terms (one longer and one shorter) most nearly approximating the remaining Weighted Average Life (as defined below) of the mortgage loan as of the prepayment date. In the event Release H.15 is no longer published, the lender will select a comparable publication to determine the Replacement Treasury Rate.

      "WEIGHTED AVERAGE LIFE" of the mortgage loan is determined as of the prepayment date by (i) multiplying the amount of each monthly principal payment that would have been paid had the prepayment not occurred by the number of months from the prepayment date to each payment date, (ii) adding the results and (iii) dividing the sum by the balance remaining on the mortgage loan on the prepayment date multiplied by 12.

      "MONTHLY INTEREST SHORTFALL" will be calculated for each applicable due date following the date of prepayment and will equal 1/12 of the product of (i) the remaining principal balance of the mortgage loan at each month, had the prepayment not occurred, multiplied by (ii) the excess, if any, of
      (a) the yield derived from compounding semi-annually the mortgage interest rate of the prepaid mortgage loan, over (b) the Replacement Treasury Rate.

      "DISCOUNT RATE" means the rate which, when compounded monthly, is equivalent to the Treasury Rate (as defined below) when compounded semi-annually.

      "PREPAYMENT CALCULATION DATE" means, as applicable, the date on which (i) the related lender applies any prepayment to the reduction of the outstanding principal amount of the related Note, (ii) the related lender accelerates the mortgage loan, in the case of a prepayment resulting from acceleration, or (iii) the related lender applies funds held under any related reserve account, in the case of a prepayment resulting from such an application (other than in connection with acceleration of the mortgage loan).

      "REINVESTMENT YIELD" means the yield calculated by the liner interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading "U.S. government securities" and the sub-heading "Treasury constant maturities" for the week ending prior to the related Prepayment Calculation Date, of the U.S. Treasury constant maturities with maturity dates (one longer and one equal to or shorter) most nearly approximating the related maturity date, and converted to a monthly compounded nominal yield. In the event Release H.15 is no longer published, the related lender shall select a comparable publication to determine the Reinvestment Yield.

      Yield Maintenance Charges are distributable as described in this prospectus supplement under "DESCRIPTION OF THE CERTIFICATES--ALLOCATION OF YIELD MAINTENANCE CHARGES."

      Generally, all of the mortgage loans permit voluntary prepayment without the payment of any penalty for the final one to seven scheduled payments (including the scheduled payment on the stated maturity date or Anticipated Prepayment Date, as applicable). All of the mortgage loans that permit prepayments require that the prepayment be made on the due date or, if on a different date, that any prepayment be accompanied by the interest that would be due on the next due date.

      Certain state laws limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a mortgage loan. Provided no event of default exists, none of the mortgage loans require the payment of Yield Maintenance Charges in connection with a prepayment of the related mortgage loan as a result of a total casualty or condemnation. Certain of the mortgage loans may require the payment of Yield Maintenance Charges in connection with an acceleration of the related mortgage loan. There can be no assurances that the related borrowers will pay the Yield Maintenance Charges. See "RISK FACTORS--RISKS RELATING TO ENFORCEABILITY OF YIELD MAINTENANCE CHARGES OR DEFEASANCE PROVISIONS" in this prospectus supplement and "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS--DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS" in the prospectus.

      DEFEASANCE; COLLATERAL SUBSTITUTION. 121 mortgage loans, representing approximately 95.62% of the Initial Pool Balance (which include 109 mortgage loans in Loan Group 1, or 95.32% of the Initial Loan Group 1 Balance, and 12 mortgage loans in Loan Group 2, or approximately 98.84% of the Initial Loan Group 2 Balance), permit the applicable borrower on any due date after a specified period (the "DEFEASANCE LOCK-OUT PERIOD") and prior to the open prepayment period before maturity of the related mortgage loan to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a "DEFEASANCE OPTION"). The release is subject to certain conditions set forth in the mortgage loan documents, including, among other things, that the borrower:

            (a) pays or delivers to the Master Servicer on any due date (the "RELEASE DATE") (1) all interest accrued and unpaid on the principal balance of the Mortgage Note to and including the Release Date, (2) all other sums due under the mortgage loan and all other loan documents executed in connection with the related mortgage loan, (3) direct non-callable obligations of the United States of America or other government securities permitted under the related loan documents providing payments (x) on or prior to all successive scheduled payment dates from the Release Date to the related maturity date (or in certain cases, the first day of the open period) or, with respect to an APDLoan, the Anticipated Prepayment Date, assuming in the case of the APD Loan, that the loan prepays on the Anticipated Prepayment Date, and (y) in amounts at least equal to the scheduled payments due on each payment date under the mortgage loan or the related defeased portion of the mortgage loan in the case of a partial defeasance, including any balloon payment or other final payment due on the related balloon date or Anticipated Prepayment Date as applicable, and (4) any costs and expenses incurred in connection with the purchase of the U.S. government obligations or other governmental securities; and

            (b) delivers a security agreement granting the trust fund a first priority lien on the U.S. government obligations or government securities purchased as substitute collateral and an opinion of counsel relating to the enforceability of such security interest.

      Except with respect to the Buckhead Station Shopping Center Mortgage Loan (identified as Loan No. 12 on Annex A-1 to this prospectus supplement), representing approximately 1.68% of the Initial Pool Balance (or approximately 1.84% of the Initial Loan Group 1 Balance), which is defeasable at any time and as to which a separate loan REMIC will be established, the Defeasance Lock-out Period is at least two years after the Closing Date. In the event that the related borrower defeases the Buckhead Station Shopping Center Mortgage Loan within two years of the closing date, the related mortgage loan seller will be required to repurchase the Buckhead Station Shopping Center Mortgage Loan with yield maintenance in accordance with the terms of the pooling and servicing agreement.

      The related borrower or, if the borrower is not required to do so under the mortgage loan documents, the Master Servicer, will be responsible for purchasing the U.S. government obligations or other government securities on behalf of the borrower at the borrower's expense. Simultaneously with these actions, the related Mortgaged Property (or portion thereof, in the case of partial defeasance) will be released from the lien of the mortgage loan and the pledged U.S. government obligations or government securities will be substituted as the collateral securing the mortgage loan (or portion thereof, in the case of partial defeasance).

      In general, a successor borrower established or designated by the related borrower or the Mortgage Loan Seller (or, if the borrower or the Mortgage Loan Seller is not required to do so under the mortgage loan documents, the Master Servicer will establish or designate such successor) will assume all of the obligations of a borrower remaining after such original borrower exercises a Defeasance Option under a mortgage loan and the original borrower will be relieved of its obligations under the mortgage loan.

      Although the collateral substitution provisions related to defeasance are not intended to be, and do not have the same effect on the Certificateholders as, a prepayment of the related mortgage loan, a court could interpret these provisions as being equivalent to an unenforceable Yield Maintenance Charge or prepayment premium. We make no representation as to the enforceability of the defeasance provisions of any mortgage loan.

      In addition to a release in connection with a full or partial defeasance, certain of the mortgage loans permit the release of a Mortgaged Property or a portion thereof where such property was given no or little value in connection with loan origination and underwriting criteria.

      PERFORMANCE ESCROWS AND LETTERS OF CREDIT. In connection with the origination of certain mortgage loans, the related borrower was required to escrow funds or post a letter of credit related to obtaining certain performance objectives, including reaching targeted debt service coverage levels. Such funds will be released to the related borrower upon the satisfaction of certain conditions and the Special Servicer will be entitled to review any determination by the Master Servicer that such conditions have been satisfied. Additionally, such mortgage loans allow, at the lender's option, for such funds to be applied to reduce the principal balance of the related mortgage loan if such conditions are not met. If such conditions are not satisfied and the mortgagee has the discretion to retain the cash or letter of credit as additional collateral, the mortgagee will be directed in the Pooling and Servicing Agreement to hold the escrows, letters of credit or proceeds of such letters of credit as additional collateral and not use such funds to reduce the principal balance of the related mortgage loan, unless holding such funds would otherwise be inconsistent with the Servicing Standard. If such funds are applied to reduce the principal balance of the mortgage loan, the trust fund would experience an early prepayment that may adversely affect the yield to maturity on your Certificates. In some cases, the related loan documents do not require payment of a yield maintenance charge or prepayment premium in connection with such prepayment. See footnotes 5 and 6 to Annex A-1 in this prospectus supplement for more information regarding these mortgage loans. In addition, certain other mortgage loans have performance escrows or letters of credit, however, these loans do not contain conditions allowing the lender to use such funds to reduce the principal balance of the related mortgage loan unless there is an event of default.

      "DUE-ON-SALE" AND "DUE-ON-ENCUMBRANCE" PROVISIONS. The mortgage loans contain "due-on-sale" and "due-on-encumbrance" provisions that in each case, with limited exceptions, permit the holder of the Mortgage to accelerate the maturity of the related mortgage loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property or if equity interests in the borrower or certain affiliates of the borrower are transferred or encumbered without the consent of the holder of the Mortgage; PROVIDED, HOWEVER, under the terms of certain of the mortgage loans, this consent must be granted if certain conditions are met. Certain of the Mortgaged Properties have been, or may become, subject to additional financing. See "--GENERAL" above and "--REPRESENTATIONS AND WARRANTIES; REPURCHASES AND SUBSTITUTIONS" below.

      The Special Servicer will be required to exercise (or waive its right to exercise) any right it may have with respect to a mortgage loan (other than the Strategic Hotel Portfolio Mortgage Loan) containing a "due-on-sale" clause (including sales or transfers of the Mortgaged Property (in full or in part) or the sale, transfer, pledge or hypothecation of direct or indirect interests in the borrower or its owners) to either:

      o     accelerate the payments on those mortgage loans,

      o withhold its consent to any sale or transfer of an interest in the related Mortgaged Property or an equity interest in the related borrower or certain affiliates of the related borrower or

      o in the case of a mortgage loan that may be transferred or assumed without the consent of the mortgagee upon the satisfaction of certain conditions, to determine whether such conditions have been satisfied, in each case, in a manner that is consistent with the Servicing Standard; PROVIDED, HOWEVER, that with respect to the mortgage loans that were sold to the depositor by GECC and GACC and that are not Specially Serviced Mortgage Loans, the Master Servicer shall be entitled to process the related requests from the borrowers and to make the initial determination of the matters described above, subject to the right of the Special Servicer to review such initial determination and reach a contrary, and binding, conclusion, in accordance with the Servicing Standard.

      Notwithstanding the foregoing, the Special Servicer will not be permitted to waive its right to exercise any such right unless it first obtains a confirmation that such waiver would not result in the downgrade, withdrawal or qualification of the then-current ratings on any class of outstanding Certificates from:

      o Fitch and DBRS, with respect to any mortgage loan (together with any mortgage loans cross-collateralized with such mortgage loans) that represents one of the ten largest mortgage loans based on Stated Principal Balance, and

      o S&P, with respect to any such mortgage loan, if (A) such mortgage loan represents 5% or more of the Stated Principal Balance of all of the mortgage loans held by the trust, (B) the Stated Principal Balance of the mortgage loan is over $35,000,000, or (C) such mortgage loan is one of the ten largest mortgage loans in the trust based on principal balance.

      The Special Servicer, with respect to all mortgage loans (other than the Strategic Hotel Portfolio Mortgage Loan), will be required to exercise (or waive its right to exercise) any right it may have with respect to a mortgage loan containing a "due-on-encumbrance" clause (including any mezzanine financing of the borrower or the Mortgaged Property or any sale or transfer of preferred equity in the borrower or its owners) to either:

      o     accelerate the payments thereon,

      o withhold its consent to the creation of any additional lien or other encumbrance on the related Mortgaged Property or in the equity of the borrower or certain affiliates of the related borrower or

      o in the case of a mortgage loan that permits further encumbrances of the Mortgaged Property without the consent of the mortgagee upon the satisfaction of certain conditions, to determine, in accordance with the Servicing Standard, whether such conditions have been satisfied;

in each case, in a manner consistent with the Servicing Standard, PROVIDED, that the Special Servicer will not be permitted to waive its right to exercise any such right unless it first obtains a confirmation that such waiver would not result in the downgrade, withdrawal or qualification of the then-current ratings on any class of outstanding Certificates from:

      o Fitch and DBRS, with respect to any mortgage loan (together with any mortgage loans cross-collateralized with such mortgage loans) that represents one of the ten largest mortgage loans based on Stated Principal Balance, and

      o S&P, if the applicable mortgage loan (A) represents 2% (or 5% if the pool balance is less than $100,000,000) or more of the Stated Principal Balance of all of the mortgage loans by the trust, (B) has a principal balance over $20,000,000, (C) is one of the ten largest mortgage loans based on Stated Principal Balance, (D) has a loan-to-value ratio (which includes existing, permitted and proposed additional debt of the related borrower, if any) that is greater than or equal to 85%, or (E) a Debt Service Coverage Ratio (which includes debt service on existing, permitted and proposed additional debt of the related borrower, if any) that is less than 1.20x.

      In addition, the Special Servicer will not be permitted to waive any of the rights set forth above with respect to a Serviced Whole Loan unless it first obtains a written confirmation that such waiver would not result in the downgrade, withdrawal or qualification of the then current ratings of any class of securities backed in whole or in part by a Serviced Pari Passu Loan or the Serviced B Note from the rating agencies rating such securities.

      Notwithstanding the foregoing, the existence of any additional indebtedness may increase the difficulty of refinancing the related mortgage loan at maturity or the Anticipated Prepayment Date and the possibility that reduced cash flow could result in deferred maintenance. Also, if the holder of the additional debt has filed for bankruptcy or been placed in involuntary receivership, foreclosure of the related mortgage loan could be delayed. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS--DUE-ON-SALE AND DUE-ON-ENCUMBRANCE" and "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS--SUBORDINATE FINANCING" in the prospectus.

ADDITIONAL MORTGAGE LOAN INFORMATION

      The tables presented on Annex A-3 in this prospectus supplement set forth certain anticipated characteristics of the mortgage loans as of the Cut-off Date. Such amounts have been calculated

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assuming the scheduled payment in February 2005 for each mortgage loan has been made. The sum in any column may not equal the indicated total due to rounding. The descriptions in this prospectus supplement of the mortgage loans and the Mortgaged Properties are based upon the pool of mortgage loans as it is expected to be constituted as of the close of business on the Closing Date, assuming that
(1) all scheduled principal and/or interest payments due on or before the Cut-off Date will be made, and (2) there will be no principal prepayments on or before the Cut-off Date.

      Prior to the issuance of the Certificates, one or more mortgage loans (including mortgage loans specifically described in this prospectus supplement) may be removed from the pool of mortgage loans as a result of prepayments, delinquencies, breaches of representations and warranties, incomplete documentation or for any other reason, if the Depositor or a Mortgage Loan Seller deems the removal necessary, appropriate or desirable. A limited number of other mortgage loans may be included in the pool of mortgage loans prior to the issuance of the Certificates, unless including those mortgage loans would materially alter the characteristics of the pool of mortgage loans as described in this prospectus supplement. The Depositor believes that the information set forth in this prospectus supplement will be representative of the characteristics of the pool of mortgage loans as it will be constituted at the time the Certificates are issued, although the range of mortgage rates and maturities as well as other characteristics of the mortgage loans described in this prospectus supplement may vary.

      A Current Report on Form 8-K (the "FORM 8-K") will be available to purchasers of the Offered Certificates on or shortly after the Closing Date and will be filed, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission within 15 days after the initial issuance of the Offered Certificates. If mortgage loans are removed from or added to the pool of mortgage loans as set forth in the preceding paragraph, the removal or addition will be noted in the Form 8-K.

      With respect to one mortgage loan (identified as Loan No. 35 on Annex A-1 to this prospectus supplement), representing approximately 1.02% of the Initial Pool Balance (or approximately 1.11% of the Initial Loan Group 1 Balance), DSCRs, Cut-off Date LTV Ratios and LTV Ratios at Maturity or Anticipated Prepayment Date in the tables presented on Annex A-3 and in this prospectus supplement were calculated after reducing from the Cut-off Date Balances and Maturity/APD Balances the holdback escrow identified in footnote 6 to Annex A-1 to the prospectus supplement.

      With respect to 12 mortgage loans (identified as Loan Nos. 6, 7, 24, 36, 38, 41, 45, 55, 67, 76, 85 and 103 on Annex A-1 to this prospectus supplement), representing approximately 13.48% of the Initial Pool Balance (or approximately 9.97% of the Initial Loan Group 1 Balance or approximately 51.00% of the Initial Loan Group 2 Balance), DSCR in the tables presented on Annex A-3 and in this prospectus supplement was calculated after reducing from the Cut-off Date Balances and Maturity/APD Balances the holdback escrows and letters of credit identified in footnote 5 to Annex A-1 to the prospectus supplement.

      In addition, with respect to each of the Lakeside Mall Mortgage Loan, the 63 Madison Avenue Mortgage Loan, the Strategic Hotel Portfolio Mortgage Loan and the Hope Square Professional Building Mortgage Loan, as to which the related Mortgaged Property also secures one or more Pari Passu Loans and/or a B Note, the loan amount used in this prospectus supplement for calculating the related LTV Ratio and the related DSCR includes the principal balance of any related Pari Passu Loan and excludes the principal balance of any B Note. The loan amount used for weighting the related LTV Ratio and related DSCR includes the balance of such mortgage loan and excludes the balance of any Pari Passu Loan and any B Note.

      For a detailed presentation of certain characteristics of the mortgage loans and the Mortgaged Properties on an individual basis, see Annex A-1 to this prospectus supplement.

      The tables presented on Annex A-3 that are entitled "Range of Debt Service Coverage Ratios as of the Cut-off Date" set forth a range of Debt Service Coverage Ratios for the mortgage loans as of the Cut-off Date. The "DEBT SERVICE COVERAGE RATIO" or "DSCR" for any mortgage loan is the ratio of (1) Underwritten Net Cash Flow produced by the related Mortgaged Property or Mortgaged Properties to (2) the aggregate amount of the scheduled payments of principal and/or interest (the "PERIODIC PAYMENTS") due for the first 12-month period immediately following the origination of the mortgage loan, except with respect to:

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            (a) one mortgage loan (identified as Loan No. 34 on Annex A-1 to this prospectus supplement), representing approximately 1.04% of the Initial Pool Balance (or approximately 12.16% of the Initial Loan Group 2 Balance), where Periodic Payments are interest only for the first four scheduled payments, after which the mortgage loan amortizes based upon a 360-month amortization schedule;

            (b) two mortgage loans (identified as Loan Nos. 51 and 62 on Annex A-1 to this prospectus supplement), representing approximately 1.27% of the Initial Pool Balance (or approximately 1.39% of the Initial Loan Group 1 Balance), where Periodic Payments are interest only for the first 12 scheduled payments, after which the mortgage loan amortizes based upon a 300-month amortization schedule;

            (c) one mortgage loan (identified as Loan No. 50 on Annex A-1 to this prospectus supplement), representing approximately 0.76% of the Initial Pool Balance (or approximately 0.83% of the Initial Loan Group 1 Balance), where Periodic Payments are interest only for the first twelve scheduled payments, after which the mortgage loan amortizes based upon a 360-month amortization schedule;

            (d) one mortgage loan (identified as Loan No. 82 on Annex A-1 to this prospectus supplement), representing approximately 0.36% of the Initial Pool Balance (or approximately 0.40% of the Initial Loan Group 1 Balance), where Periodic Payments are interest only for the first eighteen scheduled payments, after which the mortgage loan amortizes based upon a 360-month amortization schedule;

            (e) twenty mortgage loans (identified as Loan Nos. 6, 8, 29, 30, 44, 45, 52, 55, 59, 67, 68, 69, 71, 77, 97, 98, 102, 108, 109 and 130 on Annex
      A-1 to this prospectus supplement), representing approximately 15.24% of the Initial Pool Balance (or approximately 16.45% of the Initial Loan Group 1 Balance and approximately 2.32% of the Initial Loan Group 2 Balance), where Periodic Payments are interest only for the first twenty-four scheduled payments, after which the mortgage loan amortizes based upon a 360-month amortization schedule;

            (f) one mortgage loan (identified as Loan No. 95 on Annex A-1 to this prospectus supplement), representing approximately 0.26% of the Initial Pool Balance (or approximately 0.29% of the Initial Loan Group 1 Balance), where Periodic Payments are interest only for the first thirty-six scheduled payments, after which the mortgage loan amortizes based upon a 324-month amortization schedule;

            (g) seven mortgage loans (identified as Loan Nos. 7, 11, 38, 41, 76, 78 and 83 on Annex A-1 to this prospectus supplement), representing approximately 7.90% of the Initial Pool Balance (or approximately 4.84% of the Initial Loan Group 1 Balance and approximately 40.61% of the Initial Loan Group 2 Balance), where Periodic Payments are interest only for the first thirty-six scheduled payments, after which the mortgage loan amortizes based upon a 360-month amortization schedule;

            (h) one mortgage loan (identified as Loan No. 25 on Annex A-1 to this prospectus supplement), representing approximately 1.28% of the Initial Pool Balance (or approximately 1.40% of the Initial Loan Group 1 Balance), where Periodic Payments are interest only for the first forty-eight scheduled payments, after which the mortgage loan amortizes based upon a 360-month amortization schedule;

            (i) three mortgage loans (identified as Loan Nos. 24, 39 and 57 on Annex A-1 to this prospectus supplement), representing approximately 2.84% of the Initial Pool Balance (or approximately 1.69% of the Initial Loan Group 1 Balance, and approximately 15.03% of the Initial Loan Group 2 Balance) and approximately, where Periodic Payments are interest only for the first sixty scheduled payments, after which the mortgage loan amortizes based upon a 360-month amortization schedule; and

            (j) 13 mortgage loans (identified as Loan Nos. 2, 3, 5, 13, 14, 15, 16, 17, 18, 19, 23, 36 and 49 on Annex A-1 to this prospectus supplement), representing approximately 17.80% of the Initial Pool Balance (or approximately 19.47% of the Initial Loan Group 1 Balance, where Periodic Payments are interest only for the entirety of their respective loan terms.

      For the mortgage loans identified in (a), (b), (c), (d), (e), (f), (g),
(h), (i) and (j) above, DSCR is based on the principal and interest payment due for the 12-month period immediately following the end of the applicable interest only period. For the mortgage loans identified in (j) above, DSCR is based on interest payments only.

      The tables presented on Annex A-3 that are entitled "Range of LTV Ratios as of the Cut-off Date" and "Range of LTV Ratios as of Mortgage Loan Maturity Dates" set forth the range of LTV Ratios of the mortgage loans as of the Cut-off Date and the stated maturity dates of the mortgage loans. An "LTV RATIO" for any mortgage loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of the mortgage loan as of that date (assuming no defaults or prepayments on the mortgage loan prior to that date), and the denominator of which is the appraised value of the related Mortgaged Property or Mortgaged Properties as determined by an appraisal of the property obtained in connection with the origination of the mortgage loan. The LTV Ratio as of the mortgage loan maturity date or the Anticipated Prepayment Date, as the case may be, described below was calculated based on the principal balance of the related mortgage loan on the maturity date or the Anticipated Prepayment Date, as the case may be, assuming all principal payments required to be made on or prior to the mortgage loan's maturity date or the Anticipated Prepayment Date, as the case may be (not including the balloon payment), are made. In addition, because it is based on the value of a Mortgaged Property determined as of loan origination, the information set forth in the table below is not necessarily a reliable measure of the related borrower's current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property could have decreased from the appraised value determined at origination and the current actual loan-to-value ratio of a mortgage loan may be higher than its LTV Ratio at origination even after taking into account amortization since origination.

      The characteristics presented in Annex A-3, along with certain additional characteristics of the mortgage loans presented on a loan-by-loan basis, are set forth on Annex A-1 to this prospectus supplement. Certain additional information regarding the mortgage loans is set forth in this prospectus supplement below under "--UNDERWRITING STANDARDS" and "--REPRESENTATIONS AND WARRANTIES; REPURCHASES AND SUBSTITUTIONS" and in the prospectus under "DESCRIPTION OF THE TRUST FUNDS--MORTGAGE LOANS" and "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS."

      For purposes of the information presented in Annex A-3, a Mortgaged Property will be considered "occupied" by a tenant if such tenant has executed a lease to occupy such Mortgaged Property.

UNDERWRITTEN NET CASH FLOW

      The "UNDERWRITTEN NET CASH FLOW" for a Mortgaged Property is generally the estimated stabilized annual revenue derived from the use and operation of the Mortgaged Property (consisting primarily of rental income and reimbursement of expenses where applicable) after an allowance for vacancies, concessions and credit losses, less estimated stabilized annual expenses, including operating expenses (such as utilities, administrative expenses, repairs and maintenance, tenant improvement costs, leasing commissions, management fees and advertising), fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments) and reserves for capital expenditures, including tenant improvement costs, leasing commissions and replacement reserves. In calculating Underwritten Net Cash Flow, certain non-operating items such as depreciation, amortization, partnership distributions, interest expense, financing fees and capital expenditures other than applicable reserves, are not included as expenses.

      Underwritten Net Cash Flow reflects the calculations and adjustments used by the Mortgage Loan Sellers for their underwriting process and any updates thereof and may or may not reflect the amounts calculated and adjusted by the Rating Agencies for their own analysis. In addition, Underwritten Net Cash Flow and the DSCRs derived therefrom are not a substitute for cash flow as determined in accordance with generally accepted accounting principles as a measure of the results of the property's operation or a substitute for cash flows from operating activities determined in accordance with generally accepted accounting principles as a measure of liquidity.

      REVENUE. In determining potential gross revenue for each Mortgaged Property, the Mortgage Loan Sellers generally relied on the most recent rent roll supplied by the borrower as of the date of such

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determination and, where the actual vacancy shown on the rent roll and other unaudited financial information and the market vacancy was less than 5.0%, assumed at least 5.0% vacancy in determining revenue from rents, except that in the case of certain Mortgaged Properties which are not secured by multifamily properties, space occupied by the anchor or single tenants or other large creditworthy tenants may have been disregarded in performing the vacancy adjustment due to the length of the related leases or creditworthiness of the tenants, in accordance with the respective Mortgage Loan Seller's underwriting standards. Where the actual or market vacancy was not less than 5.0%, the Mortgage Loan Sellers determined revenue from rents by generally relying on the most recent rent roll supplied by the borrower as of the date of such determination and the greater of (a) actual vacancy at the related Mortgaged Property, (b) vacancy at comparable properties in the same market as the related Mortgaged Property, and (c) 5.0%. In determining rental revenue for multifamily, manufactured housing community and self storage properties, the Mortgage Loan Sellers generally either reviewed rental revenue shown on the rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one- to 12-month periods. For the other rental properties, the Mortgage Loan Sellers generally annualized rental revenue shown on the most recent rent roll (as applicable), including in some instances leased but unoccupied space or signed leases on spaces being built out or future rental increases, after applying the vacancy factor. In the case of hotel properties, gross receipts were generally determined based upon the average occupancy not to exceed 80.0% and daily rates achieved during the trailing 12 months. In general, any non-recurring items and non-property related revenue were eliminated from the calculation. Rents under some leases were adjusted downward to reflect market rent for similar properties if actual rent was significantly higher than market rent. For newly constructed properties with little or no historical operating information, revenue was based on information in appraisals, rent rolls, contractual leases in place and other borrower supplied information.

      EXPENSES. In determining expenses for each Mortgaged Property, the related Mortgage Loan Seller generally relied on rolling 12-month operating statements and/or full-year or year-to-date financial statements supplied by the borrower. Notwithstanding the foregoing, (a) if tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was generally used, (b) property management fees were generally assumed to be 3% to 5% of effective gross revenue, (c) assumptions were made with respect to reserves for leasing commissions, tenant improvement expenses and capital expenditures and (d) expenses were assumed to include annual replacement reserves. In some cases historical expenses were increased or decreased for underwriting purposes.

      REPLACEMENT RESERVES. Replacement reserves, if any, are reserves escrowed or underwritten for ongoing items such as repairs and replacements, including, in the case of hotel properties, reserves for furniture, fixtures and equipment. In certain cases, however, the subject reserve may have been underwritten but not funded or will be subject to a maximum amount, and once that maximum amount is reached the subject reserve will not be funded except, in most cases, to the extent it is drawn upon.

      No assurances are given with respect to the accuracy of information provided by borrowers or the adequacy of procedures used by the related Mortgage Loan Seller in determining the operating information presented. Loans originated by the Mortgage Loan Sellers generally conform to the above-described underwriting guidelines. However, there can be no assurance that each mortgage loan conforms in its entirety to the guidelines described above.

ASSESSMENTS OF PROPERTY CONDITION

      PROPERTY INSPECTIONS. All of the Mortgaged Properties were inspected at or about the time of the origination or acquisition of the related mortgage loan to assess their general condition. No inspection revealed any patent structural deficiency or any deferred maintenance considered material and adverse to the interest of the holders of the Offered Certificates or for which adequate reserves or letters of credit have not been established.

      APPRAISALS. All of the Mortgaged Properties were appraised at or about the time of the origination of the related mortgage loans. All of these appraisals stated that they were performed in compliance with the Code of Professional Ethics and Standards of Professional Conduct of the Appraisal Institute and the Uniform Standards of Professional Appraisal Practice as adopted by the Appraisal Standards Board of the Appraisal Foundation and accepted and incorporated into the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended ("FIRREA").

      The purpose of each appraisal was to provide an opinion as to the market value of the related Mortgaged Property and are not guarantees of, and may not be indicative of, present or future value. We cannot assure you that another appraiser would have arrived at the same opinion of market value. Appraised value is the appraiser's estimated amount a typically motivated buyer would pay a typically motivated seller and may be significantly higher than the amount obtained from the sale of a Mortgaged Property in a distressed or liquidation sale.

      ENVIRONMENTAL REPORTS. A "Phase I" environmental site assessment was performed with respect to each Mortgaged Property and, in some cases, a "Phase II" environmental site assessment or other additional testing was performed. See "--REPRESENTATIONS AND WARRANTIES; REPURCHASES AND SUBSTITUTIONS" below.

      BUILDING CONDITION REPORTS. At or about the time of the origination of all mortgage loans, a licensed engineer or consultant inspected each related Mortgaged Property to assess the condition of the structure, exterior walls, roofing, interior structure, mechanical and electrical systems and site improvements. The resulting reports indicated deferred maintenance items on certain Mortgaged Properties and recommended certain capital improvements for which escrows were generally established at origination and the reports were used in determining underwritten net cash flow and capital reserves, if any. Generally, with respect to the majority of the Mortgaged Properties, the related borrowers were required to deposit with the lender (or provide a letter of credit in lieu thereof) an amount equal to at least 125% of the licensed engineer's estimated cost of the recommended repairs, corrections or replacements to assure their completion. In addition, the building condition reports provided a projection of necessary replacements and repair of structural and mechanical systems over the life of the related mortgage loans.

      EARTHQUAKE ANALYSES. An architectural and engineering consultant performed an analysis on 38 Mortgaged Properties, securing mortgage loans representing approximately 24.80% of the Initial Pool Balance, located in areas that are considered a high earthquake risk (primarily in the State of California), in order to evaluate the structural and seismic condition of the property and to assess, based primarily on statistical information, the probable maximum loss ("PML") for the Mortgaged Property in an earthquake scenario. None of these properties has a PML in excess of 20%. Seismic reports were generally not done for manufactured housing community properties.

THE MORTGAGE LOAN SELLERS

      The Mortgage Loan Sellers are GECC, GACC and Bank of America. GECC is the parent corporation of the Depositor, and an affiliate of GEMSA Loan Services, L.P., the Master Servicer. See "THE DEPOSITOR" in the prospectus. GACC is an affiliate of Deutsche Bank Securities Inc., one of the Underwriters. Bank of America is an affiliate of Banc of America Securities LLC, one of the Underwriters. GECC directly originated (generally, in accordance with the underwriting criteria described below) all of the mortgage loans acquired by the Depositor from GECC (except with respect to one mortgage loan, identified as Loan No. 22 on Annex A-1 to this prospectus supplement, that GECC acquired from Merrill Lynch Mortgage Lending, Inc. after conducting appropriate due diligence and re-underwriting on such mortgage loan and the related Mortgaged Property). GACC or an affiliate of GACC directly originated (generally, in accordance with the underwriting criteria described below) all of the mortgage loans acquired by the Depositor from GACC. Bank of America or its conduit participants directly originated (generally, in accordance with the underwriting criteria described below) all of the mortgage loans acquired by the Depositor from Bank of America.

      The information set forth in this prospectus supplement concerning the Mortgage Loan Sellers and their underwriting standards have been provided by the Mortgage Loan Sellers, and neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of that information.

UNDERWRITING STANDARDS

      GECC'S UNDERWRITING STANDARDS

      GENERAL. Through its GE Real Estate business, GECC has been lending and investing in the commercial real estate industry for over 25 years and has a portfolio of approximately $33.5 billion of assets.

      GE Real Estate originates commercial mortgage loans through approximately 18 offices located throughout the United States. The risk-management (loan underwriting and closing) functions are centralized and separate from loan origination.

      LOAN ANALYSIS. All GECC credit underwriting is performed by GECC risk-management employees. GECC performs both a credit analysis and a collateral analysis with respect to each loan. The credit analysis of the borrower includes a review of historical tax returns, third party credit reports, judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower and principals of the borrower. Generally, borrowers are required to be single-purpose entities. The collateral analysis includes an analysis of the historical property operating statements, rent rolls and a projection of future performance and a review of tenant leases. Historical cash flow verification is performed in most cases by staff of a "big four" accounting firm and reviewed by GECC underwriting staff. All anchor leases are reviewed by legal counsel and by GECC underwriting staff. GECC also performs a qualitative analysis which generally incorporates independent credit checks, periodical searches, industry research and published debt and equity information with respect to certain tenants located within the collateral. A member of the loan underwriting team also conducts a site inspection to confirm the occupancy rate of the Mortgaged Property, analyze the market, confirm proactive management and assess the utility of the Mortgaged Property within the market. GECC requires third party appraisals, as well as environmental reports, building condition reports and seismic reports, if applicable. Each report is reviewed for acceptability by a GECC staff member for compliance with program standards and the staff member approves or rejects the report. The results of these reviews are incorporated into the underwriting report.

      Generally, underwriting is done prior to the closing of the mortgage loan. There can be no assurance that such financial, occupancy and other information remains accurate.

      LOAN APPROVAL. Prior to commitment, all mortgage loans must be approved by GE Capital Real Estate's credit committee (the make-up of which varies by loan size) in accordance with its credit policies. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

      DEBT SERVICE COVERAGE RATIO AND LTV RATIO. GECC's underwriting standards generally require the following minimum Debt Service Coverage Ratios for each of the indicated property types:

DSCR                                               LTV RATIO
PROPERTY TYPE                                      GUIDELINE           GUIDELINE
-------------                                      ---------           ---------

Anchored Retail ........................              1.20x              80.0%
Unanchored Retail ......................              1.20x              80.0%
Multifamily ............................              1.20x              80.0%
Office .................................              1.20x              80.0%
Manufactured Housing ...................              1.20x              80.0%
Self Storage ...........................              1.25x              80.0%
Industrial/Warehouse ...................              1.20x              80.0%
Hotel ..................................              1.40x              70.0%

      The Debt Service Coverage Ratio guidelines listed above are calculated based on Underwritten Net Cash Flow at origination. Therefore, the debt service coverage ratio for each mortgage loan as reported elsewhere in this prospectus supplement and Annex A-1 to this prospectus supplement may differ from the amount calculated at the time of origination. In addition, GECC's underwriting guidelines generally permit a maximum amortization period of 30 years. However, notwithstanding the foregoing, in certain circumstances the actual Debt Service Coverage Ratios, as may be the case with mortgage loans that have performance holdback amounts and letters of credit, and LTV Ratios for the mortgage loans originated by GECC may vary from these guidelines. See "DESCRIPTION OF THE MORTGAGE POOL" in this prospectus supplement and Annex A-1 to this prospectus supplement.

      ESCROW REQUIREMENTS. Except with respect to certain low leverage loans or where tenants are required in their leases to pay for the covered expenses, GECC generally requires most borrowers to fund various escrows for taxes and insurance, capital expenses and/or replacement reserves. In some cases, the borrower is permitted to post a letter of credit in lieu of funding a given reserve or escrow. Generally, the required escrows for mortgage loans originated by GECC are as follows:

      o TAXES--Typically an initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide GECC with sufficient funds to satisfy all taxes and assessments at least one month prior to their respective due dates.

      o INSURANCE--If the property is insured under an individual policy (I.E., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12 of the annual property insurance premium are required to provide GECC with sufficient funds to pay all insurance premiums at least one month prior to their respective due dates. If the property is covered by a blanket policy of insurance, GECC generally reserves the right in the mortgage to require a separate insurance policy and insurance escrows in certain circumstances.

      o REPLACEMENT RESERVES--Replacement reserves are calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan.

      Notwithstanding the actual level of escrowed reserves, the following minimum replacement reserve levels were generally assumed by GECC in determining Underwritten Net Cash Flow:

            Retail ..................................      $0.15 per square foot
            Multifamily .............................      $200-$250 per unit
            Office ..................................      $0.20 per square foot
            Manufactured Housing ....................      $50.00 per pad
            Self Storage ............................      $0.15 per square foot
            Industrial/Warehouse ....................      $0.15 per square foot
            Hotel ...................................      4-5% of revenues

      o COMPLETION REPAIR/ENVIRONMENTAL REMEDIATION--Typically, a completion repair or remediation reserve is required if so indicated by the building condition report. An initial deposit, upon funding of the mortgage loan generally in an amount equal to at least 125% of the estimated costs of repairs or replacements to be completed within the first year of the mortgage loan pursuant to the building condition report is generally required.

      o RE-TENANTING--In most cases, major tenants and a significant number of smaller tenants have lease expirations within the mortgage loan term. To mitigate this risk, reserves for loans secured by commercial properties may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with releasing the space occupied by the tenants.

      Loans originated by GECC generally conform to the above described underwriting guidelines. However, there can be no assurance that each loan originated by GECC conforms in its entirety to the guidelines described above.

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      GACC'S UNDERWRITING STANDARDS

      GENERAL. All of the mortgage loans sold to the Depositor by GACC were originated by GACC, or an affiliate of GACC, in each case, generally in accordance with the underwriting criteria described herein. GACC originates loans secured by retail, multifamily, office, self storage and industrial properties as well as manufactured housing communities located in the United States.

      LOAN ANALYSIS. In connection with the origination or acquisition of the mortgage loans, GACC conducted extensive review of the related Mortgaged Property, including an analysis of the appraisal, environmental report, property operating statements, financial data, rent rolls and related information or statements of occupancy rates provided by the borrower and, with respect to the mortgage loans secured by retail and office properties, certain major tenant leases and the tenant's credit. The credit of the borrower and certain key principals of the borrower are examined for financial strength and character prior to approval of the loan through a review of historical tax returns, third party credit reports, judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower and principals of the borrower. Generally, borrowers are required to be single-purpose entities. A member of the GACC underwriting or due diligence team visits the property for a site inspection to confirm the occupancy rates of the property, analyze the property's market and the utility of the property within the market. Unless otherwise specified herein, all financial occupancy and other information contained herein is based on such information and there can be no assurance that such financial, occupancy and other information remains accurate.

      LOAN APPROVAL. Prior to commitment, all mortgage loans must be approved by GACC's credit committee (the make-up of which varies by loan size) in accordance with its credit policies. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

      DEBT SERVICE COVERAGE RATIO AND LTV RATIO. GACC's underwriting standards generally require the following minimum Debt Service Coverage Ratios for each of the indicated property types:

                                                       DSCR            LTV RATIO
PROPERTY TYPE                                        GUIDELINE         GUIDELINE
-------------                                        ---------         ---------
Anchored Retail ...........................            1.25x              75%
Unanchored Retail .........................            1.30x              70%
Multifamily ...............................            1.20x              80%
Office ....................................            1.25x              75%
Manufactured Housing ......................            1.20x              80%
Self Storage ..............................            1.30x              70%
Industrial/Warehouse ......................            1.25x              75%
Hotel .....................................            1.60x              70%

      The Debt Service Coverage Ratio guidelines listed above are calculated based on Underwritten Net Cash Flow at origination. Therefore, the Debt Service Coverage Ratio for each mortgage loan as reported elsewhere in this prospectus supplement and Annex A-1 to this prospectus supplement may differ from the amount calculated at the time of origination. In addition, GACC's underwriting guidelines generally permit a maximum amortization period of 30 years. However, notwithstanding the foregoing, in certain circumstances the actual Debt Service Coverage Ratios and LTV Ratios for the mortgage loans originated by GACC may vary from these guidelines. See "DESCRIPTION OF THE MORTGAGE POOL" in this prospectus supplement and Annex A-1 to this prospectus supplement.

      ESCROW REQUIREMENTS. GACC generally requires a borrower to fund various escrows for taxes and insurance, replacement reserves, TI/LC and capital expenses. In some cases, the borrower is permitted to post a letter of credit or guaranty in lieu of funding a given reserve or escrow. Generally, the required escrows for mortgage loans originated by GACC are as follows:

      o TAXES AND INSURANCE--Typically, an initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) and annual insurance premium are required to provide GACC with sufficient funds to satisfy all taxes and insurance bills prior to their respective due dates.

      o REPLACEMENT RESERVES--Monthly deposits generally based on the greater of the amount recommended pursuant to a building condition report prepared for GACC or the following minimum amounts:

            Retail ..................................      $0.20 per square foot
            Multifamily .............................      $250 per unit
            Office ..................................      $0.20 per square foot
            Manufactured Housing Community ..........      $50 per pad
            Self Storage ............................      $0.15 per square foot
            Industrial/Warehouse ....................      $0.20 per square foot
            Hotel ...................................      5% of gross revenue

      o DEFERRED MAINTENANCE/ENVIRONMENTAL REMEDIATION--Generally, an initial deposit, upon funding of the mortgage loan, in an amount equal to at least 125% of the estimated costs of the recommended substantial repairs or replacements pursuant to the building condition report completed by a licensed third-party engineer and the estimated costs of environmental remediation expenses as recommended by an independent environmental assessment. In some cases, borrowers are permitted to substitute environmental insurance policies in lieu of reserves.

      o RE-TENANTING--In most cases, major tenants and a significant number of smaller tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be established to be funded either at closing and/or during the mortgage loan term to cover certain anticipated leasing commissions and/or tenant improvement costs which may be associated with re-leasing the space occupied by these tenants.

      Loans originated by GACC generally conform to the above described underwriting guidelines. However, there can be no assurance that each loan originated by GACC conforms in its entirety to the guidelines described above.

      BANK OF AMERICA'S UNDERWRITING STANDARDS

      GENERAL. Bank of America's commercial real estate finance group has the authority, with the approval from the appropriate credit committee to originate fixed-rate, first lien mortgage loans for securitization. Bank of America's commercial real estate operation is a vertically integrated entity, staffed by real estate professionals. Bank of America's loan underwriting group is an integral component of the commercial real estate finance group which also includes distinct groups responsible for loan origination and closing mortgage loans.

      Upon receipt of a loan package, Bank of America's loan underwriters commence an extensive review of the borrower's financial condition and creditworthiness and the real estate which will secure the loan.

      LOAN ANALYSIS. Generally, Bank of America performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure the loan. In general, credit analysis of the borrower and the real estate includes a review of historical financial statements, including rent rolls (generally unaudited), third party credit reports, judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower. Bank of America also performs a qualitative analysis which incorporates independent credit checks and published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities although they are generally not required to be bankruptcy-remote entities. The collateral analysis includes an analysis of the historical property operating statements, rent rolls and a projection of future performance and a review of tenant leases. Bank of America requires third party appraisals, as well as environmental and building condition reports. Each report is reviewed for acceptability by a Bank of America staff member for compliance with program standards and such staff member approves or rejects such report. The results of these reviews are incorporated into the underwriting report.

      LOAN APPROVAL. Prior to commitment, all mortgage loans must be approved by Bank of America in accordance with its credit policies.

      ESCROW REQUIREMENTS. Bank of America requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Bank of America are as follows:

      o TAXES--Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide for sufficient funds to satisfy all taxes and assessments.

      o INSURANCE--If the property is insured under an individual policy (I.E. the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide for sufficient funds to pay all insurance premiums.

      o REPLACEMENT RESERVES-Replacement reserves are calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan.

      o IMMEDIATE REPAIR/ENVIRONMENTAL REMEDIATION--Typically, an immediate repair or remediation reserve is required. An initial deposit, upon funding of the applicable mortgage loan, in an amount equal to at least 125% of the estimated costs of immediate repairs to be completed within the first year of the mortgage loan pursuant to the building condition report is required.

      o TENANT IMPROVEMENT/LEASE COMMISSIONS--In some cases, major tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.

REPRESENTATIONS AND WARRANTIES; REPURCHASES AND SUBSTITUTIONS

      In each Purchase Agreement, the applicable Mortgage Loan Seller will represent and warrant with respect to each mortgage loan (subject to certain exceptions specified in the related Purchase Agreement) sold by the Mortgage Loan Seller, as of the Closing Date, or as of another date specifically provided in the representation and warranty, among other things, that:

            (1) the information pertaining to each mortgage loan set forth in the schedule of mortgage loans attached to the applicable Purchase Agreement was true and correct in all material respects as of the Cut-off Date;

            (2) immediately prior to the sale, transfer and assignment to the Depositor, the Mortgage Loan Seller had good title to, and was the sole owner of, each mortgage loan, and the Mortgage Loan Seller is transferring such mortgage loan free and clear of any and all liens, pledges, charges, security interests, participation interests and/or any other interests or encumbrances of any nature whatsoever (other than (i) the rights of a holder of a related Pari Passu Loan or B Note pursuant to a co-lender agreement or pooling and servicing agreement, or (ii) the rights to servicing and related compensation as reflected in the related master servicing rights purchase and sale agreement). Subject to (i) and (ii) above, the Mortgage Loan Seller has validly and effectively conveyed to the Depositor all legal and beneficial interest in and to such mortgage loan;

            (3) the proceeds of each mortgage loan have been fully disbursed and there is no requirement for future advances thereunder. Any and all requirements under each mortgage loan as to completion of any on-site or off-site improvement and as to disbursements of any funds escrowed for such purpose, have been complied with in all material aspects or any such funds so escrowed have not been released, PROVIDED, partial releases of such funds in accordance with the applicable mortgage loan documents may have occurred;

            (4) each related Mortgage Note, Mortgage, assignment of leases (if any) and other agreement executed in connection with such mortgage loan are legal, valid and binding obligations of the related borrower (subject to any non-recourse provisions therein and any state anti-deficiency legislation or market value limit deficiency legislation), enforceable in accordance with their terms, except with respect to provisions relating to default interest, late fees, additional interest, prepayment premiums or yield maintenance charges and except as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws affecting the enforcement of creditors' rights generally, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

            (5) except with respect to the Strategic Hotel Portfolio Mortgage Loan, there exists as part of the related mortgage file an assignment of leases either as a separate document or as part of the Mortgage. Each related assignment of leases creates a valid, collateral or first priority assignment of, or a valid perfected first priority security interest in, certain rights including, without limitation, the right to receive all payments due under the related lease, and no other person owns any interest therein superior to or of equal priority with the interest created under such assignment, subject only to a license granted to the related borrower to exercise certain rights and to perform certain obligations of the lessor under such leases, including the right to operate the related Mortgaged Property, and subject to limits on enforceability described in paragraph (4) above. If the Mortgaged Property is subject to any leases, the related borrower is the owner and holder of the landlord's interest under any leases and the related Mortgage and assignment of rents provides for the appointment of a receiver for rents or allows the mortgagee to enter into possession to collect rent or provides for rents to be paid directly to the mortgagee in the event of default;

            (6) as of the date of its origination, there was no valid offset, defense, counterclaim or right to rescission with respect to any of the related Mortgage Note, Mortgage(s) or other agreements executed in connection therewith, and, as of the Cut-off Date, there is no valid offset, defense, counterclaim or right to rescission with respect to such Mortgage Note, Mortgage(s) or other agreements, except in each case, with respect to the enforceability of any provisions requiring the payment of default interest, late fees, additional interest, prepayment premiums or yield maintenance charges;

            (7) each related assignment of mortgage and assignment of assignment of leases from the Mortgage Loan Seller to the Trustee constitutes the legal, valid and binding assignment from the Mortgage Loan Seller, except as such enforcement may be limited by bankruptcy, insolvency, receivership, redemption, reorganization, moratorium, redemption, liquidation or other laws relating to or affecting creditors' rights generally or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). Each related Mortgage, Mortgage Note and assignment of leases is freely assignable upon notice to the related borrower and such notice has been provided;

            (8) each related Mortgage is a legal, valid and enforceable first lien on the related Mortgaged Property or ground lease, as applicable, including all buildings and improvements thereon, subject only to the exceptions set forth in paragraph (4) above and the following title exceptions (each such exception, a "TITLE EXCEPTION," and collectively, the "TITLE EXCEPTIONS") except with respect to four mortgage loans (identified as Loan Nos. 12, 28, 94 and 122 on Annex A-1 to this prospectus supplement), representing approximately 3.23% of the Initial Pool Balance (or approximately 3.53% of the Initial Loan Group 1 Balance) for which the tenant or other third party has a right of first refusal that is not extinguished by foreclosure): (a) the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record, none of which, individually or in the aggregate, materially and adversely interferes with the current use or operation of the Mortgaged Property or the security intended to be provided by such Mortgage or with the related borrower's ability to pay its obligations when they become due or materially and adversely affects the value of the Mortgaged Property, (c) the exceptions (general and specific) and exclusions set forth in the mortgage policy of title insurance issued with respect to the mortgage loan or appearing of record, none of which, individually or in the aggregate, materially interferes with the current use or operation of the Mortgaged Property or the security intended to be provided by such Mortgage or with the related borrower's ability to pay its obligations when they become due or materially and adversely affects the value of the Mortgaged Property,
      (d) other matters to which like properties are commonly subject, none of which, individually or in the aggregate, materially and adversely interferes with the current use or operation of the Mortgaged Property or the security intended to be provided by such Mortgage or with the related borrower's ability to pay its obligations under the mortgage loan when they become due or materially and adversely affects the value of the Mortgaged Property, (e) the right of tenants (whether under ground leases, space leases or operating leases) at the Mortgaged Property to remain following a foreclosure or similar proceeding (PROVIDED that such tenants are performing under such leases), (f) if such mortgage loan is cross-collateralized with any other mortgage loan, the lien of the Mortgage for such other mortgage loan, none of which, individually or in the aggregate, materially and adversely interferes with the current use or operation of the Mortgaged Property or the security intended to be provided by such Mortgage or with the related borrower's ability to pay its obligations under the mortgage loan when they become due or materially and adversely affects the value of the Mortgaged Property and (g) the rights of the holders of Pari Passu Loans and B Notes. Except with respect to cross-collateralized and cross-defaulted Mortgage Loans, there are no promissory notes that are senior with respect to the related Mortgaged Property or such mortgage loan; PROVIDED, if the related assignment of Mortgage and/or assignment of Assignment of Leases has been recorded in the name of MERS or its designee, no assignment of Mortgage and/or assignment of Assignment of Leases in favor of the Trustee will be required to be prepared or delivered and instead, the Mortgage Loan Seller shall take all actions as are necessary to cause the Trust to be shown as, and the Trustee shall take all necessary actions to confirm that it is shown as, the owner of the related Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS):

            (9) all real estate taxes and governmental assessments, fees, environmental charges or water or sewer bills that prior to the Cut-off Date have become delinquent in respect of each related Mortgaged Property have been paid as of the Cut-off Date, or if in dispute, an escrow of funds in an amount sufficient to cover such payments has been established. Such taxes and assessments will not be considered delinquent or unpaid until the date on which interest or penalties may first be payable thereon;

            (10) to the Mortgage Loan Seller's knowledge as of the Closing Date, after conducting due diligence consistent with the practice of institutional lenders generally for properties of the same type as the related Mortgaged Property, each related Mortgaged Property as of origination, and to Mortgage Loan Seller's actual knowledge as of the Cut-off Date, was free and clear of any material damage (other than deferred maintenance for which escrows were established at origination) that would affect materially and adversely the value, use or operation of such Mortgaged Property as security for the mortgage loan; and to the Mortgage Loan Seller's knowledge, there was no proceeding pending for the total or partial condemnation of such Mortgaged Property (except with respect to one mortgage loan (identified as Loan No. 111 on Annex A-1 to this prospectus supplement), representing approximately 0.19% of the Initial Pool Balance (or approximately 0.20% of the Initial Loan Group 1 Balance) for which the related Mortgaged Property is the subject of a road widening along the property frontage);

            (11) the Mortgage Loan Seller has received an ALTA lender's title insurance policy or a comparable form of lender's title insurance policy (or, if such policy is not yet issued, such insurance may be evidenced by a commitment "marked up" at the closing of the related mortgage loan) as adopted in the applicable jurisdiction (the "TITLE INSURANCE POLICY"), insuring the portion of each Mortgaged Property comprised of real estate and insuring that the related Mortgage is a valid first lien in the original principal amount of the related mortgage loan on the related borrower's fee simple interest (or, if applicable, leasehold interest) in such Mortgaged Property comprised of real estate, subject only to Title Exceptions. No claims have been made under such

      Title Insurance Policy. Such Title Insurance Policy is in full force and effect, provides that the insured includes the owner of the mortgage loan and all premiums thereon have been paid. The Mortgage Loan Seller has not done, by act or omission, anything that would impair the coverage under such Title Insurance Policy. The insurer issuing such policy is either (x) a nationally-recognized title insurance company or (y) qualified to do business in the jurisdiction in which the related Mortgaged Property is located to the extent required; such policy contains no material exclusions for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such insurance is not available)
      (a) access to public roads or (b) against any loss due to encroachments of any material portion of the improvements thereon;

            (12) as of the date of the origination of each mortgage loan, the related Mortgaged Property was insured by all insurance coverage required under each related Mortgage, which insurance covered such risks as were customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property in the jurisdiction in which such Mortgaged Property is located except with respect to one mortgage loan (identified as Loan No. 88) on Annex A-1 to this prospectus supplement, representing approximately 0.32% of the Initial Pool Balance (or approximately 0.35% of the Initial Loan Group 1 Balance) each of which suspends the borrower's obligation to provide insurance in the event the related single or anchor tenant elects self-insurance and continues to satisfy the financial and other criteria set forth in the related lease and loan documents) and except with respect to six mortgage loans (identified as Loan Nos. 12, 43, 57, 92, 95 and 114 on Annex A-1 to this prospectus supplement, representing approximately 3.92% of the Initial Pool Balance (or approximately 4.29% of the Initial Loan Group 1 Balance) for which terrorism insurance was either not required by the related loan documents or for which coverage is not in place as of the Cut-off Date; each Mortgaged Property was covered by a fire and extended perils insurance policy in an amount (subject to a customary deductible) at least equal to the lesser of (i) replacement cost of improvements located on such Mortgaged Property, or (ii) the initial principal balance of the mortgage loan, and in any event, the amount necessary to avoid the operation of any co-insurance provisions; each Mortgaged Property was covered by business interruption or rental loss insurance in an amount at least equal to 12 months of operations of the related Mortgaged Property; each Mortgaged Property and all improvements thereon are also covered by comprehensive general liability insurance in such amounts as are generally required by reasonably prudent lenders for similar properties; such insurance was in full force and effect with respect to each related Mortgaged Property at origination; and, as of the Cut-off Date, to the actual knowledge of the Mortgage Loan Seller, all insurance coverage required under each Mortgage, was in full force and effect with respect to each related Mortgaged Property; and no notice of termination or cancellation with respect to any such insurance policy has been received by the Mortgage Loan Seller; and except for certain amounts not greater than amounts which would be considered prudent by an institutional commercial mortgage lender with respect to a similar mortgage loan and which are set forth in the related Mortgage, any insurance proceeds in respect of a casualty loss will be applied either to (1) the repair or restoration of the related Mortgaged Property, or (2) the reduction of the outstanding principal balance of the mortgage loan, subject in either case to requirements with respect to leases at the related Mortgaged Property and to other exceptions customarily provided for by prudent institutional lenders for similar loans. The insurer with respect to each policy is qualified to write insurance in the relevant jurisdiction to the extent required. The insurance policies contain a standard mortgagee clause naming mortgagee, its successors and assigns as loss payees in the case of property insurance policies and additional insureds in the case of liability insurance policies and provide that they are not terminable and may not be reduced below replacement cost without 30 days prior written notice to the mortgagee or such lesser period as prescribed by applicable law (or, with respect to non-payment, 10 days prior written notice to the mortgagee). Each Mortgage requires that the related borrower maintain insurance as described above;

            (13) other than payments due but not yet 30 days or more delinquent there is (A) no material default, breach, violation or event of acceleration existing under the related Mortgage Note or each related Mortgage, and (B) since the date of origination of such mortgage loan, there has been no declaration by the Mortgage Loan Seller of an event of acceleration under the related Mortgage or Mortgage Note, and (C) Mortgage Loan Seller has not received notice of any event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration under any of such documents; the Mortgage Loan Seller has not waived any other material default, breach, violation or event of acceleration under any of such documents; and under the terms of each mortgage loan, each related Mortgage Note, each related Mortgage and the other loan documents in the related mortgage file, no person or party other than the holder of such Mortgage Note may declare an event of default or accelerate the related indebtedness under such mortgage loan, Mortgage Note or Mortgage; PROVIDED, HOWEVER, that this representation and warranty does not address or otherwise cover any default, breach, violation or event of acceleration that specifically pertains to any matter otherwise covered by any representation.

            (14) as of the Cut-off Date, each mortgage loan is not, and in the prior 12 months (or since the date of origination if such mortgage loan has been originated within the past 12 months) has not been, 30 days or more past due in respect of any scheduled payment;

            (15) except with respect to four mortgage loans (identified as Loans No. 1, 5, 20 and 29 on Annex A-1 to this prospectus supplement, representing approximately 11.77% of the Initial Pool Balance (or approximately 12.87% of the Initial Loan Group 1 Balance) with respect to which the related Mortgaged Property also secures one or more Pari Passu Loans and/or B Note, each related Mortgage does not provide for or permit, without the prior written consent of the holder of the Mortgage Note, each related Mortgaged Property to secure any other promissory note or obligation, other than any other mortgage loan and the Mortgage Note is not secured by any collateral that is not included in the trust fund;

            (16) one or more Phase I environmental site assessments or updates thereof (each a "PHASE I") meeting ASTM requirements were performed by an environmental consulting firm experienced in environmental matters and properly licensed, if applicable, and independent of the Mortgage Loan Seller and the Mortgage Loan Seller's affiliates with respect to each related Mortgaged Property within the 18 months prior to the Closing Date and the Mortgage Loan Seller, having made no independent inquiry other than to review the Phase I prepared in connection with the assessment(s) referenced herein, has no knowledge and has received no notice of any material and adverse environmental condition or circumstance affecting such Mortgaged Property that was not disclosed in such report(s). With respect to any material and adverse environmental matters disclosed in such Phase I, then either (i) the same have been remediated in all material respects, (ii) sufficient funds have been escrowed for purposes of effecting such remediation, (iii) the related mortgagor or other responsible party is currently taking or required to take such actions, if any, with respect to such matters as have been recommended by the Phase I or required by the applicable governmental authority, (iv) an operations and maintenance plan has been or will be implemented, (v) environmental insurance has been obtained with respect to such matters, subject to customary limitations, or (vi) such conditions or circumstances were investigated further and, based upon such additional investigation, a qualified environmental consultant recommended no further investigation or remediation. Each mortgage loan requires the related mortgagor to comply, and cause the related Mortgaged Property to be in compliance, with all applicable federal, state and local environmental laws and regulations;

            (17) as of origination, and as of the Cut-off Date, no related borrower is a debtor in any state or federal bankruptcy or insolvency proceeding;

            (18) subject to certain exceptions, which are customarily acceptable to commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property, each related Mortgage or loan agreement contains provisions for the acceleration of the payment of the unpaid principal balance of such mortgage loan if, without complying with the requirements of the Mortgage or loan agreement, the related Mortgaged

      Property, or any controlling interest in the related borrower, is directly transferred or sold (other than by reason of family and estate planning transfers and transfers of less than a controlling interest in a borrower, or certain substitutions or releases of collateral) or, encumbered in connection with subordinate financing by a lien or security interest against the related Mortgaged Property, other than any existing permitted additional debt;

            (19) the terms of the related Mortgage Note and Mortgage(s) have not been waived, modified, altered, satisfied, impaired, canceled, subordinated or rescinded in any manner which materially interferes with the security intended to be provided by such Mortgage;

            (20) except as set forth below, since origination, no material portion of the related Mortgaged Property has been released from the lien of the related Mortgage, in any manner which materially and adversely affects the value, use or operation of the mortgage loan or materially interferes with the security intended to be provided by such Mortgage. The terms of the related Mortgage do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) in consideration of payment therefor equal to not less than the related allocated loan amount of such Mortgaged Property, (b) upon payment in full of such mortgage loan, (c) for mortgage loans which permit defeasance by means of substituting for the Mortgaged Property (or, in the case of a mortgage loan secured by multiple Mortgaged Properties, one or more of such Mortgaged Properties) U.S. Treasury obligations sufficient to pay the mortgage loans in accordance with their terms, (d) for mortgage loans which permit the related borrower to substitute a replacement property,
      (e) for releases not considered material for purposes of underwriting the mortgage loan, or (f) for releases that are conditional upon the satisfaction of certain underwriting and legal requirements and require payment of a release price that represents adequate consideration for such Mortgaged Property;

            (21) each mortgage loan containing provisions for defeasance of all or a portion of the Mortgaged Property either (i) requires the prior written consent of, and compliance with, the conditions set by, the holder of the mortgage loan, (ii) requires confirmation from the rating agencies rating the certificates of any securitization transaction in which such mortgage loan is included that such defeasance will not cause the downgrade, withdrawal or qualification of the then current ratings of such certificates, or (iii) requires that (A) defeasance must occur in accordance with the requirements of, and within the time permitted by, applicable REMIC rules and regulations, (B) the replacement collateral consists of U.S. government securities in an amount sufficient to make all scheduled payments under such mortgage loan when due and in the case of the APD Loan, assuming the Anticipated Prepayment Date is the maturity date, (C) independent certified public accountants certify that such U.S. government securities are sufficient to make such payments, (D) the mortgage loan may only be assumed by a single-purpose entity designated by the holder of the mortgage loan and (E) counsel provide an opinion that the Trustee has a perfected security interest in such U.S. government securities prior to any other claim or interest. Notwithstanding the foregoing, some of the mortgage loan documents may not affirmatively contain all such requirements, but such requirements are effectively present in such documents due to the general obligation to comply with the REMIC Provisions and/or deliver a REMIC opinion. A mortgage loan that permits defeasance provides that the related borrower is responsible for all reasonable costs incurred in connection with the defeasance of the mortgage loan;

            (22) to the Mortgage Loan Seller's knowledge, as of the date of origination of such mortgage loan, based on due diligence considered reasonable by prudent commercial conduit mortgage lenders in the lending area where the applicable Mortgaged Property is located, and, to the Mortgage Loan Seller's actual knowledge, as of the Cut-off Date, there are no violations of any applicable zoning ordinances, building codes and land laws applicable to the Mortgaged Property or the use and occupancy thereof which (i) are not insured by an ALTA lender's title insurance policy (or a binding commitment therefor), or its equivalent as adopted in the applicable jurisdiction, or a law and ordinance insurance policy, or (ii) would have a material adverse effect on the value, use, operation or net operating income of the Mortgaged Property; and

            (23) each mortgage loan is secured by the fee interest in the related Mortgaged Property, except that with respect to certain mortgage loans identified on Annex A to this prospectus supplement, which mortgage loans are secured by the interest of the related borrower as a lessee under a ground lease of a Mortgaged Property (a "GROUND LEASE") (the term Ground Lease shall mean such ground lease, all written amendments and modifications, and any related estoppels or agreements from the ground lessor and, in the event the borrower's interest is a ground subleasehold, will also include not only such ground sublease but also the related ground lease), but not by the related fee interest in such Mortgaged Property (the "FEE INTEREST") and:

                  (A) such Ground Lease or a memorandum thereof has been or will be duly recorded or submitted for recording as of the Closing Date and such Ground Lease permits the interest of the lessee thereunder to be encumbered by the related Mortgage or, if consent of the lessor thereunder is required, it has been obtained prior to the Closing Date;

                  (B) such Ground Lease (i) is not subject to any liens or
            encumbrances superior to, or of equal priority with, the related Mortgage, other than the related Fee Interest and Title Exceptions, or (ii) is subject to a subordination, non-disturbance and attornment agreement to which the mortgagee on the lessor's fee interest in the Mortgaged Property is subject;

                  (C) upon the foreclosure of the mortgage loan (or acceptance of a deed in lieu thereof), the related borrower's interest in such Ground Lease is assignable to the mortgagee and its successors and assigns upon notice to, but without the consent of, the lessor thereunder (or, if such consent is required, it has been obtained prior to the Closing Date);

                  (D) such Ground Lease is in full force and effect, and the
            Mortgage Loan Seller has not received as of the Closing Date notice (nor is the Mortgage Loan Seller otherwise aware) that any default has occurred under such Ground Lease;

                  (E) such Ground Lease requires that if the mortgagee under such mortgage loan has provided the lessor with notice of its lien, then such lessor must give notice of any default by the lessee to the mortgagee, and such Ground Lease, or an estoppel letter received by the mortgagee from the lessor, further provides that no notice of termination given under such Ground Lease is effective against such mortgagee unless a copy has been delivered to such mortgagee in the manner described in such Ground Lease;

                  (F) the mortgagee under such mortgage loan is permitted a
            reasonable opportunity to cure any default under such Ground Lease that is curable after the receipt of written notice of any such default, before the lessor thereunder may terminate such Ground Lease;

                  (G) such Ground Lease has an original term (together with any extension options, whether or not currently exercised, set forth therein all of which can be exercised by the mortgagee if the mortgagee acquires the lessee's rights under the Ground Lease) that extends not less than 20 years beyond the stated maturity date of the related mortgage loan (or, with respect to any mortgage loan with an Anticipated Prepayment Date, 10 years);

                  (H) such Ground Lease requires the lessor to enter into a new lease with the mortgagee under such Mortgage Loan upon termination of such Ground Lease for any reason, including rejection of such Ground Lease in a bankruptcy proceeding;

                  (I) under the terms of such Ground Lease and the related
            Mortgage, taken together, any related insurance proceeds or condemnation award that is awarded with respect to the leasehold interest will be applied either (i) to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee under such mortgage loan or a trustee appointed by it having the right to hold and disburse such proceeds as the repair or restoration progresses (except in such cases where a provision entitling another party to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent commercial mortgage lender), or (ii) to the payment or defeasance of the outstanding principal balance of such mortgage loan together with any accrued interest thereon (except in cases where a different allocation would not be viewed as commercially unreasonable by any institutional investor, taking into account the relative duration of the ground lease and the related Mortgage and the ratio of the market value of the related Mortgaged Property to the outstanding principal balance of such mortgage loan);

                  (J) such Ground Lease does not impose any restrictions on
            subletting which would be viewed as commercially unreasonable by a prudent commercial mortgage lender;

                  (K) such Ground Lease may not be amended or modified without the prior consent of the mortgagee under such mortgage loan and that any such action without such consent is not binding on such mortgagee, its successors or assigns, except that termination or cancellation may be permitted if an event of default occurs under the Ground Lease and notice is provided to the mortgagee and such default is curable by the mortgagee as provided in the Ground Lease, but remains uncured beyond the applicable cure period.

            (24) except as disclosed under "RISK FACTORS--LITIGATION" herein, as of the date of origination and, to the Mortgage Loan Seller's knowledge, as of the Cut-off Date, there was no pending action, suit or proceeding against the borrower or the related Mortgaged Property that could reasonably be expected to materially and adversely affect either such borrower's performance under the related mortgage loan documents or the holders of the Certificates.

      If a Mortgage Loan Seller has been notified of either a material defect with respect to the documentation of any mortgage loan (as set forth in the Pooling and Servicing Agreement) or a material breach of any of the foregoing representations and warranties and if the respective Mortgage Loan Seller cannot cure the defect or breach within a period of 90 days following the earlier of its receipt of that notice or its discovery of the defect or breach, then the respective Mortgage Loan Seller will be obligated pursuant to the respective Purchase Agreement (the relevant rights under which will be assigned, together with its interests in the mortgage loans, to the Trustee) to

      o repurchase the affected mortgage loan as well as, if such affected mortgage loan is a cross-collateralized mortgage loan and not otherwise un-crossed as set forth below, the other mortgage loan in such cross-collateralized group (and such other mortgage loan so repurchased will be deemed to be in breach of the representations and warranties by reason of its cross-collateralization with the affected mortgage loan), within the 90-day period at a price (the "PURCHASE PRICE") equal to the sum of (1) the outstanding principal balance of the mortgage loan or mortgage loans as of the date of purchase, (2) all accrued and unpaid interest on the mortgage loan or mortgage loans at the related mortgage rates, in effect from time to time, to but not including the due date in the Due Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on related Advances at the Reimbursement Rate, and Special Servicing Fees allocable to the mortgage loan or mortgage loans, (4) any payable Liquidation Fee and (5) all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the Master Servicer, the Special Servicer, the Depositor and the Trustee in respect of the defect or breach giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation in conformity with the applicable Mortgage Loan Purchase Agreement or

      o substitute, within two years of the Closing Date, a Qualified Substitute Mortgage Loan and pay any shortfall amount equal to the excess of the Purchase Price of the mortgage loan calculated as of the date of substitution over the stated principal balance of the Qualified Substitute Mortgage Loan as of the date of substitution;

      PROVIDED, that the applicable Mortgage Loan Seller generally has an additional 90-day period to cure the defect or breach if it is diligently proceeding with that cure, and has delivered to S&P, Fitch and DBRS and the Trustee an officer's certificate that describes the reasons that a cure was not effected within the first 90-day cure period and the actions it proposes to take to effect the cure and which states that it anticipates the cure will be effected within the additional 90-day period. Notwithstanding the foregoing, the actions specified in the two bullet points above must be taken within 90 days following the earlier of the Mortgage Loan Seller's receipt of notice or discovery of a defect or breach, with no extension, if such defect or breach would cause the mortgage loan not to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended (the "CODE"). See "SERVICING OF THE MORTGAGE LOANS--SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES" in this prospectus supplement.

      If any of the 2 sets of cross-collateralized mortgage loans, representing approximately 1.79% of the Initial Pool Balance (or approximately 1.95% of the Initial Loan Group 1 Balance), is to be repurchased by the Mortgage Loan Seller as contemplated above, then, prior to such repurchase, the related Mortgage Loan Seller or its designee is required to use its reasonable efforts to prepare and have executed all documentation necessary to terminate the cross-collateralization between such mortgage loans; PROVIDED, that the Mortgage Loan Seller cannot effect such termination unless the Directing Certificateholder has consented in its sole discretion and the Trustee has received from the related Mortgage Loan Seller

      o an opinion of counsel to the effect that such termination would neither endanger the status of the Lower-Tier REMIC, the Upper-Tier REMIC or the Buckhead Station Shopping Center Mortgage Loan REMIC (as defined herein) as a REMIC nor result in the imposition of any tax on any such REMIC or the trust fund and

      o written confirmation from each Rating Agency that such termination would not cause the then-current ratings of the certificates to be qualified, withdrawn or downgraded; and PROVIDED, FURTHER, that such Mortgage Loan Seller may, at its option and within 30 days, purchase both such mortgage loans in lieu of effecting a termination of the cross-collateralization.

      All costs and expenses incurred by the Trustee in connection with such termination are required to be included in the calculation of the Purchase Price for the mortgage loan to be repurchased. If the cross-collateralization cannot be terminated as set forth above, then, for purposes of

      o determining the materiality of any breach or defect, as the case may be, and

      o the application of remedies, both such mortgage loans are required to be treated as a single mortgage loan.

      A "QUALIFIED SUBSTITUTE MORTGAGE LOAN" is a mortgage loan which must, on the date of substitution, among other things:

      o have an outstanding principal balance, after application of all scheduled payments of principal and/or interest due during or prior to the month of substitution, not in excess of the outstanding principal balance of the deleted mortgage loan as of the due date in the calendar month during which the substitution occurs;

      o have a Mortgage Rate not less than the Mortgage Rate of the deleted mortgage loan;

      o     have the same due date as the deleted mortgage loan;

      o accrue interest on the same basis as the deleted mortgage loan (for example, on the basis of a 360-day year and the actual number of days elapsed);

      o have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted mortgage loan;

      o have an original loan-to-value ratio not higher than that of the deleted mortgage loan and a current loan-to-value ratio not higher than the then-current loan-to-value ratio of the deleted mortgage loan;

      o materially comply as of the date of substitution with all of the representations and warranties set forth in the applicable Purchase Agreement;

      o have an environmental report less than 12 months old with respect to the related Mortgaged Property that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and which will be delivered as a part of the related mortgage file;

      o have an original debt service coverage ratio not less than the original debt service coverage ratio of the deleted mortgage loan and a current debt service coverage ratio not less than the current debt service coverage ratio of the substitute mortgage loan;

      o be determined by an opinion of counsel to be a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Code;

      o not have a maturity date after the date two years prior to the Rated Final Distribution Date;

      o not be substituted for a deleted mortgage loan unless the Trustee has received prior confirmation in writing by each Rating Agency that the substitution will not result in the withdrawal, downgrade, or qualification of the then current rating assigned by the Rating Agencies to any class of Certificates then rated by S&P, Fitch or DBRS, respectively, (the cost, if any, of obtaining the confirmation to be paid by the applicable Mortgage Loan Seller);

      o has been approved by the Directing Certificateholder in its sole discretion;

      o     prohibit defeasance within two years of the Closing Date; and

      o not be substituted for a deleted mortgage loan if it would result in the termination of the REMIC status of any REMIC or the imposition of tax on any REMIC other than a tax on income expressly permitted or contemplated to be received by the terms of the Pooling and Servicing Agreement.

      In the event that one or more mortgage loans are substituted for one or more deleted mortgage loans simultaneously, then the amounts described in the first bullet point are required to be determined on the basis of aggregate principal balances and the rates described in the second bullet point above and the remaining term to stated maturity referred to in the fifth bullet point above are required to be determined on a weighted average basis (PROVIDED, that the Net Mortgage Rate for any Qualified Substitute Mortgage Loan may not be less than the highest Pass-Through Rate of any outstanding class of fixed rate certificates that is not subject to a cap based on the WAC Rate). When a Qualified Substitute Mortgage Loan is substituted for a deleted mortgage loan, the applicable Mortgage Loan Seller will be required to certify that the mortgage loan meets all of the requirements of the above definition and send the certification to the Trustee.

      The foregoing repurchase or substitution obligation will constitute the sole remedy available to the Certificateholders and the Trustee for any breach of any Mortgage Loan Seller's representations and warranties regarding the mortgage loans or any document defect with respect to the documentation of any mortgage loan. The respective Mortgage Loan Seller will be the sole warranting party in respect of the mortgage loans sold by that Mortgage Loan Seller to the Depositor, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Underwriters or any of their affiliates (other than the respective Mortgage Loan Seller) will be obligated to repurchase any affected mortgage loan in connection with a defect or breach of the Mortgage Loan Seller's representations and warranties if the Mortgage Loan Seller defaults on its obligation to do so. However, the Depositor will not include any mortgage loan in the pool of mortgage loans if anything has come to the Depositor's attention prior to the Closing Date that causes it to believe that the representations and warranties made by a Mortgage Loan Seller regarding the mortgage loan will not be correct in all material respects when made. See "DESCRIPTION OF THE POOLING AGREEMENTS--REPRESENTATIONS AND WARRANTIES; REPURCHASES" in the prospectus.

LOCK BOX ACCOUNTS

      With respect to 21 mortgage loans (the "LOCK BOX LOANS"), representing approximately 40.79% of the Initial Pool Balance (which include 20 mortgage loans in Loan Group 1, or approximately 41.24% of the Initial Loan Group 1 Balance, and 1 mortgage loan in Loan Group 2, or approximately 35.97% of the Initial Loan Date Group 2 Balance), one or more lock box accounts (collectively, the "LOCK BOX ACCOUNTS") have been or may be established. Pursuant to the requirements of the Lock Box Loans, the related tenants are required to either transfer their rent directly to a Lock Box Account (a "HARD LOCK BOX") or the borrower and/or property manager is obligated to transfer tenant's rent into the Lock Box Account (a "SOFT LOCK BOX"). To the extent such requirements "spring" into existence after the occurrence of one or more trigger events specified in the related loan documents such Lock Box Loan is a "Springing Lock Box Loan. "Soft at Closing, Springing Hard" means that a Soft Lock Box exists at closing, but upon the occurrence of a trigger event, as defined in the related loan documents, each tenant will be required to transfer its rent directly to the Lock Box Account and "Springing Hard" means that a Lock Box is not in use at closing, but upon occurrence of a trigger event, as defined in the related loan documents, the borrower is required to instruct each tenant to transfer its rent directly to the Lock Box Account. The table below summarizes the types of Lock Box arrangements applicable under the Lock Box Loans. See the footnotes to Annex A-1 for a further description of these terms. The Lock Box Accounts will not be assets of any REMIC.

                        OVERVIEW OF LOCK BOX ARRANGEMENTS

                                                          AGGREGATE                               % OF             % OF
                                      NO. OF             PRINCIPAL             % OF THE       THE INITITAL     THE INITITAL
                                     MORTGAGE          BALANCE OF THE        INITIAL POOL     LOAN GROUP 1     LOAN GROUP 2
TYPE OF LOCK BOX                       LOANS           MORTGAGE LOANS           BALANCE          BALANCE          BALANCE
----------------                       -----           --------------           -------          -------          -------
None ........................           109            $  948,317,996            55.55%           54.76%           64.03%
Hard ........................            14               648,846,199            38.01            38.20            35.97
Soft ........................             1                12,500,000             0.73             0.80             0.00
Soft at Closing,
  Springing Hard ............             1                 6,200,000             0.36             0.40             0.00
Springing Hard ..............             5                91,227,673             5.34             5.85             0.00
                                        ---            --------------           ------           ------           ------
Total .......................           130            $1,707,091,869           100.00%          100.00%          100.00%
                                        ===            ==============           ======           ======           ======

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

      The Certificates will be issued pursuant to a pooling and servicing agreement, among the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent (the "POOLING AND SERVICING AGREEMENT") and will represent in the aggregate the entire beneficial ownership interest in the trust fund consisting of:

      o the mortgage loans and all payments under and proceeds of the mortgage loans received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off
            Date);

      o any REO Property (and the trust's beneficial interest in the Mortgaged Property related to the Strategic Hotel Portfolio Whole Loan acquired pursuant to the GECMC 2004-C3 Pooling and Servicing Agreement to the extent allocable to the related mortgage loan);

      o those funds or assets as from time to time are deposited in the Certificate Account, each separate custodial account maintained with respect to each Serviced Whole Loan (to the extent such amounts are allocable to the related mortgage loan), the Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Account, if established;

      o the rights of the mortgagee under all insurance policies with respect to the mortgage loans;

      o     the Excess Liquidation Proceeds Reserve Account and

      o certain rights of the Depositor under the Purchase Agreements relating to mortgage loan document delivery requirements and the representations and warranties of each Mortgage Loan Seller regarding the mortgage loans.

      The Depositor's Commercial Mortgage Pass-Through Certificates, Series 2005-C1 (the "CERTIFICATES") will consist of the following 27 classes: the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-5 and Class A-1A Certificates (collectively, the "CLASS A CERTIFICATES") and the Class X-C and Class X-P Certificates (the "CLASS X CERTIFICATES"), Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class S, Class R and Class LR Certificates. The Class A Certificates and the Class X Certificates are referred to collectively as the "SENIOR CERTIFICATES" in this prospectus supplement. The Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates are referred to collectively as the "SUBORDINATE CERTIFICATES" in this prospectus supplement. The Class A-J, Class B, Class C, Class D and Class E Certificates are referred to collectively as the "SUBORDINATE OFFERED CERTIFICATES" in this prospectus supplement. The Class R and Class LR Certificates are referred to collectively as the "RESIDUAL CERTIFICATES" in this prospectus supplement.

      Only the Class A, Class X-P, Class A-J, Class B, Class C, Class D and Class E Certificates are offered hereby (collectively, the "OFFERED CERTIFICATES"). The Class X-C, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class S, Class R and Class LR Certificates (collectively, the "NON-OFFERED CERTIFICATES") have not been registered under the Securities Act of 1933 and are not offered hereby.

      The "CERTIFICATE BALANCE" of any class of Certificates (other than the Class X, Class S and Residual Certificates) outstanding at any time represents the maximum amount which its holders are entitled to receive as distributions allocable to principal from the cash flow on the mortgage loans and the other assets in the trust fund. On each distribution date, the Certificate Balance of each class of Certificates will be reduced by any distributions of principal actually made on, and any Collateral Support Deficit actually allocated to, that class of Certificates on that distribution date and will be increased by Certificate Deferred Interest allocated to that class of Certificates on that distribution date. The initial Certificate Balance of each class of Offered Certificates is expected to be the balance set forth on the cover of this prospectus supplement. The Class X, Class S and Residual Certificates will not have Certificate Balances or entitle their holders to distributions of principal.

      The Class X Certificates will, however, represent the right to receive distributions of interest accrued as described in this prospectus supplement on a notional amount (the "NOTIONAL AMOUNT"). The Notional Amount of the Class X-C Certificates will be based on the aggregate of the Certificate Balances of all of the Certificates (other than the Class X-C, Class X-P, Class S, Class R and Class LR Certificates). The Notional Amount of the Class X-P Certificates will equal:

            (1) until the Distribution Date in [__________], the sum of (a) the lesser of $[__________] and the Certificate Balance of the Class [ ] Certificates, (b) the lesser of $[__________] and the Certificate Balance of the Class [ ] Certificates and (c) the aggregate of the Certificate Balances of the Class [ ], Class [ ], Class [ ], Class [ ], Class [ ], Class [ ], Class [ ], Class [ ], Class [ ], Class [ ], Class [ ], Class [ ], Class [ ], Class [ ], Class [ ] and Class [ ] Certificates;

            (2) after the Distribution Date in [__________] through and including the Distribution Date in [__________], the sum of (a) the lesser of $[__________] and the Certificate Balance of the Class [ ] Certificates, (b) the lesser of $[__________] and the Certificate Balance of the Class [ ] Certificates and (c) the aggregate of the Certificate Balances of the Class [ ], Class [ ], Class [ ], Class [ ], Class [ ], Class [ ], Class [ ], Class [ ], Class [ ], Class [ ], Class [ ], Class [ ], Class [ ], Class [ ], Class [ ] and Class [ ] Certificates;

            (3) after the Distribution Date in [__________] through and including the Distribution Date in [__________], the sum of (a) the lesser of $[__________] and the Certificate Balance of the Class [ ] Certificates, (b) the lesser of $[__________] and the Certificate Balance of the Class [ ] Certificates and (c) the aggregate of the Certificate Balances of the Class [ ], Class [ ], Class [ ], Class [ ], Class [ ], Class [ ], Class [ ], Class [ ], Class [ ], Class [ ], Class [ ], Class [ ], Class [ ], Class [ ], Class [ ] and Class [ ] Certificates;

            (4) after the Distribution Date in [__________] through and including the Distribution Date in [__________], the sum of (a) the lesser of $[__________] and the Certificate Balance of the Class [ ] Certificates, (b) the lesser of $[__________] and the Certificate Balance of the Class [ ] Certificates, (c) the aggregate of the Certificate Balances of the Class [ ], Class [ ], Class [ ], Class [ ], Class [ ], Class [ ], Class [ ], Class [ ], Class [ ], Class [ ], Class [ ], Class [ ], Class [ ] and Class [ ] Certificates and (d) the lesser of $[__________] and the Certificate Balance of the Class [ ] Certificates;

            (5) after the Distribution Date in [__________] through and including the Distribution Date in [__________], the sum of (a) the lesser of $[__________] and the Certificate Balance of the Class [ ] Certificates, (b) the lesser of $[__________] and the Certificate Balance of the Class [ ] Certificates, (c) the aggregate of the Certificate Balances of the Class [ ], Class [ ], Class [ ], Class [ ], Class [ ], Class [ ], Class [ ], Class [ ], Class [ ], Class [ ], Class [ ] and Class
      [ ] Certificates and (d) the lesser of $[__________] and the Certificate Balance of the Class [ ] Certificates;

            (6) after the Distribution Date in [__________] through and including the Distribution Date in [__________], the sum of (a) the lesser of $[__________] and the Certificate Balance of the Class [ ] Certificates, (b) the lesser of $[__________] and the Certificate Balance of the Class [ ] Certificates, (c) the aggregate of the Certificate Balances of the Class [ ], Class [ ], Class [ ], Class [ ], Class [ ], Class [ ], Class [ ], Class [ ], Class [ ], Class [ ] and Class [ ] Certificates and (d) the lesser of $[__________] and the Certificate Balance of the Class [ ] Certificates;

            (7) after the Distribution Date in [__________] through and including the Distribution Date in [__________], the sum of (a) the lesser of $[__________] and the Certificate Balance of the Class [ ] Certificates, (b) the lesser of $[__________] and the Certificate Balance of the Class [ ] Certificates, (c) the aggregate of the Certificate Balances of the Class [ ], Class [ ], Class [ ], Class [ ], Class [ ], Class [ ], Class [ ], Class [ ], Class [ ], Class [ ] and Class [ ] Certificates and (d) the lesser of $[__________] and the Certificate Balance of the Class [ ] Certificates;

            (8) after the Distribution Date in [__________] through and including the Distribution Date in [__________], the sum of (a) the lesser of $[__________] and the Certificate Balance of the Class [ ] Certificates, (b) the lesser of $[ ] and the Certificate Balance of the Class [ ] Certificates, (c) the aggregate of the Certificate Balances of the Class [ ], Class [ ], Class [ ], Class [ ], Class [ ], Class [ ], Class [ ], Class [ ] and Class [ ] Certificates and (d) the lesser of $[__________] and the Certificate Balance of the Class [ ] Certificates;

            (9) after the Distribution Date in [__________] through and including the Distribution Date in [__________], the sum of (a) the lesser of $[__________] and the Certificate Balance of the Class [ ] Certificates, (b) the lesser of $[__________] and the Certificate Balance of the Class [ ] Certificates, (c) the aggregate of the Certificate Balances of the Class [ ], Class [ ], Class [ ], Class [ ], Class [ ], Class [ ], Class [ ] and Class [ ] Certificates and (d) the lesser of $[__________] and the Certificate Balance of the Class [ ] Certificates;

            (10) after the Distribution Date in [__________] through and including the Distribution Date in [__________], the sum of (a) the lesser of $[__________] and the Certificate Balance of the Class [ ] Certificates, (b) the lesser of $[__________] and the Certificate Balance of the Class [ ] Certificates, (c) the aggregate of the Certificate Balances of the Class [ ], Class [ ], Class [ ], Class [ ], Class [ ] and Class [ ] Certificates and (d) the lesser of $[__________] and the Certificate Balance of the Class [ ] Certificates;

            (11) after the Distribution Date in [__________] through and including the Distribution Date in [__________], the sum of (a) the lesser of $[__________] and the Certificate Balance of the Class [ ] Certificates, (b) the lesser of $[__________] and the Certificate Balance of the Class [ ] Certificates, (c) the aggregate of the Certificate Balances of the Class [ ], Class [ ], Class [ ], Class [ ], Class [ ] and Class [ ] Certificates and (d) the lesser of $[__________] and the Certificate Balance of the Class [ ] Certificates;

            (12) after the Distribution Date in [__________] through and including the Distribution Date in [__________], the sum of (a) the lesser of $[__________] and the Certificate Balance of the Class [ ] Certificates, (b) the lesser of $[__________] and the Certificate Balance of the Class [ ] Certificates, (c) the aggregate of the Certificate Balances of the Class [ ], Class [ ], Class [ ], Class [ ] and Class [ ] Certificates and (d) the lesser of $[__________] and the Certificate Balance of the Class [ ] Certificates;

            (13) after the Distribution Date in [__________] through and including the Distribution Date in [__________], the sum of (a) the lesser of $[__________] and the Certificate Balance of the Class [ ] Certificates, (b) the lesser of $[__________] and the Certificate Balance of the Class [ ] Certificates, (c) the aggregate of the Certificate Balances of the Class [ ], Class [ ], Class [ ], Class [ ] and Class [ ] Certificates and (d) the lesser of $[__________] and the Certificate Balance of the Class [ ] Certificates; and

            (14) after the Distribution Date in [__________], $0.

      The initial Notional Amount of the Class X-P Certificates will be approximately $1,656,689,000. The Notional Amount of each Class X Certificate is used solely for the purpose of determining the amount of interest to be distributed on such Certificate and does not represent the right to receive any distributions of principal.

      The Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates will have an aggregate initial Certificate Balance of approximately $125,898,868.

      The Offered Certificates will be maintained and transferred in book-entry form and issued in denominations of $10,000 initial Certificate Balance, and integral multiples of $1 in excess of that amount. The "PERCENTAGE INTEREST" evidenced by any Certificate (other than the Class S and Residual Certificates) is equal to its initial denomination as of the Closing Date, divided by the initial Certificate Balance or Notional Amount of the class to which it belongs.

      The Offered Certificates will initially be represented by one or more global Certificates registered in the name of the nominee of The Depository Trust Company ("DTC"). The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No person acquiring an interest in the Offered Certificates (this person, a "CERTIFICATE OWNER") will be entitled to receive an Offered Certificate in fully registered, certificated form, a definitive certificate, representing its interest in that class, except as set forth under "--BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES" below. Unless and until definitive certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from Certificate Owners through its participating organizations (together with Clearstream Banking, societe anonyme ("CLEARSTREAM LUXEMBOURG") and the Euroclear System participating organizations (the "PARTICIPANTS"), and all references in this prospectus supplement to payments, notices, reports and statements to holders of the Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to Certificate Owners through its Participants in accordance with DTC procedures. See "DESCRIPTION OF THE CERTIFICATES--BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES" in the prospectus.

      Until definitive certificates are issued, interests in any class of Offered Certificates will be transferred on the book-entry records of DTC and its Participants.

CERTIFICATE REGISTRAR AND AUTHENTICATING AGENT

      LaSalle Bank National Association, a national banking association, will initially serve as registrar (in that capacity, the "CERTIFICATE REGISTRAR") for the purposes of recording and otherwise providing for the registration of the Offered Certificates and of transfers and exchanges of the definitive certificates, if issued, and as authenticating agent of the Certificates (in that capacity, the "AUTHENTICATING AGENT").

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

      GENERAL. Certificate Owners may hold their Certificates through DTC (in the United States) or Clearstream Luxembourg or Euroclear Bank S.A./N.V. ("EUROCLEAR") (in Europe) if they are Participants of that system, or indirectly through organizations that are Participants in those systems. Clearstream Luxembourg and Euroclear will hold omnibus positions on behalf of the Clearstream Luxembourg Participants and the Euroclear Participants, respectively, through customers' securities accounts in Clearstream Luxembourg's and Euroclear's names on the books of their respective depositories (collectively, the "DEPOSITORIES") which in turn will hold those positions in customers' securities accounts in the Depositories' names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations ("DIRECT PARTICIPANTS"). Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("INDIRECT PARTICIPANTS").

      Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Luxembourg Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures. If the transaction complies with all relevant requirements, Euroclear or Clearstream Luxembourg, as the case may be, will then deliver instructions to the Depository to take action to effect final settlement on its behalf.

      Because of time-zone differences, credits of securities in Clearstream Luxembourg or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and those credits or any transactions in those securities settled during those processing will be reported to the relevant Clearstream Luxembourg Participant or Euroclear Participant on that business day. Cash received in Clearstream Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream Luxembourg Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

      Certificate Owners that are not Direct or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Offered Certificates may do so only through Direct and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal of and interest on the Offered Certificates from the Trustee through DTC and its Direct and Indirect Participants. Accordingly, Certificate Owners may experience delays in their receipt of payments, since those payments will be forwarded by the Trustee to Cede & Co., as nominee of DTC. DTC will forward those payments to its Participants, which thereafter will forward them to Indirect Participants or beneficial owners of Offered Certificates. Except as otherwise provided under "--REPORTS TO CERTIFICATEHOLDER; CERTAIN AVAILABLE INFORMATION" below, Certificate Owners will not be recognized by the Certificate Registrar, the Trustee, the Fiscal Agent, the Special Servicer or the Master Servicer as holders of record of Certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Direct and Indirect Participants.

      Under the rules, regulations and procedures creating and affecting DTC and its operations (the "RULES"), DTC is required to make book-entry transfers of the Offered Certificates among Participants and to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Direct and Indirect Participants with which Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit the distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess physical certificates evidencing their interests in the Offered Certificates, the Rules provide a mechanism by which Certificate Owners, through their Direct and Indirect Participants, will receive distributions and will be able to transfer their interests in the Offered Certificates.

      Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of Certificateholders to pledge the Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to the Certificates, may be limited due to the lack of a physical certificate for the Certificates.

      Clearstream Luxembourg is registered as a Luxembourg bank. It is subject to regulation by the Bank Centrale du Luxembourg, which supervises Luxembourg banks. Clearstream Luxembourg and Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

      Euroclear operates the Euroclear System pursuant to a license agreement with Euroclear plc, a United Kingdom public limited company ("EUROCLEAR PLC"), which agreement gives Euroclear Bank the right to determine matters of policy for the Euroclear System, admit clients, approve depositaries and fees to be charged to clients, as well as the right to receive those fees. Euroclear plc sets strategic direction and policies for the Euroclear System and monitors progress towards meeting objectives.

      DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing Agreement only at the direction of one or more

Participants to whose accounts with DTC the Offered Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of Participants whose holdings include the undivided interests.

      Securities clearance accounts and cash accounts with Euroclear are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law (collectively, the "TERMS AND CONDITIONS"). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system.

      Although DTC, Euroclear and Clearstream Luxembourg have implemented the foregoing procedures in order to facilitate transfers of interests in global Certificates among Participants of DTC, Euroclear and Clearstream Luxembourg, they are under no obligation to perform or to continue to comply with the foregoing procedures, and the foregoing procedures may be discontinued at any time.

      None of the Depositor, the Master Servicer, the Certificate Registrar, the Underwriters, the Special Servicer, the Trustee or the Fiscal Agent will have any liability for any actions taken by DTC, Euroclear or Clearstream Luxembourg, their respective Direct or Indirect Participants or their nominees, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Offered Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to that beneficial ownership interest. The information in this prospectus supplement concerning DTC, Clearstream Luxembourg and Euroclear and their book-entry systems has been obtained from sources believed to be reliable, but the Depositor takes no responsibility for the accuracy or completeness of the information.

      DEFINITIVE CERTIFICATES. Definitive certificates will be issued to Certificate Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth in the prospectus under "DESCRIPTION OF THE CERTIFICATES--BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES."

      Upon the occurrence of an event described in the prospectus in the second to last paragraph under "DESCRIPTION OF THE CERTIFICATES--BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES," the Trustee is required to notify, through DTC, Direct Participants who have ownership of Offered Certificates as indicated on the records of DTC of the availability of definitive certificates. Upon surrender by DTC of the global certificates representing the Offered Certificates and upon receipt of instructions from DTC for re-registration, the Certificate Registrar and the Authenticating Agent will reissue the Offered Certificates as definitive certificates issued in the respective Certificate Balances owned by individual Certificate Owners, and thereafter the Certificate Registrar, the Trustee, the Fiscal Agent, the Special Servicer and the Master Servicer will recognize the holders of those definitive certificates as Certificateholders under the Pooling and Servicing Agreement.

      For additional information regarding DTC and Certificates maintained on the book-entry records of DTC, see "DESCRIPTION OF THE CERTIFICATES--BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES" in the prospectus.

DISTRIBUTIONS

      METHOD, TIMING AND AMOUNT. Distributions on the Certificates are required to be made by the Trustee, to the extent of available funds, on the 10th day of each month or, if the 10th day is not a business day, then on the next succeeding business day, commencing in March 2005 (each, a "DISTRIBUTION DATE"). All distributions (other than the final distribution on any Certificate) are required to be made to the Certificateholders in whose names the Certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the "RECORD DATE" will be the last business day of the month preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if the Certificateholder has provided the Trustee with written wiring instructions no less than five business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any Certificate is required to be made in like manner, but only upon presentation and surrender of the Certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a class of Certificates will be allocated PRO RATA among the outstanding Certificates of that class based on their respective Percentage Interests.

      The Master Servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts (collectively, the "CERTIFICATE ACCOUNT") as described in the Pooling and Servicing Agreement. The Master Servicer is required to deposit in the Certificate Account on a daily basis (and in no event later than the business day following receipt of available funds):

            (a) all payments and collections due after the Cut-off Date and other amounts received with respect to the mortgage loans (other than with respect to a mortgage loan included in a Serviced Whole Loan);

            (b) all proceeds received from the purchase of a mortgage loan from the trust pursuant to the Pooling and Servicing Agreement or any related intercreditor agreement;

            (c) except with respect to a Serviced Whole Loan, all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related mortgage loan (the "INSURANCE PROCEEDS"), or in connection with the full or partial condemnation of a Mortgaged Property (the "CONDEMNATION PROCEEDS"), certain amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired by foreclosure or otherwise (the "LIQUIDATION PROCEEDS"), together with any amounts representing recoveries of certain advances made with respect to the mortgage loans (or, in the case of the Strategic Hotel Portfolio Mortgage Loan, the portion of such proceeds allocable to the trust under the related intercreditor agreement);

      and will be permitted to make withdrawals from the Certificate Account as set forth in the Pooling and Servicing Agreement.

      With respect to each Serviced Whole Loan, the Master Servicer is required to establish and maintain, or cause to be established and maintained, a separate custodial account, which may be a sub-account of the Certificate Account as described in the Pooling and Servicing Agreement. The Master Servicer is required to deposit in each custodial account on a daily basis (and in no event later than the business day following receipt of available funds) in each case, to the extent received from the related borrower pursuant to the related intercreditor agreement:

            (a) all payments and collections due after the Cut-off Date and other amounts received with respect to such Serviced Whole Loan;

            (b) all Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds with respect to the related Mortgaged Property or Serviced Whole Loan (other than Liquidation Proceeds derived from the sale of the related mortgage loan, as a Defaulted Mortgage Loan pursuant to the exercise of the Purchase Option, pursuant to the exercise of a purchase option set forth in a related intercreditor agreement or pursuant to the termination of the trust fund, which funds will be deposited into the Certificate Account);

and will be permitted to make withdrawals from the custodial account as set forth in the Pooling and Servicing Agreement. All amounts in each custodial accounts that are allocable to the related mortgage loan will be transferred to the Certificate Account on the related Servicer Remittance Date following receipt of such funds.

      The Trustee is required to establish and maintain an account (the "DISTRIBUTION ACCOUNT"), which will be deemed to consist of a "LOWER-TIER DISTRIBUTION ACCOUNT" and an "UPPER-TIER DISTRIBUTION ACCOUNT" in the name of the Trustee and for the benefit of the holders of the Certificates. On each Distribution Date, the Trustee is required to apply amounts on deposit in the Upper-Tier Distribution Account (which will include all funds that were remitted by the Master Servicer from the Certificate

Account plus, among other things, any P&I Advances less amounts, if any, distributable to the Class LR Certificates as set forth in the Pooling and Servicing Agreement) generally to make distributions of interest and principal from the Available Distribution Amount to the Certificateholders as described in this prospectus supplement.

      The Trustee is required to establish and maintain an "INTEREST RESERVE ACCOUNT," which may be a subaccount of the Distribution Account, in the name of the Trustee for the benefit of the holders of the Certificates. On each Servicer Remittance Date occurring in February and on any Servicer Remittance Date occurring in any January which occurs in a year that is not a leap year, the Master Servicer will be required to remit to the Trustee for deposit into the Interest Reserve Account, in respect of all of the mortgage loans that accrue interest on an Actual/360 Basis (collectively, the "WITHHELD LOANS") an amount equal to one day's interest at the Mortgage Rate (without giving effect to the proviso in the definition thereof) minus the Administrative Cost Rate for each of the Withheld Loans on its Stated Principal Balance as of the Due Date in the month preceding the month in which the related Servicer Remittance Date occurs, to the extent a Periodic Payment or P&I Advance is made in respect of the mortgage loans (all amounts so deposited in any consecutive January (if applicable) and February, "WITHHELD AMOUNTS"). On each Distribution Date occurring in March, the Trustee will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier Distribution Account. For the first Distribution Date following the Closing Date, the Interest Reserve Amount will include two days of interest on the related Mortgage Note for each Withheld Loan deposited into the Interest Reserve Account by the applicable Mortgage Loan Seller on or before the Closing Date.

      The Trustee is required to establish and maintain an "EXCESS INTEREST DISTRIBUTION ACCOUNT" in the name of the Trustee for the benefit of the Class S Certificateholders. Prior to the applicable Distribution Date, the Master Servicer is required to remit to the Trustee for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received on or prior to the related Determination Date. The Excess Interest Distribution Account may be a subaccount of the Distribution Account.

      The Trustee is required to establish and maintain an "EXCESS LIQUIDATION PROCEEDS RESERVE ACCOUNT," which may be a subaccount of the Distribution Account, in the name of the Trustee for the benefit of the holders of the Certificates. On or before each Servicer Remittance Date related to the applicable Distribution Date, the Master Servicer or Special Servicer, as applicable, will be required to remit to the Trustee for deposit into the Excess Liquidation Proceeds Reserve Account, an amount equal to the Excess Liquidation Proceeds received on or prior to the Determination Date.

      "EXCESS LIQUIDATION PROCEEDS" means with respect to any mortgage loan, the excess of (i) Liquidation Proceeds of that mortgage loan or related REO Property (in the case of the Strategic Hotel Portfolio Mortgage Loan, to the extent received pursuant to the related intercreditor agreement and the related pooling and servicing agreement) net of any related expenses incurred in connection with the liquidation of such mortgage loan, unpaid servicing compensation, Advances and interest on Advances over (ii) the amount that would have been received if payment in full had been made with respect to such mortgage loan on the Due Date immediately following the date on which such proceeds were received.

      Each of the Certificate Account, the separate custodial accounts with respect to the Serviced Whole Loans, the Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the Excess Liquidation Proceeds Reserve Account are required to conform to certain eligibility criteria set forth in the Pooling and Servicing Agreement.

      The Master Servicer is authorized but not required to direct the investment of funds held in the Certificate Account (and in the custodial accounts maintained with respect to the Serviced Whole Loans) in U.S. government securities and other obligations that are acceptable to each Rating Agency ("PERMITTED INVESTMENTS"), and the Master Servicer will be entitled to retain any interest or other income earned on the funds. The Master Servicer will be required to bear any losses resulting from the investment of the funds, other than losses which result from the insolvency of any financial institution which was an eligible institution under the terms of the Pooling and Servicing Agreement in the month in which the loss occurred and at the time the investment was made.

      The Trustee is authorized but not required to direct the investment of funds held in the Distribution Account and the Excess Liquidation Proceeds Reserve Account in Permitted Investments, and the Trustee will be entitled to retain any interest or other income earned on the funds. The Trustee will be required to bear any losses resulting from the investment of the funds.

      The aggregate amount available for distribution to Certificateholders on each Distribution Date (the "AVAILABLE DISTRIBUTION AMOUNT") will, in general, equal the sum of the following amounts (without duplication):

            (a) the total amount of all cash received on the mortgage loans and any REO Properties (including the trust's beneficial interest in the Mortgaged Property related to the Strategic Hotel Portfolio Mortgage Loan acquired pursuant to the GECMC2004-C3 Pooling and Servicing Agreement) (and in the case of the Strategic Hotel Portfolio Mortgage Loan, only to the extent received by the Master Servicer pursuant to the related intercreditor agreement and/or GECMC 2004-C3 Pooling and Servicing Agreement) that is on deposit in the Certificate Account and the Lower-Tier Distribution Account as of the related Servicer Remittance Date (including, with respect to any mortgage loan included in a Serviced Whole Loan, any amounts to be transferred from the related custodial account on such date), exclusive of (without duplication):

            (1) all Periodic Payments and balloon payments collected but due on a due date subsequent to the related Due Period;

            (2) all principal prepayments, Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds and other unscheduled recoveries received subsequent to the related Determination Date;

            (3) all amounts in the Certificate Account and the Lower-Tier Distribution Account that are due or reimbursable to any person other than the Certificateholders;

            (4) with respect to each Withheld Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year, the related Withheld Amount to the extent those funds are collected or advanced and are required to be deposited in the Interest Reserve Account;

            (5) Excess Interest;

            (6) all Yield Maintenance Charges; and

            (7) all amounts deposited in the Certificate Account and the Lower-Tier Distribution Account in error;

            (b) all P&I Advances made by the Master Servicer, the Trustee or the Fiscal Agent, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders);

            (c) for the Distribution Date occurring in each March, the related Withheld Amounts required to be deposited in the Lower-Tier Distribution Account pursuant to the Pooling and Servicing Agreement; and

            (d) all funds released from the Excess Liquidation Proceeds Reserve Account with respect to such Distribution Date.

      See "DESCRIPTION OF THE POOLING AGREEMENTS--CERTIFICATE ACCOUNT" in the prospectus.

      The "DUE PERIOD" for each Distribution Date will be the period commencing on the day immediately succeeding the due date of a mortgage loan or a Serviced Whole Loan occurring in the month preceding the month in which that Distribution Date occurs (and, in the case of the first distribution date, the period commencing on the cut-off date) and ending on the due date occurring in the month in which the related distribution date occurs. Notwithstanding the foregoing, in the event that the last day of a Due Period (or applicable grace period) is not a business day, any payments received with respect to the mortgage loans or Serviced Whole Loans relating to the related Due Period on the business day immediately following that day will be deemed to have been received during that Due Period and not during any other Due Period.

      PRIORITY. On each Distribution Date, for so long as the Certificate Balances of the Certificates have not been reduced to zero, the Trustee is required to apply amounts on deposit in the Upper-Tier Distribution Account, to the extent of the Available Distribution Amount, in the following order of priority:

      FIRST, to pay interest, concurrently,

      o on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class A-5 Certificates from the portion of the Available Distribution Amount for such Distribution Date attributable to mortgage loans in Loan Group 1 up to an amount equal to the aggregate Interest Distribution Amount for those classes, in each case based upon their respective entitlements to interest for that Distribution Date;

      o on the Class A-1A Certificates from the portion of the Available Distribution Amount for such Distribution Date attributable to mortgage loans in Loan Group 2 up to an amount equal to the aggregate Interest Distribution Amount for such class; and

      o on the Class X-C and Class X-P Certificates from the Available Distribution Amount for such Distribution Date up to an amount equal to the aggregate Interest Distribution Amount for those classes, in each case based upon their respective entitlements to interest for that Distribution Date.

      However, if on any Distribution Date, the Available Distribution Amount (or applicable portion thereof) is insufficient to pay in full the total amount of interest to be paid to any of the Classes described above, the Available Distribution Amount for such Distribution Date will be allocated among all those Classes PRO RATA, in accordance with their interest entitlements;

      SECOND, in reduction of the Certificate Balances thereof;

                  (A) to the Class A-1, Class A-2, Class A-3, Class A-4, Class
            A-AB and Class A-5 Certificates:

      o FIRST, to the Class A-AB Certificates, in an amount equal to the Group 1 Principal Distribution Amount for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount for such Distribution Date, until the Certificate Balance of the Class A- AB Certificates has been reduced to the Planned Principal Balance as set forth on Annex A-5 for such Distribution Date;

      o THEN, to the Class A-1 Certificates, in an amount equal to the Group 1 Principal Distribution Amount for such Distribution Date (or the portion remaining after distributions on the Class A-AB Certificates) and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A and Class A-AB Certificates have been made on such Distribution Date, until the Class A-1 Certificates are reduced to zero;

      o THEN, to the Class A-2 Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-AB and Class A-1 Certificates) for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A, Class A-AB and Class A-1 Certificates have been made on such Distribution Date, until the Class A-2 Certificates are reduced to zero;

      o THEN, to the Class A-3 Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-AB, Class A-1 and

            Class A-2 Certificates) for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A, Class A-AB, Class A-1 and Class A-2 Certificates have been made on such Distribution Date, until the Class A-3 Certificates are reduced to zero;

      o THEN, to the Class A-4 Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-AB, Class A-1, Class A-2 and Class A-3 Certificates) for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A, Class A-AB, Class A-1, Class A-2 and Class A-3 Certificates have been made on such Distribution Date, until the Class A-4 Certificates are reduced to zero;

      o THEN, to the Class A-AB Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-AB, Class A-1, Class A-2, Class A-3 and Class A-4 Certificates) for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A, Class A-AB, Class A-1, Class A-2, Class A-3 and Class A-4 Certificates have been made on such Distribution Date, until the Class A-AB Certificates are reduced to zero; and

      o THEN, to the Class A-5 Certificates, in an amount equal to the Group 1 Principal Distribution Amount remaining after distributions on the Class A-AB, Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A, Class A-AB, Class A-1, Class A-2, Class A-3 and Class A-4 Certificates have been made, until the principal balance of the Class A-5 Certificates is reduced to zero.

            (B) to the Class A-1A Certificates, in an amount equal to the Group 2 Principal Distribution Amount for such Distribution Date and, after the Class A-5 Certificates have been reduced to zero, the Group 1 Principal Distribution Amount remaining after payments to the Class A-AB, Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates have been made on such Distribution Date, until the Class A-1A Certificates are reduced to zero;

            THIRD, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-5 and Class A-1A Certificates, PRO RATA (based upon the aggregate unreimbursed Collateral Support Deficit allocated to that class), until all amounts of Collateral Support Deficit previously allocated to those classes, but not previously reimbursed, have been reimbursed in full;

            FOURTH, to the Class A-J Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

            FIFTH, following reduction of the Certificate Balances of the Class A Certificates to zero, to the Class A-J Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

            SIXTH, to the Class A-J Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class A-J Certificates, but not previously reimbursed, have been reimbursed in full;

            SEVENTH, to the Class B Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

            EIGHTH, following reduction of the Certificate Balances of the Class A and Class A-J Certificates to zero, to the Class B Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A and Class A-J Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

            NINTH, to the Class B Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class B Certificates, but not previously reimbursed, have been reimbursed in full;

            TENTH, to the Class C Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

            ELEVENTH, following reduction of the Certificate Balances of the Class A, Class A-J and Class B Certificates to zero, to the Class C Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class A-J and Class B Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

            TWELFTH, to the Class C Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class C Certificates, but not previously reimbursed, have been reimbursed in full;

            THIRTEENTH, to the Class D Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

            FOURTEENTH, following reduction of the Certificate Balances of the Class A, Class A-J, Class B and Class C Certificates to zero, to the Class D Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class A-J, Class B and Class C Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

            FIFTEENTH, to the Class D Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class D Certificates, but not previously reimbursed, have been reimbursed in full;

            SIXTEENTH, to the Class E Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

            SEVENTEENTH, following reduction of the Certificate Balances of the Class A, Class A-J, Class B, Class C and Class D Certificates to zero, to the Class E Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class A-J, Class B, Class C and Class D Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

            EIGHTEENTH, to the Class E Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class E Certificates, but not previously reimbursed, have been reimbursed in full;

            NINETEENTH, to the Class F Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

            TWENTIETH, following reduction of the Certificate Balances of the Class A, Class A-J, Class B, Class C, Class D and Class E Certificates to zero, to the Class F Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class A-J, Class B, Class C, Class D and Class E Certificates on that Distribution
      Date), until the Certificate Balance of that class is reduced to zero;

            TWENTY-FIRST, to the Class F Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class F Certificates, but not previously reimbursed, have been reimbursed in full;

            TWENTY-SECOND, to the Class G Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

            TWENTY-THIRD, following reduction of the Certificate Balances of the Class A, Class A-J, Class B, Class C, Class D, Class E and Class F Certificates to zero, to the Class G Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class A-J, Class B, Class C, Class D, Class E and

      Class F Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

            TWENTY-FOURTH, to the Class G Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class G Certificates, but not previously reimbursed, have been reimbursed in full;

            TWENTY-FIFTH, to the Class H Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

            TWENTY-SIXTH, following reduction of the Certificate Balances of the Class A, Class A-J, Class B, Class C, Class D, Class E, Class F and Class G Certificates to zero, to the Class H Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class A-J, Class B, Class C, Class D, Class E, Class F and Class G Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

            TWENTY-SEVENTH, to the Class H Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class H Certificates, but not previously reimbursed, have been reimbursed in full;

            TWENTY-EIGHTH, to the Class J Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

            TWENTY-NINTH, following reduction of the Certificate Balances of the Class A, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates to zero, to the Class J Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

            THIRTIETH, to the Class J Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class J Certificates, but not previously reimbursed, have been reimbursed in full;

            THIRTY-FIRST, to the Class K Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

            THIRTY-SECOND, following reduction of the Certificate Balances of the Class A, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates to zero, to the Class K Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

            THIRTY-THIRD, to the Class K Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class K Certificates, but not previously reimbursed, have been reimbursed in full;

            THIRTY-FOURTH, to the Class L Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

            THIRTY-FIFTH, following reduction of the Certificate Balances of the Class A, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates to zero, to the Class L Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

            THIRTY-SIXTH, to the Class L Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class L Certificates, but not previously reimbursed, have been reimbursed in full;

            THIRTY-SEVENTH, to the Class M Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

            THIRTY-EIGHTH, following reduction of the Certificate Balances of the Class A, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates to zero, to the Class M Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

            THIRTY-NINTH, to the Class M Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class M Certificates, but not previously reimbursed, have been reimbursed in full;

            FOURTIETH, to the Class N Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

            FORTY-FIRST, following the reduction of the Certificate Balances of the Class A, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L and Class M Certificates to zero, to the Class N Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L and Class M Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

            FORTY-SECOND, to the Class N Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class N Certificates, but not previously reimbursed, have been reimbursed in full;

            FORTY-THIRD, to the Class O Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

            FORTY-FOURTH, following the reduction of the Certificate Balances of the Class A, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates to zero, to the Class O Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates on that Distribution
      Date), until the Certificate Balance of that class is reduced to zero;

            FORTY-FIFTH, to the Class O Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class O Certificates, but not previously reimbursed, have been reimbursed in full;

            FORTY-SIXTH, to the Class P Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

            FORTY-SEVENTH, following the reduction of the Certificate Balances of the Class A, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates to zero, to the Class P Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

            FORTY-EIGHTH, to the Class P Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class P Certificates, but not previously reimbursed, have been reimbursed in full; and

            FORTY-NINTH, to the Class R and Class LR Certificates, the amount, if any, of the Available Distribution Amount remaining in the Distribution Account (based on amounts deemed to be on deposit in the Upper-Tier Distribution Account and the Lower-Tier Distribution Account), with respect to that Distribution Date.

      Reimbursement of previously allocated Collateral Support Deficit will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the class of Certificates in respect of which a reimbursement is made.

      Notwithstanding the distribution priority second set forth above, on and after the Distribution Date on which the Certificate Balances of the Subordinate Certificates have all been (i) reduced to zero as a result of losses on the mortgage loans or (ii) deemed reduced to zero as a result of Appraisal Reductions, without regard to any Collateral Support Deficit remaining unreimbursed (that date, the "CROSS-OVER DATE"), the Principal Distribution Amount for the entire pool of mortgage loans will be distributed, PRO RATA (based upon their respective Certificate Balances), among the classes of Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-5 and Class A-1A Certificates without regard to the priorities in the distribution priority second set forth above.

      PASS-THROUGH RATES. The interest rate (the "PASS-THROUGH RATE") applicable to each class of Certificates (other than the Class S and Residual Certificates) for any Distribution Date will equal the rates set forth below.

      The Pass-Through Rate on the Class A-1 Certificates is a per annum rate equal to [__]%(1).

      The Pass-Through Rate on the Class A-2 Certificates is a per annum rate equal to [__]%(1).

      The Pass-Through Rate on the Class A-3 Certificates is a per annum rate equal to [__]%(1).

      The Pass-Through Rate on the Class A-4 Certificates is a per annum rate equal to [__]%(1).

      The Pass-Through Rate on the Class A-AB Certificates is a per annum rate equal to [__]%(1).

      The Pass-Through Rate on the Class A-5 Certificates is a per annum rate equal to [__]%(1).

      The Pass-Through Rate on the Class A-1A Certificates is a per annum rate equal to [__]%(1).

      The Pass-Through Rate on the Class A-J Certificates is a per annum rate equal to [__]%(1).

      The Pass-Through Rate on the Class B Certificates is a per annum rate equal to [__]%(1).

      The Pass-Through Rate on the Class C Certificates is a per annum rate equal to [__]%(1).

      The Pass-Through Rate on the Class D Certificates is a per annum rate equal to [__]%(1).

      The Pass-Through Rate on the Class E Certificates is a per annum rate equal to [__]%(1).

      The Pass-Through Rate on the Class F Certificates is a per annum rate equal to [__]%(1).

      The Pass-Through Rate on the Class G Certificates is a per annum rate equal to [__]%(1).

      The Pass-Through Rate on the Class H Certificates is a per annum rate equal to [__]%(1).

      The Pass-Through Rate on the Class J Certificates is a per annum rate equal to [__]%(2).

      The Pass-Through Rate on the Class K Certificates is a per annum rate equal to [__]%(2).

      The Pass-Through Rate on the Class L Certificates is a per annum rate equal to [__]%(2).

      The Pass-Through Rate on the Class M Certificates is a per annum rate equal to [__]%(2).

      The Pass-Through Rate on the Class N Certificates is a per annum rate equal to [__]%(2).

      The Pass-Through Rate on the Class O Certificates is a per annum rate equal to [__]%(2).

      The Pass-Through Rate on the Class P Certificates is a per annum rate equal to [__]%(2).

----------
(1) The Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-5, Class A-1A, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates will each accrue interest at either (i) a fixed rate, (ii) a fixed rate subject to a cap at the weighted average of the net mortgage interest rates of the mortgage loans, (iii) a rate equal to the weighted average of the net mortgage interest rates of the mortgage loans less a specified percentage or (iv) a rate equal to the weighted average of the net mortgage interest rate of the mortgage loans.

(2) The Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates will each accrue interest at a fixed rate subject to a cap at the weighted average of the net mortgage interest rates of the mortgage loans.

      The Pass-Through Rate applicable to the Class X-C and Class X-P Certificates for the initial Distribution Date will equal approximately [__]% and [__]% per annum, respectively.

      The Pass-Through Rate applicable to the Class X-C Certificates for each Distribution Date subsequent to the initial Distribution Date will, in general, equal the weighted average of the respective strip rates (the "CLASS X-C STRIP RATES") at which interest accrues from time to time on the respective components of the total Notional Amount of the Class X-C Certificates outstanding immediately prior to the related Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date).

      Each of those components will be comprised of all or a designated portion of the Certificate Balance of one of the classes of the Class A or Subordinate Certificates. In general, the Certificate Balance of each such class will constitute a separate component of the total Notional Amount of the Class X-C Certificates; PROVIDED that, if a portion, but not all, of the Certificate Balance of any such class of Certificates is identified above as being part of the total Notional Amount of the Class X-P Certificates immediately prior to any Distribution Date, then that identified portion of such Certificate Balance will also represent one or more separate components of the total Notional Amount of the Class X-C Certificates for purposes of calculating the accrual of interest for the related Distribution Date, and the remaining portion of such Certificate Balance will represent one or more other separate components of the Class X-C Certificates for purposes of calculating the accrual of interest for the related Distribution Date. For any Distribution Date occurring on or before [__________], on any particular component of the total Notional Amount of the Class X-C Certificates immediately prior to the related Distribution Date, the applicable Class X-C Strip Rate will be calculated as follows:

      o if such particular component consists of the entire Certificate Balance of any class of the Class A or Subordinate Certificates, and if such Certificate Balance also constitutes, in its entirety, a component of the total Notional Amount of the Class X-P Certificates immediately prior to the related Distribution Date, then the applicable Class X-C Strip Rate will equal the excess, if any, of
            (a) the WAC Rate for such Distribution Date, over (b) the greater of
            (i) the rate per annum corresponding to such Distribution Date as set forth on Annex A-4 attached hereto and (ii) the Pass-Through Rate for such Distribution Date for such class of Certificates;

      o if such particular component consists of a designated portion (but not all) of the Certificate Balance of any class of the Class A or Subordinate Certificates, and if such designated portion of such Certificate Balance also constitutes a component of the total Notional Amount of the Class X-P Certificates immediately prior to the related Distribution Date, then the applicable Class X-C Strip Rate will equal the excess, if any, of (a) the WAC Rate for such Distribution Date, over (b) the greater of (i) the rate per annum corresponding to such Distribution Date as set forth on Annex A-4 attached hereto and (ii) the Pass-Through Rate for such Distribution Date for such class of Certificates;

      o if such particular component consists of the entire Certificate Balance of any class of the Class A or Subordinate Certificates, and if such Certificate Balance does not, in whole or in part, also constitute a component of the total Notional Amount of the Class X-P Certificates immediately prior to the related Distribution Date, then the applicable Class X-C Strip Rate will equal the excess, if any, of (a) the WAC Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for such class of Certificates; and

      o if such particular component consists of a designated portion (but not all) of the Certificate Balance of any class of the Class A or Subordinate Certificates, and if such designated portion of such Certificate Balance does not also constitute a component of the total Notional Amount of the Class X-P Certificates immediately prior to the related Distribution Date, then the applicable Class X-C Strip Rate will equal the excess, if any, of (a) the WAC Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for such class of Certificates.

      For any Distribution Date occurring after [__________], the Certificate Balance of each class of the Class A and Subordinate Certificates will constitute a separate component of the total Notional Amount of the Class X-C Certificates, and the applicable Class X-C Strip Rate with respect to each such component for each such Distribution Date will equal the excess, if any, of (a) the WAC Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for such class of Certificates. Under no circumstances will the Class X-C Strip Rate be less than zero.

      The Pass-Through Rate applicable to the Class X-P Certificates for each Distribution Date subsequent to the initial Distribution Date and on or before the Distribution Date in [__________] will, in general, equal the weighted average of the respective strip rates (the "CLASS X-P STRIP RATES") at which interest accrues from time to time on the respective components of the total Notional Amount of the Class X-P Certificates outstanding immediately prior to the related Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date). Following the [__________] Distribution Date, the Class X-P Certificates will cease to accrue interest. In connection therewith, the Class X-P Certificates will have a 0% Pass-Through Rate for the [__________] Distribution Date and for each Distribution Date thereafter.

      Each of those components will be comprised of all or a designated portion of the Certificate Balance of a specified class of the Class A or Subordinate Certificates. If all or a designated portion of the Certificate Balance of any such class of Certificates is identified above as being part of the total Notional Amount of the Class X-P Certificates immediately prior to any Distribution Date, then that Certificate Balance (or designated portion thereof) will represent one or more components of the total Notional Amount of the Class X-P Certificate for purposes of calculating the accrual of interest for the related Distribution Date. For any Distribution Date occurring in or before [__________], on any particular component of the total Notional Amount of the Class X-P Certificates immediately prior to the related Distribution Date, the applicable Class X-P Strip Rate will equal the excess, if any, of:

      o the lesser of (a) the rate per annum corresponding to such Distribution Date as set forth on Annex A-4 attached hereto and (b) the Weighted Average Net Mortgage Rate for such Distribution Date, over

      o the Pass-Through Rate for such Distribution Date for such class of Certificates whose Certificate Balance, or a designated portion thereof, comprises such component.

      Under no circumstances will the Class X-P Strip Rate be less than zero.

      The Class S Certificates will not have a Pass-Through Rate or be entitled to distributions in respect of interest other than Excess Interest. The Pass-Through Rate on each class of Offered Certificates for the first Distribution Date is expected to be as set forth on page S-7 of this prospectus supplement.

      The "WAC RATE" with respect to any Distribution Date is a per annum rate equal to the weighted average of the applicable Net Mortgage Rates for the mortgage loans weighted on the basis of their respective Stated Principal Balances as of the preceding Distribution Date (after giving effect to the distribution of principal on the related Distribution Date) or, in the case of the first Distribution Date, the Cut-off Date.

      The "NET MORTGAGE RATE" for each mortgage loan is equal to the related Mortgage Rate in effect from time to time less the related Administrative Cost Rate; PROVIDED, HOWEVER, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any mortgage loan will be determined without regard to any modification, waiver or amendment of the terms of the mortgage loan, whether agreed to by the Master Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower.

      "ADMINISTRATIVE COST RATE" as of any date of determination will be equal to the sum of the Servicing Fee Rate (which includes, with respect to the Strategic Hotel Portfolio Mortgage Loan, the applicable Strategic Hotel Portfolio Mortgage Loan Primary Servicing Fee Rate) and the Trustee Fee Rate.

      The "MORTGAGE RATE" with respect to any mortgage loan (or successor REO
Loan) is the per annum rate at which interest accrues on the mortgage loan as stated in the related Mortgage Note in each case without giving effect to any default rate or an increased interest rate. For purposes of calculating the Pass-Through Rate on the Certificates, the Mortgage Rate of each mortgage loan which does not accrue interest on a 30/360 Basis will be the annualized rate at which interest would have to accrue in respect of the mortgage loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the mortgage loan during the one-month period at the related Mortgage Rate; PROVIDED, HOWEVER, that with respect to each Withheld Loan, the Mortgage Rate for the one-month period (1) prior to the due dates in January and February in any year that is not a leap year or in February in any year that is a leap year will be determined exclusive of the Withheld Amounts withheld from that month, and (2) prior to the due date in March, will be determined inclusive of the amounts withheld from the immediately preceding February, and, if applicable, January.

      "EXCESS INTEREST" is the interest accrued at an increased interest rate in respect of the APD Loan in excess of the interest accrued at the initial interest rate, plus any related interest, to the extent permitted by applicable law.

      INTEREST DISTRIBUTION AMOUNT. Interest will accrue for each class of Certificates (other than the Residual Certificates) during the related Interest Accrual Period. The "INTEREST DISTRIBUTION AMOUNT" of any class of Certificates (other than the Class S and Residual Certificates) for any Distribution Date is an amount equal to the sum of all Distributable Certificate Interest in respect of that class for that Distribution Date and, to the extent not previously paid, for all prior Distribution Dates and any Accrued Interest From Recoveries for such Class, to the extent not previously paid for all prior Distribution Dates.

      "ACCRUED INTEREST FROM RECOVERIES" in respect of each Distribution Date and any Class of Certificates (other than the Class X, Class S and the Residual Certificates) that had an increase to its Certificate Balance as a result of a recovery of Nonrecoverable Advances, an amount equal to interest at the Pass-Through Rate applicable to that Class on the amount of such increase to its Certificate Balance accrued from the Distribution Date on which Collateral Support Deficit was allocated to such Class as a result of the reimbursement of Nonrecoverable Advances from the trust to, but not including, the Distribution Date on which the Certificate Balance was so increased.

      The "DISTRIBUTABLE CERTIFICATE INTEREST" in respect of each class of Certificates (other than the Class S and Residual Certificates) for each Distribution Date is equal to the Accrued Certificate Interest in respect of such class of Certificates reduced (to not less than zero) by such Class's share of the Uncovered Prepayment Interest Shortfall amounts and by allocation to such Class (other than in the case of the Class X Certificates) of any shortfalls in interest that result from a reduction in the interest rate on any mortgage loan.

      The "ACCRUED CERTIFICATE INTEREST" for any Distribution Date and any class of Certificates (other than the Class S and Residual Certificates) is an amount equal to interest for the related Interest Accrual Period at the Pass-Through Rate applicable to such class of Certificates for such Distribution Date, accrued on the related Certificate Balance or Notional Amount, as the case may be, of such class outstanding immediately prior to such Distribution Date.

      A "PREPAYMENT INTEREST SHORTFALL" with respect to any Distribution Date, for any mortgage loan as to which a principal prepayment was made in full or in part which did not include a full month's interest, or as to which Insurance Proceeds or Condemnation Proceeds, as applicable, were received by the Master Servicer or the Special Servicer, in each case after the Determination Date in the calendar month preceding such Distribution Date but prior to the due date in the related Due Period, is the amount of interest that would have accrued at the Net Mortgage Rate (exclusive of Excess Interest) for such mortgage loan on the amount of such principal prepayment, Insurance Proceeds or Condemnation Proceeds, as applicable, during the period commencing on the date as of which such amounts were applied to the unpaid balance of such mortgage loan and ending on (and including) the day preceding such due date.

      Shortfalls in the Available Distribution Amount resulting from Uncovered Prepayment Interest Shortfalls will generally be allocated to all classes of Certificates (other than the Class X, Class S and Residual Certificates). In each case, such allocations will be made PRO RATA to such classes on the basis of their Accrued Certificate Interest and will reduce such classes' respective interest entitlements.

      An "UNCOVERED PREPAYMENT INTEREST SHORTFALL" is, with respect to any mortgage loan (other than the Strategic Hotel Portfolio Mortgage Loan) that was subject to a principal prepayment in full or in part, an amount equal to the excess of the related Prepayment Interest Shortfall over the related Compensating Interest Payment, if any.

      A "COMPENSATING INTEREST PAYMENT" is, with respect to any mortgage loan (other than a Specially Serviced Mortgage Loan or the Strategic Hotel Portfolio Mortgage Loan) that was subject to a principal prepayment in full or in part and a Prepayment Interest Shortfall because the Master Servicer allowed the related borrower to deviate from the terms of the related mortgage loan documents, the lesser of

      o any Prepayment Interest Shortfall incurred in connection with such principal prepayment and

      o the sum of (i) that portion of the Servicing Fee allocable to the related mortgage loan for such Due Period and (ii) all Prepayment Interest Excess related to the related mortgage loan;

PROVIDED, HOWEVER, that no Compensating Interest Payment will be payable with respect to:

      o     a prepayment due to Insurance Proceeds or Condemnation Proceeds,

      o a prepayment subsequent to a default (PROVIDED that the Special Servicer reasonably believes that acceptance of such prepayment is consistent with the Servicing Standard),

      o a prepayment that, pursuant to the related loan documents, the Master Servicer has no discretion to reject,

      o     a prepayment pursuant to applicable law or a court order,

      o or a prepayment accepted with the consent of the Directing Certificateholder.

      A "PREPAYMENT INTEREST EXCESS" with respect to any Distribution Date, the aggregate amount, with respect to all mortgage loans (other than the Strategic Hotel Portfolio Mortgage Loan) that were subject to principal prepayment in full or in part, or as to which Insurance Proceeds and Condemnation Proceeds were received by the Master Servicer or Special Servicer for application to such mortgage loans, in each case after the due date in the month of such Distribution Date and on or prior to the related Determination Date, is the amount of interest accrued at the Mortgage Rate for such mortgage loans on the amount of such principal prepayments or Insurance Proceeds and Condemnation Proceeds after such due date and accruing in the manner set forth in the mortgage loan documents relating to such mortgage loans, to the extent such interest is collected by the Master Servicer or the Special Servicer.

      PRINCIPAL DISTRIBUTION AMOUNT. The "PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date is an amount equal to the sum of:

      (a) the Principal Shortfall for that Distribution Date,

      (b) the Scheduled Principal Distribution Amount for that Distribution Date, and

      (c) the Unscheduled Principal Distribution Amount for that Distribution Date;

      PROVIDED that the Principal Distribution Amount for any Distribution Date will be reduced by the amount of any reimbursements of (i) Nonrecoverable Advances plus interest on such Nonrecoverable Advances that are paid or reimbursed from principal collections on the mortgage loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date and (ii) Workout-Delayed Reimbursement Amounts that were paid or reimbursed from principal collections on the mortgage loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date (PROVIDED that, in the case of clause (i) and (ii) above, if any of the amounts that were reimbursed from principal collections on the mortgage loans are subsequently recovered on the related mortgage loan, such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs).

      In the event that the Certificate Balances of each of the Class A-5 Certificates and the Class A-1A Certificates have not been reduced to zero, a Group 1 Principal Distribution Amount and a Group 2 Principal Distribution Amount will be calculated for purposes of making distributions on the Class A Certificates.

      The "GROUP 1 PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date is an amount equal to the sum of:

            (a) the Group 1 Principal Shortfall for that Distribution Date,

            (b) the Scheduled Principal Distribution Amount for Loan Group 1 for that Distribution Date, and

            (c) the Unscheduled Principal Distribution Amount for Loan Group 1 for that Distribution Date;

PROVIDED that the Group 1 Principal Distribution Amount for any Distribution Date will be reduced by the amount of any reimbursements of

                  (i) Nonrecoverable Advances plus interest on such
            Nonrecoverable Advances that are paid or reimbursed from principal collections on the mortgage loans in Loan Group 1 in a period during which such principal collections would have otherwise been included in the Group 1 Principal Distribution Amount for such Distribution Date,

                  (ii) Workout-Delayed Reimbursement Amounts that were paid or reimbursed from principal collections on the mortgage loans in Loan Group 1 in a period during which such principal collections would have otherwise been included in the Group 1 Principal Distribution Amount for such Distribution Date, and

                  (iii) following the reimbursements provided for in clauses (i)
            and (ii) above, the excess, if any of (A) the total amount of Nonrecoverable Advances (plus interest on such Nonrecoverable Advances) and Workout-Delayed Reimbursement Amounts, that would have been paid or reimbursed from principal collections on the mortgage loans in Loan Group 2 as provided for in clauses (i) and (ii) of the definition of "Group 2 Principal Distribution Amount" had the Group 2 Principal Distribution Amount been sufficient to make such reimbursements in full, over (B) the Group 2 Principal Distribution Amount (prior to giving effect to clauses (i), (ii) and (iii) of the definition of "Group 2 Principal Distribution Amount") for that Distribution Date;

PROVIDED, FURTHER, that with respect to the amounts identified in clauses (i),
(ii) and (iii) above, if any of such amounts reimbursed from principal collections on the mortgage loans in Loan Group 1 are subsequently recovered on the related Mortgage Loan, such recovery will be applied to increase the Group 1 Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

      The "GROUP 2 PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date is an amount equal to the sum of:

            (a) the Group 2 Principal Shortfall for that Distribution Date,

            (b) the Scheduled Principal Distribution Amount for Loan Group 2 for that Distribution Date, and

            (c) the Unscheduled Principal Distribution Amount for Loan Group 2 for that Distribution Date;

PROVIDED that the Group 2 Principal Distribution Amount for any Distribution Date will be reduced by the amount of any reimbursements of:

            (i) Nonrecoverable Advances plus interest on such Nonrecoverable Advances that are paid or reimbursed from principal collections on the mortgage loans in Loan Group 2 in a period during which such principal collections would have otherwise been included in the Group 2 Principal Distribution Amount for such Distribution Date,

            (ii) Workout-Delayed Reimbursement Amounts that were paid or reimbursed from principal collections on the mortgage loans in Loan Group 2 in a period during which such principal collections would have otherwise been included in the Group 2 Principal Distribution Amount for such Distribution Date, and

            (iii) following the reimbursements provided for in clauses (i) and
      (ii) above, the excess, if any of (A) the total amount of Nonrecoverable Advances (plus interest on such Nonrecoverable Advances) and Workout-Delayed Reimbursement Amounts, that would have been paid or reimbursed from principal collections on the mortgage loans in Loan Group 1 as provided for in clauses (i) and (ii) of the definition of "Group 1 Principal Distribution Amount" had the Loan Group 1 Principal Distribution Amount been sufficient to make such reimbursements in full, over (B) the Group 1 Principal Distribution Amount (prior to giving effect to clauses
      (i), (ii) and (iii) of the definition of "Group 1 Principal Distribution Amount") for that Distribution Date;

PROVIDED, FURTHER, that with respect to the amounts identified in clauses (i),
(ii) and (iii) above, if any of such amounts reimbursed from principal collections on the mortgage loans in Loan Group 2 are subsequently recovered on the related Mortgage Loan, such recovery will be applied to increase the Group 2 Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

      The "SCHEDULED PRINCIPAL DISTRIBUTION AMOUNT" for each Distribution Date will equal, with respect to each mortgage loan, the aggregate of the principal portions of (i) all Periodic Payments (excluding balloon payments and Excess Interest) due on a due date during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Due Period and all Assumed Scheduled Payments for the related Due Period, in each case to the extent paid by the related borrower as of the business day preceding the related Servicer Remittance Date (or, with respect to the Strategic Hotel Portfolio Mortgage Loan, to the extent remitted by the related servicer to the Master Servicer on or prior to the Servicer Remittance Date) or advanced by the Master Servicer, the Trustee or the Fiscal Agent, as applicable, and (ii) all balloon payments in respect of any mortgage loan to the extent received by the Master Servicer on or prior to the related Determination Date occurring in the month in which such Distribution Date occurs, and to the extent not included in clause (i) above. The Scheduled Principal Distribution Amount with respect to any mortgage loan, from time to time will include all late payments of principal made by a borrower, including late payments in respect of a delinquent balloon payment, regardless of the timing of those late payments, except to the extent those late payments are otherwise reimbursable to the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent (and, with respect to a mortgage loan that is part of a Whole Loan, the service providers under any related pooling and servicing agreement), as the case may be, for prior Advances.

      The "UNSCHEDULED PRINCIPAL DISTRIBUTION AMOUNT" for each Distribution Date will equal the aggregate of

      o all voluntary prepayments of principal received on the mortgage loans on or prior to the related Determination Date occurring in the month in which such Distribution Date occurs (which will include in the case of the Strategic Hotel Portfolio Mortgage Loan, only the portion of such amounts payable to the holder of the Strategic Hotel Portfolio Mortgage Loan pursuant to the related intercreditor agreement) and

      o any other collections (exclusive of payments by borrowers) received on the mortgage loans and any related REO Properties on or prior to the related Determination Date occurring in the month in which such Distribution Date occurs, whether in the form of Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise (which will include in the case of the Strategic Hotel Portfolio Mortgage Loan, only the portion of such amounts payable to the holder of the Strategic Hotel Portfolio Mortgage Loan pursuant to the related intercreditor agreement), that were identified and applied by the Master Servicer as recoveries of previously unadvanced principal of the related mortgage loan.

      The "ASSUMED SCHEDULED PAYMENT" for any Due Period and with respect to any mortgage loan that is delinquent in respect of its balloon payment (including any REO Loan as to which the balloon payment would have been past due), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on that mortgage loan on the due date occurring in the related Due Period based on the constant payment required by the related Mortgage Note or the original amortization schedule of the mortgage loan (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any modification, and (b) interest on the Stated Principal Balance of that mortgage loan at its Mortgage Rate (net of the applicable rate at which the Servicing Fee is calculated).

      For purposes of the foregoing definition of Principal Distribution Amount, the term "PRINCIPAL SHORTFALL" for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution Date, exceeds (2) the aggregate amount distributed in respect of principal on the Class A, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates on the preceding Distribution Date. There will be no Principal Shortfall on the first Distribution Date.

      For purposes of the foregoing definition of Group 1 Principal Distribution Amount, the term "GROUP 1 PRINCIPAL SHORTFALL" for any Distribution Date means the amount, if any, by which (1) the lesser of (a) the Group 1 Principal Distribution Amount for the prior Distribution Date and (b) the Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class A-5 Certificates, exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class A-5 Certificates on the preceding Distribution Date. There will be no Group 1 Principal Shortfall on the first Distribution Date.

      For purposes of the foregoing definition of Group 2 Principal Distribution Amount, the term "GROUP 2 PRINCIPAL SHORTFALL" for any Distribution Date means the amount, if any, by which (1) the lesser of (a) the Group 2 Principal Distribution Amount for the prior Distribution Date and (b) the Certificate Balance of the Class A-1A Certificates, exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1A Certificates on the preceding Distribution Date. There will be no Group 2 Principal Shortfall on the first Distribution Date.

      CERTAIN CALCULATIONS WITH RESPECT TO INDIVIDUAL MORTGAGE LOANS. The Stated Principal Balance of each mortgage loan outstanding at any time represents the principal balance of the mortgage loan ultimately due and payable to the Certificateholders. The "STATED PRINCIPAL BALANCE" of each mortgage loan will initially equal its Cut-off Date Balance and, on each Distribution Date, will be reduced by the amount of principal collections received or advanced in respect of the related mortgage loan for such Distribution Date. The Stated Principal Balance of a mortgage loan may also be reduced in connection with any forced reduction of its actual unpaid principal balance imposed by a court presiding over a bankruptcy proceeding in which the related borrower is the debtor or by modification of the mortgage loans. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS--BANKRUPTCY LAWS" in the prospectus. If any mortgage loan is paid in full or the mortgage loan (or any Mortgaged Property acquired in respect of the mortgage loan) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Due Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the mortgage loan will be zero.

      For purposes of calculating distributions on, and allocations of Collateral Support Deficit to, the Certificates, as well as for purposes of calculating the Servicing Fee, Special Servicing Fee and Trustee Fee payable each month, each REO Property (and, in the case of the Strategic Hotel Portfolio Mortgage Loan, the trust's beneficial interest in the Mortgaged Property related to the Strategic Hotel Portfolio Whole Loan) will be treated as if there exists with respect thereto an outstanding mortgage loan (an "REO LOAN"), and all references to mortgage loan, mortgage loans and pool of mortgage loans in this prospectus supplement and in the prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor mortgage loan, including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor mortgage loan, including any portion of it payable or reimbursable to the Master Servicer, the Special Servicer or the Trustee will continue to be "due" in respect of the REO Loan; and amounts received in respect of the related REO Property (or, in the case of a Serviced Whole Loan, the portion of such amounts that are allocable to the related mortgage loan pursuant to the related intercreditor agreement) or, in the case of the Strategic Hotel Portfolio Mortgage Loan, the trust's portion of amounts received in respect of the related Mortgaged Property, net of payments to be made, or reimbursement to the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the Master Servicer as if received on the predecessor mortgage loan; PROVIDED, HOWEVER, that the treatment of amounts received with respect to a Whole Loan will be subject to the terms of the related intercreditor agreement.

      EXCESS INTEREST. On each Distribution Date, the Trustee is required to distribute from the Excess Interest Distribution Account any Excess Interest received with respect to mortgage loans on or prior to the Determination Date occurring in the month in which such Distribution Date occurs, to the Class S Certificates.

      EXCESS LIQUIDATION PROCEEDS. Except to the extent Collateral Support Deficit has been allocated to any Class of Certificates, Excess Liquidation Proceeds will not be available for distribution from the Excess Liquidation Proceeds Reserve Account to the Holders of the Certificates. "EXCESS LIQUIDATION PROCEEDS" are the trust's allocable share of the excess of (i) proceeds from the sale or liquidation of a mortgage loan or REO Property, net of expenses and related Advances and interest on Advances, over (ii) the amount that would have been received if payment had been made in full on the due date immediately following the date upon which the proceeds were received.

CLASS A-AB PLANNED PRINCIPAL BALANCE

      On each Distribution Date, the Class A-AB Certificates have priority with respect to receiving distributions of principal to reduce the Class A-AB Certificate Balance to the Planned Principal Balance for such Distribution Date as described in "--Distributions--Priority" above. The "PLANNED PRINCIPAL BALANCE" for any Distribution Date is the balance shown for such Distribution Date in the table set forth in Annex A-5 to the prospectus supplement. Such balances were calculated using, among other things, the Structuring Assumptions. Based on such assumptions, the Certificate Balance of the Class A-AB Certificates on each Distribution Date would be reduced to the balance indicated for such Distribution Date on Annex A-5. There is no assurance, however, that the mortgage loans will perform in conformity with the Structuring Assumptions. Therefore, there can be no assurance that the Certificate Balance of the Class A-AB Certificates on any Distribution Date will equal the balance that is specified for such Distribution Date on Annex A-5. In general, once the Certificate Balances of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates have been reduced to zero, any remaining portion on any Distribution Date of the Group 1 Principal Distribution Amount will be distributed to the Class A-AB Certificates until the Certificate Balance of the Class A-AB Certificates is reduced to zero.

ALLOCATION OF YIELD MAINTENANCE CHARGES

      On any Distribution Date, Yield Maintenance Charges collected in respect of mortgage loans included in Loan Group 1 during the related Due Period will be required to be distributed by the

Trustee to the holders of the Class A-1 through Class H Certificates (other than Class A-1A Certificates) in the following manner: Such holders will receive the product of (a) a fraction whose numerator is the amount of principal distributed to such Class on such Distribution Date and whose denominator is the total amount of principal distributed to the holders of the Class A-1 through Class H Certificates (other than the Class A-1A Certificates), (b) the Base Interest Fraction for the related principal prepayment and such Class of Certificates and
(c) the Yield Maintenance Charges collected on such principal prepayment during the related Due Period. Any Yield Maintenance Charges collected during the related Due Period remaining after such distributions shall be distributed to the holders of the Class X-C Certificates. No Yield Maintenance Charges in respect of mortgage loans included in Loan Group 1 will be distributed to holders of any other Class of Certificates.

      On any Distribution Date, Yield Maintenance Charges collected in respect of mortgage loans included in Loan Group 2 during the related Due Period will be required to be distributed by the Trustee to the holders of the Class A-1A Certificates in the following manner: Such holders will receive the product of
(a) a fraction whose numerator is the amount of principal distributed to such Class on such Distribution Date and whose denominator is the total amount of principal distributed to Class A-1A Certificates, (b) the Base Interest Fraction for the related principal prepayment and such Class of Certificates and (c) the Yield Maintenance Charges collected on such principal prepayment during the related Due Period. Any Yield Maintenance Charges collected during the related Due Period remaining after such distributions shall be distributed to the holders of the Class X-C Certificates. No Yield Maintenance Charges in respect of mortgage loans included in Loan Group 2 will be distributed to holders of any other Class of Certificates.

      The "BASE INTEREST FRACTION" for any principal prepayment on any mortgage loan and for any of the Class A-1 through Class H Certificates and the Class A-1A Certificates, will be a fraction (not greater than one) (a) whose numerator is the greater of zero and the amount, if any, by which (i) the Pass-Through Rate on such Class of Certificates exceeds (ii) the yield rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which the (i) Mortgage Rate on such mortgage loan exceeds (ii) the yield rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment; PROVIDED, HOWEVER, that if such yield rate is greater than or equal to the lesser of (x) the Mortgage Rate on such mortgage loan and (y) the Pass-Through Rate described in clause (a) (i) above, then the Base Interest Fraction will be zero.

      Yield maintenance charges paid by the related mortgage loan seller upon a repurchase of the Buckhead Station Shopping Center Mortgage Loan by that Mortgage Loan Seller will be allocated between the Class X-P and Class X-C Certificates, __% and __%, respectively.

      For a description of Yield Maintenance Charges, see "DESCRIPTION OF THE MORTGAGE POOL--CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS--PREPAYMENT PROVISIONS" in this prospectus supplement. See also "RISK FACTORS--RISKS RELATING TO ENFORCEABILITY OF YIELD MAINTENANCE CHARGES OR DEFEASANCE PROVISIONS" in this prospectus supplement and "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS--DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS" in the prospectus regarding the enforceability of Yield Maintenance Charges.

ASSUMED FINAL DISTRIBUTION DATE; RATED FINAL DISTRIBUTION DATE

      The "ASSUMED FINAL DISTRIBUTION DATE" with respect to any class of Offered Certificates is the Distribution Date on which the aggregate Certificate Balance or Notional Amount, as the case may be, of that class of Certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date will in each case be as follows:

                                                          ASSUMED FINAL
                  CLASS DESIGNATIONS                    DISTRIBUTION DATE
           -----------------------------------          -----------------
           Class A-1 .........................          November 10, 2009
           Class A-2 .........................          February 10, 2010
           Class A-3 .........................          January 10, 2012
           Class A-4 .........................          January 10, 2014
           Class A-AB ........................           July, 10, 2014
           Class A-5 .........................          January 10, 2015
           Class A-1A ........................          January 10, 2015
           Class A-J .........................          January 10, 2015
           Class X-P .........................          February 10, 2012
           Class B ...........................          February 10, 2015
           Class C ...........................          February 10, 2015
           Class D ...........................          February 10, 2015
           Class E ...........................          February 10, 2015

      The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to a reasonable liquidation time with respect to any mortgage loans that may become delinquent. Accordingly, in the event of defaults on the mortgage loans, the actual final Distribution Date for one or more classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

      In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR and assuming the APD Loan is prepaid in full on its Anticipated Prepayment Date. Since the rate of payment (including prepayments) of the mortgage loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the mortgage loans will depend on the characteristics of the mortgage loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience. Finally, the Assumed Final Distribution Dates were calculated assuming that there would not be an early termination of the trust fund.

      The "RATED FINAL DISTRIBUTION DATE" for each class of Offered Certificates will be the Distribution Date in June 10, 2048, the first Distribution Date after the 36th month following the end of the stated amortization term for the mortgage loan that, as of the Cut-off Date, will have the longest remaining amortization term.

SUBORDINATION; ALLOCATION OF COLLATERAL SUPPORT DEFICIT AND CERTIFICATE DEFERRED INTEREST

      The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the mortgage loans will be subordinated, to the extent described in this prospectus supplement, to the rights of holders of the Senior Certificates. Moreover, to the extent described in this prospectus supplement:

      o the rights of the holders of the Class P Certificates will be subordinated to the rights of the holders of the Class O Certificates,

      o the rights of the holders of the Class O and Class P Certificates will be subordinated to the rights of the holders of the Class N Certificates,

      o the rights of the holders of the Class N, Class O and Class P Certificates will be subordinated to the rights of the holders of the Class M Certificates,

      o the rights of the holders of the Class M, Class N, Class O and Class P Certificates will be subordinated to the rights of the holders of the Class L Certificates,

      o the rights of the holders of the Class L, Class M, Class N, Class O and Class P Certificates will be subordinated to the rights of the holders of the Class K Certificates,

      o the rights of the holders of the Class K, Class L, Class M, Class N, Class O and Class P Certificates will be subordinated to the rights of the holders of the Class J Certificates,

      o the rights of the holders of the Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates will be subordinated to the rights of the holders of the Class H Certificates,

      o the rights of the holders of the Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates will be subordinated to the rights of the holders of the Class G Certificates,

      o the rights of the holders of the Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates will be subordinated to the rights of the holders of the Class F Certificates,

      o the rights of the holders of the Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates will be subordinated to the rights of the holders of the Class E Certificates,

      o the rights of the holders of the Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates will be subordinated to the rights of the holders of the Class D Certificates,

      o the rights of the holders of the Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates will be subordinated to the rights of the holders of the Class C Certificates,

      o the rights of the holders of the Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates will be subordinated to the rights of the holders of the Class B Certificates,

      o the rights of the holders of the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates will be subordinated to the rights of the holders of the Class A-J Certificates, and

      o the rights of the holders of the Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates will be subordinated to the rights of the holders of the Senior Certificates.

      This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of all interest payable in respect of the Senior Certificates on each Distribution Date, and the ultimate receipt by the holders of the Class A Certificates of principal in an amount equal to, in each case, the entire Certificate Balance of the Class A Certificates. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Class A-J, Class B, Class C, Class D and Class E Certificates of the full amount of interest payable in respect of those classes of Certificates on each Distribution Date, and the ultimate receipt by the holders of the Class A-J, Class B, Class C, Class D and Class E Certificates of principal equal to, in each case, the entire Certificate Balance of each of those classes of Certificates.

      The protection afforded to the holders of the Class E Certificates by means of the subordination of the Non-Offered Certificates that are Subordinate Certificates (the "NON-OFFERED SUBORDINATE CERTIFICATES"), to the holders of the Class D Certificates by means of the subordination of the Class E Certificates and the Non-Offered Subordinate Certificates, to the holders of the Class C Certificates by means of the subordination of the Class D and Class E Certificates and the Non-Offered Subordinate Certificates, to the holders of the Class B Certificates by means of the subordination of the Class C, Class D and Class E Certificates and the Non-Offered Subordinate Certificates, to the holders of the Class A-J Certificates by means of the subordination of the Class B, Class C, Class D, Class E and the Non-Offered Subordinate Certificates, and to the holders of the Senior Certificates by means of the subordination of the Subordinate Certificates, will be accomplished by the application of the Available

Distribution Amount on each Distribution Date in accordance with the order of priority described under "--DISTRIBUTIONS" above and by the allocation of Collateral Support Deficits in the manner described below. No other form of credit support will be available for the benefit of the holders of the Offered Certificates.

      Allocation to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class A-5 Certificates (as described above under "--DISTRIBUTION --PRIORITY") and to the Class A-1A Certificates, for so long as they are outstanding, of the entire Principal Distribution Amount with respect to the related loan group for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A Certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of mortgage loans will reduce. Thus, as principal is distributed to the holders of the Class A Certificates, the percentage interest in the trust fund evidenced by the Class A Certificates will be decreased (with a corresponding increase in the percentage interest in the trust fund evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class A Certificates by the Subordinate Certificates.

      Following retirement of the Class A Certificates, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class A-J Certificates, Class B Certificates, the Class C Certificates, the Class D Certificates and Class E Certificates, in that order, in each case for so long as they are outstanding, will provide a similar benefit to each of those classes of Certificates as to the relative amount of subordination afforded by the outstanding classes of Certificates (other than the Class X, the Class S and the Residual Certificates) with later alphabetical Class designations.

      COLLATERAL SUPPORT DEFICIT

      On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the Trustee is required to calculate the amount, if any, by which (1) the aggregate Stated Principal Balance (not giving effect to the reduction of the Stated Principal Balance for payments of principal collections on the mortgage loans that were used to reimburse any Workout-Delayed Reimbursement Amount, to the extent such Workout-Delayed Reimbursement Amount has not been determined to be non-recoverable from Related Proceeds or from the Certificate Account) of the mortgage loans expected to be outstanding immediately following that Distribution Date is less than (2) the aggregate Certificate Balance of the Certificates (other than the Class S, Class R, Class LR and Class X Certificates) after giving effect to distributions of principal on that Distribution Date and the allocation of Certificate Deferred Interest (any deficit, "COLLATERAL SUPPORT DEFICIT"). The Trustee will be required to allocate any Collateral Support Deficit among the respective classes of Certificates as follows: to the Class P, Class O, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C, Class B and Class A-J Certificates in that order, and in each case in respect of and until the remaining Certificate Balance of that class has been reduced to zero. Following the reduction of the Certificate Balances of all classes of Subordinate Certificates to zero, the Trustee will be required to allocate the Collateral Support Deficit between the classes of Class A Certificates, PRO RATA (based upon their respective Certificate Balances), until the remaining Certificate Balances of the Class A Certificates have been reduced to zero. Any Collateral Support Deficit allocated to a class of Certificates will be allocated among respective Certificates of the class in proportion to the Percentage Interests evidenced by those Certificates.

      To the extent any Nonrecoverable Advances (plus interest thereon) that were reimbursed from principal collections on the mortgage loans and previously resulted in a reduction of the Principal Distribution Amount, Loan Group 1 Principal Distribution Amount or Loan Group 2 Principal Distribution Amount are subsequently recovered on the related mortgage loan, the amount of such recovery will be added to the Certificate Balance of the class or classes of certificates that previously were allocated Collateral Support Deficit, in sequential order, in each case up to the amount of the unreimbursed Collateral Support Deficit allocated to such class. If the Certificate Balance of any class is so increased, the amount of unreimbursed Collateral Support Deficit of such class shall be decreased by such amount.

      In general, Collateral Support Deficits could result from the occurrence of: (1) losses and other shortfalls on or in respect of the mortgage loans, including as a result of defaults and delinquencies on the mortgage loans, Nonrecoverable Advances made in respect of the mortgage loans, reimbursement of Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts to the extent amounts have been paid from the Principal Distribution Amount, the payment to the Special Servicer of any compensation as described in "SERVICING OF THE MORTGAGE LOANS--SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES" in this prospectus supplement, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-mortgage loan specific expenses of the trust fund, including certain reimbursements to the Trustee as described under "DESCRIPTION OF THE POOLING AGREEMENTS--CERTAIN MATTERS REGARDING THE TRUSTEE" in the prospectus, certain reimbursements to the Master Servicer and the Depositor as described under "DESCRIPTION OF THE POOLING AGREEMENTS--CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR" in the prospectus, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the trust fund as described under "CERTAIN FEDERAL INCOME TAX CONSEQUENCES--FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES" and "--TAXES THAT MAY BE IMPOSED ON THE REMIC POOL" in the prospectus. Accordingly, the allocation of Collateral Support Deficits as described above will constitute an allocation of losses and other shortfalls experienced by the trust fund.

      A class of Offered Certificates will be considered outstanding until its Certificate Balance is reduced to zero. However, reimbursement of any previously allocated Collateral Support Deficit is required thereafter to be made to that class in accordance with the payment priorities set forth in "--DISTRIBUTIONS--PRIORITY" above.

      CERTIFICATE DEFERRED INTEREST. On each Distribution Date, the Accrued Certificate Interest for the Regular Certificates (other than the Class X Certificates) will be reduced by an amount equal to the amount of Mortgage Deferred Interest for all mortgage loans for the due date occurring in the related Due Period allocated to such Class of Certificates, such Mortgage Deferred Interest to be allocated first to the Class P Certificates, second to the Class O Certificates, third to the Class N Certificates, fourth to the Class M Certificates, fifth to the Class L Certificates, sixth to the Class K Certificates, seventh to the Class J Certificates, eighth to the Class H Certificates, ninth to the Class G Certificates, tenth to the Class F Certificates, eleventh to the Class E Certificates, twelfth to the Class D Certificates, thirteenth to the Class C Certificates, fourteenth to the Class B Certificates, fifteenth to the Class A-J Certificates and sixteenth, PRO RATA, to the Class A Certificates, in each case up to the respective Accrued Certificate Interest for each such Class of Certificates for such Distribution Date. Additionally, on each Distribution Date, the Certificate Balance of the Regular Certificates (other than the Class X Certificates) will be increased by the amount of Certificate Deferred Interest allocated to each such Class of Certificates.

      "CERTIFICATE DEFERRED INTEREST" means, for any Distribution Date with respect to any Class of Certificates, the amount of Mortgage Deferred Interest allocated to such Class as described above.

      "MORTGAGE DEFERRED INTEREST" means with respect to any mortgage loan as of any due date that has been modified to reduce the rate at which interest is paid currently below the Mortgage Rate and capitalize the amount of such interest reduction, the excess, if any, of (a) interest accrued on the Stated Principal Balance thereof during the one-month interest accrual period set forth in the related Mortgage Note at the related Mortgage Rate over (b) the interest portion of the related Periodic Payment, as so modified or reduced, or, if applicable, Assumed Scheduled Payment due on such due date.

ADVANCES

      P&I ADVANCES

      On the business day immediately preceding each Distribution Date (the "SERVICER REMITTANCE DATE"), the Master Servicer will be obligated, subject to the recoverability determination described below, to make advances (each, a "P&I ADVANCE") out of its own funds or, subject to the replacement of those funds as provided in the Pooling and Servicing Agreement, certain funds held in the Certificate

Account that are not required to be part of the Available Distribution Amount for that Distribution Date, in an amount equal to (but subject to reduction as described in the following paragraph) the aggregate of: (1) all Periodic Payments (net of any applicable Servicing Fees (including the Strategic Hotel Portfolio Mortgage Loan Primary Servicing Fees)), other than balloon payments, which were due on the mortgage loans during the related Due Period and not received as of the business day preceding the related Servicer Remittance Date; and (2) in the case of each REO Loan and each mortgage loan delinquent in respect of its balloon payment on the Determination Date (including any applicable grace period and including any REO Loan as to which the balloon payment would have been past due), an amount equal to its Assumed Scheduled Payment. The Master Servicer's obligations to make P&I Advances in respect of any mortgage loan or REO Property will continue through liquidation of the mortgage loan or disposition of the REO Property, as the case may be. To the extent that the Master Servicer fails to make a P&I Advance that it is required to make under the Pooling and Servicing Agreement, the Trustee will make the required P&I Advance in accordance with the terms of the Pooling and Servicing Agreement. To the extent that the Trustee fails to make a P&I Advance that it is required to make under the Pooling and Servicing Agreement, the Fiscal Agent will make the required P&I Advance in accordance with the terms of the Pooling and Servicing Agreement.

      The amount required to be advanced in respect of delinquent Periodic Payments or Assumed Scheduled Payments on a mortgage loan with respect to any Distribution Date that has been subject to an Appraisal Reduction Event will equal the amount that would be required to be advanced by the Master Servicer without giving effect to the Appraisal Reduction less any Appraisal Reduction Amount with respect to the mortgage loan for that Distribution Date.

      If the monthly payment on any mortgage loan has been reduced in accordance with the Servicing Standard in connection with a bankruptcy, modification, waiver or amendment, or if the final maturity on any mortgage loan has been extended in connection with a bankruptcy, modification, waiver or amendment, and if the monthly payment due and owing during the extension period or after such modification, waiver, amendment or bankruptcy is less than the related Assumed Scheduled Payment, then, in each case, the Master Servicer, Trustee or Fiscal Agent will, as to such mortgage loan only, be required to advance only the amount of the monthly payment due and owing after taking into account such reduction (net of related Servicing Fees) in the event of subsequent delinquencies thereon.

      None of the Master Servicer, the Trustee or the Fiscal Agent will be required to make a P&I Advance with respect to a loan not included in the trust (such as any PARI PASSU or subordinate loan). In addition, none of the Master Servicer, the Trustee or the Fiscal Agent will be required to make a P&I Advance for default interest, prepayment premiums, Yield Maintenance Charges or Excess Interest. None of the Master Servicer, the Trustee or the Fiscal Agent is required to advance amounts deemed nonrecoverable. In addition, the Special Servicer may, at its option, make a determination in accordance with the Servicing Standard, that a P&I Advance previously made or proposed to be made is nonrecoverable. Any such determination of which the Master Servicer, Trustee or Fiscal Agent has notice shall be binding and conclusive with respect to such party.

      With respect to the Lakeside Mall Mortgage Loan, the 63 Madison Avenue Mortgage Loan and the Strategic Hotel Portfolio Mortgage Loan, the Master Servicer will be required to make its determination that it has made a P&I Advance on such mortgage loan that is a Nonrecoverable Advance (as defined below) or that any proposed P&I Advance with respect to such mortgage loan, if made, would constitute a Nonrecoverable Advance independently of any determination made by the master servicer with respect to a commercial mortgage securitization holding one of the related Pari Passu Loans. If the Master Servicer determines that a proposed P&I Advance with respect to one of such mortgage loans, if made, or any outstanding P&I Advance with respect to one of such mortgage loans previously made, would be, or is, as applicable, a Nonrecoverable Advance, the Master Servicer will be required to provide the master servicer of each securitization that holds a related Pari Passu Loan written notice of such determination within one business day of the date of such determination. If the Master Servicer receives written notice from any such master servicer that it has determined, with respect to the related Pari Passu Loan, that any proposed advance of principal and/or interest would be, or any outstanding advance of principal and/or interest is a nonrecoverable advance, then such determination will be binding on the Certificateholders and none of the Master Servicer, the Trustee or the Fiscal Agent will be permitted to make any additional P&I Advances with respect to the related mortgage loan unless the Master Servicer has consulted with the other master servicers of the related securitizations and they agree that circumstances with respect to such mortgage loan and the related Pari Passu Loans have changed such that a proposed P&I Advance in respect of the related mortgage loan would not be a Nonrecoverable Advance. Notwithstanding the foregoing, if any of the other master servicers with respect to a Pari Passu Loan determines that any advance of principal or interest with respect to such Pari Passu Loan would not be a nonrecoverable advance, then the Master Servicer will continue to have the discretion to determine that any proposed P&I Advance or outstanding P&I Advance, with respect to the related mortgage loan, would be, or is, as applicable, a Nonrecoverable Advance. Once such a determination is made by the Master Servicer or the Master Servicer receives written notice of such determination by any of the other master servicers with respect to a Pari Passu Loan, none of the Master Servicer, the Trustee or the Fiscal Agent will be permitted to make any additional P&I Advances with respect to the Lakeside Mall Mortgage Loan, the 63 Madison Avenue Mortgage Loan or the Strategic Hotel Portfolio Mortgage Loan except as set forth in this paragraph. In addition, the Master Servicer will not be required to abide by any determination of non-recoverability by a master servicer that is no longer an "approved" master servicer by any of the rating agencies.

SERVICING ADVANCES

      In addition to P&I Advances, the Master Servicer will be obligated to make advances ("SERVICING ADVANCES" and, collectively with P&I Advances, "ADVANCES") in connection with the servicing and administration of any mortgage loan (other than the Strategic Hotel Portfolio Mortgage Loan) or Serviced Whole Loan in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable or in connection with the servicing and administration of any Mortgaged Property or related REO Property, to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related mortgage loan documents or to protect, lease, manage and maintain the related Mortgaged Property. The Special Servicer may, with respect to any Servicing Advance required to be made on an emergency or urgent basis (which may include, without limitation, Servicing Advances required to make tax or insurance payments) make such advance unless such advance would constitute a Nonrecoverable Advance. To the extent that the Master Servicer fails to make a Servicing Advance that it is required to make under the Pooling and Servicing Agreement and the Trustee has notice of this failure, the Trustee will be required to make the required Servicing Advance in accordance with the terms of the Pooling and Servicing Agreement. To the extent that the Trustee fails to make a Servicing Advance that it is required to make under the Pooling and Servicing Agreement, the Fiscal Agent will make the required Servicing Advance in accordance with the terms of the Pooling and Servicing Agreement. With respect to the Strategic Hotel Portfolio Mortgage Loan, servicing advances will be made under the GECMC 2004-C3 Pooling and Servicing Agreement.

      None of the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, will be required to make a Servicing Advance if such Servicing Advance would be a Nonrecoverable Advance; PROVIDED, HOWEVER, that with respect to the payment of insurance premiums and delinquent tax assessments, the Master Servicer or the Special Servicer, as applicable, may make such payments using funds held in the general trust fund account if it determines that such payment would be in the best interests of Certificateholders and, in the case of a Serviced Whole Loan, the holders of the related Serviced Pari Passu Loan and Serviced B Note (as a collective whole, taking into consideration that the Serviced B Note is subordinate to the related mortgage loan). In addition, the Special Servicer may, at its option, make a determination in accordance with the Servicing Standard, that a Servicing Advance previously made or proposed to be made is nonrecoverable. Any such determination of which the Master Servicer, Trustee or Fiscal Agent has notice shall be binding and conclusive with respect to such party.

      RECOVERY OF ADVANCES

      The Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, will be entitled to recover (after payment of any outstanding Servicing Fees and Special Servicing Fees due) any Advance made out of its own funds from any amounts collected in respect of the mortgage loan as to which that Advance was made, whether in the form of late payments, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or otherwise from the mortgage loan ("RELATED PROCEEDS"). Notwithstanding the foregoing, none of the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent will be obligated to make any Advance that it (or the Special Servicer, as described under "--P&I ADVANCES" and "--SERVICING ADVANCES" in this prospectus supplement, with respect to a proposed Advance to be made by the Master Servicer or the Trustee) determines in its reasonable judgment would, if made, not be recoverable (including interest on the Advance) out of Related Proceeds (a "NONRECOVERABLE ADVANCE"), and the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent will be entitled to recover any Advance made by it that it (or the Special Servicer) subsequently determines to be a Nonrecoverable Advance out of general funds on deposit in the Certificate Account. The Trustee and the Fiscal Agent will be entitled to rely conclusively on any non-recoverability determination of the Master Servicer. In addition, the Special Servicer may, at its option, make a determination in accordance with the servicing standard, that an advance previously made or proposed to be made is nonrecoverable. Any such determination of which the Master Servicer, Trustee and Fiscal Agent has notice shall be binding and conclusive with respect to such party. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders. See "DESCRIPTION OF THE CERTIFICATES--ADVANCES IN RESPECT OF DELINQUENCIES" and "DESCRIPTION OF THE POOLING AGREEMENTS--CERTIFICATE ACCOUNT" in the prospectus.

      Upon a determination that a previously made Advance is a Nonrecoverable Advance, instead of obtaining reimbursement out of general collections immediately, the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, may, in its sole discretion, elect to obtain reimbursement for such Nonrecoverable Advance over time and the unreimbursed portion of such Advance will accrue interest at the Reimbursement Rate. If such an election to obtain reimbursement over time is made, the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, will, during the first six months after such nonrecoverability determination was made, only seek reimbursement for such Nonrecoverable Advance from collections of principal (with Nonrecoverable Advances being reimbursed before Workout-Delayed Reimbursement Amounts (as defined below)). After such initial six months, the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, may continue to seek reimbursement for such Nonrecoverable Advance solely from collections of principal or may seek reimbursement for such Nonrecoverable Advance from general collections, in each case for a period of time not to exceed an additional six months (with Nonrecoverable Advances being reimbursed before Workout-Delayed Reimbursement Amounts). In the event that the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, wishes to seek reimbursement over time after the second six-month period discussed in the preceding sentence, then such party is permitted to continue to seek reimbursement for such Nonrecoverable Advance over time (such reimbursement to come either solely from collections of principal or from general collections), for an additional period of time only after obtaining the approval of the Directing Certificateholder, to be exercised in its sole discretion (with Nonrecoverable Advances being reimbursed before Workout-Delayed Reimbursement Amounts). Notwithstanding the foregoing, at any time after such a determination to obtain reimbursement over time, the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, may, in its sole discretion, decide to obtain reimbursement immediately out of general collections. The fact that a decision to recover such Nonrecoverable Advances over time, or not to do so, benefits some Classes of Certificateholders to the detriment of other Classes of Certificateholders shall not, with respect to the Master Servicer, or the Special Servicer constitute a violation of the Servicing Standard or contractual duty under the Pooling and Servicing Agreement and/or with respect to the Trustee or the Fiscal Agent, constitute a violation of any fiduciary duty to Certificateholders or contractual duty under the Pooling and Servicing Agreement.

      In addition, the Master Servicer, Special Servicer, the Trustee or the Fiscal Agent, as applicable, will be entitled to recover any Advance (together with interest thereon) that is outstanding at the time that a mortgage loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, a "WORKOUT-DELAYED REIMBURSEMENT AMOUNT") out of principal collections in the Certificate Account. Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter shall be recoverable as any other Nonrecoverable Advance.

      To the extent a Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount with respect to a mortgage loan is required to be reimbursed from the principal portion of the general collections on the mortgage loans as described above, such reimbursement will be made first, from the principal collections available on the mortgage loans included in the same Loan Group as such mortgage loan and if the principal collections in such Loan Group are not sufficient to make such reimbursement in full, then from the principal collections available in the other Loan Group (after giving effect to any reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts that are related to such other Loan Group). To the extent a Nonrecoverable Advance with respect to a mortgage loan is required to be reimbursed from the interest portion of the general collections on the mortgage loans as described above, such reimbursement will be made first, from the interest collections available on the mortgage loans included in the same Loan Group as such mortgage loan and if the interest collections in such Loan Group are not sufficient to make such reimbursement in full, then from the interest collections available in the other Loan Group (after giving effect to any reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts that are related to such other Loan Group).

      In connection with its recovery of any Advance, each of the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent will be entitled to be paid, out of any amounts then on deposit in the Certificate Account, interest compounded monthly at the Prime Rate (the "REIMBURSEMENT RATE") accrued on the amount of the Advance from the date made to but not including the date of reimbursement and compounded annually; PROVIDED, HOWEVER, that with respect to any P&I Advance made prior to the expiration of the related grace period, interest will accrue only from and after the expiration of such grace period. The "PRIME RATE" will be the prime rate, for any day, set forth in THE WALL STREET JOURNAL, New York edition.

      Each Statement to Certificateholders furnished or made available by the Trustee to the Certificateholders will contain information relating to the amounts of Advances made with respect to the related Distribution Date. See "--REPORTS TO CERTIFICATEHOLDER; CERTAIN AVAILABLE INFORMATION" in this prospectus supplement and "DESCRIPTION OF THE CERTIFICATES--REPORTS TO CERTIFICATEHOLDERS" in the prospectus.

APPRAISAL REDUCTIONS

      After an Appraisal Reduction Event has occurred with respect to any mortgage loan (other than the Strategic Hotel Portfolio Mortgage Loan) or Serviced Whole Loan, an Appraisal Reduction is required to be calculated with respect to such mortgage loan or Serviced Whole Loan. An "APPRAISAL REDUCTION EVENT" will occur with respect to any mortgage loan (other than the Strategic Hotel Portfolio Mortgage Loan) or Serviced Whole Loan on the earliest of:

            (1) the third anniversary of the date on which an extension of the maturity date of such mortgage loan or Serviced Whole Loan becomes effective as a result of a modification of such mortgage loan or Serviced Whole Loan by the Special Servicer, which extension does not decrease the amount of Periodic Payments on such mortgage loan or Serviced Whole Loan;

            (2) 120 days after an uncured delinquency (without regard to the application of any grace period) occurs in respect of such mortgage loan or Serviced Whole Loan;

            (3) the date on which a reduction in the amount of Periodic Payments on such mortgage loan or Serviced Whole Loan, or a change in any other material economic term of such mortgage loan or Serviced Whole Loan (other than an extension of its maturity), becomes effective as a result of a modification of such mortgage loan or Serviced Whole Loan by the Special Servicer;

            (4) 30 days after the Special Servicer receives notice that a receiver or similar official has been appointed with respect to the related Mortgaged Property;

            (5) immediately after the Master Servicer or the Special Servicer receives notice that the related borrower has declared bankruptcy;

            (6) 30 days after the date on which an involuntary petition of bankruptcy is filed with respect to the related borrower;

            (7) 30 days after an uncured delinquency occurs in respect of a balloon payment for such mortgage loan or Serviced Whole Loan unless the borrower has delivered to the Master Servicer on the related maturity date for such mortgage loan or Serviced Whole Loan a written refinancing commitment reasonably satisfactory in form and substance to the Master Servicer which provides that such refinancing will occur within 60 days; and

            (8) immediately after such mortgage loan becomes an REO Loan.

      No Appraisal Reduction Event may occur at any time when the aggregate Certificate Balance of all classes of Certificates (other than the Class A Certificates) has been reduced to zero.

      Within 90 days after the Appraisal Reduction Event, the Special Servicer will be required to order and receive an MAI appraisal or valuation; PROVIDED, HOWEVER, that with respect to an Appraisal Reduction Event described in clause
(2) above, the Special Servicer will be required to order and receive an MAI appraisal or valuation within the 120-day period set forth in such clause (2). Prior to the first Determination Date following the date the Special Servicer receives or performs such MAI appraisal, the Special Servicer will be required to calculate and report to the Master Servicer and the Master Servicer will be required to report to the Trustee, the Appraisal Reduction to take into account the appraisal. In the event that the Special Servicer has not received the MAI appraisal or conducted the valuation within the timeframe described above (or, in the case of an appraisal in connection with an Appraisal Reduction Event described in clause (2), within the 120-day period set forth in clause (2)), the amount of the Appraisal Reduction will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related mortgage loan or Serviced Whole Loan until the MAI appraisal or internal valuation is received. With respect to the Strategic Hotel Portfolio Mortgage Loan, appraisals or internal valuations will be required to be obtained in accordance with terms of the GECMC 2004-C3 Pooling and Servicing Agreement, which terms are substantially similar, but not necessarily identical to the provisions set forth above.

      The "DETERMINATION DATE" for each Distribution Date is the earlier of (i) sixth day of the month in which the Distribution Date occurs or, if such sixth day is not a business day, then the immediately preceding business day and (ii) the fourth business day prior to the related Distribution Date.

      The "APPRAISAL REDUCTION" for any Distribution Date and for any mortgage loan (other than the Strategic Hotel Portfolio Mortgage Loan) or Serviced Whole Loan as to which any Appraisal Reduction Event has occurred will be an amount calculated by the Special Servicer prior to the first Determination Date following the date the Special Servicer receives or performs such MAI appraisal equal to the excess of (a) the outstanding Stated Principal Balance of that mortgage loan over (b) the excess of (i) the sum of (A) 90% of the appraised value of the related Mortgaged Property as determined (1) by one or more independent Appraisal Institute ("MAI") appraisals (the costs of which will be paid as a Servicing Advance or, in the event such Servicing Advance would be a Nonrecoverable Advance, a trust fund expense) with respect to any mortgage loan (together with any related cross-collateralized mortgage loans) with an outstanding principal balance equal to or in excess of $2,000,000, or (2) by an internal valuation performed by the Special Servicer (however, if the Directing Certificateholder approves, an MAI appraisal may be obtained) with respect to any mortgage loan with an outstanding principal balance less than $2,000,000, and (B) all escrows, letters of credit and reserves in respect of such mortgage loan as of the date of calculation over (ii) the sum as of the due date occurring in the month of that Distribution Date of (A) to the extent not previously advanced by the Master Servicer, the Trustee or the Fiscal Agent, all unpaid interest on that mortgage loan at a per annum rate equal to the Mortgage Rate (or, in the case of a Serviced Whole Loan, the weighted average of its mortgage rates), (B) all unreimbursed Advances and interest on those Advances at the Reimbursement Rate in respect of that mortgage loan (C) all unpaid Servicing Fees (to the extent not duplicative of clause (A)) and Special Servicing Fees and (D) all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents and all other amounts due and unpaid under the mortgage loan (which tax, premiums, ground rents and other amounts have not been the subject of an Advance by the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable). The Appraisal Reduction with respect to the Strategic Hotel Portfolio Mortgage Loan will be calculated pursuant to the GECMC 2004-C3 Pooling and Servicing Agreement.

      As a result of calculating one or more Appraisal Reductions (including an Appraisal Reduction calculated with respect to the Strategic Hotel Portfolio Mortgage Loan), the amount of any required P&I Advance on the related mortgage loan will be reduced by an amount equal to the Appraisal Reduction Amount, which will have the effect of reducing the amount of interest available to the most subordinate class of Certificates then outstanding (I.E., first to the Class P Certificates, then to the Class O Certificates, then to the Class N Certificates, then to the Class M Certificates, then to the Class L Certificates, then to the Class K Certificates, then to the Class J Certificates, then to the Class H Certificates, then to the Class G Certificates, then to the Class F Certificates, then to the Class E Certificates, then to the Class D Certificates, then to the Class C Certificates and then to the Class B Certificates). See "--ADVANCES" above. The "APPRAISAL REDUCTION AMOUNT" for any Distribution Date will equal the product of (1) the applicable per annum Pass-Through Rate (I.E., for any month, one-twelfth of the Pass-Through Rate) on the class of Certificates to which the Appraisal Reduction is allocated, and (2) the sum of all Appraisal Reductions with respect to the related Distribution Date. See "SERVICING OF THE MORTGAGE LOANS--GENERAL" in this prospectus supplement.

      With respect to each mortgage loan (other than the Strategic Hotel Portfolio Mortgage Loan) or Serviced Whole Loan as to which an Appraisal Reduction has occurred (unless such mortgage loan or Serviced Whole Loan has become a Corrected Mortgage Loan, and with respect to which no other Appraisal Reduction Event has occurred with respect thereto during the preceding 12 months), the Special Servicer is required, (1) within 30 days of each anniversary of the related Appraisal Reduction Event, (2) at such time as the Special Servicer has notice of a material change in the condition of the related Mortgaged Property or (3) in the event the Special Servicer has notice of a material defect in the MAI appraisal or internal valuation, to order an MAI appraisal or conduct an internal valuation (which may be an update of a prior MAI appraisal or internal valuation), the cost of which will be required to be paid by the Master Servicer as a Servicing Advance (or, in the event such Servicing Advance would be a Nonrecoverable Advance, a trust fund expense). Based upon the MAI appraisal or internal valuation, the Special Servicer is required to redetermine and report to the Trustee and Master Servicer the amount of the Appraisal Reduction with respect to the mortgage loan. Notwithstanding the foregoing, the Special Servicer will not be required to obtain an MAI appraisal or internal valuation with respect to a mortgage loan which is the subject of an Appraisal Reduction Event to the extent the Special Servicer has obtained an MAI appraisal or valuation with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the Special Servicer may use the prior MAI appraisal or internal valuation in calculating any Appraisal Reduction with respect to the mortgage loan, PROVIDED that the Special Servicer is not aware of any material change to the related Mortgaged Property that has occurred that would affect the validity of the MAI appraisal or valuation.

      The Lakeside Mall Whole Loan and the 63 Madison Avenue Whole Loan will each be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction Amount with respect to the mortgage loans that comprise such Serviced Whole Loan. Any Appraisal Reduction calculated with respect to a the Lakeside Mall Whole Loan and the 63 Madison Avenue Whole Loan will be allocated to the related mortgage loan and any related Serviced Pari Passu Loan on a PRO RATA basis, based on the outstanding principal balance of such mortgage loan and such Serviced Pari Passu Loan or Serviced Pari Passu Loans.

      The Hope Square Professional Building Whole Loan will be treated as a single mortgage loan for purposes of calculating the Appraisal Reduction Amount with respect to the mortgage loans that comprise such Serviced Whole Loan. Any Appraisal Reduction calculated with respect to such Serviced Whole Loan will be applied first to the related Serviced B Note. Any Appraisal Reduction Amount in respect of the Serviced Whole Loan that exceeds the outstanding principal balance of the related Serviced B Note will be allocated to the related mortgage loan.

      Any mortgage loan or Serviced Whole Loan previously subject to an Appraisal Reduction which becomes a Corrected Mortgage Loan, and with respect to which no other Appraisal Reduction Event has occurred and is continuing, will no longer be subject to an Appraisal Reduction.

REPORTS TO CERTIFICATEHOLDERS; CERTAIN AVAILABLE INFORMATION

      On each Distribution Date, the Trustee will be required to make available or, upon request, forward to any interested party, a statement (a "STATEMENT TO CERTIFICATEHOLDERS") based upon information provided by the Master Servicer in accordance with Commercial Mortgage Securities Association guidelines setting forth, among other things:

            (1) the amount of the distribution on the Distribution Date to the holders of the class of Certificates in reduction of the Certificate Balance of the Certificates;

            (2) the amount of the distribution on the Distribution Date to the holders of the class of Certificates allocable to Distributable Certificate Interest;

            (3) the aggregate amount of Advances (with respect to the mortgage pool and with respect to each Loan Group) made in respect of the Distribution Date;

            (4) the aggregate amount of compensation paid to the Trustee and servicing compensation paid to the Master Servicer and the Special Servicer for the related Determination Date;

            (5) the aggregate Stated Principal Balance (with respect to the mortgage pool and with respect to each Loan Group) of the mortgage loans and any REO Loans outstanding immediately before and immediately after the Distribution Date;

            (6) the number, aggregate principal balance, weighted average remaining term to maturity and weighted average mortgage rate of the mortgage loans (with respect to the mortgage pool and with respect to each Loan Group) as of the related Determination Date;

            (7) the number and aggregate principal balance of mortgage loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 days or more and (D) current but specially serviced or in foreclosure but not an REO Property;

            (8) the value of any REO Property included in the trust fund as of the related Determination Date for the Distribution Date, on a loan-by-loan basis, based on the most recent appraisal or valuation;

            (9) the Available Distribution Amount for the Distribution Date;

            (10) the amount of the distribution on the Distribution Date to the holders of any Class of Certificates allocable to Yield Maintenance Charges;

            (11) the accrued Distributable Certificate Interest in respect of the class of Certificates for such Distribution Date, separately identifying any Certificate Deferred Interest for such Distribution Date allocated to such class of Certificates;

            (12) the Pass-Through Rate for the class of Certificates for the Distribution Date and the next succeeding Distribution Date;

            (13) the Scheduled Principal Distribution Amount and the Unscheduled Principal Distribution Amount for the Distribution Date (with respect to the mortgage pool and with respect to each Loan Group);

            (14) the Certificate Balance or Notional Amount, as the case may be, of each class of Certificates immediately before and immediately after the Distribution Date, separately identifying any reduction in these amounts as a result of the allocation of any Collateral Support Deficit on the Distribution Date;

            (15) the fraction, expressed as a decimal carried to eight places, the numerator of which is the then related Certificate Balance, and the denominator of which is the related initial aggregate Certificate Balance, for each class of Certificates (other than the Class S and Residual Certificates) immediately following the Distribution Date;

            (16) the amount of any Appraisal Reductions effected in connection with the Distribution Date on a loan-by-loan basis, the total Appraisal Reduction effected in connection with the Distribution Date and the total Appraisal Reduction Amounts as of that Distribution Date;

            (17) the number and related principal balances of any mortgage loans extended or modified on a loan-by-loan basis since the previous Determination Date;

            (18) the amount of any remaining unpaid interest shortfalls for the class as of the Distribution Date;

            (19) a loan-by-loan listing of each mortgage loan which was the subject of a principal prepayment since the previous Determination Date and the amount and the type of principal prepayment occurring;

            (20) a loan-by-loan listing of any mortgage loan which was defeased since the previous Determination Date;

            (21) the balance of the Interest Reserve Account on the related Servicer Remittance Dates;

            (22) the amount of the distribution on the Distribution Date to the holders of each class of Certificates in reimbursement of Collateral Support Deficit;

            (23) the aggregate unpaid principal balance of the pool of mortgage loans (with respect to the mortgage pool and with respect to each Loan Group) outstanding as of the close of business on the related Determination Date;

            (24) with respect to any mortgage loan as to which a liquidation occurred since the previous Determination Date (other than a payment in full), (A) the loan number thereof, (B) the aggregate of all Liquidation Proceeds which are included in the available distribution amount and other amounts received in connection with the liquidation (separately identifying the portion thereof allocable to distributions on the Certificates), and (C) the amount of any Collateral Support Deficit in connection with the liquidation;

            (25) with respect to any REO Property included in the trust as to which the Special Servicer determined, in accordance with accepted servicing standard, that all payments or recoveries with respect to the Mortgaged Property have been ultimately recovered since the previous Determination Date, (A) the loan number of the related mortgage loan, (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with that determination (separately identifying the portion thereof allocable to distributions on the Certificates), and (C) the amount of any Collateral Support Deficit in respect of the related REO Loan in connection with that determination;

            (26) the aggregate amount of interest on P&I Advances (with respect to the mortgage pool and with respect to each Loan Group) paid to the Master Servicer, the Trustee and the Fiscal Agent since the prior Distribution Date;

            (27) the aggregate amount of interest on Servicing Advances (with respect to the mortgage pool and with respect to each Loan Group) paid to the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent since the prior Distribution Date;

            (28) the original and then current credit support levels for each class of Certificates;

            (29) the original and then current ratings for each class of Certificates;

            (30) THE AMOUNTS HELD IN THE EXCESS LIQUIDATION PROCEEDS RESERVE ACCOUNT; AND

            (31) the amount of the distribution on the Distribution Date to the holders of the Class S and Residual Certificates.

      The Trustee will make available each month, to the general public via its internet website initially located at "WWW.ETRUSTEE.NET", (i) the related Statement to Certificateholders, (ii) to the extent received from the Master Servicer, the CMSA loan periodic update file, loan setup file, bond level file, and collateral summary file, and (iii) as a convenience to the general public (and not in furtherance of the distribution thereof under the securities laws), this prospectus supplement, the prospectus, the Pooling and Servicing Agreement and any other information requested by the Depositor.

      In addition, the Trustee will make available each month, to the extent received from the Master Servicer, to any Privileged Person via its internet website, the Servicer Reports, the CMSA property file, the financial file and any other information requested by the Depositor. "PRIVILEGED PERSON" shall mean any of the following: a party to the Pooling and Servicing Agreement, a rating agency, a designee of the Depositor (including any financial market publisher) and any other person who delivers to the Trustee in the form attached to the Pooling and Servicing Agreement (which form is also located on the Trustee's internet website), a certification that such person is a Certificateholder, a Beneficial Owner of a Certificate, or a prospective purchaser of a Certificate.

      "SERVICER REPORTS" means the CMSA delinquent loan status report, the CMSA historical loan modification and corrected mortgage loan report, the CMSA historical liquidation report, the CMSA REO status report, the CMSA servicer watch list, the CMSA loan level reserve-LOC report, the CMSA NOI adjustment worksheet, the CMSA comparative financial status report and the CMSA operating statement analysis report.

      Neither the Trustee nor the Master Servicer makes any representations or warranties as to the accuracy or completeness of any report, document or other information for which it is not the original source and that is made available on its internet website and assumes no responsibility therefor. In addition, the Trustee and the Master Servicer may disclaim responsibility for any information distributed by the Trustee or the Master Servicer, as the case may be, for which it is not the original source.

      In connection with providing access to the Trustee's or the Master Servicer's internet website, the Trustee or the Master Servicer, as applicable, may require registration and the acceptance of a disclaimer. The Trustee and the Master Servicer shall not be liable for the dissemination of information in accordance herewith. Questions regarding the Trustee's internet website can be directed to the Trustee at (714) 259-6253.

      Each report referred to above is expected to be in the form approved by the Commercial Mortgage Securities Association.

      In addition, within a reasonable period of time after the end of each calendar year, the Trustee is required to furnish to each person or entity who at any time during the calendar year was a holder of a Certificate, a statement containing the information set forth in clauses (1), (2) and (10) above as to the applicable class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information as the Trustee deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for that calendar year. This obligation of the Trustee will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the Trustee pursuant to any requirements of the Code as from time to time are in force.

      The Pooling and Servicing Agreement requires that the Trustee make available at its offices primarily responsible for administration of the trust fund, during normal business hours upon prior written request, for review by any holder of an Offered Certificate, the Mortgage Loan Sellers, the Depositor, the Special Servicer, the Master Servicer, the Rating Agencies or any designee of the Depositor, originals or copies of, among other things, the following items to the extent the Trustee has received such items:

            (1) the Pooling and Servicing Agreement and any amendments to that agreement;

            (2) all Statements to Certificateholders made available to holders of the relevant class of Offered Certificates since the Closing Date;

            (3) all officer's certificates delivered to the Trustee since the Closing Date as described under "DESCRIPTION OF THE POOLING
      AGREEMENTS--EVIDENCE AS TO COMPLIANCE" in the prospectus;

            (4) all accountants' reports delivered to the Trustee since the Closing Date as described under "DESCRIPTION OF THE POOLING
      AGREEMENTS--EVIDENCE AS TO COMPLIANCE" in the prospectus;

            (5) the most recent property inspection report prepared by or on behalf of the Master Servicer or the Special Servicer and delivered to the Trustee in respect of each Mortgaged Property;

            (6) copies of the mortgage loan documents;

            (7) any and all modifications, waivers and amendments of the terms of a mortgage loan entered into by the Master Servicer or the Special Servicer and delivered to the Trustee;

            (8) any and all statements and reports delivered to, or collected by, the Master Servicer or the Special Servicer, from the borrowers, including the most recent annual property operating statements, rent rolls and borrower financial statements, but only to the extent the statements and reports have been delivered to the Trustee;

            (9) Trustee exception reports;

            (10) any and all officer's certificates delivered to the Trustee to support the Master Servicer's determination that any P&I Advance or Servicing Advance was or, if made, would be a Nonrecoverable Advance;

            (11) any and all appraisals obtained pursuant to the definition of "Appraisal Reduction" herein;

            (12) information provided to the Trustee regarding the occurrence of servicing transfer events as to the mortgage loans;

            (13) any and all sub-servicing agreements provided to the Trustee and any amendments thereto and modifications thereof;

            (14) any and all notices, reports and environmental assessments delivered to the Trustee with respect to any Mortgaged Property securing a defaulted mortgage loan as to which the environmental testing contemplated by the Pooling and Servicing Agreement revealed that either of the conditions set forth therein was not satisfied (but only for so long as such Mortgaged Property or the related mortgage loan are part of the trust fund); and

            (15) an explanation of the calculation of any Prepayment Interest Shortfall.

      Copies of any and all of the foregoing items will be available to Certificateholders from the Trustee upon written request; however, the Trustee will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies. Pursuant to the Pooling and Servicing Agreement, the Master Servicer will use efforts consistent with the Servicing Standard to enforce all provisions of the mortgage loan documents relating to the submission of financial and property information.

      The Pooling and Servicing Agreement will require the Master Servicer and the Trustee, subject to certain restrictions set forth in the Pooling and Servicing Agreement, to provide certain of the reports or, in the case of the Master Servicer, access to the reports available to Certificateholders set forth above, as well as certain other information received by the Master Servicer or the Trustee, as the case may be, to any Certificateholder, the Underwriters, the Mortgage Loan Sellers, any Certificate Owner or any prospective investor so identified by a Certificate Owner or an Underwriter, that requests reports or information; PROVIDED that the Trustee and the Master Servicer will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of these reports or information. Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of Certificates will be available to Certificate Owners of Offered Certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Depositor and the Certificate Registrar are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate Registrar. The initial registered holder of the Offered Certificates will be Cede & Co., as nominee for DTC.

VOTING RIGHTS

      At all times during the term of the Pooling and Servicing Agreement, the voting rights for the Certificates (the "VOTING RIGHTS") will be allocated among the respective classes of Certificateholders as follows: (1) 4% in the case of the Class X Certificates (allocated PRO RATA among the Class X-C and Class X-P Certificates, based on their respective Notional Amounts at the time of determination), and (2) in the case of any other class of Certificates (other than the Class S and Residual Certificates), a percentage equal to the product of 96% and a fraction, the numerator of which is equal to the aggregate Certificate Balance of the class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance of all classes of Certificates, each determined as of the prior Distribution Date. None of the Class S, Class R nor Class LR Certificates will be entitled to any Voting Rights. For purposes of determining Voting Rights, the Certificate Balance of each class will not be reduced by the amount allocated to that class of any Appraisal Reductions related to mortgage loans as to which Liquidation Proceeds or other final payment has not yet been received. Voting Rights allocated to a class of Certificateholders will be allocated among the Certificateholders in proportion to the Percentage Interests evidenced by their respective Certificates. Solely for purposes of giving any consent, approval or waiver pursuant to the Pooling and Servicing Agreement, none of the Master Servicer, the Special Servicer, the Depositor or any of their respective affiliates will be entitled to exercise any Voting Rights with respect to any Certificates registered in its name, if the consent, approval or waiver would in any way increase its compensation or limit its obligations in that capacity under the Pooling and Servicing Agreement; PROVIDED, HOWEVER, that the restrictions will not apply to the exercise of the Special Servicer's rights, if any, as a member of the Controlling Class. Appraisal Reductions will not be applied to reduce Voting Rights.

TERMINATION; RETIREMENT OF CERTIFICATES

      The obligations created by the Pooling and Servicing Agreement will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid following the earlier of:

      o the final payment (or related advance) or other liquidation of the last mortgage loan or REO Property subject thereto; or

      o the purchase of all of the assets of the trust fund by the Special Servicer or the Master Servicer; or

      o the exchange of all then outstanding Certificates (other than the Class S or Residual Certificates) for the mortgage loans remaining in the trust. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Certificate Registrar or other location specified in the notice of termination.

      The Special Servicer and the Master Servicer (subject to the following constraints and certain constraints described in the Pooling and Servicing Agreement) (in that order) will have the right to purchase all of the assets of the trust fund. This purchase of all the mortgage loans and other assets in the trust fund is required to be made at a price equal to the sum of:

      o the aggregate Purchase Price of all the mortgage loans (exclusive of REO Loans) then included in the trust fund; and

      o the aggregate fair market value of all REO Properties then included in the trust fund (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan), as determined by an appraiser selected by the Master Servicer, and approved by more than 50% of the Voting Rights of the classes of Certificates then outstanding, other than the Controlling Class, unless the Controlling Class is the only class of Certificates outstanding, plus the reasonable out-of-pocket expenses of the Master Servicer related to such purchase, unless the Master Servicer is the purchaser. This purchase will effect early retirement of the then outstanding Offered Certificates, but the right of the Special Servicer or the Master Servicer to effect the termination is subject to the requirement that the then aggregate Stated Principal Balance of the pool of mortgage loans be less than 1% of the Initial Pool Balance. The exchange of all outstanding certificates (other than the Class S or Residual Certificates), including the Class X Certificates, for the remaining mortgage loans (i) is subject to the requirement that the then aggregate Stated Principal Balance of the pool of mortgage loans be less than 1% of the Initial Pool Balance,
            (ii) is limited to certain Classes of the Certificates and (ii) requires that all certificateholders (other than holders of the Residual and Class S Certificates) must voluntarily participate.

      On the final Distribution Date, the aggregate amount paid by the Special Servicer or the Master Servicer, as the case may be, for the mortgage loans and other assets in the trust fund (if the trust fund is to be terminated as a result of the purchase described in the preceding paragraph), together with all other amounts on deposit in the Certificate Account and not otherwise payable to a person other than the Certificateholders (see "DESCRIPTION OF THE POOLING AGREEMENTS--CERTIFICATE ACCOUNT" in the prospectus), will be applied generally as described under "--DISTRIBUTIONS--PRIORITY" above.

      Any optional termination by the Special Servicer or the Master Servicer would result in prepayment in full of the Certificates and would have an adverse effect on the yield of the Class X-C Certificates and under certain extremely limited conditions, the Class X-P Certificates because a termination would have an effect similar to a principal prepayment in full of the mortgage loans without the receipt of any Yield Maintenance Charges and, as a result, investors in the Class X Certificates and any other Certificates purchased at a premium might not fully recoup their initial investment. See "YIELD AND MATURITY CONSIDERATIONS" in this prospectus supplement.

THE TRUSTEE

      LaSalle Bank National Association will serve as Trustee under the Pooling and Servicing Agreement pursuant to which the Certificates are being issued (in such capacity, the "TRUSTEE"). The asset-backed securities trust office of the Trustee responsible for administration of the trust is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attn: Global Securitization Trust Services Group-GECMC 2005-C1. As compensation for the performance of its routine duties, the Trustee will be paid a fee (the "TRUSTEE FEE"). The Trustee Fee will be payable monthly from amounts received in respect of the mortgage loans and will accrue at a rate (the "TRUSTEE FEE Rate"), calculated on the basis of a 360-day year consisting of twelve 30-day months equal to 0.0014% per annum, and will be computed on the basis of the Stated Principal Balance of the related mortgage loan as of the preceding Distribution Date. In addition, the Trustee will be entitled to recover from the trust fund all reasonable unanticipated expenses and disbursements incurred or made by the Trustee in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including routine expenses incurred in the ordinary course of performing its duties as Trustee under the Pooling and Servicing Agreement, and not including any expense, disbursement or advance as may arise from its willful misfeasance, negligence or bad faith. As required by the Pooling and Servicing Agreement, the Trustee will be required to enforce the rights of the trust fund under the terms of the related intercreditor agreement with respect to any Whole Loan. See "DESCRIPTION OF THE POOLING AGREEMENTS--THE TRUSTEE," "--DUTIES OF THE TRUSTEE," "--CERTAIN MATTERS REGARDING THE TRUSTEE" and "--RESIGNATION AND REMOVAL OF THE TRUSTEE" in the prospectus

THE FISCAL AGENT

      ABN AMRO Bank N.V., a Netherlands banking corporation and the indirect corporate parent of the Trustee, will act as Fiscal Agent under the Pooling and Servicing Agreement pursuant to which the Certificates are being issued (the "FISCAL AGENT") and will be obligated to make any Advance required to be made, and not made, by the Master Servicer and the Trustee under the Pooling and Servicing Agreement, PROVIDED that the Fiscal Agent will not be obligated to make any Advance that it deems to be a Nonrecoverable Advance. The Fiscal Agent will be entitled, but not obligated, to rely conclusively on any determination by the Master Servicer or the Trustee, and will be obligated to rely conclusively on any determination by the Special Servicer, that an Advance, if made, would be a Nonrecoverable Advance. The Fiscal Agent will be entitled to reimbursement for each Advance made by it in the same manner and to the same extent as, but prior to, the Master Servicer and the Trustee. See "--ADVANCES" above. The Fiscal Agent will be entitled to various rights, protections and indemnities similar to those afforded the Trustee. The Trustee will be responsible for payment of the compensation of the Fiscal Agent. As of September 30, 2004, the Fiscal Agent had consolidated assets of approximately $790 billion. In the event that LaSalle Bank National Association shall, for any reason, cease to act as Trustee under the Pooling and Servicing Agreement, ABN AMRO Bank N.V. shall no longer serve in the capacity of Fiscal Agent thereunder.

                         SERVICING OF THE MORTGAGE LOANS

GENERAL

      The servicing of the mortgage loans (other than the Strategic Hotel Portfolio Mortgage Loan, which is serviced under GECMC 2004-C3 Pooling and Servicing Agreement, as described under "--SERVICING OF THE STRATEGIC HOTEL PORTFOLIO MORTGAGE LOAN" below), the Serviced Pari Passu Loans, Serviced B Note and any REO Properties will be governed by the Pooling and Servicing Agreement. The following summaries describe certain provisions of the Pooling and Servicing Agreement relating to the servicing and administration of such mortgage loans, the Serviced Pari Passu Loans, the Serviced B Note and any REO Properties. The summaries do not purport to be complete and are subject, and qualified in their entirety by reference, to the provisions of the Pooling and Servicing Agreement. Reference is made to the prospectus for additional information regarding the terms of the Pooling and Servicing Agreement relating to the servicing and administration of such mortgage loans, the Serviced Pari Passu Loans, the Serviced B Note and any REO Properties, PROVIDED that the information in this prospectus supplement supersedes any contrary information set forth in the prospectus. See "DESCRIPTION OF THE POOLING AGREEMENTS" in the prospectus.

      Each of the Master Servicer and the Special Servicer (directly or through one or more sub-servicers) will be required to service and administer the mortgage loans and the Serviced Pari Passu Loans for which it is responsible. In addition to the sub-servicing by the sub-servicers, the Master Servicer may delegate and/or assign some or all of its servicing obligations and duties with respect to some or all of the mortgage loans and Serviced Whole Loans to one or more affiliates. The Master Servicer and the Special Servicer will be permitted to appoint sub-servicers with respect to their respective servicing obligations and duties; PROVIDED that each of the Master Servicer and Special Servicer will remain directly responsible to the trust with respect to the servicing or special servicing, as applicable, of the mortgage loans and Serviced Whole Loans notwithstanding such delegation or appointment. The Master Servicer has informed the Depositor that it intends to use one or more sub-servicers selected by the Mortgage Loan Sellers with respect to certain of the mortgage loans sold to the Depositor.

      The Master Servicer and the Special Servicer will be required to diligently service and administer the mortgage loans (other than the Strategic Hotel Portfolio Mortgage Loan), Serviced Pari Passu Loans and the Serviced B Note for which each is responsible in the best interests of and for the benefit of the Certificateholders (and, in the case of a Serviced Whole Loan, the holder of any related Serviced Pari Passu Loan or Serviced B Note, as applicable) (as determined by the Master Servicer or the Special Servicer in the exercise of its good faith and reasonable judgment) in accordance with applicable law, the terms of the Pooling and Servicing Agreement and such mortgage loans (and, in the case of a Serviced Whole Loan, the terms of any related Serviced Pari Passu Loan or Serviced B Note, as applicable, and the terms of the related intercreditor agreement) and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care:

            (1) the same manner in which, and with the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial and multifamily mortgage lenders servicing their own mortgage loans and

            (2) the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers similar mortgage loans owned by the Master Servicer or the Special Servicer, as the case may be, with a view to the maximization of timely recovery of principal and interest on a net present value basis on the mortgage loans (other than the Strategic Hotel Portfolio Mortgage Loan but including the Serviced Whole Loans) or Specially Serviced Mortgage Loans, as applicable, and the best interests of the trust and the Certificateholders (and, in the case of a Serviced Whole Loan, the holder of any related Serviced Pari Passu Loan or Serviced B Note (as a collective whole, taking into account that the Serviced B Note is subordinate to the related mortgage loan), as applicable) as determined by the Master Servicer or the Special Servicer, as the case may be, in its reasonable judgment, but without regard to:

            (A) any relationship that the Master Servicer or the Special Servicer, as the case may be, or any affiliate of either, may have with the related borrower, any Mortgage Loan Seller, any holder of additional debt owed by a borrower or any other party to the Pooling and Servicing Agreement or any affiliate of the foregoing;

            (B) the ownership of any Certificate by the Master Servicer or the Special Servicer, as the case may be, or any affiliate of either;

            (C) the Master Servicer's or Special Servicer's, as applicable, obligation to make Advances;

            (D) the Master Servicer's or the Special Servicer's, as the case may be, right to receive compensation for its services and reimbursement for its costs under the Pooling and Servicing Agreement or with respect to any particular transaction;

            (E) the ownership, servicing or management for others of any other mortgage loans or mortgaged properties by the Master Servicer or Special Servicer or any affiliate of the Master Servicer or Special Servicer, as applicable;

            (F) any obligation of an affiliate of the Master Servicer, in its capacity as a Mortgage Loan Seller, to cure a breach of a representation or warranty or repurchase the mortgage loan; and

            (G) any debt that the Master Servicer or Special Servicer or any affiliate of the Master Servicer or Special Servicer, as applicable has extended to any borrower (including, without limitation, any mezzanine financing) (the foregoing, collectively referred to as the "SERVICING STANDARD").

      Except as otherwise described under "--INSPECTIONS; COLLECTION OF OPERATING INFORMATION" below, the Master Servicer initially will be responsible for the servicing and administration of the entire pool of mortgage loans (other than the Strategic Hotel Portfolio Mortgage Loan) and the Serviced Pari Passu Loans. With respect to any mortgage loan (other than the Strategic Hotel Portfolio Mortgage Loan), Serviced Pari Passu Loan or Serviced B Note:

            (1) as to which a payment default has occurred at its original maturity date, or, if the original maturity date has been extended, at its extended maturity date or, in the case of a balloon payment, the date such balloon payment is due, unless, in either case the borrower has delivered to the Master Servicer prior to the maturity date a written refinancing commitment reasonably satisfactory in form and substance to the Master Servicer which provides that such refinancing will occur within 60 days, PROVIDED that if such refinancing does not occur at such time (or such refinancing commitment terminates prior to the expiration of such 60 day period) the related mortgage loan or Serviced Whole Loan will become a Specially Serviced Mortgage Loan,

            (2) as to which any Periodic Payment (other than a balloon payment) is more than 60 days delinquent,

            (3) as to which (A) the related borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or a similar insolvency proceeding, (B) the related borrower has become the subject of a decree or order for that proceeding and such decree or order has remained in force undischarged or unstayed for a period of 60 days, or
      (C) the related borrower has admitted in writing its inability to pay its debts generally as they become due,

            (4) as to which the Master Servicer or Special Servicer has received notice of the foreclosure or proposed foreclosure of any other lien on the Mortgaged Property,

            (5) as to which, in the judgment of either the Master Servicer or the Special Servicer, a payment default is imminent and is not likely to be cured by the borrower within 60 days,

            (6) as to which, in the judgment of either the Master Servicer or the Special Servicer, a default (other than a payment default) that would either (a) impair the value of the related Mortgaged Property as security for such mortgage loan or Serviced Pari Passu Loan or (b) otherwise materially and adversely affect the interests of Certificateholders and, if applicable, the holders of any related Serviced Pari Passu Loan or Serviced B Note, and would continue unremedied beyond the applicable grace period (or, if no grace period is specified in the related mortgage loan documents, for 60 days, and PROVIDED that a default that would give rise to an acceleration right without any grace period shall be deemed to have a grace period equal to zero) is imminent and is not likely to be cured by the related borrower within 60 days, or

            (7) as to which a default of which the Master Servicer or Special Servicer has notice (other than (A) a failure by the related borrower to pay principal or interest and (B) a failure by the borrower to maintain all-risk casualty insurance or other insurance with respect to a Mortgaged Property that covers acts of terrorism in the event that the Special Servicer determines, in accordance with the Servicing Standard, that either (i) such insurance is not available at any rate or (ii) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the Mortgaged Property and located in or around the geographic region in which such Mortgaged Property is located) and which, in the opinion of the Master Servicer or the Special Servicer, as applicable, materially and adversely affects the interests of the Certificateholders (or, with respect to a Serviced Whole Loan, the holder of any related Serviced Pari Passu Loan or Serviced B Note, as applicable) has occurred and remains unremediated for the applicable grace period specified in such mortgage loan or Serviced Whole Loan (or if no grace period is specified, 60 days), the Master Servicer will be required to transfer its servicing responsibilities to the Special Servicer, but will be required to continue to receive payments on the mortgage loan (including amounts collected by the Special Servicer), to make certain calculations with respect to the mortgage loan and to make remittances and prepare certain reports to the Certificateholders with respect to the mortgage loan and to maintain all accounts (other than the Interest Reserve Account and the REO Account). The Master Servicer will transfer its servicing responsibilities or will be required to transfer its servicing responsibilities with respect to a mortgage loan if any of the aforementioned events has occurred with respect to any related Serviced Pari Passu Loan or Serviced B Note. The Master Servicer will also be required to transfer its servicing responsibilities with respect to any related Serviced Pari Passu Loan or Serviced B Note if any of the aforementioned events has occurred with respect to the mortgage loan. If the related Mortgaged Property is acquired in respect of any mortgage loan (other than the Strategic Hotel Portfolio Mortgage Loan) (upon acquisition, an "REO PROPERTY") whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the Special Servicer will continue to be responsible for its operation and management. The mortgage loans, the Serviced B Note and any Serviced Pari Passu Loan serviced by the Special Servicer and any mortgage loans, the Serviced B Note and any Serviced Pari Passu Loan secured by Mortgaged Properties that have become REO Properties (excluding the Strategic Hotel Portfolio Mortgage Loan) are referred to in this prospectus supplement as the "SPECIALLY SERVICED MORTGAGE LOANS," except where the context clearly indicates otherwise. The Master Servicer will have no responsibility for the performance by the Special Servicer of its duties under the Pooling and Servicing Agreement.

      If any servicing transfer event with respect to a Specially Serviced Mortgage Loan is cured, in accordance with its original terms or as modified in accordance with the Pooling and Servicing Agreement, and, with respect to any monetary servicing transfer event, becomes a performing mortgage loan or Serviced Whole Loan for at least three Periodic Payments (PROVIDED no additional event of default is foreseeable in the reasonable judgment of the Special Servicer), the Special Servicer will be required to return servicing of that mortgage loan or Serviced Whole Loan (a "CORRECTED MORTGAGE LOAN") to the Master Servicer.

      The Special Servicer will be required to prepare a report (an "ASSET STATUS REPORT") for each mortgage loan (other than the Strategic Hotel Portfolio Mortgage Loan) which becomes a Specially Serviced Mortgage Loan not later than 30 days after the servicing of the mortgage loan is transferred to the Special Servicer. Each Asset Status Report will be delivered to the Directing Certificateholder (as defined below), the Master Servicer, the Trustee and the Rating Agencies. If the Directing Certificateholder does not disapprove an Asset Status Report within ten business days, the Special Servicer will be required to implement the recommended action as outlined in the Asset Status Report. If the Directing Certificateholder objects to the Asset Status Report within ten business days of receipt, the Special Servicer will nevertheless be required to implement the recommended action as outlined in the Asset Status Report if it determines in accordance with the Servicing Standard that the objection is not in the best interests of all the Certificateholders and, if a Serviced Whole Loan is involved, the holder of any related Serviced Pari Passu Loan or Serviced B Note, as applicable. If the Directing Certificateholder disapproves the Asset Status Report and the Special Servicer has not made the affirmative determination described above, the Special Servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The Special Servicer will be required to revise the Asset Status Report until the Directing Certificateholder fails to disapprove the revised Asset Status Report as described above or until the Special Servicer makes the determination described above; PROVIDED, HOWEVER, in the event that the Directing Certificateholder and the Special Servicer have not agreed upon an Asset Status Report with respect to a Specially Serviced Mortgage Loan within 60 days of the Directing Certificateholder's receipt of the initial Asset Status Report with respect to such Specially Serviced Mortgage Loan, the Special Servicer will implement the actions described in the most recent Asset Status Report submitted to the Directing Certificateholder by the Special Servicer subject to the Directing Certificateholder's right to consent to certain specific actions.

      No direction of the Directing Certificateholder will, and the Special Servicer will not be required to take or refrain from taking any such direction from the Directing Certificateholder that would (a) require, permit or cause the Special Servicer to violate the terms of any Specially Serviced Mortgage Loan, applicable law or any provision of the Pooling and Servicing Agreement, including, but not limited to, the Special Servicer's obligation to act in accordance with the Servicing Standard and the REMIC Provisions, (b) result in the imposition of a "prohibited transaction" or "contribution" tax under the REMIC Provisions of the Code, (c) expose the Master Servicer, the Special Servicer, the Depositor, the Mortgage Loan Sellers, the trust fund, the Trustee, the Fiscal Agent, the Underwriters or their respective officers, directors, employees or agents to any claim, suit or liability or (d) materially expand the scope of the Special Servicer's, Trustee's, the Fiscal Agent's or the Master Servicer's responsibilities under the Pooling and Servicing Agreement.

      The "DIRECTING CERTIFICATEHOLDER" will be the Controlling Class Certificateholder selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as certified by the Certificate Registrar from time to time; PROVIDED, HOWEVER, that (1) absent that selection, or (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class will be the Directing Certificateholder.

      A "CONTROLLING CLASS CERTIFICATEHOLDER" is each holder (or Certificate Owner, if applicable) of a Certificate of the Controlling Class as certified to the Certificate Registrar from time to time by the holder (or Certificate Owner).

      The "CONTROLLING CLASS" will be as of any time of determination the most subordinate class of Certificates (other than the Class R, Class LR, Class S and Class X Certificates) then outstanding that has a Certificate Balance at least equal to 25% of the initial Certificate Balance of that Class. For purposes of determining identity of the Controlling Class, the Certificate Balance of each Class will not be reduced by the amount allocated to that class of any Appraisal Reductions. The Controlling Class as of the Closing Date will be the Class P Certificates.

THE MASTER SERVICER

      GEMSA Loan Services, L.P. (the "MASTER SERVICER") will be the Master Servicer under the Pooling and Servicing Agreement. The principal offices of the Master Servicer are located at 1500 City West Boulevard, Suite 200, Houston, Texas 77042, and its telephone number is (713)458-7200. As of December 31, 2004, the Master Servicer had a total commercial and multifamily mortgage loan servicing portfolio of approximately $60.1 billion.

      The Master Servicer is the successor by merger to GE Capital Loan Services, Inc. ("GECLS"). GECLS was a wholly-owned subsidiary of GECIA Holdings, Inc., an affiliate of the Depositor. The Master Servicer is owned by GECIA Holdings, Inc., and affiliates of L.J. Melody & Company. The merger of GECLS into the Master Servicer was completed on August 1, 2001.

      The information set forth in this prospectus supplement concerning the Master Servicer has been provided by it. Neither the Depositor nor any of the Underwriters makes any representation or warranty as to the accuracy or completeness of this information.

      The Master Servicer will be responsible for master servicing of all of the mortgage loans, (other than the Strategic Hotel Portfolio Mortgage Loan, which will be serviced pursuant to the terms of the GECMC 2004-C3 Pooling and Servicing Agreement) and each Serviced Whole Loan. The Master Servicer may elect to sub-service some or all of its servicing duties with respect to each of the mortgage loans and it has informed the Depositor that it intends to use one or more sub-servicers on certain of the mortgage loans. In particular, the Master Servicer has informed the depositor that Bank of America will act as sub-servicer with respect to certain of the mortgage loans originated by Bank of America and that Midland Loan Services, Inc. will act as sub-servicer with respect to the Lakeside Mall Whole Loan.

      The Master Servicer, and its affiliates own and are in the business of acquiring assets similar in type to the assets of the trust fund. Accordingly, its assets may compete with the Mortgaged Properties for tenants, purchasers, financing and other parties and services relevant to the business of acquiring similar assets.

THE SPECIAL SERVICER

      Lennar Partners, Inc., a Florida corporation ("LENNAR") and a subsidiary of LNR Property Corporation ("LNR"), will initially be appointed as special servicer of all of the mortgage loans (other than the Strategic Hotel Portfolio Mortgage Loan), the Serviced Pari Passu Loans and the Serviced B Note (the "SPECIAL SERVICER"). The Strategic Hotel Portfolio Whole Loan will be specially serviced by the GECMC 2004-C3 Special Servicer, which will initially be Lennar pursuant to the GECMC 2004-C3 Pooling and Servicing Agreement. Lennar will make no representations as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates, the mortgage loans or this prospectus supplement.

      The principal executive offices of the Special Servicer are located at 1601 Washington Avenue, Miami Beach, Florida, 33139, and its telephone number is
(305) 695-5600. LNR, its subsidiaries and affiliates are involved in the real estate investment, finance and management business and engage principally in (i) acquiring, developing, repositioning, managing and selling commercial and multi-family residential real estate properties, (ii) investing in high-yielding real estate loans, and (iii) investing in, and managing as special servicer, unrated and non-investment grade rated commercial mortgage-backed securities ("CMBS"). The Special Servicer and its affiliates have regional offices located across the country in Florida, Georgia, Oregon, Texas, Massachusetts, North Carolina and California, and in Europe in London, England and Paris, France. As of May 31, 2004, the Special Servicer and its affiliates were managing a portfolio which included an original count of 16,700 assets in all 50 states and in Europe with an original face value of $125 billion, most of which are commercial real estate assets. Included in this managed portfolio are $122 billion of commercial real estate assets representing 126 securitization transactions, for which the Special Servicer acts as special servicer.

      The information set forth in this prospectus supplement concerning Lennar has been provided by it. Neither the Depositor nor any of the Underwriters makes any representation or warranty as to the accuracy or completeness of this information.

      The Special Servicer will be responsible for the special servicing of the mortgage loans. The Special Servicer may elect to sub-service some or all of its sub-servicing duties with respect to the Specially Serviced Mortgage Loans.

      The Special Servicer and its affiliates own and are in the business of acquiring assets similar in type to the assets of the trust. Accordingly, the assets of the Special Servicer and its affiliates may, depending upon the particular circumstances including the nature and location of such assets, compete with the Mortgaged Properties for tenants, purchasers, financing and so forth.

REPLACEMENT OF THE SPECIAL SERVICER

      The Special Servicer may be removed, and a successor Special Servicer appointed, at any time with or without cause by the Directing Certificateholder or by Holders of more than 50% of the Certificate Balance of the Controlling Class. Any appointment of a successor Special Servicer will be subject to written confirmation from S&P, Fitch and DBRS and from any applicable rating agency that the replacement of the Special Servicer, in and of itself, will not cause a qualification, withdrawal or downgrading of the then-current ratings assigned to any class of Certificates and any class of securities backed in whole or in part by the Lakeside Mall Pari Passu Loan or the 63 Madison Avenue Pari Passu Loans.

      For further information regarding the termination and appointment of the Special Servicer with respect to the Lakeside Mall Whole Loan and the 63 Madison Avenue Whole Loan, see "--RIGHTS OF THE HOLDER OF THE LAKESIDE MALL PARI PASSU LOAN" and "--RIGHTS OF THE HOLDERS OF THE 63 MADISON AVENUE PARI PASSU LOANS" below.

      With respect to the Strategic Hotel Portfolio Mortgage Loan, the related special servicer may be terminated and replaced as provided in the GECMC 2004-C3 Pooling and Servicing Agreement, as described under "--SERVICING OF THE STRATEGIC HOTEL PORTFOLIO MORTGAGE LOAN--TERMINATION OF THE GECMC 2004-C3 SPECIAL SERVICER" in this prospectus supplement.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

      A servicing fee (the "SERVICING FEE") will be payable monthly from amounts received in respect of the mortgage loans, and will accrue at a rate (the "SERVICING FEE RATE") ranging from 0.03% to 0.12%. As of the Cut-off Date, the weighted average Servicing Fee Rate will be 0.0411% per annum. With respect to the Strategic Hotel Portfolio Mortgage Loan, the Servicing Fee includes a primary servicing fee that will be payable to the master servicer under the GECMC 2004-C3 Pooling and Servicing Agreement, which will accrue at a per annum rate equal to 0.02% (the "STRATEGIC HOTEL PORTFOLIO MORTGAGE LOAN PRIMARY SERVICING FEE RATE"). The Servicing Fee will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

      In addition to the Servicing Fee, the Master Servicer will be entitled to retain, as additional servicing compensation:

            (1) assumption, defeasance, earnout, modification, waiver, and consent and similar fees, charges for beneficiary statements or demand fees and application and processing fees with respect to mortgage loans which are not Specially Serviced Mortgage Loans (other than the Strategic Hotel Portfolio Mortgage Loan and any successor REO Loan), subject to the conditions set forth in the Pooling and Servicing Agreement,

            (2) all NSF check charges on all mortgage loans and Prepayment Interest Excess not required to be applied in connection with Uncovered Prepayment Interest Shortfalls, and

            (3) late payment charges and default interest paid by the borrowers (other than on Specially Serviced Mortgage Loans), but only to the extent the amounts are not needed (i) to reimburse the trust

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      fund for expenses with respect to the related mortgage loan (other than the Special Servicing Fee, Workout Fee and Liquidation Fee) that have been paid since the prior Determination Date and (ii) to pay interest on Advances with respect to the related mortgage loan that has accrued since the prior Determination Date, in each case to the extent provided in the Pooling and Servicing Agreement.

The Master Servicer also is authorized but not required to invest or direct the investment of funds held in the Certificate Account in Permitted Investments, and the Master Servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the Pooling and Servicing Agreement. The Master Servicer also is entitled to retain any interest earned on any servicing escrow account to the extent the interest is not required to be paid to the related borrowers.

      The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

      The "SPECIAL SERVICING FEE" will accrue with respect to each Specially Serviced Mortgage Loan at a rate equal to 0.35% per annum (the "SPECIAL SERVICING FEE RATE") calculated on the basis of the Stated Principal Balance of the related Specially Serviced Mortgage Loans and on the basis of a 360-day year consisting of twelve 30-day months, and will be payable monthly from the trust fund (and, in the case of a Serviced Whole Loan, from amounts received in respect of any related Serviced Pari Passu Loan). In addition to the Special Servicing Fee, the Special Servicer will be entitled to retain, as additional servicing compensation (other than with respect to the Strategic Hotel Portfolio Mortgage Loan and any successor REO Loan);

            (1) assumption, assumption application, extension, modification, consent, waiver and earnout fees and changes for beneficiary statements or demands with respect to the Specially Serviced Mortgage Loans,

            (2) certain fees with respect to mortgage loans that are not Specially Serviced Mortgage Loans, to the extent set forth in the Pooling and Servicing Agreement; and

            (3) late payment charges and default interest paid by the borrowers (with respect to Specially Serviced Mortgage Loans), but only to the extent the amounts are not needed (i) to reimburse the trust fund for expenses with respect to the related mortgage loan (other than the Special Servicing Fee, Workout Fee and Liquidation Fee) that have been paid since the prior Determination Date and (ii) to pay interest on Advances with respect to the related mortgage loan that has accrued since the prior Determination Date, in each case to the extent provided in the Pooling and Servicing Agreement;

PROVIDED that the Special Servicer will not be entitled to retain any portion of the Excess Interest paid on the APD Loan.

      The Strategic Hotel Portfolio Mortgage Loan will accrue a comparable special servicing fee under the GECMC 2004-C3 Pooling and Servicing Agreement.

      The "WORKOUT FEE" will generally be payable with respect to each Corrected Mortgage Loan and will be calculated by application of a "WORKOUT FEE RATE" of 1.0% to each collection (other than Excess Interest and default interest) of interest and principal (including scheduled payments, prepayments, balloon payments, and payments at maturity, but excluding any amount for which a Liquidation Fee would be paid) received on the respective mortgage loan for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if the Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan but will become payable again if and when the mortgage loan again becomes a Corrected Mortgage Loan.

      The Strategic Hotel Portfolio Mortgage Loan will accrue a comparable workout fee under the GECMC 2004-C3 Pooling and Servicing Agreement.

      If the Special Servicer is terminated or resigns, it will retain the right to receive any and all Workout Fees payable in respect to mortgage loans that were worked-out during the period that it

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acted as special servicer and as to which no other event has occurred which would cause such mortgage loan to become a Specially Serviced Mortgage Loan as of the time of its termination or resignation. The successor special servicer will not be entitled to any portion of those Workout Fees. In the event that (i) the Special Servicer has been terminated, and (ii) either prior or subsequent to such termination (A) a Specially Serviced Mortgage Loan was liquidated or modified pursuant to an action plan submitted by the initial Special Servicer and approved (or deemed approved) by the Directing Certificateholder or (B) a Specially Serviced Mortgage Loan being monitored by the Special Servicer subsequently became a Corrected Mortgage Loan, then in either such event the Special Servicer shall be paid the related Workout Fee or Liquidation Fee, as applicable.

      A "LIQUIDATION FEE" will be payable with respect to each Specially Serviced Mortgage Loan as to which the Special Servicer obtains a full or discounted payoff from the related borrower and, except as otherwise described below, with respect to any Specially Serviced Mortgage Loan as to which the Special Servicer receives any Liquidation Proceeds. The Liquidation Fee for each Specially Serviced Mortgage Loan will be payable from, and will be calculated by application of a "LIQUIDATION FEE RATE" of 1.0% to the amount of the related payment or proceeds. The GE 2004-C3 Special Servicer will accrue a comparable liquidation fee with respect to the Strategic Hotel Portfolio Whole Loan under the GECMC 2004-C3 Pooling and Servicing Agreement (other than in connection with a repurchase of the Strategic Hotel Portfolio Mortgage Loan in connection with a breach of a representation or warranty or a document defect). The Liquidation Fee will be limited in amount and scope as set forth in the Pooling and Servicing Agreement. Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based on, or out of, Liquidation Proceeds received in connection with:

      o the purchase of any Specially Serviced Mortgage Loan by the Directing Certificateholder, the Special Servicer or the Master Servicer,

      o the repurchase of a mortgage loan by the applicable Mortgage Loan Seller due to the Mortgage Loan Seller's breach of a representation or due to a document defect with respect to such mortgage loan,

      o the purchase of a Defaulted Mortgage Loan by the Special Servicer or the Directing Certificateholder,

      o the purchase of a mortgage loan by the holder a related B Note pursuant to the related intercreditor agreement,

      o the purchase of a mortgage loan by a mezzanine lender pursuant to the related mezzanine intercreditor agreement, if either the payment of such fee is specifically prohibited under the related mezzanine intercreditor agreement, or such mortgage loan is purchased by the holder of the related mezzanine loan within 60 days of the date on which the related purchase option becomes exerciseable, or

      o the purchase of all of the mortgage loans and REO Properties in connection with an optional termination of the trust fund.

      If, however, Liquidation Proceeds are received with respect to any Corrected Mortgage Loan and the Special Servicer is properly entitled to a Workout Fee, the Workout Fee will be payable based on and out of the portion of the Liquidation Proceeds that constitutes principal and/or interest. No Liquidation Fee will be payable if the mortgage loan becomes a Corrected Mortgage Loan. Liquidation Proceeds do not include revenue from REO Properties condemnation awards or insurance proceeds.

      Although the Master Servicer and the Special Servicer are each required to service and administer the pool of mortgage loans in accordance with the Servicing Standard above and, accordingly, without regard to its right to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Master Servicer or the Special Servicer, as the case may be, with an economic disincentive to comply with this standard.

      As and to the extent described in this prospectus supplement under "DESCRIPTION OF THE CERTIFICATES--ADVANCES," the Master Servicer and the Special Servicer, as applicable, will be entitled to receive interest on Advances, which will be paid contemporaneously with the reimbursement of the related Advance.

      Each of the Master Servicer and the Special Servicer generally will be required to pay all expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement and will not be entitled to reimbursement for any expense of this type except as expressly provided in the Pooling and Servicing Agreement. The Master Servicer will be responsible for all fees of any sub-servicers. See "DESCRIPTION OF THE CERTIFICATES--DISTRIBUTIONS--METHOD, TIMING AND AMOUNT" in this prospectus supplement and "DESCRIPTION OF THE POOLING AGREEMENTS--CERTIFICATE ACCOUNT" and "--SERVICING COMPENSATION AND PAYMENT OF EXPENSES" in the prospectus.

MAINTENANCE OF INSURANCE

      To the extent permitted by the related mortgage loan or Serviced Whole Loan and required by the Servicing Standard, the Master Servicer will be required to use its reasonable efforts (other than with respect to the Strategic Hotel Portfolio Mortgage Loan) to (1) cause each borrower to maintain, and if the borrower does not maintain or cause to be maintained, will be required to
(2) itself maintain to the extent available at commercially reasonable rates (as determined by the Master Servicer, in accordance with the Servicing Standard), and to the extent the Trustee as mortgagee has an insurable interest therein, a fire and hazard insurance policy with extended coverage covering the related Mortgaged Property; PROVIDED, HOWEVER, that the Master Servicer will not be required to cause a borrower to maintain, or to itself maintain, insurance with respect to a Mortgaged Property securing a Specially Serviced Mortgage Loan, unless so directed by the Special Servicer. The coverage of that kind of policy will be in an amount that is not less than the lesser of (1) the full replacement cost of the improvements securing that mortgage loan or (2) the outstanding principal balance owing on that mortgage loan (and, if applicable, any related Serviced Pari Passu Loan and Serviced B Note), but in any event, in an amount necessary to avoid the application of any co-insurance clause. After the Master Servicer determines that a Mortgaged Property (other than the Mortgaged Property related to the Strategic Hotel Portfolio Mortgage Loan) is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), the Master Servicer will be required to use its reasonable efforts to (1) cause the related borrower to maintain (to the extent required by the related mortgage loan), and if the borrower does not so maintain, will be required to (2) itself maintain to the extent available at commercially reasonable rates (as determined by the Master Servicer in accordance with the Servicing Standard), and to the extent the Trustee as mortgagee has an insurable interest therein, a flood insurance policy in an amount representing coverage not less than the lesser of (1) the outstanding principal balance of the related mortgage loan and (2) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended. Any costs incurred by the Master Servicer in maintaining such policies, if the related borrower defaults on its obligation to do so, will be advanced by the Master Servicer as a Servicing Advance and will be charged to such borrower.

      The Special Servicer will be required to maintain (or cause to be maintained), fire and hazard insurance on each REO Property (other than with respect to the Strategic Hotel Portfolio Mortgage Loan), to the extent obtainable at commercially reasonable rates, in an amount which is at least equal to the lesser of (1) the full replacement cost of the improvements on REO Property, or (2) the outstanding principal balance owing on the related mortgage loan (and, if applicable, any related Serviced Pari Passu Loan and Serviced B
Note) and in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, while any such REO Property is located in an area identified as a federally designated special flood hazard area, the Special Servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the Special Servicer in accordance with the Servicing Standard), a flood insurance policy (if such policy is required by the Federal Emergency Management Agency) meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended. Any costs incurred by the Special Servicer in maintaining such insurance policies will be an expense of

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the trust fund, payable out of a segregated custodial account created and maintained by the Special Servicer on behalf of the Trustee in trust for the Certificateholders and, in the case of Serviced Whole Loan, the holders of any related Serviced Pari Passu Loan or Serviced B Note, as applicable (the "REO ACCOUNT"), or, if the amount on deposit therein is insufficient therefor, advanced by the Master Servicer as a Servicing Advance.

      Neither the Master Servicer nor the Special Servicer will be required to cause a borrower to be in default for failure to maintain for any Mortgaged Property, and neither the Master Servicer nor the Special Servicer will be required to itself maintain for any Mortgaged Property, insurance that provides coverage for acts of terrorism, despite the fact that such insurance may be required under the terms of the related mortgage loan, in the event the Special Servicer determines, in accordance with the Servicing Standard, that either (a) such insurance is not available at any rate or (b) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the Mortgaged Property and located in or around the geographic region in which such Mortgaged Property is located.

      The Pooling and Servicing Agreement provides that the Master Servicer and the Special Servicer may satisfy their respective obligations to cause each borrower to maintain a hazard insurance policy by maintaining a blanket or master single interest policy insuring against hazard losses on the mortgage loans and REO Properties (other than with respect to the Strategic Hotel Portfolio Mortgage Loan). Any losses incurred with respect to mortgage loans or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. Any incremental cost incurred by the Master Servicer or Special Servicer in maintaining a master single interest insurance policy will be paid by the Master Servicer or the Special Servicer as a Servicing Advance or, if such Servicing Advance would be a Nonrecoverable Advance, as a trust fund expense. Generally, no borrower is required by the mortgage loan documents to maintain earthquake insurance on any Mortgaged Property and the Special Servicer will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining earthquake insurance obtained by the Special Servicer will be advanced by the Special Servicer as a Servicing Advance.

      No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the mortgage loans, nor will any mortgage loan be subject to FHA insurance.

MODIFICATIONS, WAIVERS AND AMENDMENTS

      The Special Servicer (except as provided in the Pooling and Servicing Agreement), may agree to extend the maturity date of a mortgage loan (other than the Strategic Hotel Portfolio Mortgage Loan) or Serviced Whole Loan that is neither (a) a Specially Serviced Mortgage Loan nor (b) a mortgage loan that either is in default or as to which default is reasonably foreseeable; except that any such extension entered into by the Special Servicer will not be permitted to extend the maturity date beyond the earlier of

      o     two years prior to the Rated Final Distribution Date and

      o in the case of a mortgage loan secured by a leasehold estate and not the related fee interest, the date twenty years prior to the expiration of the leasehold estate (or ten years, PROVIDED that the Special Servicer gives due consideration to the remaining term of the ground lease and such extension is in the best interest of Certificateholders (and, in the case of a Serviced Whole Loan, the holder of any related Serviced Pari Passu Loan or Serviced B Note, as applicable) as a collective whole) taking into consideration the subordination of the Serviced B Note;

PROVIDED that, if the extension would extend the maturity date of a mortgage loan or a Serviced Whole Loan for more than 12 months (but in no event shall such extension period exceed five years, PROVIDED, in each such case, the Special Servicer has determined that a longer extension period will result in a greater recovery on a net present value basis for the trust fund and, if a Serviced Whole Loan is involved, the holder of any related Serviced Pari Passu Loan or Serviced B Note, as applicable, (as a collective whole)) from the original maturity date of the mortgage loan, the Special Servicer must obtain an opinion of counsel that such extension will not constitute a "significant modification" of the mortgage loan within the meaning of Treasury Regulations
Section 1.860G-2(b).

      Notwithstanding the foregoing, the Special Servicer will not be permitted to extend any mortgage loan unless (a) it has sent notice of such proposed extension, together with its recommendation, and (b) the Directing Certificateholder has also approved such extension; PROVIDED, HOWEVER, that if the Directing Certificateholder does not respond to or approve such recommendation within ten business days of its receipt of the Special Servicer's recommendation, then the extension will be deemed approved. If the Directing Certificateholder objects to such extension, the Special Servicer, subject to the Servicing Standard, will not be permitted to extend such maturity date and will not be liable for any loss caused by the failure to extend such maturity.

      Except as otherwise described in this section (and other than with respect to the Strategic Hotel Portfolio Mortgage Loan), neither the Master Servicer nor the Special Servicer may waive, modify or amend (or consent to waive, modify or amend) any provision of a mortgage loan or Serviced Whole Loan which is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the Pooling and Servicing Agreement, and (2) any waiver, modification or amendment that would not be a "significant modification."

      If the Special Servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Mortgage Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in the Special Servicer's judgment, reasonably foreseeable, is estimated to produce a greater recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) than liquidation of the Specially Serviced Mortgage Loan pursuant to the terms described under "--REALIZATION UPON DEFAULTED MORTGAGE LOANS" below, then the Special Servicer will agree to such modification, waiver or amendment of the Specially Serviced Mortgage Loan, subject to the restrictions and limitations described below.

      The Special Servicer will be required to use reasonable efforts to the extent possible to fully amortize each Specially Serviced Mortgage Loan prior to the Rated Final Distribution Date and will not be permitted to agree to a modification, waiver or amendment of any term of any Specially Serviced Mortgage Loan if that modification, waiver or amendment would:

      o extend the maturity date of the Specially Serviced Mortgage Loan to a date occurring later than the earlier of (A) two years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Mortgage Loan is secured by a leasehold estate and not the related fee interest, the date twenty years prior to the expiration of the leasehold (or ten years PROVIDED that the Special Servicer gives due consideration to the remaining term of the ground lease and such extension is in the best interest of Certificateholders and if a Serviced Whole Loan is involved, the holder of any related Serviced Pari Passu Loan or Serviced B Note, as applicable (as a collective whole)); or

      o provide for the deferral of interest unless (A) interest accrues on the mortgage loan, generally, at the related Mortgage Rate and (B) the aggregate amount of deferred interest does not exceed 10% of the unpaid principal balance of the Specially Serviced Mortgage Loan.

      In the event of a modification which creates a deferral of interest, the Pooling and Servicing Agreement will provide that the amount of deferred interest will be allocated to reduce the Distributable Certificate Interest of the class or classes (other than the Class X Certificates) with the latest alphabetical designation then outstanding, and to the extent so allocated, will be added to the Certificate Balance of the class or classes.

      The Special Servicer or the Master Servicer, as the case may be, will be required to notify each other, the Rating Agencies, the Directing Certificateholder, and the Trustee of any modification, waiver or amendment of any term of any mortgage loan and will be required to deliver to the Trustee for deposit in the related mortgage file, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution. Copies of each agreement whereby the modification, waiver or amendment of any term of any mortgage loan is effected are required to be available for review during normal business hours at the offices of the Trustee. See "DESCRIPTION OF THE CERTIFICATES--REPORTS TO CERTIFICATEHOLDERS; CERTAIN AVAILABLE INFORMATION" in this prospectus supplement.

      In the event the Special Servicer determines that a refusal to consent by the Directing Certificateholder or any advice from the Directing Certificateholder would cause the Special Servicer to violate the terms of any mortgage loan documents or the Pooling and Servicing Agreement, (including, without limitation, the Servicing Standard), the Special Servicer will be required to disregard such refusal to consent or advice and notify the Directing Certificateholder, the Trustee and the Rating Agencies.

      See also "--GENERAL" above for a description of the Directing Certificateholder's rights with respect to reviewing and approving the Asset Status Report.

LIMITATION ON LIABILITY OF DIRECTING CERTIFICATEHOLDER

      The Directing Certificateholder will have no liability whatsoever to the trust fund or any Certificateholders other than the Controlling Class Certificateholders and shall have no liability to any Controlling Class Certificateholder for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment; provided, HOWEVER, that with respect to Controlling Class Certificateholders the Directing Certificateholder will not be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that the Directing Certificateholder may have special relationships and interests that conflict with those of holders of one or more classes of certificates, that the Directing Certificateholder may act solely in the interests of the holders of the Controlling Class, that the Directing Certificateholder does not have any duties to the holders of any class of certificates other than the Controlling Class, that the Directing Certificateholder may take actions that favor the interests of the holders of the Controlling Class over the interests of the holders of one or more other classes of certificates, that the Directing Certificateholder, absent willful misfeasance, bad faith or negligence, will not be deemed to have been negligent or reckless, or to have acted in bad faith or engaged in willful misconduct, by reason of its having acted solely in the interests of the Controlling Class, and that the Directing Certificateholder will have no liability whatsoever for having so acted and that no Certificateholder may take any action whatsoever against the Directing Certificateholder or any director, officer, employee, agent or principal of the Directing Certificateholder for having so acted.

SALE OF DEFAULTED MORTGAGE LOANS

      The Pooling and Servicing Agreement contains provisions requiring, within 60 days after a mortgage loan (other than the Strategic Hotel Portfolio Mortgage
Loan) becomes a Defaulted Mortgage Loan, the Special Servicer to determine the fair value of the mortgage loan in accordance with the Servicing Standard. A "DEFAULTED MORTGAGE LOAN" is a mortgage loan (other than the Strategic Hotel Portfolio Mortgage Loan) that is delinquent at least 60 days in respect of its Periodic Payment or more than 30 days in respect of its balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period permitted by, and any acceleration of payments under, the related mortgage loan documents. The Special Servicer will be required to recalculate, from time to time, its determination of the fair value of a Defaulted Mortgage Loan based upon changed circumstances, new information or otherwise, in accordance with the servicing standard, but not less frequently than every 90 days. The Special Servicer will be permitted to retain, at the expense of the trust fund, an independent third party to assist the Special Servicer in determining such fair value. The

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GECMC 2004-C3 Pooling and Servicing Agreement contains provisions requiring the
GECMC 2004-C3 Special Servicer to determine the fair value of the Strategic Hotel Portfolio Mortgage Loan under substantially similar, although not necessarily identical, circumstances.

      In the event a mortgage loan (other than the Strategic Hotel Portfolio Mortgage Loan) becomes a Defaulted Mortgage Loan, the Directing Certificateholder and the Special Servicer (subject to any rights of the holder of the Serviced B Note or the holder of any mezzanine debt to purchase such Defaulted Mortgage Loan pursuant to the related intercreditor agreement) will each have an assignable option to purchase (a "PURCHASE OPTION") the Defaulted Mortgage Loan from the trust fund at a price (the "OPTION PRICE") equal to (i) the outstanding principal balance of the Defaulted Mortgage Loan as of the date of purchase, plus all accrued and unpaid interest on such balance plus all related fees and expenses, if the Special Servicer has not yet determined the fair value of the Defaulted Mortgage Loan, or (ii) the fair value of the Defaulted Mortgage Loan as determined by the Special Servicer, if the Special Servicer has made such fair value determination.

      With respect to each Serviced Whole Loan, the party that exercises the foregoing Purchase Option will only be entitled to purchase the related mortgage loan and not any related Serviced Pari Passu Loan or Serviced B Note.

      Unless and until the Purchase Option with respect to a Defaulted Mortgage Loan is exercised (or the Defaulted Mortgage Loan is purchased by the holder of the Serviced B Note or the holder of the related mezzanine debt), the Special Servicer will be required (other than with respect the Strategic Hotel Portfolio Mortgage Loan) to pursue such other resolution strategies available under the Pooling and Servicing Agreement, including workout and foreclosure, consistent with the Servicing Standard, but the Special Servicer will not be permitted to sell the Defaulted Mortgage Loan other than pursuant to the exercise of the Purchase Option.

      If not exercised sooner, the Purchase Option with respect to any Defaulted Mortgage Loan will automatically terminate upon

      o the related borrower's cure of all defaults on the Defaulted Mortgage Loan,

      o the purchase of the Defaulted Mortgage Loan by the holder of the Serviced B Note or the holder of a mezzanine loan,

      o the acquisition on behalf of the trust fund of title to the related Mortgaged Property by foreclosure or deed in lieu of foreclosure,

      o the modification or pay-off (full or discounted) of the Defaulted Mortgage Loan in connection with a workout or

      o upon a repurchase of a Defaulted Mortgage Loan by the applicable Mortgage Loan Seller due to the Mortgage Loan Seller's breach of a representation with respect to such Defaulted Mortgage Loan.

      In addition, the Purchase Option with respect to a Defaulted Mortgage Loan held by any person will terminate upon the exercise of the Purchase Option by any other holder of a Purchase Option.

      If (a) a Purchase Option is exercised with respect to a Defaulted Mortgage Loan and the person expected to acquire the Defaulted Mortgage Loan pursuant to such exercise is the Directing Certificateholder, the Special Servicer, or any affiliate of any of them (in other words, the Purchase Option has not been assigned to another unaffiliated person) and (b) the Option Price is based on the Special Servicer's determination of the fair value of the Defaulted Mortgage Loan, the Master Servicer will be required to determine, in accordance with the Servicing Standard, whether the Option Price represents a fair price. The Master Servicer may retain, at the expense of the trust fund, an independent third party who is an MAI qualified appraiser or an independent third party that is of recognized standing having experience in evaluating the value of defaulted mortgage loans in accordance with the Pooling and Servicing Agreement, to assist the Master Servicer to determine if the Option Price represents a fair price for the Defaulted Mortgage Loan. In making such determination and absent manifest error, the Master Servicer will be entitled to rely on such person in accordance with the terms of the Pooling and Servicing Agreement.

      The Pooling and Servicing Agreement provides that the Directing Certificateholder will have the right to purchase the Strategic Hotel Portfolio Mortgage Loan from the trust at the price determined by the GECMC 2004-C3 Special Servicer, subject to the purchase option described below under "--SERVICING OF THE STRATEGIC HOTEL PORTFOLIO MORTGAGE LOAN--PURCHASE OPTION."

REALIZATION UPON DEFAULTED MORTGAGE LOANS

      The Special Servicer will exercise reasonable efforts, consistent with the Servicing Standard, to foreclose upon or otherwise comparably convert the ownership of property securing such mortgage loans (other than the Strategic Hotel Portfolio Mortgage Loan) (and, if applicable, any related Serviced Pari Passu Loan or Serviced B Note), as come into and continue in default as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to the Pooling and Servicing Agreement, and which are not released from the trust pursuant to any provision of the Pooling and Servicing Agreement. The Special Servicer is not permitted, however, to acquire title to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the Trustee, for the benefit of the Certificateholders (and, in the case of a Serviced Whole Loan, the holder of any related Serviced Pari Passu Loan or Serviced B Note, as applicable), or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of or to be an "owner" or an "operator" of the Mortgaged Property within the meaning of certain federal environmental laws, unless the Special Servicer has previously received a report prepared by a person who regularly conducts environmental audits (which report will be paid for by the Master Servicer as a Servicing Advance or, in the event such Servicing Advance would be a Nonrecoverable Advance, a trust fund expense) and either:

            (1) the report indicates that (a) the Mortgaged Property is in compliance with applicable environmental laws and regulations and (b) there are no circumstances or conditions present at the Mortgaged Property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

            (2) the Special Servicer, based solely (as to environmental matters and related costs) on the information set forth in the report, determines that taking those actions as are necessary to bring the Mortgaged Property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (1)(b) above, is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking those actions. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS--ENVIRONMENTAL RISKS" in the prospectus.

      If title to any Mortgaged Property is acquired by the trust fund, the Special Servicer, on behalf of the trust fund (and, in the case of a Serviced Whole Loan, on behalf of the holder of any related Serviced Pari Passu Loan or Serviced B Note, as applicable), will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the IRS grants an extension of time to sell the property or (2) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund longer than the above-referenced three-year period will not result in the imposition of a tax on any of the Upper-Tier REMIC, the Lower-Tier REMIC or the Buckhead Station Shopping Center Mortgage Loan REMIC or cause the trust fund (or any of the Upper-Tier REMIC, the Lower-Tier REMIC or the Buckhead Station Shopping Center Mortgage Loan REMIC) to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. The Special Servicer will be required to ensure that any Mortgaged Property acquired by the trust fund is administered so that it constitutes "foreclosure property" within the meaning of Section 860G(a)(8) of the Code at all times and, that the sale of the property does not result in the receipt by the trust fund of any income from nonpermitted assets as described in Section 860F(a)(2)(B) of the Code. If the trust fund acquires title to any Mortgaged Property, the Special Servicer, on behalf of the trust fund, will retain, at the expense of the trust fund, an independent

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contractor to manage and operate the property in all circumstances required by the Code. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was at least 10% completed at the time default on the related mortgage loan became imminent. The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage the Mortgaged Property as required under the Pooling and Servicing Agreement.

      Generally, none of the Upper-Tier REMIC, Lower-Tier REMIC or the Buckhead Station Shopping Center Mortgage Loan REMIC will be taxed on income received with respect to a Mortgaged Property acquired by the trust fund to the extent that it constitutes "rents from real property," within the meaning of Section 856(c)(3)(A) of the Code and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the income with respect to a Mortgaged Property owned by the trust fund attributable to any non-qualifying services would not constitute rents from real property, or that all income would not qualify if no separate charge was stated for the non-customary services or they were not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hotel. Any of the foregoing types of income may instead constitute "net income from foreclosure property," which would be taxable to the Lower-Tier REMIC or the Buckhead Station Shopping Center Mortgage Loan REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. The Pooling and Servicing Agreement provides that the Special Servicer will be permitted to cause the Lower-Tier REMIC or the Buckhead Station Shopping Center Mortgage Loan REMIC to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the trust fund to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of Certificates. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES--FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES" and "CERTAIN FEDERAL INCOME TAX CONSEQUENCES--TAXES THAT MAY BE IMPOSED ON THE REMIC POOL" in the prospectus. Similar considerations apply with respect to the Strategic Hotel Portfolio Mortgage Loan under the GECMC 2004-C3 Pooling and Servicing Agreement.

      To the extent that Liquidation Proceeds collected with respect to any mortgage loan are less than the sum of: (1) the outstanding principal balance of the mortgage loan, (2) interest accrued on the mortgage loan and (3) the aggregate amount of outstanding reimbursable expenses (including any unreimbursed Servicing Advances and unpaid and accrued interest on those Servicing Advances) incurred with respect to the mortgage loan, then the trust fund will realize a loss in the amount of the shortfall. The Fiscal Agent, the Trustee, the Master Servicer and/or the Special Servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any mortgage loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related mortgage loan, certain unreimbursed expenses incurred with respect to the mortgage loan and any unreimbursed Advances made with respect to the mortgage loan. In addition, amounts otherwise distributable on the Certificates will be further reduced by interest payable to the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent on these Advances.

      If any Mortgaged Property (other than Mortgaged Properties related to the Strategic Hotel Portfolio Mortgage Loan) suffers damage and the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the Master Servicer will not be required to advance the funds to effect the restoration unless (1) the Special Servicer determines that the restoration will increase the proceeds to Certificateholders (and, if a Serviced Whole Loan is involved, the holder of any related Serviced Pari Passu Loan or Serviced Pari Passu Loans or Serviced B Note, as applicable) on liquidation of the mortgage loan after reimbursement of the Special Servicer or the Master Servicer, as the case may be, for its expenses and (2) the Master Servicer determines that the expenses will be recoverable by it from related Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

      The Master Servicer will be required to perform or cause to be performed (at its own expense), physical inspections of each Mortgaged Property securing a Mortgage Note (other than with respect to the Strategic Hotel Portfolio Mortgage
Loan) with a Stated Principal Balance (or allocated loan amount) of (A) $2,000,000 or more at least once every 12 months and (B) less than $2,000,000 at least once every 24 months, in each case commencing in calendar year 2006; PROVIDED, HOWEVER, that if any scheduled payment becomes more than 60 days delinquent on the related mortgage loan or Serviced Whole Loan, the Special Servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable (but in no event more than 60 days) after the mortgage loan or Serviced Whole Loan becomes a Specially Serviced Mortgage Loan and annually thereafter for so long as the mortgage loan or Serviced Whole Loan remains a Specially Serviced Mortgage Loan (the reasonable cost of which inspection will be paid as a Servicing Advance or if such Servicing Advance would be a Nonrecoverable Advance, as an expense of the trust fund (and, if a Serviced Whole Loan is involved, an expense of the holder of any related Serviced Pari Passu Loan or Serviced Pari Passu Loans or Serviced B Note, as applicable), PROVIDED, FURTHER, that the Master Servicer will not be required to perform or cause to be performed an inspection on a Mortgaged Property if such Mortgaged Property has been inspected by the Master Servicer or the Special Servicer within the preceding 12 months and the Master Servicer has no actual knowledge of, or notice of, an event subsequent to the date of such inspection that would materially affect the validity of such inspection. The Special Servicer or the Master Servicer, as applicable, will be required to prepare a written report of the inspection describing, among other things, the condition of the Mortgaged Property and specifying the existence of any material vacancies in the Mortgaged Property of any sale, transfer or abandonment of the Mortgaged Property of which it has knowledge, of any material adverse change in the condition of the Mortgaged Property, or of any visible material waste committed on the Mortgaged Property.

      With respect to each mortgage loan or Serviced Whole Loan that requires the borrower to deliver those statements, the Special Servicer or the Master Servicer, as applicable, is also required to use reasonable efforts to collect and review the annual operating statements of the related Mortgaged Property (other than the Strategic Hotel Portfolio Mortgage Loan). Most of the Mortgages obligate the related borrower to deliver annual property operating statements. However, we cannot assure you that any operating statements required to be delivered will in fact be delivered, nor is the Special Servicer or the Master Servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing mortgage loan.

      Copies of the inspection reports and operating statements referred to above are to be available for review by Certificateholders during normal business hours at the offices of the Trustee to the extent such inspection reports and operating statements are in its possession. See "DESCRIPTION OF THE CERTIFICATES--REPORTS TO CERTIFICATEHOLDER; CERTAIN AVAILABLE INFORMATION" in this prospectus supplement.

CERTAIN MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER AND THE DEPOSITOR

      The Pooling and Servicing Agreement permits the Depositor, the Master Servicer and the Special Servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor and receipt by the Trustee of written confirmation from each of S&P, Fitch, DBRS and any other rating agency then rating securities backed by a Serviced Pari Passu Loan that the resignation and appointment will, in and of itself, not cause a downgrade, withdrawal or qualification of the then-current rating assigned to any class of Certificates or securities backed in whole or in part by such Serviced Pari Passu Loan; or (b) a determination that their respective obligations are no longer permissible with respect to the Master Servicer or the Special Servicer, as the case may be, under applicable law. No resignation will become effective until the Trustee or other successor has assumed the obligations and duties of the resigning Master Servicer or Special Servicer, as the case may be, under the Pooling and Servicing Agreement.

      The Pooling and Servicing Agreement will provide that none of the Master Servicer, the Special Servicer, the Depositor or any director, officer, employee or agent of any of them will be under any liability to the trust fund, the Certificateholders or, if the Lakeside Mall Whole Loan or 63 Madison Avenue Whole Loan is involved, the holder of any related Serviced Pari Passu Loan, or, if the Hope Square Professional Building Mortgage Loan is involved, the holder of the Serviced B Note, for any action taken, or not taken, in good faith pursuant to the Pooling and Servicing Agreement or for errors in judgment; PROVIDED, HOWEVER, that none of the Master Servicer, the Special Servicer, the Depositor or similar person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the Pooling and Servicing Agreement or by reason of negligent disregard of the obligations and duties. The Pooling and Servicing Agreement will also provide that the Master Servicer, the Special Servicer, the Depositor and any general partner of the foregoing and any director, officer, employee or agent of any of them will be entitled to indemnification by the trust fund out of the Certificate Account against any loss, liability or expense incurred in connection with the performance of its duties and the exercise of rights under, or any legal action or claim that relates to the Pooling and Servicing Agreement or the Certificates; PROVIDED, HOWEVER, that the indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the Pooling and Servicing Agreement, by reason of negligent disregard of the obligations or duties, or in the case of the Depositor and any of its directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law.

      The Pooling and Servicing Agreement will also provide that the GECMC 2004-C3 Master Servicer, the GECMC 2004-C3 Special Servicer, or the GECMC 2004-C3 Trustee and any director, officer, employee or agent of any of them will be entitled to indemnification by the trust fund and held harmless against the trust's PRO RATA share of any liability or expense incurred in connection with any legal action or claim that relates to the Strategic Hotel Portfolio Whole Loan under the Pooling and Servicing Agreement or any pooling and servicing agreement related to a securitization that holds a Strategic Hotel Portfolio Pari Passu Loan; PROVIDED, HOWEVER, that such indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties or by reason of negligent disregard of obligations or duties under the GECMC 2004-C3 Pooling and Servicing Agreement.

      In addition, the Pooling and Servicing Agreement will provide that none of the Master Servicer, the Special Servicer or the Depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling and Servicing Agreement or that in its opinion may involve it in any expense or liability not reimbursed by the trust fund. However, each of the Master Servicer, the Special Servicer and the Depositor will be permitted, in the exercise of its discretion, to undertake any action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the Certificateholders and, if a Serviced Whole Loan is affected, the rights of the holders of any related Serviced Pari Passu Loan or Serviced B Note, as applicable, (as a collective whole) under the Pooling and Servicing Agreement. In that event, the legal expenses and costs of the action, and any liability resulting therefrom, will be expenses, costs and liabilities of the Certificateholders, and the Master Servicer, the Special Servicer or the Depositor, as the case may be, will be entitled to charge the Certificate Account for the expenses.

      Pursuant to the Pooling and Servicing Agreement, the Master Servicer and Special Servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's

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misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the Pooling and Servicing Agreement. Notwithstanding the foregoing, the Master Servicer will be allowed to self-insure with respect to an errors and omission policy and a fidelity bond so long as certain conditions set forth in the Pooling and Servicing Agreement are met.

      Any person into which the Master Servicer, the Special Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer, the Special Servicer or the Depositor is a party, or any person succeeding to the business of the Master Servicer, the Special Servicer or the Depositor, will be the successor of the Master Servicer, the Special Servicer or the Depositor, as the case may be, under the Pooling and Servicing Agreement. The Master Servicer and the Special Servicer may have other normal business relationships with the Depositor or the Depositor's affiliates.

EVENTS OF DEFAULT

      "EVENTS OF DEFAULT" under the Pooling and Servicing Agreement with respect to the Master Servicer or the Special Servicer, as the case may be, will include, without limitation:

            (a) (A) any failure by the Master Servicer to make a required deposit to the Certificate Account (or the related custodial account maintained with respect to a Serviced Whole Loan) on the day such deposit was first required to be made, which failure is not remedied within one business day, or (B) any failure by the Master Servicer to deposit into, or remit to the Trustee for deposit into, the Distribution Account any amount required to be so deposited or remitted (including any required P&I Advance, unless the Master Servicer determines that such P&I Advance is a Nonrecoverable Advance), which failure is not remedied by 11:00 a.m. (New York City time) on the relevant Distribution Date;

            (b) any failure by the Special Servicer to deposit into the REO Account on the day such deposit is required to be made, or to remit to the Master Servicer for deposit in the Certificate Account (or the related custodial account maintained with respect to a Serviced Whole Loan) any such remittance required to be made by the Special Servicer on the day such remittance is required to be made under the Pooling and Servicing Agreement; PROVIDED, HOWEVER, that the failure of the Special Servicer to remit such remittance to the Master Servicer will not be an Event of Default if such failure is remedied within one business day and if the Special Servicer has compensated the Master Servicer for any loss suffered by the Master Servicer caused by such failure and reimbursed the trust for any resulting Advance Interest due to the Master Servicer;

            (c) any failure by the Master Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and Servicing Agreement, which failure continues unremedied for 30 days (15 days in the case of a failure to pay the premium for any insurance policy required to be force-placed by the Master Servicer pursuant to the Pooling and Servicing Agreement, 15 days for any other insurance premium, 15 days in the case of a failure to pay any real estate taxes, assessments or similar items required to be paid under the Pooling and Servicing Agreement, or 10 days in the case of a failure to provide reports and items specified under "DESCRIPTION OF THE POOLING AGREEMENTS--EVIDENCE AS TO COMPLIANCE" in the prospectus, but solely with respect to the first time such reports and items are required to be provided, and 15 days in the case of a failure to make a Servicing Advance or in the case of a failure to pay the premium for any insurance policy required to be maintained under the Pooling and Servicing Agreement) after written notice of the failure has been given to the Master Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, or to the Master Servicer or the Special Servicer, as the case may be, with a copy to each other party to the Pooling and Servicing Agreement, by the Certificateholders of any class, evidencing, as to that class, percentage interests aggregating not less than 25% or any affected holder of a Serviced Pari Passu Loan or Serviced B Note; PROVIDED, HOWEVER, if that failure (other than the failure to provide reports and items specified under "DESCRIPTION OF THE POOLING AGREEMENTS--EVIDENCE AS TO COMPLIANCE" in the prospectus on the first date on which such reports and items are required to be provided) is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing such cure, such 15, 30 or 45-day period will be extended an additional 30 days;

            (d) any breach on the part of the Master Servicer or the Special Servicer of any representation or warranty in the Pooling and Servicing Agreement which materially and adversely affects the interests of any class of Certificateholders, any affected holder of a Serviced Pari Passu Loan or any affected holder of the Serviced B Note and which continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the Master Servicer or the Special Servicer, as the case may be, by the Depositor or the Trustee, or to the Master Servicer, the Special Servicer, the Depositor and the Trustee or the holders of Certificates of any class evidencing, as to that class, percentage interests aggregating not less than 25% of any affected holder of a Serviced Pari Passu Loan or any affected holder of the Serviced B Note; PROVIDED, HOWEVER, if that breach is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing a cure, such 30-day period will be extended an additional 30 days;

            (e) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the Master Servicer or the Special Servicer, and certain actions by or on behalf of the Master Servicer or the Special Servicer indicating its insolvency or inability to pay its obligations;

            (f) the Master Servicer or the Special Servicer is removed from S&P's approved master servicer list or special servicer list, as the case may be, and either (a) not reinstated within 60 days of removal or (b) any of the ratings assigned to the Certificates or to any securities backed in whole or in part by a Serviced Pari Passu Loan are qualified, downgraded, or withdrawn in connection with such removal, whichever is earlier;

            (g) the Trustee has received written notice from Fitch or DBRS that the continuation of the Master Servicer or the Special Servicer in that capacity would result, or has resulted, in a downgrade or withdrawal of any rating then assigned by Fitch or DBRS, as applicable, to any class of Certificates or any class of securities backed in whole or in part by a Serviced Pari Passu Loan and, with respect to any such notice that the continuation of the Master Servicer or the Special Servicer in such capacity would result in such downgrade or withdrawal, such notice is not rescinded within 60 days;

            (h) the Master Servicer is no longer rated CMS3 or higher by Fitch or the equivalent or the Special Servicer is no longer rated CSS3 or higher by Fitch or its equivalent; and

            (i) the Master Servicer or the Special Servicer, as the case may be, obtains actual knowledge that Moody's has (1) qualified, downgraded or withdrawn its rating or ratings of any class of securities backed in whole or in part by a Serviced Pari Passu Loan, or (2) placed any class of securities backed in whole or in part by a Serviced Pari Passu Loan on "watchlist" status in contemplation of rating downgrade or withdrawal (and such "watchlist" status placement shall not have been withdrawn by Moody's within 60 days of the date when the Master Servicer or Special Servicer, as the case may be, obtained such actual knowledge) and, in the case of either clause (1) or (2), cited servicing concerns with the Master Servicer or the Special Servicer, as the case may be, as the sole or material factor in such rating action.

RIGHTS UPON EVENT OF DEFAULT

      If an Event of Default occurs with respect to the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement, then, so long as the Event of Default remains unremedied, the Trustee will be authorized, and at the direction of Certificateholders entitled to not less than 51% of the Voting Rights (without giving effect to the Voting Rights of the defaulting party or its affiliates), the Trustee will be required, to terminate all of the rights (other than rights to indemnification under the Pooling and Servicing Agreement, and further subject to the provisions of the Pooling and Servicing

Agreement, including the compensation provisions), and obligations of the defaulting party as Master Servicer or Special Servicer, as applicable, under the Pooling and Servicing Agreement. In addition, if an Event of Default occurs with respect to the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement that affects a holder of any Serviced Pari Passu Loan, any Serviced B Note or any class of securities backed in whole or in part thereby, and the Servicer or the Special Servicer is not otherwise terminated, then, at the request of such affected holder of such Serviced Pari Passu Loan, Serviced B Note or such securities, the Trustee shall require the Servicer or Special Servicer, as applicable, to appoint, within 30 days of the Trustee's request, a sub-servicer if such Serviced Whole Loan is not then being sub-serviced (or, if the related Serviced Whole Loan is currently being sub-serviced and such sub-servicer is in default under the related sub-servicing agreement, to replace, within 30 days of the Trustee's request, the then current sub-servicer with a new sub-servicer) with respect to such Serviced Whole Loan. If the Master Servicer receives a notice of termination due to an Event of Default, the Trustee, using "request for proposal" materials prepared by the Master Servicer, will solicit bids for such servicing rights and deliver the proceeds net of expenses incurred by the Trustee of any resulting sale to the Master Servicer. If requested by the Trustee, the Master Servicer will continue to serve as master servicer during the bid process. If the Master Servicer is terminated, and if no successor has accepted that appointment, then subject to the bid process described above, the Trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer as described below. The Trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as Master Servicer or Special Servicer, as applicable, under the Pooling and Servicing Agreement and will be entitled to similar compensation arrangements. If the Trustee is unwilling, it may, or if it is unable so to act (or, at the written request of Certificateholders entitled to not less than 51% of the Voting Rights), it will be required to appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity that would not result in the downgrading, qualification or withdrawal of the then-current ratings assigned (i) by S&P, Fitch and DBRS to any class of Certificates and (ii) by the applicable rating agencies to any class of securities backed in whole or in part by a Serviced Pari Passu Loan, to act as successor to the Master Servicer or Special Servicer, as applicable, under the Pooling and Servicing Agreement.

      No Certificateholder will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to the Certificates or the Pooling and Servicing Agreement unless the holder previously has given to the Trustee written notice of default and the continuance of the default and unless the holders of Certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting the class have made written request upon the Trustee to institute a proceeding in its own name (as Trustee) and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling and Servicing Agreement or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred as a result.

AMENDMENT

      The Pooling and Servicing Agreement may be amended by the parties thereto, without the consent of any of the holders of Certificates:

            (a) to cure any ambiguity;

            (b) to cause the provisions therein to conform or be consistent with or in furtherance of the statements herein made with respect to the certificates, the trust or the Pooling and Servicing Agreement, to correct or supplement any of its provisions which may be inconsistent with any other provisions therein or to correct any error;

            (c) to change the timing and/or nature of deposits in the Certificate Account, the separate custodial account maintained with respect to a Serviced Whole Loan, the Distribution

      Account or the REO Account, PROVIDED that (A) the Servicer Remittance Date shall in no event be later than the related Distribution Date, (B) the change would not adversely affect in any material respect the interests of any Certificateholder, any holder of a related Serviced Pari Passu Loan or the holder of the Serviced B Note, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment or at the expense of the trust if the amendment is requested by the Trustee on behalf of the trust or the Certificateholders), and (C) the change would not result in the downgrading, qualification or withdrawal of the then-current ratings assigned (i) by S&P, Fitch and DBRS to any class of Certificates and (ii) by the applicable rating agencies to any class of securities, backed in whole or in part by a Serviced Pari Passu Loan, as evidenced by a letter from each of S&P, Fitch and DBRS, and each such applicable rating agency;

            (d) to modify, eliminate or add to any of its provisions (A) to the extent as will be necessary to maintain the qualification of either the Upper-Tier REMIC, the Lower-Tier REMIC or the Buckhead Station Shopping Center Mortgage Loan REMIC as a REMIC, to maintain the grantor trust portion of the trust as a grantor trust or to avoid or minimize the risk of imposition of any tax on the trust fund, PROVIDED that the Trustee has received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain qualification or to avoid or minimize the risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates, any holder of a related Serviced Pari Passu Loan or the holder of the Serviced B Note or (B) to restrict the transfer of the Residual Certificates, PROVIDED that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES--FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES," and "--TAXATION OF RESIDUAL CERTIFICATES--TAX-RELATED RESTRICTIONS ON TRANSFER OF RESIDUAL CERTIFICATES" in the prospectus;

            (e) to make any other provision with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be inconsistent with the Pooling and Servicing Agreement or any other change, PROVIDED that the required action will not adversely affect in any material respect the interests of any Certificateholder, any holder of a Serviced Pari Passu Loan or the holder of the Serviced B Note (unless the affected Certificateholder, such holder of a Serviced Pari Passu Loan or the holder of the Serviced B Note consents in writing to such amendment), as evidenced by either an opinion of counsel to such effect or written confirmation that the change would not result in the downgrading, qualification or withdrawal of the then-current ratings assigned (i) by S&P, Fitch and DBRS to any class of Certificates and (ii) by the applicable rating agencies to any class of securities backed in whole or in part by a Serviced Pari Passu Loan; or

            (f) to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the then-current ratings assigned (i) by S&P, Fitch and DBRS to each class of Certificates and (ii) by the applicable rating agencies to each class of securities, backed in whole or in part by a Serviced Pari Passu Loan or the Serviced B Note, as applicable, as evidenced by written confirmation that the change would not result in the downgrading, qualification or withdrawal of the then-current ratings assigned by S&P, Fitch and DBRS and such applicable rating agency.

      The Pooling and Servicing Agreement may also be amended by the parties thereto with the consent of the holders of Certificates of each class affected thereby evidencing, in each case, not less than 66 2/3% of the aggregate Percentage Interests constituting the class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of the Certificates, except that the amendment may not (1) reduce in any manner the amount of, or delay the timing of, payments received on the mortgage loans, a Serviced Pari Passu Loan or the Serviced B Note which are required to be distributed on a Certificate of any class, to the holder of such Serviced Pari Passu Loan or to the holder of the Serviced B Note without the consent of the holder of that Certificate, such Serviced Pari Passu Loan or such Serviced B Note, as the case may be, (2) reduce the aforesaid percentage of Certificates of any class the holders of which are required to consent to the amendment without the consent of the holders of all Certificates of that class then outstanding, (3) adversely affect the Voting Rights of any class of Certificates or (4) amend the Servicing Standard without the consent of the holders of all Certificates of the classes then outstanding, the holders of the Serviced Pari Passu Loans and the holder of the Serviced B Note.

      Notwithstanding the foregoing, the Trustee will not be required to consent to any amendment to the Pooling and Servicing Agreement without having first received an opinion of counsel (at the expense of the party requesting the amendment, or at the expense of the trust if the amendment is requested by the Trustee on behalf of the Certificateholders) to the effect that the amendment is permitted under the Pooling and Servicing Agreement and that the amendment or the exercise of any power granted to the Master Servicer, the Special Servicer, the Depositor, the Trustee or any other specified person in accordance with the amendment, will not result in the imposition of a tax on any portion of the trust fund, cause the Upper-Tier REMIC, the Lower-Tier REMIC or the Buckhead Station Shopping Center Mortgage Loan REMIC to fail to qualify as a REMIC or cause the grantor trust portion of the trust fund to fail to qualify as a grantor trust.

RIGHTS OF THE HOLDER OF THE LAKESIDE MALL PARI PASSU LOAN

      RIGHT TO EXERCISE THE RIGHTS OF THE DIRECTING CERTIFICATEHOLDER IN THE POOLING AND SERVICING AGREEMENT WITH RESPECT TO THE LAKESIDE MALL WHOLE LOAN. Any decision to be made with respect to the Lakeside Mall Whole Loan which requires the approval of the Directing Certificateholder or otherwise requires approval under the related intercreditor agreement will require the approval of the holders of the Lakeside Mall Whole Loan (or their designees) then holding a majority of the outstanding principal balance of the Lakeside Mall Whole Loan. If the holders of the Lakeside Mall Whole Loan (or their designees) then holding a majority of the outstanding principal balance of the Lakeside Mall Whole Loan are not able to agree on a course of action that satisfies the Servicing Standard within 30 days (or such shorter period as may be required by the mortgage loan documents to the extent the lender's approval is required) after receipt of a request for consent to any action by the Master Servicer or the Special Servicer, as applicable, the Directing Certificateholder will be entitled to direct the Master Servicer or the Special Servicer, as applicable, on a course of action to follow that satisfies the requirements set forth in the Pooling and Servicing Agreement (PROVIDED that such action does not violate the Servicing Standard or another provision of the Pooling and Servicing Agreement, the Lakeside Mall Whole Loan or any applicable REMIC provisions), and the Master Servicer or the Special Servicer, as applicable, will be required to implement the course of action in accordance with the Servicing Standard. Pursuant to the Pooling and Servicing Agreement and related intercreditor agreement, each holder of the Lakeside Mall Whole Loan may consult separately with the Master Servicer or the Special Servicer, as applicable, about a particular course of action. Except as described in the second sentence of this paragraph, the noteholders then holding a majority of the outstanding principal balance of the Lakeside Mall Whole Loan will be entitled to approve the following:

            (1) any modification or waiver of any term of the related mortgage loan documents that would result in the extension of the applicable maturity date, a reduction of the applicable mortgage rate or monthly payment, that relates to any exit fee, prepayment premium or yield maintenance charge, or a deferral or forgiveness of interest on or principal of the Lakeside Mall Whole Loan, a modification or waiver of any other monetary term of the Lakeside Mall Whole Loan relating to the timing or amount of any payment of principal and interest (other than default interest) or a modification or waiver of any provision which restricts the related borrower from incurring additional indebtedness or from transferring any related Mortgaged Property;

            (2) the waiver of any "due-on-sale" clause and/or
      "due-on-encumbrance" clause (unless such clause is not exercisable under the applicable law or such exercise is reasonably likely to result in successful legal action by the related borrower);

            (3) any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of any related Mortgaged Property if the Lakeside Mall

      Whole Loan should become a specially serviced loan and continue in default or any acquisition of such related Mortgaged Property by deed in lieu of foreclosure;

            (4) any proposed or actual sale of the related REO Property or the Lakeside Mall Whole Loan (other than in connection with exercise of the fair value purchase option, the termination of the trust fund pursuant to the Pooling and Servicing Agreement, or the purchase of the Lakeside Mall Mortgage Loan by the related Mortgage Loan Seller under the Pooling and Servicing Agreement and/or the related Purchase Agreement by reason of a breach of a representation or warranty or a document defect);

            (5) any release of the related borrower, any guarantor or other obligor from liability;

            (6) any modification or amendment of, or waiver of any term of the Lakeside Mall Whole Loan that would result in a discounted pay-off;

            (7) any determination to bring any related Mortgaged Property, which has become an REO Property, into compliance with applicable environmental laws or to otherwise address hazardous materials located at such property;

            (8) any substitution or release of collateral or acceptance of additional collateral for the Lakeside Mall Whole Loan (other than any release made in connection with the grant of a non-material easement or right-of-way or other non-material release such as a "curb-cut") unless required by the related mortgage loan documents;

            (9) any adoption or approval of a plan in a bankruptcy of the borrower;

            (10) any termination or consent to termination of the related property manager of the Lakeside Mall Whole Loan or a change in any franchise arrangement related to the Lakeside Mall Whole Loan;

            (11) any consent to the execution, termination or renewal of any major lease at any related Mortgaged Property; or

            (12) any renewal or replacement of the then-existing insurance policies (to the extent the lender's approval is required under the related mortgage loan documents) or any waiver, modification or amendment of any insurance requirements under the related mortgage loan documents;

      Notwithstanding any direction to, or approval or disapproval of, or right to give direction to or to approve or disapprove, an action of, the Special Servicer or the Master Servicer by the holders of the Lakeside Mall Whole Loan, in no event will the Special Servicer or the Master Servicer be required to take any action or refrain from taking any action which would violate any law of any applicable jurisdiction, be inconsistent with the Servicing Standard, violate the REMIC provisions of the Code or violate any other provisions of the Pooling and Servicing Agreement or the related mortgage loan documents.

      In the event that the Master Servicer or Special Servicer determines that immediate action is necessary to protect the interests of the holders of the Lakeside Mall Whole Loan (as a collective whole), the Master Servicer or Special Servicer, as applicable, may take any such action without waiting for the instruction of the holders of Lakeside Mall Whole Loan.

      SALE OF DEFAULTED MORTGAGE LOAN. Under the Pooling and Servicing Agreement, if the Lakeside Mall Mortgage Loan is subject to a fair value purchase option, the Special Servicer will be required to determine the purchase price for the Lakeside Mall Mortgage Loan and the Lakeside Mall Parri Passu Loan. Each option holder specified in "--Sale of Defaulted Mortgage Loans" of this prospectus supplement will have an option to purchase the Lakeside Mall Mortgage Loan and each holder of a Lakeside Mall Pari Passu Loan (or its designees) will have an option to purchase its respective Lakeside Mall Pari Passu Loan, at the purchase price determined by the Special Servicer under the Pooling and Servicing Agreement.

      TERMINATION OF THE MASTER SERVICER. If an Event of Default has occurred with respect to the Master Servicer under the Pooling and Servicing Agreement, which Event of Default relates to the Lakeside Mall Whole Loan or, if the Certificates issued under the Pooling and Servicing Agreement or any securities issued under any other pooling and servicing agreement as to which a Lakeside Mall Pari Passu Loan is subject, have been qualified, withdrawn or downgraded (or placed on "watchlist" status) because of the actions of the Master Servicer with respect to the Lakeside Mall Whole Loan, then the holder of the Lakeside Mall Mortgage Loan (or its designee (which designee for the trust fund created pursuant to the Pooling and Servicing Agreement will be the Directing Certificateholder)) or the Lakeside Mall Pari Passu Loan will be entitled to direct the Trustee to appoint a sub-subservicer, if the Lakeside Mall Mortgage Loan is not then being sub-serviced, solely with respect to the Lakeside Mall Whole Loan (or, if such Serviced Whole Loan is curently being sub-serviced and such sub-servicer is in default under the related sub-servicing agreement, to replace, within 30 days of the Trustee's request, the then current sub-servicer with a new sub-servicer).

      TERMINATION OF THE SPECIAL SERVICER. The noteholders holding a majority of the outstanding principal balance of the Lakeside Mall Whole Loan will be entitled to terminate the Special Servicer with respect to the special servicing of the Lakeside Mall Whole Loan at any time, with or without cause, and to appoint a replacement special servicer and if such holders (or their designees) cannot agree with respect to the termination and appointment of a successor special servicer within 30 days, then at the direction of the Directing Certificateholder, subject to satisfaction of the conditions contained in the Pooling and Servicing Agreement.

RIGHTS OF THE HOLDERS OF THE 63 MADISON AVENUE PARI PASSU LOANS

      RIGHT TO EXERCISE THE RIGHTS OF THE DIRECTING CERTIFICATEHOLDER IN THE POOLING AND SERVICING AGREEMENT WITH RESPECT TO THE 63 MADISON AVENUE WHOLE LOAN. Any decision to be made with respect to the 63 Madison Avenue Whole Loan which requires the approval of the Directing Certificateholder or otherwise requires approval under the related intercreditor agreement will require the approval of the holders of the 63 Madison Avenue Whole Loan (or their designees) then holding a majority of the outstanding principal balance of the 63 Madison Avenue Whole Loan. If the holders of the 63 Madison Avenue Whole Loan (or their designees) then holding a majority of the outstanding principal balance of the 63 Madison Avenue Whole Loan are not able to agree on a course of action that satisfies the Servicing Standard within 30 days (or such shorter period as may be required by the mortgage loan documents to the extent the lender's approval is required) after receipt of a request for consent to any action by the Master Servicer or the Special Servicer, as applicable, the Directing Certificateholder will be entitled to direct the Master Servicer or the Special Servicer, as applicable, on a course of action to follow that satisfies the requirements set forth in the Pooling and Servicing Agreement (PROVIDED that such action does not violate the Servicing Standard or another provision of the Pooling and Servicing Agreement, the 63 Madison Avenue Whole Loan or any applicable REMIC provisions), and the Master Servicer or the Special Servicer, as applicable, will be required to implement the course of action in accordance with the Servicing Standard. Pursuant to the Pooling and Servicing Agreement and related intercreditor agreement, each holder of the 63 Madison Avenue Whole Loan may consult separately with the Master Servicer or the Special Servicer, as applicable, about a particular course of action. Except as described in the second sentence of this paragraph, the noteholders then holding a majority of the outstanding principal balance of the 63 Madison Avenue Whole Loan will be entitled to approve the following:

            (1) any modification or waiver of any term of the related mortgage loan documents that would result in the extension of the applicable maturity date, a reduction of the applicable mortgage rate or monthly payment, that relates to any exit fee, prepayment premium or yield maintenance charge, or a deferral or forgiveness of interest on or principal of the 63 Madison Avenue Whole Loan, a modification or waiver of any other monetary term of the 63 Madison Avenue Whole Loan relating to the timing or amount of any payment of principal and interest (other than default interest) or a modification or waiver of any provision which restricts the related borrower from incurring additional indebtedness or from transferring any related Mortgaged Property;

            (2) the waiver of any "due-on-sale" clause and/or
      "due-on-encumbrance" clause (unless such clause is not exercisable under the applicable law or such exercise is reasonably likely to result in successful legal action by the related borrower);

            (3) any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of any related Mortgaged Property if the 63 Madison Avenue Whole Loan should become a specially serviced loan and continue in default or any acquisition of such related Mortgaged Property by deed in lieu of foreclosure;

            (4) any proposed or actual sale of the related REO Property or the 63 Madison Avenue Whole Loan (other than in connection with exercise of the fair value purchase option, the termination of the trust fund pursuant to the Pooling and Servicing Agreement, or the purchase of the 63 Madison Avenue Mortgage Loan by the related Mortgage Loan Seller under the Pooling and Servicing Agreement and/or the Purchase Agreement by reason of a breach of a representation or warranty or a document defect);

            (5) any release of the related borrower, any guarantor or other obligor from liability;

            (6) any modification or amendment of, or waiver of any term of the 63 Madison Avenue Whole Loan that would result in a discounted pay-off;

            (7) any determination to bring any related Mortgaged Property, which has become an REO Property, into compliance with applicable environmental laws or to otherwise address hazardous materials located at such property;

            (8) any substitution or release of collateral or acceptance of additional collateral for the 63 Madison Avenue Whole Loan (other than any release made in connection with the grant of a non-material easement or right-of-way or other non-material release such as a "curb-cut") unless required by the related mortgage loan documents;

            (9) any adoption or approval of a plan in a bankruptcy of the borrower;

            (10) any termination or consent to termination of the related property manager of the 63 Madison Avenue Whole Loan or a change in any franchise arrangement related to the 63 Madison Avenue Whole Loan;

            (11) any consent to the execution, termination or renewal of any major lease at any related Mortgaged Property; or

            (12) any renewal or replacement of the then-existing insurance policies (to the extent the lender's approval is required under the related mortgage loan documents) or any waiver, modification or amendment of any insurance requirements under the related mortgage loan documents.

      Notwithstanding any direction to, or approval or disapproval of, or right to give direction to or to approve or disapprove, an action of, the Special Servicer or the Master Servicer by the holders of the 63 Madison Avenue Whole Loan, in no event will the Special Servicer or the Master Servicer be required to take any action or refrain from taking any action which would violate any law of any applicable jurisdiction, be inconsistent with the Servicing Standard, violate the REMIC provisions of the Code or violate any other provisions of the Pooling and Servicing Agreement or the related mortgage loan documents.

      In the event that the Master Servicer or the Special Servicer determines that immediate action is necessary to protect the interests of the holders of the 63 Madison Avenue Whole Loan (as a collective whole), the Master Servicer or the Special Servicer, as applicable, may take any such action without waiting for the instruction of the holders of 63 Madison Avenue Whole Loan.

      SALE OF DEFAULTED MORTGAGE LOAN. Under the Pooling and Servicing Agreement, if the 63 Madison Avenue Mortgage Loan is subject to a fair value purchase option, the Special Servicer will be required to determine the purchase price for the 63 Madison Avenue Mortgage Loan and the 63 Madison Avenue Pari Passu Loans. Each option holder specified in "--Sale of Defaulted Mortgage Loans" of this prospectus supplement will have an option to purchase the 63 Madison Avenue Mortgage Loan and each holder of a 63 Madison Avenue Pari Passu Loan (or its designees) will have an option to purchase its respective 63 Madison Avenue Pari Passu Loan, at the purchase price determined by the Special Servicer under the Pooling and Servicing Agreement.

      TERMINATION OF THE MASTER SERVICER. If an Event of Default has occurred with respect to the Master Servicer under the Pooling and Servicing Agreement, which Event of Default relates to the 63 Madison Avenue Whole Loan or, if the Certificates issued under the Pooling and Servicing Agreement or any securities issued under any other pooling and servicing agreement as to which a 63 Madison Avenue Pari Passu Loan is subject, have been qualified, withdrawn or downgraded (or placed on "watchlist" status) because of the actions of the Master Servicer with respect to the 63 Madison Avenue Whole Loan, then the holder of the 63 Madison Avenue Mortgage Loan (or its designee (which designee for the trust fund created pursuant to the Pooling and Servicing Agreement will be the Directing Certificateholder)) or any holder of a 63 Madison Avenue Pari Passu Loan will be entitled to direct the Trustee to appoint a sub-subservicer with respect to the 63 Madison Avenue Portfolio Whole Loan (or, if the related Serviced Whole Loan is currently being sub-serviced to replace, within 30 days of the Trustee's request the then current sub-servicer with a new sub-servicer).

      TERMINATION OF THE SPECIAL SERVICER. The noteholder holding a majority of the outstanding principal balance of the 63 Madison Avenue Whole Loan will be entitled to terminate the Special Servicer with respect to the special servicing of the 63 Madison Avenue Whole Loan at any time, with or without cause, and to appoint a replacement special servicer and if such holders (or their designees) cannot agree with respect to the termination and appointment of a successor special servicer within 30 days, then at the direction of the Directing Certificateholder, subject to satisfaction of the conditions contained in the Pooling and Servicing Agreement.

SERVICING OF THE STRATEGIC HOTEL PORTFOLIO MORTGAGE LOAN

      GENERAL. Pursuant to the terms of the related intercreditor agreements, all eight loans included in the Strategic Hotel Portfolio Whole Loan will be serviced and administered pursuant to the GECMC 2004-C3 Pooling and Servicing Agreement, which contains servicing provisions substantially similar to, but not necessarily identical with, the provisions of the Pooling and Servicing Agreement. In that regard,

      o Wells Fargo Bank, N.A., which is the trustee under the GECMC 2004-C3 Pooling and Servicing Agreement (the "GECMC 2004-C3 Trustee"), will, in that capacity, be the mortgagee of record with respect to the mortgaged properties securing the Strategic Hotel Portfolio Mortgage Loan;

      o GEMSA Loan Services, L.P., which is the master servicer under the GECMC 2004-C3 Pooling and Servicing Agreement (the "GECMC 2004-C3 MASTER SERVICER"), will, in that capacity, be the master servicer for the Strategic Hotel Portfolio Mortgage Loan under the GECMC 2004-C3 Pooling and Servicing Agreement, however, P&I Advances with respect to the Strategic Hotel Portfolio Mortgage Loan will be made by the Master Servicer, the Trustee or the Fiscal Agent, as applicable, as described in "DESCRIPTION OF THE CERTIFICATES--ADVANCES" in the prospectus supplement; and

      o Lennar Partners, Inc., which is the special servicer of the Strategic Hotel Portfolio Mortgage Loan under the GECMC 2004-C3 Pooling and Servicing Agreement (the "GECMC 2004-C3 SPECIAL SERVICER"), will, in that capacity, be the special servicer for the Strategic Hotel Portfolio Mortgage Loan under the GECMC 2004-C3 Pooling and Servicing Agreement;

      o the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent under the Pooling and Servicing Agreement for this transaction will have no obligation or authority to supervise the GECMC 2004-C3 Master Servicer, the GECMC 2004-C3 Special Servicer or the GECMC 2004-C3 Trustee or to make servicing advances with respect to the Strategic Hotel Portfolio Whole Loan. The obligation of the Master Servicer to provide information and collections to the Trustee and the Certificateholders with respect to the Strategic Hotel Portfolio Mortgage Loan is dependent on its receipt of the corresponding information and collections from the GECMC 2004-C3 Master Servicer or the GECMC 2004-C3 Special Servicer;

      o the Directing Certificateholder will not have any rights with respect to the servicing and administration of the Strategic Hotel Portfolio Mortgage Loan under the GECMC 2004-C3 Pooling and Servicing Agreement except as set forth below; and

      o under the terms of the related intercreditor agreement and the Pooling and Servicing Agreement, the PRO RATA portion of certain servicing expenses incurred with respect to the Strategic Hotel Portfolio Whole Loan that is allocable to the Strategic Hotel Portfolio Mortgage Loan will be payable from the trust fund.

      RIGHT TO EXERCISE THE RIGHTS OF THE DIRECTING CERTIFICATEHOLDER IN THE GECMC 2004-C3 POOLING AND SERVICING AGREEMENT WITH RESPECT TO THE STRATEGIC HOTEL PORTFOLIO WHOLE LOAN. So long as no Strategic Hotel Portfolio Control Appraisal Event exists, the holder of the Strategic Hotel Portfolio B Note, will be entitled to exercise substantially all rights of the directing certificateholder under the GECMC 2004-C3 Pooling and Servicing Agreement with respect to the Strategic Hotel Portfolio Whole Loan.

      Following the occurrence and during the continuance of a Strategic Hotel Portfolio Control Appraisal Event, the holder of the Strategic Hotel Portfolio B Note will not be entitled to exercise any such rights, and any decision to be made with respect to the Strategic Hotel Portfolio Whole Loan which requires the approval of the directing certificateholder under the GECMC 2004-C3 Pooling and Servicing Agreement or otherwise requires approval under the related intercreditor agreement will require the approval of the holders of the Strategic Hotel Portfolio Senior Loans (or their designees) then holding a majority of the outstanding principal balance of the Strategic Hotel Portfolio Senior Loans. If the holders of the Strategic Hotel Portfolio Senior Loans (or their designees) then holding a majority of the outstanding principal balance of the Strategic Hotel Portfolio Senior Loans are not able to agree on a course of action that satisfies the servicing standard set forth in the GECMC 2004-C3 Pooling and Servicing Agreement within 30 days after receipt of a request for consent to any action by the GECMC 2004-C3 Master Servicer or the GECMC 2004-C3 Special Servicer, as applicable, the directing certificateholder under the GECMC 2004-C3 Pooling and Servicing Agreement will be entitled to direct the GECMC 2004-C3 Master Servicer or the GECMC 2004-C3 Special Servicer, as applicable, on a course of action to follow that satisfies the requirements set forth in the GECMC 2004-C3 Pooling and Servicing Agreement (including that such action does not violate the servicing standard set forth in the GECMC 2004-C3 Pooling and Servicing Agreement or another provision of the GECMC 2004-C3 Pooling and Servicing Agreement, the Strategic Hotel Portfolio Whole Loan or any applicable REMIC provisions), and the GECMC 2004-C3 Master Servicer or the GECMC 2004-C3 Special Servicer, as applicable, will be required to implement the course of action in accordance with the servicing standard set forth in the GECMC 2004-C3 Pooling and Servicing Agreement.

      In the event that the GECMC 2004-C3 Special Servicer determines that immediate action is necessary to protect the interests of the holders of the Strategic Hotel Portfolio Whole Loan (as a collective whole), the GECMC 2004-C3 Special Servicer may take any such action without waiting for the instruction of the holders of Strategic Hotel Portfolio Senior Loans.

      A "STRATEGIC HOTEL PORTFOLIO CONTROL APPRAISAL EVENT" will be deemed to have occurred and be continuing if the initial principal balance of the Strategic Hotel Portfolio B Note, as reduced by any payments of principal (whether as scheduled amortization, principal prepayments or otherwise) allocated to the Strategic Hotel Portfolio B Note and any appraisal reduction amounts and realized losses allocated to the Strategic Hotel Portfolio B Note, is less than 25% of the initial principal balance of the Strategic Hotel Portfolio B Note, as reduced by any payments of principal (whether as scheduled amortization, principal prepayments or otherwise allocated to the Strategic Hotel Portfolio B Note).

      CONSULTATION AND CONSENT. Unless a Strategic Hotel Portfolio Control Appraisal Event has occurred and is continuing, then (i) the GE 2004-C3 Special Servicer will be required to consult with the holder of the Strategic Hotel Portfolio B Note upon the occurrence of any event of default for the Strategic Hotel Portfolio Whole Loan under the related mortgage loan documents, to consider alternative actions recommended by the holder of the Strategic Hotel Portfolio B Note and to consult with the holder of the Strategic Hotel Portfolio B Note with respect to certain determinations made by the GECMC 2004-C3 Special Servicer pursuant to the GECMC 2004-C3 Pooling and Servicing Agreement, (ii) at any time (whether or not an event of default for such mortgage loan under the related mortgage loan documents has occurred) the GECMC 2004-C3 Master Servicer and the GECMC 2004-C3 Special Servicer will be required to consult with the holder of the Strategic Hotel Portfolio B Note (1) with respect to proposals to take any significant action with respect to the Strategic Hotel Portfolio Whole Loan and the related Mortgaged Property and to consider alternative actions recommended by the holder of the Strategic Hotel Portfolio B Note and (2) to the extent that the related mortgage loan documents grant the lender the right to approve budgets for the related Mortgaged Property, prior to approving any such budget and (iii) prior to taking any of the following actions with respect to the Strategic Hotel Portfolio Whole Loan, the GECMC 2004-C3 Master Servicer and the GECMC 2004-C3 Special Servicer will be required to notify in writing to the holder of the Strategic Hotel Portfolio B Note of any proposal to take any of such actions (and to provide the holder of the Strategic Hotel Portfolio B Note with such information reasonably requested as may be necessary in the reasonable judgment of the holder of the Strategic Hotel Portfolio B Note in order to make a judgment, the expense of providing such information not to be an expense of the requesting party) and to receive the written approval of the holder of the Strategic Hotel Portfolio B Note (which approval may be withheld in its sole discretion) with respect to:

            (i) any modification or waiver of any term of the related mortgage loan documents that would result in the extension of the applicable maturity date, a reduction of the applicable mortgage rate or monthly payment, that relates to any exit fee, prepayment premium or yield maintenance charge, or a deferral or forgiveness of interest on or principal of the Strategic Hotel Portfolio Whole Loan, a modification or waiver of any other monetary term of the Strategic Hotel Portfolio Whole Loan relating to the timing or amount of any payment of principal and interest (other than default interest) or a modification or waiver of any provision which restricts the related borrower from incurring additional indebtedness or from transferring any related Mortgaged Property;

            (ii) the waiver of any "due-on-sale" clause and/or
      "due-on-encumbrance" clause (unless such clause is not exercisable under the applicable law or such exercise is reasonably likely to result in successful legal action by the related borrower);

            (iii) any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of any related Mortgaged Property if the Strategic Hotel Portfolio Whole Loan should become a specially serviced loan and continue in default or any acquisition of such related Mortgaged Property by deed in lieu of foreclosure;

            (iv) any proposed or actual sale of the related REO Property or the Strategic Hotel Portfolio Mortgage Loan (other than in connection with exercise of the fair value purchase option, the termination of the trust fund pursuant to the Pooling and Servicing Agreement, or the purchase of the Strategic Hotel Portfolio Mortgage Loan by the mortgage loan seller by reason of a material breach or material defect);

            (v) any release of the related borrower, any guarantor or other obligor from liability;

            (vi) any modification or amendment of, or waiver of any term of the Strategic Hotel Portfolio Whole Loan that would result in a discounted pay-off;

            (vii) any determination to bring any related Mortgaged Property, which has become an REO Property, into compliance with applicable environmental laws or to otherwise address hazardous materials located at such property;

            (viii) any substitution or release of collateral or acceptance of additional collateral for the Strategic Hotel Portfolio Whole Loan (other than any release made in connection with the grant of a non-material easement or right-of-way or other non-material release such as a "curb-cut") unless required by the related mortgage loan documents;

            (ix) any adoption or approval of a plan in a bankruptcy of the borrower;

            (x) any termination or consent to termination of the related property manager of the Strategic Hotel Portfolio Whole Loan or a change in any franchise arrangement related to the Strategic Hotel Portfolio Whole Loan;

            (xi) any consent to the execution, termination or renewal of any major lease at any related Mortgaged Property; or

            (xii) any renewal or replacement of the then-existing insurance policies (to the extent the lender's approval is required under the related mortgage loan documents) or any waiver, modification or amendment of any insurance requirements under the related mortgage loan documents;

PROVIDED that, in the event that the holder of the Strategic Hotel Portfolio B Note fails to notify the applicable GECMC 2004-C3 Special Servicer or the GECMC 2004-C3 Master Servicer, as applicable, of its approval or disapproval of any such proposed action within 10 business days of delivery to the holder of the Strategic Hotel Portfolio B Note by such GECMC 2004-C3 Special Servicer or GECMC 2004-C3 Master Servicer, as applicable, of written notice of such a proposed action, together with the information reasonably requested by the holder of the Strategic Hotel Portfolio B Note, such action shall be deemed to have been approved by the holder of the Strategic Hotel Portfolio B Note.

      Such rights will terminate and will be exercised by the holders of the Strategic Hotel Portfolio Senior Loans (as described above) at any time that a Strategic Hotel Portfolio Control Appraisal Event has occurred and is continuing.

      Notwithstanding any direction to, or approval or disapproval of, or right to give direction to or to approve or disapprove, an action of, the GECMC 2004-C3 Special Servicer or the GECMC 2004-C3 Master Servicer by the holder of the Strategic Hotel Portfolio B Note, in no event will the GECMC 2004-C3 Special Servicer or the GECMC 2004-C3 Master Servicer be required to take any action or refrain from taking any action which would violate any law of any applicable jurisdiction, be inconsistent with the servicing standard set forth in the GECMC 2004-C3 Pooling and Servicing Agreement, violate the REMIC provisions of the Code or violate any other provisions of the GECMC 2004-C3 Pooling and Servicing Agreement or the related mortgage loan documents.

      CURE RIGHTS. In the event that the borrower fails to make any payment of principal or interest on the Strategic Hotel Portfolio Whole Loan, resulting in a monetary event of default, or a material non-monetary event of default exists that is capable of being cured within thirty days, the holder of the Strategic Hotel Portfolio B Note will have the right to cure such event of default (each such cure, a "STRATEGIC HOTEL PORTFOLIO CURE EVENT") subject to certain limitations set forth in the related intercreditor agreement; PROVIDED that the right of the holder of the Strategic Hotel Portfolio B Note to effect a Strategic Hotel Portfolio Cure Event or delay the transfer to special servicing is subject to the limitation that there be no more than three consecutive Strategic Hotel Portfolio Cure Events or special servicing delays, in any combination and no more than an aggregate of three Strategic Hotel Portfolio Cure Events or special servicing delays in any combination in any twelve calendar month period. So long as the holder of the Strategic Hotel Portfolio B
Note is exercising its cure right, neither the GECMC 2004-C3 Master Servicer nor the GECMC 2004-C3 Special Servicer will be permitted to (i) accelerate the Strategic Hotel Portfolio Whole Loan, (ii) treat such event of default as such for purposes of transferring the Strategic Hotel Portfolio Whole Loan to special servicing, or (iii) commence

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foreclosure proceedings. The holder of the Strategic Hotel Portfolio B Note will not be permitted to exercise any cure rights if it is an affiliate of the related borrower.

      PURCHASE OPTION. So long as no Strategic Hotel Portfolio Control Appraisal Event exists, the holder of the Strategic Hotel Portfolio B Note has the option of purchasing the Strategic Hotel Portfolio Mortgage Loan from the trust, together with the Strategic Hotel Portfolio Pari Passu Loans, at any time after the Strategic Hotel Portfolio Whole Loan becomes a specially serviced loan under the GECMC 2004-C3 Pooling and Servicing Agreement as a result of an event that constitutes an event of default under the Strategic Hotel Portfolio Whole Loan, PROVIDED that no foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to any related Mortgaged Property has occurred.

      The purchase price required to be paid by the holder of the Strategic Hotel Portfolio B Note will generally equal the aggregate outstanding principal balance of the Strategic Hotel Portfolio Senior Loans, together with accrued and unpaid interest thereon (excluding default interest), any unreimbursed advances, together with unreimbursed interest thereon, relating to the Strategic Hotel Portfolio Whole Loan, and, if such purchase price is being paid more than 90 days after the event giving rise to the holder of the Strategic Hotel Portfolio B Note purchase, a 1% liquidation fee.

      TERMINATION OF THE GECMC 2004-C3 MASTER SERVICER. Prior to the occurrence of a Strategic Hotel Portfolio Control Appraisal Event, if an Event of Default occurs with respect to the GECMC 2004-C3 Master Servicer under the GECMC 2004-C3 Pooling and Servicing Agreement that affects a holder of any Strategic Hotel Portfolio Pari Passu Loan or any class of securities backed thereby, and the GECMC 2004-C3 Master Servicer is not otherwise terminated, then, at the request of the holder of the Strategic Hotel Portfolio B Note, such holder of a Strategic Hotel Portfolio Pari Passu Loan or the majority certificateholder of the controlling class of the securitization that holds such Strategic Hotel Portfolio Pari Passu Loan, the GECMC 2004-C3 Trustee shall, at the direction of the holders of a majority of the outstanding principal balance of the Strategic Hotel Portfolio Whole Loan or such holders' designees, require the GECMC 2004-C3 Master Servicer to appoint, within 30 days of the GECMC 2004-C3 Trustee's request, a sub-servicer (or, if the Strategic Hotel Portfolio Mortgage Loan is currently being sub-serviced, to replace, within 30 days of the GECMC 2004-C3 Trustee's request, the then-current sub-servicer with a new sub-servicer) with respect to the Strategic Hotel Portfolio Mortgage Loan; PROVIDED that if a majority of such holders (or their respective designees) fail to agree on such sub-servicer within a specified time period, such appointment (or replacement) will be at the direction of the then-current directing certificateholder under the GECMC 2004-C3 Pooling and Servicing Agreement.

      If a Strategic Hotel Portfolio Control Appraisal Event exists, a holder of any Strategic Hotel Portfolio Pari Passu Loan, or any class of securities backed thereby and the GECMC 2004-C3 Master Servicer is not otherwise terminated then, at the request of such affected holder of the Strategic Hotel Portfolio Pari Passu Loan or the majority holder of the controlling class of the securitization that holds the Strategic Hotel Portfolio Pari Passu Loan, the GECMC 2004-C3 Trustee shall require the GECMC 2004-C3 Master Servicer to appoint, within 30 days of the GECMC 2004-C3 Trustee's request, a sub-servicer (or, if the Strategic Hotel Portfolio Whole Loan is currently being sub-serviced, to replace, within 30 days of the GECMC 2004-C3 Trustee's request, the then current sub-servicer with a new sub-servicer); PROVIDED that in the case of a Strategic Hotel Portfolio Pari Passu Loan, the GECMC 2004-C3 Trustee shall act at the direction of the holders of a majority of the outstanding principal balance of the Strategic Hotel Portfolio Senior Loans or such holders' designees, and if a majority of such holders (or their respective designees) by principal balance fail to agree on such sub-servicer within a specified time period, such appointment (or replacement) will be at the direction of the then-current directing certificateholder under the GECMC 2004-C3 Pooling and Servicing Agreement.

      TERMINATION OF THE GECMC 2004-C3 SPECIAL SERVICER. So long as no Strategic Hotel Portfolio Control Appraisal Event exists, the holder of the Strategic Hotel Portfolio B Note is permitted to terminate, at its expense, the GECMC 2004-C3 Special Servicer for the Strategic Hotel Portfolio Whole Loan at any time with or without cause, and to appoint a replacement special servicer, subject to satisfaction of the conditions contained in the GECMC 2004-C3 Pooling and Servicing Agreement. If a Strategic Hotel Portfolio Control Appraisal Event exists, or if the holder of the Strategic Hotel Portfolio B Note is an

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affiliate of the related borrower, the holders of the Strategic Hotel Portfolio
Senior Loans (or their designees) then holding a majority of the outstanding principal balance of the Strategic Hotel Portfolio Senior Loans will be entitled to exercise this right and if such holders are not able to agree on such appointment and removal within 60 days after receipt of notice, then the GECMC 2004-C3 Directing Certificateholder will be entitled to appoint a replacement special servicer.

RIGHTS OF THE HOLDER OF THE HOPE SQUARE PROFESSIONAL BUILDING B NOTE

      CONSENT RIGHTS. The Master Servicer and/or the Special Servicer may not enter into amendments, modifications or extensions of the Hope Square Professional Building Mortgage Loan or the Hope Square Professional Building B
Note in a material manner without the consent of the holder of the Hope Square Professional Building B Note; PROVIDED, HOWEVER, that such consent right will expire when the repurchase period described below expires.

      Notwithstanding anything herein to the contrary, no advice, direction or objection from or by a holder of the Hope Square Professional Building B Note, as contemplated by the preceding paragraph, may require or cause the Master Servicer or Special Servicer, as applicable, to violate any provision of the Pooling and Servicing Agreement (including the Master Servicer's or Special Servicer's, as applicable, obligation to act in accordance with the Servicing Standard), the related loan documents or the REMIC Provisions.

      PURCHASE OPTION. In the event that (i) any payment of principal or interest on the Hope Square Professional Building Mortgage Loan or the Hope Square Professional Building B Note becomes 90 or more days delinquent, (ii) the principal balance of the Hope Square Professional Building Mortgage Loan or the Hope Square Professional Building B Note has been accelerated, (iii) the principal balance of the Hope Square Professional Building Mortgage Loan or the Hope Square Professional Building B Note is not paid at maturity, (iv) the related borrower declares bankruptcy or is otherwise subject to a bankruptcy petition or (v) any other event where the cash flow payment under the Hope Square Professional Building B Note has been interrupted and payments are made pursuant to the event of default waterfall, the holder of the Hope Square Professional Building B Note will be entitled to purchase the Hope Square Professional Building Mortgage Loan from the trust for a period of 30 days after its receipt of a notice of any such occurrence, subject to certain conditions set forth in the applicable intercreditor agreement. The purchase price will generally equal the unpaid principal balance of the Hope Square Professional Building Mortgage Loan, together with all unpaid interest on the Hope Square Professional Building Mortgage Loan (other than default interest) at the related mortgage rate and any outstanding servicing expense, advances and interest on advances for which the borrower under the Hope Square Professional Building Mortgage Loan is responsible. Unless the borrower or an affiliate is purchasing the Hope Square Professional Building Mortgage Loan, no prepayment consideration will be payable in connection with the purchase of the Hope Square Professional Building Mortgage Loan.

                        YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

      GENERAL. The yield on any Offered Certificate will depend on: (1) the Pass-Through Rate for the Certificate; (2) the price paid for the Certificate and, if the price was other than par, the rate and timing of payments of principal on the Certificate; (3) the aggregate amount of distributions on the Certificate; and (4) the aggregate amount of Collateral Support Deficit amounts allocated to a class of Offered Certificates.

      PASS-THROUGH RATE. The Pass-Through Rate applicable to each class of Offered Certificates for any Distribution Date will equal the rate set forth on the cover of this prospectus supplement. See "DESCRIPTION OF THE CERTIFICATES" in this prospectus supplement.

      RATE AND TIMING OF PRINCIPAL PAYMENTS. The yield to holders of Offered Certificates that are purchased at a discount or premium will be affected by the rate and timing of principal payments made in reduction of the Certificate Balance of the Offered Certificates on the mortgage loans (including principal prepayments on the mortgage loans resulting from both voluntary prepayments by the mortgagors and involuntary liquidations). As described in this prospectus supplement, the Group 1 Principal Distribution Amount (and, after the Class A-1A Certificates have been reduced to zero, any remaining Group 2 Principal Distribution Amount) for each Distribution Date will generally be distributable FIRST in respect of the Class A-AB Certificates until the Certificate Balance thereof is reduced to the Planned Principal Balance, SECOND in respect of the Class A-1 Certificates until the Certificate Balance thereof is reduced to zero, THIRD in respect of the Class A-2 Certificates until the Certificate Balance thereof is reduced to zero, FOURTH, in respect of the Class A-3 Certificates until the Certificate Balance thereof is reduced to zero, and FIFTH, in respect of the Class A-4 Certificates until the Certificate Balance thereof is reduced to zero, and SIXTH, in respect of the Class A-AB Certificates until the Certificate Balance thereof is reduced to zero; and SEVENTH, in respect of the Class A-5 Certificates; until the Certificate Balance thereof is reduced to zero and the Group 2 Principal Distribution Amount (and, after the Class A-5 Certificates have been reduced to zero, any remaining Group 1 Principal Distribution Amount) for each Distribution Date will generally be distributable to the Class A-1A Certificates. After those distributions, the remaining Principal Distribution Amount with respect to the pool of mortgage loans will generally be distributable entirely in respect of the Class A-J, Class B, Class C, Class D and Class E Certificates and then the Non-Offered Certificates (other than the Class X-C Certificates), in that order, in each case until the Certificate Balance of such Class of Certificates is reduced to zero. Consequently, the rate and timing of principal payments that are distributed or otherwise result in reduction of the Certificate Balance of any Class of Offered Certificates, will be directly related to the rate and timing of principal payments on or in respect of the mortgage loans, which will in turn be affected by their amortization schedules, Lockout Periods, prepayment premiums, Yield Maintenance Charges, the dates on which balloon payments are due, any extensions of maturity dates by the Master Servicer or the Special Servicer and the rate and timing of principal prepayments and other unscheduled collections on the mortgage loans (including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of mortgage loans out of the trust fund). Furthermore, because the amount of principal that will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-5 and Class A-1A Certificates will generally be based upon the particular loan group that the related mortgage loan is deemed to be in, the yield on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class A-5 Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 1 and the yield on the Class A-1A Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 2. In addition, although the borrower under the APD Loan may have certain incentives to prepay the APD Loan on its Anticipated Prepayment Date, we cannot assure you that such borrower will be able to prepay the APD Loan on its Anticipated Prepayment Date. The failure of borrower to prepay the APD Loan on its Anticipated Prepayment Date will not be an event of default under the terms of the APD Loan, and, pursuant to the terms of the Pooling and Servicing Agreement, neither the Master Servicer nor the Special Servicer will be permitted to take any enforcement action with respect to a borrower's failure to pay Excess Interest, other than requests for collection, until the scheduled maturity of the APD Loan; PROVIDED that the Master Servicer or the Special Servicer, as the case may be, may take action to enforce the trust fund's right to apply excess cash flow to principal in accordance with the terms of the APD Loan documents. See "RISK FACTORS--BORROWER MAY BE UNABLE TO REPAY REMAINING PRINCIPAL BALANCE ON MATURITY DATE OR ANTICIPATED PREPAYMENT DATE" in this prospectus supplement.

      In addition, if the Master Servicer, the Trustee or the Fiscal Agent, as applicable, reimburses itself out of general collections on the mortgage pool for any Nonrecoverable Advance, then that Nonrecoverable Advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed out of the Principal Distribution Amount (or, for purposes of calculating distributions on the Class A Certificates, the Group 1 Principal Distribution Amount and/or the Group 2 Principal Distribution Amount, as described under "DESCRIPTION OF THE CERTIFICATES--DISTRIBUTIONS--PRINCIPAL DISTRIBUTION AMOUNT") otherwise distributable on the Certificates (prior to being deemed reimbursed out of payments and other collections of interest on the underlying mortgage loans otherwise distributable on the Certificates), thereby reducing the Principal Distribution Amount (or the Group 1 Principal Distribution Amount and/or the Group 2 Principal Distribution Amount) of the Offered Certificates. Any such reduction in the amount distributed as principal of the Certificates, may adversely affect the weighted average lives and yields to maturity of one or more Classes of Certificates and result in the occurrence of a Collateral Support Deficit with respect to the Certificates.

      If the Master Servicer, the Trustee or the Fiscal Agent, as applicable, reimburses itself out of principal collections on the mortgage pool for any Workout-Delayed Reimbursement Amount, then that Workout-Delayed Reimbursement Amount will be deemed, to the fullest extent permitted, to be reimbursed out of the Principal Distribution Amount (or, for purposes of calculating distributions on the Class A Certificates, the Group 1 Principal Distribution Amount and/or the Group 2 Principal Distribution Amount, as described under "DESCRIPTION OF THE CERTIFICATES--DISTRIBUTIONS--PRINCIPAL DISTRIBUTION AMOUNT") otherwise distributable on the Certificates, thereby reducing thE Principal Distribution Amount (or the Group 1 Principal Distribution Amount and/or the Group 2 Principal Distribution Amount) of the Offered Certificates. Any such reduction in the amount distributed as principal of the Certificates, may adversely affect the weighted average lives and yields to maturity of one or more Classes of Certificates.

      Prepayments and, assuming the respective stated maturity dates for the mortgage loans have not occurred, liquidations and purchases of the mortgage loans, will result in distributions on the Offered Certificates of amounts that would otherwise be distributed over the remaining terms of the mortgage loans. Defaults on the mortgage loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the mortgage loans (and, accordingly, on the Offered Certificates) while work-outs are negotiated or foreclosures are completed. See "SERVICING OF THE MORTGAGE LOANS--MODIFICATIONS, WAIVER AND AMENDMENTS" and "--REALIZATION UPON DEFAULTED MORTGAGE LOANS" in this prospectus supplement and "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS--FORECLOSURE" in the prospectus. In addition, with respect to the Buckhead Station Shopping Center Mortgage Loan, which is defeasable at any time, in the event that the related borrower defeases such loan within two years of the Closing Date, the related Mortgage Loan Seller will be required to repurchase the loan with yield maintenance in accordance with the terms of the Pooling and Servicing Agreement. Because the rate of principal payments on the mortgage loans will depend on future events and a variety of factors (as described below), we cannot assure you as to the rate of payments or the rate of principal prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the mortgage loans.

      The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans (and, with respect to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-5 and Class A-1A Certificates, which Loan Group such mortgage loan is deemed to be in) are in turn distributed on the Certificates. An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans will result in an actual yield to the investor that is lower than the anticipated yield and, in the case of any Offered Certificate with a principal balance purchased at a premium, or the Class X-P Certificates, the risk that a faster than anticipated rate of principal payments on the mortgage loans will result in an actual yield to the investor that is lower than the anticipated yield. In general, the earlier a payment of principal is distributed on an Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments distributed on an investor's Offered Certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

      Principal payments (whether resulting from differences in amortization terms, prepayments following expirations of the respective prepayment Lock-out Periods or otherwise) on the mortgage loans will affect the Pass-Through Rate of those classes of Certificates whose Pass-Through Rate is affected by the WAC Rate, to the extent the weighted average Net Mortgage Rate would be reduced below the fixed Pass-Through Rate on those classes, for one or more future periods and therefore will also affect the yield on those classes.

      The yield on such Classes could be adversely affected if mortgage loans with higher interest rates pay faster than the mortgage loans with lower interest rates, since those classes bear interest at a rate limited by the WAC Rate. The Pass-Through Rate on those classes of certificates may be limited by the WAC Rate even if principal prepayments do not occur.

      LOSSES AND SHORTFALLS. The yield to holders of the Offered Certificates will also depend on the extent to which the holders are required to bear the effects of any losses or shortfalls on the mortgage loans. Losses and other shortfalls on the mortgage loans will generally be borne by the holders of the Class P, Class O, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C, Class B and Class A-J Certificates, in that order, and in each case to the extent of amounts otherwise distributable in respect of the class of Certificates. In the event of the reduction of the Certificate Balances of all those classes of Certificates to zero, the resulting losses and shortfalls will then be borne, PRO RATA, by the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-5 and Class A-1A Certificates (and Class X Certificates with respect to shortfalls of interest).

      CERTAIN RELEVANT FACTORS. The rate and timing of principal payments and defaults and the severity of losses on the mortgage loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the mortgage loans (for example, due-on-sale clauses or Lock-out Periods and amortization terms that require balloon payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. See "RISK FACTORS" and "DESCRIPTION OF THE MORTGAGE POOL" in this prospectus supplement and "RISK FACTORS" and "YIELD AND MATURITY CONSIDERATIONS-YIELD AND PREPAYMENT CONSIDERATIONS" in the prospectus.

      The rate of prepayment on the pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level as the mortgage loans. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. However, under all of the mortgage loans, voluntary prepayments are subject to Lock-out Periods, any period during which a Yield Maintenance Charge is required (each, a "YIELD MAINTENANCE PERIOD"). See "DESCRIPTION OF THE MORTGAGE POOL--CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS--PREPAYMENT PROVISIONS" in this prospectus supplement.

      Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

      In addition, certain of the mortgage loans have performance escrows or letters of credit pursuant to which the funds held in escrow or the proceeds of such letters of credit may be applied to reduce the principal balance of such mortgage loans if certain performance triggers are not satisfied. This circumstance would have the same effect on the offered certificates as a partial prepayment on such mortgage loans without payment of a yield maintenance charge. For more information regarding these performance escrows and letters of credit, see the footnotes to Annex A-1 to this prospectus supplement.

      The Depositor makes no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans, as to the relative importance of those factors, as to the percentage of the principal balance of the mortgage loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the mortgage loans.

      DELAY IN PAYMENT OF DISTRIBUTIONS. Because each monthly distribution is made on each Distribution Date, which is at least 9 days after the end of the related Interest Accrual Period, the effective yield to the holders of the Offered Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

      UNPAID DISTRIBUTABLE CERTIFICATE INTEREST. As described under "DESCRIPTION OF THE CERTIFICATES--DISTRIBUTIONS--PRIORITY" in this prospectus supplement, if the portion of the Available Distribution Amount distributable in respect of interest on any class of Offered Certificates on any Distribution Date is less than the Distributable Certificate Interest then payable for that class, the shortfall will be distributable to holders of that class of Certificates on subsequent Distribution Dates, to the extent of available funds. The shortfall will not bear interest, however, so it will negatively affect the yield to maturity of the class of Certificates for so long as it is outstanding.

WEIGHTED AVERAGE LIFE

      The weighted average life of an Offered Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of the Certificate is distributed to the investor. The weighted average life of an Offered Certificate will be influenced by, among other things, the rate at which principal on the mortgage loans is paid or otherwise collected, which may be in the form of scheduled amortization, voluntary prepayments, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds. As described in this prospectus supplement, the Group 1 Principal Distribution Amount (and, after the Class A-1A Certificates have been reduced to zero, any remaining Group 2 Principal Distribution Amount) for each Distribution Date will generally be distributable FIRST in respect of the Class A-AB Certificates until the Certificate Balance thereof is reduced to the Planned Principal Balance, SECOND in respect of the Class A-1 Certificates until the Certificate Balance thereof is reduced to zero, THIRD in respect of the Class A-2 Certificates until the Certificate Balance thereof is reduced to zero, FOURTH, in respect of the Class A-3 Certificates until the Certificate Balance thereof is reduced to zero and FIFTH, in respect of the Class A-4 Certificates until the Certificate Balance thereof is reduced to zero, and SIXTH, in respect of the Class A-AB Certificates until the Balance thereof is reduced to zero; and SEVENTH, in respect of the Class A-5 Certificates, until the Certificate Balance thereof is reduced to zero and the Group 2 Principal Distribution Amount (and, after the Class A-5 Certificates have been reduced to zero, any remaining Group 1 Principal Distribution Amount) for each Distribution Date will generally be distributable to the Class A-1A Certificates. After those distributions, the remaining Principal Distribution Amount with respect to the pool of mortgage loans will generally be distributable entirely in respect of the Class A-J, Class B, Class C, Class D and Class E Certificates and then the Non-Offered Certificates (other than the Class X-C Certificates), in that order, in each case until the Certificate Balance of such Class of Certificates is reduced to zero.

      Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the "CONSTANT PREPAYMENT RATE" or "CPR" model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of mortgage loans. As used in each of the following tables, the column headed "0% CPR" assumes that none of the mortgage loans is prepaid before maturity or the Anticipated Prepayment Date, as the case may be. The columns headed "25% CPR," "50% CPR," "75% CPR" and "100% CPR" assume that prepayments on the mortgage loans are made at those levels of CPR following the expiration of the later of any Lock-out Period or Yield Maintenance Period. We cannot assure you, however, that prepayments of the mortgage loans will conform to any level of CPR, and no representation is made that the mortgage loans will prepay at the levels of CPR shown or at any other prepayment rate.

      The following tables indicate the percentage of the initial Certificate Balance of each class of the Offered Certificates that would be outstanding after each of the dates shown at various CPRs and the corresponding weighted average life of each class of Certificates. The tables have been prepared on the basis of the following assumptions, among others:

            (a) scheduled periodic payments of principal and/or interest on the mortgage loans (and assuming any step-ups in debt service as provided in the Mortgage Notes occur) will be received on a timely basis and will be distributed on each Distribution Date, beginning in March, 2005;

            (b) the Mortgage Rate in effect for each mortgage loan as of the Cut-off Date will remain in effect to maturity or the Anticipated Prepayment Date, as the case may be, and will be adjusted, if necessary, as required pursuant to the definition of Mortgage Rate;

            (c) the periodic principal and/or interest payment due for each mortgage loan on the first due date following the Cut-off Date will continue to be due on each due date until maturity or the Anticipated Prepayment Date, as the case may be, except in the case of mortgage loans that change from being interest-only to amortizing and except in the case of mortgage loans that amortize according to a defined schedule;

            (d) any principal prepayments on the mortgage loans will be received on their respective due dates after the expiration of any applicable Lock-out Period, defeasance period and/or Yield Maintenance Period at the respective levels of CPR set forth in the tables;

            (e) no Mortgage Loan Seller will be required to repurchase any mortgage loan, and none of the Master Servicer or the Special Servicer will exercise its option to purchase all the mortgage loans and thereby cause an early termination of the trust fund;

            (f) the Closing Date is February 23, 2005;

            (g) the APD Loan prepays on its Anticipated Prepayment Date;

            (h) the Pass-Through Rates and initial Certificate Balances of the respective classes of Certificates are as described in this prospectus supplement;

            (i) performance escrows or letters of credit that serve as additional collateral for certain mortgage loans are not used to prepay such mortgage loans;

            (j) the Interest Reserve Account includes a deposit of $493,894.07 to be distributed on the first Distribution Date; and

            (k) the mortgage loan identified as Loan No. 12 on Annex A-1 to this prospectus supplement is not repurchased by the related Mortgage Loan Seller within the first two years following the Closing Date.

      To the extent that the mortgage loans have characteristics that differ from those assumed in preparing the tables set forth below, a class of Offered Certificates may mature earlier or later than indicated by the tables. It is highly unlikely that the mortgage loans will prepay at any constant rate until maturity or that all the mortgage loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the mortgage loans were to equal any of the specified CPR percentages. Investors are urged to conduct their own analyses of the rates at which the mortgage loans may be expected to prepay. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each class of Offered Certificates and set forth the percentage of the initial Certificate Balance of the class of the Offered Certificate that would be outstanding after each of the dates shown at the indicated CPRs.

    PERCENT OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-1 CERTIFICATES
                     AT THE RESPECTIVE CPRS SET FORTH BELOW:

                       DATE                         0% CPR           25% CPR          50% CPR           75% CPR         100% CPR
--------------------------------------------      ---------         ---------        ---------         --------         --------
Initial Percent ............................          100%             100%             100%             100%              100%
February 10, 2006 ..........................           84               84               84               84                84
February 10, 2007 ..........................           66               66               66               66                66
February 10, 2008 ..........................           43               43               43               43                43
February 10, 2009 ..........................           18               18               18               18                18
February 10, 2010 ..........................            0                0                0                0                 0
Weighted Average Life Years(1) .............         2.59             2.58             2.58             2.57              2.57
Estimated Month of First Principal .........         3/05             3/05             3/05             3/05              3/05
Estimated Month of Maturity ................        11/09             8/09             7/09             6/09              6/09

----------
(1)   The weighted average life of the Class A-1 Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-1 Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-1 Certificates.

    PERCENT OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-2 CERTIFICATES
                     AT THE RESPECTIVE CPRS SET FORTH BELOW:

                      DATE                          0% CPR           25% CPR           50% CPR          75% CPR         100% CPR
--------------------------------------------      ---------         ---------        ---------         --------         --------
Initial Percent ............................          100%             100%             100%             100%              100%
February 10, 2006 ..........................          100              100              100              100               100
February 10, 2007 ..........................          100              100              100              100               100
February 10, 2008 ..........................          100              100              100              100               100
February 10, 2009 ..........................          100              100              100              100               100
February 10, 2010 ..........................            0                0                0                0                 0
Weighted Average Life Years(1) .............         4.85             4.83             4.81             4.78              4.60
ESTIMATED MONTH OF FIRST PRINCIPAL .........        11/09             8/09             7/09             6/09              6/09
Estimated Month of Maturity ................         2/10             2/10             2/10             2/10              2/10

----------
(1)   The weighted average life of the Class A-2 Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-2 Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-2 Certificates.

    PERCENT OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-3 CERTIFICATES
                     AT THE RESPECTIVE CPRS SET FORTH BELOW:

                      DATE                          0% CPR           25% CPR           50% CPR          75% CPR         100% CPR
--------------------------------------------      ---------         ---------        ---------         --------         --------
Initial Percent ............................          100%             100%             100%             100%              100%
February 10, 2006 ..........................          100              100              100              100               100
February 10, 2007 ..........................          100              100              100              100               100
February 10, 2008 ..........................          100              100              100              100               100
February 10, 2009 ..........................          100              100              100              100               100
February 10, 2010 ..........................          100              100              100              100               100
February 10, 2011 ..........................           84               84               84               84                84
February 10, 2012 ..........................            0                0                0                0                 0
Weighted Average Life Years(1) .............         6.59             6.58             6.57             6.55              6.38
Estimated Month of First Principal .........        12/10            10/10            10/10            10/10             10/10
Estimated Month of Maturity ................         1/12             1/12             1/12             1/12              1/12

----------
(1)   The weighted average life of the Class A-3 Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-3 Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-3 Certificates.

    PERCENT OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-4 CERTIFICATES
                     AT THE RESPECTIVE CPRS SET FORTH BELOW:

                      DATE                          0% CPR           25% CPR           50% CPR          75% CPR         100% CPR
--------------------------------------------      ---------         ---------        ---------         --------         --------
Initial Percent ............................          100%             100%             100%             100%              100%
February 10, 2006 ..........................          100              100              100              100               100
February 10, 2007 ..........................          100              100              100              100               100
February 10, 2008 ..........................          100              100              100              100               100
February 10, 2009 ..........................          100              100              100              100               100
February 10, 2010 ..........................          100              100              100              100               100
February 10, 2011 ..........................          100              100              100              100               100
February 10, 2012 ..........................          100              100              100              100               100
February 10, 2013 ..........................          100              100              100              100               100
February 10, 2014 ..........................            0                0                0                0                 0
Weighted Average Life Years(1) .............         8.64             8.64             8.63             8.62              8.50
Estimated Month of First Principal .........         9/13             7/13             7/13             7/13              7/13
Estimated Month of Maturity ................         1/14             1/14             1/14             1/14              1/14

----------
(1)   The weighted average life of the Class A-4 Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-4 Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-4 Certificates.

    PERCENT OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-AB CERTIFICATES
                     AT THE RESPECTIVE CPRS SET FORTH BELOW:

                      DATE                          0% CPR           25% CPR           50% CPR          75% CPR         100% CPR
--------------------------------------------      ---------         ---------        ---------         --------         --------
INITIAL PERCENT ............................          100%             100%             100%             100%              100%
February 10, 2006 ..........................          100              100              100              100               100
February 10, 2007 ..........................          100              100              100              100               100
February 10, 2008 ..........................          100              100              100              100               100
February 10, 2009 ..........................          100              100              100              100               100
February 10, 2010 ..........................          100              100              100              100               100
February 10, 2011 ..........................           75               75               75               75                75
February 10, 2012 ..........................           68               68               68               68                68
February 10, 2013 ..........................           34               34               34               34                34
February 10, 2014 ..........................           12               12               12               12                12
February 10, 2015 ..........................            0                0                0                0                 0
Weighted Average Life Years(1) .............         7.30             7.30             7.30             7.30              7.30
Estimated Month of First Principal .........         2/10             2/10             2/10             2/10              2/10
Estimated Month of Maturity ................         7/14             6/14             6/14             5/14              5/14

----------
(1)   The weighted average life of the Class A-AB Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-AB Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-AB Certificates.

    PERCENT OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-5 CERTIFICATES
                     AT THE RESPECTIVE CPRS SET FORTH BELOW:

                      DATE                          0% CPR           25% CPR           50% CPR          75% CPR         100% CPR
--------------------------------------------      ---------         ---------        ---------         --------         --------
Initial Percent ............................          100%             100%             100%             100%              100%
February 10, 2006 ..........................          100              100              100              100               100
February 10, 2007 ..........................          100              100              100              100               100
February 10, 2008 ..........................          100              100              100              100               100
February 10, 2009 ..........................          100              100              100              100               100
February 10, 2010 ..........................          100              100              100              100               100
February 10, 2011 ..........................          100              100              100              100               100
FEBRUARY 10, 2012 ..........................          100              100              100              100               100
February 10, 2013 ..........................          100              100              100              100               100
February 10, 2014 ..........................          100              100              100              100               100
February 10, 2015 ..........................            0                0                0                0                 0
Weighted Average Life Years(1) .............         9.81             9.80             9.78             9.76              9.62
Estimated Month of First Principal .........         7/14             6/14             6/14             5/14              5/14
Estimated Month of Maturity ................         1/15             1/15             1/15             1/15             11/14

----------
(1)   The weighted average life of the Class A-5 Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-5 Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-5 Certificates.

    PERCENT OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-1A CERTIFICATES
                     AT THE RESPECTIVE CPRS SET FORTH BELOW:

                      DATE                          0% CPR           25% CPR           50% CPR          75% CPR         100% CPR
--------------------------------------------      ---------         ---------        ---------         --------         --------
Initial Percent ............................          100%             100%             100%             100%              100%
February 10, 2006 ..........................           99               99               99               99                99
February 10, 2007 ..........................           99               99               99               99                99
February 10, 2008 ..........................           98               98               98               98                98
February 10, 2009 ..........................           97               97               97               97                97
February 10, 2010 ..........................           51               51               51               51                51
February 10, 2011 ..........................           50               50               50               50                50
February 10, 2012 ..........................           49               49               49               49                49
February 10, 2013 ..........................           48               48               48               48                48
February 10, 2014 ..........................           47               47               47               47                47
February 10, 2015 ..........................            0                0                0                0                 0
Weighted Average Life Years(1) .............         7.20             7.20             7.19             7.18              7.05
Estimated Month of First Principal .........         3/05             3/05             3/05             3/05              3/05
Estimated Month of Maturity ................         1/15             1/15             1/15             1/15             11/14

----------
(1)   The weighted average life of the Class A-1A Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-1A Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-1A Certificates.

    PERCENT OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-J CERTIFICATES
                     AT THE RESPECTIVE CPRS SET FORTH BELOW:

                      DATE                          0% CPR           25% CPR           50% CPR          75% CPR         100% CPR
--------------------------------------------      ---------         ---------        ---------         --------         --------
Initial Percent ............................          100%             100%             100%             100%              100%
February 10, 2006 ..........................          100              100              100              100               100
February 10, 2007 ..........................          100              100              100              100               100
February 10, 2008 ..........................          100              100              100              100               100
February 10, 2009 ..........................          100              100              100              100               100
February 10, 2010 ..........................          100              100              100              100               100
February 10, 2011 ..........................          100              100              100              100               100
February 10, 2012 ..........................          100              100              100              100               100
February 10, 2013 ..........................          100              100              100              100               100
February 10, 2014 ..........................          100              100              100              100               100
February 10, 2015 ..........................            0                0                0                0                 0
Weighted Average Life Years(1) .............         9.88             9.88             9.88             9.88              9.71
Estimated Month of First Principal .........         1/15             1/15             1/15             1/15             11/14
Estimated Month of Maturity ................         1/15             1/15             1/15             1/15             11/14

----------
(1)   The weighted average life of the Class A-J Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-J Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-J Certificates.

     PERCENT OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS B CERTIFICATES
                     AT THE RESPECTIVE CPRS SET FORTH BELOW:

                      DATE                          0% CPR           25% CPR           50% CPR          75% CPR         100% CPR
--------------------------------------------      ---------         ---------        ---------         --------         --------
INITIAL PERCENT ............................          100%             100%             100%             100%              100%
February 10, 2006 ..........................          100              100              100              100               100
February 10, 2007 ..........................          100              100              100              100               100
February 10, 2008 ..........................          100              100              100              100               100
February 10, 2009 ..........................          100              100              100              100               100
February 10, 2010 ..........................          100              100              100              100               100
February 10, 2011 ..........................          100              100              100              100               100
February 10, 2012 ..........................          100              100              100              100               100
February 10, 2013 ..........................          100              100              100              100               100
February 10, 2014 ..........................          100              100              100              100               100
February 10, 2015 ..........................            0                0                0                0                 0
Weighted Average Life Years(1) .............         9.92             9.90             9.88             9.88              9.71
Estimated Month of First Principal .........         1/15             1/15             1/15             1/15             11/14
Estimated Month of Maturity ................         2/15             2/15             2/15             1/15             11/14

----------
(1) The weighted average life of the Class B Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class B Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class B Certificates.

     PERCENT OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS C CERTIFICATES
                     AT THE RESPECTIVE CPRS SET FORTH BELOW:

                      DATE                          0% CPR           25% CPR           50% CPR          75% CPR         100% CPR
--------------------------------------------      ---------         ---------        ---------         --------         --------
Initial Percent ............................          100%             100%             100%             100%              100%
February 10, 2006 ..........................          100              100              100              100               100
February 10, 2007 ..........................          100              100              100              100               100
February 10, 2008 ..........................          100              100              100              100               100
February 10, 2009 ..........................          100              100              100              100               100
February 10, 2010 ..........................          100              100              100              100               100
February 10, 2011 ..........................          100              100              100              100               100
FEBRUARY 10, 2012 ..........................          100              100              100              100               100
February 10, 2013 ..........................          100              100              100              100               100
February 10, 2014 ..........................          100              100              100              100               100
February 10, 2015 ..........................            0                0                0                0                 0
Weighted Average Life Years(1) .............         9.96             9.96             9.96             9.89              9.71
Estimated Month of First Principal .........         2/15             2/15             2/15             1/15             11/14
Estimated Month of Maturity ................         2/15             2/15             2/15             2/15             11/14

----------
(1) The weighted average life of the Class C Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class C Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class C Certificates.

     PERCENT OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS D CERTIFICATES
                     AT THE RESPECTIVE CPRS SET FORTH BELOW:

                      DATE                          0% CPR           25% CPR           50% CPR          75% CPR         100% CPR
--------------------------------------------      ---------         ---------        ---------         --------         --------
Initial Percent ............................          100%             100%             100%             100%              100%
February 10, 2006 ..........................          100              100              100              100               100
February 10, 2007 ..........................          100              100              100              100               100
February 10, 2008 ..........................          100              100              100              100               100
February 10, 2009 ..........................          100              100              100              100               100
February 10, 2010 ..........................          100              100              100              100               100
February 10, 2011 ..........................          100              100              100              100               100
February 10, 2012 ..........................          100              100              100              100               100
February 10, 2013 ..........................          100              100              100              100               100
February 10, 2014 ..........................          100              100              100              100               100
February 10, 2015 ..........................            0                0                0                0                 0
Weighted Average Life Years(1) .............         9.96             9.96             9.96             9.96              9.74
Estimated Month of First Principal .........         2/15             2/15             2/15             2/15             11/14
Estimated Month of Maturity ................         2/15             2/15             2/15             2/15             12/14

----------
(1) The weighted average life of the Class D Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class D Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class D Certificates.

     PERCENT OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS E CERTIFICATES
                     AT THE RESPECTIVE CPRS SET FORTH BELOW:

                      DATE                          0% CPR           25% CPR           50% CPR          75% CPR         100% CPR
--------------------------------------------      ---------         ---------        ---------         --------         --------
Initial Percent ............................          100%             100%             100%             100%              100%
February 10, 2006 ..........................          100              100              100              100               100
February 10, 2007 ..........................          100              100              100              100               100
February 10, 2008 ..........................          100              100              100              100               100
February 10, 2009 ..........................          100              100              100              100               100
February 10, 2010 ..........................          100              100              100              100               100
February 10, 2011 ..........................          100              100              100              100               100
February 10, 2012 ..........................          100              100              100              100               100
February 10, 2013 ..........................          100              100              100              100               100
February 10, 2014 ..........................          100              100              100              100               100
February 10, 2015 ..........................            0                0                0                0                 0
Weighted Average Life Years(1) .............         9.96             9.96             9.96             9.96              9.80
Estimated Month of First Principal .........         2/15             2/15             2/15             2/15             12/14
Estimated Month of Maturity ................         2/15             2/15             2/15             2/15             12/14

----------
(1) The weighted average life of the Class E Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class E Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class E Certificates.

YIELD SENSITIVITY OF THE CLASS X-P CERTIFICATES

      The yield to maturity of the Class X-P Certificates will be highly sensitive to the rate and timing of principal payments (including by reason of prepayments, loan extensions, defaults and liquidations) and losses on or in respect of the mortgage loans. Investors in the Class X-P Certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments.

      The following table indicates the approximate pre-tax yield to maturity on a corporate bond equivalent ("CBE") basis on the Class X-P Certificates for the specified CPRs based on the Structuring Assumptions. It was further assumed (i) that the purchase price of the Class X-P Certificates is as specified below, expressed as a percentage of the initial Notional Amount of such Certificates, which price does not include accrued interest and (ii) the Special Servicer or the Directing Certificateholder purchased all of the mortgage loans and REO Properties as described under "DESCRIPTION OF THE CERTIFICATES--TERMINATION; RETIREMENT OF CERTIFICATES," in this prospectus supplement.

      The yields set forth in the following table were calculated by determining the monthly discount rates that when applied to the assumed streams of cash flows to be paid on the Class X-P Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price thereof, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the mortgage loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class X-P Certificates (and, accordingly, does not purport to reflect the return on any investment in the Class X-P Certificates when such reinvestment rates are considered).

      The characteristics of the mortgage loans may differ from those assumed in preparing the table below. In addition, there can be no assurance that the mortgage loans will prepay in accordance with the above assumptions at any of the rates shown in the table or at any other particular rate, that the cash flows on the Class X-P Certificates will correspond to the cash flows shown herein or that the aggregate purchase price of the Class X-P Certificates will correspond to the cash flows shown herein or that the aggregate purchase price of the Class X-P Certificates will be assumed. In addition, it is unlikely that the mortgage loans will prepay in accordance with the above assumptions at any of the specified CPRs until maturity or that all of the mortgage loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase Class X-P Certificates.

                            PRE-TAX TO MATURITY (CBE)
                          OF THE CLASS X-P CERTIFICATES
    (PREPAYMENTS LOCKED OUT THROUGH LOP, DLP AND YMP, THEN THE FOLLOWING CPR)

                                       PREPAYMENT ASSUMPTION (CPR)
                           -----------------------------------------------------
ASSUMED PURCHASE PRICE       0%        25%        50%          75%          100%
----------------------     -----      -----      -----        -----         ----
[          ]% ........       [ ]%      [ ]%       [ ]%         [ ]%         [ ]%

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

      Upon the issuance of the Certificates, Cadwalader, Wickersham & Taft LLP, special counsel to the Depositor, will deliver its opinion that, assuming (1) the making of appropriate elections, (2) compliance with the provisions of the Pooling and Servicing Agreement, (3) the GECMC 2004-C3 Pooling and Servicing Agreement is administered in accordance with its terms and the REMICs formed thereunder continue to be treated as REMICs and (4) compliance with applicable changes in the Internal Revenue Code of 1986, as amended (the "CODE"), including the REMIC Provisions, for federal income tax purposes, two separate "real estate mortgage investment conduit" elections will be made with respect to designated portions of the trust fund (the "UPPER-TIER REMIC" and the "LOWER-TIER REMIC" referred to below, respectively) within the meaning of Sections 860A through 860G (the "REMIC PROVISIONS") of the Code. In addition, a separate REMIC election (the "BUCKHEAD STATION SHOPPING CENTER MORTGAGE LOAN REMIC") will also be made with respect to one mortgage loan (the "BUCKHEAD STATION SHOPPING CENTER MORTGAGE LOAN"). Furthermore, (1) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-5, Class A-1A, Class X-C, Class X-P, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates will evidence the "regular interests" in the Upper-Tier REMIC, (2) the Class R Certificates will represent the sole class of "residual interests" in the Upper-Tier REMIC and (3) the Class LR Certificates will represent the sole classes of "residual interests" in the Lower-Tier REMIC and a beneficial interest in the "residual interest" in the Buckhead Station Shopping Center Mortgage Loan REMIC, within the meaning of the REMIC Provisions in effect on the date of this prospectus supplement. The assets of the Lower-Tier REMIC generally will include the Mortgage Loans (the regular interest in the Buckhead Station Shopping Center Mortgage Loan REMIC, in the case of the Buckhead Station Shopping Center Mortgage Loan) exclusive of Excess Interest, any REO Properties acquired on behalf of the Certificateholders or a beneficial interest therein in the case of the Strategic Hotel Portfolio Mortgage Loan and amounts with respect thereto contained in the Certificate Account, the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account and the REO Accounts (each as defined in the accompanying prospectus). In addition, the Class X-P and Class X-C Certificates will represent the right to receive certain yield maintenance amounts that may be payable by the related mortgage loan seller in respect of the Buckhead Station Shopping Center Mortgage Loan (the "Buckhead Station Shopping Center Yield Maintenance Amount"). The Offered Certificates (other than the right of the Class X-P Certificates to receive the Buckhead Station Shopping Center Yield Maintenance Amount) are "REGULAR CERTIFICATES" as defined in the prospectus.

      In addition, in the opinion of Cadwalader, Wickersham & Taft LLP, the portion of the trust fund consisting of (i) the Excess Interest and the Excess Interest Distribution Account and (ii) the Buckhead Station Shopping Center Yield Maintenance Amount will be treated as a grantor trust for federal income tax purposes under subpart E, Part I of subchapter J of the Code, and (i) the Class S Certificates and (ii) the Class X-P and Class X-C Certificates, respectively, will represent undivided beneficial interests therein.

      Because they represent regular interests, each class of Offered Certificates (other than the right of the Class X-P Certificates to receive the Buckhead Station Shopping Center Yield Maintenance Amount) generally will be treated as newly originated debt instruments for federal income tax purposes. Holders of the classes of Offered Certificates will be required to include in income all interest on the regular interests represented by their Certificates in accordance with the accrual method of accounting, regardless of a Certificateholder's usual method of accounting. It is anticipated that the Offered Certificates will be issued at a premium and the Class X-PCertificates will be issued with original issue discount ("OID") for federal income tax purposes. The prepayment assumption that will be used in determining the rate of accrual of OID or whether the OID is DE MINIMIS and that may be used to amortize premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the mortgage loans will prepay at a rate equal to a CPR of 0%; PROVIDED that it is assumed that the APD Loan prepays on its Anticipated Prepayment Date (the "PREPAYMENT ASSUMPTION"). No representation is made that the mortgage loans will prepay at that rate or at any other rate. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES--FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES" and "--TAXATION OF REGULAR CERTIFICATES" in the prospectus.

      Although unclear for federal income tax purposes, it is anticipated that the Class X-P Certificates will be considered to be issued with OID in an amount equal to the excess of all distributions of interest expected to be received thereon (assuming the WAC Rate changes in accordance with the initial prepayment assumption in the manner set forth in the prospectus), over their issue price (including accrued interest from February 1, 2005). Any "negative" amounts of OID on the Class X-P Certificates attributable to rapid prepayments with respect to the mortgage loans will not be deductible currently, but may be offset against future positive accruals of OID, if any. Finally, a holder of any Class X-P Certificate may be entitled to a loss deduction to the extent it becomes certain that such holder will not recover a portion of its basis in such Certificate, assuming no further prepayments. In the alternative, it is possible that rules similar to the "noncontingent bond method" of the OID Regulations may be promulgated with respect to the Class X-P Certificates.

      Yield Maintenance Charges actually collected will be distributed to the Offered Certificates as described under "DESCRIPTION OF THE CERTIFICATES--ALLOCATION OF YIELD MAINTENANCE CHARGES" in this prospectus supplement. It is not entirely clear under the Code when the amount of Yield Maintenance Charges so allocated should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges will be treated as giving rise to any income to the holder of an Offered Certificate prior to the Master Servicer's actual receipt of a Yield Maintenance Charge. Yield Maintenance Charges, if any, may be treated as ordinary income, although authority exists for treating such amounts as capital gain if they are treated as paid upon retirement or partial retirement of a Certificate. Certificateholders should consult their own tax advisers concerning the treatment of Yield Maintenance Charges.

      The right of the Class X-P Certificates to receive its share of the Buckhead Station Shopping Center Yield Maintenance Amount will not be an asset of any REMIC. If the Buckhead Station Shopping Center Yield Maintenance Amount has a value greater than zero, a Class X-P Certificateholder must allocate the price it pays for such certificate between the portion of such certificate that represents a REMIC regular interest and the portion that represents the right to receive the Buckhead Station Shopping Center Yield Maintenance Amount. Although the matter is not free from doubt, the Depositor believes, and for information reporting purposes the Trustee will be directed in the Pooling and Servicing Agreement to assume, that the right to receive the Buckhead Station Shopping Center Yield Maintenance Amount has a value of zero. Thus, the initial Class X-P Certificateholders should not be required to allocate any portion of the purchase price of their certificates to the right to receive the Buckhead Station Shopping Center Yield Maintenance Amount. However, if the right to receive the Buckhead Station Shopping Center Yield Maintenance Amount is determined to have a value on the Closing Date that is greater than zero, a portion of such purchase price would be allocable to such rights. Investors in the Class X-P Certificates should consult their own tax advisors in regard to the right to receive the Buckhead Station Shopping Center Yield Maintenance Amount.

      The Offered Certificates will be treated as "real estate assets" for a "real estate investment trust" ("REIT")within the meaning of Section 856(c)(5)(B) of the Code, and interest (including OID, if any) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent of the percentage of the trust fund assets meeting such requirements. Moreover, the Offered Certificates will be "qualified mortgages" for another REMIC within the meaning of Section 860G(a)(3) of the Code. The Offered Certificates will be treated as "loans secured by an interest in real property which is residential real property" for a domestic building and loan association under Section 7701(a)(19)(C) of the Code, to the extent the mortgage loans are secured by multifamily properties and manufactured housing community properties. As of the Cut-off Date, 27 and 6 mortgaged properties, securing approximately 18.76% and 1.29% of the Initial Pool Balance, respectively, are multifamily properties and manufactured housing community properties, respectively. The Offered Certificates will qualify for treatment under Sections 856(c)(5)(B), 856(c)(3)(B) and 7701(a)(19)(C) in their entirety if at least 95% of the assets or income of the trust fund meet such requirements. A mortgage loan that has been defeased with U.S. government securities does not qualify under the foregoing sections. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES--FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES--STATUS OF REMIC CERTIFICATES" in the prospectus.

      Because the Buckhead Station Shopping Center Yield Maintenance Amount is treated as a separate right of the Class X-P Certificates not payable by any REMIC, (i) such right will not be treated as a qualifying asset for any Certificateholder that is a mutual savings bank, domestic building and loan association, REIT or REMIC, (ii) any amounts received in respect of the Buckhead Station Shopping Center Yield Maintenance Amount will not be qualifying real estate income for REITs or qualifying income for REMICs and (iii) such right will not constitute an evidence of indebtedness within the meaning of Section 582(c)(1) of the Code.

      For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "CERTAIN FEDERAL INCOME TAX CONSEQUENCES--FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES" and "CERTAIN FEDERAL INCOME TAX CONSEQUENCES--TAXATION OF REGULAR CERTIFICATES" in the prospectus.

                             METHOD OF DISTRIBUTION

      Subject to the terms and conditions set forth in the underwriting agreement, dated as of the date of this prospectus supplement (the "UNDERWRITING AGREEMENT"), among Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (collectively, the "UNDERWRITERS") and the Depositor, the Depositor has agreed to sell to the Underwriters, and the Underwriters have severally but not jointly agreed to purchase from the Depositor the respective Certificate Balances, or Notional Amounts, as applicable, of each class of Offered Certificates set forth below subject in each case to a variance of 10%.

                                                                                                     Merrill Lynch
                                                                                                     Pierce, Fenner
                    Deutsche Bank      Banc of America     Citigroup Global       J.P. Morgan            & Smith
                   Securities Inc.     Securities LLC        Markets Inc.       Securities Inc.       Incorporated
                   ---------------     --------------        ------------       ---------------       ------------
Class A-1 ......    $[_________]        $[_________]         $[_________]        $[_________]         $[_________]
Class A-2 ......    $[_________]        $[_________]         $[_________]        $[_________]         $[_________]
Class A-3 ......    $[_________]        $[_________]         $[_________]        $[_________]         $[_________]
Class A-4 ......    $[_________]        $[_________]         $[_________]        $[_________]         $[_________]
Class A-AB .....    $[_________]        $[_________]         $[_________]        $[_________]         $[_________]
Class A-5 ......    $[_________]        $[_________]         $[_________]        $[_________]         $[_________]
Class A-1A .....    $[_________]        $[_________]         $[_________]        $[_________]         $[_________]
Class A-J ......    $[_________]        $[_________]         $[_________]        $[_________]         $[_________]
Class X-P ......    $[_________]        $[_________]         $[_________]        $[_________]         $[_________]
Class B ........    $[_________]        $[_________]         $[_________]        $[_________]         $[_________]
Class C ........    $[_________]        $[_________]         $[_________]        $[_________]         $[_________]
Class D ........    $[_________]        $[_________]         $[_________]        $[_________]         $[_________]
Class E ........    $[_________]        $[_________]         $[_________]        $[_________]         $[_________]

                    ------------        ------------         ------------        ------------         ------------

                    ============        ============

      In the Underwriting Agreement, the Underwriters have severally but not jointly agreed, subject to the terms and conditions set forth in the Underwriting Agreement, to purchase all of the Offered Certificates if any Offered Certificates are purchased. In the event of a default by any Underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting Underwriter may be increased or the Underwriting Agreement may be terminated. Further, the Depositor has agreed to indemnify the Underwriters and the Mortgage Loan Sellers, and the Underwriters have agreed to indemnify the Depositor, against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

      The Depositor has been advised by the Underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of Offered Certificates before deducting expenses payable by the Depositor estimated to be approximately $2,500,000, will be [__]% of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on the Offered Certificates from February 1, 2005. The Underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters. In connection with the purchase and sale of the Offered Certificates offered hereby, the Underwriters may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

      Deutsche Bank Securities Inc. is an affiliate of GACC, one of the Mortgage Loan Sellers. Banc of America Securities LLC is an affiliate of Bank of America, one of the Mortgage Loan Sellers.

      We cannot assure you that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. The Underwriters expect to make, but are not obligated to make, a secondary market in the Offered Certificates. The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed in the prospectus under "DESCRIPTION OF THE CERTIFICATES--REPORTS TO CERTIFICATEHOLDERS; CERTAIN AVAILABLE INFORMATION," which will include information as to the outstanding principal balance of the Offered Certificates and the status of the applicable form of credit enhancement. Except as described in this prospectus supplement under "DESCRIPTION OF THE CERTIFICATES--REPORTS TO CERTIFICATEHOLDERS; CERTAIN AVAILABLE INFORMATION," we cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

                                  LEGAL MATTERS

      The validity of the Certificates will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP, New York, New York, and for the Underwriters by Thacher Proffitt & Wood LLP, New York, New York. In addition, certain federal income tax matters will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP.

                                     RATINGS

      It is a condition to issuance that the Offered Certificates be rated not lower than the following ratings by Standard and Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P"), Fitch, Inc. ("FITCH") and Dominion Bond Rating Service, Inc. ("DBRS," and, together with S&P and Fitch, the "RATING AGENCIES"):

           Class                     S&P             FITCH             DBRS
           ------------------       ----             -----            ------
           A-1 ..............        AAA              AAA               AAA
           A-2 ..............        AAA              AAA               AAA
           A-3 ..............        AAA              AAA               AAA
           A-4 ..............        AAA              AAA               AAA
           A-AB .............        AAA              AAA               AAA
           A-5 ..............        AAA              AAA               AAA
           A-1A .............        AAA              AAA               AAA
           A-J ..............        AAA              AAA               AAA
           X-P ..............        AAA              AAA               AAA
           B ................        AA               AA                AA
           C ................        AA-              AA-             AA(low)
           D ................         A                A                 A
           E ................         A-               A-              A(low)

      A securities rating on mortgage pass-through certificates addresses the likelihood of the timely receipt by their holders of interest and the ultimate repayment of principal to which they are entitled by the Rated Final Distribution Date. The rating takes into consideration the credit quality of the pool of mortgage loans, structural and legal aspects associated with the certificates, and the extent to which the payment stream from the pool of mortgage loans is adequate to make payments required under the certificates. The ratings on the Offered Certificates do not, however, constitute a statement regarding the likelihood, timing or frequency of prepayments (whether voluntary or involuntary) on the mortgage loans or the degree to which the payments might differ from those originally contemplated. In addition, a rating does not address the likelihood or frequency of voluntary or mandatory prepayments of mortgage loans, payment of Excess Interest, yield maintenance charges or net default interest.

      In addition, these ratings on the Offered Certificates do not represent an assessment of: (i) the tax attributes of the Offered Certificates or of the trust; (ii) whether or to what extent prepayments of principal may be received on the mortgage loans; (iii) the degree to which the amount or frequency of prepayments of principal on the mortgage loans might differ from those originally anticipated; (iv) whether or to what extent the interest payable on any class of Offered Certificates may be reduced in connection with any Prepayment Interest Shortfalls; (v) whether and to what extent yield maintenance charges, default interest or Excess Interest will be received; or (vi) the yield to maturity that investors may experience.

      We cannot assure you as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating to any class of Offered Certificates and, if so, what the rating would be. A rating assigned to any class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned thereto by S&P, Fitch or DBRS.

      The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

                                LEGAL INVESTMENT

      The Offered Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase certificates, is subject to significant interpretive uncertainties.

      No representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates will constitute legal investments for them or are subject to investment, capital or other restrictions. See "LEGAL INVESTMENT" in the prospectus.

                              ERISA CONSIDERATIONS

      A fiduciary of any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which those plans, annuities, accounts or arrangements are invested, including insurance company general accounts, that is subject to the fiduciary responsibility rules of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or
Section 4975 of the Code (an "ERISA PLAN") or which is a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law ("SIMILAR LAW") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, with an ERISA Plan, a "PLAN") should review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA, the Code or Similar Law or whether there exists any statutory or administrative exemption applicable thereto. Moreover, each Plan fiduciary should determine whether an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

      The U.S. Department of Labor has issued individual prohibited transaction exemptions to each of Deutsche Bank Securities Inc., Final Authorization Number 97-03E (December 9, 1996), Banc of America Securities LLC, Prohibited Transaction Exemption ("PTE") 93-31, 58 Fed. Reg. 28,620 (May 14, 1993) and Merrill Lynch, Pierce, Fenner & Smith Incorporated, PTE 90-29, 55 Fed. Reg. 21,459 (May 24, 1990), each as amended by PTE 97-34, 62 Fed. Reg. 39,021 (July
21, 1997), PTE 2000-58, 65 Fed. Reg. 67,765 (November 13, 2000) and PTE 2002-41,
67 Fed. Reg. 54,487 (August 22, 2002), and to J.P. Morgan Securities Inc., PTE 2002-19, 67 Fed. Reg. 14,979 (March 28, 2002) (collectively, the "EXEMPTION"). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on the prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of the pools of mortgage loans, such as the pool of mortgage loans described in this prospectus supplement, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by the respective Underwriter, PROVIDED that certain conditions set forth in the Exemption are satisfied.

      The Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. FIRST, the acquisition of the Offered Certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. SECOND, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by S&P, Moody's or Fitch. THIRD, the Trustee cannot be an affiliate of any other member of the Restricted Group other than an Underwriter; the "RESTRICTED GROUP" consists of any Underwriter, the Depositor, the Trustee, the Master Servicer, the Special Servicer, any sub-servicer, any entity that provides insurance or other credit support to the trust fund and any mortgagor with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. FOURTH, the sum of all payments made to and retained by the Underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the Depositor pursuant to the assignment of the mortgage loans to the trust fund must represent not more than the fair market value of obligations and the sum of all payments made to and retained by the Master Servicer, the Special Servicer and any sub-servicer must represent not more than reasonable compensation for that person's services under the Pooling and Servicing Agreement and reimbursement of the person's reasonable expenses in connection therewith. FIFTH, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

      It is a condition of the Offered Certificates that they be rated not lower than the ratings set forth on the cover page hereof. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, that the Offered Certificates continue to satisfy the SECOND and THIRD general conditions set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the FIRST, FOURTH and FIFTH general conditions set forth above will be satisfied with respect to the related Offered Certificate.

      The Exemption also requires that the trust fund meet the following requirements: (1) the trust fund must consist solely of assets of the type that have been included in other investment pools; (2) securities in those other investment pools must have been rated in one of the four highest categories of S&P, Moody's or Fitch for at least one year prior to the Plan's acquisition of Offered Certificates; and (3) securities in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of Offered Certificates.

      If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the Depositor or the Underwriters and a Plan when the Depositor, any of the Underwriters, the Trustee, the Master Servicer, the Special Servicer, a sub-servicer or a borrower is a Party in Interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an "Excluded Plan" or any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus supplement, an "EXCLUDED PLAN" is a Plan sponsored by any member of the Restricted Group.

      If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the Depositor or the

Underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those Certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

      The Exemption will apply to the defeasance of a mortgage loan on the terms described in this prospectus supplement if the terms and conditions have been approved by S&P and Fitch and if the defeasance does not result in a reduction of the rating assigned to any of the Offered Certificates immediately prior to the defeasance.

      Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

      Before purchasing an Offered Certificate, a fiduciary of a Plan should itself confirm that (1) the Offered Certificates constitute "securities" for purposes of the Exemption and (2) the specific and general conditions and the other requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions, including with respect to governmental plans, any exemptive relief afforded under Similar Law. See "CERTAIN ERISA CONSIDERATIONS" in the prospectus. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

      The sale of Offered Certificates to a Plan is in no respect a representation by the Depositor or any of the Underwriters that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

                         INDEX OF PRINCIPAL DEFINITIONS

63 Madison Avenue Mortgage Loan ............................................S-71
63 Madison Avenue Pari Passu Loans .........................................S-71
63 Madison Avenue Whole Loan ...............................................S-71
Accrued Certificate Interest ..............................................S-118
Actual/360 Basis ...........................................................S-75
Administrative Cost Rate ..................................................S-117
Advances ..................................................................S-130
Anticipated Prepayment Date ................................................S-75
APD Loan ...................................................................S-75
Appraisal Reduction Amount ................................................S-134
Appraisal Reduction Event .................................................S-132
Appraisal Reduction .......................................................S-133
Asset Status Report .......................................................S-144
Assumed Final Distribution Date ...........................................S-125
Assumed Scheduled Payment .................................................S-122
Authenticating Agent ......................................................S-104
Available Distribution Amount .............................................S-109
Bank of America ............................................................S-66
Base Interest Fraction ....................................................S-124
Buckhead Station Shopping Center Mortgage Loan REMIC ......................S-184
Buckhead Station Shopping Center Mortgage Loan ............................S-184
Certificate Account .......................................................S-107
Certificate Balance .......................................................S-101
Certificate Owner .........................................................S-104
Certificate Registrar .....................................................S-104
Certificateholders .........................................................S-67
Certificates ..............................................................S-101
Class A Certificates ......................................................S-101
Class X Certificates ......................................................S-101
Class X-C Strip Rates .....................................................S-116
Class X-P Strip Rates .....................................................S-117
Clearstream Luxembourg ....................................................S-104
Closing Date ...............................................................S-66
Code .......................................................................S-98
Collateral Support Deficit ................................................S-127
Compensating Interest Payment .............................................S-119
Condemnation Proceeds .....................................................S-107
Constant Prepayment Rate ..................................................S-176
Controlling Class Certificateholder .......................................S-145
Controlling Class .........................................................S-145
Corrected Mortgage Loan ...................................................S-144
CPR .......................................................................S-176
Cross-Over Date ...........................................................S-115
Cut-off Date Balance .......................................................S-66
Cut-off Date ...............................................................S-66
Debt Service Coverage Ratio ................................................S-81
Defaulted Mortgage Loan ...................................................S-153
Defeasance Lock-out Period .................................................S-78
Defeasance Option ..........................................................S-78
Depositor ..................................................................S-66
Depositories ..............................................................S-104
Determination Date ........................................................S-133
Direct Participants .......................................................S-104
Directing Certificateholder ...............................................S-145
Distributable Certificate Interest ........................................S-118
Distribution Account ......................................................S-107
Distribution Date .........................................................S-106
DSCR .......................................................................S-81
DTC .......................................................................S-104
Due Period ................................................................S-109
ERISA Plan ................................................................S-189
ERISA .....................................................................S-189
Euroclear plc .............................................................S-105
Euroclear .................................................................S-104
Events of Default .........................................................S-159
Excess Interest Distribution Account ......................................S-108
Excess Interest ...........................................................S-118
Excess Liquidation Proceeds ...............................................S-108
Excluded Plan .............................................................S-190
Exemption .................................................................S-189
Fee Interest ...............................................................S-96
FIRREA .....................................................................S-85
Fiscal Agent ..............................................................S-141
Fitch .....................................................................S-188
Form 8-K ...................................................................S-81
FPO Persons .................................................................S-4
FSMA ........................................................................S-4
GACC .......................................................................S-66
GECC .......................................................................S-66
GECLS .....................................................................S-146
GECMC 2004-C3 Master Servicer .............................................S-167
GECMC 2004-C3 Pooling and Servicing Agreement .............................S-72
GECMC 2004-C3 Special Servicer ............................................S-167
GECMC 2004-C3 Trustee .....................................................S-167
Ground Lease ...............................................................S-96
Group 1 Principal Distribution Amount .....................................S-120
Group 1 Principal Shortfall ...............................................S-122
Group 2 Principal Distribution Amount .....................................S-120
Group 2 Principal Shortfall ...............................................S-122
Hard Lock Box .............................................................S-100
Indirect Participants .....................................................S-104
Initial Loan Group 1 Balance ...............................................S-66
Initial Loan Group 2 Balance ...............................................S-66
Initial Pool Balance .......................................................S-66
Initial Rate ...............................................................S-75
Insurance Proceeds ........................................................S-107
Interest Distribution Amount ..............................................S-118

Lakeside Mall Mortgage Loan ................................................S-70
Lakeside Mall Pari Passu Loan ..............................................S-70
Lakeside Mall Whole Loan ...................................................S-70
Lennar ....................................................................S-146
Liquidation Fee Rate ......................................................S-149
Liquidation Fee ...........................................................S-149
Liquidation Proceeds ......................................................S-107
LNR .......................................................................S-146
Loan Group 1 ...............................................................S-66
Loan Group 2 ...............................................................S-66
Loan Groups ................................................................S-66
Lock Box Accounts .........................................................S-100
Lock Box Loans .............................................................S-99
Lock-out Period ............................................................S-76
Lower-Tier Distribution Account ...........................................S-107
Lower-Tier REMIC ..........................................................S-184
LTV Ratio ..................................................................S-83
MAI .......................................................................S-133
Master Servicer ...........................................................S-146
MERS .......................................................................S-65
Mortgage Loan Sellers ......................................................S-66
Mortgage Note ..............................................................S-66
Mortgage Rate .............................................................S-118
Mortgage ...................................................................S-66
Net Mortgage Rate .........................................................S-117
Non-Offered Certificates ..................................................S-101
Non-Offered Subordinate Certificates ......................................S-126
Nonrecoverable Advance ....................................................S-131
Notional Amount ...........................................................S-102
Offered Certificates ......................................................S-101
OID .......................................................................S-185
Option Price ..............................................................S-154
P&I Advance ...............................................................S-128
Participants ..............................................................S-104
Pass-Through Rate .........................................................S-115
PCIS Persons ................................................................S-4
Percentage Interest .......................................................S-103
Periodic Payments ..........................................................S-81
Permitted Investments .....................................................S-108
Phase I ....................................................................S-85
Plan ......................................................................S-189
Planned Principal Balance .................................................S-123
Pooling and Servicing Agreement ...........................................S-101
Prepayment Assumption .....................................................S-185
Prepayment Interest Excess ................................................S-119
Prepayment Interest Shortfall .............................................S-118
Prime Rate .................................................................S-20
Principal Distribution Amount .............................................S-119
Principal Shortfall .......................................................S-122
Privileged Person .........................................................S-137
PTE .......................................................................S-189
Purchase Agreements ........................................................S-66
Purchase Option ...........................................................S-154
Purchase Price .............................................................S-97
Qualified Substitute Mortgage Loan .........................................S-98
Rated Final Distribution Date .............................................S-125
Rating Agencies ...........................................................S-188
Record Date ...............................................................S-106
Regular Certificates ......................................................S-184
Reimbursement Rate ........................................................S-132
REIT ......................................................................S-185
Related Proceeds ..........................................................S-131
Release Date ...............................................................S-78
Relevant Persons ............................................................S-4
REMIC Provisions ..........................................................S-184
REO Account ...............................................................S-151
REO Loan ..................................................................S-123
REO Property ..............................................................S-144
Residual Certificates .....................................................S-101
Restricted Group ..........................................................S-190
Revised Rate ...............................................................S-75
Rules .....................................................................S-105
S&P .......................................................................S-188
Scheduled Principal Distribution Amount ...................................S-121
Senior Certificates .......................................................S-101
Serviced Whole Loans .......................................................S-73
Servicer Remittance Date ..................................................S-128
Servicer Reports ..........................................................S-137
Servicing Advances ........................................................S-130
Servicing Fee Rate ........................................................S-147
Servicing Fee .............................................................S-147
Servicing Standard ........................................................S-143
Similar Law ...............................................................S-189
Soft Lock Box .............................................................S-100
Special Servicer ..........................................................S-146
Special Servicing Fee Rate ................................................S-148
Special Servicing Fee .....................................................S-148
Stated Principal Balance ..................................................S-122
Statement to Certificateholders ...........................................S-135
Strategic Hotel Portfolio A-1 Loan .........................................S-72
Strategic Hotel Portfolio A-2 Loan .........................................S-72
Strategic Hotel Portfolio A-3 Loan .........................................S-72
Strategic Hotel Portfolio B Note ...........................................S-72
Strategic Hotel Portfolio B-1 Note .........................................S-72
Strategic Hotel Portfolio B-2 Note .........................................S-72
Strategic Hotel Portfolio B-3 Note .........................................S-72
Strategic Hotel Portfolio B-4 Note .........................................S-72
Strategic Hotel Portfolio Control Appraisal Event .........................S-168
Strategic Hotel Portfolio Cure Event ......................................S-170
Strategic Hotel Portfolio Mortgage Loan Primary Servicing Fee Rate ........S-147
Strategic Hotel Portfolio Mortgage Loan ....................................S-71
Strategic Hotel Portfolio Pari Passu Loans .................................S-72

Strategic Hotel Portfolio Senior Loans .....................................S-72
Strategic Hotel Portfolio Whole Loan .......................................S-72
Subordinate Certificates ..................................................S-101
Subordinate Offered Certificates ..........................................S-101
Terms and Conditions ......................................................S-106
Title Exceptions ...........................................................S-91
Title Insurance Policy .....................................................S-92
Trustee Fee Rate ..........................................................S-141
Trustee Fee ...............................................................S-140
Trustee ....................................................................S-67
Uncovered Prepayment Interest Shortfall ...................................S-119
Underwriters ..............................................................S-187
Underwriting Agreement ....................................................S-187
Underwritten Net Cash Flow .................................................S-83
Unscheduled Principal Distribution Amount .................................S-121
Upper-Tier Distribution Account ...........................................S-107
Upper-Tier REMIC ..........................................................S-184
Voting Rights .............................................................S-139
WAC Rate ..................................................................S-117
Withheld Amounts ..........................................................S-108
Withheld Loans ............................................................S-108
Workout Fee Rate ..........................................................S-148
Workout Fee ...............................................................S-148
Workout-Delayed Reimbursement Amount ......................................S-132
Yield Maintenance Charge ...................................................S-76
Yield Maintenance Period ..................................................S-175
PML ........................................................................S-85

GE COMMERCIAL MORTGAGE CORPORATION, SERIES 2005-C1

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

                                                                 % OF                  % OF APPLICABLE                 MORTGAGE
                                                             INITIAL POOL  LOAN GROUP    LOAN GROUP        # OF          LOAN
   ID                       PROPERTY NAME                      BALANCE     ONE OR TWO      BALANCE      PROPERTIES    SELLER (1)
--------------------------------------------------------------------------------------------------------------------------------
   1     Lakeside Mall                                          5.70%          1            6.23%           1            GACC
   2     401 North Michigan Avenue                              5.33%          1            5.83%           1            BofA
   3     Potomac Tower                                          4.39%          1            4.81%           1            GACC
   4     Ward Centers                                           3.68%          1            4.03%           1            BofA
   5     63 Madison Avenue                                      3.51%          1            3.84%           1            GACC
--------------------------------------------------------------------------------------------------------------------------------
   6     The Atrium at Continental Park                         3.40%          1            3.72%           1            GECC
   7     Charlotte Apartment Portfolio                          3.08%          2           35.97%           3            GECC
  7.1    WATERFORD LAKES APARTMENTS                             1.64%                      19.16%           1            GECC
  7.2    WOODWAY POINT APARTMENTS                               1.05%                      12.27%           1            GECC
  7.3    RESERVE AT WATERFORD LAKES                             0.39%                       4.54%           1            GECC
--------------------------------------------------------------------------------------------------------------------------------
   8     Savannah Apartments                                    2.77%          1            3.03%           1            GECC
   9     Washington Mutual Buildings                            2.58%          1            2.82%           2            GACC
  9.1    PLUMMER STREET BUILDINGS                               1.81%                       1.98%           1            GACC
  9.2    OAKDALE AVENUE BUILDING                                0.77%                       0.84%           1            GACC
   10    Candlewood Plaza - Danbury                             2.17%          1            2.37%           1            GECC
--------------------------------------------------------------------------------------------------------------------------------
   11    Foothill Plaza                                         1.83%          1            2.00%           1            GECC
   12    Buckhead Station Shopping Center                       1.68%          1            1.84%           1            GECC
         Cornerstone Portfolio                                  1.53%                       1.67%                        GECC
   13    CORNERSTONE PORTFOLIO - MCCAUSELAND & TARPON           0.35%          1            0.38%           2            GECC
  13.1   CORNERSTONE PORTFOLIO - MCCAUSELAND                    0.18%                       0.20%           1            GECC
--------------------------------------------------------------------------------------------------------------------------------
  13.2   CORNERSTONE PORTFOLIO - TARPON                         0.17%                       0.18%           1            GECC
   14    CORNERSTONE PORTFOLIO - MANCHESTER                     0.29%          1            0.31%           1            GECC
   15    CORNERSTONE PORTFOLIO - GENERAL DEGAULLE               0.25%          1            0.27%           1            GECC
   16    CORNERSTONE PORTFOLIO - WASHINGTON                     0.23%          1            0.25%           1            GECC
   17    CORNERSTONE PORTFOLIO - LARGO                          0.15%          1            0.16%           1            GECC
--------------------------------------------------------------------------------------------------------------------------------
   18    CORNERSTONE PORTFOLIO - SHACKELFORD                    0.14%          1            0.16%           1            GECC
   19    CORNERSTONE PORTFOLIO - HURST                          0.13%          1            0.14%           1            GECC
   20    Strategic Hotel Portfolio                              1.45%          1            1.59%           3            GACC
  20.1   HYATT REGENCY NEW ORLEANS                              0.66%                       0.72%           1            GACC
  20.2   HYATT REGENCY LA JOLLA AT AVENTINE                     0.46%                       0.50%           1            GACC
--------------------------------------------------------------------------------------------------------------------------------
  20.3   HYATT REGENCY PHOENIX                                  0.33%                       0.36%           1            GACC
   21    Folly Hill Apartments                                  1.40%          1            1.54%           1            GACC
   22    Springfield Crown Plaza and Holiday Inn Express        1.35%          1            1.47%           2            GECC
  22.1   SPRINGFIELD CROWN PLAZA                                0.99%                       1.08%           1            GECC
  22.2   HOLIDAY INN EXPRESS                                    0.36%                       0.39%           1            GECC
--------------------------------------------------------------------------------------------------------------------------------
   23    River Place                                            1.31%          1            1.44%           1            GECC
   24    Village of Laurelwood                                  1.29%          2           15.03%           1            GECC
   25    Oak Park Office Center                                 1.28%          1            1.40%           1            GECC
   26    23rd & Madison                                         1.17%          1            1.28%           1            BofA
   27    Clay Shopping Center - Syracuse                        1.13%          1            1.23%           1            GECC
--------------------------------------------------------------------------------------------------------------------------------
   28    Canyon Creek Business Center                           1.12%          1            1.23%           1            GECC
   29    Hope Square Professional Building                      1.10%          1            1.20%           1            BofA
   30    Cottonwood Corporate Center Building 8                 1.08%          1            1.19%           1            BofA
   31    Commerce Centre                                        1.05%          1            1.15%           1            GECC
   32    East 98th Street Retail                                1.05%          1            1.15%           1            GACC
--------------------------------------------------------------------------------------------------------------------------------
   33    Piper's Alley                                          1.05%          1            1.15%           1            BofA
   34    The Preserves at San Luis Apartments                   1.04%          2           12.16%           1            GECC
   35    Abbott's Square                                        1.02%          1            1.11%           1            GACC
   36    Southfork Pointe Retail Center                         0.94%          1            1.03%           1            GECC
   37    River Ridge                                            0.94%          1            1.02%           1            GECC
--------------------------------------------------------------------------------------------------------------------------------

                          CUT-OFF            GENERAL              DETAILED
          ORIGINAL         DATE              PROPERTY             PROPERTY                 INTEREST   ADMINISTRATIVE
   ID      BALANCE        BALANCE            TYPE                 TYPE                       RATE        FEE RATE
--------------------------------------------------------------------------------------------------------------------
   1       97,500,000      97,255,523        Retail               Anchored                  4.2800%      0.03140%
   2       91,000,000      91,000,000        Office               CBD                       5.3095%      0.04140%
   3       75,000,000      75,000,000        Office               Suburban                  4.7220%      0.03140%
   4       63,000,000      62,843,823        Retail               Anchored                  4.3320%      0.04140%
   5       60,000,000      60,000,000        Office               CBD                       5.0600%      0.03140%
--------------------------------------------------------------------------------------------------------------------
   6       58,000,000      58,000,000        Office               Suburban                  5.1400%      0.03140%
   7       52,650,000      52,650,000        Multifamily          Conventional              4.6300%      0.03140%
  7.1      28,049,000      28,049,000        MULTIFAMILY          CONVENTIONAL
  7.2      17,962,000      17,962,000        MULTIFAMILY          CONVENTIONAL
  7.3       6,639,000       6,639,000        MULTIFAMILY          CONVENTIONAL
--------------------------------------------------------------------------------------------------------------------
   8       47,250,000      47,250,000        Multifamily          Conventional              5.2100%      0.03140%
   9       44,000,000      44,000,000        Office               Suburban                  5.6475%      0.03140%
  9.1      30,834,646      30,834,646        OFFICE               SUBURBAN
  9.2      13,165,354      13,165,354        OFFICE               SUBURBAN
   10      37,000,000      36,966,944        Retail               Anchored                  5.7100%      0.03140%
--------------------------------------------------------------------------------------------------------------------
   11      31,250,000      31,250,000        Office               Suburban                  5.5300%      0.03140%
   12      31,000,000      28,738,644        Retail               Anchored                  6.8800%      0.03140%
           26,110,000      26,110,000        Self Storage         Self Storage              5.5500%
   13       6,000,000       6,000,000        SELF STORAGE         SELF STORAGE              5.5500%      0.03140%
  13.1      3,154,412       3,154,412        SELF STORAGE         SELF STORAGE
--------------------------------------------------------------------------------------------------------------------
  13.2      2,845,588       2,845,588        SELF STORAGE         SELF STORAGE
   14       4,875,000       4,875,000        SELF STORAGE         SELF STORAGE              5.5500%      0.03140%
   15       4,225,000       4,225,000        SELF STORAGE         SELF STORAGE              5.5500%      0.03140%
   16       3,900,000       3,900,000        SELF STORAGE         SELF STORAGE              5.5500%      0.03140%
   17       2,495,000       2,495,000        SELF STORAGE         SELF STORAGE              5.5500%      0.03140%
--------------------------------------------------------------------------------------------------------------------
   18       2,450,000       2,450,000        SELF STORAGE         SELF STORAGE              5.5500%      0.03140%
   19       2,165,000       2,165,000        SELF STORAGE         SELF STORAGE              5.5500%      0.03140%
   20      25,000,000      24,822,156        Hotel                Full Service              5.1575%      0.03140%
  20.1     11,390,887      11,309,855        HOTEL                FULL SERVICE
  20.2      7,913,669       7,857,373        HOTEL                FULL SERVICE
--------------------------------------------------------------------------------------------------------------------
  20.3      5,695,444       5,654,928        HOTEL                FULL SERVICE
   21      24,000,000      23,975,913        Multifamily          Conventional              5.2400%      0.03140%
   22      23,000,000      22,972,561        Hotel                Various                   6.3400%      0.03140%
  22.1     16,924,528      16,904,337        HOTEL                FULL SERVICE
  22.2      6,075,472       6,068,224        HOTEL                LIMITED SERVICE
--------------------------------------------------------------------------------------------------------------------
   23      22,425,000      22,425,000        Retail               Anchored                  4.4000%      0.03140%
   24      22,000,000      22,000,000        Multifamily          Conventional              5.4600%      0.03140%
   25      21,800,000      21,800,000        Office               Suburban                  5.3100%      0.03140%
   26      19,995,000      19,975,604        Retail               Anchored                  5.3800%      0.12140%
   27      19,300,000      19,265,342        Retail               Anchored                  5.7000%      0.03140%
--------------------------------------------------------------------------------------------------------------------
   28      19,200,000      19,180,168        Industrial           Office/Warehouse          5.1200%      0.03140%
   29      18,800,000      18,800,000        Office               Medical                   5.3600%      0.12140%
   30      18,500,000      18,500,000        Office               Suburban                  5.2310%      0.12140%
   31      18,020,000      18,003,572        Office               Suburban                  5.6300%      0.03140%
   32      18,000,000      18,000,000        Retail               Unanchored                5.4000%      0.03140%
--------------------------------------------------------------------------------------------------------------------
   33      18,000,000      18,000,000        Retail               Anchored                  5.5900%      0.12140%
   34      17,800,000      17,800,000        Multifamily          Student Housing           5.3500%      0.03140%
   35      17,400,000      17,383,450        Retail               Shadow Anchored           5.4600%      0.03140%
   36      16,000,000      16,000,000        Retail               Anchored                  4.7400%      0.03140%
   37      16,000,000      15,978,442        Retail               Anchored                  5.7200%      0.03140%
--------------------------------------------------------------------------------------------------------------------

          INTEREST       ORIGINAL       STATED REMAINING     ORIGINAL       REMAINING       FIRST      MATURITY
          ACCRUAL    TERM TO MATURITY   TERM TO MATURITY   AMORTIZATION    AMORTIZATION    PAYMENT       DATE
   ID      BASIS       OR APD (MOS.)     OR APD (MOS.)      TERM (MOS.)    TERM (MOS.)      DATE        OR APD
------------------------------------------------------------------------------------------------------------------
   1     Actual/360          60                58               360            358        1/1/2005    12/1/2009
   2     Actual/360         120               119                0              0         2/1/2005     1/1/2015
   3     Actual/360          84                83                0              0         2/1/2005     1/1/2012
   4     Actual/360          61                59               360            358        1/1/2005     1/1/2010
   5     Actual/360          60                59                0              0         2/1/2005     1/1/2010
------------------------------------------------------------------------------------------------------------------
   6     Actual/360         120               120               360            360        3/1/2005     2/1/2015
   7     Actual/360          60                59               360            360        2/1/2005     1/1/2010
  7.1
  7.2
  7.3
------------------------------------------------------------------------------------------------------------------
   8     Actual/360         120               119               360            360        2/1/2005     1/1/2015
   9     Actual/360         123               123               484            484        3/1/2005     5/1/2015
  9.1
  9.2
   10    Actual/360         120               119               360            359        2/1/2005     1/1/2015
------------------------------------------------------------------------------------------------------------------
   11    Actual/360          60                60               360            360        3/1/2005     2/1/2010
   12    Actual/360         180               103               360            283       10/1/1998     9/1/2013
         Actual/360          60                58                 0              0        1/1/2005    12/1/2009
   13    ACTUAL/360          60                58                 0              0        1/1/2005    12/1/2009
  13.1
------------------------------------------------------------------------------------------------------------------
  13.2
   14    ACTUAL/360          60                58                 0              0        1/1/2005    12/1/2009
   15    ACTUAL/360          60                58                 0              0        1/1/2005    12/1/2009
   16    ACTUAL/360          60                58                 0              0        1/1/2005    12/1/2009
   17    ACTUAL/360          60                58                 0              0        1/1/2005    12/1/2009
------------------------------------------------------------------------------------------------------------------
   18    ACTUAL/360          60                58                 0              0        1/1/2005    12/1/2009
   19    ACTUAL/360          60                58                 0              0        1/1/2005    12/1/2009
   20    Actual/360          84                77               360            353        8/1/2004     7/1/2011
  20.1
  20.2
------------------------------------------------------------------------------------------------------------------
  20.3
   21    Actual/360          60                59               360            359        2/1/2005     1/1/2010
   22    Actual/360         120               119               300            299        2/1/2005     1/1/2015
  22.1
  22.2
------------------------------------------------------------------------------------------------------------------
   23    Actual/360          60                57                 0              0       12/1/2004    11/1/2009
   24    Actual/360         120               119               360            360        2/1/2005     1/1/2015
   25    Actual/360         72                 70               360            360        1/1/2005    12/1/2010
   26    Actual/360         120               119               360            359        2/1/2005     1/1/2015
   27    Actual/360         120               118               360            358        1/1/2005    12/1/2014
------------------------------------------------------------------------------------------------------------------
   28    Actual/360          60                59               360            359        2/1/2005     1/1/2010
   29    Actual/360         120               120               360            360        3/1/2005     2/1/2015
   30    Actual/360         120               119               360            360        2/1/2005     1/1/2015
   31    Actual/360         120               119               360            359        2/1/2005     1/1/2015
   32    Actual/360         120               120               360            360        3/1/2005     2/1/2015
------------------------------------------------------------------------------------------------------------------
   33    Actual/360         120               120               300            300        3/1/2005     2/1/2015
   34    Actual/360         120               119               360            360        2/1/2005     1/1/2015
   35    Actual/360         120               119               360            359        2/1/2005     1/1/2015
   36    Actual/360          60                59                 0              0        2/1/2005     1/1/2010
   37    Actual/360         120               119               300            299        2/1/2005     1/1/2015
------------------------------------------------------------------------------------------------------------------

           ANNUAL         MONTHLY          REMAINING                                       CROSSED
            DEBT           DEBT          INTEREST ONLY                          APD          WITH
   ID   SERVICE (2)     SERVICE (2)      PERIOD (MOS.)      LOCKBOX (3)      (YES/NO)    OTHER LOANS   DSCR (2)(4)(5)(6)(7)
---------------------------------------------------------------------------------------------------------------------------
   1       5,776,264        481,355         0             Hard                  No            No               1.93
   2       4,898,751        408,229       119             Hard                  No            No               1.82
   3       3,590,688        299,224        83             Hard                  No            No               2.04
   4       3,755,447        312,954         0             Hard                  No            No               1.78
   5       3,078,167        256,514        59             Hard                  No            No               1.49
---------------------------------------------------------------------------------------------------------------------------
   6       3,796,056        316,338        24             Hard                  No            No               1.28
   7       3,250,224        270,852        35             Hard                  No            No               1.26
  7.1
  7.2
  7.3
---------------------------------------------------------------------------------------------------------------------------
   8       3,116,962        259,747        23             No                    No            No               1.21
   9       2,770,875        230,906         0             Hard                  No            No               1.64
  9.1
  9.2
   10      2,579,792        214,983         0             No                    No            No               1.25
---------------------------------------------------------------------------------------------------------------------------
   11      2,136,273        178,023        36             No                    No            No               1.29
   12      2,445,018        203,752         0             Springing Hard       Yes            No               1.48
           1,469,232        122,436        58             No                    No          Yes-A              1.71
   13        337,625         28,135        58             NO                    NO          YES-A              1.71
  13.1
---------------------------------------------------------------------------------------------------------------------------
  13.2
   14        274,320         22,860        58             NO                    NO          YES-A              1.71
   15        237,744         19,812        58             NO                    NO          YES-A              1.71
   16        219,456         18,288        58             NO                    NO          YES-A              1.71
   17        140,396         11,700        58             NO                    NO          YES-A              1.71
---------------------------------------------------------------------------------------------------------------------------
   18        137,864         11,489        58             NO                    NO          YES-A              1.71
   19        121,826         10,152        58             NO                    NO          YES-A              1.71
   20      1,621,803        135,150         0             Hard                  No            No               2.74
  20.1
  20.2
---------------------------------------------------------------------------------------------------------------------------
  20.3
   21      1,588,563        132,380         0             No                    No            No               1.20
   22      1,836,072        153,006         0             Springing Hard        No            No               1.58
  22.1
  22.2
---------------------------------------------------------------------------------------------------------------------------
   23      1,000,404         83,367        57             Springing Hard        No            No               2.08
   24      1,492,344        124,362        59             No                    No            No               1.27
   25      1,454,302        121,192        46             Hard                  No            No               1.29
   26      1,344,343        112,029         0             No                    No            No               1.25
   27      1,344,207        112,017         0             No                    No            No               1.29
---------------------------------------------------------------------------------------------------------------------------
   28      1,253,789        104,482         0             No                    No            No               1.35
   29      1,261,186        105,099        24             No                    No            No               1.26
   30      1,223,281        101,940        23             Hard                  No            No               1.33
   31      1,245,482        103,790         0             No                    No            No               1.32
   32      1,212,906        101,076         0             No                    No            No               1.22
---------------------------------------------------------------------------------------------------------------------------
   33      1,338,063        111,505         0             No                    No            No               1.37
   34      1,192,772         99,398         3             No                    No            No               1.27
   35      1,180,309         98,359         0             Hard                  No            No               1.30
   36        768,933         64,078        59             No                    No            No               1.88
   37      1,204,406        100,367         0             No                    No            No               1.25
---------------------------------------------------------------------------------------------------------------------------

                                               CUT-OFF               LTV
           GRACE   PAYMENT    APPRAISED       DATE LTV            RATIO AT
   ID     PERIOD     DATE     VALUE (8)   RATIO (4)(6)(7)   MATURITY/APD (4)(6)(7)   ADDRESS
------------------------------------------------------------------------------------------------------------------------------------
   1         5        1      305,000,000       63.77%              58.29%            14000 Lakeside Circle
   2         5        1      139,500,000       65.23%              65.23%            401 North Michigan Avenue
   3         6        1      108,000,000       69.44%              69.44%            1001 North 19th Street
   4        10        1       98,000,000       64.13%              58.56%            1200 Ala Moana Boulevard and 1020 Auahi Street
   5                  1      220,000,000       75.00%              75.00%            63 Madison Avenue
------------------------------------------------------------------------------------------------------------------------------------
   6         5        1       74,000,000       78.38%              68.05%            2301-2321 Rosecrans Avenue
   7         5        1       66,075,000       79.68%              77.23%            Various
  7.1                         34,925,000                                             8000 WATERFORD LAKES DRIVE
  7.2                         21,900,000                                             2100 WOODWAY HILLS DRIVE
  7.3                          9,250,000                                             8725 KODY MARIE COURT
------------------------------------------------------------------------------------------------------------------------------------
   8         5        1       60,180,000       78.51%              68.29%            875 East Silverado Ranch Boulevard
   9         5        1       63,500,000       69.29%              63.78%            Various
  9.1                         44,500,000                                             19850 & 19860 PLUMMER STREET
  9.2                         19,000,000                                             9401 OAKDALE AVENUE
   10        5        1       48,000,000       77.01%              64.79%            14-38 Candlewood Lake Road
------------------------------------------------------------------------------------------------------------------------------------
   11        5        1       41,000,000       76.22%              74.25%            27422 & 27442 Portola Parkway
   12        5        1       57,800,000       49.72%              40.80%            3495 Buckhead Loop
             5        1       35,680,000       73.18%              73.18%            Various
   13        5        1        8,160,000       73.18%              73.18%            VARIOUS
  13.1                         4,290,000                                             6557 MANCHESTER AVENUE
------------------------------------------------------------------------------------------------------------------------------------
  13.2                         3,870,000                                             41524 U.S. 19 NORTH
   14        5        1        6,500,000       73.18%              73.18%            301 MERAMEC STATION ROAD
   15        5        1        5,690,000       73.18%              73.18%            3200 GENERAL DEGAULLE DRIVE
   16        5        1        5,750,000       73.18%              73.18%            450 WEST WASHINGTON STREET
   17        5        1        3,330,000       73.18%              73.18%            10833 SEMINOLE BOULEVARD
------------------------------------------------------------------------------------------------------------------------------------
   18        5        1        3,340,000       73.18%              73.18%            940 SHACKELFORD ROAD
   19        5        1        2,910,000       73.18%              73.18%            88 GRAPEVINE HIGHWAY
   20        0        1      377,600,000       46.02%              41.40%            Various
  20.1                       185,000,000                                             500 POYDRAS PLAZA
  20.2                        89,900,000                                             3777 LA JOLLA VILLAGE DRIVE
------------------------------------------------------------------------------------------------------------------------------------
  20.3                       102,700,000                                             122 NORTH SECOND STREET
   21        5        1       34,700,000       69.09%              64.01%            One Apple Road
   22        5        1       42,400,000       54.18%              42.47%            Various
  22.1                        31,200,000                                             3000 SOUTH DIRKSEN PARKWAY
  22.2                        11,200,000                                             3050 SOUTH DIRKSEN PARKWAY
------------------------------------------------------------------------------------------------------------------------------------
   23        5        1       33,900,000       66.15%              66.15%            11111 San Jose Boulevard
   24        5        1       29,369,000       74.91%              69.55%            325 Collingwood Court
   25        5        1       29,050,000       75.04%              73.01%            5850 Rogerdale Road
   26        5        1       25,200,000       79.27%              66.02%            2211 East Madison Avenue
   27        5        1       24,600,000       78.31%              65.93%            4000 Route 31
------------------------------------------------------------------------------------------------------------------------------------
   28        5        1       24,000,000       79.92%              73.91%            18311, 18323 and 18421 Bothell Everett Highway
   29        5        1       23,600,000       79.66%              69.54%            39000 Bob Hope Drive
   30        5        1       23,750,000       77.89%              67.79%            2755 East Cottonwood Parkway
   31        5        1       23,000,000       78.28%              65.69%            1777 Reisterstown Road
   32        5        1       22,500,000       80.00%              66.60%            90-144 and 190 East 98th Street
------------------------------------------------------------------------------------------------------------------------------------
   33        5        1       27,500,000       65.45%              49.96%            1600 North Wells Street
   34        5        1       24,500,000       72.65%              60.95%            1560 San Luis Road
   35        5        1       21,250,000       79.92%              66.42%            200-210 Lombard Street
   36        5        1       20,200,000       79.21%              79.21%            2970-2986 St. Rose Parkway
   37        5        1       20,175,000       79.20%              60.81%            800 Fairview Road
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                     NET
                                                                             YEAR         YEAR       RENTABLE
   ID   CITY                    COUNTY              STATE       ZIP CODE     BUILT      RENOVATED    AREA SF/UNITS (9)
----------------------------------------------------------------------------------------------------------------------
   1    Sterling Heights        Macomb              MI          48313        1976         2001       643,375
   2    Chicago                 Cook                IL          60611        1963                    735,260
   3    Arlington               Arlington           VA          22209        1989                    236,887
   4    Honolulu                Honolulu            HI          96814        1981                    270,961
   5    New York                New York            NY          10016        1963         1999       797,377
----------------------------------------------------------------------------------------------------------------------
   6    El Segundo              Los Angeles         CA          90245        2002                    283,699
   7    Various                 Mecklenburg         NC          Various     Various      Various       1,226
  7.1   CHARLOTTE               MECKLENBURG         NC          28210        1991         1995           694
  7.2   MATTHEWS                MECKLENBURG         NC          28105        1994                        392
  7.3   CHARLOTTE               MECKLENBURG         NC          28210        1998                        140
----------------------------------------------------------------------------------------------------------------------
   8    Las Vegas               Clark               NV          89123        1999                        472
   9    Los Angeles             Los Angeles         CA          91324       Various                  257,336
  9.1   LOS ANGELES             LOS ANGELES         CA          91324        1984                    160,000
  9.2   LOS ANGELES             LOS ANGELES         CA          91324        1985                     97,336
   10   Brookfield              Fairfield           CT          06804        1972         2004       211,396
----------------------------------------------------------------------------------------------------------------------
   11   Foothill Ranch          Orange              CA          92610        2001                    208,862
   12   Atlanta                 Fulton              GA          30326        1995                    233,930
        Various                 Various             Various     Various     Various      Various     500,123
   13   VARIOUS                 VARIOUS             VARIOUS     VARIOUS     VARIOUS                  108,300
  13.1  ST. LOUIS               ST. LOUIS           MO          63139        2000                     49,875
----------------------------------------------------------------------------------------------------------------------
  13.2  TARPON SPRINGS          PINELLAS            FL          34689        1999                     58,425
   14   MANCHESTER              ST. LOUIS           MO          63088        1999                     72,177
   15   NEW ORLEANS             ORLEANS             LA          70114        2000                     70,500
   16   FLORISSANT              ST. LOUIS           MO          63031        1974                    108,446
   17   LARGO                   PINELLAS            FL          33778        1993         2000        45,750
----------------------------------------------------------------------------------------------------------------------
   18   FLORISSANT              ST. LOUIS           MO          63031        1999                     47,050
   19   HURST                   TARRANT             TX          76054        1999                     47,900
   20   Various                 Various             Various     Various     Various      Various       2,315
  20.1  NEW ORLEANS             ORLEANS             LA          70113        1976         2001         1,184
  20.2  LA JOLLA                SAN DIEGO           CA          92037        1989         2001           419
----------------------------------------------------------------------------------------------------------------------
  20.3  PHOENIX                 MARICOPA            AZ          85004        1976         2002           712
   21   Beverly                 Essex               MA          01915        1974         2002           252
   22   Springfield             Sangamon            IL          62703       Various      Various         428
  22.1  SPRINGFIELD             SANGAMON            IL          62703        1997         2003           288
  22.2  SPRINGFIELD             SANGAMON            IL          62703        1970         1998           140
----------------------------------------------------------------------------------------------------------------------
   23   Jacksonville            Duval               FL          32223        1989         2003       258,963
   24   Cranberry Township      Butler              PA          16066        1988         1995           444
   25   Houston                 Harris              TX          77072        2002                    173,400
   26   Seattle                 King                WA          98112        2004                     54,027
   27   Clay                    Onondaga            NY          13041        2002                    135,948
----------------------------------------------------------------------------------------------------------------------
   28   Bothell                 Snohomish           WA          98012        2000                    194,644
   29   Rancho Mirage           Riverside           CA          92270        1985                     72,543
   30   Salt Lake City          Salt Lake           UT          84121        2000                    130,780
   31   Pikesville              Baltimore           MD          21208        1984                    157,497
   32   Brooklyn                Kings               NY          11212        1931         2004        73,176
----------------------------------------------------------------------------------------------------------------------
   33   Chicago                 Cook                IL          60614        1890         2000       134,418
   34   Tallahassee             Leon                FL          32304        2003                        190
   35   Philadelphia            Philadelphia        PA          19147        1985                     54,856
   36   Henderson               Clark               NV          89123        2004                     66,778
   37   Asheville               Buncombe            NC          28803        1983                    217,717
----------------------------------------------------------------------------------------------------------------------

        UNITS           LOAN PER NET            PREPAYMENT
        OF             RENTABLE AREA            PROVISIONS
   ID   MEASURE         SF/UNITS (4)        (# OF PAYMENTS) (10)
----------------------------------------------------------------
   1    Sq. Ft.             303.09          L(26),D(27),O(7)
   2    Sq. Ft.             123.77          L(25),D(92),O(3)
   3    Sq. Ft.             316.61          L(25),D(55),O(4)
   4    Sq. Ft.             231.93          L(26),D(29),O(6)
   5    Sq. Ft.             206.93          L(25),D(31),O(4)
----------------------------------------------------------------
   6    Sq. Ft.             204.44          L(24),D(93),O(3)
   7    Units            42,944.54          L(25),D(32),O(3)
  7.1   UNITS            40,416.43
  7.2   UNITS            45,821.43
  7.3   UNITS            47,421.43
----------------------------------------------------------------
   8    Units           100,105.93          L(25),D(92),O(3)
   9    Sq. Ft.             170.98          L(24),D(95),O(4)
  9.1   SQ. FT.             192.72
  9.2   SQ. FT.             135.26
   10   Sq. Ft.             174.87          L(25),D(92),O(3)
----------------------------------------------------------------
   11   Sq. Ft.             149.62          L(24),D(35),O(1)
   12   Sq. Ft.             122.85          L(42),D(135),O(3)
        Sq. Ft.              52.21          L(26),D(33),O(1)
   13   SQ. FT.              55.40          L(26),D(33),O(1)
  13.1  SQ. FT.              63.25
----------------------------------------------------------------
  13.2  SQ. FT.              48.70
   14   SQ. FT.              67.54          L(26),D(33),O(1)
   15   SQ. FT.              59.93          L(26),D(33),O(1)
   16   SQ. FT.              35.96          L(26),D(33),O(1)
   17   SQ. FT.              54.54          L(26),D(33),O(1)
----------------------------------------------------------------
   18   SQ. FT.              52.07          L(26),D(33),O(1)
   19   SQ. FT.              45.20          L(26),D(33),O(1)
   20   Rooms            75,593.95          L(31),D(49),O(4)
  20.1  ROOMS            67,344.77
  20.2  ROOMS           132,209.27
----------------------------------------------------------------
  20.3  ROOMS            55,994.53
   21   Units            95,142.51          L(25),D(31),O(4)
   22   Rooms            53,674.21          L(25),D(89),O(6)
  22.1  ROOMS            58,695.62
  22.2  ROOMS            43,344.46
----------------------------------------------------------------
   23   Sq. Ft.              86.60          L(27),D(29),O(4)
   24   Units            49,549.55          L(25),D(92),O(3)
   25   Sq. Ft.             125.72          L(26),D(43),O(3)
   26   Sq. Ft.             369.73          L(25),D(92),O(3)
   27   Sq. Ft.             141.71          L(26),D(91),O(3)
----------------------------------------------------------------
   28   Sq. Ft.              98.54          L(25),D(34),O(1)
   29   Sq. Ft.             259.16          L(24),D(92),O(4)
   30   Sq. Ft.             141.46          L(25),D(92),O(3)
   31   Sq. Ft.             114.31          L(25),D(92),O(3)
   32   Sq. Ft.             245.98          L(24),D(92),O(4)
----------------------------------------------------------------
   33   Sq. Ft.             133.91          L(24),D(92),O(4)
   34   Units            93,684.21          L(25),D(92),O(3)
   35   Sq. Ft.             316.89          L(25),D(91),O(4)
   36   Sq. Ft.             239.60          L(25),D(34),O(1)
   37   Sq. Ft.              73.39          L(25),D(92),O(3)
----------------------------------------------------------------

GE COMMERCIAL MORTGAGE CORPORATION, SERIES 2005-C1

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

                                                            THIRD        THIRD MOST       SECOND      SECOND MOST
                                                         MOST RECENT     RECENT NOI    MOST RECENT     RECENT NOI     MOST RECENT
  ID                     PROPERTY NAME                       NOI            DATE           NOI            DATE            NOI
-----------------------------------------------------------------------------------------------------------------------------------
   1    Lakeside Mall                                      18,794,284    12/31/2002      20,056,895    12/31/2003       19,985,528
   2    401 North Michigan Avenue                          11,064,103    12/31/2002      10,450,263    12/31/2003        8,875,532
   3    Potomac Tower                                       5,916,496    12/31/2002       7,279,933    12/31/2003
   4    Ward Centers                                                                      7,356,239    12/31/2003        7,160,817
   5    63 Madison Avenue                                  12,221,648    12/31/2002      14,530,441    12/31/2003
-----------------------------------------------------------------------------------------------------------------------------------
   6    The Atrium at Continental Park                                                                                   1,442,211
   7    Charlotte Apartment Portfolio                       5,049,543    12/31/2002       3,602,209    12/31/2003        3,970,442
  7.1   WATERFORD LAKES APARTMENTS                          2,869,652    12/31/2002       2,019,284    12/31/2003        2,195,096
  7.2   WOODWAY POINT APARTMENTS                            1,536,042    12/31/2002       1,101,411    12/31/2003        1,272,462
  7.3   RESERVE AT WATERFORD LAKES                            643,849    12/31/2002         481,514    12/31/2003          502,883
-----------------------------------------------------------------------------------------------------------------------------------
   8    Savannah Apartments                                 3,525,693    12/31/2002       3,287,463    12/31/2003        3,487,920
   9    Washington Mutual Buildings                         4,870,876    12/31/2002       4,856,836    12/31/2003        4,841,207
  9.1   PLUMMER STREET BUILDINGS                            3,358,689    12/31/2002       3,350,752    12/31/2003        3,350,317
  9.2   OAKDALE AVENUE BUILDING                             1,512,187    12/31/2002       1,506,084    12/31/2003        1,490,890
  10    Candlewood Plaza - Danbury                                                                                       1,362,038
-----------------------------------------------------------------------------------------------------------------------------------
  11    Foothill Plaza                                                                                                     302,439
  12    Buckhead Station Shopping Center                    4,110,155    12/31/2002       4,176,310    12/31/2003        3,782,249
        Cornerstone Portfolio                                                             2,432,383    12/31/2003        2,656,769
  13    CORNERSTONE PORTFOLIO - MCCAUSELAND & TARPON                                        538,112    12/31/2003          589,330
 13.1   CORNERSTONE PORTFOLIO - MCCAUSELAND                                                 333,823    12/31/2003          358,972
-----------------------------------------------------------------------------------------------------------------------------------
 13.2   CORNERSTONE PORTFOLIO - TARPON                                                      204,289    12/31/2003          230,358
  14    CORNERSTONE PORTFOLIO - MANCHESTER                                                  477,899    12/31/2003          507,067
  15    CORNERSTONE PORTFOLIO - GENERAL DEGAULLE                                            389,687    12/31/2003          412,801
  16    CORNERSTONE PORTFOLIO - WASHINGTON                                                  378,121    12/31/2003          415,992
  17    CORNERSTONE PORTFOLIO - LARGO                                                       235,548    12/31/2003          260,253
-----------------------------------------------------------------------------------------------------------------------------------
  18    CORNERSTONE PORTFOLIO - SHACKELFORD                                                 199,249    12/31/2003          249,778
  19    CORNERSTONE PORTFOLIO - HURST                                                       213,767    12/31/2003          221,548
  20    Strategic Hotel Portfolio                          38,552,246    12/31/2002      32,988,162    12/31/2003       31,127,593
 20.1   HYATT REGENCY NEW ORLEANS                          18,825,292    12/31/2002      17,034,540    12/31/2003       15,854,212
 20.2   HYATT REGENCY LA JOLLA AT AVENTINE                  9,018,105    12/31/2002       6,987,571    12/31/2003        5,436,582
-----------------------------------------------------------------------------------------------------------------------------------
 20.3   HYATT REGENCY PHOENIX                              10,708,849    12/31/2002       8,966,051    12/31/2003        9,836,799
  21    Folly Hill Apartments                               2,288,686    12/31/2002       1,965,458    12/31/2003        1,987,780
  22    Springfield Crown Plaza and Holiday Inn Express     3,446,221    12/31/2002       3,824,670    12/31/2003        3,546,694
 22.1   SPRINGFIELD CROWN PLAZA                             2,500,645    12/31/2002       2,705,452    12/31/2003        2,499,994
 22.2   HOLIDAY INN EXPRESS                                   945,576    12/31/2002       1,119,218    12/31/2003        1,046,700
-----------------------------------------------------------------------------------------------------------------------------------
  23    River Place                                         2,026,449    12/31/2002       2,133,327    12/31/2003        2,423,032
  24    Village of Laurelwood                               1,907,185    12/31/2002       2,034,119    12/31/2003        1,944,818
  25    Oak Park Office Center                                                                                           1,599,562
  26    23rd & Madison
  27    Clay Shopping Center - Syracuse
-----------------------------------------------------------------------------------------------------------------------------------
  28    Canyon Creek Business Center                        1,261,062    12/31/2002       1,388,111    12/31/2003        1,348,913
  29    Hope Square Professional Building                   1,896,249    12/31/2002       1,669,593    12/31/2003        1,780,364
  30    Cottonwood Corporate Center Building 8              2,215,418    12/31/2002       1,884,683    12/31/2003        2,300,832
  31    Commerce Centre                                     1,716,382    12/31/2002       1,757,454    12/31/2003        1,892,465
  32    East 98th Street Retail
-----------------------------------------------------------------------------------------------------------------------------------
  33    Piper's Alley                                       1,983,727    12/31/2002       1,478,453    12/31/2003        2,296,358
  34    The Preserves at San Luis Apartments                                                                             1,615,158
  35    Abbott's Square                                     1,474,498    12/31/2002       1,562,955    12/31/2003        1,621,546
  36    Southfork Pointe Retail Center
  37    River Ridge                                                                                                      1,294,081
-----------------------------------------------------------------------------------------------------------------------------------

            MOST RECENT
                NOI            UNDERWRITTEN      UNDERWRITTEN     UNDERWRITTEN     UNDERWRITTEN   UNDERWRITTEN   UNDERWRITTEN
  ID           DATE                NOI             REVENUE            EGI            EXPENSES       RESERVES        TI/LC
-------------------------------------------------------------------------------------------------------------------------------
   1      T-12 9/30/2004            22,912,536       18,613,486       31,479,045        8,566,509       157,542        442,258
   2      Ann. 9/30/2004             9,702,701        9,968,027       21,604,620       11,901,919       221,192        586,302
   3                                 7,309,127        8,007,722       10,116,468        2,807,341             -              -
   4      T-12 9/30/2004             7,074,778        9,031,432       11,476,863        4,402,085        67,740        329,769
   5                                14,177,034       21,232,129       26,014,392       11,837,358       279,082      1,303,222
-------------------------------------------------------------------------------------------------------------------------------
   6      T-12 10/31/2004            4,941,513        6,757,189        7,289,189        2,347,676        57,684        480,256
   7      T-12 10/31/2004            4,151,384        7,781,706        8,187,906        4,036,521       294,988              -
  7.1     T-12 10/31/2004            2,226,137        4,269,989        4,456,189        2,230,052       189,454              -
  7.2     T-12 10/31/2004            1,399,967        2,555,783        2,725,783        1,325,815        80,434              -
  7.3     T-12 10/31/2004              525,280          955,934        1,005,934          480,654        25,100              -
-------------------------------------------------------------------------------------------------------------------------------
   8      T-12 11/30/2004            3,879,267        5,334,360        5,688,360        1,809,093        98,000              -
   9      Ann. 10/31/2004            4,557,628        5,174,920        5,174,920          617,292             -              -
  9.1     ANN. 10/31/2004            3,133,837        3,304,826        3,304,826          170,989             -              -
  9.2     ANN. 10/31/2004            1,423,791        1,870,094        1,870,094          446,303             -              -
  10      Ann. 6/30/2004             3,424,920        3,492,207        4,232,207          807,287        31,709        158,450
-------------------------------------------------------------------------------------------------------------------------------
  11      T-12 6/30/2004             3,057,588        4,389,269        4,456,069        1,398,480        41,772        268,542
  12      T-12 9/30/2004             3,782,343        3,985,421        5,125,421        1,343,078        36,896        136,345
          T-12 7/31/2004             2,589,061        4,076,473        4,357,973        1,768,911        74,983              -
  13      T-12 7/31/2004               592,358          899,094          972,094          379,736        16,245              -
 13.1     T-12 7/31/2004               360,248          506,763          551,763          191,515         7,481              -
-------------------------------------------------------------------------------------------------------------------------------
 13.2     T-12 7/31/2004               232,110          392,331          420,331          188,221         8,764              -
  14      T-12 7/31/2004               501,508          750,000          781,000          279,492        10,827              -
  15      T-12 7/31/2004               404,641          578,285          643,285          238,644        10,575              -
  16      T-12 7/31/2004               386,036          675,000          707,500          321,464        16,232              -
  17      T-12 7/31/2004               244,853          400,000          426,000          181,147         6,863              -
-------------------------------------------------------------------------------------------------------------------------------
  18      T-12 7/31/2004               247,137          390,756          418,756          171,619         7,058              -
  19      T-12 7/31/2004               212,529          383,338          409,338          196,809         7,185              -
  20      T-12 6/30/2004            36,338,124      127,699,273      127,699,273       91,361,149     5,210,531              -
 20.1     T-12 6/30/2004            18,782,532       60,592,627       60,592,627       41,810,095     2,928,320              -
 20.2     T-12 6/30/2004             6,694,394       32,041,846       32,041,846       25,347,452     1,257,812              -
-------------------------------------------------------------------------------------------------------------------------------
 20.3     T-12 6/30/2004            10,861,198       35,064,800       35,064,800       24,203,602     1,024,399              -
  21      T-12 11/30/2004            1,975,638        3,044,764        3,139,639        1,164,001        63,000              -
  22      T-12 6/30/2004             3,480,729        8,637,560       14,454,810       10,974,081       578,192              -
 22.1     T-12 6/30/2004             2,462,856        6,126,961       11,855,211        9,392,354       474,208              -
 22.2     T-12 6/30/2004             1,017,872        2,510,599        2,599,599        1,581,727       103,984              -
-------------------------------------------------------------------------------------------------------------------------------
  23      T-12 8/31/2004             2,356,253        2,490,826        3,289,826          933,573        90,000        181,226
  24      T-12 8/31/2004             1,846,442        3,064,948        3,145,668        1,299,227       129,510              -
  25      Ann. 6/30/2004             1,994,599        2,099,771        3,176,171        1,181,572        34,680         80,334
  26                                 1,693,321        1,734,275        2,294,149          600,828         5,403         13,063
  27                                 1,848,100        1,855,151        2,371,316          523,216        20,392         95,733
-------------------------------------------------------------------------------------------------------------------------------
  28      T-12 5/31/2004             1,825,270        1,926,135        2,464,135          638,865        29,340        104,601
  29      Ann. 9/30/2004             1,758,444        1,756,493        2,365,088          606,644        18,136        154,803
  30      Ann. 10/31/2004            1,812,630        2,771,080        2,693,542          880,912        19,617        164,843
  31      T-12 10/31/2004            1,799,947        2,703,183        2,778,183          978,236        32,100        127,488
  32                                 1,533,173        1,623,481        1,754,445          221,272        14,635         33,672
-------------------------------------------------------------------------------------------------------------------------------
  33      Ann. 10/31/2004            2,129,097        3,571,638        3,895,001        1,765,904        41,649        254,400
  34      T-12 10/31/2004            1,583,367        2,445,382        3,020,382        1,437,015        66,500              -
  35      T-12 10/31/2004            1,562,706        1,929,418        2,273,219          710,513        10,971         49,104
  36                                 1,187,782        1,283,598        1,686,110          498,328        10,017         76,601
  37      T-12 6/30/2004             1,701,092        1,779,131        2,189,471          488,379        32,658        158,201
-------------------------------------------------------------------------------------------------------------------------------

           UNDERWRITTEN                                                      LEASE
  ID      NET CASH FLOW          LARGEST TENANT (11)               SF       EXPIRATION        2ND LARGEST TENANT (11)
--------------------------------------------------------------------------------------------------------------------------------
   1         22,312,736    Marshall Field's Men & Home           115,300     1/31/2006    FYE (For Your Entertainment)
   2          8,895,207    Smith Bucklin & Associates Inc.        86,324    12/31/2017    SSI Inc
   3          7,309,127    Friedman Billings Ramsey               93,811    12/31/2014    Northrop Grumman
   4          6,677,269    Consolidated Amusement Theatres        86,676     5/31/2016    Dave & Buster's
   5         12,594,730    Ziff-Davis                            399,773     6/30/2019    New York Life
--------------------------------------------------------------------------------------------------------------------------------
   6          4,403,573    Comerica Bank                          63,788     9/30/2016    iRise
   7          3,856,396
  7.1         2,036,683
  7.2         1,319,533
  7.3           500,180
--------------------------------------------------------------------------------------------------------------------------------
   8          3,781,267
   9          4,557,628
  9.1         3,133,837    WASHINGTON MUTUAL BANK, FA            160,000     6/18/2015
  9.2         1,423,791    WASHINGTON MUTUAL BANK, FA             97,336     6/18/2015
  10          3,234,761    Raymour & Flanigan                     70,000     9/30/2019    Bed Bath & Beyond
--------------------------------------------------------------------------------------------------------------------------------
  11          2,747,274    Homestar Mortgage Services, LLC        27,476    10/31/2009    iBASEt, Inc.
  12          3,609,102    Toys "R" Us                            45,000     1/31/2017    Bed Bath & Beyond
              2,514,078
  13            576,113
 13.1           352,767
--------------------------------------------------------------------------------------------------------------------------------
 13.2           223,346
  14            490,682
  15            394,066
  16            369,805
  17            237,990
--------------------------------------------------------------------------------------------------------------------------------
  18            240,079
  19            205,344
  20         31,127,593
 20.1        15,854,212
 20.2         5,436,582
--------------------------------------------------------------------------------------------------------------------------------
 20.3         9,836,799
  21          1,912,638
  22          2,902,537
 22.1         1,988,648
 22.2           913,888
--------------------------------------------------------------------------------------------------------------------------------
  23          2,085,027    Stein Mart                             36,000     3/31/2010    Bealls
  24          1,716,931
  25          1,879,586    Quest Diagnostics                     110,145     1/31/2014    Jacobs Engineering
  26          1,674,855    Safeway                                47,813    10/27/2029    Generation Holding Corp.
  27          1,731,975    Raymour & Flanigan                     75,000     9/30/2019    TSA Stores, Inc. (Sports Authority)
--------------------------------------------------------------------------------------------------------------------------------
  28          1,691,329    Genie Industries                       80,758     5/14/2010    Champs Indoor
  29          1,585,505    Eisenhower Medical                     21,424    12/31/2017    Milauskas Eye Institute
  30          1,628,170    McLeod USA                             56,081     6/30/2010    Northface University
  31          1,640,359    Lou Ville, LLC                         17,200     12/1/2009    Legg Mason
  32          1,484,865    Pay Half                               11,500     3/31/2024    Children's World
--------------------------------------------------------------------------------------------------------------------------------
  33          1,833,048    Capital Fitness                        34,000    10/31/2018    The Second City
  34          1,516,867
  35          1,502,631    Chef's Market                           8,028    12/31/2013    Commerce Bank
  36          1,101,164    Homegoods                              25,220     7/17/2014    Interior Design
  37          1,510,234    Hamrick's, Inc                         41,990     7/31/2009    Kitchen & Co./Calvert Retail
--------------------------------------------------------------------------------------------------------------------------------

                          LEASE                                                               LEASE       OCCUPANCY     OCCUPANCY
  ID        SF         EXPIRATION            3RD LARGEST TENANT (11)              SF        EXPIRATION    RATE (11)     AS-OF DATE
------------------------------------------------------------------------------------------------------------------------------------
   1         26,790     1/31/2009     Express                                     14,522    1/31/2014         92.42%     10/31/2004
   2         76,678     5/31/2010     Michael, Best & Friedrich                   75,878    1/31/2006         86.93%      12/1/2004
   3         36,109     6/30/2007     Stategic Investment                         35,264   11/30/2012        100.00%     12/31/2004
   4         44,194    10/31/2021     Borders Books & Music                       30,226    5/31/2010         98.87%      9/30/2004
   5        397,604    12/31/2010                                                                            100.00%       9/7/2004
------------------------------------------------------------------------------------------------------------------------------------
   6         13,214     1/31/2011     Venture West                                13,200    6/30/2010         81.67%      1/19/2005
   7                                                                                                          91.19%      11/1/2004
  7.1                                                                                                         87.90%      11/1/2004
  7.2                                                                                                         95.92%      11/1/2004
  7.3                                                                                                         94.29%      11/1/2004
------------------------------------------------------------------------------------------------------------------------------------
   8                                                                                                          96.61%     11/29/2004
   9                                                                                                         100.00%      11/1/2004
  9.1                                                                                                        100.00%      11/1/2004
  9.2                                                                                                        100.00%      11/1/2004
  10         37,000    10/31/2019     TJ Maxx                                     25,892    1/31/2009         95.20%      12/1/2004
------------------------------------------------------------------------------------------------------------------------------------
  11         27,191     8/31/2009     American Sterling Bank                      25,528   12/14/2009         85.20%       9/1/2004
  12         40,000     1/31/2017     TJ Maxx                                     35,000   10/31/2006         99.92%      10/1/2004
                                                                                                              90.75%     11/11/2004
  13                                                                                                          95.29%     11/11/2004
 13.1                                                                                                         95.19%     11/11/2004
------------------------------------------------------------------------------------------------------------------------------------
 13.2                                                                                                         95.38%     11/11/2004
  14                                                                                                          92.47%     11/11/2004
  15                                                                                                          89.50%     11/11/2004
  16                                                                                                          84.93%     11/11/2004
  17                                                                                                          90.77%     11/11/2004
------------------------------------------------------------------------------------------------------------------------------------
  18                                                                                                          87.35%     11/11/2004
  19                                                                                                          96.24%     11/11/2004
  20                                                                                                          63.70%      6/30/2004
 20.1                                                                                                         62.40%      6/30/2004
 20.2                                                                                                         72.10%      6/30/2004
------------------------------------------------------------------------------------------------------------------------------------
 20.3                                                                                                         61.06%      6/30/2004
  21                                                                                                          90.48%     11/30/2004
  22                                                                                                          64.11%      6/30/2004
 22.1                                                                                                         62.70%      6/30/2004
 22.2                                                                                                         67.00%      6/30/2004
------------------------------------------------------------------------------------------------------------------------------------
  23         35,600    10/31/2009     Sears Outlet                                28,020     4/2/2005        100.00%      8/31/2004
  24                                                                                                          88.06%      9/21/2004
  25         63,255    10/31/2009                                                                            100.00%       1/1/2005
  26          2,659    10/31/2009     Madison Summit LLC                           2,050   10/31/2009        100.00%      12/1/2004
  27         47,907    10/14/2014     GMRI, Inc. (Smokey Bones) (Ground Lease)     7,083    1/31/2020        100.00%     10/29/2004
------------------------------------------------------------------------------------------------------------------------------------
  28         27,970     5/31/2007     Health Partners, Inc.                       19,442    3/31/2008         92.10%      4/21/2004
  29          9,100    12/31/2006     Roland Reinhart                              8,220   11/30/2005         97.28%      11/1/2004
  30         22,157     4/30/2008     Pliant Corporation                          18,380   10/31/2005        100.00%      11/1/2004
  31         13,930      2/1/2010     New Columbus Group                           9,120     7/1/2007         97.36%      11/1/2004
  32         10,000     6/30/2019     Family Dollar                                8,000   12/31/2013        100.00%      11/1/2004
------------------------------------------------------------------------------------------------------------------------------------
  33         26,905     9/30/2013     Loews Theatre                               25,358    3/31/2011         98.71%     11/30/2004
  34                                                                                                          95.79%      11/2/2004
  35          6,600     7/31/2022     Eckerd Drugs                                 4,680    8/31/2007        100.00%      12/8/2004
  36          7,000     12/4/2009     Creative Spa Designs                         4,464    1/31/2010         85.53%      8/31/2004
  37         27,732     1/31/2007     A.C. Moore Inc.                             25,038    8/31/2014         96.16%      7/12/2004
------------------------------------------------------------------------------------------------------------------------------------

              UPFRONT             ONGOING                                                                              UPFRONT
        ACTUAL REPLACEMENT   ACTUAL REPLACEMENT      UPFRONT      MONTHLY          MONTHLY TAX   MONTHLY INSURANCE   ENGINEERING
  ID         RESERVES             RESERVES            TI/LC        TI/LC             ESCROW           ESCROW           RESERVE
---------------------------------------------------------------------------------------------------------------------------------
   1                      -                    -             -                -              -                     -           -
   2                      -               17,818    13,750,000                -        412,838                     -      27,300
   3                      -                    -             -                -              -                     -           -
   4                      -                    -             -                -              -                     -           -
   5                 23,257               23,257       104,166          104,166        374,870                16,146           -
---------------------------------------------------------------------------------------------------------------------------------
   6                      -                4,792     4,888,301           40,021         47,412                 4,632      12,500
   7                      -                    -             -                -         67,990                     -     210,050
  7.1                     -                    -             -                -              -                     -           -
  7.2                     -                    -             -                -              -                     -           -
  7.3                     -                    -             -                -              -                     -           -
---------------------------------------------------------------------------------------------------------------------------------
   8                      -                8,170             -                -         30,309                 9,583           -
   9                      -                    -             -                -              -                     -       1,875
  9.1                     -                    -             -                -              -                     -           -
  9.2                     -                    -             -                -              -                     -           -
  10                      -                2,640             -           13,205         19,918                     -     146,875
---------------------------------------------------------------------------------------------------------------------------------
  11                      -                3,485             -           22,380         32,543                 5,537           -
  12                      -                1,953       300,000            8,333              -                     -      10,625
                          -                4,537             -                -         44,837                 8,164           -
  13                      -                  905             -                -          8,660                 1,436           -
 13.1                     -                    -             -                -              -                     -           -
---------------------------------------------------------------------------------------------------------------------------------
 13.2                     -                    -             -                -              -                     -           -
  14                      -                  600             -                -          8,840                   662           -
  15                      -                  625             -                -          4,613                 1,219           -
  16                      -                1,227             -                -          9,624                 2,908           -
  17                      -                  385             -                -          3,696                   987           -
---------------------------------------------------------------------------------------------------------------------------------
  18                      -                  395             -                -          4,738                   332           -
  19                      -                  400             -                -          4,665                   620           -
  20                      -                    -             -                -              -                     -       1,125
 20.1                     -                    -             -                -              -                     -           -
 20.2                     -                    -             -                -              -                     -           -
---------------------------------------------------------------------------------------------------------------------------------
 20.3                     -                    -             -                -              -                     -           -
  21                      -                5,250             -                -         21,795                 8,604     129,250
  22                      -               48,104             -                -         30,141                16,703           -
 22.1                     -                    -             -                -              -                     -           -
 22.2                     -                    -             -                -              -                     -           -
---------------------------------------------------------------------------------------------------------------------------------
  23                      -                    -             -                -              -                     -           -
  24                      -                    -             -                -         35,187                 5,386      19,345
  25                      -                1,445             -            6,695         24,441                 2,160           -
  26                      -                    -             -                -              -                     -           -
  27                      -                1,700             -            7,980         11,673                     -           -
---------------------------------------------------------------------------------------------------------------------------------
  28                      -                2,445             -            8,334         15,618                 4,299       2,500
  29                      -                3,023             -                -         17,229                 4,784      10,000
  30                      -                1,233       300,000            8,333         16,976                 5,359           -
  31                      -                2,675             -           17,055         16,883                 3,553           -
  32                 14,688                    -        58,728                -              -                     -           -
---------------------------------------------------------------------------------------------------------------------------------
  33                      -                3,583       100,000                -         76,741                 4,254     256,904
  34                      -                5,545             -                -         22,800                13,500      13,750
  35                      -            91400.00%             -            4,092         16,926                 5,737           -
  36                      -            83500.00%             -            4,455          5,181                 1,115       5,044
  37                      -                    -             -            8,735              -                     -     118,438
---------------------------------------------------------------------------------------------------------------------------------

                     ENVIRONMENTAL
                        REPORT          ENGINEERING      APPRAISAL
  ID                     DATE           REPORT DATE    AS-OF DATE (8)
---------------------------------------------------------------------
   1                  10/11/2004        10/14/2004      10/18/2004
   2                   10/4/2004         10/4/2004       9/30/2004
   3                    8/2/2004        12/20/2004      11/20/2004
   4                  10/14/2004        10/14/2004      10/29/2004
   5                   10/8/2004         10/6/2004       11/1/2004
---------------------------------------------------------------------
   6                  11/11/2004         11/9/2004       11/8/2004
   7                     Various        11/10/2004       11/4/2004
  7.1                  7/30/2004        11/10/2004       11/4/2004
  7.2                  7/28/2004        11/10/2004       11/4/2004
  7.3                   8/3/2004        11/10/2004       11/4/2004
---------------------------------------------------------------------
   8                  11/19/2004        11/22/2004      11/17/2004
   9                  12/10/2004        12/10/2004      12/15/2004
  9.1                 12/10/2004        12/10/2004      12/15/2004
  9.2                 12/10/2004        12/10/2004      12/15/2004
  10                   7/13/2004         7/15/2004       12/1/2004
---------------------------------------------------------------------
  11                   8/23/2004         8/25/2004        1/1/2005
  12                   7/19/2004         7/16/2004        1/1/2005
                       6/22/2004         6/22/2004         Various
  13                   6/22/2004         6/22/2004         VARIOUS
 13.1                  6/22/2004         6/22/2004       6/24/2004
---------------------------------------------------------------------
 13.2                  6/22/2004         6/22/2004       6/23/2004
  14                   6/22/2004         6/22/2004        9/8/2004
  15                   6/22/2004         6/22/2004        7/1/2004
  16                   6/22/2004          6/3/2004        9/8/2004
  17                   6/22/2004         6/22/2004       6/23/2004
---------------------------------------------------------------------
  18                   6/22/2004         6/22/2004       6/23/2004
  19                   6/22/2004         6/22/2004        7/7/2004
  20                   4/26/2004         3/16/2004         Various
 20.1                  4/26/2004         3/16/2004        4/1/2004
 20.2                  4/26/2004         3/16/2004        3/9/2004
---------------------------------------------------------------------
 20.3                  4/26/2004         3/16/2004       3/11/2004
  21                   11/8/2004        11/10/2004       11/2/2004
  22                     Various         7/12/2004       6/15/2004
 22.1                  7/12/2004         7/12/2004       6/15/2004
 22.2                  7/13/2004         7/12/2004       6/15/2004
---------------------------------------------------------------------
  23                   9/27/2004         9/17/2004       9/11/2004
  24                    9/3/2004         12/2/2004        7/1/2004
  25                  10/18/2004        10/14/2004       10/5/2004
  26                   10/6/2004         10/6/2004       12/1/2004
  27                   7/12/2004         7/12/2004        2/1/2005
---------------------------------------------------------------------
  28                   7/19/2004         8/25/2004       7/16/2004
  29                  11/16/2004        11/16/2004       11/4/2004
  30                  11/22/2004        11/23/2004      11/22/2004
  31                  11/24/2004        11/29/2004      11/24/2004
  32                  11/19/2004        11/19/2004        1/1/2005
---------------------------------------------------------------------
  33                   9/16/2004         8/30/2004        9/1/2004
  34                   9/28/2004         9/24/2004       9/17/2004
  35                  10/29/2004        10/29/2004      10/15/2004
  36                  10/14/2004        12/13/2004        4/1/2005
  37                    8/2/2004          8/2/2004        9/2/2004
---------------------------------------------------------------------

  ID    SPONSOR
-------------------------------------------------------------------------------------------------
   1    GGPLP, LLC
   2    Zeller Management Corporation
   3    Brookfield Financial Properties, L.P.
   4    GGPLP L.L.C.
   5    Loeb Partners Realty & Development Corp., George Comfort & Sons, Inc.
-------------------------------------------------------------------------------------------------
   6    Continental Development Corporation
   7    Aslan Realty Partners II, LP
  7.1
  7.2
  7.3
-------------------------------------------------------------------------------------------------
   8    Suzanne K. Arlie, Ed Anderson
   9    Northstar Realty Finance Corp.
  9.1
  9.2
  10    Neil Goldberg, Steven Goldberg, Michael Goldberg
-------------------------------------------------------------------------------------------------
  11    Robert J. Searles, Buchanan Fund III, LLC, Foothill10/241, LLC, Beacon Bay Holdings, LLC
  12    William R. Collins, Jr.
        Various
  13    FRED GANS, JAMES R. VOSBURGH
 13.1
-------------------------------------------------------------------------------------------------
 13.2
  14    FRED GANS, JAMES R. VOSBURGH
  15    FRED GANS, JAMES R. VOSBURGH, ROGER A. BULLER
  16    FRED GANS, LIES INVESTMENTS, LP
  17    FRED GANS, JAMES R. VOSBURGH
-------------------------------------------------------------------------------------------------
  18    FRED GANS, JAMES R. VOSBURGH
  19    FRED GANS, JAMES R. VOSBURGH, RUSS MILLER
  20    Strategic Hotel Funding, L.L.C.
 20.1
 20.2
-------------------------------------------------------------------------------------------------
 20.3
  21    Yu Kam Francini, Hok Mo Lee, Chan Tai Ling, Wah Kum Gee
  22    PIL I, L.P., Elizabeth A. Procaccianti, James A. Procaccianti
 22.1
 22.2
-------------------------------------------------------------------------------------------------
  23    JP Morgan Income & Growth Fund, New Plan Excel Realty Trust, Inc
  24    James A. West, Sr.
  25    Triple Net Properties LLC via NNN Oak Park LLC, Tony Thompson
  26    Generation Holdings Corporation
  27    Neil Goldberg, Steven Goldberg, Michael Goldberg
-------------------------------------------------------------------------------------------------
  28    Gus J. Boutsinis, Roy Thorsen
  29    None
  30    Robert J. Axley, John L. West
  31    MacKenzie Properties, Inc., Hooks Lane LP, LLLP
  32    Morris Bowabeh, David Bawabeh
-------------------------------------------------------------------------------------------------
  33    Daniel E. McLean
  34    Stewart Marcus, Randy E. Reiger
  35    Eric Blumenfeld
  36    Melissa Golshan, Geraldine Weber, Kevin Golshan
  37    Thomas C. Wheeler
-------------------------------------------------------------------------------------------------

GE COMMERCIAL MORTGAGE CORPORATION, SERIES 2005-C1

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

                                                              % OF                   % OF APPLICABLE                    MORTGAGE
                                                          INITIAL POOL  LOAN GROUP      LOAN GROUP          # OF          LOAN
   ID                       PROPERTY NAME                   BALANCE     ONE OR TWO        BALANCE        PROPERTIES    SELLER (1)
---------------------------------------------------------------------------------------------------------------------------------
   38    Paradise Valley Shopping Center                     0.92%          1              1.01%             1            GECC
   39    Monterey County Building                            0.91%          1              1.00%             1            GACC
   40    Courtyard by Marriott-SeaTac                        0.91%          1              1.00%             1            GECC
   41    Alderwood Towne Center                              0.89%          1              0.98%             1            GECC
   42    Links at Springdale                                 0.88%          1              0.96%             1            GECC
---------------------------------------------------------------------------------------------------------------------------------
   43    Heritage on the River                               0.87%          1              0.96%             1            GECC
   44    Pavilions at Rancho Mirage                          0.86%          1              0.94%             1            BofA
   45    Grand Reserve at Madison                            0.84%          1              0.92%             1            GECC
   46    Shops at Ledgebrook                                 0.80%          1              0.87%             1            GECC
   47    Phoenix Retail Portfolio                            0.79%          1              0.86%             4            GECC
---------------------------------------------------------------------------------------------------------------------------------
  47.1   1241 DEER PARK AVENUE                               0.30%                         0.33%             1            GECC
  47.2   526 ROUTE 111                                       0.28%                         0.30%             1            GECC
  47.3   2501 HEMPSTEAD TURNPIKE                             0.11%                         0.12%             1            GECC
  47.4   BURLINGTON COAT FACTORY                             0.10%                         0.11%             1            GECC
   48    The Self Storage Center                             0.78%          1              0.86%             1            GECC
---------------------------------------------------------------------------------------------------------------------------------
   49    Skytop Pavilion                                     0.78%          1              0.86%             1            GECC
   50    Laguna Creek Apartments                             0.76%          1              0.83%             1            BofA
   51    Doubletree at Reid Park                             0.73%          1              0.80%             1            GACC
   52    Arbor Green Apartments                              0.73%          1              0.80%             1            BofA
   53    Gates of West Bay                                   0.70%          2              8.18%             1            GECC
---------------------------------------------------------------------------------------------------------------------------------
   54    Versatile Warehouse                                 0.69%          1              0.76%             1            GACC
   55    Osgood Townsite Apartments                          0.66%          1              0.72%             1            GECC
   56    Taj Mahal                                           0.64%          1              0.70%             1            GECC
   57    Parkway Square Shopping Center                      0.63%          1              0.69%             1            GECC
   58    Carpinteria Bluffs                                  0.59%          1              0.64%             1            GACC
---------------------------------------------------------------------------------------------------------------------------------
   59    Arlington Retail Centers                            0.55%          1              0.60%             1            BofA
   60    Highpoint Square Retail Center                      0.54%          1              0.59%             1            GECC
   61    Glenbrooke Apartments                               0.54%          1              0.59%             1            BofA
   62    Saf Keep Self Storage - San Ramon                   0.54%          1              0.59%             1            GECC
   63    Summer Chase Apartments                             0.52%          2              6.10%             1            GACC
---------------------------------------------------------------------------------------------------------------------------------
   64    ModusLink Buildings                                 0.51%          1              0.56%             1            BofA
   65    Saf Keep Self Storage - San Fernando                0.51%          1              0.55%             1            GECC
   66    Park Center Commons                                 0.49%          1              0.53%             1            GECC
   67    Sycamore Plaza                                      0.47%          1              0.52%             1            GECC
   68    Centerville Retail Portfolio                        0.47%          1              0.51%             2            GECC
---------------------------------------------------------------------------------------------------------------------------------
  68.1   APPLE VALLEY COMMONS                                0.17%                         0.19%             1            GECC
  68.2   BRIARWOOD COMMONS & COUNTRY LINE                    0.29%                         0.32%             1            GECC
   69    Lakeshore - Bay West Club MHC                       0.47%          1              0.51%             1            GECC
   70    Kohl's Department Store                             0.47%          1              0.51%             1            BofA
   71    AAA Quality Self Storage                            0.44%          1              0.48%             1            BofA
---------------------------------------------------------------------------------------------------------------------------------
   72    Elmwood Village Plaza Phase I                       0.44%          1              0.48%             1            GECC
   73    Village at Harrison Creek Apartments                0.43%          2              4.97%             1            BofA
   74    Devon Self Storage - Harahan                        0.42%          1              0.46%             1            GECC
   75    Self Storage Plus - Alexandria                      0.42%          1              0.46%             1            GECC
   76    Westview Shopping Center                            0.41%          1              0.45%             1            GECC
---------------------------------------------------------------------------------------------------------------------------------

                             CUT-OFF        GENERAL                 DETAILED
             ORIGINAL          DATE        PROPERTY                 PROPERTY                                            INTEREST
   ID         BALANCE        BALANCE         TYPE                     TYPE                                                RATE
--------------------------------------------------------------------------------------------------------------------------------
   38       15,789,000      15,789,000     Retail                  Anchored                                              5.9200%
   39       15,600,000      15,600,000     Office                  Suburban                                              6.2000%
   40       15,590,000      15,568,141     Hotel                   Limited Service                                       5.5100%
   41       15,225,000      15,225,000     Retail                  Anchored                                              5.9300%
   42       15,000,000      14,967,600     Multifamily             Conventional                                          4.9400%
--------------------------------------------------------------------------------------------------------------------------------
   43       14,975,000      14,921,307     Multifamily             Conventional                                          4.6700%
   44       14,715,000      14,715,000     Retail                  Anchored                                              4.9810%
   45       14,320,000      14,320,000     Multifamily             Conventional                                          5.2500%
   46       13,600,000      13,575,516     Retail                  Anchored                                              5.6900%
   47       13,458,000      13,444,977     Retail                  Anchored                                              5.3900%
--------------------------------------------------------------------------------------------------------------------------------
  47.1       5,119,000       5,114,046     RETAIL                  ANCHORED
  47.2       4,718,000       4,713,434     RETAIL                  ANCHORED
  47.3       1,876,000       1,874,185     RETAIL                  ANCHORED
  47.4       1,745,000       1,743,311     RETAIL                  ANCHORED
   48       13,400,000      13,374,512     Self Storage            Self Storage                                          5.4700%
--------------------------------------------------------------------------------------------------------------------------------
   49       13,345,000      13,345,000     Retail                  Anchored                                              4.9400%
   50       13,000,000      13,000,000     Multifamily             Conventional                                          5.0000%
   51       12,500,000      12,500,000     Hotel                   Full Service                                          5.5400%
   52       12,480,000      12,480,000     Multifamily             Conventional                                          5.2500%
   53       12,000,000      11,971,532     Multifamily             Conventional                                          4.5300%
--------------------------------------------------------------------------------------------------------------------------------
   54       11,850,000      11,850,000     Industrial              Self Storage/Industrial/Office/Warehouse/Retail       5.7900%
   55       11,200,000      11,200,000     Multifamily             Conventional                                          5.3800%
   56       11,000,000      10,955,566     Office                  Medical                                               5.4000%
   57       10,800,000      10,800,000     Retail                  Anchored                                              5.5200%
   58       10,000,000       9,991,247     Office                  Suburban                                              5.7900%
--------------------------------------------------------------------------------------------------------------------------------
   59        9,400,000       9,400,000     Retail                  Anchored                                              5.5420%
   60        9,280,000       9,271,130     Retail                  Shadow Anchored                                       5.4400%
   61        9,200,000       9,200,000     Multifamily             Conventional                                          5.2900%
   62        9,200,000       9,188,304     Self Storage            Self Storage                                          6.0200%
   63        8,925,000       8,925,000     Multifamily             Conventional                                          5.3300%
--------------------------------------------------------------------------------------------------------------------------------
   64        8,750,000       8,688,706     Office                  Office/Industrial                                     5.3200%
   65        8,650,000       8,633,588     Self Storage            Self Storage                                          5.4800%
   66        8,320,000       8,320,000     Retail                  Anchored                                              5.3600%
   67        8,100,000       8,100,000     Retail                  Shadow Anchored                                       5.7500%
   68        8,000,000       8,000,000     Retail                  Shadow Anchored                                       5.5300%
--------------------------------------------------------------------------------------------------------------------------------
  68.1       2,968,460       2,968,460     RETAIL                  SHADOW ANCHORED
  68.2       5,031,540       5,031,540     RETAIL                  SHADOW ANCHORED
   69        8,000,000       8,000,000     Manufactured Housing    Manufactured Housing                                  5.4800%
   70        8,000,000       7,992,087     Retail                  Anchored                                              5.3000%
   71        7,500,000       7,500,000     Self Storage            Self Storage                                          5.3000%
--------------------------------------------------------------------------------------------------------------------------------
   72        7,500,000       7,492,653     Retail                  Shadow Anchored                                       5.3400%
   73        7,280,000       7,273,079     Multifamily             Conventional                                          5.4620%
   74        7,200,000       7,191,022     Self Storage            Self Storage                                          5.6900%
   75        7,200,000       7,149,402     Self Storage            Self Storage                                          5.8000%
   76        7,000,000       7,000,000     Retail                  Shadow Anchored                                       5.4200%
--------------------------------------------------------------------------------------------------------------------------------

                            INTEREST       ORIGINAL       STATED REMAINING     ORIGINAL       REMAINING
          ADMINISTRATIVE    ACCRUAL    TERM TO MATURITY   TERM TO MATURITY   AMORTIZATION    AMORTIZATION
   ID        FEE RATE        BASIS      OR APD (MOS.)      OR APD (MOS.)      TERM (MOS.)    TERM (MOS.)
-----------------------------------------------------------------------------------------------------------
   38        0.03140%      Actual/360        120                117               360            360
   39        0.03140%      Actual/360        180                180               360            360
   40        0.03140%      Actual/360        120                119               300            299
   41        0.03140%      Actual/360        120                113               360            360
   42        0.03140%      Actual/360        120                118               360            358
-----------------------------------------------------------------------------------------------------------
   43        0.03140%      Actual/360         60                 57               360            357
   44        0.12140%      Actual/360        120                118               360            360
   45        0.03140%      Actual/360        120                119               360            360
   46        0.03140%      Actual/360        120                118               360            358
   47        0.03140%      Actual/360        120                119               360            359
-----------------------------------------------------------------------------------------------------------
  47.1
  47.2
  47.3
  47.4
   48        0.03140%      Actual/360        120                118               360            358
-----------------------------------------------------------------------------------------------------------
   49        0.03140%      Actual/360        120                118                0              0
   50        0.12140%      Actual/360        120                119               360            360
   51        0.03140%      Actual/360         60                 59               300            300
   52        0.12140%      Actual/360         60                 59               360            360
   53        0.03140%      Actual/360         60                 58               360            358
-----------------------------------------------------------------------------------------------------------
   54        0.03140%      Actual/360        180                180               300            300
   55        0.03140%      Actual/360        120                118               360            360
   56        0.03140%      Actual/360         84                 80               360            356
   57        0.03140%      Actual/360        120                119               360            360
   58        0.09140%      Actual/360        120                119               360            359
-----------------------------------------------------------------------------------------------------------
   59        0.12140%      Actual/360        120                119               360            360
   60        0.03140%      Actual/360        120                119               360            359
   61        0.12140%      Actual/360        120                120               360            360
   62        0.03140%      Actual/360        120                107               300            299
   63        0.03140%      Actual/360        120                120               360            360
-----------------------------------------------------------------------------------------------------------
   64        0.12140%      Actual/360         61                 59               180            178
   65        0.03140%      Actual/360        120                118               360            358
   66        0.03140%      Actual/360        120                120               360            360
   67        0.03140%      Actual/360        120                116               360            360
   68        0.03140%      Actual/360        120                118               360            360
-----------------------------------------------------------------------------------------------------------
  68.1
  68.2
   69        0.03140%      Actual/360        120                120               360            360
   70        0.12140%      Actual/360        120                119               360            359
   71        0.12140%      Actual/360        120                119               360            360
-----------------------------------------------------------------------------------------------------------
   72        0.03140%      Actual/360        120                119               360            359
   73        0.12140%      Actual/360        120                119               360            359
   74        0.03140%      Actual/360        120                119               312            311
   75        0.03140%      Actual/360        120                115               300            295
   76        0.03140%      Actual/360        120                119               360            360
-----------------------------------------------------------------------------------------------------------

            FIRST       MATURITY     ANNUAL       MONTHLY         REMAINING                                         CROSSED
           PAYMENT        DATE        DEBT          DEBT        INTEREST ONLY                            APD          WITH
   ID        DATE        OR APD    SERVICE (2)   SERVICE (2)    PERIOD (MOS.)      LOCKBOX (3)         (YES/NO)    OTHER LOANS
------------------------------------------------------------------------------------------------------------------------------
   38     12/1/2004    11/1/2014    1,126,230      93,852         33               No                     No           No
   39      3/1/2005     2/1/2020    1,146,542      95,545         60               Hard                   No           No
   40      2/1/2005     1/1/2015    1,149,952      95,829          0               No                     No           No
   41      8/1/2004     7/1/2014    1,087,170      90,598         29               No                     No           No
   42      1/1/2005    12/1/2014      959,689      79,974          0               No                     No           No
------------------------------------------------------------------------------------------------------------------------------
   43     12/1/2004    11/1/2009      928,755      77,396          0               No                     No           No
   44      1/1/2005    12/1/2014      945,870      78,823         22               No                     No           No
   45      2/1/2005     1/1/2015      948,907      79,076         23               No                     No           No
   46      1/1/2005    12/1/2014      946,180      78,848          0               No                     No           No
   47      2/1/2005     1/1/2015      905,842      75,487          0               No                     No           No
------------------------------------------------------------------------------------------------------------------------------
  47.1
  47.2
  47.3
  47.4
   48      1/1/2005    12/1/2014      909,980      75,832          0               No                     No           No
------------------------------------------------------------------------------------------------------------------------------
   49      1/1/2005    12/1/2014      668,399      55,700        118               Springing Hard         No           No
   50      2/1/2005     1/1/2015      837,442      69,787         11               No                     No           No
   51      2/1/2005     1/1/2010      924,718      77,060         11               Soft                   No           No
   52      2/1/2005     1/1/2010      826,980      68,915         23               No                     No           No
   53      1/1/2005    12/1/2009      732,196      61,016          0               No                     No           No
------------------------------------------------------------------------------------------------------------------------------
   54      3/1/2005     2/1/2020      898,030      74,836          0               No                     No           No
   55      1/1/2005    12/1/2014      753,020      62,752         22               No                     No           No
   56     11/1/2004    10/1/2011      741,221      61,768          0               No                     No           No
   57      2/1/2005     1/1/2015      737,482      61,457         59               No                     No           No
   58      2/1/2005     1/1/2015      703,340      58,612          0               Hard                   No           No
------------------------------------------------------------------------------------------------------------------------------
   59      2/1/2005     1/1/2015      643,442      53,620         23               No                     No           No
   60      2/1/2005     1/1/2015      628,104      52,342          0               No                     No           No
   61      3/1/2005     2/1/2015      612,371      51,031          0               No                     No           No
   62      2/1/2004     1/1/2014      712,659      59,388          0               No                     No           No
   63      3/1/2005     2/1/2015      596,728      49,727          0               No                     No           No
------------------------------------------------------------------------------------------------------------------------------
   64      1/1/2005     1/1/2010      847,941      70,662          0               No                     No           No
   65      1/1/2005    12/1/2014      588,063      49,005          0               No                     No           No
   66      3/1/2005     2/1/2015      558,142      46,512          0               No                     No           No
   67     11/1/2004    10/1/2014      567,233      47,269         20               No                     No           No
   68      1/1/2005    12/1/2014      546,886      45,574         22               No                     No           No
------------------------------------------------------------------------------------------------------------------------------
  68.1
  68.2
   69      3/1/2005     2/1/2015      543,873      45,323         24               No                     No           No
   70      2/1/2005     1/1/2015      533,092      44,424          0               No                     No           No
   71      2/1/2005     1/1/2015      499,774      41,648         23               No                     No           No
------------------------------------------------------------------------------------------------------------------------------
   72      2/1/2005     1/1/2015      502,012      41,834          0               No                     No           No
   73      2/1/2005     1/1/2015      493,940      41,162          0               No                     No           No
   74      2/1/2005     1/1/2015      531,067      44,256          0               No                     No           No
   75     10/1/2004     9/1/2014      546,162      45,513          0               No                     No           No
   76      2/1/2005     1/1/2015      472,735      39,395         35               No                     No           No
------------------------------------------------------------------------------------------------------------------------------

                                                                       CUT-OFF                   LTV
                                  GRACE    PAYMENT    APPRAISED        DATE LTV                RATIO AT
   ID    DSCR (2)(4)(5)(6)(7)    PERIOD     DATE      VALUE (8)     RATIO (4)(6)(7)    MATURITY/APD (4)(6)(7)
-------------------------------------------------------------------------------------------------------------
   38            1.20               5         1       21,500,000          73.44%               66.26%
   39            1.24               5         1       19,500,000          80.00%               68.22%
   40            1.64               5         1       24,500,000          63.54%               48.44%
   41            1.21               5         1       19,250,000          79.09%               71.39%
   42            1.89               5         1       27,000,000          55.44%               45.58%
-------------------------------------------------------------------------------------------------------------
   43            1.37               5         1       18,810,000          79.33%               73.05%
   44            1.62               5         1       22,400,000          65.69%               56.81%
   45            1.22               5         1       17,900,000          80.00%               69.65%
   46            1.37               5         1       17,000,000          79.86%               67.21%
   47            1.60               5         1       23,150,000          58.08%               48.38%
-------------------------------------------------------------------------------------------------------------
  47.1                                                 8,300,000
  47.2                                                 8,000,000
  47.3                                                 3,850,000
  47.4                                                 3,000,000
   48            1.43               5         1       21,700,000          61.63%               51.53%
-------------------------------------------------------------------------------------------------------------
   49            1.84               5         1       19,640,000          67.95%               67.95%
   50            1.55               5         1       22,500,000          57.78%               48.77%
   51            1.68               5         1       19,000,000          65.79%               60.56%
   52            1.20               5         1       15,600,000          80.00%               76.63%
   53            1.38               5         1       15,300,000          78.25%               71.80%
-------------------------------------------------------------------------------------------------------------
   54            1.54               5         1       18,200,000          65.11%               38.47%
   55            1.31               5         1       14,000,000          80.00%               69.88%
   56            1.48               5         1       14,500,000          75.56%               67.72%
   57            1.26               5         1       13,750,000          78.55%               72.99%
   58            1.30               5         1       15,000,000          66.61%               56.17%
-------------------------------------------------------------------------------------------------------------
   59            1.31               5         1       11,750,000          80.00%               70.15%
   60            1.35               5         1       12,150,000          76.31%               63.67%
   61            1.25               5         1       13,200,000          69.70%               57.82%
   62            1.26               5         1       12,570,000          73.10%               58.84%
   63            1.23               5         1       11,160,000          79.97%               66.43%
-------------------------------------------------------------------------------------------------------------
   64            1.48               5         1       14,000,000          62.06%               46.85%
   65            1.40               5         1       12,400,000          69.63%               58.23%
   66            1.26               5         1       10,400,000          80.00%               66.51%
   67            1.22               5         1       10,600,000          76.42%               67.34%
   68            1.44               5         1       10,780,000          74.21%               65.06%
-------------------------------------------------------------------------------------------------------------
  68.1                                                 4,000,000
  68.2                                                 6,780,000
   69            1.25               5         1       10,260,000          77.97%               68.26%
   70            1.26               5         1       10,000,000          79.92%               66.40%
   71            1.40               5         1       10,500,000          71.43%               62.26%
-------------------------------------------------------------------------------------------------------------
   72            1.46               5         1        9,375,000          79.92%               66.48%
   73            1.21               5         1        8,990,000          80.90%               67.55%
   74            1.25               5         1        9,300,000          77.32%               60.66%
   75            1.59               5         1       10,700,000          66.82%               51.74%
   76            1.24               5         1        9,620,000          72.77%               64.99%
-------------------------------------------------------------------------------------------------------------

   ID    ADDRESS                                                     CITY                  COUNTY               STATE     ZIP CODE
----------------------------------------------------------------------------------------------------------------------------------
   38    13637 North Tatum Boulevard                                 Phoenix               Maricopa             AZ        85032
   39    1000 South Main Street                                      Salinas               Monterey             CA        93901
   40    16038 West Valley Highway                                   Tukwila               King                 WA        98188
   41    3105-3225 Alderwood Mall Boulevard                          Lynnwood              Snohomish            WA        98036
   42    4097 Links Drive                                            Springdale            Washington           AR        72762
----------------------------------------------------------------------------------------------------------------------------------
   43    4375 Confederate Point Road                                 Jacksonville          Duval                FL        32210
   44    36101 Bob Hope Drive                                        Rancho Mirage         Riverside            CA        92270
   45    244 Kyser Boulevard                                         Madison               Madison              AL        35758
   46    200 New Hartford Road                                       Winsted               Litchfield           CT        06094
   47    Various                                                     Various               Various              NY        Various
----------------------------------------------------------------------------------------------------------------------------------
  47.1   1241 DEER PARK AVENUE                                       NORTH BABYLON         SUFFOLK              NY        11703
  47.2   526 ROUTE 111                                               HAUPPAUGE             SUFFOLK              NY        11788
  47.3   2501 HEMPSTEAD TURNPIKE                                     EAST MEADOW           NASSAU               NY        11554
  47.4   196 EAST MAIN STREET                                        PATCHOGUE             SUFFOLK              NY        11772
   48    1916 & 1990 Jericho Turnpike                                New Hyde Park         Nassau               NY        11040
----------------------------------------------------------------------------------------------------------------------------------
   49    5250 Beechmont Avenue                                       Cincinnati            Hamilton             OH        45230
   50    8840 Bruceville Road                                        Elk Grove             Sacramento           CA        96758
   51    445 South Alvernon Way                                      Tucson                Pima                 AZ        85711
   52    3836 Arbor Green Lane                                       Indianapolis          Marion               IN        46220
   53    272 West Bay Avenue                                         Norfolk               Norfolk City         VA        23503
----------------------------------------------------------------------------------------------------------------------------------
   54    4701 Southwest 45th Street                                  Davie                 Broward              FL        33314
   55    4901-5051 44th Avenue South                                 Fargo                 Cass                 ND        58104
   56    23521 Paseo De Valencia                                     Laguna Hills          Orange               CA        92653
   57    2408 - A Texas Avenue                                       College Station       Brazos               TX        77840
   58    6267 Carpinteria Avenue                                     Carpinteria           Santa Barbara        CA        93013
----------------------------------------------------------------------------------------------------------------------------------
   59    1005, 1020, 1102, and 1108 North Collins Street             Arlington             Tarrant              TX        76011
   60    28-54 South Weber Road                                      Romeoville            Will                 IL        60446
   61    701 43rd Avenue SE                                          Puyallup              Pierce               WA        98374
   62    200 Purdue Road                                             San Ramon             Contra Costa         CA        94583
   63    3952 Horseshoe Road North                                   Little River          Horry                SC        29566
----------------------------------------------------------------------------------------------------------------------------------
   64    500 West 500 South                                          Lindon                Utah                 UT        84042
   65    2840 North San Fernando Road                                Los Angeles           Los Angeles          CA        90065
   66    3500 West College Road                                      Ocala                 Marion               FL        34474
   67    22231, 22335, 22355 & 22377 El Toro Road                    Lake Forest           Orange               CA        92630
   68    Various                                                     Various               Various              IL        Various
----------------------------------------------------------------------------------------------------------------------------------
  68.1   941-961 SOUTH ROUTE 59                                      BARTLETT              DUPAGE               IL        60103
  68.2   1473-1491 SOUTH RANDALL ROAD AND 1409-1417 COMMERCE DRIVE   ALGONQUIN             MCHENRY              IL        60102
   69    9315 Memorial Highway                                       Tampa                 Hillsborough         FL        33615
   70    914 East North Avenue                                       Belton                Cass                 MO        64012
   71    23122 El Toro Road                                          Lake Forest           Orange               CA        92630
----------------------------------------------------------------------------------------------------------------------------------
   72    1134 South Clearview Parkway                                Harahan               Jefferson            LA        70123
   73    3855 Jackson Avenue                                         Memphis               Shelby               TN        38128
   74    5330 Jefferson Highway                                      Harahan               Jefferson            LA        70123
   75    35 South Dove Street                                        Alexandria            Alexandria City      VA        22314
   76    1716-1834 Main Street                                       Longmont              Boulder              CO        80501
----------------------------------------------------------------------------------------------------------------------------------

                                       NET                   UNITS         LOAN PER NET           PREPAYMENT
            YEAR           YEAR        RENTABLE              OF           RENTABLE AREA           PROVISIONS
   ID      BUILT        RENOVATED      AREA SF/UNITS (9)     MEASURE       SF/UNITS (4)       (# OF PAYMENTS) (10)
------------------------------------------------------------------------------------------------------------------
   38       1987           2002         87,384               Sq. Ft.           180.69         L(27),D(89),O(4)
   39       1947           1983        103,295               Sq. Ft.           151.02         L(24),D(152),O(4)
   40       1999                           211               Rooms          73,782.66         L(25),D(92),O(3)
   41       1985                       105,346               Sq. Ft.           144.52         L(31),D(86),O(3)
   42       2003                           492               Units          30,421.95         L(26),D(91),O(3)
------------------------------------------------------------------------------------------------------------------
   43       1973           1996            301               Units          49,572.45         L(27),D(30),O(3)
   44       1992                        96,983               Sq. Ft.           151.73         L(26),D(91),O(3)
   45       2003                           232               Units          61,724.14         L(25),D(92),O(3)
   46       1989                       104,675               Sq. Ft.           129.69         L(26),D(91),O(3)
   47     Various        Various       178,589               Sq. Ft.            75.28         L(25),D(92),O(3)
------------------------------------------------------------------------------------------------------------------
  47.1      1960           1994         54,089               SQ. FT.            94.55
  47.2      1965           1994         35,000               SQ. FT.           134.67
  47.3      1969           1994         34,500               SQ. FT.            54.32
  47.4      1960           1992         55,000               SQ. FT.            31.70
   48       1958           2004        134,166               Sq. Ft.            99.69         L(26),D(91),O(3)
------------------------------------------------------------------------------------------------------------------
   49       2000                       133,631               Sq. Ft.            99.86         L(26),YM1(90),O(4)
   50       2004                           160               Units          81,250.00         L(48),YM1(69),O(3)
   51       1974           2004            295               Rooms          42,372.88         L(25),D(31),O(4)
   52       1989                           208               Units          60,000.00         L(25),D(32),O(3)
   53       1964           2004            202               Units          59,265.01         L(26),D(31),O(3)
------------------------------------------------------------------------------------------------------------------
   54       1978           1994        274,270               Sq. Ft.            43.21         L(24),D(152),O(4)
   55       2004                           162               Units          69,135.80         L(26),D(91),O(3)
   56       1964           2000         75,539               Sq. Ft.           145.03         L(48),YM1(33),O(3)
   57       1982           2002        156,520               Sq. Ft.            69.00         L(25),D(92),O(3)
   58       1998                        50,955               Sq. Ft.           196.08         L(25),D(91),O(4)
------------------------------------------------------------------------------------------------------------------
   59       1970           2003         64,832               Sq. Ft.           144.99         L(25),D(92),O(3)
   60       2004                        49,487               Sq. Ft.           187.34         L(25),D(92),O(3)
   61       1999                           225               Units          40,888.89         L(24),D(93),O(3)
   62       1999                       106,105               Sq. Ft.            86.60         L(37),D(80),O(3)
   63       2001                           168               Units          53,125.00         L(24),D(92),O(4)
------------------------------------------------------------------------------------------------------------------
   64       1989                       382,325               Sq. Ft.            22.73         L(24),YM1(33),O(4)
   65       2001                       102,042               Sq. Ft.            84.61         L(26),D(91),O(3)
   66       1995           1998         67,480               Sq. Ft.           123.30         L(24),D(93),O(3)
   67       1984                        29,770               Sq. Ft.           272.09         L(28),D(89),O(3)
   68     Various                       38,886               Sq. Ft.           205.73         L(60),YM1(57),O(3)
------------------------------------------------------------------------------------------------------------------
  68.1      2002                        15,632               SQ. FT.           189.90
  68.2      2003                        23,254               SQ. FT.           216.37
   69       1970           2003            378               Pads           21,164.02         L(24),D(93),O(3)
   70       2004                        88,248               Sq. Ft.            90.56         L(25),D(91),O(4)
   71       1986           2003         73,329               Sq. Ft.           102.28         L(49),YM1(64),O(7)
------------------------------------------------------------------------------------------------------------------
   72       2003                        41,552               Sq. Ft.           180.32         L(25),D(92),O(3)
   73       1964           2001            381               Units          19,089.45         L(25),D(92),O(3)
   74       1962           1995        105,440               Sq. Ft.            68.20         L(25),D(92),O(3)
   75       1989                        71,996               Sq. Ft.            99.30         L(29),D(88),O(3)
   76       1976           1998         52,987               Sq. Ft.           132.11         L(25),D(92),O(3)
------------------------------------------------------------------------------------------------------------------

GE COMMERCIAL MORTGAGE CORPORATION, SERIES 2005-C1

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

                                                         THIRD        THIRD MOST       SECOND         SECOND MOST
                                                      MOST RECENT     RECENT NOI    MOST RECENT        RECENT NOI
  ID                     PROPERTY NAME                    NOI            DATE           NOI               DATE
--------------------------------------------------------------------------------------------------------------------
  38    Paradise Valley Shopping Center                  1,281,255    12/31/2002       1,154,198       12/31/2003
  39    Monterey County Building                         1,284,476    12/31/2002       1,318,105       12/31/2003
  40    Courtyard by Marriott-SeaTac                     1,759,522    12/31/2002       2,148,564       12/31/2003
  41    Alderwood Towne Center                           1,040,120    12/31/2002       1,094,549       12/31/2003
  42    Links at Springdale
--------------------------------------------------------------------------------------------------------------------
  43    Heritage on the River                                                          1,390,456       12/31/2003
  44    Pavilions at Rancho Mirage                       1,290,430    12/31/2002       1,272,527       12/31/2003
  45    Grand Reserve at Madison
  46    Shops at Ledgebrook                              1,296,446    12/31/2002       1,296,398       12/31/2003
  47    Phoenix Retail Portfolio                         1,568,182    12/31/2002       1,600,411       12/31/2003
--------------------------------------------------------------------------------------------------------------------
 47.1   1241 DEER PARK AVENUE                              601,137    12/31/2002         668,550       12/31/2003
 47.2   526 ROUTE 111                                      545,232    12/31/2002         482,457       12/31/2003
 47.3   2501 HEMPSTEAD TURNPIKE                            194,592    12/31/2002         209,200       12/31/2003
 47.4   BURLINGTON COAT FACTORY                            227,222    12/31/2002         240,203       12/31/2003
  48    The Self Storage Center                                                        1,211,093       12/31/2003
--------------------------------------------------------------------------------------------------------------------
  49    Skytop Pavilion                                    961,128    12/31/2002         929,343       12/31/2003
  50    Laguna Creek Apartments
  51    Doubletree at Reid Park                            983,833    12/31/2002       1,205,297       12/31/2003
  52    Arbor Green Apartments                                                         1,107,541       12/31/2003
  53    Gates of West Bay                                  861,341    12/31/2002         970,859       12/31/2003
--------------------------------------------------------------------------------------------------------------------
  54    Versatile Warehouse                              1,088,607    12/31/2002       1,382,572       12/31/2003
  55    Osgood Townsite Apartments
  56    Taj Mahal                                        1,119,520    12/31/2002       1,013,377       12/31/2003
  57    Parkway Square Shopping Center                     872,134    12/31/2002         923,218       12/31/2003
  58    Carpinteria Bluffs                                 881,591    12/31/2002         987,270       12/31/2003
--------------------------------------------------------------------------------------------------------------------
  59    Arlington Retail Centers                           121,637    12/31/2002         291,960       12/31/2003
  60    Highpoint Square Retail Center
  61    Glenbrooke Apartments                              865,108    12/31/2002         657,139       12/31/2003
  62    Saf Keep Self Storage - San Ramon                  653,234    12/31/2002         618,540       12/31/2003
  63    Summer Chase Apartments                                                          516,859    T-12 12/18/2003
--------------------------------------------------------------------------------------------------------------------
  64    ModusLink Buildings                                                            1,382,620       12/31/2003
  65    Saf Keep Self Storage - San Fernando               227,971    12/31/2002         534,235       12/31/2003
  66    Park Center Commons                                750,004    12/31/2002         714,154       12/31/2003
  67    Sycamore Plaza                                                                   777,186       12/31/2003
  68    Centerville Retail Portfolio                       224,652    12/31/2002         513,041       12/31/2003
--------------------------------------------------------------------------------------------------------------------
 68.1   APPLE VALLEY COMMONS                               200,537    12/31/2002         313,394       12/31/2003
 68.2   BRIARWOOD COMMONS & Country Line                    24,115    12/31/2002         199,647       12/31/2003
  69    Lakeshore - Bay West Club MHC                      459,113    12/31/2002         541,339       12/31/2003
  70    Kohl's Department Store
  71    AAA Quality Self Storage                            24,173    12/31/2002          18,928       12/31/2003
--------------------------------------------------------------------------------------------------------------------
  72    Elmwood Village Plaza Phase I                                                    207,372       12/31/2003
  73    Village at Harrison Creek Apartments               340,324    12/31/2002         610,360       12/31/2003
  74    Devon Self Storage - Harahan                       679,226    12/31/2002         710,585       12/31/2003
  75    Self Storage Plus - Alexandria                     866,807    12/31/2002         880,726       12/31/2003
  76    Westview Shopping Center                           495,281    12/31/2002         470,928       12/31/2003
--------------------------------------------------------------------------------------------------------------------

                              MOST RECENT
          MOST RECENT             NOI          UNDERWRITTEN      UNDERWRITTEN      UNDERWRITTEN    UNDERWRITTEN    UNDERWRITTEN
  ID          NOI                 DATE              NOI             REVENUE            EGI           EXPENSES        RESERVES
-------------------------------------------------------------------------------------------------------------------------------
  38          1,196,326      T-12 6/30/2004        1,405,349         1,454,875        1,853,246         447,897         14,065
  39          1,271,481        12/31/2004          1,511,424         2,121,645        2,365,658         854,234         20,659
  40          2,282,023      T-12 9/30/2004        2,190,639         5,250,000        6,058,800       3,868,161        302,940
  41          1,147,457      T-12 8/31/2004        1,344,380         1,454,428        1,774,428         430,048         15,802
  42            629,531      T-12 9/30/2004        1,912,362         3,031,523        3,118,523       1,206,160         98,400
-------------------------------------------------------------------------------------------------------------------------------
  43          1,361,086      T-12 8/31/2004        1,355,810         2,265,549        2,360,549       1,004,739         81,908
  44          1,457,412      Ann. 9/30/2004        1,602,442         1,709,104        2,001,013         398,571         16,099
  45            746,614     T-12 11/30/2004        1,017,408         1,725,535        1,731,135         713,727         46,400
  46          1,358,471      T-12 7/31/2004        1,356,976         1,449,766        1,724,766         367,790         15,799
  47          1,678,719      T-12 8/31/2004        1,662,182         1,781,485        2,766,035       1,103,853         35,509
-------------------------------------------------------------------------------------------------------------------------------
 47.1           690,862      T-12 8/31/2004          642,324           656,914          929,914         287,590         11,667
 47.2           524,606      T-12 8/31/2004          521,919           573,452          773,452         251,533          7,467
 47.3           223,365      T-12 8/31/2004          219,121           237,619          535,419         316,298          8,625
 47.4           239,886      T-12 8/31/2004          278,818           313,500          527,250         248,432          7,750
  48          1,075,678      T-12 9/30/2004        1,328,543         2,357,632        2,357,632       1,029,089         30,540
-------------------------------------------------------------------------------------------------------------------------------
  49          1,159,921      T-12 5/31/2004        1,286,302         1,532,263        1,957,263         670,961         20,858
  50            568,453     Ann. 10/31/2004        1,333,313         2,006,014        2,054,014         720,701         32,000
  51          1,379,733     T-12 11/30/2004        1,948,843         6,147,709        9,965,666       8,016,823        398,627
  52          1,265,399      Ann. 9/30/2004        1,045,230         1,557,322        1,669,171         623,941         52,000
  53          1,056,722      T-12 9/30/2004        1,063,907         1,637,771        1,845,271         781,364         50,500
-------------------------------------------------------------------------------------------------------------------------------
  54          1,667,684     T-12 11/30/2004        1,476,109         2,568,932        2,615,000       1,138,891         41,141
  55            137,122      T-12 9/30/2004          778,563         1,223,232        1,231,232         452,669         40,500
  56          1,173,005      T-12 7/31/2004        1,248,629         1,716,333        1,979,822         731,193         27,949
  57            993,927      T-12 9/30/2004        1,053,456         1,152,522        1,497,522         444,066         23,478
  58          1,117,283      Ann. 8/31/2004          976,681           976,681        1,412,658         435,977         10,191
-------------------------------------------------------------------------------------------------------------------------------
  59            341,365      Ann. 9/30/2004          898,834           965,507        1,132,774         233,940         12,944
  60                                                 882,544           913,200        1,107,700         225,156          5,993
  61            689,258     Ann. 10/31/2004          808,888         1,601,519        1,686,019         877,131         45,000
  62            837,337     T-12 10/31/2004          914,320         1,450,510        1,479,768         565,447         15,916
  63            723,731     T-12 12/18/2004          773,189         1,252,598        1,304,060         530,871         42,000
-------------------------------------------------------------------------------------------------------------------------------
  64          1,456,877     Ann. 10/31/2004        1,403,018         1,378,141        1,755,424         352,406         38,233
  65            726,100      T-12 9/30/2004          838,138         1,358,604        1,386,104         547,966         15,278
  66            677,603     T-12 10/31/2004          759,085           803,530          990,010         232,024          9,972
  67            788,049      T-12 5/31/2004          709,130           746,192        1,010,613         301,483          8,336
  68            695,950      T-12 7/31/2004          840,032           889,892        1,147,392         307,360          5,833
-------------------------------------------------------------------------------------------------------------------------------
 68.1           301,146      T-12 7/31/2004          305,466           325,481          435,481         130,015          2,345
 68.2           394,804      T-12 7/31/2004          534,566           564,411          711,911         177,345          3,491
  69            631,333      T-12 8/31/2004          699,203         1,039,152        1,149,032         449,829         15,120
  70                                                 678,027           691,864          691,864          13,837          4,412
  71            527,776     Ann. 10/31/2004          711,419         1,023,067        1,082,473         371,054         10,999
-------------------------------------------------------------------------------------------------------------------------------
  72            451,645      T-12 9/30/2004          787,321           831,717          966,717         179,397          6,225
  73            737,967      Ann. 8/31/2004          692,975         1,616,116        1,697,116       1,004,141         95,250
  74            724,702      T-12 8/31/2004          681,185         1,076,102        1,153,602         472,416         17,954
  75            881,545      T-12 4/30/2004          880,319         1,300,000        1,347,000         466,681         10,799
  76            518,131      T-12 9/30/2004          573,898           609,590          828,090         254,192          7,948
-------------------------------------------------------------------------------------------------------------------------------

          UNDERWRITTEN      UNDERWRITTEN                                                             LEASE
  ID         TI/LC          NET CASH FLOW                  LARGEST TENANT (11)         SF         EXPIRATION
------------------------------------------------------------------------------------------------------------
  38              95,135        1,296,149     The Roomstore                           30,799      8/31/2014
  39              63,335        1,427,430     DSS                                     79,412      2/28/2019
  40                   -        1,887,699
  41              88,288        1,240,290     Michaels                                25,000      11/1/2010
  42                   -        1,813,962
------------------------------------------------------------------------------------------------------------
  43                   -        1,273,902
  44              55,156        1,531,187     Pavilions                               49,860     12/31/2017
  45                   -          971,008
  46              44,901        1,296,276     Stop & Shop                             52,704      9/30/2019
  47             179,427        1,447,246
------------------------------------------------------------------------------------------------------------
 47.1             58,518          572,139     STAPLES                                 19,067      7/31/2008
 47.2             36,349          478,103     COMPUSA                                 23,800      9/30/2008
 47.3             26,810          183,686     MJM SHOES                               29,589      7/31/2009
 47.4             57,750          213,318     BURLINGTON COAT FACTORY                 55,000      7/31/2006
  48                   -        1,298,003
------------------------------------------------------------------------------------------------------------
  49              32,906        1,232,538     Biggs                                   68,538      2/28/2020
  50                   -        1,301,313
  51                   -        1,550,216
  52                   -          993,230
  53                   -        1,013,407
------------------------------------------------------------------------------------------------------------
  54              55,147        1,379,821
  55                   -          738,063
  56             125,663        1,095,017     Saddleback Memorial Medical             16,431      6/30/2014
  57             100,237          929,741     Kroger                                  46,455      9/30/2011
  58              53,213          913,277     Venoco, Inc.                            50,955     12/12/2019
------------------------------------------------------------------------------------------------------------
  59              41,011          844,878     Thrift Store                            18,272      8/31/2014
  60              27,356          849,195     Buffalo Wild Wings                       6,000      9/30/2014
  61                   -          763,888
  62                   -          898,405
  63                   -          731,189
------------------------------------------------------------------------------------------------------------
  64             113,172        1,251,613     ModusLink                              338,008     12/31/2009
  65                   -          822,860
  66              45,965          703,148     PetsMart                                26,710      3/31/2011
  67              42,835          657,960     Super Duper Video                        3,900      9/30/2006
  68              46,971          787,228
------------------------------------------------------------------------------------------------------------
 68.1             19,606          283,515     CARIBOU COFFEE                           1,618      3/31/2007
 68.2             27,365          503,710     MONTARRA, LLC                            4,526      8/31/2012
  69               2,456          681,627
  70                   -          673,615     Kohl's                                  88,248      1/31/2025
  71                   -          700,420
------------------------------------------------------------------------------------------------------------
  72              48,346          732,750     Cost Plus                               18,311      1/31/2013
  73                   -          597,725
  74                   -          663,231
  75                   -          869,519
  76              55,254          510,696     Hancock Fabrics                          7,488     11/30/2005
------------------------------------------------------------------------------------------------------------

                                                          LEASE
  ID            2ND LARGEST TENANT (11)       SF        EXPIRATION           3RD LARGEST TENANT (11)             SF
------------------------------------------------------------------------------------------------------------------------
  38    Kinkos of Arizona                      6,435   12/31/2006     Table Talk                                  5,782
  39    Deptartment of Health                  9,480    2/28/2019     State of California                         4,750
  40
  41    Marshalls                             25,000     2/1/2007     Gateway Computers                           9,449
  42
------------------------------------------------------------------------------------------------------------------------
  43
  44    EPMG                                   5,500    5/31/2008     Washington Mutual Bank                      5,000
  45
  46    Rite Aid                               9,100    9/15/2009     Church of Latter-Day Saints                 5,083
  47
------------------------------------------------------------------------------------------------------------------------
 47.1   BARGAIN CITY                          15,967    7/31/2005     PARTY CITY                                 13,389
 47.2   EMPIRE VISION                          2,800    5/31/2005     ANGEL TIPS NAIL SALON                       2,000
 47.3   PANERA BREAD                           4,911    5/31/2015
 47.4
  48
------------------------------------------------------------------------------------------------------------------------
  49    Gold's Gym                            27,000    9/30/2014     Tumbleweeds                                 5,400
  50
  51
  52
  53
------------------------------------------------------------------------------------------------------------------------
  54
  55
  56    The Muller Company                     5,563    2/28/2010     Senior Care Medical Associates              4,247
  57    Stein Mart                            31,600    4/30/2015     King Dollar                                18,000
  58
------------------------------------------------------------------------------------------------------------------------
  59    Walgreen's                            14,500    8/31/2029     SpinCycle                                   4,685
  60    Blockbuster Video                      5,150    7/31/2011     Wendy's (Ground Lease)                      5,100
  61
  62
  63
------------------------------------------------------------------------------------------------------------------------
  64    Novell                                44,317    9/30/2005
  65
  66    Barnes & Noble                        17,796   12/31/2009     Chuck E. Cheese                            11,700
  67    Nutrition Mart                         2,500    4/30/2007     Caliente Southwest Grill                    1,793
  68
------------------------------------------------------------------------------------------------------------------------
 68.1   SHAPES 30                              1,549   12/31/2006     STATE FARM                                  1,532
 68.2   SALON 37                               2,261    8/31/2007     EXOTIC AQUATICS, INC.                       1,998
  69
  70
  71
------------------------------------------------------------------------------------------------------------------------
  72    Pier I Imports                        10,908    7/31/2014     Hollywood Entertainment Corp                6,000
  73
  74
  75
  76    Rent-a-Center                          5,616   12/31/2008     Westview Wine                               4,530
------------------------------------------------------------------------------------------------------------------------

                                                            UPFRONT                ONGOING
            LEASE        OCCUPANCY      OCCUPANCY      ACTUAL REPLACEMENT     ACTUAL REPLACEMENT    UPFRONT        MONTHLY
  ID     EXPIRATION      RATE (11)      AS-OF DATE          RESERVES               RESERVES          TI/LC          TI/LC
----------------------------------------------------------------------------------------------------------------------------
  38     12/31/2007          96.78%       10/1/2004                     -                   1,165           -         7,930
  39      8/31/2009         100.00%        1/5/2005                     -                   1,721     250,000         5,278
  40                         83.30%       9/30/2004                     -                  20,000           -             -
  41      6/1/2009           90.44%        6/1/2004                     -                   1,317           -         4,927
  42                         97.36%       10/1/2004                     -                   8,200           -             -
----------------------------------------------------------------------------------------------------------------------------
  43                         97.01%       7/27/2004                     -                   6,826           -             -
  44      8/31/2015          94.69%       11/1/2004                     -                   1,342           -         2,042
  45                         81.03%      12/14/2004                     -                   3,870           -             -
  46     10/31/2006          95.14%      11/22/2004                     -                   1,320           -         3,745
  47                        100.00%      12/12/2004                     -                   2,965     400,000             -
----------------------------------------------------------------------------------------------------------------------------
 47.1     1/31/2008         100.00%      12/12/2004                     -                       -           -             -
 47.2     6/30/2011         100.00%      12/12/2004                     -                       -           -             -
 47.3                       100.00%      12/12/2004                     -                       -           -             -
 47.4                       100.00%      12/12/2004                     -                       -           -             -
  48                         83.67%       10/2/2004                     -                   2,545           -             -
----------------------------------------------------------------------------------------------------------------------------
  49      5/30/2015          92.97%       3/30/2004                     -                       -           -             -
  50                         92.44%      11/30/2004                     -                   2,667           -             -
  51                         68.10%      11/30/2004                     -                  32,577           -             -
  52                         94.23%       10/1/2004                     -                   3,813           -             -
  53                        100.00%       8/28/2004                     -                   4,208           -             -
----------------------------------------------------------------------------------------------------------------------------
  54                         96.95%      12/20/2004                     -                   3,695           -         4,618
  55                         88.27%      10/19/2004                     -                   5,065           -             -
  56     10/30/2009          94.86%       5/26/2004                     -                   2,310           -        11,735
  57      1/31/2009          98.87%       9/30/2004                     -                   1,960           -         8,515
  58                        100.00%       12/7/2004                     -                     850           -         4,435
----------------------------------------------------------------------------------------------------------------------------
  59      9/30/2008          68.66%      11/16/2004                     -                   1,025           -         2,100
  60      1/31/2015          84.44%      12/15/2004                     -                     500           -         1,230
  61                         88.44%       11/1/2004                     -                       -           -             -
  62                         87.18%      10/31/2004                     -                   1,325           -             -
  63                         91.07%      11/18/2004                     -                   3,500           -             -
----------------------------------------------------------------------------------------------------------------------------
  64                        100.00%      11/10/2004                50,000                       -     950,000             -
  65                         85.36%       8/16/2004                     -                   1,275           -             -
  66      2/28/2015         100.00%      11/11/2004                     -                     835           -         1,670
  67      4/30/2006          90.29%       9/27/2004                     -                     700           -         3,790
  68                        100.00%       8/31/2004                     -                     490           -         4,020
----------------------------------------------------------------------------------------------------------------------------
 68.1     3/31/2007         100.00%       8/31/2004                     -                       -           -             -
 68.2     6/30/2008         100.00%       8/31/2004                     -                       -           -             -
  69                         75.66%        9/1/2004                     -                       -           -             -
  70                        100.00%       11/1/2004                     -                       -           -             -
  71                         93.98%      12/21/2004                     -                       -           -             -
----------------------------------------------------------------------------------------------------------------------------
  72      9/23/2013         100.00%       12/7/2004                     -                     520           -         4,030
  73                         87.14%      11/30/2004                     -                   7,938           -             -
  74                         80.18%       12/1/2004                     -                   1,325           -             -
  75                         82.38%        7/4/2004                     -                     900           -             -
  76      3/31/2009          88.09%       12/1/2004                     -                     667           -         4,583
----------------------------------------------------------------------------------------------------------------------------

                                                UPFRONT        ENVIRONMENTAL
        MONTHLY TAX    MONTHLY INSURANCE      ENGINEERING         REPORT            ENGINEERING      APPRAISAL
  ID       ESCROW           ESCROW              RESERVE            DATE             REPORT DATE    AS-OF DATE (8)
-----------------------------------------------------------------------------------------------------------------
  38          15,319                 1,833         14,063        9/13/2004           8/26/2004       8/22/2004
  39          16,573                 4,365              -         1/7/2005            1/7/2005      12/28/2004
  40          11,709                 2,272              -       11/23/2004          11/29/2004      10/27/2004
  41               -                     -          3,125         6/9/2004            6/8/2004        6/7/2004
  42           7,091                 4,247              -        9/30/2004           9/28/2004       9/23/2004
-----------------------------------------------------------------------------------------------------------------
  43          18,097                 4,591              -        9/17/2004           9/27/2004       7/31/2004
  44          10,121                 1,857              -       10/25/2004          10/25/2004      10/15/2004
  45          13,050                 3,348              -       10/12/2004          11/11/2004       9/19/2004
  46          14,660                 2,308         59,329        9/28/2004           9/30/2004       9/15/2004
  47           8,652                     -        169,375          Various           9/27/2004       9/17/2004
-----------------------------------------------------------------------------------------------------------------
 47.1              -                     -              -       12/14/2004           9/27/2004       9/17/2004
 47.2              -                     -              -       12/14/2004           9/27/2004       9/17/2004
 47.3              -                     -              -        9/27/2004           9/27/2004       9/17/2004
 47.4              -                     -              -       12/14/2004           9/27/2004       9/17/2004
  48          32,664                 4,553              -       10/12/2004           10/2/2004       9/30/2004
-----------------------------------------------------------------------------------------------------------------
  49               -                     -              -        8/17/2004           12/6/2004        8/9/2004
  50           6,221                 3,358              -       11/15/2004          11/15/2004      11/22/2004
  51          33,201                12,952              -        12/1/2004           12/1/2004      11/23/2004
  52          11,332                 4,654              -         8/2/2004            8/2/2004       7/28/2004
  53           7,334                 5,796              -       10/25/2004           11/5/2004       11/1/2004
-----------------------------------------------------------------------------------------------------------------
  54          21,827                11,914          6,250        12/7/2004           12/7/2004      12/22/2004
  55          17,938                 3,640              -        9/22/2004           9/23/2004       9/21/2004
  56           9,914                 1,750              -        6/14/2004           6/21/2004       6/15/2004
  57               -                     -              -       10/20/2004          10/29/2004      10/13/2004
  58          12,748                 1,271              -       11/12/2004          11/12/2004      11/10/2004
-----------------------------------------------------------------------------------------------------------------
  59          12,998                 1,462              -        9/13/2004           9/13/2004       9/20/2004
  60           9,167                   571              -         8/4/2004            8/6/2004       7/30/2004
  61               -                     -              -       11/15/2004          11/15/2004       12/1/2004
  62           8,983                   738              -       11/16/2004          11/18/2004      11/18/2004
  63           7,616                     -              -        10/8/2004           10/8/2004        9/3/2004
-----------------------------------------------------------------------------------------------------------------
  64               -                     -              -        11/2/2004           11/1/2004      10/18/2004
  65           6,328                     -              -         9/3/2004           8/31/2004       8/25/2004
  66           9,515                 1,620          9,375        11/8/2004           11/1/2004      10/20/2004
  67           6,588                 1,731         71,640        7/22/2004           7/22/2004       7/14/2004
  68           7,829                   968              -        8/31/2004            9/7/2004       8/24/2004
-----------------------------------------------------------------------------------------------------------------
 68.1              -                     -              -        8/31/2004            9/7/2004       8/24/2004
 68.2              -                     -              -        8/31/2004            9/7/2004       8/24/2004
  69               -                     -          1,500        10/4/2004          10/13/2004        1/1/2005
  70               -                     -              -        9/21/2004           9/21/2004       9/27/2004
  71           4,524                     -              -       11/19/2004          11/22/2004      11/16/2004
-----------------------------------------------------------------------------------------------------------------
  72           7,382                 2,184         13,162        9/30/2004           9/27/2004      10/20/2004
  73           5,273                 7,145        102,500        9/30/2004           9/30/2004       9/14/2004
  74           4,823                     -        150,459        8/12/2004           12/3/2004       8/18/2004
  75           8,445                   949              -        6/30/2004           7/12/2004        7/7/2004
  76           6,309                   893          6,250         9/1/2004          10/21/2004       1/13/2005
-----------------------------------------------------------------------------------------------------------------

  ID    SPONSOR
---------------------------------------------------------------------------------------------------------------------------------
  38    Alan C. Fox
  39    Robert Sonnenblick, Nelson Del Rio
  40    CSM Lodging LLC, CSM Investors, Inc.
  41    Alan C. Fox
  42    JE Lindsey Family Limited Partnership, Lindsey Investments, a Limited Partnership, CL George & Sons Limited Partnership,
          Roy E Stanley Family Limited Partnership
---------------------------------------------------------------------------------------------------------------------------------
  43    Paul Jost
  44    Robert T. Best
  45    Steven W. Corbett
  46    Charles M. Yassky
  47    Harvey Levins, Lawrence Levins, Jerome Broder, Irving Lublin
---------------------------------------------------------------------------------------------------------------------------------
 47.1
 47.2
 47.3
 47.4
  48    Mark Trifon
---------------------------------------------------------------------------------------------------------------------------------
  49    JP Morgan Income & Growth Fund, New Plan Excel Realty Trust, Inc
  50    Jon A. Wood, Roger W. Kuula
  51    Michael S. Gallegos, Rhonda B. Gallegos
  52    Brian R. Johnson
  53    Paul Jost
---------------------------------------------------------------------------------------------------------------------------------
  54    Bennet L. David, III, Ralph Zastenik
  55    Kevin Christianson, Mark Kasowski, Curt Scherf, Ronald Erdmann
  56    Stephen J. Muller, Jon M. Muller, Guy E. Baker
  57    Stanley R. Fimberg, The Schow Family Trust
  58    Venoco, Inc.
---------------------------------------------------------------------------------------------------------------------------------
  59    Howard Beckerman, Ken Bruder
  60    Michael Pokorny, Angela Pokorny
  61    Jon A. Wood, Roger W. Kuula
  62    Edward G. Roach, Justin M. Roach
  63    Robert Hemrick, J. Michael Reece
---------------------------------------------------------------------------------------------------------------------------------
  64    James P.Cate, Richard C. Gartner
  65    Edward G. Roach, Kile Morgan, Jr., Abigail Roach Maxam, Paul A. Grossberg
  66    Charles Garfunkel
  67    Marc Simay
  68    Jeff Dunham, Robert Wallen, Alan Miller
---------------------------------------------------------------------------------------------------------------------------------
 68.1
 68.2
  69    Joseph I Wolf, Robert T. Flesh
  70    H & R REIT (U.S.) Holdings, Inc.
  71    Lonnie Wells, Jr., Henry Prichett
---------------------------------------------------------------------------------------------------------------------------------
  72    Francis E. Lauricella
  73    Jon M. Pyzyk
  74    John O'Donnell, NO Partners, LLC
  75    Joseph Wolinsky, Carol Wolinsky
  76    Alan C. Fox
---------------------------------------------------------------------------------------------------------------------------------

GE COMMERCIAL MORTGAGE CORPORATION, SERIES 2005-C1

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

                                                                 % OF                  % OF APPLICABLE                  MORTGAGE
                                                             INITIAL POOL  LOAN GROUP     LOAN GROUP        # OF          LOAN
   ID                       PROPERTY NAME                      BALANCE     ONE OR TWO       BALANCE      PROPERTIES    SELLER (1)
------------------------------------------------------------------------------------------------------------------------------------
   77    Union Plaza                                            0.41%          1             0.45%           1            GECC
   78    Cambridge Square Apartments                            0.40%          2             4.65%           1            GECC
   79    Burlington Self Storage - Oakland Park                 0.37%          1             0.41%           1            GECC
   80    CVS Center                                             0.37%          1             0.40%           1            GECC
   81    1 East Main Street                                     0.37%          1             0.40%           1            BofA
------------------------------------------------------------------------------------------------------------------------------------
   82    45 Mall Drive                                          0.36%          1             0.40%           1            GACC
   83    The Provinces Shopping Center                          0.36%          1             0.40%           1            GECC
   84    Eagle Rock Shopping Center                             0.36%          1             0.40%           1            BofA
   85    Storage Post - Suffern                                 0.35%          1             0.38%           1            GECC
   86    Devon Self Storage - Nashville                         0.33%          1             0.36%           1            GECC
------------------------------------------------------------------------------------------------------------------------------------
   87    Amazing Spaces                                         0.32%          1             0.35%           1            GECC
   88    4530 Ming Avenue                                       0.32%          1             0.35%           1            GECC
   89    84 Business Park Drive                                 0.30%          1             0.33%           1            GACC
   90    Daniel Boone Plaza                                     0.29%          1             0.32%           1            GECC
   91    Health Team Northwest Building                         0.29%          1             0.32%           1            BofA
------------------------------------------------------------------------------------------------------------------------------------
   92    Old Ivy Office                                         0.29%          1             0.32%           1            GECC
   93    Younan Plaza I                                         0.26%          1             0.29%           1            BofA
   94    Plaza de las Americas                                  0.26%          1             0.29%           1            GECC
   95    Stonegate                                              0.26%          1             0.29%           1            GECC
   96    7801 York Road                                         0.26%          1             0.28%           1            GECC
------------------------------------------------------------------------------------------------------------------------------------
         Yelland Portfolio                                      0.26%                        0.28%                        GECC
   97    YELLAND - TUSTIN                                       0.17%          1             0.19%           1            GECC
   98    YELLAND - VICTORIA                                     0.08%          1             0.09%           1            GECC
   99    Marin Self Storage                                     0.26%          1             0.28%           1            GECC
  100    Collingwood Garden Apartments                          0.25%          2             2.93%           1            GECC
------------------------------------------------------------------------------------------------------------------------------------
  101    Village at Southern Crossing                           0.25%          1             0.27%           1            GECC
  102    Yelland - Trabuco                                      0.24%          1             0.26%           1            GECC
  103    Shiloh Crossing Shopping Center                        0.23%          1             0.25%           1            GECC
  104    El Dorado Apartments                                   0.23%          1             0.25%           1            GECC
  105    Hunter's Way Apartments                                0.22%          2             2.61%           1            GECC
------------------------------------------------------------------------------------------------------------------------------------
  106    Dayco Crossing                                         0.22%          1             0.24%           1            GECC
  107    A Storage Place - Sun City                             0.22%          1             0.24%           1            GECC
  108    Stonebridge Apartments                                 0.20%          2             2.32%           1            GACC
  109    Westar MHC                                             0.20%          1             0.22%           1            GECC
  110    Coppell Crossing I & IV                                0.20%          1             0.22%           1            GECC
------------------------------------------------------------------------------------------------------------------------------------
  111    Sunnyside Acres MHC                                    0.19%          1             0.20%           1            GECC
  112    St. Tammany Plaza                                      0.18%          1             0.20%           1            GECC
  113    3998 Inland Empire Boulevard                           0.18%          1             0.20%           1            GACC
  114    Mr. Van Gard                                           0.18%          1             0.19%           1            GECC
  115    West Willow Wood Apartments                            0.18%          2             2.05%           1            GECC
------------------------------------------------------------------------------------------------------------------------------------
  116    Silverdale Estates MHC                                 0.18%          1             0.19%           1            GECC
  117    Court Plaza Office Building                            0.17%          1             0.18%           1            GECC
  118    Cubby Hole Louisiana                                   0.17%          1             0.18%           1            GECC
  119    Charleston Boulevard Self Storage                      0.16%          1             0.18%           1            GACC
  120    All About Storage                                      0.16%          1             0.18%           1            GECC
------------------------------------------------------------------------------------------------------------------------------------
  121    Northwest Apartments                                   0.16%          2             1.88%           1            GECC
  122    SUSA - Cypress Edge                                    0.16%          1             0.18%           1            GECC
  123    Hollister Mini Max                                     0.15%          1             0.17%           1            GECC
  124    Pinewood MHC                                           0.14%          1             0.15%           1            GECC
  125    Madison Heights                                        0.13%          1             0.15%           1            GECC
------------------------------------------------------------------------------------------------------------------------------------
  126    24 Hour Self Storage - Stafford                        0.13%          1             0.14%           1            GECC
  127    Evergreen Birchcrest Estates MHC                       0.12%          1             0.13%           1            GECC
  128    24 Hour Self Storage - Clear Lake                      0.12%          1             0.13%           1            GECC
  129    Mulberry Place Apartments                              0.10%          2             1.16%           1            GECC
  130    Yelland - Anaheim                                      0.10%          1             0.11%           1            GECC
------------------------------------------------------------------------------------------------------------------------------------

                           CUT-OFF            GENERAL                         DETAILED
           ORIGINAL         DATE              PROPERTY                        PROPERTY                    INTEREST
   ID       BALANCE        BALANCE            TYPE                            TYPE                          RATE
--------------------------------------------------------------------------------------------------------------------
   77        7,000,000       7,000,000        Office                          Suburban                     5.0300%
   78        6,800,000       6,800,000        Multifamily                     Conventional                 4.8600%
   79        6,350,000       6,344,167        Self Storage                    Self Storage                 5.6000%
   80        6,272,000       6,259,352        Retail                          Anchored                     5.2300%
   81        6,240,000       6,234,181        Office                          Medical                      5.5400%
--------------------------------------------------------------------------------------------------------------------
   82        6,200,000       6,200,000        Mixed Use                       Office/Industrial            5.4600%
   83        6,200,000       6,200,000        Retail                          Shadow Anchored              5.9500%
   84        6,200,000       6,193,607        Retail                          Anchored                     5.1270%
   85        6,000,000       5,982,688        Self Storage                    Self Storage                 5.3700%
   86        5,600,000       5,594,778        Self Storage                    Self Storage                 5.5400%
--------------------------------------------------------------------------------------------------------------------
   87        5,500,000       5,489,331        Self Storage                    Self Storage                 5.3900%
   88        5,437,000       5,423,780        Office                          Suburban                     5.4300%
   89        5,200,000       5,194,642        Office                          Suburban                     5.1300%
   90        5,000,000       5,000,000        Retail                          Shadow Anchored              5.8500%
   91        5,000,000       4,994,971        Industrial                      Office/Industrial            5.2310%
--------------------------------------------------------------------------------------------------------------------
   92        5,000,000       4,989,599        Office                          Suburban                     5.1000%
   93        4,500,000       4,495,087        Office                          Suburban                     4.8840%
   94        4,500,000       4,478,447        Retail                          Shadow Anchored              5.7500%
   95        4,475,000       4,475,000        Multifamily                     Conventional                 5.2900%
   96        4,450,000       4,445,415        Office                          Medical                      5.1300%
--------------------------------------------------------------------------------------------------------------------
             4,400,000       4,400,000        Self Storage                    Self Storage                 5.1700%
   97        2,950,000       2,950,000        SELF STORAGE                    SELF STORAGE                 5.1700%
   98        1,450,000       1,450,000        SELF STORAGE                    SELF STORAGE                 5.1700%
   99        4,372,000       4,372,000        Self Storage                    Self Storage                 5.6000%
  100        4,300,000       4,286,182        Multifamily                     Conventional                 5.1800%
--------------------------------------------------------------------------------------------------------------------
  101        4,250,000       4,245,092        Multifamily                     Conventional                 4.6400%
  102        4,050,000       4,050,000        Self Storage                    Self Storage                 5.1700%
  103        3,930,000       3,926,280        Retail                          Shadow Anchored              5.4800%
  104        3,864,000       3,852,496        Multifamily                     Student Housing              5.2000%
  105        3,840,000       3,825,910        Multifamily                     Student Housing              4.5600%
--------------------------------------------------------------------------------------------------------------------
  106        3,750,000       3,746,468        Retail                          Shadow Anchored              5.5000%
  107        3,700,000       3,683,140        Self Storage                    Self Storage                 5.9700%
  108        3,400,000       3,400,000        Multifamily                     Conventional                 5.3000%
  109        3,400,000       3,400,000        Manufactured Housing            Manufactured Housing         5.4600%
  110        3,380,000       3,370,553        Retail                          Unanchored                   5.5400%
--------------------------------------------------------------------------------------------------------------------
  111        3,162,000       3,162,000        Manufactured Housing            Manufactured Housing         5.4000%
  112        3,100,000       3,097,000        Retail                          Anchored                     5.3900%
  113        3,050,000       3,047,085        Office                          Suburban                     5.4400%
  114        3,000,000       2,997,354        Self Storage                    Self Storage                 5.7600%
  115        3,000,000       2,996,923        Multifamily                     Conventional                 5.1500%
--------------------------------------------------------------------------------------------------------------------
  116        3,000,000       2,988,292        Manufactured Housing            Manufactured Housing         5.5500%
  117        2,877,000       2,864,593        Office                          Suburban                     5.6000%
  118        2,850,000       2,837,709        Self Storage                    Self Storage                 5.6000%
  119        2,800,000       2,797,536        Self Storage                    Self Storage                 5.7700%
  120        2,800,000       2,791,876        Self Storage                    Self Storage                 5.3400%
--------------------------------------------------------------------------------------------------------------------
  121        2,750,000       2,745,908        Multifamily                     Conventional                 5.1900%
  122        2,750,000       2,737,412        Self Storage                    Self Storage                 5.9500%
  123        2,600,000       2,592,716        Self Storage                    Self Storage                 5.7900%
  124        2,375,000       2,368,069        Manufactured Housing            Manufactured Housing         5.7600%
  125        2,300,000       2,297,807        Retail                          Shadow Anchored              5.4500%
--------------------------------------------------------------------------------------------------------------------
  126        2,160,700       2,153,081        Self Storage                    Self Storage                 5.9800%
  127        2,050,000       2,042,985        Manufactured Housing            Manufactured Housing         4.8900%
  128        2,013,000       2,003,848        Self Storage                    Self Storage                 5.9800%
  129        1,700,000       1,700,000        Multifamily                     Conventional                 5.3600%
  130        1,650,000       1,650,000        Self Storage                    Self Storage                 5.1700%
--------------------------------------------------------------------------------------------------------------------

                            INTEREST       ORIGINAL       STATED REMAINING     ORIGINAL       REMAINING       FIRST      MATURITY
          ADMINISTRATIVE    ACCRUAL    TERM TO MATURITY   TERM TO MATURITY   AMORTIZATION    AMORTIZATION    PAYMENT       DATE
   ID        FEE RATE        BASIS      OR APD (MOS.)      OR APD (MOS.)      TERM (MOS.)    TERM (MOS.)      DATE        OR APD
----------------------------------------------------------------------------------------------------------------------------------
   77        0.03140%      Actual/360         60                 59               360            360        2/1/2005     1/1/2010
   78        0.03140%      Actual/360        120                118               360            360        1/1/2005    12/1/2014
   79        0.03140%      Actual/360         84                 83               360            359        2/1/2005     1/1/2012
   80        0.03140%      Actual/360        120                118               360            358        1/1/2005    12/1/2014
   81        0.12140%      Actual/360        120                119               360            359        2/1/2005     1/1/2015
----------------------------------------------------------------------------------------------------------------------------------
   82        0.03140%      Actual/360        120                119               360            360        2/1/2005     1/1/2015
   83        0.03140%      Actual/360        120                114               360            360        9/1/2004     8/1/2014
   84        0.12140%      Actual/360        120                119               360            359        2/1/2005     1/1/2015
   85        0.03140%      Actual/360         60                 58               300            298        1/1/2005    12/1/2009
   86        0.03140%      Actual/360        120                119               360            359        2/1/2005     1/1/2015
----------------------------------------------------------------------------------------------------------------------------------
   87        0.03140%      Actual/360        120                118               360            358        1/1/2005    12/1/2014
   88        0.03140%      Actual/360        120                118               324            322        1/1/2005    12/1/2014
   89        0.03140%      Actual/360        120                119               360            359        2/1/2005     1/1/2015
   90        0.03140%      Actual/360        120                120               360            360        3/1/2005     2/1/2015
   91        0.12140%      Actual/360        120                119               360            359        2/1/2005     1/1/2015
----------------------------------------------------------------------------------------------------------------------------------
   92        0.03140%      Actual/360        120                118               360            358        1/1/2005    12/1/2014
   93        0.12140%      Actual/360         60                 59               360            359        2/1/2005     1/1/2010
   94        0.03140%      Actual/360        120                115               360            355       10/1/2004     9/1/2014
   95        0.03140%      Actual/360        120                119               324            324        2/1/2005     1/1/2015
   96        0.03140%      Actual/360        120                119               360            359        2/1/2005     1/1/2015
----------------------------------------------------------------------------------------------------------------------------------
                           Actual/360        120                118               360            360        1/1/2005    12/1/2014
   97        0.03140%      ACTUAL/360        120                118               360            360        1/1/2005    12/1/2014
   98        0.03140%      ACTUAL/360        120                118               360            360        1/1/2005    12/1/2014
   99        0.03140%      Actual/360        120                120               360            360        3/1/2005     2/1/2015
  100        0.03140%      Actual/360        120                117               360            357       12/1/2004    11/1/2014
----------------------------------------------------------------------------------------------------------------------------------
  101        0.03140%      Actual/360         60                 59               360            359        2/1/2005     1/1/2010
  102        0.03140%      Actual/360        120                118               360            360        1/1/2005    12/1/2014
  103        0.03140%      Actual/360         60                 59               360            359        2/1/2005     1/1/2010
  104        0.03140%      Actual/360        120                118               300            298        1/1/2005    12/1/2014
  105        0.03140%      Actual/360         60                 57               360            357       12/1/2004    11/1/2009
----------------------------------------------------------------------------------------------------------------------------------
  106        0.03140%      Actual/360        120                119               360            359        2/1/2005     1/1/2015
  107        0.03140%      Actual/360        120                115               360            355       10/1/2004     9/1/2014
  108        0.03140%      Actual/360        120                120               360            360        3/1/2005     2/1/2015
  109        0.03140%      Actual/360        120                119               360            360        2/1/2005     1/1/2015
  110        0.03140%      Actual/360        120                118               300            298        1/1/2005    12/1/2014
----------------------------------------------------------------------------------------------------------------------------------
  111        0.03140%      Actual/360        120                120               330            330        3/1/2005     2/1/2015
  112        0.03140%      Actual/360        120                119               360            359        2/1/2005     1/1/2015
  113        0.03140%      Actual/360         84                 83               360            359        2/1/2005     1/1/2012
  114        0.03140%      Actual/360         84                 83               360            359        2/1/2005     1/1/2012
  115        0.03140%      Actual/360        120                119               360            359        2/1/2005     1/1/2015
----------------------------------------------------------------------------------------------------------------------------------
  116        0.03140%      Actual/360        120                116               360            356       11/1/2004    10/1/2014
  117        0.03140%      Actual/360         60                 57               300            297       12/1/2004    11/1/2009
  118        0.03140%      Actual/360        120                117               300            297       12/1/2004    11/1/2014
  119        0.03140%      Actual/360        120                119               360            359        2/1/2005     1/1/2015
  120        0.03140%      Actual/360        120                118               300            298        1/1/2005    12/1/2014
----------------------------------------------------------------------------------------------------------------------------------
  121        0.03140%      Actual/360        120                119               300            299        2/1/2005     1/1/2015
  122        0.03140%      Actual/360        120                115               360            355       10/1/2004     9/1/2014
  123        0.03140%      Actual/360        120                117               360            357       12/1/2004    11/1/2014
  124        0.03140%      Actual/360        120                118               288            286        1/1/2005    12/1/2014
  125        0.03140%      Actual/360        120                119               360            359        2/1/2005     1/1/2015
----------------------------------------------------------------------------------------------------------------------------------
  126        0.03140%      Actual/360        120                116               360            356       11/1/2004    10/1/2014
  127        0.03140%      Actual/360         60                 57               360            357       12/1/2004    11/1/2009
  128        0.03140%      Actual/360        120                115               360            355       10/1/2004     9/1/2014
  129        0.03140%      Actual/360        120                120               360            360        3/1/2005     2/1/2015
  130        0.03140%      Actual/360        120                118               360            360        1/1/2005    12/1/2014
----------------------------------------------------------------------------------------------------------------------------------

              ANNUAL        MONTHLY     REMAINING                                                   CROSSED
               DEBT          DEBT      INTEREST ONLY                                       APD        WITH
   ID      SERVICE (2)    SERVICE (2)  PERIOD (MOS.)      LOCKBOX (3)                   (YES/NO)   OTHER LOANS  DSCR (2)(4)(5)(6)(7)
------------------------------------------------------------------------------------------------------------------------------------
   77         452,472        37,706        23           No                                 No          No               1.46
   78         431,091        35,924        34           No                                 No          No               1.83
   79         437,448        36,454         0           No                                 No          No               1.50
   80         414,679        34,557         0           No                                 No          No               1.25
   81         427,041        35,587         0           No                                 No          No               1.26
------------------------------------------------------------------------------------------------------------------------------------
   82         420,570        35,047        17           Soft at Closing, Springing Hard    No          No               1.30
   83         443,677        36,973        30           No                                 No          No               1.27
   84         405,190        33,766         0           No                                 No          No               1.44
   85         436,571        36,381         0           No                                 No          No               1.31
   86         383,242        31,937         0           No                                 No          No               1.37
------------------------------------------------------------------------------------------------------------------------------------
   87         370,198        30,850         0           No                                 No          No               1.45
   88         384,207        32,017         0           No                                 No          No               1.38
   89         339,952        28,329         0           No                                 No          No               2.09
   90         353,965        29,497         0           No                                 No          No               1.32
   91         330,616        27,551         0           No                                 No          No               1.36
------------------------------------------------------------------------------------------------------------------------------------
   92         325,770        27,147         0           No                                 No          No               1.71
   93         286,068        23,839         0           No                                 No          No               1.28
   94         315,129        26,261         0           No                                 No          No               1.44
   95         311,676        25,973        35           No                                 No          No               1.24
   96         290,920        24,243         0           No                                 No          No               2.35
------------------------------------------------------------------------------------------------------------------------------------
              288,953        24,079        22           No                                 No        Yes-B              2.73
   97         193,730        16,144        22           NO                                 NO        YES-B              2.73
   98          95,223         7,935        22           NO                                 NO        YES-B              2.73
   99         301,185        25,099         0           No                                 No          No               1.32
  100         282,704        23,559         0           No                                 No          No               1.48
------------------------------------------------------------------------------------------------------------------------------------
  101         262,669        21,889         0           No                                 No          No               1.37
  102         265,968        22,164        22           No                                 No          No               2.64
  103         267,178        22,265         0           No                                 No          No               1.26
  104         276,493        23,041         0           No                                 No          No               1.22
  105         235,126        19,594         0           No                                 No          No               1.39
------------------------------------------------------------------------------------------------------------------------------------
  106         255,505        21,292         0           Springing Hard                     No          No               1.38
  107         265,345        22,112         0           No                                 No          No               1.36
  108         226,564        18,880        24           No                                 No          No               1.31
  109         230,635        19,220        23           No                                 No          No               1.23
  110         250,044        20,837         0           No                                 No          No               1.25
------------------------------------------------------------------------------------------------------------------------------------
  111         220,964        18,414         0           No                                 No          No               1.38
  112         208,657        17,388         0           No                                 No          No               1.38
  113         206,435        17,203         0           No                                 No          No               1.25
  114         210,315        17,526         0           No                                 No          No               1.34
  115         196,569        16,381         0           No                                 No          No               1.28
------------------------------------------------------------------------------------------------------------------------------------
  116         205,535        17,128         0           No                                 No          No               2.98
  117         214,074        17,840         0           No                                 No          No               1.24
  118         212,065        17,672         0           No                                 No          No               1.48
  119         196,508        16,376         0           No                                 No          No               1.45
  120         203,135        16,928         0           No                                 No          No               1.80
------------------------------------------------------------------------------------------------------------------------------------
  121         196,585        16,382         0           No                                 No          No               1.26
  122         196,792        16,399         0           No                                 No          No               1.37
  123         182,868        15,239         0           No                                 No          No               1.44
  124         182,841        15,237         0           No                                 No          No               1.60
  125         155,845        12,987         0           No                                 No          No               1.45
------------------------------------------------------------------------------------------------------------------------------------
  126         155,121        12,927         0           No                                 No          No               1.55
  127         130,409        10,867         0           No                                 No          No               1.43
  128         144,517        12,043         0           No                                 No          No               1.59
  129         114,043         9,504         0           No                                 No          No               1.35
  130         108,357         9,030        22           No                                 No          No               2.39
------------------------------------------------------------------------------------------------------------------------------------

                                                  CUT-OFF                 LTV
            GRACE     PAYMENT    APPRAISED        DATE LTV             RATIO AT
   ID      PERIOD       DATE     VALUE (8)    RATIO (4)(6)(7)    MATURITY/APD (4)(6)(7)
----------------------------------------------------------------------------------------
   77         5          1        9,990,000        70.07%               66.99%
   78         5          1       11,800,000        57.63%               50.86%
   79         5          1        8,750,000        72.50%               65.05%
   80         5          1        7,840,000        79.84%               66.25%
   81         5          1        7,800,000        79.93%               66.89%
----------------------------------------------------------------------------------------
   82         5          1        7,950,000        77.99%               67.51%
   83         5          1        8,165,000        75.93%               68.56%
   84         5          1        8,840,000        70.06%               57.89%
   85         5          1        8,000,000        74.78%               67.14%
   86         5          1        7,160,000        78.14%               65.40%
----------------------------------------------------------------------------------------
   87         5          1        7,440,000        73.78%               61.53%
   88         5          1        7,250,000        74.81%               59.45%
   89         5          1        8,850,000        58.70%               48.50%
   90         5          1        6,325,000        79.05%               66.72%
   91         5          1        7,300,000        68.42%               56.72%
----------------------------------------------------------------------------------------
   92         5          1        7,550,000        66.09%               54.62%
   93         5          1        6,100,000        73.69%               67.91%
   94         5          1        7,200,000        62.20%               52.60%
   95         5          1        5,600,000        79.91%               69.09%
   96         5          1       10,375,000        42.85%               35.40%
----------------------------------------------------------------------------------------
              5          1        9,800,000        44.90%               39.01%
   97         5          1        6,900,000        44.90%               39.01%
   98         5          1        2,900,000        44.90%               39.01%
   99         5          1        5,500,000        79.49%               66.58%
  100         5          1        5,900,000        72.65%               60.26%
----------------------------------------------------------------------------------------
  101         5          1        5,425,000        78.25%               71.84%
  102         5          1        9,470,000        42.77%               37.16%
  103         5          1        4,950,000        79.32%               73.73%
  104         5          1        6,810,000        56.57%               42.73%
  105         5          1        4,800,000        79.71%               73.27%
----------------------------------------------------------------------------------------
  106         5          1        4,775,000        78.46%               65.59%
  107         5          1        4,670,000        78.87%               67.12%
  108         5          1        4,250,000        80.00%               69.73%
  109         5          1        4,250,000        80.00%               70.01%
  110         5          1        5,516,700        61.10%               46.69%
----------------------------------------------------------------------------------------
  111         5          1        3,960,000        79.85%               63.82%
  112         5          1        3,990,000        77.62%               64.66%
  113         5          1        3,850,000        79.15%               70.77%
  114         5          1        4,990,000        60.07%               54.06%
  115         5          1        3,750,000        79.92%               66.08%
----------------------------------------------------------------------------------------
  116         5          1        9,400,000        31.79%               26.70%
  117         5          1        3,800,000        75.38%               68.02%
  118         5          1        3,800,000        74.68%               57.27%
  119         5          1        3,675,000        76.12%               64.16%
  120         5          1        4,760,000        58.65%               44.52%
----------------------------------------------------------------------------------------
  121         5          1        3,600,000        76.28%               57.49%
  122         5          1        3,740,000        73.19%               62.25%
  123         5          1        3,840,000        67.52%               57.05%
  124         5          1        4,300,000        55.07%               41.35%
  125         5          1        2,960,000        77.63%               64.79%
----------------------------------------------------------------------------------------
  126         5          1        3,000,000        71.77%               61.04%
  127         5          1        2,600,000        78.58%               72.59%
  128         5          1        2,900,000        69.10%               58.82%
  129         5          1        2,130,000        79.81%               66.36%
  130         5          1        4,000,000        41.25%               35.84%
----------------------------------------------------------------------------------------

   ID    ADDRESS                                      CITY                  COUNTY               STATE     ZIP CODE
--------------------------------------------------------------------------------------------------------------------
   77    200 Union Boulevard                          Lakewood              Jefferson            CO        80228
   78    4727 200th Street Southwest                  Lynnwood              Snohmish             WA        98036
   79    3001 North Dixie Highway                     Oakland Park          Broward              FL        33334
   80    2510 61st Street                             Galveston             Galveston            TX        77551
   81    1-7 and 21-27 East Main Street               Bay Shore             Suffolk              NY        11706
--------------------------------------------------------------------------------------------------------------------
   82    45 Mall Drive                                Commack               Suffolk              NY        11725
   83    1050 & 1070 East Ray Road                    Chandler              Maricopa             AZ        85225
   84    5045 Eagle Rock Boulevard                    Los Angeles           Los Angeles          CA        90041
   85    2 Dunnigan Drive                             Suffern               Rockland             NY        10901
   86    1210 Gallatin Pike                           Nashville             Davidson             TN        37115
--------------------------------------------------------------------------------------------------------------------
   87    9040 Louetta Road                            Spring                Harris               TX        77379
   88    4530 Ming Avenue                             Bakersfield           Kern                 CA        93309
   89    84 Business Park Drive                       Armonk                Westchester          NY        10504
   90    20-116 Daniel Boone Plaza                    Hazard                Perry                KY        41701
   91    2525 229th Street SE                         Bothell               Snohomish            WA        98021
--------------------------------------------------------------------------------------------------------------------
   92    310, 315 & 350 Old Ivy Road                  Charlottesville       Albermarle           VA        22903
   93    15456 Ventura Boulevard                      Sherman Oaks          Los Angeles          CA        91403
   94    5900 Chimney Rock Road                       Houston               Harris               TX        77081
   95    416 Woodstone Road                           Clinton               Hinds                MS        39056
   96    7801 York Road                               Towson                Baltimore            MD        21204
--------------------------------------------------------------------------------------------------------------------
         Various                                      Various               Various              CA        Various
   97    530 WEST SIXTH STREET                        TUSTIN                ORANGE               CA        92780
   98    12360 BASELINE ROAD                          RANCHO CUCAMONGA      SAN BERNARDINO       CA        91739
   99    55 Golden Gate Drive                         San Rafael            Marin                CA        94901
  100    838 Greens Road                              Houston               Harris               TX        77060
--------------------------------------------------------------------------------------------------------------------
  101    19699 Mountaineer Way                        Bend                  Deschutes            OR        97702
  102    25301 Trabuco Road                           Lake Forest           Orange               CA        92630
  103    3505-3515 East Park Boulevard                Plano                 Collin               TX        75074
  104    555 Westmont Avenue                          San Luis Obispo       San Luis Obispo      CA        93405
  105    5550 56th Street                             Lubbock               Lubbock              TX        79414
--------------------------------------------------------------------------------------------------------------------
  106    3035 Rhea County Highway                     Dayton                Rhea                 TN        37321
  107    27400 McCall Boulevard                       Sun City              Riverside            CA        92585
  108    157-159 Pinney Street                        Ellington             Tolland              CT        06029
  109    911 Hale Road                                Shelbyville           Shelby               IN        46176
  110    757, 761 & 777 South MacArthur Boulevard     Coppell               Dallas               TX        75019
--------------------------------------------------------------------------------------------------------------------
  111    905 West Sunnyside Road                      Idaho Falls           Bonneville           ID        83402
  112    1200 US Highway 190                          Covington             St. Tammany          LA        70433
  113    3998 Inland Empire Boulevard                 Ontario               San Bernardino       CA        91764
  114    16825 Tye Street                             Monroe                Snohomish            WA        98272
  115    4161 18th Avenue South                       Fargo                 Cass                 ND        58103
--------------------------------------------------------------------------------------------------------------------
  116    160 Saturn Lane Northeast                    Bremerton             Kitsap               WA        98311
  117    10500 Coursey Boulevard                      Baton Rouge           East Baton Rouge     LA        70816
  118    1102 East Bert Kouns                         Shreveport            Caddo                LA        71105
  119    5011 East Charleston Boulevard               Las Vegas             Clark                NV        89104
  120    27577 Commerce Center Drive                  Temecula              Riverside            CA        92590
--------------------------------------------------------------------------------------------------------------------
  121    3553 & 3577 13th Avenue North                Grand Forks           Grand Forks          ND        58203
  122    531 Cypress Edge Drive                       Palm Coast            Flagler              FL        32164
  123    2450 San Juan Road                           Hollister             San Benito           CA        95023
  124    2607 East Rome Road                          Chillicothe           Peoria               IL        61523
  125    4211-4229 Amherst Highway                    Madison Heights       Amherst              VA        24572
--------------------------------------------------------------------------------------------------------------------
  126    10430 South Kirkwood                         Houston               Harris               TX        77099
  127    2330 East Main Street                        Niles                 Berrien              MI        49120
  128    14640 Highway 3                              Webster               Harris               TX        77598
  129    1661-1687 Mulberry Street                    Charleston            Charleston           SC        29407
  130    1225 North East Street                       Anaheim               Orange               CA        90805
--------------------------------------------------------------------------------------------------------------------

                                 NET                   UNITS          LOAN PER NET          PREPAYMENT
            YEAR        YEAR     RENTABLE              OF             RENTABLE AREA         PROVISIONS
   ID      BUILT     RENOVATED   AREA SF/UNITS (9)     MEASURE         SF/UNITS (4)     (# OF PAYMENTS) (10)
------------------------------------------------------------------------------------------------------------
   77       1981                102,264                Sq. Ft.            68.45         L(25),D(32),O(3)
   78       1969        1990        168                Units          40,476.19         L(26),D(89),O(5)
   79       2000                 82,793                Sq. Ft.            76.63         L(36),YM1(44),O(4)
   80       2004                 18,013                Sq. Ft.           347.49         L(26),D(91),O(3)
   81       1969        1999     62,177                Sq. Ft.           100.27         L(25),D(92),O(3)
------------------------------------------------------------------------------------------------------------
   82       1986                 91,199                Sq. Ft.            67.98         L(25),D(91),O(4)
   83       2001                 34,295                Sq. Ft.           180.78         L(30),D(87),O(3)
   84       2004                 20,153                Sq. Ft.           307.33         L(25),D(92),O(3)
   85       2002                 79,000                Sq. Ft.            75.73         L(26),D(31),O(3)
   86       1997                128,375                Sq. Ft.            43.58         L(25),D(92),O(3)
------------------------------------------------------------------------------------------------------------
   87       2001                 94,595                Sq. Ft.            58.03         L(26),D(91),O(3)
   88       1974        1985     36,000                Sq. Ft.           150.66         L(26),D(91),O(3)
   89       1985        2003     62,055                Sq. Ft.            83.71         L(25),YM1(91),O(4)
   90       2004                 50,000                Sq. Ft.           100.00         L(24),D(93),O(3)
   91       1998                 54,793                Sq. Ft.            91.16         L(25),D(92),O(3)
------------------------------------------------------------------------------------------------------------
   92       2000                 46,493                Sq. Ft.           107.32         L(26),D(91),O(3)
   93       1988                 29,726                Sq. Ft.           151.22         L(25),D(32),O(3)
   94       1994        2002     37,577                Sq. Ft.           119.18         L(29),D(88),O(3)
   95       1986                     92                Units          48,641.30         L(25),D(92),O(3)
   96       1982                 70,470                Sq. Ft.            63.08         L(25),D(92),O(3)
------------------------------------------------------------------------------------------------------------
          Various                85,792                Sq. Ft.            51.29         L(26),D(91),O(3)
   97       1985                 58,330                SQ. FT.            50.57         L(26),D(91),O(3)
   98       1987                 27,462                SQ. FT.            52.80         L(26),D(91),O(3)
   99       2000                 29,272                Sq. Ft.           149.36         L(24),D(93),O(3)
  100       1979        2000        197                Units          21,757.27         L(27),D(90),O(3)
------------------------------------------------------------------------------------------------------------
  101       2004                     64                Units          66,329.56         L(25),D(34),O(1)
  102       1986                 99,169                Sq. Ft.            40.84         L(26),D(91),O(3)
  103       2001                 27,011                Sq. Ft.           145.36         L(25),D(34),O(1)
  104       1963                     49                Units          78,622.38         L(26),D(91),O(3)
  105       1979        2003        114                Units          33,560.62         L(27),D(32),O(1)
------------------------------------------------------------------------------------------------------------
  106       2004                 44,320                Sq. Ft.            84.53         L(25),D(92),O(3)
  107       1979        2001     62,016                Sq. Ft.            59.39         L(29),D(88),O(3)
  108       1972        2004         80                Units          42,500.00         L(24),D(92),O(4)
  109       1989                    197                Pads           17,258.88         L(25),D(92),O(3)
  110       1998                 29,400                Sq. Ft.           114.64         L(26),D(91),O(3)
------------------------------------------------------------------------------------------------------------
  111       1980        2002        222                Pads           14,243.24         L(24),D(93),O(3)
  112       1980        2003     58,842                Sq. Ft.            52.63         L(25),D(92),O(3)
  113       2003                 14,431                Sq. Ft.           211.15         L(25),D(55),O(4)
  114       1999                 85,740                Sq. Ft.            34.96         L(25),D(56),O(3)
  115       2003                     61                Units          49,129.89         L(25),D(92),O(3)
------------------------------------------------------------------------------------------------------------
  116       1988        1995        225                Pads           13,281.30         L(28),D(89),O(3)
  117       1989                 38,044                Sq. Ft.            75.30         L(27),D(32),O(1)
  118       2001        2003     67,300                Sq. Ft.            42.17         L(27),D(90),O(3)
  119       1989                 55,825                Sq. Ft.            50.11         L(25),D(91),O(4)
  120       1998                 68,645                Sq. Ft.            40.67         L(26),D(91),O(3)
------------------------------------------------------------------------------------------------------------
  121       2004                     48                Units          57,206.42         L(25),D(92),O(3)
  122       2002                 47,750                Sq. Ft.            57.33         L(29),D(88),O(3)
  123       1998        2004     52,515                Sq. Ft.            49.37         L(27),D(90),O(3)
  124       1986        2003        206                Pads           11,495.48         L(26),D(91),O(3)
  125       2004                 17,120                Sq. Ft.           134.22         L(25),D(92),O(3)
------------------------------------------------------------------------------------------------------------
  126       2000                 65,675                Sq. Ft.            32.78         L(28),D(89),O(3)
  127       1976                    101                Pads           20,227.58         L(27),D(32),O(1)
  128       1995        1999     58,376                Sq. Ft.            34.33         L(29),D(88),O(3)
  129       1989                     40                Units          42,500.00         L(60),YM1(57),O(3)
  130       1986                 48,228                Sq. Ft.            34.21         L(26),D(91),O(3)
------------------------------------------------------------------------------------------------------------

GE COMMERCIAL MORTGAGE CORPORATION, SERIES 2005-C1

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

                                                    THIRD          THIRD MOST       SECOND        SECOND MOST
                                                 MOST RECENT       RECENT NOI    MOST RECENT       RECENT NOI     MOST RECENT
  ID                     PROPERTY NAME               NOI              DATE           NOI              DATE            NOI
------------------------------------------------------------------------------------------------------------------------------
  77    Union Plaza                                 1,161,916      12/31/2002         949,568      12/31/2003          853,879
  78    Cambridge Square Apartments                   992,943      12/31/2002         995,860      12/31/2003          953,661
  79    Burlington Self Storage - Oakland Park        532,458      12/31/2002         598,241      12/31/2003          668,132
  80    CVS Center
  81    1 East Main Street                            519,831      12/31/2002         601,275      12/31/2003
-------------------------------------------------------------------------------------------------------------------------------
  82    45 Mall Drive                                 737,420      12/31/2002         840,882      12/31/2003          639,719
  83    The Provinces Shopping Center                 418,941      12/31/2002         435,924      12/31/2003          418,936
  84    Eagle Rock Shopping Center
  85    Storage Post - Suffern                                                        214,849      12/31/2003          443,219
  86    Devon Self Storage - Nashville                552,149      12/31/2002         528,599      12/31/2003          553,529
-------------------------------------------------------------------------------------------------------------------------------
  87    Amazing Spaces                                361,422      12/31/2002         497,822      12/31/2003          588,630
  88    4530 Ming Avenue
  89    84 Business Park Drive                        854,631      12/31/2002         897,456      12/31/2003          883,235
  90    Daniel Boone Plaza
  91    Health Team Northwest Building                583,983      12/31/2002         474,288      12/31/2003          376,003
-------------------------------------------------------------------------------------------------------------------------------
  92    Old Ivy Office                                619,283      12/31/2002         618,994      12/31/2003          705,954
  93    Younan Plaza I                                508,821      12/31/2002         214,876      12/31/2003          418,800
  94    Plaza de las Americas                          75,037      12/31/2002         272,374      12/31/2003          345,572
  95    Stonegate                                     314,423      12/31/2002         339,474      12/31/2003          403,572
  96    7801 York Road                                945,040      12/31/2002         922,935      12/31/2003          911,774
-------------------------------------------------------------------------------------------------------------------------------
        Yelland Portfolio                             902,462      12/31/2002         839,198      12/31/2003          823,022
  97    YELLAND - TUSTIN                              627,279      12/31/2002         597,962      12/31/2003          587,300
  98    YELLAND - VICTORIA                            275,183      12/31/2002         241,236      12/31/2003          235,721
  99    Marin Self Storage                            359,370      12/31/2002         379,067      12/31/2003          378,287
  100   Collingwood Garden Apartments                                                 375,628      12/31/2003          474,297
-------------------------------------------------------------------------------------------------------------------------------
  101   Village at Southern Crossing                                                                                   181,018
  102   Yelland - Trabuco                             826,154      12/31/2002         805,690      12/31/2003          772,137
  103   Shiloh Crossing Shopping Center                                                                                296,531
  104   El Dorado Apartments                          415,923      12/31/2002         435,224      12/31/2003          422,453
  105   Hunter's Way Apartments                       410,455      12/31/2002         401,041      12/31/2003          362,018
-------------------------------------------------------------------------------------------------------------------------------
  106   Dayco Crossing
  107   A Storage Place - Sun City                                                    316,622      12/31/2003          357,448
  108   Stonebridge Apartments                        286,765      12/31/2002         298,170      12/31/2003          314,731
  109   Westar MHC                                    233,084      12/31/2002         300,383      12/31/2003          322,850
  110   Coppell Crossing I & IV                                                       466,842      12/31/2003          322,718
-------------------------------------------------------------------------------------------------------------------------------
  111   Sunnyside Acres MHC                           240,939      12/31/2002         260,140      12/31/2003          285,660
  112   St. Tammany Plaza                                                                                              151,454
  113   3998 Inland Empire Boulevard                                                                                   193,440
  114   Mr. Van Gard                                  240,794      12/31/2002         246,520      12/31/2003          287,805
  115   West Willow Wood Apartments                                                                                    193,631
-------------------------------------------------------------------------------------------------------------------------------
  116   Silverdale Estates MHC                        626,776      12/31/2002         670,667      12/31/2003          639,089
  117   Court Plaza Office Building                   253,520      12/31/2002         345,294      12/31/2003          329,056
  118   Cubby Hole Louisiana                          142,395      12/31/2002         265,794      12/31/2003          277,397
  119   Charleston Boulevard Self Storage             273,450    T-12 8/30/2002       286,816    T-12 8/30/2003        320,073
  120   All About Storage                             390,300      12/31/2002         416,078      12/31/2003          428,772
-------------------------------------------------------------------------------------------------------------------------------
  121   Northwest Apartments                                                                                           398,704
  122   SUSA - Cypress Edge                                                           221,764      12/31/2003          284,001
  123   Hollister Mini Max                            250,438      12/31/2002         285,808      12/31/2003          300,979
  124   Pinewood MHC                                  336,254      12/31/2002         331,725      12/31/2003          320,310
  125   Madison Heights
-------------------------------------------------------------------------------------------------------------------------------
  126   24 Hour Self Storage - Stafford                                               168,027      12/31/2003          249,956
  127   Evergreen Birchcrest Estates MHC              195,625      12/31/2002         193,286      12/31/2003          198,629
  128   24 Hour Self Storage - Clear Lake                                             253,767      12/31/2003          329,173
  129   Mulberry Place Apartments                                                     142,442      12/31/2003          168,232
  130   Yelland - Anaheim                             315,387      12/31/2002         288,259      12/31/2003          282,665
-------------------------------------------------------------------------------------------------------------------------------

            MOST RECENT
                NOI            UNDERWRITTEN      UNDERWRITTEN     UNDERWRITTEN     UNDERWRITTEN   UNDERWRITTEN   UNDERWRITTEN
  ID           DATE                NOI             REVENUE            EGI            EXPENSES       RESERVES        TI/LC
-------------------------------------------------------------------------------------------------------------------------------
  77      T-12 11/30/2004              791,862        1,342,965        1,409,965          618,103        20,453        112,956
  78      T-12 8/31/2004               836,804        1,300,000        1,414,257          577,452        49,210              -
  79      T-12 10/31/2004              680,895        1,134,374        1,152,974          472,078        23,164              -
  80                                   525,886          543,141          636,141          110,255         2,702          4,222
  81                                   637,132        1,040,871        1,040,871          403,739        12,435         87,302
-------------------------------------------------------------------------------------------------------------------------------
  82      T-12 11/30/2004              625,049          938,721        1,084,323          459,274        19,152         61,035
  83      T-12 3/31/2004               612,003          631,017          889,517          277,514         5,144         43,521
  84                                   587,705          617,400          757,592          169,887         2,009          4,231
  85      T-12 9/30/2004               533,036          940,000          972,000          438,964        11,850              -
  86      T-12 8/31/2004               547,781          937,980        1,019,980          472,199        23,313              -
-------------------------------------------------------------------------------------------------------------------------------
  87      T-12 10/31/2004              549,396          805,644          893,644          344,248        14,000              -
  88                                   537,399          546,437          710,237          172,838         7,200              -
  89      T-12 8/31/2004               822,868        1,271,425        1,448,526          625,658        14,273         97,355
  90                                   522,778          560,670          647,170          124,391         7,500         46,859
  91      Ann. 10/31/2004              516,632          531,710          812,845          296,212         8,219         59,215
-------------------------------------------------------------------------------------------------------------------------------
  92      T-12 7/31/2004               669,162          864,517          864,517          195,355         9,299        101,621
  93      Ann. 9/30/2004               417,179          559,098          635,659          218,480         6,540         45,591
  94      T-12 5/31/2004               495,571          509,611          712,111          216,540         6,341         34,531
  95      T-12 10/31/2004              411,868          659,938          691,738          279,870        26,275              -
  96      T-12 9/30/2004               785,899        1,145,877        1,148,877          362,978        10,571         91,363
-------------------------------------------------------------------------------------------------------------------------------
          T-12 6/30/2004               805,862        1,431,098        1,480,414          674,552        16,504              -
  97      T-12 6/30/2004               574,482          921,898          948,000          373,518        12,385              -
  98      T-12 6/30/2004               231,381          509,201          532,415          301,034         4,119              -
  99      T-12 10/31/2004              402,747          670,753          684,353          281,605         4,391              -
  100     T-12 7/30/2004               468,006          977,217        1,030,217          562,211        49,250              -
-------------------------------------------------------------------------------------------------------------------------------
  101     Ann. 10/31/2004              372,140          555,282          568,082          195,942        12,800              -
  102     T-12 6/30/2004               716,988        1,137,824        1,177,564          460,576        14,858              -
  103     T-12 7/31/2004               342,963          389,099          535,120          192,157         5,402         18,377
  104     T-12 9/30/2004               353,297          541,158          542,758          189,461        17,150              -
  105     T-12 7/31/2004               360,310          708,377          719,877          359,567        34,200              -
-------------------------------------------------------------------------------------------------------------------------------
  106                                  387,257          432,360          491,660          104,403         6,648         28,048
  107     T-12 6/30/2004               370,132          518,740          563,740          193,608         9,302              -
  108       12/31/2004                 317,034          555,998          592,169          275,135        20,000              -
  109     T-12 9/30/2004               294,505          509,067          514,967          220,462         9,850              -
  110     T-12 9/30/2004               340,617          406,957          594,457          253,840         4,410         24,223
-------------------------------------------------------------------------------------------------------------------------------
  111     T-12 9/30/2004               313,370          407,445          608,039          294,670         8,880              -
  112     T-12 7/31/2004               347,014          376,747          462,747          115,732        17,483         41,236
  113     Ann. 10/31/2004              274,582          345,103          365,481           90,899         3,133         14,019
  114     T-12 10/31/2004              294,429          501,784          572,463          278,034        12,861              -
  115     T-12 10/31/2004              267,453          458,819          460,283          192,829        16,036              -
-------------------------------------------------------------------------------------------------------------------------------
  116     T-12 6/30/2004               623,307          902,196          908,119          284,812        11,250              -
  117     T-12 11/30/2004              312,584          550,016          590,016          277,432         9,891         38,231
  118     T-12 6/30/2004               324,944          507,148          557,148          232,204        10,095              -
  119     T-12 8/30/2004               295,717          433,999          477,621          181,904        11,039              -
  120     T-12 5/31/2004               376,768          542,877          626,396          249,628        10,141              -
-------------------------------------------------------------------------------------------------------------------------------
  121     Ann. 9/30/2004               263,902          461,239          470,439          206,537        16,800              -
  122     T-12 6/30/2004               277,632          471,381          495,381          217,748         7,165              -
  123     T-12 7/31/2004               270,835          472,782          498,782          227,947         7,877              -
  124     T-12 8/31/2004               303,484          555,920          559,920          256,436        10,300              -
  125                                  243,187          252,396          297,113           53,926         2,568         14,755
-------------------------------------------------------------------------------------------------------------------------------
  126     T-12 9/30/2004               251,014          504,990          519,990          268,977        10,796              -
  127     T-12 8/31/2004               189,921          285,114          285,114           95,193         4,040              -
  128     T-12 9/30/2004               240,234          378,161          446,821          206,587        10,001              -
  129     T-12 9/30/2004               173,327          273,608          277,608          104,280        19,462              -
  130     T-12 6/30/2004               269,426          552,448          581,028          311,602        10,128              -
-------------------------------------------------------------------------------------------------------------------------------

          UNDERWRITTEN                                                                           LEASE
  ID      NET CASH FLOW                LARGEST TENANT (11)                         SF         EXPIRATION
----------------------------------------------------------------------------------------------------------
  77            658,453    Northrop Grumman                                         7,969     12/31/2005
  78            787,594
  79            657,731
  80            518,962    CVS                                                     13,813      7/20/2024
  81            537,395    SG Medical School                                       27,311      6/30/2009
----------------------------------------------------------------------------------------------------------
  82            544,863    Fedex Ground Package System                             36,053      8/31/2009
  83            563,338    Century 21                                               8,000      2/28/2009
  84            581,465    Walgreen's                                              14,040     10/31/2079
  85            521,186
  86            524,468
----------------------------------------------------------------------------------------------------------
  87            535,396
  88            530,199    Kern Schools Federal Credit Union                       36,000      9/30/2024
  89            711,240    Trinity Packaging                                        8,710     12/31/2005
  90            468,419    Dollar Tree                                             10,000      1/31/2010
  91            449,199    Children's Homecare                                     23,139       2/9/2008
----------------------------------------------------------------------------------------------------------
  92            558,242    Cabell Insurance Associates, Inc.                        8,216      8/31/2008
  93            365,048    Wohlner, Kaplon, Phillips, Young & Cutler                7,607      6/30/2010
  94            454,698    Sun Washateria                                           5,950       3/1/2008
  95            385,593
  96            683,965    Towson University                                       18,051     11/30/2008
----------------------------------------------------------------------------------------------------------
                789,358
  97            562,097
  98            227,261
  99            398,356
  100           418,756
----------------------------------------------------------------------------------------------------------
  101           359,340
  102           702,130
  103           319,185    Washington Mutual Bank                                   5,810      1/31/2011
  104           336,147
  105           326,110
----------------------------------------------------------------------------------------------------------
  106           352,561    Goody's                                                 17,520      12/1/2014
  107           360,829
  108           297,034
  109           284,655
  110           311,984    Pan Acean Noodles                                        3,000      8/31/2011
----------------------------------------------------------------------------------------------------------
  111           304,490
  112           288,295    Big Lots                                                28,092       5/1/2010
  113           257,430    Union Bank of California                                 5,396      1/14/2014
  114           281,568
  115           251,417
----------------------------------------------------------------------------------------------------------
  116           612,057
  117           264,462    Quaternary Resource Investigators                       11,481      5/31/2008
  118           314,849
  119           284,678
  120           366,627
----------------------------------------------------------------------------------------------------------
  121           247,102
  122           270,467
  123           262,958
  124           293,184
  125           225,864    Movie Gallery                                            3,840     11/30/2009
----------------------------------------------------------------------------------------------------------
  126           240,217
  127           185,881
  128           230,233
  129           153,865
  130           259,298
----------------------------------------------------------------------------------------------------------

                                                                LEASE
  ID            2ND LARGEST TENANT (11)             SF        EXPIRATION           3RD LARGEST TENANT (11)
-------------------------------------------------------------------------------------------------------------------
  77    Guy F. Atkinson Construction Company         7,317     6/30/2008    Avisa, Inc.
  78
  79
  80    VoiceStream Houston                          2,100     8/31/2009    Subway Real Estate
  81    Sherman Semenga Federman                     5,679     5/31/2009    Econ Opportunity Council
-------------------------------------------------------------------------------------------------------------------
  82    Facilities Development Corp                 31,000     3/14/2014    Paragon Food and Vending Services
  83    Rosati's Pizza                               2,936     6/30/2006    Catalina 1.75 Cleaners
  84    Jamba Juice                                  1,826    12/31/2014    Starbuck's
  85
  86
-------------------------------------------------------------------------------------------------------------------
  87
  88
  89    Delta Environmental Consultants              6,226    12/31/2006    Underground Systems, Inc.
  90    Fashion Bug                                  6,500    10/31/2009    Cato
  91    GJ Daniels                                  11,577    10/31/2007    Mars Hill
-------------------------------------------------------------------------------------------------------------------
  92    Martha Jefferson Hospital                    8,216    12/31/2005    University of Virginia Psychiatry
  93    CLW Administrative, Inc.                     3,305     6/30/2006    Clinical Consultants and Psychologists
  94    Texas Childrens Pediatrics Clinic            3,982      8/1/2011    Showtime Video
  95
  96    Towson Medical Associates, LLC               6,325     9/30/2006    Comcast Cablevision of Maryland, Inc.
-------------------------------------------------------------------------------------------------------------------

  97
  98
  99
  100
-------------------------------------------------------------------------------------------------------------------
  101
  102
  103   Blockbuster Video                            4,250     1/31/2006    KS Cleaners
  104
  105
-------------------------------------------------------------------------------------------------------------------
  106   Rent-a-Center                                4,200      1/1/2010    Cato
  107
  108
  109
  110   Bicycles Plus                                2,564     3/31/2009    Riverchase Dental Care
-------------------------------------------------------------------------------------------------------------------
  111
  112   Dollar Tree                                 18,150     1/31/2009    Rent-a-Center
  113   Daum Commercial Real Estate Services         3,771     4/30/2009    Fulcrum Group
  114
  115
-------------------------------------------------------------------------------------------------------------------
  116
  117   B.R. Title Company                           7,452     2/28/2006    General Physics
  118
  119
  120
-------------------------------------------------------------------------------------------------------------------
  121
  122
  123
  124
  125   Hometown Rentals of Virginia                 3,040    11/30/2009    Mattress King
-------------------------------------------------------------------------------------------------------------------
  126
  127
  128
  129
  130
-------------------------------------------------------------------------------------------------------------------

                                                                      UPFRONT              ONGOING
                          LEASE     OCCUPANCY     OCCUPANCY     ACTUAL REPLACEMENT    ACTUAL REPLACEMENT    UPFRONT       MONTHLY
  ID        SF          EXPIRATION  RATE (11)     AS-OF DATE         RESERVES              RESERVES          TI/LC         TI/LC
-----------------------------------------------------------------------------------------------------------------------------------
  77          6,874     1/31/2006       78.01%      11/1/2004                    -                  1,705           -        9,920
  78                                    86.31%      8/23/2004                    -                  4,100           -            -
  79                                    87.03%      12/9/2004                    -                  1,935           -            -
  80          2,100     8/31/2009      100.00%      10/7/2004                    -                      -           -            -
  81          5,317    12/31/2006       99.45%     12/21/2004                    -                  1,036           -        3,192
-----------------------------------------------------------------------------------------------------------------------------------
  82         12,106     8/31/2014      100.00%     10/25/2004                    -                  1,596     200,000        5,092
  83          2,720     6/30/2008       96.00%       1/6/2005                    -                    430           -        3,455
  84          1,400     9/30/2014       91.60%     11/15/2004              438,581                      -     148,656            -
  85                                    74.78%      9/16/2004                    -                    990           -            -
  86                                    85.39%      9/27/2004                    -                  1,605           -            -
-----------------------------------------------------------------------------------------------------------------------------------
  87                                    83.91%      9/27/2004                    -                  1,170           -            -
  88                                   100.00%       2/1/2005                    -                      -           -            -
  89          5,040     4/30/2006      100.00%      10/1/2004                    -                      -           -            -
  90          4,160     1/31/2010       95.20%     12/17/2004                    -                    625           -        4,060
  91          9,674     6/30/2006       98.01%     12/15/2004                    -                    457           -        7,400
-----------------------------------------------------------------------------------------------------------------------------------
  92          7,549     7/31/2005       91.82%      8/31/2004                    -                      -           -            -
  93          2,105     3/31/2007       84.07%     11/30/2004                    -                    619           -        3,716
  94          2,800     2/28/2005       96.97%      5/28/2004                    -                    530      62,500        1,440
  95                                    93.48%      11/4/2004                    -                  2,190           -            -
  96          5,134    12/31/2006      96.71%       10/1/2004                    -                      -           -            -
-----------------------------------------------------------------------------------------------------------------------------------
                                        95.11%        Various                    -                      -           -            -
  97                                    95.69%      5/30/2004                    -                  1,035           -            -
  98                                    93.88%       8/9/2004                    -                      -           -            -
  99                                    87.93%     11/15/2004                    -                    370           -            -
  100                                   91.88%      8/25/2004                    -                  4,105           -            -
-----------------------------------------------------------------------------------------------------------------------------------
  101                                   96.88%     11/17/2004                    -                  1,070           -            -
  102                                   90.50%      5/31/2004                    -                      -           -            -
  103         2,300     6/30/2008       90.46%      11/2/2004               15,000                      -      60,000            -
  104                                  100.00%      9/22/2004                    -                  1,430           -            -
  105                                   95.61%      10/1/2004                    -                  2,375           -            -
-----------------------------------------------------------------------------------------------------------------------------------
  106         3,600     12/1/2009       93.68%      11/2/2004                    -                    555           -        2,340
  107                                   81.51%      7/18/2004                    -                    775           -            -
  108                                   97.50%     12/28/2004                    -                  1,667           -            -
  109                                   96.45%     11/15/2004                    -                    825           -            -
  110         2,500    12/31/2008       74.48%     10/20/2004                    -                    375           -        2,155
-----------------------------------------------------------------------------------------------------------------------------------
  111                                   95.95%      8/31/2004                    -                    740           -            -
  112         4,600     1/31/2009      100.00%      8/17/2004                    -                    930      50,000        1,400
  113         3,260    12/31/2012      100.00%     12/10/2004                    -                    261           -        1,168
  114                                   88.41%     11/17/2004                    -                      -           -            -
  115                                   96.72%     11/13/2004                    -                      -           -            -
-----------------------------------------------------------------------------------------------------------------------------------
  116                                   99.11%      6/15/2004                    -                    940           -            -
  117         5,978     9/30/2006       90.58%      5/13/2004                    -                    825           -        3,185
  118                                   91.42%       7/1/2004                    -                    845           -            -
  119                                   93.95%      9/22/2004                    -                    932           -            -
  120                                   95.44%      7/27/2004                    -                    865           -            -
-----------------------------------------------------------------------------------------------------------------------------------
  121                                  100.00%      8/20/2004                    -                      -           -            -
  122                                   94.45%       8/2/2004                    -                    600           -            -
  123                                   90.20%      8/26/2004                    -                    660           -            -
  124                                   93.20%      10/1/2004                    -                      -           -            -
  125         3,040    11/30/2011      100.00%     12/13/2004                    -                      -           -            -
-----------------------------------------------------------------------------------------------------------------------------------
  126                                   80.87%      11/2/2004                    -                    900           -            -
  127                                   96.04%       7/1/2004                    -                    340           -            -
  128                                   81.76%      6/30/2004                    -                    835           -            -
  129                                   97.50%     12/14/2004                    -                  1,237           -            -
  130                                   87.53%      6/30/2004                    -                      -           -            -
-----------------------------------------------------------------------------------------------------------------------------------

                                             UPFRONT         ENVIRONMENTAL
        MONTHLY TAX    MONTHLY INSURANCE   ENGINEERING          REPORT           ENGINEERING        APPRAISAL
  ID       ESCROW           ESCROW           RESERVE             DATE            REPORT DATE      AS-OF DATE (8)
----------------------------------------------------------------------------------------------------------------
  77          18,911              793            2,625        11/30/2004          12/2/2004        11/19/2004
  78           8,750            3,574           30,863          9/7/2004          9/23/2004          9/3/2004
  79           9,349            2,847            2,500        10/15/2004         10/11/2004        10/14/2004
  80             586                -                -         11/5/2004         10/25/2004        10/17/2004
  81          10,479            2,793            5,625         1/11/2005          11/3/2004        10/20/2004
----------------------------------------------------------------------------------------------------------------
  82           8,966            3,477            7,906         11/9/2004         11/10/2004         11/2/2004
  83           6,594              994            4,013          5/6/2004          5/26/2004         5/24/2004
  84           9,548                -                -        10/19/2004          11/1/2004          9/9/2004
  85           9,400            1,045                -          9/9/2004           9/9/2004         9/17/2004
  86           6,509                -           10,825         11/2/2004         12/21/2004         11/1/2004
----------------------------------------------------------------------------------------------------------------
  87           8,790            1,117                -         10/1/2004          9/30/2004         10/1/2004
  88               -                -                -         9/20/2004          9/21/2004         9/24/2004
  89          13,110            2,299           10,094         11/4/2004          11/3/2004        10/27/2004
  90               -              337                -         9/21/2004          9/22/2004          1/1/2005
  91           6,124              489                -        11/18/2004         11/18/2004        11/20/2004
----------------------------------------------------------------------------------------------------------------
  92           4,289              377            3,794         9/22/2004          9/23/2004         9/23/2004
  93           4,559              964                -        10/14/2004         10/14/2004         10/8/2004
  94           9,138            1,417           53,750         6/29/2004          6/25/2004          7/6/2004
  95           3,924            2,974           18,338        10/28/2004          11/3/2004        10/18/2004
  96           9,052            1,285                -        12/10/2004          10/8/2004         9/29/2004
----------------------------------------------------------------------------------------------------------------
                   -                -                -          9/2/2004            Various         8/27/2004
  97               -                -            1,875          9/2/2004          8/30/2004         8/27/2004
  98               -                -                -          9/2/2004          8/23/2004         8/27/2004
  99               -                -           11,875         11/2/2004         10/29/2004        10/26/2004
  100          3,750            4,650           92,075         9/23/2004          9/24/2004         9/13/2004
----------------------------------------------------------------------------------------------------------------
  101          4,313              829                -        10/20/2004         10/12/2004        10/13/2004
  102              -                -                -          9/2/2004          8/31/2004          9/1/2004
  103          6,183                -                -          9/3/2004           9/1/2004          9/1/2004
  104          3,359            1,650           20,375         9/27/2004          9/27/2004         9/22/2004
  105          6,952            2,453                -         9/28/2004          9/21/2004         9/29/2004
----------------------------------------------------------------------------------------------------------------
  106          1,875              483                -         9/16/2004          10/4/2004          1/1/2005
  107          3,938              582                -         6/29/2004          6/25/2004          7/2/2004
  108          2,512            1,498           28,125        11/29/2004         11/29/2004         12/3/2004
  109          2,643              644                -         11/5/2004          11/5/2004         11/4/2004
  110         12,002              924                -        10/27/2004          9/16/2004        10/07/2004
----------------------------------------------------------------------------------------------------------------
  111          3,146              850            3,625        10/22/2004         10/20/2004        10/18/2004
  112          3,616            1,742                -          4/6/2004         11/24/2004          6/5/2004
  113          3,092              523                -         11/5/2004          11/5/2004         11/1/2004
  114          4,241            1,307                -        10/22/2004         10/25/2004        10/26/2004
  115          4,902            1,337                -         6/18/2004          6/18/2004         6/23/2004
----------------------------------------------------------------------------------------------------------------
  116          7,523              846           45,000         7/30/2004          7/29/2004         8/13/2004
  117          2,418            1,230           18,531        11/17/2003          11/26/2003       11/19/2003
  118          2,831              717                -         8/26/2004          8/31/2004         8/24/2004
  119          1,783              677                -         11/3/2004          11/4/2004        10/26/2004
  120          2,975              554                -         7/30/2004           8/2/2004         7/23/2004
----------------------------------------------------------------------------------------------------------------
  121          3,630            1,203                -         8/18/2004          8/19/2004         8/20/2004
  122          1,982                -                -          6/9/2004          7/28/2004          7/7/2004
  123          1,205            1,350            1,344         8/30/2004          8/23/2004         8/26/2004
  124          4,000                -                -         3/11/2004          3/11/2004         3/11/2004
  125              -                -                -        11/11/2004         11/12/2004          2/1/2005
----------------------------------------------------------------------------------------------------------------
  126          3,666            1,373                -         6/15/2004          5/10/2004         6/10/2004
  127          1,350              400           32,875         9/28/2004          9/14/2004          9/2/2004
  128          1,635              649                -         6/15/2004          5/10/2004          6/7/2004
  129          1,458            1,825           42,060        10/29/2004         12/10/2004         11/2/2004
  130              -                -                -          9/2/2004          8/31/2004         9/28/2004
----------------------------------------------------------------------------------------------------------------

  ID    SPONSOR
------------------------------------------------------------------------------------------------------------
  77    Alan C. Fox
  78    Michael G. Peterson
  79    L. Ronald Capozzoli
  80    Michael C. Ainbinder, Barton L. Duckworth
  81    Daniel Gazal, Simon Blitz
------------------------------------------------------------------------------------------------------------
  82    Martin J. Racanelli, Nicholas Racanelli, John Racanelli
  83    Alan C. Fox
  84    Joseph W. Rich, John W. Rich, Rich Development Company
  85    Stephen Garchik, Paul Slayton
  86    Edwin R. O'Neil
------------------------------------------------------------------------------------------------------------
  87    Daryl Scott Tautenhahn, Kathy V. Tautenhahn
  88    Gregory D. Byrnum and Associates, Inc, Gregory D. Byrnum
  89    Edward A. Lashins
  90    Miles E. Cullom, Jr., Robert S. Talbott, James A. Haslam III, William E. Haslam
  91    Brien Stafford, Cynthia Stafford
------------------------------------------------------------------------------------------------------------
  92    Caroline B. Nunley
  93    Edward D. Corbell, Felicitas Q. Corbell
  94    John T. Johansen, Daniel P. Vanetti
  95    Bruce Kirkland, Carol Duddleston
  96    Esther S. Pearlstone, DP-A Yorkdale LP, MacKenzie Properties Fund, LLC, MacKenzie Properties, Inc.
------------------------------------------------------------------------------------------------------------
        John M Yelland, Stuart Calder, William Hughes
  97    JOHN M YELLAND, STUART CALDER, WILLIAM HUGHES
  98    JOHN M YELLAND, STUART CALDER, WILLIAM HUGHES
  99    James L. Ledwith, Treadwell Properties, LLC
  100   Michael McQuay, Richard & Dorthy Sikora, Donald Cooper, Charles Spence
------------------------------------------------------------------------------------------------------------
  101   Dean G. McGregor, Richard G. Arrell
  102   John M Yelland, Stuart Calder, William Hughes
  103   Stacy Standridge, Joe J. Lancaster
  104   Roger Elmerick, Rodney Caughell
  105   McDougal Family Partnership, Ltd., McDougal Equipment Leasing
------------------------------------------------------------------------------------------------------------
  106   Brian Scott Hale
  107   Scott Flaming, Jeffery Schneider
  108   Steven R. Astrove
  109   James W. Soboleski, Benjamin L. Kadish
  110   Dennis H. Ohanian
------------------------------------------------------------------------------------------------------------
  111   Russell Ruff, Kimberly Ruff
  112   William F. Kingsmill, III
  113   Allen B. Guirguis
  114   Morris Piha, David Azose
  115   William Craig Strehlow, Marcia Estee Strehlow
------------------------------------------------------------------------------------------------------------
  116   J. Steve Harer, Julie Anna Harer
  117   Donnie Jarreau
  118   R. Jerry Hendrix Jr., Randy Best
  119   Luke V. McCarthy
  120   Rocky Liuzzi, Frank Liuzzi
------------------------------------------------------------------------------------------------------------
  121   Robert G. Cowger, Milton Gowen, Debra Scott, Jaimie Vatnsdal
  122   Stanley R. Bullington, William R. Collins, Jr.
  123   Frank (Scott) L. Crist III, Wasserman Family L.P., Crist Family Trust, David S. Howarth
  124   Harry Van Der Noord, Thomas Stantefort, James Tarvin
  125   Eric Gordon, James Leach
------------------------------------------------------------------------------------------------------------
  126   Robert C. Ladd
  127   Julio C. Jaramillo, Kathleen Casey Collins
  128   Robert C. Ladd
  129   Dean D. Varner, III
  130   John M Yelland, Stuart Calder, William Hughes
------------------------------------------------------------------------------------------------------------

FOOTNOTES FOR ANNEX A-1

      1. GECC - General Electric Capital Corporation, GACC - German American Capital Corporation, BofA - Bank of America, N.A.

      2. Annual Debt Service, Monthly Debt Service and DSCR for loans with partial interest-only periods are shown after the expiration of the interest-only period. Annual Debt Service, Monthly Debt Service and DSCR for loans which pay interest only for the entirety of their respective loan terms or do not have a fixed monthly principal and interest payment are calculated using the average monthly payment for the first 12 payment periods on such mortgage loans.

      3. "Hard" means each tenant transfers its rent directly to the Lockbox account; "Soft" means each tenant transfers its rent to the related borrower or property manager who then is required to transfer the funds into the Lockbox account; "Soft at Closing, Springing Hard" means that a Soft Lockbox exists at closing, but upon the occurrence of a trigger event, as defined in the related loan documents, each tenant will be required to transfer its rent directly to the Lockbox account; "Springing Hard" means that a Lockbox is not in use at closing, but upon occurrence of a trigger event, as defined in the related loan documents, each tenant will be required to transfer its rent directly to the Lockbox account.

      4. For purposes of calculating the Cut-Off Date LTV Ratio, LTV Ratio at Maturity/APD, Loan per Net Rentable Area SF/Units and DSCR, the loan amount used for the Lakeside Mall Mortgage Loan (Loan No. 1), the 63 Madison Avenue Mortgage Loan (Loan No. 5) and the Strategic Hotel Portfolio Mortgage Loan (Loan No. 20) are the aggregate balances of the mortgage loans included in the Trust, together with the other loans in the split loan structure that are PARI PASSU in right of payment with such mortgage loans. With respect to the two mortgage loans that have subordinate companion loans not included in the trust, the Cut-Off Date LTV Ratio and DSCR, if calculated including the subordinate companion loans, are as follows: Strategic Hotel Portfolio Mortgage Loan (Loan No. 20), 54.82% and 2.21x, respectively; Hope Square Professional Building Mortgage Loan (Loan No. 29), 84.64% and 1.12x, respectively.

      5. Except with respect to the Clay Shopping Center -- Syracuse Mortgage Loan (Loan No. 27), for purposes of calculating DSCR, the Annual Debt Service is calculated after netting out letters of credit and/or holdback amounts for the following mortgage loans:

            THE ATRIUM AT CONTINENTAL PARK (LOAN NO. 6): $10,505,000 performance letter of credit (LOC) held as additional security for the loan unless the borrower requests redetermination by December 31, 2006 and lender determines that certain requirements, including a 1.20x DSCR based on a 6.95% minimum constant, have been satisfied. Borrower has the right to request two redeterminations. If the borrower does not qualify or only partially qualifies for the release of the LOC, the lender has the option to hold the LOC or the remaining balance of the LOC for the term of the loan, or to apply the remaining balance of the LOC to the outstanding principal loan balance. For purposes of calculating DSCR used in this prospectus supplement, the Annual Debt Service is based on netting out $5,533,000 of the $10,505,000 LOC from the Original Balance of $58,000,000.

            CHARLOTTE APARTMENT PORTFOLIO (LOAN NO. 7): $3,150,000 performance letter of credit (LOC) held as additional security for the loan until certain requirements, including a 1.20x DSCR based on a 7.0% minimum constant, have been satisfied. If the borrower does not qualify or only partially qualifies for the release by December 31, 2006, the LOC or the remaining balance of the LOC is required to be applied to the outstanding principal loan balance, and any LOC proceeds for which the borrower does qualify to be released to the borrower, less any required fees. For purposes of calculating DSCR used in this prospectus supplement, the Annual Debt Service is based on netting out the $3,150,000 LOC from the Original Balance of $52,650,000.


                                     A-1-2

            VILLAGE OF LAURELWOOD (LOAN NO. 24): $2,000,000 performance letter of credit (LOC) held as additional security for the loan unless the borrower requests redetermination by December 1, 2009, and lender determines that certain requirements, including a 1.20x DSCR based on a 7.0% minimum constant, have been satisfied. Borrower has the right to request two redeterminations. If the borrower does not qualify or only partially qualifies for the release, the LOC or the remaining balance of the LOC is required to be applied to the outstanding principal loan balance, and any LOC proceeds for which the borrower does qualify to be released to the borrower, less any required fees. For purposes of calculating DSCR used in this prospectus supplement, the Annual Debt Service is based on netting out the $2,000,000 LOC from the Original Balance balance of $22,000,000.

            CLAY SHOPPING CENTER - SYRACUSE (LOAN NO. 27): $1,150,000 performance letter of credit held as additional security until Smokey Bones has taken occupancy, is open for business and has paid rent for 3 consecutive months. If the borrower does not qualify for the escrow release by March 4, 2005, the lender has the option to hold the LOC for the term or to apply the LOC to the outstanding principal loan balance.

            SOUTHFORK POINTE RETAIL CENTER (LOAN NO. 36): $3,844,450 cash escrow held as additional security for the loan unless the borrower requests redetermination by December 31, 2006, and lender determines that certain requirements, including a 1.20x DSCR based on a 7.25% minimum constant, have been satisfied. Borrower has the right to request two redeterminations. If the borrower does not qualify or only partially qualifies for the release, the escrow or the remaining balance of the escrow is required to be applied to the outstanding principal loan balance, and any proceeds for which the borrower qualifies shall be released to the borrower, less any required fees. For purposes of calculating DSCR used in this prospectus supplement, the Annual Debt Service is based on netting out the $3,844,450 cash escrow from the Original Balance of $16,000,000.

            PARADISE VALLEY SHOPPING CENTER (LOAN NO. 38): $654,350 cash escrow held as additional security for the loan until certain requirements, including a 1.20x DSCR based on a 7.07% minimum constant, have been satisfied. If the borrower does not qualify or only partially qualifies for the escrow release by October 20, 2005, the escrow or remaining escrow is required to be applied to the outstanding principal loan balance, and any proceeds for which the borrower qualifies shall be released to the borrower, less any required fees. For purposes of calculating DSCR used in this prospectus supplement, the Annual Debt Service is based on netting out the $654,350 escrow from the Original Balance of $15,789,000.

            ALDERWOOD TOWNE CENTER (LOAN NO. 41): $1,600,000 performance letter of credit (LOC) held as additional security for the loan until certain requirements, including a 1.20x DSCR based on a 7.18% minimum constant, have been satisfied. If the borrower does not qualify or only partially qualifies for the release of the LOC by April 1, 2006, the LOC or remaining balance of the LOC is required to be applied to the outstanding principal loan balance, and any proceeds for which the borrower qualifies shall be released to the borrower, less any required fees. For purposes of calculating DSCR used in this prospectus supplement, the Annual Debt Service is based on netting out $830,000 of the $1,600,000 LOC from the Original Balance of $15,225,000.

            GRAND RESERVE AT MADISON (LOAN NO. 45): $2,333,000 pursuant to two performance letters of credit (LOC's) held as additional security for the loan unless the borrower requests redetermination by January 1, 2007, and lender determines that certain requirements, including a 1.20x DSCR based on a 7.0% minimum constant, have been satisfied. Borrower has the right to request three redeterminations. If the borrower does not qualify or only partially qualifies for the release of the LOC's, the LOC's or the remaining balance of the LOC's is required to be applied to the outstanding principal loan balance, and any proceeds for which the borrower qualifies shall be released to the borrower, less any required fees. For purposes of calculating DSCR used in this prospectus supplement, the Annual Debt Service is based on netting out the $2,333,000 LOC from the Original Balance of $14,320,000.


                                     A-1-3

            OSGOOD TOWNSITE APARTMENTS (LOAN NO. 55): $2,841,000 performance letter of credit (LOC) held as additional security for the loan until certain requirements, including a 1.20x DSCR based on a 7.0% minimum constant, have been satisfied. If the borrower does not qualify or partially qualifies for the release by January 1, 2007, the LOC or the remaining balance of the LOC is required to be applied to the outstanding principal loan balance. For purposes of calculating DSCR used in this prospectus supplement, the Annual Debt Service is based on netting out the $2,841,000 LOC from the Original Balance of $11,200,000.

            SYCAMORE PLAZA (LOAN NO. 67): $400,000 performance letter of credit
            (LOC) held as additional security for the loan until certain requirements, including a 1.20x DSCR based on a 7.25% minimum constant, have been satisfied. If the borrower does not qualify or only partially qualifies for the release of the LOC by March 31, 2006, the LOC or remaining balance of the LOC is required to be applied to the outstanding principal loan balance. For purposes of calculating DSCR used in this prospectus supplement, the Annual Debt Service is based on netting out the $400,000 LOC from the Original Balance of $8,100,000.

            WESTVIEW SHOPPING CENTER (LOAN NO. 76): $920,000 performance letter of credit (LOC) held as additional security for the loan until certain requirements, including a 1.20x DSCR based on a 7.0% minimum constant, have been satisfied. If the borrower does not qualify or only partially qualifies for the release of the LOC by December 1, 2005, the LOC or the remaining balance of the LOC is required to be applied to the outstanding principal loan balance. For purposes of calculating DSCR used in this prospectus supplement, the Annual Debt Service is based on netting out the $920,000 LOC from the Original Balance of $7,000,000.

            STORAGE POST - SUFFERN (LOAN NO. 85): $543,000 cash escrow held as additional security for the loan until certain requirements, including a 1.25x DSCR based on a 7.5% minimum constant, have been satisfied. If the borrower does not qualify or only partially qualifies for the escrow release by December 1, 2006, the escrow or the remaining balance of the escrow is required to be applied to the outstanding principal loan balance, and any proceeds for which the borrower does qualify shall be released to the borrower, less any required fees. For purposes of calculating DSCR used in this prospectus supplement, the Annual Debt Service is based on netting out the $543,000 escrow from the Original Balance of $6,000,000.

            SHILOH CROSSING SHOPPING CENTER (LOAN NO. 103): $190,000 cash escrow held as additional security for the loan until certain requirements, including a 1.20x DSCR based on a 7.21% minimum constant, have been satisfied. If the borrower does not qualify or only partially qualifies for the escrow release by July 31, 2005, the escrow or the remaining balance of the escrow is required to be applied to the outstanding principal loan balance, and any proceeds for which the borrower does qualify shall be released to the borrower, less any required fees. For purposes of calculating DSCR used in this prospectus supplement, the Annual Debt Service is based on netting out the $190,000 escrow from the Original Balance of $3,930,000.

            All of the Mortgage Loans listed in Footnote 5 require that if these holdback escrows or LOC's are used to prepay the related loan, the Master Servicer will reduce the Monthly Debt Service payments to account for the new lower outstanding balance.

      6. With respect to the following mortgage loan, for purposes of calculating DSCR, the Annual Debt Service is calculated after netting out the $400,000 holdback amount and Cut-off Date LTV Ratio and LTV Ratio at Maturity/APD are calculated by netting out the holdback amount from the applicable loan balance.

            ABBOTT'S SQUARE (LOAN NO. 35): $400,000 cash reserve is being held as additional security for the loan. Upon satisfaction of a minimum rent for the parking garage of $700,000, a minimum occupancy at the property of 85% and a minimum DSCR, based on a $17,200,000 loan balance, the Borrower will qualify for a release of $200,000 of the cash reserve. The remaining $200,000 of the cash reserve may be released to the borrower (after release of the


                                     A-1-4
            first $200,000) upon the satisfaction of a minimum DSCR of 1.25x and a maximum LTV of 80%, based on a $17,400,000 loan balance. If the borrower fails to satisfy these conditions by December 14, 2006, the remaining cash escrow may be applied to reduce the loan balance, held as additional collateral for the loan or used to cause the release conditions to be satisfied.

      7. With respect to the mortgage loans that are cross collateralized and cross-defaulted, DSCR, Cut-Off Date LTV Ratio and LTV Ratio at Maturity/APD were calculated in the aggregate.

      8. For those mortgage loans indicating an Appraisal As-of Date beyond the Cut-off Date, the Appraisal Value and the corresponding Appraisal As-of Date are based on stabilization.

      9. Net Rentable Area SF/Units includes square footage for ground lease tenants.

      10. With respect to the Skytop Pavilion Mortgage Loan (Loan No. 49) and the AAA Quality Self Storage Mortgage Loan (Loan No. 71), the related loan document gives the borrower under certain circumstances the option of choosing either yield maintenance or defeasance.

      11. For purposes of the information presented in Annex A-1, a Mortgaged Property are in some cases considered "occupied" by a tenant if such tenant has executed a lease to occupy such Mortgaged Property even though the applicable tenant has not taken physical occupancy.


                                     A-1-5

GE COMMERCIAL MORTGAGE CORPORATION, SERIES 2005-C1

ANNEX A-2 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

          DETAILED                                          % OF                          % OF APPLICABLE
          PROPERTY                                      INITIAL POOL       LOAN GROUP        LOAN GROUP        # OF
   ID     NAME                                             BALANCE        (ONE OR TWO)        BALANCE       PROPERTIES
------------------------------------------------------------------------------------------------------------------------
    7     Charlotte Apartment Portfolio                     3.08%              2              35.97%             3
   7.1    WATERFORD LAKES APARTMENTS                        1.64%                             19.16%             1
   7.2    WOODWAY POINT APARTMENTS                          1.05%                             12.27%             1
   7.3    RESERVE AT WATERFORD LAKES                        0.39%                              4.54%             1
    8     Savannah Apartments                               2.77%              1               3.03%             1
   21     Folly Hill Apartments                             1.40%              1               1.54%             1
------------------------------------------------------------------------------------------------------------------------
   24     Village of Laurelwood                             1.29%              2              15.03%             1
   34     The Preserves at San Luis Apartments              1.04%              2              12.16%             1
   42     Links at Springdale                               0.88%              1               0.96%             1
   43     Heritage on the River                             0.87%              1               0.96%             1
   45     Grand Reserve at Madison                          0.84%              1               0.92%             1
------------------------------------------------------------------------------------------------------------------------
   50     Laguna Creek Apartments                           0.76%              1               0.83%             1
   52     Arbor Green Apartments                            0.73%              1               0.80%             1
   53     Gates of West Bay                                 0.70%              2               8.18%             1
   55     Osgood Townsite Apartments                        0.66%              1               0.72%             1
   61     Glenbrooke Apartments                             0.54%              1               0.59%             1
------------------------------------------------------------------------------------------------------------------------
   63     Summer Chase Apartments                           0.52%              2               6.10%             1
   69     Lakeshore - Bay West Club MHC                     0.47%              1               0.51%             1
   73     Village at Harrison Creek Apartments              0.43%              2               4.97%             1
   78     Cambridge Square Apartments                       0.40%              2               4.65%             1
   95     Stonegate                                         0.26%              1               0.29%             1
------------------------------------------------------------------------------------------------------------------------
   100    Collingwood Garden Apartments                     0.25%              2               2.93%             1
   101    Village at Southern Crossing                      0.25%              1               0.27%             1
   104    El Dorado Apartments                              0.23%              1               0.25%             1
   105    Hunter's Way Apartments                           0.22%              2               2.61%             1
   108    Stonebridge Apartments                            0.20%              2               2.32%             1
------------------------------------------------------------------------------------------------------------------------
   109    Westar MHC                                        0.20%              1               0.22%             1
   111    Sunnyside Acres MHC                               0.19%              1               0.20%             1
   115    West Willow Wood Apartments                       0.18%              2               2.05%             1
   116    Silverdale Estates MHC                            0.18%              1               0.19%             1
   121    Northwest Apartments                              0.16%              2               1.88%             1
   124    Pinewood MHC                                      0.14%              1               0.15%             1
   127    Evergreen Birchcrest Estates MHC                  0.12%              1               0.13%             1
   129    Mulberry Place Apartments                         0.10%              2               1.16%             1

            MORTGAGE       CUT-OFF              GENERAL                 DETAILED
              LOAN           DATE              PROPERTY                 PROPERTY
   ID      SELLER (1)      BALANCE               TYPE                     TYPE            ADDRESS
-------------------------------------------------------------------------------------------------------------------------------
    7         GECC        52,650,000          Multifamily             Conventional        Various
   7.1        GECC        28,049,000          MULTIFAMILY             CONVENTIONAL        8000 WATERFORD LAKES DRIVE
   7.2        GECC        17,962,000          MULTIFAMILY             CONVENTIONAL        2100 WOODWAY HILLS DRIVE
   7.3        GECC         6,639,000          MULTIFAMILY             CONVENTIONAL        8725 KODY MARIE COURT
    8         GECC        47,250,000          Multifamily             Conventional        875 East Silverado Ranch Boulevard
   21         GACC        23,975,913          Multifamily             Conventional        One Apple Road
-------------------------------------------------------------------------------------------------------------------------------
   24         GECC        22,000,000          Multifamily             Conventional        325 Collingwood Court
   34         GECC        17,800,000          Multifamily            Student Housing      1560 San Luis Road
   42         GECC        14,967,600          Multifamily             Conventional        4097 Links Drive
   43         GECC        14,921,307          Multifamily             Conventional        4375 Confederate Point Road
   45         GECC        14,320,000          Multifamily             Conventional        244 Kyser Boulevard
-------------------------------------------------------------------------------------------------------------------------------
   50         BofA        13,000,000          Multifamily             Conventional        8840 Bruceville Road
   52         BofA        12,480,000          Multifamily             Conventional        3836 Arbor Green Lane
   53         GECC        11,971,532          Multifamily             Conventional        272 West Bay Avenue
   55         GECC        11,200,000          Multifamily             Conventional        4901-5051 44th Avenue South
   61         BofA         9,200,000          Multifamily             Conventional        701 43rd Avenue SE
-------------------------------------------------------------------------------------------------------------------------------
   63         GACC         8,925,000          Multifamily             Conventional        3952 Horseshoe Road North
   69         GECC         8,000,000     Manufactured Housing     Manufactured Housing    9315 Memorial Highway
   73         BofA         7,273,079          Multifamily             Conventional        3855 Jackson Avenue
   78         GECC         6,800,000          Multifamily             Conventional        4727 200th Street Southwest
   95         GECC         4,475,000          Multifamily             Conventional        416 Woodstone Road
-------------------------------------------------------------------------------------------------------------------------------
   100        GECC         4,286,182          Multifamily             Conventional        838 Greens Road
   101        GECC         4,245,092          Multifamily             Conventional        19699 Mountaineer Way
   104        GECC         3,852,496          Multifamily            Student Housing      555 Westmont Avenue
   105        GECC         3,825,910          Multifamily            Student Housing      5550 56th Street
   108        GACC         3,400,000          Multifamily             Conventional        157-159 Pinney Street
-------------------------------------------------------------------------------------------------------------------------------
   109        GECC         3,400,000     Manufactured Housing     Manufactured Housing    911 Hale Road
   111        GECC         3,162,000     Manufactured Housing     Manufactured Housing    905 West Sunnyside Road
   115        GECC         2,996,923          Multifamily             Conventional        4161 18th Avenue South
   116        GECC         2,988,292     Manufactured Housing     Manufactured Housing    160 Saturn Lane Northeast
   121        GECC         2,745,908          Multifamily             Conventional        3553 & 3577 13th Avenue North
   124        GECC         2,368,069     Manufactured Housing     Manufactured Housing    2607 East Rome Road
   127        GECC         2,042,985     Manufactured Housing     Manufactured Housing    2330 East Main Street
   129        GECC         1,700,000          Multifamily             Conventional        1661-1687 Mulberry Street

                                                                               NET      LOAN PER NET
                                                                            RENTABLE   RENTABLE AREA   OCCUPANCY
   ID     CITY                     COUNTY                STATE   ZIP CODE  UNITS/PADS    UNITS/PADS      RATE
------------------------------------------------------------------------------------------------------------------
    7     Various                  Mecklenburg           NC       Various     1,226      42,944.54      91.19%
   7.1    CHARLOTTE                MECKLENBURG           NC        28210        694      40,416.43      87.90%
   7.2    MATTHEWS                 MECKLENBURG           NC        28105        392      45,821.43      95.92%
   7.3    CHARLOTTE                MECKLENBURG           NC        28210        140      47,421.43      94.29%
    8     Las Vegas                Clark                 NV        89123        472     100,105.93      96.61%
   21     Beverly                  Essex                 MA        01915        252      95,142.51      90.48%
------------------------------------------------------------------------------------------------------------------
   24     Cranberry Township       Butler                PA        16066        444      49,549.55      88.06%
   34     Tallahassee              Leon                  FL        32304        190      93,684.21      95.79%
   42     Springdale               Washington            AR        72762        492      30,421.95      97.36%
   43     Jacksonville             Duval                 FL        32210        301      49,572.45      97.01%
   45     Madison                  Madison               AL        35758        232      61,724.14      81.03%
------------------------------------------------------------------------------------------------------------------
   50     Elk Grove                Sacramento            CA        96758        160      81,250.00      92.44%
   52     Indianapolis             Marion                IN        46220        208      60,000.00      94.23%
   53     Norfolk                  Norfolk City          VA        23503        202      59,265.01     100.00%
   55     Fargo                    Cass                  ND        58104        162      69,135.80      88.27%
   61     Puyallup                 Pierce                WA        98374        225      40,888.89      88.44%
------------------------------------------------------------------------------------------------------------------
   63     Little River             Horry                 SC        29566        168      53,125.00      91.07%
   69     Tampa                    Hillsborough          FL        33615        378      21,164.02      75.66%
   73     Memphis                  Shelby                TN        38128        381      19,089.45      87.14%
   78     Lynnwood                 Snohmish              WA        98036        168      40,476.19      86.31%
   95     Clinton                  Hinds                 MS        39056         92      48,641.30      93.48%
------------------------------------------------------------------------------------------------------------------
   100    Houston                  Harris                TX        77060        197      21,757.27      91.88%
   101    Bend                     Deschutes             OR        97702         64      66,329.56      96.88%
   104    San Luis Obispo          San Luis Obispo       CA        93405         49      78,622.38     100.00%
   105    Lubbock                  Lubbock               TX        79414        114      33,560.62      95.61%
   108    Ellington                Tolland               CT        06029         80      42,500.00      97.50%
------------------------------------------------------------------------------------------------------------------
   109    Shelbyville              Shelby                IN        46176        197      17,258.88      96.45%
   111    Idaho Falls              Bonneville            ID        83402        222      14,243.24      95.95%
   115    Fargo                    Cass                  ND        58103         61      49,129.89      96.72%
   116    Bremerton                Kitsap                WA        98311        225      13,281.30      99.11%
   121    Grand Forks              Grand Forks           ND        58203         48      57,206.42     100.00%
   124    Chillicothe              Peoria                IL        61523        206      11,495.48      93.20%
   127    Niles                    Berrien               MI        49120        101      20,227.58      96.04%
   129    Charleston               Charleston            SC        29407         40      42,500.00      97.50%

                                                                                        STUDIOS (2)
                                                                        ----------------------------------------
          OCCUPANCY      ELEVATOR(S)              UTILITIES                   #        AVG RENT PER     MAX
   ID     AS-OF DATE       (YES/NO)            PAID BY TENANT               UNITS        MO. ($)      RENT ($)
----------------------------------------------------------------------------------------------------------------
    7     11/1/2004           No                   Various
   7.1    11/1/2004           NO                  ELECTRIC
   7.2    11/1/2004           NO                ELECTRIC, GAS
   7.3    11/1/2004           NO           ELECTRIC, WATER, SEWER
    8    11/29/2004           No                    None
   21    11/30/2004           No                  Electric
----------------------------------------------------------------------------------------------------------------
   24     9/21/2004           No         Electric, Gas, Water, Sewer
   34     11/2/2004           No           Electric, Water, Sewer
   42     10/1/2004           No         Electric, Gas, Water, Sewer
   43     7/27/2004           No           Electric, Water, Sewer
   45    12/14/2004           No                  Electric
----------------------------------------------------------------------------------------------------------------
   50    11/30/2004           No           Electric, Sewer, Water
   52     10/1/2004           No                Electric, Gas
   53     8/28/2004           No            Electric, Gas, Sewer              13           649          649
   55    10/19/2004           No                  Electric
   61     11/1/2004           No                Electric, Gas
----------------------------------------------------------------------------------------------------------------
   63    11/18/2004           No           Electric, Water, Sewer
   69      9/1/2004                      Electric, Gas, Water, Sewer         378           310
   73    11/30/2004           No                Electric, Gas
   78     8/23/2004           No           Electric, Water, Sewer
   95     11/4/2004           No                  Electric
----------------------------------------------------------------------------------------------------------------
   100    8/25/2004           No               Electric, Water
   101   11/17/2004           No            Electric, Gas, Water
   104    9/22/2004           No                Electric, Gas
   105    10/1/2004           No           Electric, Water, Sewer
   108   12/28/2004           No               Electric, Water
----------------------------------------------------------------------------------------------------------------
   109   11/15/2004                        Electric, Water, Sewer            121           225
   111    8/31/2004                        Electric, Water, Sewer            222           169
   115   11/13/2004           No               Electric, Water                 1           475          475
   116    6/15/2004                      Electric, Gas, Water, Sewer         225           353
   121    8/20/2004           No                  Electric
   124    10/1/2004                         Electric, Gas, Water             158           270
   127     7/1/2004                             Electric, Gas                101           250
   129   12/14/2004           No               Electric, Water


                       1 BEDROOM (2)                                 2 BEDROOM
            ---------------------------------------     ---------------------------------------
                 #      AVG RENT PER        MAX              #      AVG RENT PER      MAX
   ID          UNITS       MO. ($)        RENT ($)         UNITS       MO. ($)      RENT ($)
-----------------------------------------------------------------------------------------------
    7           596                                          562
   7.1          328           693         805                330          835          850
   7.2          184           705         790                176          829          850
   7.3           84           756         780                 56          957          985
    8           120           805         805                224        1,072        1,080
   21           156         1,206       1,395                 96        1,370        1,370
-----------------------------------------------------------------------------------------------
   24           110           599         599                280          810          810
   34
   42           164           502         525                328          624          700
   43           120           590         590                129          747          845
   45            48           657         657                104          802          857
-----------------------------------------------------------------------------------------------
   50            52         1,034       1,120                108        1,205        1,205
   52           104           592         680                 88          771          776
   53            56           709         709                113          831          859
   55            42           569         580                 84          684          700
   61            54           612         612                136          686          734
-----------------------------------------------------------------------------------------------
   63            60           638         650                108          693          735
   69
   73           139           395         395                242          475          475
   78            55           623         623                101          856          888
   95            20           589         589                 72          685          685
-----------------------------------------------------------------------------------------------
   100          114           445         460                 80          609          635
   101            8           695         695                 50          811          895
   104           28           795         795                 16        1,050        1,050
   105           56           507         595                 48          643          808
   108           80           610         610
-----------------------------------------------------------------------------------------------
   109           76           255
   111
   115            6           575         575                 54          709          735
   116
   121
   124           48           280
   127
   129                                                        20          600          600

                         3 BEDROOM                                     4 BEDROOM
           ------------------------------------------      --------------------------------------
                #       AVG RENT PER          MAX              #      AVG RENT PER     MAX
   ID         UNITS        MO. ($)          RENT ($)         UNITS      MO. ($)      RENT ($)
-------------------------------------------------------------------------------------------------
    7          68
   7.1         36           1,015         1,015
   7.2         32             990           990
   7.3
    8         128           1,260         1,260
   21
-------------------------------------------------------------------------------------------------
   24          54             960           960
   34         190           1,230         1,230
   42
   43          52             852           880
   45          80             917           917
-------------------------------------------------------------------------------------------------
   50
   52          16             924           924
   53          20             899           899
   55          36             818           830
   61          35             845           855
-------------------------------------------------------------------------------------------------
   63
   69
   73
   78          12             995           995
   95
-------------------------------------------------------------------------------------------------
   100          3             735           735
   101          6             925           925
   104          5           1,600         1,600
   105         10             919         1,263
   108
-------------------------------------------------------------------------------------------------
   109
   111
   115
   116
   121         48             852           875
   124
   127
   129         20             700           700

FOOTNOTES FOR ANNEX A-2

      1 GECC - General Electric Capital Corporation, GACC - German American Capital Corporation, BofA - Bank of America, N.A.

      2 For Manufactured Housing mortgage loans, unit of measure is single wide and double wide.


                                     A-2-2

ANNEX A-3

                  CERTAIN ADDITIONAL MORTGAGE LOAN INFORMATION

               TYPE OF MORTGAGED PROPERTIES(1)--ALL MORTGAGE LOANS



                                                                                        CUT-OFF DATE
                        NUMBER OF                        % OF INITIAL     NUMBER OF     BALANCE PER #
                        MORTGAGED     AGGREGATE CUT-         POOL         UNITS OR       OF UNITS OR
   PROPERTY TYPE       PROPERTIES    OFF DATE BALANCE       BALANCE        NRA(3)           NRA(3)
------------------     ----------    ----------------    ------------     ---------     ------------
Retail(2) ...........       41        $  579,872,648         33.97%      3,988,646        $   198.01
Office ..............       24           525,283,470         30.77       4,127,415        $   180.44
Multifamily .........       33           342,223,289         20.05           7,357        $80,488.30
  Multifamily .......       27           320,261,942         18.76           6,028        $63,127.58
  Manufactured
    Housing .........        6            21,961,346          1.29           1,329        $17,360.71
Self Storage ........       32           141,624,464          8.30       2,304,267        $    70.42
Hotel ...............        7            75,862,858          4.44           3,249        $66.576.41
Industrial ..........        3            36,025,139          2.11         523,707        $    79.32
Mixed Use ...........        1             6,200,000          0.36          91,199        $    67.98
                           ---        --------------        ------
TOTAL/WEIGHTED
    AVERAGE .........      141        $1,707,091,869        100.00%
                           ===        ==============        ======

                                                     WEIGHTED AVERAGES
                       -------------------------------------------------------------------------------

                                     STATED
                       MORTGAGE     REMAINING                              CUT-OFF DATE   LTV RATIO AT
   PROPERTY TYPE         RATE      TERM (MOS.)   OCCUPANCY(10)   DSCR(4)   LTV RATIO(5)   MATURITY(5)
------------------     --------    -----------   -------------   -------   ------------   ------------
Retail(2) ...........   5.191%         97           95.49%        1.53x       70.65%        61.86%
Office ..............   5.261%        100           93.94%        1.57x       72.14%        67.46%
Multifamily .........   5.094%         97           92.49%        1.33x       74.50%        66.45%
  Multifamily .......   5.070%         96           92.75%        1.31x       74.81%        66.91%
  Manufactured
    Housing .........   5.450%        113           88.78%        1.56x       69.86%        59.74%
Self Storage ........   5.579%        101           87.16%        1.55x       69.48%        60.37%
Hotel ...............   5.651%         95           68.97%        1.99x       55.34%        46.33%
Industrial ..........   5.356%        107           94.51%        1.41x       73.45%        59.87%
Mixed Use ...........   5.460%        119          100.00%        1.30x       77.99%        67.51%
                        ------        ---                         ----        -----         -----
TOTAL/WEIGHTED
    AVERAGE .........   5.250%         98                         1.52x       71.19%        63.67%


                                     A-3-1

                  TYPE OF MORTGAGED PROPERTIES(1)--LOAN GROUP 1



                                                                                       CUT-OFF DATE
                       NUMBER OF                        % OF INITIAL     NUMBER OF     BALANCE PER #
                       MORTGAGED     AGGREGATE CUT-         POOL         UNITS OR       OF UNITS OR
   PROPERTY TYPE      PROPERTIES    OFF DATE BALANCE       BALANCE        NRA(3)           NRA(3)
------------------    ----------    ----------------    ------------     ---------     ------------
Retail(6) ..........       41        $  579,872,648         37.15%      3,988,646        $   198.01
Office .............       24           525,283,470         33.66       4,127,415        $   180.44
Multifamily ........       18           195,848,754         12.55           4,038        $91,246.10
  Multifamily ......       12           173,887,408         11.14           2,709        $73,885.39
  Manufactured
    Housing ........        6            21,961,346          1.41           1,329        $17,360.71
Self Storage .......       32           141,624,464          9.07       2,304,267        $    70.42
Hotel ..............        7            75,862,858          4.86           3,249        $66,576.41
Industrial .........        3            36,025,139          2.31         523,707        $    79.32
Mixed Use ..........        1             6,200,000          0.40          91,199        $    67.98
                          ---        --------------        ------
TOTAL/WEIGHTED
    AVERAGE ........      126        $1,560,717,334        100.00%
                          ===        ==============        ======

                                                      WEIGHTED AVERAGES
                      --------------------------------------------------------------------------------

                                    STATED
                      MORTGAGE     REMAINING                              CUT-OFF DATE    LTV RATIO AT
   PROPERTY TYPE        RATE      TERM (MOS.)   OCCUPANCY(10)   DSCR(7)    LTV RATIO(8)    MATURITY(8)
------------------    --------    -----------   -------------   -------   -------------   ------------
Retail(6) ..........   5.191%         97           95.49%        1.53x       70.65%         61.86%
Office .............   5.261%        100           93.94%        1.57x       72.14%         67.46%
Multifamily ........   5.173%        101           92.64%        1.35x       72.78%         63.96%
  Multifamily ......   5.138%        100           93.13%        1.32x       73.15%         64.49%
  Manufactured
    Housing ........   5.450%        113           88.78%        1.56x       69.86%         59.74%
Self Storage .......   5.579%        101           87.16%        1.55x       69.48%         60.37%
Hotel ..............   5.651%         95           68.97%        1.99x       55.34%         46.33%
Industrial .........   5.356%        107           94.51%        1.41x       73.45%         59.87%
Mixed Use ..........   5.460%        119          100.00%        1.30x       77.99%         67.51%
                       ------        ---                         ----        -----          -----
TOTAL/WEIGHTED
    AVERAGE ........   5.275%         99                         1.54x       70.66%         63.09%


                                     A-3-2

                  TYPE OF MORTGAGED PROPERTIES(1)--LOAN GROUP 2



                        NUMBER OF                          % OF INITIAL                   CUT-OFF DATE
                        MORTGAGED      AGGREGATE CUT-          POOL         NUMBER OF     BALANCE PER #
   PROPERTY TYPE       PROPERTIES     OFF DATE BALANCE        BALANCE         UNITS         OF UNITS
------------------     ----------     ----------------     ------------     ---------     ------------
Multifamily .........       15         $  146,374,535          100.00%        3,319         $50,347.71
TOTAL/WEIGHTED
    AVERAGE .........       15         $  146,374,535          100.00%        3,319         $50,347.71
                           ===         ==============          ======

                                                     WEIGHTED AVERAGES
                       ----------------------------------------------------------------------------
                                   STATED
                       MORTGAGE   REMAINING                              CUT-OFF DATE  LTV RATIO AT
   PROPERTY TYPE         RATE    TERM (MOS.)   OCCUPANCY(10)   DSCR(9)    LTV RATIO      MATURITY
------------------     --------  -----------   -------------   -------   ------------- ------------
Multifamily .........   4.988%       91           92.29%        1.31x       76.79%       69.79%
TOTAL/WEIGHTED
    AVERAGE .........   4.988%       91           92.29%        1.31x       76.79%       69.79%


                                     A-3-3

       RANGE OF MORTGAGE RATES AS OF THE CUT-OFF DATE--ALL MORTGAGE LOANS

                                                                                WEIGHTED AVERAGES
                                                                ------------------------------------------------------
                                                     % OF
                        NUMBER      AGGREGATE       INITIAL                 STATED              CUT-OFF
RANGE OF                  OF         CUT-OFF         POOL       MORTGAGE   REMAINING            DATE LTV  LTV RATIO AT
MORTGAGE RATES           LOANS    DATE BALANCE      BALANCE       RATE    TERM (MOS.)  DSCR(4)  RATIO(5)   MATURITY(5)
----------------------  ------    ------------      -------     --------  -----------  -------  --------  ------------
4.280% - 4.999% ......    16     $  417,503,858      24.46%      4.551%        70      1.78x     68.82%     64.99%
5.000% - 5.249% ......    23        327,787,332      19.20       5.145%        96      1.52x     71.05%     63.79%
5.250% - 5.449% ......    30        362,734,481      21.25       5.340%       110      1.44x     73.07%     65.21%
5.450% - 5.749% ......    40        417,450,437      24.45       5.578%       108      1.40x     73.98%     64.49%
5.750% - 5.999% ......    17        105,116,252       6.16       5.854%       122      1.35x     71.58%     60.07%
6.000% - 6.880% ......     4         76,499,508       4.48       6.476%       124      1.43x     60.04%     49.06%
                         ---     --------------     ------
TOTAL/WEIGHTED
  AVERAGE ............   130     $1,707,091,869     100.00%      5.250%        98      1.52x     71.19%     63.67%
                         ===     ==============     ======

          RANGE OF MORTGAGE RATES AS OF THE CUT-OFF DATE--LOAN GROUP 1

                                                                                 WEIGHTED AVERAGES
                                                                ------------------------------------------------------
                                                     % OF
                        NUMBER      AGGREGATE       INITIAL                 STATED              CUT-OFF
RANGE OF                  OF         CUT-OFF         POOL       MORTGAGE   REMAINING            DATE LTV  LTV RATIO AT
MORTGAGE RATES          LOANS     DATE BALANCE      BALANCE       RATE    TERM (MOS.)  DSCR(7)  RATIO(8)   MATURITY(8)
----------------------  ------    ------------      -------     --------  -----------  -------  --------  ------------
4.280% - 4.999% ......    12     $  342,256,416      21.93%      4.534%        71      1.87x     66.91%     63.06%
5.000% - 5.249% ......    20        317,758,318      20.36       5.144%        95      1.52x     70.89%     63.87%
5.250% - 5.449% ......    26        330,909,481      21.20       5.340%       109      1.46x     72.80%     65.36%
5.450% - 5.749% ......    38        388,177,358      24.87       5.587%       107      1.42x     73.79%     64.14%
5.750% - 5.999% ......    17        105,116,252       6.74       5.854%       122      1.35x     71.58%     60.07%
6.000% - 6.880% ......     4         76,499,508       4.90       6.476%       124      1.43x     60.04%     49.06%
                         ---     --------------     ------
TOTAL/WEIGHTED
  AVERAGE ............   117     $1,560,717,334     100.00%      5.275%        99      1.54x     70.66%     63.09%
                         ===     ==============     ======

          RANGE OF MORTGAGE RATES AS OF THE CUT-OFF DATE--LOAN GROUP 2

                                                                                WEIGHTED AVERAGES
                                                                ------------------------------------------------------
                        NUMBER                      % OF
RANGE OF                  OF         CUT-OFF        POOL        MORTGAGE   REMAINING            DATE LTV  LTV RATIO AT
MORTGAGE RATES           LOANS    DATE BALANCE     BALANCE        RATE    TERM (MOS.)  DSCR(9)    RATIO     MATURITY
----------------------  ------    ------------      -------     --------  -----------  -------  --------  ------------
4.530% - 4.999% ......     4     $   75,247,442      51.41%      4.631%        64      1.34x     77.46%     73.78%
5.000% - 5.249% ......     3         10,029,014       6.85       5.174%       118      1.36x     75.82%     61.24%
5.250% - 5.449% ......     4         31,825,000      21.74       5.340%       119      1.27x     75.87%     63.71%
5.450% - 5.462% ......     2         29,273,079      20.00       5.460%       119      1.26x     76.40%     69.05%
                         ---     --------------     ------
TOTAL/WEIGHTED
  AVERAGE ............    13     $  146,374,535     100.00%      4.988%        91      1.31x     76.79%     69.79%
                         ===     ==============     ======


                                     A-3-4

      MORTGAGED PROPERTIES BY STATE AND/OR LOCATION(1)--ALL MORTGAGE LOANS

                                                                                              WEIGHTED AVERAGES
                                                                       -------------------------------------------------------------
                          NUMBER      AGGREGATE           % OF
                            OF         CUT-OFF           INITIAL                  STATED                     CUT-OFF
                         MORTGAGED      DATE              POOL         MORTGAGE  REMAINING                   DATE LTV   LTV RATIO AT
STATE/LOCATION          PROPERTIES     BALANCE           BALANCE         RATE    TERM (MOS.)      DSCR(4)    RATIO(5)    MATURITY(5)
----------------------  ----------    ---------          -------       --------  -----------      -------    --------   ------------
California ...........       28    $  304,142,863         17.82%         5.425%      113           1.46x        71.57%      62.99%
Illinois .............        8       151,611,760          8.88          5.526%      119           1.68x        64.57%      59.49%
New York .............       12       147,696,343          8.65          5.304%       92           1.43x        73.04%      66.34%
Virginia .............        5       101,408,339          5.94          4.810%       85           1.90x        70.32%      67.64%
Michigan .............        2        99,298,508          5.82          4.293%       58           1.92x        64.07%      58.58%
Florida ..............       10        97,738,474          5.73          5.137%       97           1.54x        72.36%      63.31%
Washington ...........        9        96,929,529          5.68          5.400%      105           1.43x        71.80%      61.70%
Texas ................       13        79,957,984          4.68          5.406%       97           1.34x        75.10%      67.79%
North Carolina .......        4        68,628,442          4.02          4.884%       73           1.26x        79.57%      73.41%
Nevada ...............        3        66,047,536          3.87          5.120%      104           1.38x        78.58%      70.76%
Hawaii ...............        1        62,843,823          3.68          4.332%       59           1.78x        64.13%      58.56%
Connecticut ..........        3        53,942,460          3.16          5.679%      119           1.28x        77.92%      65.71%
Arizona ..............        4        40,143,928          2.35          5.699%       93           1.58x        67.58%      61.34%
Pennsylvania .........        2        39,383,450          2.31          5.460%      119           1.28x        77.12%      68.17%
Louisiana ............        7        39,017,833          2.29          5.416%       96           1.80x        67.99%      58.16%
Georgia ..............        1        28,738,644          1.68          6.880%      103           1.48x        49.72%      40.80%
Utah .................        2        27,188,706          1.59          5.259%      100           1.38x        72.83%      61.10%
Massachusetts ........        1        23,975,913          1.40          5.240%       59           1.20x        69.09%      64.01%
Maryland .............        2        22,448,986          1.32          5.531%      119           1.52x        71.26%      59.69%
Missouri .............        5        22,371,499          1.31          5.461%       80           1.55x        75.59%      70.76%
North Dakota .........        3        16,942,831          0.99          5.309%      118           1.30x        79.38%      67.20%
Tennessee ............        3        16,614,326          0.97          5.497%      119           1.30x        79.42%      66.38%
Indiana ..............        2        15,880,000          0.93          5.295%       72           1.21x        80.00%      75.21%
Arkansas .............        1        14,967,600          0.88          4.940%      118           1.89x        55.44%      45.58%
Alabama ..............        1        14,320,000          0.84          5.250%      119           1.22x        80.00%      69.65%
Colorado .............        2        14,000,000          0.82          5.225%       89           1.35x        71.42%      65.99%
Ohio .................        1        13,345,000          0.78          4.940%      118           1.84x        67.95%      67.95%
South Carolina .......        2        10,625,000          0.62          5.335%      120           1.25x        79.94%      66.42%
Kentucky .............        1         5,000,000          0.29          5.850%      120           1.32x        79.05%      66.72%
Mississippi ..........        1         4,475,000          0.26          5.290%      119           1.24x        79.91%      69.09%
Oregon ...............        1         4,245,092          0.25          4.640%       59           1.37x        78.25%      71.84%
Idaho ................        1         3,162,000          0.19          5.400%      120           1.38x        79.85%      63.82%
                            ---    --------------        ------
TOTAL/WEIGHTED
  AVERAGE ............      141    $1,707,091,869        100.00%         5.250%       98           1.52         71.19%      63.67%
                            ===    ==============        ======


                                     A-3-5

         MORTGAGED PROPERTIES BY STATE AND/OR LOCATION(1)--LOAN GROUP 1

                                                                                              WEIGHTED AVERAGES
                                                                       -------------------------------------------------------------
                          NUMBER      AGGREGATE           % OF
                            OF         CUT-OFF           INITIAL                  STATED                     CUT-OFF
                         MORTGAGED      DATE              POOL         MORTGAGE  REMAINING                   DATE LTV   LTV RATIO AT
STATE/LOCATION          PROPERTIES     BALANCE           BALANCE         RATE    TERM (MOS.)      DSCR(7)    RATIO(8)    MATURITY(8)
----------------------  ----------    ---------          -------       --------  -----------      -------    --------   ------------
California ...........       28    $  304,142,863         19.49%         5.425%      113           1.46x        71.57%      62.99%
Illinois .............        8       151,611,760          9.71          5.526%      119           1.68x        64.57%      59.49%
New York .............       12       147,696,343          9.46          5.304%       92           1.43x        73.04%      66.34%
Michigan .............        2        99,298,508          6.36          4.293%       58           1.92x        64.07%      58.58%
Washington ...........        8        90,129,529          5.77          5.441%      104           1.40x        72.87%      62.52%
Virginia .............        4        89,436,807          5.73          4.848%       88           1.97x        69.25%      67.08%
Florida ..............        9        79,938,474          5.12          5.090%       92           1.60x        72.30%      63.83%
Texas ................       11        71,845,891          4.60          5.465%       98           1.33x        75.00%      67.95%
Nevada ...............        3        66,047,536          4.23          5.120%      104           1.38x        78.58%      70.76%
Hawaii ...............        1        62,843,823          4.03          4.332%       59           1.78x        64.13%      58.56%
Connecticut ..........        2        50,542,460          3.24          5.705%      119           1.28x        77.78%      65.44%
Arizona ..............        4        40,143,928          2.57          5.699%       93           1.58x        67.58%      61.34%
Louisiana ............        7        39,017,833          2.50          5.416%       96           1.80x        67.99%      58.16%
Georgia ..............        1        28,738,644          1.84          6.880%      103           1.48x        49.72%      40.80%
Utah .................        2        27,188,706          1.74          5.259%      100           1.38x        72.83%      61.10%
Massachusetts ........        1        23,975,913          1.54          5.240%       59           1.20x        69.09%      64.01%
Maryland .............        2        22,448,986          1.44          5.531%      119           1.52x        71.26%      59.69%
Missouri .............        5        22,371,499          1.43          5.461%       80           1.55x        75.59%      70.76%
Pennsylvania .........        1        17,383,450          1.11          5.460%      119           1.30x        79.92%      66.42%
North Carolina .......        1        15,978,442          1.02          5.720%      119           1.25x        79.20%      60.81%
Indiana ..............        2        15,880,000          1.02          5.295%       72           1.21x        80.00%      75.21%
Arkansas .............        1        14,967,600          0.96          4.940%      118           1.89x        55.44%      45.58%
Alabama ..............        1        14,320,000          0.92          5.250%      119           1.22x        80.00%      69.65%
Colorado .............        2        14,000,000          0.90          5.225%       89           1.35x        71.42%      65.99%
Ohio .................        1        13,345,000          0.86          4.940%      118           1.84x        67.95%      67.95%
North Dakota .........        1        11,200,000          0.72          5.380%      118           1.31x        80.00%      69.88%
Tennessee ............        2         9,341,247          0.60          5.524%      119           1.37x        78.27%      65.48%
Kentucky .............        1         5,000,000          0.32          5.850%      120           1.32x        79.05%      66.72%
Mississippi ..........        1         4,475,000          0.29          5.290%      119           1.24x        79.91%      69.09%
Oregon ...............        1         4,245,092          0.27          4.640%       59           1.37x        78.25%      71.84%
Idaho ................        1         3,162,000          0.20          5.400%      120           1.38x        79.85%      63.82%
                            ---    --------------        ------
TOTAL/WEIGHTED
  AVERAGE ............      126    $1,560,717,334        100.00%         5.275%       99           1.54         70.66%      63.09%
                            ===    ==============        ======


                                     A-3-6

         MORTGAGED PROPERTIES BY STATE AND/OR LOCATION(1)--LOAN GROUP 2

                                                                                   WEIGHTED AVERAGES
                                                                 --------------------------------------------------------
                         NUMBER                       % OF
                           OF        AGGREGATE       INITIAL                   STATED              CUT-OFF
                        MORTGAGED     CUT-OFF         POOL       MORTGAGE     REMAINING            DATE LTV  LTV RATIO AT
STATE/LOCATION         PROPERTIES  DATE BALANCE      BALANCE       RATE      TERM (MOS.)  DSCR(9)   RATIO     MATURITY
----------------------   ------    ------------      -------     --------    -----------  -------  --------  ------------
North Carolina .......      3     $   52,650,000      35.97%      4.630%          59      1.26x     79.68%     77.23%
Pennsylvania .........      1         22,000,000      15.03       5.460%         119      1.27x     74.91%     69.55%
Florida ..............      1         17,800,000      12.16       5.350%         119      1.27x     72.65%     60.95%
Virginia .............      1         11,971,532       8.18       4.530%          58      1.38x     78.25%     71.80%
South Carolina .......      2         10,625,000       7.26       5.335%         120      1.25x     79.94%     66.42%
Texas ................      2          8,112,092       5.54       4.888%          89      1.44x     75.98%     66.40%
Tennessee ............      1          7,273,079       4.97       5.462%         119      1.21x     80.90%     67.55%
Washington ...........      1          6,800,000       4.65       4.860%         118      1.83x     57.63%     50.86%
North Dakota .........      2          5,742,831       3.92       5.169%         119      1.27x     78.18%     61.97%
Connecticut ..........      1          3,400,000       2.32       5.300%         120      1.31x     80.00%     69.73%
                          ---     --------------     ------
TOTAL/WEIGHTED
   AVERAGE ............    15     $  146,374,535     100.00%      4.988%          91       1.31     76.79%     69.79%
                          ===     ==============     ======




                                     A-3-7

     RANGE OF REMAINING TERMS TO MATURITY DATE IN MONTHS--ALL MORTGAGE LOANS

                                                                                WEIGHTED AVERAGES
                                                                ------------------------------------------------------
                                                     % OF
                        NUMBER      AGGREGATE       INITIAL                 STATED              CUT-OFF
RANGE OF REMAINING        OF         CUT-OFF         POOL       MORTGAGE   REMAINING            DATE LTV  LTV RATIO AT
TERMS (MOS.)             LOANS    DATE BALANCE      BALANCE       RATE    TERM (MOS.)  DSCR(4)  RATIO(5)   MATURITY(5)
----------------------  ------    ------------      -------     --------  -----------  -------  --------  ------------
57 - 59 ..............    28     $  475,384,607      27.85%      4.750%        59      1.61x     71.21%     67.30%
60 - 84 ..............     8        176,216,327      10.32       5.103%        76      1.83x     68.54%     66.28%
85 - 114 .............     4         59,351,947       3.48       6.406%       107      1.35x     63.61%     54.34%
115 - 119 ............    74        759,809,987      44.51       5.438%       119      1.46x     71.12%     61.47%
120 - 139 ............    14        208,879,000      12.24       5.399%       121      1.36x     75.44%     64.91%
140 - 180 ............     2         27,450,000       1.61       6.023%       180      1.37x     73.57%     55.38%
                         ---     --------------     ------
TOTAL/WEIGHTED
  AVERAGE ............   130     $1,707,091,869     100.00%      5.250%        98      1.52x     71.19%     63.67%
                         ===     ==============     ======

        RANGE OF REMAINING TERMS TO MATURITY DATE IN MONTHS--LOAN GROUP 1

                                                                                WEIGHTED AVERAGES
                                                                ------------------------------------------------------
                                                    % OF
                        NUMBER      AGGREGATE      INITIAL                  STATED              CUT-OFF
RANGE OF REMAINING        OF         CUT-OFF         POOL       MORTGAGE   REMAINING            DATE LTV  LTV RATIO AT
TERMS (MOS.)            LOANS     DATE BALANCE      BALANCE       RATE    TERM (MOS.)  DSCR(7)  RATIO(8)   MATURITY(8)
----------------------  ------    ------------      -------     --------  -----------  -------  --------  ------------
57 - 59 ..............    25     $  406,937,165      26.07%      4.774%        58      1.66x     69.83%     65.83%
60 - 84 ..............     8        176,216,327      11.29       5.103%        76      1.83x     68.54%     66.28%
85 - 114 .............     4         59,351,947       3.80       6.406%       107      1.35x     63.61%     54.34%
115 - 119 ............    67        695,907,894      44.59       5.449%       119      1.47x     70.93%     61.27%
120 - 139 ............    11        194,854,000      12.48       5.405%       121      1.36x     75.11%     64.75%
140 - 180 ............     2         27,450,000       1.76       6.023%       180      1.37x     73.57%     55.38%
                         ---     --------------     ------
TOTAL/WEIGHTED
  AVERAGE ............   117     $1,560,717,334     100.00%      5.275%        99      1.54x     70.66%     63.09%
                         ===     ==============     ======

        RANGE OF REMAINING TERMS TO MATURITY DATE IN MONTHS--LOAN GROUP 2

                                                                                WEIGHTED AVERAGES
                                                                ------------------------------------------------------
                                                     % OF
                        NUMBER      AGGREGATE       INITIAL                 STATED              CUT-OFF
RANGE OF REMAINING        OF         CUT-OFF         POOL       MORTGAGE    REMAINING           DATE LTV  LTV RATIO AT
TERMS (MOS.)             LOANS    DATE BALANCE      BALANCE      RATE     TERM (MOS.)  DSCR(9)   RATIO      MATURITY
----------------------  ------    ------------      -------     --------  -----------  -------  --------  ------------
57 - 114 .............     3     $   68,447,442      46.76%      4.609%        59      1.29x     79.43%     76.06%
115 - 119 ............     7         63,902,093      43.66       5.321%       119      1.34x     73.27%     63.63%
120 - 120 ............     3         14,025,000       9.58       5.326%       120      1.26x     79.96%     67.22%
                         ---     --------------     ------
TOTAL/WEIGHTED
  AVERAGE ............    13     $  146,374,535     100.00%      4.988%        91      1.31x     76.79%     69.79%
                         ===     ==============     ======


                                     A-3-8

                      YEARS OF MATURITY--ALL MORTGAGE LOANS

                                                                                WEIGHTED AVERAGES
                                                                ------------------------------------------------------
                                                     % OF
                        NUMBER      AGGREGATE       INITIAL                 STATED              CUT-OFF
                          OF         CUT-OFF          POOL      MORTGAGE   REMAINING            DATE LTV  LTV RATIO AT
YEARS OF MATURITY        LOANS    DATE BALANCE      BALANCE       RATE    TERM (MOS.)  DSCR(4)  RATIO(5)   MATURITY(5)
----------------------  ------    ------------      -------     --------  -----------  -------  --------  ------------
2009 .................    15     $  187,399,538      10.98%      4.586%        58      1.79x     68.55%     64.24%
2010 .................    15        341,035,070      19.98       4.947%        60      1.46x     73.38%     69.98%
2011 .................     2         35,777,722       2.10       5.232%        78      2.35x     55.07%     49.46%
2012 .................     4         87,388,605       5.12       4.846%        83      1.95x     69.68%     68.64%
2013 .................     1         28,738,644       1.68       6.880%       103      1.48x     49.72%     40.80%
2014 .................    37        257,934,145      15.11       5.496%       117      1.51x     69.24%     59.27%
2015 .................    54        741,368,145      43.43       5.429%       119      1.41x     73.22%     63.44%
2020 .................     2         27,450,000       1.61       6.023%       180      1.37x     73.57%     55.38%
                         ---     --------------     ------
TOTAL/WEIGHTED
  AVERAGE ............   130     $1,707,091,869     100.00%      5.250%        98      1.52x     71.19%     63.67%
                         ===     ==============     ======

                         YEARS OF MATURITY--LOAN GROUP 1

                                                                                WEIGHTED AVERAGES
                                                                ------------------------------------------------------
                                                     % OF
                        NUMBER      AGGREGATE       INITIAL                 STATED              CUT-OFF
                          OF         CUT-OFF         POOL       MORTGAGE   REMAINING            DATE LTV  LTV RATIO AT
YEARS OF MATURITY        LOANS    DATE BALANCE      BALANCE       RATE    TERM (MOS.)  DSCR(7)  RATIO(8)   MATURITY(8)
----------------------  ------    ------------      -------     --------  -----------  -------  --------  ------------
2009 .................    13     $  171,602,096      11.00%      4.590%        58      1.83x     67.62%     63.51%
2010 .................    14        288,385,070      18.48       5.005%        60      1.49x     72.23%     68.66%
2011 .................     2         35,777,722       2.29       5.232%        78      2.35x     55.07%     49.46%
2012 .................     4         87,388,605       5.60       4.846%        83      1.95x     69.68%     68.64%
2013 .................     1         28,738,644       1.84       6.880%       103      1.48x     49.72%     40.80%
2014 .................    35        246,847,963      15.82       5.519%       117      1.50x     69.50%     59.48%
2015 .................    46        674,527,235      43.22       5.434%       119      1.42x     72.92%     63.20%
2020 .................     2         27,450,000       1.76       6.023%       180      1.37x     73.57%     55.38%
                         ---     --------------     ------
TOTAL/WEIGHTED
  AVERAGE ............   117     $1,560,717,334     100.00%      5.275%        99      1.54x     70.66%     63.09%
                         ===     ==============     ======

                         YEARS OF MATURITY--LOAN GROUP 2

                                                                                WEIGHTED AVERAGES
                                                                ------------------------------------------------------
                                                     % OF
                        NUMBER      AGGREGATE       INITIAL                 STATED              CUT-OFF
                          OF         CUT-OFF         POOL       MORTGAGE   REMAINING            DATE LTV  LTV RATIO AT
YEARS OF MATURITY        LOANS    DATE BALANCE      BALANCE       RATE    TERM (MOS.)  DSCR(9)    RATIO     MATURITY
----------------------  ------    ------------      -------     --------  -----------  -------  --------  ------------
2009 .................     2     $   15,797,442      10.79%      4.537%        58      1.38x     78.60%     72.16%
2010 .................     1         52,650,000      35.97       4.630%        59      1.26x     79.68%     77.23%
2014 .................     2         11,086,182       7.57       4.984%       118      1.69x     63.44%     54.49%
2015 .................     8         66,840,911      45.66       5.378%       119      1.26x     76.30%     65.90%
                         ---     --------------     ------
TOTAL/WEIGHTED
  AVERAGE ............    13     $  146,374,535     100.00%      4.988%        91      1.31x     76.79%     69.79%
                         ===     ==============     ======


                                     A-3-9

RANGE OF DEBT SERVICE COVERAGE RATIOS AS OF THE CUT-OFF DATE--ALL MORTGAGE LOANS

                                                                                WEIGHTED AVERAGES
                                                                ------------------------------------------------------
                                                     % OF
                        NUMBER      AGGREGATE       INITIAL                 STATED              CUT-OFF
RANGE OF DEBT SERVICE     OF         CUT-OFF         POOL       MORTGAGE   REMAINING            DATE LTV  LTV RATIO AT
COVERAGE RATIO           LOANS    DATE BALANCE      BALANCE       RATE    TERM (MOS.)  DSCR(4)  RATIO(5)   MATURITY(5)
----------------------  ------    ------------      -------     --------  -----------  -------  --------  ------------
1.20x to 1.29x .......    43     $  622,983,195      36.49%      5.385%       106      1.25x     77.23%     68.08%
1.30x to 1.39x .......    29        241,560,514      14.15       5.357%       103      1.34x     76.74%     66.00%
1.40x to 1.49x .......    19        193,399,988      11.33       5.508%        90      1.46x     68.81%     61.76%
1.50x to 1.59x .......     7         65,473,059       3.84       5.821%       126      1.56x     61.06%     47.31%
1.60x to 1.74x .......    14        133,695,786       7.83       5.485%       103      1.65x     67.16%     60.47%
1.75x to 1.99x .......     8        305,003,822      17.87       4.706%        84      1.85x     64.68%     61.02%
2.00x to 2.49x .......     5        108,715,056       6.37       4.699%        81      2.07x     66.73%     65.86%
2.50x to 2.98x .......     5         36,260,448       2.12       5.193%        90      2.75x     44.35%     39.42%
                         ---     --------------     ------
TOTAL/WEIGHTED
  AVERAGE ............   130     $1,707,091,869     100.00%      5.250%        98      1.52x     71.19%     63.67%
                         ===     ==============     ======

   RANGE OF DEBT SERVICE COVERAGE RATIOS AS OF THE CUT-OFF DATE--LOAN GROUP 1

                                                                                WEIGHTED AVERAGES
                                                                ------------------------------------------------------
                                                     % OF
                        NUMBER      AGGREGATE       INITIAL                 STATED              CUT-OFF
RANGE OF DEBT SERVICE     OF         CUT-OFF         POOL       MORTGAGE   REMAINING            DATE LTV  LTV RATIO AT
COVERAGE RATIO          LOANS     DATE BALANCE      BALANCE       RATE    TERM (MOS.)  DSCR(7)  RATIO(8)   MATURITY(8)
----------------------  ------    ------------      -------     --------  -----------  -------  --------  ------------
1.20x to 1.29x .......    36     $  508,592,284      32.59%      5.463%       109      1.25x     77.12%     67.43%
1.30x to 1.39x .......    25        220,663,072      14.14       5.417%       106      1.34x     76.53%     65.50%
1.40x to 1.49x .......    18        189,113,806      12.12       5.515%        89      1.46x     68.72%     61.80%
1.50x to 1.59x .......     7         65,473,059       4.20       5.821%       126      1.56x     61.06%     47.31%
1.60x to 1.74x .......    14        133,695,786       8.57       5.485%       103      1.65x     67.16%     60.47%
1.75x to 1.99x .......     7        298,203,822      19.11       4.702%        83      1.85x     64.84%     61.25%
2.00x to 2.49x .......     5        108,715,056       6.97       4.699%        81      2.07x     66.73%     65.86%
2.50x to 2.98x .......     5         36,260,448       2.32       5.193%        90      2.75x     44.35%     39.42%
                         ---     --------------     ------
TOTAL/WEIGHTED
  AVERAGE ............   117     $1,560,717,334     100.00%      5.275%        99      1.54x     70.66%     63.09%
                         ===     ==============     ======

   RANGE OF DEBT SERVICE COVERAGE RATIOS AS OF THE CUT-OFF DATE--LOAN GROUP 2

                                                                                WEIGHTED AVERAGES
                                                                ------------------------------------------------------
                                                     % OF
                        NUMBER      AGGREGATE       INITIAL                 STATED              CUT-OFF
RANGE OF DEBT SERVICE     OF         CUT-OFF          POOL      MORTGAGE   REMAINING            DATE LTV  LTV RATIO AT
COVERAGE RATIO          LOANS     DATE BALANCE      BALANCE       RATE    TERM (MOS.)  DSCR(9)    RATIO     MATURITY
----------------------  ------    ------------      -------     --------  -----------  -------  --------  ------------
1.21x to 1.29x .......     7     $  114,390,911      78.15%      5.036%        91      1.26x     77.69%     71.00%
1.30x to 1.39x .......     4         20,897,442      14.28       4.728%        73      1.37x     78.93%     71.29%
1.40x to 1.74x .......     1          4,286,182       2.93       5.180%       117      1.48x     72.65%     60.26%
1.75x to 1.83x .......     1          6,800,000       4.65       4.860%       118      1.83x     57.63%     50.86%
                         ---     --------------     ------
TOTAL/WEIGHTED
  AVERAGE ............    13     $  146,374,535     100.00%      4.988%        91      1.31x     76.79%     69.79%
                         ===     ==============     ======


                                     A-3-10

                   RANGE OF LTV RATIOS AS OF THE CUT-OFF DATE

                                                                                WEIGHTED AVERAGES
                                                                ------------------------------------------------------
                                                     % OF
                        NUMBER      AGGREGATE       INITIAL                 STATED              CUT-OFF
RANGE OF LTV RATIOS       OF         CUT-OFF         POOL       MORTGAGE   REMAINING            DATE LTV  LTV RATIO AT
AS OF THE CUT-OFF DATE   LOANS    DATE BALANCE      BALANCE       RATE    TERM (MOS.)  DSCR(4)  RATIO(5)   MATURITY(5)
----------------------  ------    ------------      -------     --------  -----------  -------  --------  ------------
31.79% to 49.99% .....     8     $   71,094,506       4.16%      5.870%        98      2.20x     46.35%     39.65%
50.00% to 59.99% .....     9         85,392,222       5.00       5.449%       119      1.68x     56.39%     45.99%
60.00% to 69.99% .....    26        584,943,341      34.27       4.987%        92      1.74x     65.99%     60.46%
70.00% to 74.99% .....    25        166,330,346       9.74       5.494%       101      1.39x     73.19%     65.44%
75.00% to 80.90% .....    62        799,331,453      46.82       5.316%       100      1.31x     78.37%     69.67%
                         ---     --------------     ------
TOTAL/WEIGHTED
  AVERAGE ............   130     $1,707,091,869     100.00%      5.250%        98      1.52x     71.19%     63.67%
                         ===     ==============     ======

            RANGE OF LTV RATIOS AS OF THE CUT-OFF DATE--LOAN GROUP 1

                                                                                WEIGHTED AVERAGES
                                                                ------------------------------------------------------
                                                     % OF
                        NUMBER      AGGREGATE       INITIAL                 STATED              CUT-OFF
RANGE OF LTV RATIOS       OF         CUT-OFF         POOL       MORTGAGE   REMAINING            DATE LTV  LTV RATIO AT
AS OF THE CUT-OFF DATE  LOANS     DATE BALANCE      BALANCE       RATE    TERM (MOS.)  DSCR(7)  RATIO(8)   MATURITY(8)
----------------------  ------    ------------      -------     --------  -----------  -------  --------  ------------
31.79% to 49.99% .....     8     $   71,094,506       4.56%      5.870%        98      2.20x     46.35%     39.65%
50.00% to 59.99% .....     8         78,592,222       5.04       5.500%       119      1.66x     56.28%     45.57%
60.00% to 69.99% .....    26        584,943,341      37.48       4.987%        92      1.74x     65.99%     60.46%
70.00% to 74.99% .....    22        122,244,164       7.83       5.532%        94      1.43x     72.98%     65.54%
75.00% to 80.00% .....    53        703,843,101      45.10       5.384%       104      1.31x     78.21%     69.18%
                         ---     --------------     ------
TOTAL/WEIGHTED
  AVERAGE ............   117     $1,560,717,334     100.00%      5.275%        99      1.54x     70.66%     63.09%
                         ===     ==============     ======

            RANGE OF LTV RATIOS AS OF THE CUT-OFF DATE--LOAN GROUP 2

                                                                                WEIGHTED AVERAGES
                                                                ------------------------------------------------------
                                                     % OF
                        NUMBER      AGGREGATE       INITIAL                  STATED             CUT-OFF
RANGE OF LTV RATIOS       OF         CUT-OFF         POOL       MORTGAGE   REMAINING            DATE LTV  LTV RATIO AT
AS OF THE CUT-OFF DATE   LOANS    DATE BALANCE      BALANCE       RATE    TERM (MOS.)  DSCR(9)   RATIO     MATURITY
----------------------  ------    ------------      -------     --------  -----------  -------  --------  ------------
57.63% to 59.99% .....     1     $    6,800,000       4.65%      4.860%       118      1.83x     57.63%     50.86%
60.00% to 74.99% .....     3         44,086,182      30.12       5.388%       119      1.29x     73.78%     65.17%
75.00% to 80.90% .....     9         95,488,353      65.24       4.813%        76      1.28x     79.55%     73.27%
                         ---     --------------     ------
TOTAL/WEIGHTED
  AVERAGE ............    13     $  146,374,535     100.00%      4.988%        91      1.31x     76.79%     69.79%
                         ===     ==============     ======


                                     A-3-11

                    RANGE OF LTV RATIOS AS OF MATURITY DATES

                                                                                WEIGHTED AVERAGES
                                                                ------------------------------------------------------
                                                     % OF
                        NUMBER      AGGREGATE       INITIAL                 STATED              CUT-OFF
RANGE OF LTV              OF         CUT-OFF         POOL       MORTGAGE   REMAINING            DATE LTV  LTV RATIO AT
RATIOS AT MATURITY       LOANS    DATE BALANCE      BALANCE       RATE    TERM (MOS.)  DSCR(4)  RATIO(5)   MATURITY(5)
----------------------  ------    ------------      -------     --------  -----------  -------  --------  ------------
26.70% to 29.99% .....     1     $    2,988,292       0.18%      5.550%       116      2.98x     31.79%     26.70%
30.00% to 39.99% .....     6         26,395,415       1.55       5.442%       146      2.10x     53.07%     37.68%
40.00% to 49.99% .....    14        177,780,421      10.41       5.677%       108      1.73x     55.73%     44.99%
50.00% to 59.99% .....    20        278,409,336      16.31       4.783%        83      1.69x     65.29%     57.28%
60.00% to 69.99% .....    64        899,243,047      52.68       5.351%       111      1.45x     74.48%     66.36%
70.00% to 79.21% .....    25        322,275,359      18.88       5.120%        67      1.39x     77.48%     74.44%
                         ---     --------------     ------
TOTAL/WEIGHTED
  AVERAGE ............   130     $1,707,091,869     100.00%      5.250%        98      1.52x     71.19%     63.67%
                         ===     ==============     ======

             RANGE OF LTV RATIOS AS OF MATURITY DATES--LOAN GROUP 1

                                                                                WEIGHTED AVERAGES
                                                                ------------------------------------------------------
                                                     % OF
                        NUMBER      AGGREGATE       INITIAL                 STATED              CUT-OFF
RANGE OF LTV              OF         CUT-OFF         POOL       MORTGAGE   REMAINING            DATE LTV  LTV RATIO AT
RATIOS AT MATURITY       LOANS    DATE BALANCE      BALANCE       RATE    TERM (MOS.)  DSCR(7)  RATIO(8)   MATURITY(8)
----------------------  ------    ------------      -------     --------  -----------  -------  --------  ------------
26.70% to 29.99% .....     1     $    2,988,292       0.19%      5.550%       116      2.98x     31.79%     26.70%
30.00% to 39.99% .....     6         26,395,415       1.69       5.442%       146      2.10x     53.07%     37.68%
40.00% to 49.99% .....    14        177,780,421      11.39       5.677%       108      1.73x     55.73%     44.99%
50.00% to 59.99% .....    18        268,863,428      17.23       4.777%        82      1.69x     65.37%     57.44%
60.00% to 69.99% .....    56        830,861,862      53.24       5.349%       110      1.47x     74.35%     66.40%
70.00% to 79.21% .....    22        253,827,917      16.26       5.258%        69      1.42x     76.95%     74.01%
                         ---     --------------     ------
TOTAL/WEIGHTED
  AVERAGE ............   117     $1,560,717,334     100.00%      5.275%        99      1.54x     70.66%     63.09%
                         ===     ==============     ======

             RANGE OF LTV RATIOS AS OF MATURITY DATES--LOAN GROUP 2

                                                                                WEIGHTED AVERAGES
                                                                ------------------------------------------------------
                                                     % OF
                        NUMBER      AGGREGATE       INITIAL                 STATED              CUT-OFF
RANGE OF LTV              OF         CUT-OFF         POOL       MORTGAGE   REMAINING            DATE LTV  LTV RATIO AT
RATIOS AT MATURITY       LOANS    DATE BALANCE      BALANCE       RATE    TERM (MOS.)  DSCR(9)   RATIO      MATURITY
----------------------  ------    ------------      -------     --------  -----------  -------  --------  ------------
50.86% to 59.99% .....     2     $    9,545,908       6.52%      4.955%       118      1.67x     62.99%     52.77%
60.00% to 69.99% .....     8         68,381,185      46.72       5.373%       119      1.28x     76.07%     65.89%
70.00% to 77.23% .....     3         68,447,442      46.76       4.609%        59      1.29x     79.43%     76.06%
                         ---     --------------     ------
TOTAL/WEIGHTED
  AVERAGE ............    13     $  146,374,535     100.00%      4.988%        91      1.31x     76.79%     69.79%
                         ===     ==============     ======


                                     A-3-12

               RANGE OF CUT-OFF DATE BALANCES--ALL MORTGAGE LOANS

                                                                                          WEIGHTED AVERAGES
                                                                      ------------------------------------------------------------
                                                          % OF
                              NUMBER       AGGREGATE      INITIAL                 STATED                  CUT-OFF
RANGE OF CUT-OFF                OF          CUT-OFF        POOL       MORTGAGE   REMAINING                DATE LTV    LTV RATIO AT
DATE BALANCES                 LOANS      DATE BALANCE     BALANCE       RATE    TERM (MOS.)    DSCR(4)    RATIO(5)     MATURITY(5)
-------------------------     -----      ------------     -------       ----    -----------    -------    --------     -----------
$1,450,000 - $1,999,999           3     $   4,800,000       0.28%      5.237%       119         2.12x      56.01%        47.61%
$2,000,000 - $2,999,999          19        49,276,110       2.89       5.551%       101         1.65x      67.36%        57.98%
$3,000,000 - $3,999,999          12        42,410,933       2.48       5.396%        99         1.35x      75.17%        65.15%
$4,000,000 - $5,999,999          18        86,617,011       5.07       5.330%       102         1.57x      69.91%        60.58%
$6,000,000 - $6,999,999           8        50,231,307       2.94       5.408%       106         1.45x      73.21%        64.33%
$7,000,000 - $9,999,999          20       164,316,216       9.63       5.490%       112         1.33x      74.18%        62.49%
$10,000,000 - $14,999,999        16       207,421,009      12.15       5.219%       105         1.49x      70.26%        61.42%
$15,000,000 - $29,999,999        23       445,802,993      26.11       5.535%       104         1.46x      70.99%        61.90%
$30,000,000 - $49,999,999         4       159,466,944       9.34       5.509%       109         1.35x      75.17%        67.40%
$50,000,000 - $97,255,523         7       496,749,346      29.10       4.774%        81         1.71x      69.69%        66.44%
                              -----    --------------     ------
TOTAL/WEIGHTED
  AVERAGE ...............       130    $1,707,091,869     100.00%      5.250%        98         1.52x      71.19%        63.67%
                              =====    ==============     ======

                  RANGE OF CUT-OFF DATE BALANCES--LOAN GROUP 1

                                                                                          WEIGHTED AVERAGES
                                                                    ----------------------------------------------------------------
                                                          % OF
                              NUMBER      AGGREGATE      INITIAL                  STATED                    CUT-OFF
RANGE OF CUT-OFF               OF          CUT-OFF        POOL      MORTGAGE     REMAINING                  DATE LTV    LTV RATIO AT
DATE BALANCES                 LOANS     DATE BALANCE     BALANCE      RATE      TERM (MOS.)    DSCR(7)      RATIO(8)     MATURITY(8)
-------------------------     -----     ------------     -------      ----      -----------    -------      --------     -----------
$1,450,000 - $1,999,999          2    $    3,100,000       0.20%     5.170%         118         2.55x        42.96%        37.32%
$2,000,000 - $2,999,999         17        43,533,278       2.79      5.602%          98         1.70x        65.93%        57.45%
$3,000,000 - $3,999,999         10        35,185,023       2.25      5.496%         102         1.35x        74.21%        63.82%
$4,000,000 - $5,999,999         17        82,330,828       5.28      5.338%         101         1.58x        69.76%        60.60%
$6,000,000 - $6,999,999          7        43,431,307       2.78      5.494%         104         1.39x        75.64%        66.44%
$7,000,000 - $9,999,999         18       148,118,137       9.49      5.501%         112         1.34x        73.50%        62.01%
$10,000,000 - $14,999,999       15       195,449,477      12.52      5.261%         108         1.50x        69.77%        60.79%
$15,000,000 - $29,999,999       21       406,002,993      26.01      5.547%         103         1.48x        70.70%        61.53%
$30,000,000 - $49,999,999        4       159,466,944      10.22      5.509%         109         1.35x        75.17%        67.40%
$50,000,000 - $97,255,523        6       444,099,346      28.45      4.791%          83         1.76x        68.50%        65.17%
                             -----    --------------     ------
TOTAL/WEIGHTED
  AVERAGE ...............      117    $1,560,717,334     100.00%     5.275%          99         1.54x        70.66%        63.09%
                             =====    ==============     ======


                                     A-3-13

                  RANGE OF CUT-OFF DATE BALANCES--LOAN GROUP 2

                                                                                          WEIGHTED AVERAGES
                                                                     ---------------------------------------------------------------
                                                      % OF INITIAL
                             NUMBER       AGGREGATE       LOAN                    STATED                     CUT-OFF
RANGE OF CUT-OFF               OF          CUT-OFF       GROUP 1     MORTGAGE    REMAINING                  DATE LTV    LTV RATIO AT
DATE BALANCES                 LOANS     DATE BALANCE     BALANCE       RATE     TERM (MOS.)    DSCR(9)        RATIO       MATURITY
-------------------------     -----     ------------     -------       ----     -----------    -------        -----       --------
$1,700,000 - $1,999,999         1      $   1,700,000       1.16%      5.360%        120         1.35x         79.81%        66.36%
$2,000,000 - $2,999,999         2          5,742,831       3.92       5.169%        119         1.27x         78.18%        61.97%
$3,000,000 - $3,999,999         2          7,225,910       4.94       4.908%         87         1.35x         79.85%        71.60%
$4,000,000 - $5,999,999         1          4,286,182       2.93       5.180%        117         1.48x         72.65%        60.26%
$6,000,000 - $6,999,999         1          6,800,000       4.65       4.860%        118         1.83x         57.63%        50.86%
$7,000,000 - $9,999,999         2         16,198,079      11.07       5.389%        120         1.22x         80.39%        66.93%
$10,000,000 - $14,999,999       1         11,971,532       8.18       4.530%         58         1.38x         78.25%        71.80%
$15,000,000 - $49,999,999       2         39,800,000      27.19       5.411%        119         1.27x         73.90%        65.70%
$50,000,000 - $52,650,000       1         52,650,000      35.97       4.630%         59         1.26x         79.68%        77.23%
                            -----     --------------     ------
TOTAL/WEIGHTED
  AVERAGE ...............      13     $  146,374,535     100.00%      4.988%         91         1.31x         76.79%        69.79%
                            =====     ==============     ======

           RANGE OF CURRENT OCCUPANCY RATES(1)(10)--ALL MORTGAGE LOANS

                                                                                          WEIGHTED AVERAGES
                                                                     ---------------------------------------------------------------
                             NUMBER                       % OF
                               OF         AGGREGATE      INITIAL                  STATED                    CUT-OFF
RANGE OF CURRENT            MORTGAGED      CUT-OFF        POOL       MORTGAGE    REMAINING                  DATE LTV    LTV RATIO AT
OCCUPANCY RATES            PROPERTIES   DATE BALANCE     BALANCE       RATE     TERM (MOS.)    DSCR(4)      RATIO(5)     MATURITY(5)
-------------------------  ----------   ------------     -------       ----     -----------    -------      --------     -----------
61.06% to 69.99% ........        6     $   61,837,344      3.62%      5.733%         95         1.88x         58.21%        50.04%
70.00% to 74.99% ........        3         17,210,614      1.01       5.306%         78         1.95x         58.97%        51.38%
75.00% to 79.99% ........        2         15,000,000      0.88       5.270%         92         1.35x         74.28%        67.67%
80.00% to 84.99% ........       13        146,598,693      8.59       5.355%        115         1.37x         74.02%        62.82%
85.00% to 89.99% ........       19        275,227,269     16.12       5.297%        100         1.53x         71.76%        67.76%
90.00% to 94.99% ........       29        307,981,342     18.04       4.973%         83         1.59x         69.50%        62.78%
95.00% to 99.99% ........       36        437,267,939     25.61       5.340%        104         1.44x         71.12%        61.23%
100.00% .................       33        445,968,667     26.12       5.221%         99         1.54x         73.29%        66.65%
                             -----     --------------    ------
TOTAL/WEIGHTED
  AVERAGE ...............      141     $1,707,091,869    100.00%      5.250%         98         1.52x         71.19%        63.67%
                             =====     ==============    ======


                                     A-3-14

              RANGE OF CURRENT OCCUPANCY RATES(1)(10)--LOAN GROUP 1

                                                                                          WEIGHTED AVERAGES
                                                                   -----------------------------------------------------------------
                             NUMBER                      % OF
                               OF         AGGREGATE     INITIAL                   STATED                     CUT-OFF
RANGE OF CURRENT            MORTGAGED      CUT-OFF       POOL      MORTGAGE      REMAINING                  DATE LTV    LTV RATIO AT
OCCUPANCY RATES            PROPERTIES   DATE BALANCE    BALANCE      RATE       TERM (MOS.)    DSCR(7)      RATIO(8)     MATURITY(8)
-------------------------  ----------   ------------    -------      ----       -----------    -------      --------     -----------
61.06% to 69.99% ........       6     $   61,837,344      3.96%     5.733%           95         1.88x         58.21%        50.04%
70.00% to 74.99% ........       3         17,210,614      1.10      5.306%           78         1.95x         58.97%        51.38%
75.00% to 79.99% ........       2         15,000,000      0.96      5.270%           92         1.35x         74.28%        67.67%
80.00% to 84.99% ........      13        146,598,693      9.39      5.355%          115         1.37x         74.02%        62.82%
85.00% to 89.99% ........      15        211,105,190     13.53      5.377%          102         1.60x         70.51%        66.87%
90.00% to 94.99% ........      26        288,131,160     18.46      4.966%           82         1.61x         68.90%        62.37%
95.00% to 99.99% ........      30        389,583,106     24.96      5.382%          105         1.46x         70.39%        60.25%
100.00% .................      31        431,251,227     27.63      5.240%          100         1.55x         73.14%        66.57%
                            -----     --------------    ------
TOTAL/WEIGHTED
  AVERAGE ...............     126     $1,560,717,334    100.00%     5.275%           99         1.54x         70.66%        63.09%
                            =====     ==============    ======

              RANGE OF CURRENT OCCUPANCY RATES(1)(10)--LOAN GROUP 2

                                                                                         WEIGHTED AVERAGES
                                                                  -----------------------------------------------------------------
                           NUMBER                       % OF
                             OF          AGGREGATE     INITIAL                   STATED                     CUT-OFF
RANGE OF CURRENT          MORTGAGED       CUT-OFF       POOL      MORTGAGE      REMAINING                  DATE LTV    LTV RATIO AT
OCCUPANCY RATES          PROPERTIES    DATE BALANCE    BALANCE      RATE       TERM (MOS.)    DSCR(9)        RATIO       MATURITY
---------------------    ----------    ------------    -------      ----       -----------    -------        -----       --------
86.31% to 89.99% ....           4    $   64,122,079     43.81%     5.034%           93         1.32x         75.84%       70.70%
90.00% to 94.99% ....           3        19,850,182     13.56      5.063%           99         1.29x         78.29%       68.71%
95.00% to 99.99% ....           6        47,684,834     32.58      5.000%           92         1.28x         77.10%       69.21%
100.00% .............           2        14,717,440     10.05      4.653%           69         1.36x         77.88%       69.13%
                            -----    --------------    ------
TOTAL/WEIGHTED
  AVERAGE ...........          15    $  146,374,535    100.00%     4.988%           91         1.31x         76.79%       69.79%
                            =====    ==============    ======


                                     A-3-15

            RANGE OF YEARS BUILT/RENOVATED(1)(11)--ALL MORTGAGE LOANS

                                                                                         WEIGHTED AVERAGES
                                                                     ---------------------------------------------------------------
                              NUMBER                      % OF
                                OF        AGGREGATE      INITIAL                  STATED                    CUT-OFF
RANGE OF YEARS               MORTGAGED     CUT-OFF        POOL       MORTGAGE    REMAINING                  DATE LTV    LTV RATIO AT
BUILT/RENOVATED             PROPERTIES  DATE BALANCE     BALANCE       RATE     TERM (MOS.)    DSCR(4)      RATIO(5)     MATURITY(5)
-------------------------   ----------  ------------     -------       ----     -----------    -------      --------     -----------
1963 TO 1969 ............         2    $   94,852,496      5.56%      5.305%        119         1.80x        64.88%        64.32%
1970 to 1979 ............         2         5,942,985      0.35       5.323%         58         1.61x        75.04%        72.98%
1980 to 1989 ............        29       385,729,320     22.60       5.202%         99         1.61x        71.43%        64.14%
1990 to 1999 ............        35       388,208,306     22.74       5.352%         97         1.41x        71.01%        63.30%
2000 to 2004 ............        73       832,358,761     48.76       5.219%         96         1.50x        71.85%        63.48%
                              -----    --------------    ------
TOTAL/WEIGHTED
  AVERAGE ...............       141    $1,707,091,869    100.00%      5.250%         98         1.52x        71.19%        63.67%
                              =====    ==============    ======

               RANGE OF YEARS BUILT/RENOVATED(1)(11)--LOAN GROUP 1

                                                                                          WEIGHTED AVERAGES
                                                                     ---------------------------------------------------------------
                              NUMBER                      % OF
                                OF        AGGREGATE      INITIAL                  STATED                    CUT-OFF
RANGE OF YEARS               MORTGAGED     CUT-OFF        POOL       MORTGAGE    REMAINING                  DATE LTV    LTV RATIO AT
BUILT/RENOVATED             PROPERTIES  DATE BALANCE     BALANCE       RATE     TERM (MOS.)    DSCR(7)      RATIO(8)     MATURITY(8)
------------------------    ----------  ------------     -------       ----     -----------    -------      --------     -----------
1963 to 1969 ...........          2    $   94,852,496      6.08%      5.305%        119         1.80x        64.88%        64.32%
1970 to 1979 ...........          2         5,942,985      0.38       5.323%         58         1.61x        75.04%        72.98%
1980 to 1989 ...........         28       384,029,320     24.61       5.201%         99         1.61x        71.40%        64.13%
1990 to 1999 ...........         30       306,758,306     19.65       5.479%        102         1.44x        69.54%        60.74%
2000 to 2004 ...........         64       769,134,226     49.28       5.226%         96         1.52x        71.42%        63.29%
                              -----    --------------    ------
TOTAL/WEIGHTED
  AVERAGE ..............        126    $1,560,717,334    100.00%      5.275%         99         1.54x        70.66%        63.09%
                              =====    ==============    ======


                                     A-3-16

               RANGE OF YEARS BUILT/RENOVATED(1)(11)--LOAN GROUP 2

                                                                                          WEIGHTED AVERAGES
                                                                   -----------------------------------------------------------------
                          NUMBER                        % OF
                            OF          AGGREGATE      INITIAL                    STATED                    CUT-OFF
RANGE OF YEARS           MORTGAGED       CUT-OFF        POOL       MORTGAGE      REMAINING                  DATE LTV    LTV RATIO AT
BUILT/RENOVATED         PROPERTIES    DATE BALANCE     BALANCE       RATE       TERM (MOS.)    DSCR(9)        RATIO       MATURITY
---------------------   ----------    ------------     -------       ----       -----------    -------        -----       --------
1989 ................         1      $  1,700,000        1.16%      5.360%          120         1.35x         79.81%        66.36%
1990 to 1999 ........         5        81,450,000       55.64       4.873%           80         1.31x         76.55%        72.95%
2000 to 2004 ........         9        63,224,535       43.19       5.126%          104         1.30x         77.02%        65.80%
                          -----      ------------      ------
TOTAL/WEIGHTED
  AVERAGE ...........        15      $146,374,535      100.00%      4.988%           91         1.31x         76.79%        69.79%
                          =====      ============      ======

        PREPAYMENT PROTECTION AS OF THE CUT-OFF DATE--ALL MORTGAGE LOANS

                                                                                          WEIGHTED AVERAGES
                                                                   -----------------------------------------------------------------
                         NUMBER                         % OF
                           OF           AGGREGATE      INITIAL                    STATED                    CUT-OFF
                        MORTGAGE         CUT-OFF        POOL       MORTGAGE      REMAINING                  DATE LTV    LTV RATIO AT
PREPAYMENT PROTECTION     LOANS       DATE BALANCE     BALANCE       RATE       TERM (MOS.)    DSCR(4)      RATIO(5)     MATURITY(5)
---------------------     -----       ------------     -------       ----       -----------    -------      --------     -----------
Defeasance(12) .....       121       $1,632,363,789     95.62%      5.251%           98         1.52x        71.35%        63.85%
Yield Maintenance(12)        9           74,728,080      4.38       5.240%          103         1.59x        67.64%        59.61%
                         -----       --------------    ------
TOTAL/WEIGHTED
  AVERAGE ..........       130       $1,707,091,869    100.00%      5.250%           98         1.52x        71.19%        63.67%
                         =====       ==============    ======


                                     A-3-17

           PREPAYMENT PROTECTION AS OF THE CUT-OFF DATE--LOAN GROUP 1

                                                                                          WEIGHTED AVERAGES
                                                                   -----------------------------------------------------------------
                                                        % OF
                         NUMBER         AGGREGATE      INITIAL                    STATED                    CUT-OFF
                           OF            CUT-OFF        LOAN       MORTGAGE      REMAINING                  DATE LTV    LTV RATIO AT
PREPAYMENT PROTECTION     LOANS       DATE BALANCE     BALANCE       RATE       TERM (MOS.)    DSCR(7)      RATIO(8)     MATURITY(8)
---------------------     -----       ------------     -------       ----       -----------    -------      --------     -----------
Defeasance(12) ......      109      $1,487,689,254      95.32%      5.277%           99         1.54x         70.82%        63.27%
Yield Maintenance(12)        8          73,028,080       4.68       5.237%          103         1.59x         67.36%        59.45%
                         -----      --------------     ------
TOTAL/WEIGHTED
  AVERAGE ...........      117      $1,560,717,334     100.00%      5.275%           99         1.54x         70.66%        63.09%
                         =====      ==============     ======

           PREPAYMENT PROTECTION AS OF THE CUT-OFF DATE--LOAN GROUP 2

                                                                                          WEIGHTED AVERAGES
                                                                   -----------------------------------------------------------------
                                                        % OF
                         NUMBER         AGGREGATE      INITIAL                    STATED                     CUT-OFF
                           OF            CUT-OFF        POOL       MORTGAGE      REMAINING                  DATE LTV    LTV RATIO AT
PREPAYMENT PROTECTION     LOANS       DATE BALANCE     BALANCE       RATE       TERM (MOS.)    DSCR(9)        RATIO       MATURITY
---------------------     -----       ------------     -------       ----       -----------    -------        -----       --------
Defeasance ..........      12        $  144,674,535     98.84%      4.984%           90         1.31x         76.75%        69.83%
Yield Maintenance ...       1             1,700,000      1.16       5.360%          120         1.35x         79.81%        66.36%
                        -----        --------------    ------
TOTAL/WEIGHTED
  AVERAGE ...........      13        $  146,374,535    100.00%      4.988%           91         1.31x         76.79%        69.79%
                        =====        ==============    ======


                                     A-3-18

FOOTNOTES FOR ANNEX A-3

      (1) Because this table is presented at the mortgaged property level, balances and weighted averages are based on allocated loan amounts (generally allocated by the appraised value for the Mortgaged Property if not otherwise specified in the related loan document) for mortgage loans secured by more than one mortgaged property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

      (2) 39 mortgaged properties, representing approximately 32.72% of the Initial Pool Balance, are secured by retail properties that are considered by the applicable Mortgage Loan Seller to be "anchored" or "shadow anchored."

      (3) "NRA" means net rentable area and is applicable with respect to retail, office, industrial, self storage and mixed use properties.

      (4) DSCRcalculated after netting out holdback and/or letter of credit amounts for 13 mortgage loans (identified as Loan Nos. 6, 7, 24, 35, 36, 38, 41, 45, 55, 67, 76, 85 and 103 on Annex A-1 to this prospectus supplement), representing approximately 14.50% of the Initial Pool Balance.

      (5) Calculated based on principal loan balance, as of the Cut-off Date, Maturity Date or Anticipated Prepayment Date, as applicable, after netting out holdback and/or letter of credit amounts for one mortgage loan (identified as Loan No. 35 on Annex A-1 to this prospectus supplement), representing approximately 1.02% of the Initial Pool Balance.

      (6) 39 mortgage properties, representing approximately 35.78% of the Initial Loan Group 1 Balance, are secured by retail properties that are considered by the applicable Mortgage Loan Seller to be "anchored" or "shadow anchored."

      (7) DSCRcalculated after netting out holdback and/or letter of credit amounts for 11 mortgage loans (identified as Loan Nos. 6, 35, 36, 38, 41, 45, 55, 67, 76, 85 and 103 on Annex A-1 to this prospectus supplement), representing approximately 11.08% of the Initial Loan Group 1 Balance.

      (8) Calculated based on principal loan balance, as of the Cut-off Date, Maturity Date or Anticipated Prepayment Date, as applicable, after netting out holdback and/or letter of credit amounts for one mortgage loan (identified as Loan No. 35 on Annex A-1 to this prospectus supplement), representing approximately 1.11% of the Initial Loan Group 1 Balance.

      (9) DSCRcalculated after netting out holdback and/or letter of credit amounts for 2 mortgage loans (identified as Loan Nos. 7 and 24 on Annex A-1 to this prospectus supplement), representing approximately 51.00% of the Initial Loan Group 2 Balance.

      (10) Current Occupancy Rates have been calculated in this table based upon rent rolls made available to the applicable Mortgage Loan Sellers by the related borrowers as of the Occupancy As-of Dates set forth on Annex A-1 to this prospectus supplement.

      (11) Range of Years Built/Renovated references the later of the year built or the year of the most recent renovations with respect to each Mortgaged Property.

      (12) With respect to two mortgage loans (identified as Loan Nos. 49 and 71 on Annex A-1 to this prospectus supplement), representing approximately 1.22% of the Initial Pool Balance (or approximately 1.34% of the Initial Loan Group 1 Balance), the related loan document gives the borrower under certain circumstances the option of choosing either yield maintenance or defeasance, however, it is assumed that such borrower will choose yield maintenance.


                                     A-3-19

                                    ANNEX A-4

                         RATES TO BE USED IN DETERMINING
                   CLASS X-C AND CLASS X-P PASS-THROUGH RATES

DISTRIBUTION DATE                                  PERIOD                 RATE %
-----------------                                  ------                 ------
[___________________] .......................         1                      %
[___________________] .......................         2                      %
[___________________] .......................         3                      %
[___________________] .......................         4                      %
[___________________] .......................         5                      %
[___________________] .......................         6                      %
[___________________] .......................         7                      %
[___________________] .......................         8                      %
[___________________] .......................         9                      %
[___________________] .......................        10                      %
[___________________] .......................        11                      %
[___________________] .......................        12                      %
[___________________] .......................        13                      %
[___________________] .......................        14                      %
[___________________] .......................        15                      %
[___________________] .......................        16                      %
[___________________] .......................        17                      %
[___________________] .......................        18                      %
[___________________] .......................        19                      %
[___________________] .......................        20                      %
[___________________] .......................        21                      %
[___________________] .......................        22                      %
[___________________] .......................        23                      %
[___________________] .......................        24                      %
[___________________] .......................        25                      %
[___________________] .......................        26                      %
[___________________] .......................        27                      %
[___________________] .......................        28                      %
[___________________] .......................        29                      %
[___________________] .......................        30                      %
[___________________] .......................        31                      %
[___________________] .......................        32                      %
[___________________] .......................        33                      %
[___________________] .......................        34                      %
[___________________] .......................        35                      %
[___________________] .......................        36                      %
[___________________] .......................        37                      %
[___________________] .......................        38                      %
[___________________] .......................        39                      %
[___________________] .......................        40                      %
[___________________] .......................        41                      %
[___________________] .......................        42                      %
[___________________] .......................        43                      %
[___________________] .......................        44                      %


                                     A-4-1

DISTRIBUTION DATE                                  PERIOD                 RATE %
-----------------                                  ------                 ------
[___________________] .......................        45                      %
[___________________] .......................        46                      %
[___________________] .......................        47                      %
[___________________] .......................        48                      %
[___________________] .......................        49                      %
[___________________] .......................        50                      %
[___________________] .......................        51                      %
[___________________] .......................        52                      %
[___________________] .......................        53                      %
[___________________] .......................        54                      %
[___________________] .......................        55                      %
[___________________] .......................        56                      %
[___________________] .......................        57                      %
[___________________] .......................        58                      %
[___________________] .......................        59                      %
[___________________] .......................        60                      %
[___________________] .......................        61                      %
[___________________] .......................        62                      %
[___________________] .......................        63                      %
[___________________] .......................        64                      %
[___________________] .......................        65                      %
[___________________] .......................        66                      %
[___________________] .......................        67                      %
[___________________] .......................        68                      %
[___________________] .......................        69                      %
[___________________] .......................        70                      %
[___________________] .......................        71                      %
[___________________] .......................        72                      %
[___________________] .......................        73                      %
[___________________] .......................        74                      %
[___________________] .......................        75                      %
[___________________] .......................        76                      %
[___________________] .......................        77                      %
[___________________] .......................        78                      %
[___________________] .......................        79                      %
[___________________] .......................        80                      %
[___________________] .......................        81                      %
[___________________] .......................        82                      %
[___________________] .......................        83                      %
[___________________] .......................        84                      %


                                     A-4-2

                                    ANNEX A-5

                      CLASS A-AB PLANNED PRINCIPAL BALANCE

DISTRIBUTION DATE          BALANCE          DISTRIBUTION DATE            BALANCE
-----------------          -------          -----------------            -------
Closing Date                  $                                             $


                                     A-5-1

                                     ANNEX B

                                 CMBS NEW ISSUE
                              COLLATERAL TERM SHEET

                              ---------------------

                                 $1,581,193,000
                       (APPROXIMATE OFFERED CERTIFICATES)

                                 $1,707,091,869
                     (APPROXIMATE TOTAL COLLATERAL BALANCE)

                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-C1

                              ---------------------

                      GENERAL ELECTRIC CAPITAL CORPORATION
                       GERMAN AMERICAN CAPITAL CORPORATION
                              BANK OF AMERICA, N.A.
                            AS MORTGAGE LOAN SELLERS

                              ---------------------

--------------------------------------------------------------------------------------------------------------------------------
            INITIAL CLASS         INITIAL          RATINGS                                                       ASSUMED FINAL
            CERTIFICATE OR     PASS-THROUGH       S&P/FITCH      SUBORDINATION        WAL          PRINCIPAL      DISTRIBUTION
CLASS      NOTIONAL BALANCE        RATE             /DBRS            LEVELS          (YRS.)       WINDOW (MO.)        DATE
--------------------------------------------------------------------------------------------------------------------------------
A-1         $   76,758,000           %            AAA/AAA/AAA       20.000%           2.59           1-57         11/10/2009
--------------------------------------------------------------------------------------------------------------------------------
A-2         $  419,364,000           %            AAA/AAA/AAA       20.000%           4.85           57-60         2/10/2010
--------------------------------------------------------------------------------------------------------------------------------
A-3         $  155,543,000           %            AAA/AAA/AAA       20.000%           6.59           70-83         1/10/2012
--------------------------------------------------------------------------------------------------------------------------------
A-4         $   36,998,000           %            AAA/AAA/AAA       20.000%           8.64          103-107        1/10/2014
--------------------------------------------------------------------------------------------------------------------------------
A-AB        $   49,587,000           %            AAA/AAA/AAA       20.000%           7.30          60-113         7/10/2014
--------------------------------------------------------------------------------------------------------------------------------
A-5         $  481,049,000           %            AAA/AAA/AAA       20.000%           9.81          113-119        1/10/2015
--------------------------------------------------------------------------------------------------------------------------------
A-1A        $  146,374,000           %            AAA/AAA/AAA       20.000%           7.20           1-119         1/10/2015
--------------------------------------------------------------------------------------------------------------------------------
A-J         $  113,095,000           %            AAA/AAA/AAA       13.375%           9.88          119-119        1/10/2015
--------------------------------------------------------------------------------------------------------------------------------
X-P         $1,656,689,000           %            AAA/AAA/AAA         N/A             N/A              N/A         2/10/2012
--------------------------------------------------------------------------------------------------------------------------------
B           $   42,677,000           %             AA/AA/AA         10.875%           9.92          119-120        2/10/2015
--------------------------------------------------------------------------------------------------------------------------------
C           $   17,071,000           %          AA-/AA-/AA(low)      9.875%           9.96          120-120        2/10/2015
--------------------------------------------------------------------------------------------------------------------------------
D           $   27,740,000           %               A/A/A           8.250%           9.96          120-120        2/10/2015
--------------------------------------------------------------------------------------------------------------------------------
E           $   14,937,000           %           A-/A-/A(low)        7.375%           9.96          120-120        2/10/2015
--------------------------------------------------------------------------------------------------------------------------------

DEUTSCHE BANK SECURITIES                          BANC OF AMERICA SECURITIES LLC
CO-LEAD AND JOINT BOOKRUNNING MANAGER      CO-LEAD AND JOINT BOOKRUNNING MANAGER

CITIGROUP                             JPMORGAN               MERRILL LYNCH & CO.
CO-MANAGER                           CO-MANAGER              CO-MANAGER

                                                                January 28, 2005


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $1,581,193,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-C1

TRANSACTION FEATURES

>> SELLERS:

--------------------------------------------------------------------------------
                                         NO. OF     CUT-OFF DATE
             SELLERS                     LOANS       BALANCE ($)       % OF POOL
--------------------------------------------------------------------------------
General Electric Capital Corporation       93      $  925,863,173         54.24%
German American Capital Corporation        18         439,942,552         25.77
Bank of America, N.A                       19         341,286,144         19.99
--------------------------------------------------------------------------------
TOTAL:                                    130      $1,707,091,869        100.00%
--------------------------------------------------------------------------------

>> LOAN POOL:

o     Average Cut-off Date Balance: $13,131,476

o     Largest Mortgage Loan or cross-collateralized loan group by Cut-off Date
      Balance: $97,255,523 (Shadow Rated BBB- / BBB- / BBB(LOW) by S&P, Fitch, and DBRS, respectively).

o     Five largest and ten largest loans or cross-collateralized loan groups:
      22.62% and 36.61% of pool, respectively.

>> CREDIT STATISTICS:

o     Weighted average underwritten DSCR of 1.52x.

o Weighted average cut-off date LTV ratio of 71.19%; weighted average balloon LTV ratio of 63.67%.

>> PROPERTY TYPES:

                              [PIE CHART OMITTED]

  [The following table was depicted as a pie chart in the printed materials.]

Multifamily (1)                                                           20.05%
Self Storage                                                               8.30%
Hotel                                                                      4.44%
Industrial                                                                 2.11%
Mixed Use                                                                  0.36%
Office                                                                    30.77%
Retail                                                                    33.97%

(1)   Consists of Multifamily (18.76%) and Manufactured Housing (1.29%).

>> CALL PROTECTION: (AS APPLICABLE)

o 95.62% of the pool (current balance) has a lockout period ranging from 24 to 42 payments from origination, then defeasance.

o 4.38%(1) of the pool (current balance) has a lockout period ranging from 24 to 60 payments from origination, then yield maintenance.

      (1) With respect to two of these mortgage loans, representing 1.22% of the aggregate Cut-off Date Balance, the borrower has the option of choosing yield maintenance or defeasance under certain circumstances.

>> BOND INFORMATION: Cash flows are expected to be modeled by TREPP, CONQUEST and INTEX and are expected to be available on BLOOMBERG.


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $1,581,193,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-C1

OFFERED CERTIFICATES
----------------------------------------------------------------------------------------------------------------------------------
                INITIAL                            RATINGS                                       ASSUMED FINAL       INITIAL
           CERTIFICATE OR      SUBORDINATION     (S&P/FITCH        AVERAGE        PRINCIPAL       DISTRIBUTION     PASS-THROUGH
CLASS     NOTIONAL BALANCE(1)     LEVELS           /DBRS)      LIFE (YRS.)(2)  WINDOW (MO.)(2)      DATE(2)      RATE (APPROX.)(3)
----------------------------------------------------------------------------------------------------------------------------------
A-1(4)      $   76,758,000        20.000%         AAA/AAA/AAA         2.59           1-57         11/10/2009             %
----------------------------------------------------------------------------------------------------------------------------------
A-2(4)      $  419,364,000        20.000%         AAA/AAA/AAA         4.85           57-60         2/10/2010             %
----------------------------------------------------------------------------------------------------------------------------------
A-3(4)      $  155,543,000        20.000%         AAA/AAA/AAA         6.59           70-83         1/10/2012             %
----------------------------------------------------------------------------------------------------------------------------------
A-4(4)      $   36,998,000        20.000%         AAA/AAA/AAA         8.64          103-107        1/10/2014             %
----------------------------------------------------------------------------------------------------------------------------------
A-AB(4)     $   49,587,000        20.000%         AAA/AAA/AAA         7.30          60-113         7/10/2014             %
----------------------------------------------------------------------------------------------------------------------------------
A-5(4)      $  481,049,000        20.000%         AAA/AAA/AAA         9.81          113-119        1/10/2015             %
----------------------------------------------------------------------------------------------------------------------------------
A-1A(4)     $  146,374,000        20.000%         AAA/AAA/AAA         7.20           1-119         1/10/2015             %
----------------------------------------------------------------------------------------------------------------------------------
A-J         $  113,095,000        13.375%         AAA/AAA/AAA         9.88          119-119        1/10/2015             %
----------------------------------------------------------------------------------------------------------------------------------
X-P(5)      $1,656,689,000          N/A           AAA/AAA/AAA         N/A             N/A          2/10/2012             %
----------------------------------------------------------------------------------------------------------------------------------
B           $   42,677,000        10.875%          AA/AA/AA           9.92          119-120        2/10/2015             %
----------------------------------------------------------------------------------------------------------------------------------
C           $   17,071,000         9.875%       AA-/AA-/AA(low)       9.96          120-120        2/10/2015             %
----------------------------------------------------------------------------------------------------------------------------------
D           $   27,740,000         8.250%            A/A/A            9.96          120-120        2/10/2015             %
----------------------------------------------------------------------------------------------------------------------------------
E           $   14,937,000         7.375%        A-/A-/A(low)         9.96          120-120        2/10/2015             %
----------------------------------------------------------------------------------------------------------------------------------

RIVATE CERTIFICATES (6)
-----------------------------------------------------------------------------------------------------------------------------------
                INITIAL                             RATINGS                                         ASSUMED FINAL      INITIAL
            CERTIFICATE OR     SUBORDINATION      (S&P/FITCH         AVERAGE          PRINCIPAL      DISTRIBUTION    PASS-THROUGH
CLASS     NOTIONAL BALANCE(1)     LEVELS             /DBRS)        LIFE (YRS.)(2)  WINDOW (MO.)(2)      DATE(2)    RATE (APPROX.)(3)
-----------------------------------------------------------------------------------------------------------------------------------
X-C(5)      $1,707,091,868          N/A            AAA/AAA/AAA         N/A              N/A          2/10/2020            %
-----------------------------------------------------------------------------------------------------------------------------------
F           $   23,473,000         6.000%      BBB+/BBB+/BBB(high)      9.96          120-120        2/10/2015            %
-----------------------------------------------------------------------------------------------------------------------------------
G           $   14,937,000         5.125%          BBB/BBB/BBB          9.96          120-120        2/10/2015            %
-----------------------------------------------------------------------------------------------------------------------------------
H           $   25,606,000         3.625%      BBB-/BBB-/BBB(low)       9.99          120-123        5/10/2015            %
-----------------------------------------------------------------------------------------------------------------------------------
J           $    4,268,000         3.375%       BB+/BB+/BB(high)       10.21          123-123        5/10/2015            %
-----------------------------------------------------------------------------------------------------------------------------------
K           $    8,535,000         2.875%           BB/BB/BB           10.21          123-123        5/10/2015            %
-----------------------------------------------------------------------------------------------------------------------------------
L           $   10,670,000         2.250%        BB-/BB-/BB(low)       10.21          123-123        5/10/2015            %
-----------------------------------------------------------------------------------------------------------------------------------
M           $    2,134,000         2.125%         B+/B+/B(high)        10.21          123-123        5/10/2015            %
-----------------------------------------------------------------------------------------------------------------------------------
N           $    6,401,000         1.750%             B/B/B            10.21          123-123        5/10/2015            %
-----------------------------------------------------------------------------------------------------------------------------------
O           $    4,268,000         1.500%         B-/B-/B(low)         10.21          123-123        5/10/2015            %
-----------------------------------------------------------------------------------------------------------------------------------
P           $   25,606,868         0.000%           NR/NR/NR           14.30          123-180        2/10/2020            %
-----------------------------------------------------------------------------------------------------------------------------------

Notes:

(1)   Subject to a permitted variance of plus or minus 10%.

(2) Based on the structuring assumptions, assuming 0% CPR, described in the Prospectus Supplement.

(3) The Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-5, Class A-1A, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates will each accrue interest at either (i) a fixed rate, (ii) a fixed rate subject to a cap at the weighted average of the net mortgage interest rates of the mortgage loans, (iii) a rate equal to the weighted average of the net mortgage interest rates of the mortgage loans less a specified percentage or (iv) a rate equal to the weighted average of the net mortgage interest rate of the mortgage loans. The Class J, Class K, Class L, Class M, Class N, Class O and Class P certificates will each accrue interest at a fixed rate subject to a cap at the weighted average of the net mortgage interest rates of the mortgage loans.

(4) For purposes of making distributions to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-5 and Class A-1A certificates, the pool of mortgage loans will be deemed to consist of two distinct loan groups, loan group 1 and loan group 2. Loan group 1 will consist of 117 mortgage loans, representing approximately 91.43% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Loan group 2 will consist of 13 mortgage loans, representing approximately 8.57% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Loan group 2 will include approximately 45.70% of the aggregate principal balance of all the mortgage loans secured by multifamily properties.

      So long as funds are sufficient on any distribution date to make distributions of all interest on such distribution date to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-5, Class A-1A, Class X-C and Class X-P certificates, interest distributions on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, and Class A-5 certificates will be based upon amounts available relating to mortgage loans in loan group 1 and interest distributions on the Class A-1A certificates will be based upon amounts available relating to mortgage loans in loan group 2.

      In addition, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, and Class A-5 certificates will be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group 1 and, after the certificate principal balance of the Class A-1A certificates has been reduced to zero, distributions of principal collected or advanced in respect of mortgage loans in loan group 2. The Class A-1A certificates will be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group 2 and, after the certificate principal balance of the Class A-5 certificates has been reduced to zero, distributions of principal collected or advanced in respect of mortgage loans in loan group 1. However, on and after any distribution date on which the certificate principal balances of the Class A-J through Class P certificates have been reduced to zero, distributions of principal collected or advanced in respect of the pool of mortgage loans will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-5 and Class A-1A certificates, pro rata.

(5) With respect to the Strategic Hotel Portfolio mortgage loan, representing approximately 1.45% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 1.59% of the aggregate principal balance of loan group 1 as of the cut-off date), the related mortgaged properties also secure subordinate mortgage loans. The Class X-C and Class X-P certificates were structured assuming that such subordinate loans absorb any loss prior to the related mortgage loan. For more information regarding these loans, see "DESCRIPTION OF THE MORTGAGE POOL--THE STRATEGIC HOTEL PORTFOLIO MORTGAGE LOAN" in the prospectus supplement.

(6)   Certificates to be offered privately  pursuant to Rule 144A and Regulation
      S.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $1,581,193,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-C1

I. ISSUE CHARACTERISTICS

ISSUE TYPE:                     Public:  Classes A-1, A-2, A-3, A-4, A-AB,  A-5,
                                A-1A,  A-J,  X-P,  B,  C, D and E (the  "Offered
                                Certificates").

                                Private (Rule 144A, Regulation S): Classes X-C, F, G, H, J, K, L, M, N, O and P.

SECURITIES OFFERED:             $1,581,193,000    monthly   pay,    multi-class,
                                sequential   pay   commercial   mortgage   REMIC
                                Pass-Through  Certificates,   consisting  of  12
                                fixed-rate   principal   and  interest   classes
                                (Classes A-1, A-2, A-3, A-4,  A-AB,  A-5,  A-1A,
                                A-J, B, C, D and E) and one interest-only  class
                                (Class X-P).

MORTGAGE POOL:                  The Mortgage Pool consists of 130 Mortgage Loans
                                with an aggregate balance as of the Cut-Off Date
                                of   $1,707,091,869.   The  Mortgage  Loans  are
                                secured by 141 properties  located throughout 32
                                states.  The  Mortgage  Pool  will be  deemed to
                                consist  of 2 loan  groups  ("Loan  Group 1" and
                                "Loan  Group 2").  Loan Group 1 will  consist of
                                (i)  all of the  Mortgage  Loans  that  are  not
                                secured  by   Mortgaged   Properties   that  are
                                multifamily   properties   and/or   manufactured
                                housing  properties  and (ii) 12 Mortgage  Loans
                                that are secured by 12 Mortgaged Properties that
                                are multifamily  properties and 6 Mortgage Loans
                                that are secured by 6 Mortgaged  Properties that
                                are manufactured housing properties.  Loan Group
                                1 is expected to consist of 117 Mortgage  Loans,
                                with an aggregate balance as of the Cut-Off Date
                                of $1,560,717,334.  Loan Group 2 will consist of
                                13  Mortgage   Loans  that  are  secured  by  15
                                Mortgaged   Properties   that  are   multifamily
                                properties with an aggregate balance as of the Cut-Off Date of $146,374,535.

SELLERS:                        General  Electric  Capital  Corporation  (GECC);
                                German American Capital Corporation (GACC); and Bank of America, N.A. (BofA)

CO-LEAD BOOKRUNNING MANAGERS:   Deutsche  Bank   Securities  Inc.  and  Banc  of
                                America Securities LLC

CO-MANAGERS:                    Citigroup  Global  Markets,  Inc.,  J.P.  Morgan
                                Securities  Inc.  and  Merrill  Lynch,   Pierce,
                                Fenner & Smith, Inc.

MASTER SERVICER:                GEMSA Loan Services, L.P.

SPECIAL SERVICER:               Lennar Partners, Inc.

TRUSTEE:                        LaSalle Bank National Association

FISCAL AGENT:                   ABN AMRO Bank N.V.

CUT-OFF DATE:                   February 1, 2005

EXPECTED CLOSING DATE:          On or about February 23, 2005.

DISTRIBUTION DATES:             The 10th day of each  month or, if such 10th day
                                is  not  a  business   day,   the  business  day
                                immediately following such 10th day, beginning in March 2005.

MINIMUM DENOMINATIONS:          $10,000  for  the  Offered  Certificates  and in
                                multiples of $1 thereafter.

SETTLEMENT TERMS:               DTC, Euroclear and Clearstream,  same day funds,
                                with accrued interest.

ERISA/SMMEA STATUS:             The  Offered  Certificates  are  expected  to be
                                ERISA  eligible.  No  Class of  Certificates  is
                                SMMEA eligible.

RATING AGENCIES:                The  Offered   Certificates  will  be  rated  by
                                Standard & Poor's Ratings Services, a Division of the McGraw-Hill Companies, Inc. ("S&P"),
                                Fitch, Inc. ("Fitch"),  and Dominion Bond Rating
                                Service Limited ("DBRS").

RISK FACTORS:                   THE  CERTIFICATES  INVOLVE CERTAIN RISKS AND MAY
                                NOT BE SUITABLE FOR ALL INVESTORS. SEE THE "RISK
                                FACTORS"  SECTION OF THE  PROSPECTUS  SUPPLEMENT
                                AND   THE   "RISK   FACTORS"   SECTION   OF  THE
                                PROSPECTUS.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $1,581,193,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-C1

III. FULL COLLATERAL CHARACTERISTICS

CUT-OFF DATE BALANCE ($)

--------------------------------------------------------------
                               NO. OF      AGGREGATE
                             MORTGAGE    CUT-OFF DATE     % OF
                                LOANS     BALANCE ($)     POOL
--------------------------------------------------------------
1,450,000 - 1,999,999            3         4,800,000      0.28
2,000,000 - 2,999,999           19        49,276,110      2.89
3,000,000 - 3,999,999           12        42,410,933      2.48
4,000,000 - 5,999,999           18        86,617,011      5.07
6,000,000 - 6,999,999            8        50,231,307      2.94
7,000,000 - 9,999,999           20       164,316,216      9.63
10,000,000 - 14,999,999         16       207,421,009     12.15
15,000,000 - 29,999,999         23       445,802,993     26.11
30,000,000 - 49,999,999          4       159,466,944      9.34
50,000,000 - 97,255,523          7       496,749,346     29.10
--------------------------------------------------------------
GRAND TOTAL                    130     1,707,091,869    100.00
--------------------------------------------------------------
Min: 1,450,000        Max: 97,255,523      Average: 13,131,476
--------------------------------------------------------------

STATE

--------------------------------------------------------------
                               NO. OF      AGGREGATE
                             MORTGAGE    CUT-OFF DATE     % OF
                           PROPERTIES     BALANCE ($)     POOL
--------------------------------------------------------------
California                      28       304,142,863     17.82
IIIinois                         8       151,611,760      8.88
New York                        12       147,696,343      8.65
Virginia                         5       101,408,339      5.94
Michigan                         2        99,298,508      5.82
Florida                         10        97,738,474      5.73
Washington                       9        96,929,529      5.68
Texas                           13        79,957,984      4.68
North Carolina                   4        68,628,442      4.02
Nevada                           3        66,047,536      3.87
Hawaii                           1        62,843,823      3.68
Connecticut                      3        53,942,460      3.16
Arizona                          4        40,143,928      2.35
Other States(a)                 39       336,701,879     19.72
--------------------------------------------------------------
GRAND TOTAL                    141     1,707,091,869    100.00
--------------------------------------------------------------

(a)   Includes 19 states.

PROPERTY TYPE

--------------------------------------------------------------
                               NO. OF      AGGREGATE
                             MORTGAGE    CUT-OFF DATE     % OF
                           PROPERTIES     BALANCE ($)     POOL
--------------------------------------------------------------
Retail                          41       579,872,648     33.97
Office                          24       525,283,470     30.77
Multifamily                     33       342,223,289     20.05
  MULTIFAMILY                   27       320,261,942     18.76
  MANUFACTURED HOUSING           6        21,961,346      1.29
Self Storage                    32       141,624,464      8.30
Hotel                            7        75,862,858      4.44
Industrial                       3        36,025,139      2.11
MIXED USE                        1         6,200,000      0.36
--------------------------------------------------------------
GRAND TOTAL                    141     1,707,091,869    100.00
--------------------------------------------------------------

MORTGAGE RATE (%)

--------------------------------------------------------------
                               NO. OF      AGGREGATE
                             MORTGAGE    CUT-OFF DATE     % OF
                                LOANS     BALANCE ($)     POOL
--------------------------------------------------------------
4.280% - 4.999%                 16       417,503,858     24.46
5.000% - 5.249%                 23       327,787,332     19.20
5.250% - 5.449%                 30       362,734,481     21.25
5.450% - 5.749%                 40       417,450,437     24.45
5.750% - 5.999%                 17       105,116,252      6.16
6.000% - 6.880%                  4        76,499,508      4.48
--------------------------------------------------------------
GRAND TOTAL                    130     1,707,091,869    100.00
--------------------------------------------------------------
Min: 4.280                  Max: 6.880        Wtd. Avg.: 5.250
--------------------------------------------------------------

ORIGINAL TERM TO STATED MATURITY (MOS)(a)

--------------------------------------------------------------
                               NO. OF      AGGREGATE
                             MORTGAGE    CUT-OFF DATE     % OF
                                LOANS     BALANCE ($)     POOL
--------------------------------------------------------------
  60 - 80                       30       528,434,607     30.96
 81 - 100                        6       123,166,327      7.21
101 - 120                       90       955,302,291     55.96
121 - 180                        4       100,188,644      5.87
--------------------------------------------------------------
GRAND TOTAL                    130     1,707,091,869    100.00
--------------------------------------------------------------
Min: 60                      Max: 180           Wtd. Avg.: 101
--------------------------------------------------------------

(a) Calculated with respect to the anticipated prepayment date for 1 mortgage loan.

REMAINING TERM TO STATED MATURITY (MOS)(a)

--------------------------------------------------------------
                               NO. OF      AGGREGATE
                             MORTGAGE    CUT-OFF DATE     % OF
                                LOANS     BALANCE ($)     POOL
--------------------------------------------------------------
 57 - 59                        28       475,384,607     27.85
 60 - 84                         8       176,216,327     10.32
 85 - 114                        4        59,351,947      3.48
115 - 119                       74       759,809,987     44.51
120 - 139                       14       208,879,000     12.24
140 - 180                        2        27,450,000      1.61
--------------------------------------------------------------
GRAND TOTAL                    130     1,707,091,869    100.00
--------------------------------------------------------------
Min: 57                   Max: 180               Wtd. Avg.: 98
--------------------------------------------------------------

(a) Calculated with respect to the anticipated prepayment date for 1 mortgage loan.

LOANS WITH RESERVE REQUIREMENTS(a)

--------------------------------------------------------------
                               NO. OF      AGGREGATE
                             MORTGAGE    CUT-OFF DATE     % OF
                                LOANS     BALANCE ($)     POOL
--------------------------------------------------------------
Tax                            109     1,268,980,298     74.34
Replacement                    102     1,177,235,386     68.96
Insurance                       93       958,751,926     56.16
Other(b)                        50       848,381,309     49.70
TI/LC(c)                        49       757,133,627     65.99
--------------------------------------------------------------

(a) Includes upfront or on-going reserves (including letters of credit in lieu of reserves).
(b)   Consists of tenant reserves and holdbacks.
(c) Percentage based only on portion of pool secured by retail, office and industrial properties.

CUT-OFF LOAN-TO-VALUE RATIO (%)(a)(b)


--------------------------------------------------------------
                               NO. OF      AGGREGATE
                             MORTGAGE    CUT-OFF DATE     % OF
                                LOANS     BALANCE ($)     POOL
--------------------------------------------------------------
31.79% - 49.99%                  8        71,094,506      4.16
50.00% - 59.99%                  9        85,392,222      5.00
60.00% - 69.99%                 26       584,943,341     34.27
70.00% - 74.99%                 25       166,330,346      9.74
75.00% - 80.90%                 62       799,331,453     46.82
--------------------------------------------------------------
GRAND TOTAL                    130     1,707,091,869    100.00
--------------------------------------------------------------
Min: 31.79                     Max: 80.90     Wtd. Avg.: 71.19
--------------------------------------------------------------

(a) Calculated on loan balances after netting out holdback amounts for one loan (1.02% of the pool balance).
(b) In the case of 3 mortgage loans with one or more companion loans that are not included in the Trust, calculated only with respect to the mortgage loans included in the Trust and the companion loans that are pari passu in right of payment with the mortgage loans included in the Trust.

LOAN-TO-VALUE AT MATURITY (%)(a)(b)


--------------------------------------------------------------
                               NO. OF      AGGREGATE
                             MORTGAGE    CUT-OFF DATE     % OF
                                LOANS     BALANCE ($)     POOL
--------------------------------------------------------------
26.70% - 29.99%                  1         2,988,292      0.18
30.00% - 39.99%                  6        26,395,415      1.55
40.00% - 49.99%                 14       177,780,421     10.41
50.00% - 59.99%                 20       278,409,336     16.31
60.00% - 69.99%                 64       899,243,047     52.68
70.00% - 79.21%                 25       322,275,359     18.88
--------------------------------------------------------------
GRAND TOTAL                    130     1,707,091,869    100.00
--------------------------------------------------------------
Min: 26.70                     Max: 79.21     Wtd. Avg.: 63.67
--------------------------------------------------------------

(a) Calculated on loan balances after netting out holdback amounts for one loan (1.02% of the pool balance).
(b) In the case of 3 mortgage loans with one or more companion loans that are not included in the Trust, calculated only with respect to the mortgage loans included in the Trust and the companion loans that are pari passu in right of payment with the mortgage loans included in the Trust.

DEBT SERVICE COVERAGE RATIOS (X)(a)(b)


--------------------------------------------------------------
                               NO. OF      AGGREGATE
                             MORTGAGE    CUT-OFF DATE     % OF
                                LOANS     BALANCE ($)     POOL
--------------------------------------------------------------
1.20x - 1.29x                   43       622,983,195     36.49
1.30x - 1.39x                   29       241,560,514     14.15
1.40x - 1.49x                   19       193,399,988     11.33
1.50x - 1.59x                    7        65,473,059      3.84
1.60x - 1.74x                   14       133,695,786      7.83
1.75x - 1.99x                    8       305,003,822     17.87
2.00x - 2.49x                    5       108,715,056      6.37
2.50x - 2.98x                    5        36,260,448      2.12
--------------------------------------------------------------
GRAND TOTAL                    130     1,707,091,869    100.00
--------------------------------------------------------------
Min: 1.20                   Max: 2.98          Wtd. Avg.: 1.52
--------------------------------------------------------------

(a) Calculated on loan balances after netting out holdback amounts for 13 loans (14.50% of the pool balance).
(b) In the case of 3 mortgage loans with one or more companion loans that are not included in the Trust, calculated only with respect to the mortgage loans included in the Trust and the companion loans that are pari passu in right of payment with the mortgage loans included in the Trust.

All numerical information concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the loans based on their outstanding principal balances as of the Cut-off Date. State and Property Type tables reflect allocated loan amounts in the case of mortgage loans secured by multiple properties. Sum of Columns may not match "Total" due to rounding.


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $1,581,193,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-C1

IV. LOAN GROUP 1 CHARACTERISTICS

CUT-OFF DATE BALANCE ($)

--------------------------------------------------------------
                               NO. OF      AGGREGATE
                             MORTGAGE    CUT-OFF DATE     % OF
                                LOANS     BALANCE ($)  GROUP 1
--------------------------------------------------------------
1,450,000 - 1,999,999            2         3,100,000      0.20
2,000,000 - 2,999,999           17        43,533,278      2.79
3,000,000 - 3,999,999           10        35,185,023      2.25
4,000,000 - 5,999,999           17        82,330,828      5.28
6,000,000 - 6,999,999            7        43,431,307      2.78
7,000,000 - 9,999,999           18       148,118,137      9.49
10,000,000 - 14,999,999         15       195,449,477     12.52
15,000,000 - 29,999,999         21       406,002,993     26.01
30,000,000 - 49,999,999          4       159,466,944     10.22
50,000,000 - 97,255,523          6       444,099,346     28.45
--------------------------------------------------------------
GRAND TOTAL                    117     1,560,717,334    100.00
--------------------------------------------------------------
Min: 1,450,000        Max: 97,255,523      Average: 13,339,464
--------------------------------------------------------------

STATE

--------------------------------------------------------------
                               NO. OF      AGGREGATE
                             MORTGAGE    CUT-OFF DATE     % OF
                           PROPERTIES     BALANCE ($)  GROUP 1
--------------------------------------------------------------
California                      28       304,142,863     19.49
Illinois                         8       151,611,760      9.71
New York                        12       147,696,343      9.46
Michigan                         2        99,298,508      6.36
Washington                       8        90,129,529      5.77
Viriginia                        4        89,436,807      5.73
Florida                          9        79,938,474      5.12
Texas                           11        71,845,891      4.60
Nevada                           3        66,047,536      4.23
Hawaii                           1        62,843,823      4.03
Connecticut                      2        50,542,460      3.24
Arizona                          4        40,143,928      2.57
Louisiana                        7        39,017,833      2.50
Other States(a)                 27       268,021,577     17.17
--------------------------------------------------------------
GRAND TOTAL                    126     1,560,717,334    100.00
--------------------------------------------------------------

(a)   Includes 18 states

PROPERTY TYPE

--------------------------------------------------------------
                               NO. OF      AGGREGATE
                             MORTGAGE    CUT-OFF DATE     % OF
                           PROPERTIES     BALANCE ($)  GROUP 1
--------------------------------------------------------------
Retail                          41       579,872,648     37.15
Office                          24       525,283,470     33.66
Multifamily                     18       195,848,754     12.55
  MULTIFAMILY                   12       173,887,408     11.14
  MANUFACTURED HOUSING           6        21,961,346      1.41
Self Storage                    32       141,624,464      9.07
Hotel                            7        75,862,858      4.86
Industrial                       3        36,025,139      2.31
Mixed Use                        1         6,200,000      0.40
--------------------------------------------------------------
GRAND TOTAL                    126     1,560,717,334    100.00
--------------------------------------------------------------

MORTGAGE RATE (%)

--------------------------------------------------------------
                               NO. OF      AGGREGATE
                             MORTGAGE    CUT-OFF DATE     % OF
                                LOANS     BALANCE ($)  GROUP 1
--------------------------------------------------------------
4.280% - 4.999%                 12       342,256,416     21.93
5.000% - 5.249%                 20       317,758,318     20.36
5.250% - 5.449%                 26       330,909,481     21.20
5.450% - 5.749%                 38       388,177,358     24.87
5.750% - 5.999%                 17       105,116,252      6.74
6.000% - 6.880%                  4        76,499,508      4.90
--------------------------------------------------------------
GRAND TOTAL                    117     1,560,717,334    100.00
--------------------------------------------------------------
Min: 4.280                  Max: 6.880        Wtd. Avg.: 5.275
--------------------------------------------------------------

ORIGINAL TERM TO STATED MATURITY (MOS)(a)

--------------------------------------------------------------
                               NO. OF      AGGREGATE
                             MORTGAGE    CUT-OFF DATE     % OF
                                LOANS     BALANCE ($)  GROUP 1
--------------------------------------------------------------
60 - 80                         27       459,987,165     29.47
81 - 100                         6       123,166,327      7.89
101 - 120                       80       877,375,198     56.22
121 - 180                        4       100,188,644      6.42
--------------------------------------------------------------
GRAND TOTAL                    117     1,560,717,334    100.00
--------------------------------------------------------------
Min: 60                   Max: 180              Wtd. Avg.: 102
--------------------------------------------------------------

(a)   Calculated with respect to the anticipated prepayment date for one loan.

REMAINING TERM TO STATED MATURITY (MOS)(a)

--------------------------------------------------------------
                               NO. OF      AGGREGATE
                             MORTGAGE    CUT-OFF DATE     % OF
                                LOANS     BALANCE ($)  GROUP 1
--------------------------------------------------------------
57 - 59                         25       406,937,165     26.07
60 - 84                          8       176,216,327     11.29
85 - 114                         4        59,351,947      3.80
115 -119                        67       695,907,894     44.59
120 - 139                       11       194,854,000     12.48
140 - 180                        2        27,450,000      1.76
--------------------------------------------------------------
GRAND TOTAL                    117     1,560,717,334    100.00
--------------------------------------------------------------
Min: 57                     Max: 180             Wtd. Avg.: 99
--------------------------------------------------------------

(a)   Calculated with respect to the anticipated prepayment date for one loan.

LOANS WITH RESERVE REQUIREMENTS(a)

--------------------------------------------------------------
                               NO. OF      AGGREGATE
                             MORTGAGE    CUT-OFF DATE     % OF
                                LOANS     BALANCE ($)  GROUP 1
--------------------------------------------------------------
Tax                             96     1,122,605,763     71.93
Replacement                     93     1,111,253,682     71.20
Insurance                       82       873,952,391     56.00
TI/LC(b)                        49       757,133,627     65.99
Other(c)                        46       749,131,309     48.00
--------------------------------------------------------------

(a) Includes upfront or on-going reserves (including letters of credit in lieu of reserves).
(b) Percentage based only on portion of pool secured by retail, office and industrial properties.
(C)   Consists of tenant reserves and holdbacks.


CUT-OFF LOAN-TO-VALUE RATIO (%)(a)(b)


--------------------------------------------------------------
                               NO. OF      AGGREGATE
                             MORTGAGE    CUT-OFF DATE     % OF
                                LOANS     BALANCE ($)  GROUP 1
--------------------------------------------------------------
31.79% - 49.99%                  8        71,094,506      4.56
50.00% - 59.99%                  8        78,592,222      5.04
60.00% - 69.99%                 26       584,943,341     37.48
70.00% - 74.99%                 22       122,244,164      7.83
75.00% - 80.00%                 53       703,843,101     45.10
--------------------------------------------------------------
GRAND TOTAL                    117     1,560,717,334    100.00
--------------------------------------------------------------
Min: 31.79                 Max: 80.00         Wtd. Avg.: 70.66
--------------------------------------------------------------

(a) Calculated on loan balances after netting out holdback amounts for one loan (1.11% of the group 1 balance).
(b) In the case of 3 mortgage loans with one or more companion loans that are not included in the Trust, calculated only with respect to the mortgage loans included in the Trust and the companion loans that are pari passu in right of payment with the mortgage loans included in the Trust.

LOAN-TO-VALUE AT MATURITY (%)(a)(b)


--------------------------------------------------------------
                               NO. OF      AGGREGATE
                             MORTGAGE    CUT-OFF DATE     % OF
                                LOANS     BALANCE ($)  GROUP 1
--------------------------------------------------------------
26.70% - 29.99%                  1         2,988,292      0.19
30.00% - 39.99%                  6        26,395,415      1.69
40.00% - 49.99%                 14       177,780,421     11.39
50.00% - 59.99%                 18       268,863,428     17.23
60.00% - 69.99%                 56       830,861,862     53.24
70.00% - 79.21%                 22       253,827,917     16.26
--------------------------------------------------------------
GRAND TOTAL                    117     1,560,717,334    100.00
--------------------------------------------------------------
Min: 26.70                 Max: 79.21         Wtd. Avg.: 63.09
--------------------------------------------------------------

(a) Calculated on loan balances after netting out holdback amounts for one loan (1.11% of the group 1 balance).
(b) In the case of 3 mortgage loans with one or more companion loans that are not included in the Trust, calculated only with respect to the mortgage loans included in the Trust and the companion loans that are pari passu in right of payment with the mortgage loans included in the Trust.

DEBT SERVICE COVERAGE RATIOS(X)(a)(b)


--------------------------------------------------------------
                               NO. OF      AGGREGATE
                             MORTGAGE    CUT-OFF DATE     % OF
                                LOANS     BALANCE ($)  GROUP 1
--------------------------------------------------------------
1.20x - 1.29x                   36       508,592,284     32.59
1.30x - 1.39x                   25       220,663,072     14.14
1.40x - 1.49x                   18       189,113,806     12.12
1.50x - 1.59x                    7        65,473,059      4.20
1.60x - 1.74x                   14       133,695,786      8.57
1.75x - 1.99x                    7       298,203,822     19.11
2.00x - 2.49x                    5       108,715,056      6.97
2.50x - 2.98x                    5        36,260,448      2.32
--------------------------------------------------------------
GRAND TOTAL                    117     1,560,717,334    100.00
--------------------------------------------------------------
Min: 1.20                   Max: 2.98          Wtd. Avg.: 1.54
--------------------------------------------------------------

(a) Calculated on loan balances after netting out holdback amounts for 11 loans (11.08% of the group 1 balance).
(b) In the case of 3 mortgage loans with one or more companion loans that are not included in the Trust, calculated only with respect to the mortgage loans included in the Trust and the companion loans that are pari passu in right of payment with the mortgage loans included in the Trust.

All numerical information concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the loans based on their outstanding principal balances as of the Cut-off Date. State and Property Type tables reflect allocated loan amounts in the case of mortgage loans secured by multiple properties. Sum of Columns may not match "Total" due to rounding.


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $1,581,193,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-C1

V. LOAN GROUP 2 CHARACTERISTICS

Cut-off Date Balance ($)

--------------------------------------------------------------
                               NO. OF      AGGREGATE
                             MORTGAGE    CUT-OFF DATE     % OF
                                LOANS     BALANCE ($)  GROUP 2
--------------------------------------------------------------
1,700,000 - 1,999,999            1         1,700,000      1.16
2,000,000 - 2,999,999            2         5,742,831      3.92
3,000,000 - 3,999,999            2         7,225,910      4.94
4,000,000 - 5,999,999            1         4,286,182      2.93
6,000,000 - 6,999,999            1         6,800,000      4.65
7,000,000 - 9,999,999            2        16,198,079     11.07
10,000,000 - 14,999,999          1        11,971,532      8.18
15,000,000 - 49,999,999          2        39,800,000     27.19
50,000,000 - 52,650,000          1        52,650,000     35.97
--------------------------------------------------------------
GRAND TOTAL                     13       146,374,535    100.00
--------------------------------------------------------------
Min: 1,700,000       Max: 52,650,000       Average: 11,259,580
--------------------------------------------------------------

STATE

--------------------------------------------------------------
                               NO. OF      AGGREGATE
                             MORTGAGE    CUT-OFF DATE     % OF
                           PROPERTIES     BALANCE ($)  GROUP 2
--------------------------------------------------------------
North Carolina                   3        52,650,000     35.97
Pennsylvania                     1        22,000,000     15.03
Florida                          1        17,800,000     12.16
Virginia                         1        11,971,532      8.18
South Carolina                   2        10,625,000      7.26
Texas                            2         8,112,092      5.54
Tennessee                        1         7,273,079      4.97
Washington                       1         6,800,000      4.65
North Dakota                     2         5,742,831      3.92
Connecticut                      1         3,400,000      2.32
--------------------------------------------------------------
GRAND TOTAL                     15       146,374,535    100.00
--------------------------------------------------------------

PROPERTY TYPE

--------------------------------------------------------------
                               NO. OF      AGGREGATE
                             MORTGAGE    CUT-OFF DATE     % OF
                           PROPERTIES     BALANCE ($)  GROUP 2
--------------------------------------------------------------
Multifamily                     15       146,374,535    100.00
--------------------------------------------------------------
GRAND TOTAL                     15       146,374,535    100.00
--------------------------------------------------------------

MORTGAGE RATE (%)

--------------------------------------------------------------
                               NO. OF      AGGREGATE
                             MORTGAGE    CUT-OFF DATE     % OF
                                LOANS     BALANCE ($)  GROUP 2
--------------------------------------------------------------
4.530% - 4.999%                  4        75,247,442     51.41
5.000% - 5.249%                  3        10,029,014      6.85
5.250% - 5.449%                  4        31,825,000     21.74
5.450% - 5.462%                  2        29,273,079     20.00
--------------------------------------------------------------
GRAND TOTAL                     13       146,374,535    100.00
--------------------------------------------------------------
MIN: 4.530                  MAX: 5.462        WTD. AVG.: 4.988
--------------------------------------------------------------

ORIGINAL TERM TO STATED MATURITY (MOS)

--------------------------------------------------------------
                               NO. OF      AGGREGATE
                             MORTGAGE    CUT-OFF DATE     % OF
                                LOANS     BALANCE ($)  GROUP 2
--------------------------------------------------------------
60 - 109                         3        68,447,442     46.76
110 - 120                       10        77,927,093     53.24
--------------------------------------------------------------
GRAND TOTAL                     13       146,374,535    100.00
--------------------------------------------------------------
Min: 60                   Max: 120               Wtd. Avg.: 91
--------------------------------------------------------------

REMAINING TERM TO STATED MATURITY (MOS)

--------------------------------------------------------------
                               NO. OF      AGGREGATE
                             MORTGAGE    CUT-OFF DATE     % OF
                                LOANS     BALANCE ($)  GROUP 2
--------------------------------------------------------------
57 - 114                         3        68,447,442     46.76
115 - 119                        7        63,902,093     43.66
120                              3        14,025,000      9.58
--------------------------------------------------------------
GRAND TOTAL                     13       146,374,535    100.00
--------------------------------------------------------------
Min: 57                   Max: 120               Wtd. Avg.: 91
--------------------------------------------------------------

LOANS WITH RESERVE REQUIREMENTS(a)

--------------------------------------------------------------
                               NO. OF      AGGREGATE
                             MORTGAGE    CUT-OFF DATE     % OF
                                LOANS     BALANCE ($)  GROUP 2
--------------------------------------------------------------
Tax                             13       146,374,535   100.00%
Other(b)                         4        99,250,000    67.81%
Insurance                       11        84,799,535    57.93%
Replacement                      9        65,981,703    45.08%
--------------------------------------------------------------

(a) Includes upfront or on-going reserves (including letters of credit in lieu of reserves).
(b)   Consists of tenant reserves and holdbacks.

CUT-OFF LOAN-TO-VALUE (%)

--------------------------------------------------------------
                               NO. OF      AGGREGATE
                             MORTGAGE    CUT-OFF DATE     % OF
                                LOANS     BALANCE ($)  GROUP 2
--------------------------------------------------------------
57.63% - 59.99%                  1         6,800,000      4.65
60.00% - 74.99%                  3        44,086,182     30.12
75.00% - 80.90%                  9        95,488,353     65.24
--------------------------------------------------------------
GRAND TOTAL                     13       146,374,535    100.00
--------------------------------------------------------------
Min: 57.63                 Max: 80.90         Wtd. Avg.: 76.79
--------------------------------------------------------------

LOAN-TO-VALUE AT MATURITY (%)

--------------------------------------------------------------
                               NO. OF      AGGREGATE
                             MORTGAGE    CUT-OFF DATE     % OF
                                LOANS     BALANCE ($)  GROUP 2
--------------------------------------------------------------
50.86% - 59.99%                  2         9,545,908      6.52
60.00% - 69.99%                  8        68,381,185     46.72
70.00% - 77.23%                  3        68,447,442     46.76
--------------------------------------------------------------
GRAND TOTAL                     13       146,374,535    100.00
--------------------------------------------------------------
MIN: 50.86                 MAX: 77.23         WTD. AVG.: 69.79
--------------------------------------------------------------

DEBT SERVICE COVERAGE RATIOS(X)(a)

--------------------------------------------------------------
                               NO. OF      AGGREGATE
                             MORTGAGE    CUT-OFF DATE     % OF
                                LOANS     BALANCE ($)  GROUP 2
--------------------------------------------------------------
1.21x - 1.29x                    7       114,390,911     78.15
1.30x - 1.39x                    4        20,897,442     14.28
1.40x - 1.74x                    1         4,286,182      2.93
1.75x - 1.83x                    1         6,800,000      4.65
--------------------------------------------------------------
GRAND TOTAL                     13       146,374,535    100.00
--------------------------------------------------------------
Min: 1.21                   Max: 1.83          Wtd. Avg.: 1.31
--------------------------------------------------------------

(a) Calculated on loan balances after netting out holdback amounts for two loans (51.00% of the group 2 balance).

All numerical information concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the loans based on their outstanding principal balances as of the Cut-off Date. State and Property Type tables reflect allocated loan amounts in the case of mortgage loans secured by multiple properties. Sum of Columns may not match "Total" due to rounding.


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $1,581,193,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-C1

VI. LARGE LOAN DESCRIPTION

                                TEN LARGEST LOANS

--------------------------------------------------------------------------------------------------------------------
                                                                                  CUT-OFF DATE     % OF
 NO.        PROPERTY NAME                     CITY        STATE    PROPERTY TYPE     BALANCE       POOL   UNITS/SF
--------------------------------------------------------------------------------------------------------------------
 1   Lakeside Mall(1)                   Sterling Heights   MI          Retail     $ 97,255,523     5.70%  643,375
--------------------------------------------------------------------------------------------------------------------
 2   401 North Michigan Avenue               Chicago       IL          Office       91,000,000     5.33   735,260
--------------------------------------------------------------------------------------------------------------------
 3   Potomac Tower                          Arlington      VA          Office       75,000,000     4.39   236,887
--------------------------------------------------------------------------------------------------------------------
 4   Ward Centers                           Honolulu       HI          Retail       62,843,823     3.68   270,961
--------------------------------------------------------------------------------------------------------------------
 5   63 Madison Avenue(1)                   New York       NY          Office       60,000,000     3.51   797,377
--------------------------------------------------------------------------------------------------------------------
 6   The Atrium at Continental Park(2)     El Segundo      CA          Office       58,000,000     3.40   283,699
--------------------------------------------------------------------------------------------------------------------
 7   Charlotte Apartment Portfolio(3)        Various       NC        Multifamily    52,650,000     3.08     1,226
--------------------------------------------------------------------------------------------------------------------
 8   Savannah Apartments                    Las Vegas      NV        Multifamily    47,250,000     2.77       472
--------------------------------------------------------------------------------------------------------------------
 9   Washington Mutual Buildings           Los Angeles     CA          Office       44,000,000     2.58   257,336
--------------------------------------------------------------------------------------------------------------------
10   Candlewood Plaza - Danbury            Brookfield      CT          Retail       36,966,944     2.17   211,396
--------------------------------------------------------------------------------------------------------------------
     TOTAL/WEIGHTED AVERAGES                                                      $624,966,291    36.61%
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------
                                        LOAN PER         CUT-OFF   BALLOON
 NO.        PROPERTY NAME               UNITS/SF  DSCR   DATE LTV    LTV
--------------------------------------------------------------------------
 1   Lakeside Mall(1)                   $    303  1.93x   63.77%    58.29%
--------------------------------------------------------------------------
 2   401 North Michigan Avenue          $    124  1.82x   65.23%    65.23%
--------------------------------------------------------------------------
 3   Potomac Tower                      $    317  2.04x   69.44%    69.44%
--------------------------------------------------------------------------
 4   Ward Centers                       $    232  1.78x   64.13%    58.56%
--------------------------------------------------------------------------
 5   63 Madison Avenue(1)               $    207  1.49x   75.00%    75.00%
--------------------------------------------------------------------------
 6   The Atrium at Continental Park(2)  $    204  1.28x   78.38%    68.05%
--------------------------------------------------------------------------
 7   Charlotte Apartment Portfolio(3)   $ 42,945  1.26x   79.68%    77.23%
--------------------------------------------------------------------------
 8   Savannah Apartments                $100,106  1.21x   78.51%    68.29%
--------------------------------------------------------------------------
 9   Washington Mutual Buildings        $    171  1.64x   69.29%    63.78%
--------------------------------------------------------------------------
10   Candlewood Plaza - Danbury         $    175  1.25x   77.01%    64.79%
--------------------------------------------------------------------------
     TOTAL/WEIGHTED AVERAGES                      1.64X   70.76%    66.30%
--------------------------------------------------------------------------

(1) For purposes of calculating Loan per Units/SF DSCR, Cut-off Date LTV and Balloon LTV, the loan amount used is the principal balance of the mortgage loan in the trust together with its respective companion loan or loans that are pari passu to the subject mortgage loan.
(2) The Atrium at Continental Park's DSCR is based on netting out $5,533,000 of the performance holdback letter of credit from the original loan balance of $58,000,000.
(3) The Charlotte Apartment Portfolio DSCR is based on netting out $3,150,000 of the performance holdback letter of credit from the original loan balance of $52,650,000.


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                          $1,581,193,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-C1

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET     TMA BALANCE: $97,255,523
                                  LAKESIDE MALL         TMA DSCR:    1.93x
                                                        TMA LTV:     63.8%
--------------------------------------------------------------------------------

                                [PHOTOS OMITTED]


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $1,581,193,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-C1

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET     TMA BALANCE: $97,255,523
                                  LAKESIDE MALL         TMA DSCR:    1.93x
                                                        TMA LTV:     63.8%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                GACC

LOAN PURPOSE:               Acquisition

SHADOW RATING
(S&P/FITCH/DBRS):           BBB-/BBB-/BBB(low)

ORIGINAL TMA BALANCE(1):    $97,500,000

CUT-OFF TMA BALANCE(1):     $97,255,523

% BY INITIAL UPB:           5.70%

INTEREST RATE:              4.2800%

PAYMENT DATE:               1st of each month

FIRST PAYMENT DATE:         January 1, 2005

MATURITY DATE:              December 1, 2009

AMORTIZATION:               30-year schedule

CALL PROTECTION:            Lockout for 24 months from securitization date, then
                            defeasance is permitted. On and after June 1, 2009 prepayment can be made without penalty.

SPONSOR:                    General Growth Properties, Inc.

BORROWER:                   Lakeside Mall Property LLC

PARI PASSU DEBT(1):         $97,500,000

LOCKBOX:                    Hard

INITIAL RESERVES:           None

MONTHLY RESERVES(2):        Springing
--------------------------------------------------------------------------------

(1) The original Trust Mortgage Asset ("TMA") amount of $97,500,000 represents the A-1 note from a first mortgage loan in the principal amount of $195,000,000, consisting of an A-1 Note and a pari passu A-2 note. The A-2 note is not included in the trust. All numbers under the heading "Financial Information" are based on the whole first mortgage loan balance as of the cut-off date, unless otherwise noted.

(2)   See "Escrows" herein.

--------------------------------------------------------------------------------
                            FINANCIAL INFORMATION(1)
--------------------------------------------------------------------------------
LOAN BALANCE PSF:           $303

BALLOON BALANCE PSF:        $276

LTV:                        63.8%

BALLOON LTV:                58.3%

DSCR:                       1.93x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET / PORTFOLIO:   Single Asset

PROPERTY TYPE:              Super-Regional Mall

COLLATERAL:                 Fee simple interest in 643,375 sq. ft. of a
                            1,478,375 sq. ft. super-regional mall

LOCATION:                   Sterling Heights, MI

YEAR BUILT / RENOVATED:     1976/1978, 1999 and 2001

MORTGAGED COLLATERAL AREA:  643,375 sq. ft.

TOTAL AREA:                 1,478,375 sq. ft.

PROPERTY MANAGEMENT:        Self-managed

OVERALL MALL OCCUPANCY
(AS OF 10/31/2004):         92.4%

UNDERWRITTEN NET
CASH FLOW:                  $22,312,736

APPRAISED VALUE:            $305,000,000

APPRAISAL DATE:             October 18, 2004
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
                                                        ANCHOR TENANTS

                                          % OF TOTAL
TENANTS(1)                 SF               MALL SF    LEASE EXPIRATION      RATINGS (S/F/M)  2003 TOTAL SALES   2003 SALES PSF
-------------------------------------------------------------------------------------------------------------------------------
Sears                    303,000             20.50%        3/2/2006           BBB/BBB-/Baa2      $44,598,570         $147.19
-------------------------------------------------------------------------------------------------------------------------------
Marshall Field's(2)      206,000             13.93         3/2/2006           BBB/BBB/Baa2       46,599,260          $226.21
-------------------------------------------------------------------------------------------------------------------------------
J.C. Penney              204,000             13.80         3/2/2006            BB+/BB+/Ba2       50,200,320          $246.08
-------------------------------------------------------------------------------------------------------------------------------
Lord & Taylor(2)         122,000              8.25         3/2/2006           BBB/BBB/Baa2       31,900,560          $261.48
-------------------------------------------------------------------------------------------------------------------------------
Marshall Field's
Men & Home(2)(3)         115,300              7.80         1/31/2006          BBB/BBB/Baa2       17,000,000          $147.83
-------------------------------------------------------------------------------------------------------------------------------
TOTAL                    950,300             64.28%                                             $190,298,710         $200.25
-------------------------------------------------------------------------------------------------------------------------------

(1) The Sears, Marshall Field's, J.C. Penney and Lord & Taylor stores are not collateral for the mortgage loan. Those stores are subject to REAs that expire on 3/2/2026 but the operating covenants expire on 1/31/2006 in the case of Marshall Field's Men & Home, and on 3/2/2006 in the case of the remaining anchor tenants.

(2) Credit ratings of the parent company, May Department Stores, whether it guarantees the related lease or not.

(3) Marshall Field's Men & Home leases the land from the borrower pursuant to a ground lease expiring 3/2/2006 with four, five-year extension options.


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $1,581,193,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-C1

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET     TMA BALANCE: $97,255,523
                                  LAKESIDE MALL         TMA DSCR:    1.93x
                                                        TMA LTV:     63.8%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            TTE 8/31/2004 SALES PSF      OCC. COST AS % OF SALES
--------------------------------------------------------------------------------
In-line Tenants(1)                   $402                           15.5%
--------------------------------------------------------------------------------

(1)   Does not include FYE (For Your Entertainment).

------------------------------------------------------------------------------------------------------------------------------
                                                  MAJOR IN-LINE TENANTS

                                               % OF
                                               TOTAL     NET RENT        LEASE        RATINGS(2)
TENANTS                         SF           MALL SF(1)    PSF         EXPIRATION       (S/F/M)      SALES/SF   OCCUPANCY COST
------------------------------------------------------------------------------------------------------------------------------
FYE (For Your Entertainment)  26,790           1.81%      $25.00       1/31/2009         -/-/-        $179.80       16.75%
------------------------------------------------------------------------------------------------------------------------------
Express                       14,522           0.98       $36.23       1/31/2014      BBB/-/Baa2      $571.12        9.61%
------------------------------------------------------------------------------------------------------------------------------
Steve & Barrys University
Sportswear                    13,641           0.92       $24.50       1/31/2011         -/-/-        $220.71       11.33%
------------------------------------------------------------------------------------------------------------------------------
Abercrombie & Fitch           11,372           0.77       $25.00       1/31/2015         -/-/-        $425.66       11.34%
------------------------------------------------------------------------------------------------------------------------------
New York & Company            10,642           0.72       $34.00       1/31/2012         -/-/-        $412.55       11.94%
------------------------------------------------------------------------------------------------------------------------------
Victoria's Secret             10,107           0.68       $35.00       1/31/2015      BBB/-/Baa2        UAV           UAV
------------------------------------------------------------------------------------------------------------------------------
Charlotte Russe                9,277           0.63       $28.00       1/31/2013         -/-/-        $275.55       15.73%
------------------------------------------------------------------------------------------------------------------------------
The Gap                        9,147           0.62       $35.00       1/31/2007     BB+/ BB+/ Ba1    $392.06       13.23%
------------------------------------------------------------------------------------------------------------------------------
TOTAL/WA                     105,498           7.13%      $29.48                                      $330.16       13.27%
------------------------------------------------------------------------------------------------------------------------------

(1)   Percentages are based on the total mall square footage of 1,478,375.

(2) Credit ratings are of the parent company, whether it guarantees the lease or not.

THE LAKESIDE MALL LOAN

THE LOAN. The Lakeside Mall Loan is secured by a first mortgage on the borrower's fee simple interest in 643,375 sq. ft. of a 1,478,375 sq. ft.
anchored regional mall located in the Detroit suburb of Sterling Heights approximately 22 miles north of the Detroit central business district. The property was previously unencumbered and the financing was provided as part of GGP's acquisition of the Rouse Company. The five year loan amortizes based on a 30-yr schedule. Based on the appraised value of $305 million and sponsor's acquisition of the property in conjunction with their acquisition of the Rouse Company in November of 2004 (see below), the borrower has cash equity of $110 million in the property.

THE BORROWER. The borrower is Lakeside Mall Property LLC, a special purpose, bankruptcy-remote entity sponsored by GGPLP LLC, an affiliate of GENERAL GROWTH PROPERTIES, INC. ("GGP"). GGP, headquartered in Chicago, Illinois and publicly traded on the New York Stock Exchange (NYSE: GGP) a REIT primarily engaged in the ownership, operation, management, leasing, acquisition, development and expansion of regional malls and community shopping centers in the United States. On November 12, 2004, GGP announced the completion of its acquisition of the Rouse Company for approximately $12.7 billion. The Rouse Company portfolio of shopping malls was considered to be a highly productive and well-positioned collection of properties in the mall industry with the last twelve month period ending June 30, 2004 sales per square foot of $448.00 (versus the mall REIT average of $370) and one of the highest percentage of Class A rated properties in its peer group. By combining the Rouse Company portfolio with its existing portfolio, GGP is positioned to become the largest mall REIT in the U.S. in terms of number of retail properties and square feet. GGP now has 200 retail properties encompassing over 200 million square feet. General Growth Properties, Inc. is a repeat sponsor of a Deutsche Bank borrower. GGP is also the sponsor of the borrower for the Ward Centers loan.

THE PROPERTY. The Lakeside Mall is a two-level, Class A, 1,478,375 square foot super regional mall located in Sterling Heights, Michigan. The mall currently contains five anchor department stores including Sears, J.C. Penney, Marshall Field's, Marshall Field's Men & Home, and Lord & Taylor. Except the Marshall Field's Mens & Home pad, which is owned by the borrower and ground leased to the anchor pursuant to a lease expiring January 31, 2006 (with four, five-year extension options), the anchor pads are not owned by the borrower.


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $1,581,193,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-C1

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET     TMA BALANCE: $97,255,523
                                  LAKESIDE MALL         TMA DSCR:    1.93x
                                                        TMA LTV:     63.8%
--------------------------------------------------------------------------------

Lakeside Mall features 479,418 square feet of in-line space including tenants such as Banana Republic, Victoria's Secret, Guess, The Disney Store, Coach, Waldenbooks and Lerner New York. The property was built in 1976 and was expanded in 1978 with the addition of the Lord & Taylor space, which in 2003 was expanded by 40,000 sq. ft. In 1999, the mall underwent a $10.3 million expansion to add a 29,000 sq. ft. food court, which seats over 700 people. The mall was last renovated in 2001.

SIGNIFICANT TENANTS. The property is 92.4% occupied as of the rent roll for October, 2004. Fifteen new stores opened in 2003 and in 2004, including: Foot Locker (July 2004), Underground Station (March 2004), Steve Madden (August
2004), Torrid Plus Sizes (September 2004), and Forever 21 (expected to open in February 2005). Overall, for the 440,383 occupied square feet of in-line space, the average base rent for the mall is $40.44 psf as of October, 2004. As referenced above, average in-line sales for the trailing twelve month period ending August 31, 2004 were $402.00 psf.

      SEARS: Sears, Roebuck and Co. (NYSE: S) operates more than 870 mall based stores in the United States and more than 790 independently owned stores. For 2003, sales were reported to be approximately $41.1 billion with a net income of $3.4 billion. Kmart Holding Corporation and Sears, Roebuck and Co. announced in November of 2004 a definitive merger agreement that will combine Sears and Kmart into a major new retail company named Sears Holdings Corporation. Sears Holdings will be the nation's third largest retailer, with approximately $55 billion in annual revenues, 2,350 full-line and off-mall stores, and 1,100 specialty retail stores.

      MARSHALL FIELD'S: There are 62 Marshall Field's stores located throughout the Midwest. First-quarter revenue in 2004 increased approximately 4 percent to $614 million at Marshall Field's, and comparable-store sales were up 6.1 percent. This 206,000 sq. ft. upscale department stores features women's clothing, jewelry, cosmetics and a cafe. Marshall Field's is owned by May Department Stores (NYSE: MAY). May Department Stores owns Lord & Taylor and Marshall Field's along with more than 500 department stores under 12 names. May Department Stores reported net sales of $2.956 billion and net income of $101 million for the third quarter of 2004. In June 2004, May bought the Marshall Fields chain from Target for approximately $3.24 billion.

      J.C. PENNEY: (NYSE: JCP) Reported the highest sales volume of $50.2 million in 2003 of all of the Lakeside Mall anchors and has one of the highest sales volumes of all J.C. Penney department stores in the United States. The 204,000 sq. ft. store offers family accessories and apparel.

      LORD & TAYLOR: Lord & Taylor is owned by May Department Stores. The 122,000 sq. ft. store offers women's accessories and shoes, men's apparel and other extensive departments. Sales in 2003 were reported at $261.48 psf. Founded in 1826, Lord & Taylor now operates approximately 70 stores in markets including New York, Chicago, Boston, Washington, D.C., Detroit, Houston, Atlanta, Dallas, and Denver.

      MARSHALL FIELD'S MEN & HOME: Originally a local department store known as Crowley's (bankrupt in 1999), the 115,300 sq. ft. store has been operated as a Marshall Field's Men & Home store since 1999. This store serves as a complement to the other Marshall Field's in the mall. Departments include home accessories, a full men's department and a wine shop. Marshall Field's Men & Home is owned by May Department Stores.

      FYE (FOR YOUR ENTERTAINMENT): FYE is owned by Trans World Entertainment Corporation (NASDAQ: TWMC). Trans World Entertainment Corporation is one of the largest specialty music and video retailers in the United States. Founded in 1972, FYE currently operates nearly 900 stores in 47 states, Washington, D.C., Puerto Rico and the U.S. Virgin Islands, and operates a retail Website at www.fye.com. Its stores are divided into two categories: mall-based and freestanding. Trans World Entertainment Corporation's national mall-based portfolio is now united under the brand name FYE, For Your Entertainment. Freestanding stores include Wherehouse Music, Coconuts Music & Movies, Strawberries, Spec's, CD World, Streetside Records and Planet Music.

THE MARKET. The Lakeside Mall is located in Macomb County within the Detroit Metropolitan Statistical Area ("MSA") and benefits from good regional and local accessibility as well as the proliferation of peripheral draws. Major roadway proximity to the property provides convenient access to more regional destinations throughout the region, while the property's anchor stores provide the necessary drawing power. The ten-mile area surrounding the Lakeside Mall reported a population of 756,412 in 2003, which reflects positive growth of 0.78% per year since 2000. The five-mile area reported a population of 233,325 in 2003, which reflects positive growth of 1.46% per year since 2000. Lakeside Mall enjoys an expanding customer base with a location in one of the fastest growing areas in the Detroit MSA. Major employers in the area include Ford Motor Company (61,600 employees), General Motors (50,500 employees) and Daimler-Chrysler (39,200 employees).


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $1,581,193,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-C1

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET     TMA BALANCE: $97,255,523
                                  LAKESIDE MALL         TMA DSCR:    1.93x
                                                        TMA LTV:     63.8%
--------------------------------------------------------------------------------

The average household income in the primary trade area is $74,726. The average household income in the Detroit MSA is $71,743 and $64,631 in Michigan. Within the five-mile radius around the property, 26.6% of households have incomes over $100,000. The Detroit region's median age of 36.2 years is on par with both the nation's top 100 largest metropolitan areas (Top 100) and the United States overall. The market is more affluent than the Top 100 and the United States overall, which can be attributed to Detroit's historically strong unionized employment base. 22.1% of the Detroit MSAs households have annual incomes of greater than $100,000, compared to 19.7% and 16.1% for the Top 100 and the United States, respectively.

The six primary competitors to the property comprise approximately 6.9 million square feet of regional mall space. Primary competition consists of the Macomb Mall, Oakland Mall, Eastland Center, Great Lakes Crossing, and the Village of Rochester Hills, all of which are located within 22 miles of the property. Of these competitors Oakland Mall is viewed as the most direct competition by virtue of its similar tenant mix and size. The chart below shows salient facts about Lakeside Mall and its primary competitors.

---------------------------------------------------------------------------------------------------------------------------------
                           TYPICAL RANGE OF     2003 IN-LINE       IN-LINE                                          DISTANCE
PROPERTY                   IN-LINE RENT / SF      SALES/ SF       OCCUPANCY           ANCHOR TENANTS              FROM SUBJECT
---------------------------------------------------------------------------------------------------------------------------------
Lakeside Mall(1)            $30.00 - $65.00         $402              92%       J.C. Penney                            NAP
                                                                                Lord & Taylor
                                                                                Marshall Field's
                                                                                Marshall Field's Men's & Home
                                                                                Sears
---------------------------------------------------------------------------------------------------------------------------------
Macomb Mall                 $18.00 - $40.00         $355              96%       Babies R US                    10 Miles Southeast
                                                                                Kohl's
                                                                                Sears
                                                                                Value City
---------------------------------------------------------------------------------------------------------------------------------
Oakland Mall                $20.00 - $50.00         $305              94%       J.C. Penney                    13 Miles Southwest
                                                                                Marshal Field's
                                                                                Sears
---------------------------------------------------------------------------------------------------------------------------------
The Somerset               $35.00 - $100.00         $615              98%       Marshal Field's                15 Miles Southwest
Collection                                                                      Neiman Marcus
                                                                                Nordstrom
                                                                                Saks 5th Avenue
---------------------------------------------------------------------------------------------------------------------------------
Eastland Center             $19.00 - $45.00         $302              64%       Lowe's Home Improvement        22 Miles Southeast
                                                                                Marshall Field's
                                                                                Sears
                                                                                Target
---------------------------------------------------------------------------------------------------------------------------------
Great Lakes Crossing        $20.00 - $60.00         $285              84%       Bass Pro Shops                 21 Miles Northwest
                                                                                Bed, Bath & Beyond
                                                                                Burlington Coat Factory
                                                                                Marshalls
                                                                                Neiman Marcus Last Call
                                                                                Off Saks Fifth Avenue
                                                                                Oshman's
                                                                                T.J. Maxx
---------------------------------------------------------------------------------------------------------------------------------
Village of Rochester Hills  $25.00 - $50.00         $400             100%       Food Emporium                  14 Miles Northwest
                                                                                Parisian
---------------------------------------------------------------------------------------------------------------------------------

(1) In-Line sales for tenants less than 15,000 sq. ft. for the twelve month period ending August 31, 2004.

PROPERTY MANAGEMENT. The property is self-managed by the borrower, an affiliate of GGP. GGP, the second largest regional mall REIT owns, develops, operates, and/or manages shopping malls in 44 states. As of March, 2004, GGP had ownership interest in and/or management responsibility for over 200 regional shopping malls totaling approximately 200 million square feet of retail space. GGP also has the distinction of being the largest third-party manager for owners of regional malls.

ESCROWS. During a "Cash Management Period", as such term is defined in the loan documents, the following reserves will be collected: Ongoing monthly hard reserves for 1/12th of the annual taxes due and insurance premiums, tenant improvement/leasing commissions of $43,917 (capped at $527,000) and capital expenditures of $13,129 (capped at $157,542).

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. Mezzanine debt is permitted, subject to receipt of no downgrade confirmation from the rating agencies and the satisfaction of other conditions specified in the loan documents, including, but not limited to, a combined DSCR of not less than 1.25x and a combined LTV of no greater than 75%.


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $1,581,193,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-C1

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET     TMA BALANCE: $97,255,523
                                  LAKESIDE MALL         TMA DSCR:    1.93x
                                                        TMA LTV:     63.8%
--------------------------------------------------------------------------------

                                  [MAP OMITTED]


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $1,581,193,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-C1

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET         BALANCE: $91,000,000
                            401 NORTH MICHIGAN AVENUE       DSCR:    1.82x
                                                            LTV:     65.2%
--------------------------------------------------------------------------------

                                [PHOTOS OMITTED]


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $1,581,193,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-C1

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET         BALANCE: $91,000,000
                            401 NORTH MICHIGAN AVENUE       DSCR:    1.82x
                                                            LTV:     65.2%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                BofA

LOAN PURPOSE:               Refinance

ORIGINAL PRINCIPAL BALANCE: $91,000,000

CUT-OFF PRINCIPAL BALANCE:  $91,000,000

% BY INITIAL UPB:           5.33%

INTEREST RATE:              5.3095%

PAYMENT DATE:               1st of each month

FIRST PAYMENT DATE:         February 1, 2005

MATURITY DATE:              January 1, 2015

AMORTIZATION:               Interest Only

CALL PROTECTION:            Lockout for 24 months from securitization date, then
                            defeasance permitted. On or after November 1, 2014, prepayment allowed without penalty.

SPONSOR:                    Zeller Realty Group

BORROWERS:                  LaSalle Bank National Association, Zeller-401
                            Property, L.L.C., LHR-401 Michigan Avenue, LLC,
                            Z-140 Castleton, L.L.C.

ADDITIONAL FINANCING:       Future mezzanine debt permitted up to the lesser of
                            75% of appraised value or 1.25x combined DSCR for first 5 yrs, then 80% LTV.

LOCKBOX:                    Hard

INITIAL RESERVES:           Immediate
                            Repairs:       $27,300

                            TI/LC Reserve: $13,750,000

                            Jupiter Realty
                            Rent Escrow:   $250,000

                            Tax:           $2,064,191

MONTHLY RESERVES:           Tax:           $412,838

                            Replacement:   $17,818
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
LOAN BALANCE PSF:           $124

BALLOON BALANCE PSF:        $124

LTV:                        65.2%

BALLOON LTV:                65.2%

DSCR:                       1.82x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET / PORTFOLIO:   Single Asset

PROPERTY TYPE:              Office

COLLATERAL:                 Fee Simple

LOCATION:                   Chicago, IL

YEAR BUILT / RENOVATED:     1963/NAP

TOTAL AREA:                 735,260 sq. ft.

PROPERTY MANAGEMENT:        Zeller Management Corporation

OCCUPANCY
(AS OF 12/1/2004):          86.9%

UNDERWRITTEN NET
CASH FLOW:                  $8,895,207

APPRAISED VALUE:            $139,500,000

APPRAISAL DATE:             September 30, 2004
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 ANCHOR TENANTS

Tenant(1)                           NRSF   % NRSF   Rent PSF   Lease Expiration
--------------------------------------------------------------------------------
Smith Bucklin & Associates Inc.    86,324   11.7%    $20.25       12/31/2017
--------------------------------------------------------------------------------
Spencer Stuart, Inc.               76,678   10.4%    $24.27        5/31/2010
--------------------------------------------------------------------------------
Michael, Best & Friedrich          75,878   10.3%    $23.03        1/31/2006
--------------------------------------------------------------------------------

(1) Information obtained from Underwritten Rent Roll except for Ratings and unless otherwise stated.


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $1,581,193,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-C1

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET        BALANCE:  $91,000,000
                            401 NORTH MICHIGAN AVENUE      DSCR:     1.82x
                                                           LTV:      65.2%
--------------------------------------------------------------------------------

401 NORTH MICHIGAN AVENUE LOAN

THE LOAN. The 401 North Michigan Avenue loan is secured by a first mortgage on a 735,260 square foot, 35-story, Class A office building located in the central business district of Chicago, Illinois.

THE BORROWER. The borrowers are tenants-in-common and are LaSalle Bank National Association, as Trustee under a trust agreement dated December 30, 2004 and known as Trust No. 128497, an Illinois land trust, and each of the beneficial owners of the trust as follows: Zeller-401 Property, L.L.C., a Delaware limited liability company, owning 89.9416%, LRH-401 Michigan Avenue, LLC, a Delaware limited liability company, owning 4.8917%, and Z-401 Castleton, L.L.C., a Delaware limited liability company, owning 5.1667%. Each of the trust's beneficial owners is a single purpose, bankruptcy-remote newly formed single member limited liability company with one independent manager and for which a non-consolidation opinion has been provided. Ownership of Zeller-401 Property, L.L.C. is held 100.0% by Zeller-401 RAIT, LLC, which is in turn owned 99.9% by Zeller-401, L.L.C., a Delaware limited liability company, and 0.1% by RAIT-401 Michigan, L.L.C., a Delaware limited liability company. The activities of the borrowers are managed by Zeller Manager, L.L.C., a Delaware limited liability company owned 100% by Paul Zeller. Zeller Realty Group ("ZRG") is the sponsor.

ZRG has completed over $1.2 billion of acquisition and development activity. ZRG currently operates over 5,000,000 square feet in its portfolio, 4,300,000 of which is owned by affiliated entities. Gross revenues of the portfolio exceed $100 million generated from over 750 tenants. ZRG employs over 80 individuals in the three major market areas served. Zeller Realty Group and its affiliates have offices located in Illinois, Minnesota and Indiana.

THE PROPERTY. The collateral for the mortgage loan is 401 North Michigan Avenue, a 735,260 square foot, 35-story, Class A office building with 58 tenants located in the central business district of Chicago, Illinois. Built in 1963, the building houses a three-level, valet operated parking garage with 251 spaces and is situated on 1.98 acres. Since acquiring the property, the 401 North Michigan Avenue borrower has completed significant renovations and upgrades costing approximately $8.2 million.

SIGNIFICANT TENANTS. The mortgaged property is currently 87% occupied by a variety of tenants including a strong mix of professional services, media, and legal firms. The three largest tenants, representing approximately 32% of net rentable area and 37.1% of net rental income, are:

      SMITH BUCKLIN CORPORATION INC. occupies 86,324 square feet (11.7% of net rentable area and 12.1% of net rental income) on a 14-year lease expiring December 31, 2017. The mortgaged property is the world headquarters for this 56-year old firm. Smith Bucklin Corporation Inc. employs approximately 750 people worldwide and provides management and function/project specific services to more than 150 trade associations, professional societies, technology user groups and government institutes/agencies.

      SPENCER STUART, INC. occupies 76,678 square feet (10.4% of net rentable area and 12.8% of net rental income) on leases that expire May 31, 2010. Spencer Stuart, Inc.'s occupied space combines 4 suites. The mortgaged property is also the world headquarters of Spencer Stuart, Inc., a 49-year old management consulting firm specializing in senior level executive search and board of director appointments. Spencer Stuart is in the management consulting industry with 50 affiliates in 25 countries.

      MICHAEL, BEST & FRIEDRICH occupies 75,878 square feet (10.3% of net rentable area and 12.2% of net rental income) on leases that expire in 2006. Michael, Best & Friedrich currently occupies four suites with 69,743 square feet expiring on January 31, 2006, and the balance of 6,135 square feet expiring on May 31, 2006. Founded in 1848, Michael, Best & Friedrich is one of the Midwest's oldest and largest law firms. In the summer of 2001, the firm expanded its Chicago presence with the addition of 55 attorneys from Schwartz & Freeman. As a result of the acquisition and additional growth, Michael, Best & Friedrich has grown to over 75,000 square feet at 401 North Michigan Avenue.

THE MARKET. The mortgaged property is located in the city of Chicago, Cook County, Illinois. Cook County is one of nine counties comprising the Chicago primary metropolitan statistical area, and has a 2003 estimated population of
5.4 million residents.

The mortgaged property is in downtown Chicago, directly between the East Loop and North Michigan Avenue office submarkets. The subject's East Loop and North Michigan Avenue submarkets exhibited third quarter 2004 occupancy rates of 83.5% and 88.9%, respectively. The appraiser identified six comparable office properties with occupancy rates ranging from 78% to 100% and averaging 87.3%. The subject is currently 87% occupied.


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $1,581,193,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-C1

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET        BALANCE:  $91,000,000
                            401 NORTH MICHIGAN AVENUE      DSCR:     1.82x
                                                           LTV:      65.2%
--------------------------------------------------------------------------------

PROPERTY  MANAGEMENT.   Zeller  Management  Corporation  manages  the  mortgaged
property. Zeller Management Corporation is a component of Zeller Realty Group which was formed in 1988.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. The 401 North Michigan Avenue borrower has the right to obtain mezzanine financing during the term of the 401 North Michigan Avenue loan, subject to compliance with certain following terms and conditions including: (a) such financing shall be extended by a qualified financial institution (excluding RAIT Partnership, L.P.); (b) such financing shall be secured only by the borrowing members' equity interests in 401 North Michigan Avenue borrower; (c) the mezzanine lender extending the financing executes a subordination and intercreditor agreement satisfactory to mortgagee;
(d) (i) if the mezzanine loan is funded within five years of the closing date of the 401 North Michigan Avenue loan, the aggregate principal amount of such mezzanine financing shall not exceed an amount which, when combined with the outstanding principal balance of the closing date of the 401 North Michigan Avenue loan, at the time of the mezzanine financing request, shall result in the loan-to-value calculated inclusive of the mezzanine financing greater than 75%, or (ii) if the mezzanine loan is funded five years or more after the closing date of the 401 North Michigan Avenue loan, the aggregate principal amount of such mezzanine financing shall not exceed an amount which, when combined with the outstanding principal balance of the 401 North Michigan Avenue mortgage loan, at the time of the mezzanine financing request, shall result in the loan-to-value calculated inclusive of the mezzanine financing greater than 80%, and (iii) the debt service coverage ratio calculated inclusive of the mezzanine financing of less than 1.25x as calculated by the mortgagee, (e) the portion of the mortgaged property which is currently leased under the IHDA Lease and the Michael Best Lease will be full leased pursuant to leases entered into in accordance with the related loan agreement prior to the closing of the mezzanine loan, (f) the 401 North Michigan Avenue borrower shall deliver to the mortgagee confirmation from the rating agencies that such mezzanine financing shall not result in a downgrade, withdrawal or qualification of any ratings issued, or to be issued, in connection with a securitization involving the closing date of the 401 North Michigan Avenue loan, (g) the mezzanine borrower will be structured in a manner not to adversely affect the bankruptcy remote nature of the 401 North Michigan Avenue borrower in the opinion of the mortgagee, and (h) no mezzanine loan will be permitted prior to six months after the closing date. The 401 North Michigan Avenue borrower will pay all reasonable out-of-pocket expenses, including customary rating agency fees and reasonable attorney fees, incurred by the mortgagee in connection with the mezzanine loan.


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $1,581,193,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-C1

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET        BALANCE:  $91,000,000
                            401 NORTH MICHIGAN AVENUE      DSCR:     1.82x
                                                           LTV:      65.2%
--------------------------------------------------------------------------------

                                  [MAP OMITTED]


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                          $1,581,193,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-C1

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET        BALANCE:  $75,000,000
                                  POTOMAC TOWER            DSCR:     2.04x
                                                           LTV:      69.4%
--------------------------------------------------------------------------------

                                [PHOTOS OMITTED]


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $1,581,193,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-C1

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET        BALANCE:  $75,000,000
                                  POTOMAC TOWER            DSCR:     2.04x
                                                           LTV:      69.4%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                GACC

LOAN PURPOSE:               Acquisition

ORIGINAL PRINCIPAL BALANCE: $75,000,000

CUT-OFF PRINCIPAL BALANCE:  $75,000,000

% BY INITIAL UPB:           4.39%

INTEREST RATE:              4.7220%

PAYMENT DATE:               1st of each month

FIRST PAYMENT DATE:         February 1, 2005

MATURITY DATE:              January 1, 2012

AMORTIZATION:               Interest Only

CALL PROTECTION:            Lockout for 24 months from securitization date, then
                            defeasance is permitted. On and after October 1, 2011 prepayment can be made without penalty.

SPONSOR:                    Brookfield Financial Properties, L.P.

BORROWER:                   BFP Potomac Tower Co. LLC

ADDITIONAL FINANCING:       None

LOCKBOX:                    Hard

INITIAL RESERVES:           None

MONTHLY RESERVES(1):        Springing
--------------------------------------------------------------------------------

(1)   SEE "ESCROWS" HEREIN.

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
LOAN BALANCE PSF:           $317

BALLOON BALANCE PSF:        $317

LTV:                        69.4%

BALLOON LTV:                69.4%

DSCR:                       2.04x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET / PORTFOLIO:   Single Asset

PROPERTY TYPE:              Office

COLLATERAL:                 Fee Simple

LOCATION:                   Arlington, VA

YEAR BUILT / RENOVATED:     1989/NAP

TOTAL AREA:                 236,887 sq. ft.

PROPERTY MANAGEMENT:        Brookfield Financial Properties, L.P.

OCCUPANCY
(AS OF 12/31/2004):         100.0%

UNDERWRITTEN NET
CASH FLOW:                  $7,309,127

APPRAISED VALUE:            $108,000,000

APPRAISAL DATE:             November 20, 2004
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
                                                   MAJOR OFFICE TENANTS

TENANT                         NRSF            % NRSF     WEIGHTED AVG. RENT PSF      LEASE EXPIRATION     RATINGS (S/F/M)
--------------------------------------------------------------------------------------------------------------------------
Friedman Billings Ramsey(1)   93,811            39.6%             $37.08                 12/31/2014             -/-/-
--------------------------------------------------------------------------------------------------------------------------
Northrop Grumman(2)           36,109            15.2              $34.25                  6/30/2007         BBB/BBB/Baa2
--------------------------------------------------------------------------------------------------------------------------
Strategic Investment          35,264            14.9              $27.02                 11/30/2012             -/-/-
--------------------------------------------------------------------------------------------------------------------------
TOTAL (MAJOR TENANTS)         165,184           69.7%             $34.31
--------------------------------------------------------------------------------------------------------------------------
TOTAL                         236,887          100.0%             $34.60
--------------------------------------------------------------------------------------------------------------------------

(1) Friedman Billings Ramsey subleased an additional 17,925 sq. ft. on the 11th floor from the AES Corporation, effective 6/1/2009, at which point they will occupy 147,845 sq. ft. or 62.4% of the building (including the Northrop Grumman space detailed below).

(2) As of 12/24/2004, Northrop Grumman is subleasing their entire 36,109 sq. ft. space on the 8th and 9th floors to Friedman Billings Ramsey for a lease term expiring 6/30/2007. Thereafter, it is expected that Friedman Billings Ramsey will enter into a lease with the borrower for the 8th and 9th floors.


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $1,581,193,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-C1

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET        BALANCE:  $75,000,000
                                  POTOMAC TOWER            DSCR:     2.04x
                                                           LTV:      69.4%
--------------------------------------------------------------------------------

POTOMAC TOWER LOAN

THE LOAN. The Potomac Tower Loan is a $75 million, seven year, interest-only fixed rate loan secured by a first priority mortgage on the borrower's fee simple interest in Potomac Tower and the five story parking garage. Potomac Tower is a Class A building located in the Rosslyn submarket in Arlington, Virginia. The Potomac Tower Loan financed the borrower's $106 million (70.7% loan to acquisition cost) recent acquisition of the property. Based on the acquisition price, the borrower has $31 million of hard equity in the property.

THE BORROWER. The borrower is BFP Potomac Tower Co. LLC, a special purpose, bankruptcy-remote entity sponsored by BROOKFIELD FINANCIAL PROPERTIES, L.P. ("Brookfield Financial"). An affiliate of the borrower, Brookfield Property Corp. ("Brookfield"), is a publicly-traded North American commercial real estate company listed on both the New York and Toronto stock exchanges under the symbol "BPO." As of December 31, 2003, the book value of Brookfield's assets was $8.1 billion, 90% of which was invested in premier office properties. The company generated $460 million of funds from operations and gains or $2.78 per share in 2003.

Brookfield's strategy is to own, develop and manage premier commercial properties in downtown locations of select cities in North America. Brookfield's premier properties define the skylines in many major cities including New York, Boston, Washington, D.C., Toronto and Calgary. Brookfield's portfolio consists of 48 properties and development sites, predominantly office buildings, comprising 46 million sq. ft. of rentable area and development capacity.

Brookfield also operates current ancillary real estate service businesses which focus on enhancing the value and returns from the core commercial property business through high-quality tenant service and amenities. Brookfield currently manages in excess of 140 million sq. ft. of space across North America, including its own assets. This scale provides Brookfield with the platform to deliver superior service offerings to tenants across its portfolio.

Brookfield Financial, the sponsor and property manager of the Potomac Tower Loan and affiliate of the borrower, has total assets as of year end 2003 of approximately $3.5 billion. In addition, the company has reported net income of $230 million for 2003. There are 10 properties totaling 14.4 million sq. ft. in New York, Washington, D.C., and Boston in its portfolio. Brookfield is a repeat sponsor of a Deutsche Bank borrower.

THE PROPERTY. Potomac Tower is a 19-story, 236,887 square foot trophy office building located in Arlington, Virginia. Pei Cobb Freed & Partners designed the Potomac Tower. The property's largest tenant, Friedman Billings Ramsey ("FBR"), has been absorbing other tenant spaces via sub-leases and direct leases, essentially making Potomac Tower its headquarters. FBR is in discussions with the borrower about adding FBR signage to the building. The building offers dramatic views of the Washington, D.C. skyline and the National Mall. The parking garage consists of five levels of indoor parking at or above grade, plus three and one-half levels below grade. There are a total of 442 spaces in the garage, of which 67 are reserved. Typical office floorplate sizes range from 18,083 to 11,881 sq. ft., declining on the higher floors. The property operates a shuttle bus service that accesses various destinations in the Rosslyn/Ballston corridor and is an amenity to the tenants. Interstate 66 carries traffic along a generally east-west route between Washington D.C. to the east and Fairfax County to the west. Metro, Washington, D.C.'s subway system, is a major benefit to this area, providing convenient access for residents and employees to points throughout the city and the suburbs. The nearest Metro station to the property is the Rosslyn station located about two blocks to the west.

SIGNIFICANT TENANTS. The property is currently 100.0% leased to eight tenants. The three largest tenants are as follows:

      FRIEDMAN BILLINGS RAMSEY (93,811 sq. ft. to increase to 111,736 sq. ft. as of June 1, 2009 when FBR expands into the 11th floor) is a financial services firm that provides investment banking, institutional brokerage, asset management, and private client services. Headquartered at the property FBR ranks as one of the top ten investment banks in the nation. FBR has a website at www.fbr.com. Through its operating subsidiaries, the firm invests in mortgage-backed securities and merchant banking opportunities. FBR focuses capital and financial expertise on ten industry sectors: consumer, diversified industrials, energy, financial services, healthcare, insurance, real estate, technology, media and telecommunications.

      NORTHROP  GRUMMAN  (36,109  sq.  ft.) is a  global  defense  company  that provides technologically advanced, innovative products, services and solutions in systems integration, defense electronics, information technology, advanced aircraft, shipbuilding and space technology. Current offerings include integrated command and-control hardware and software for the U.S. Department of Defense and computer-based systems for battle-command and war-gaming simulations used in military training. Northrop Grumman also


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $1,581,193,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-C1

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET        BALANCE:  $75,000,000
                                  POTOMAC TOWER            DSCR:     2.04x
                                                           LTV:      69.4%
--------------------------------------------------------------------------------

      specializes in providing space vehicle launch support operations for NASA and supports the U.S. Air Force with mission planning services for the B-2 bomber. Northrop Grumman has a S&P unsecured senior debt rating of "BBB" and a Moody's unsecured senior debt rating of "Baa2". Northrop Grumman has a website at www.northgrum.com. As of December 24, 2004, Northrop Grumman is subleasing their entire 36,109 sq. ft. space on the 8th and 9th floors to FBR for a lease term expiring June 30, 2007. It is expected that FBR will directly lease the 8th and 9th floors after the expiration of the sublease.

      STRATEGIC INVESTMENT (35,264 sq. ft.) is an investment management firm specializing in customized global balanced asset allocation, outsourcing for institutional investors, high net worth individuals and family groups. Founded in 1987, Strategic Investment manages over $8.2 billion in outsourcing mandates for over 55 clients. Strategic Investment is affiliated with a number of firms that provide investment management in equities, emerging markets, fixed income and hedge funds. The Strategic family manages over $30.1 billion. Strategic Investment has a website at www.2strategic.com.

THE MARKET. The broad Washington, D.C. office market is comprised of its central business district ("CBD"), which encompasses Washington, D.C., and its two Non-CBD markets of Suburban Maryland and Northern Virginia. Cumulatively, these three areas contain an office market inventory of approximately 257.2 million sq. ft., which ranks the Washington, D.C. metro area third in the nation in terms of office space inventory, after New York and Los Angeles. Potomac Tower is located approximately three miles east of the CBD of Washington, D.C.

The property is located in the Washington,  D.C.  metropolitan  statistical area
(MSA), and the Rosslyn office submarket of Arlington, Virginia. According to Cushman and Wakefield's research department, the submarket of Rosslyn consists of 37 buildings. Northern Virginia consists of 15 submarkets totaling 115.6 million sq. ft. of office space, and has by far the largest concentration of Class A space in the region with 62.5 million sq. ft., or 53% of the region's total inventory. The Northern Virginia submarkets within Arlington County are Rosslyn, Arlington Metro, Ballston, Crystal City/Pentagon City, and Arlington Non-Metro. The Rosslyn submarket serves as an extension of downtown Washington, D.C. but maintains suburban convenience and economics. The property is immediately across the Key Bridge and the Theodore Roosevelt Bridge from Georgetown University and Washington, D.C. Situated on N. 19th Street, Potomac Tower offers its tenants convenient access to major government agencies, private sector corporations, professional service firms, hotels, the metro, social clubs, and well regarded restaurants.

During 2003 and through the third quarter of 2004, the Washington, D.C. office market resumed its solid performance, as both new completions and sublease space additions were modest while demand increased. Vacancy rates in Washington, D.C. and Suburban Maryland began to stabilize, while Northern Virginia, which had seen a dramatic increase in vacancy during 2001 and 2002, experienced measurable improvement. Between year-end 2002 and third quarter of 2004, overall vacancy rates remained within fairly tight ranges in both Washington, D.C. and in Suburban Maryland, while overall vacancy in Northern Virginia declined by over 3% to 14.4%. During 2003, construction completions in the Washington, D.C. MSA for the year declined by more than 40 percent to 4.3 million sq. ft. from 7.2 million sq. ft. during 2002, primarily due to the dramatic drop-off in construction in Northern Virginia. The pace of completions throughout the region continued to moderate during the first three quarters of 2004 and totaled only
3.5 million sq. ft.

During the first three quarters of 2004, the District's overall office market experienced increasing asking rents in all three markets. Washington, D.C.'s average rental rate increased by over $4.00 per square foot to $38.31 per square foot, Northern Virginia increased by nearly $1.00 to $25.34 per square foot, and Suburban Maryland increased by a modest $0.22 to $24.74 per square foot. Potomac Tower, due to its location on the Potomac River, commands rents at the top end of the Rosslyn submarket range. Waterview, a mixed use facility being constructed adjacent to the subject property (as discussed below), reported that it pre-leased 625,000 sq. ft. at $42.00 per square foot. Class A asking rental rates also increased during the first three quarters of 2004. As of third quarter of 2004, the direct weighted average Class A rent for the Washington, D.C. MSA was $34.48 per square foot, up from $29.26 per square foot at year-end 2003. Washington, D.C. continued to maintain the region's most expensive office space, having a direct-weighted average Class A rent of $46.59 per square foot.

RECENT EVENTS. The above referenced property development, Waterview, is being constructed adjacent to the Potomac Tower and is a mixed use facility with hotel, retail, and office space. The new development will be designed and constructed by Pei Cobb Freed & Partners, who also constructed the Potomac
Tower, the National Gallery's East Wing, The Ronald Reagan Building, and additions to the Louvre in Paris among others. The Waterview's sponsors are The JBG Companies, Trizec Properties, Inc., and the CIM Group, Inc. Pei Cobb-Freed & Partners designed both the Waterview and Potomac Tower buildings with an unobstructed view of the Potomac River and the Nation's Capital, without compromising the views from the other tower.


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $1,581,193,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-C1

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET        BALANCE:  $75,000,000
                                  POTOMAC TOWER            DSCR:     2.04x
                                                           LTV:      69.4%
--------------------------------------------------------------------------------

Waterview includes a 24-story trophy office tower and a 28-story hotel, retail and residential tower that includes 170 residential units above a 155-room, four-star hotel and 8,650 sq. ft. of retail space. Approximately 930 parking spaces in seven levels will serve both towers. Floors 1 through 12 of the hotel/residential tower will be devoted to a 155-key full service, luxury boutique hotel with the top 17 floors constructed as 170 luxury condominium units. The towers will be joined by a terrace at the fourth-floor level that will be home to a destination restaurant offering sweeping views of the Potomac River and the Nation's Capital.

Waterview will be comprised of approximately 625,000 rentable sq. ft. The office tower is 100% pre-leased to The Corporate Executive Board (NASDAQ: EXBD) for 20 years at a reported but unconfirmed rental rate of approximately $42.00 per square foot. The Kimpton Group, which manages 40 hotels and 40 restaurants across the country, will serve as manager of the hotel. Building completion is expected in August of 2007 for the office tower and in October of 2007 for the hotel/residential tower.

PROPERTY MANAGEMENT. The sponsor, Brookfield Financial, an affiliate of the borrower, is the property manager. Brookfield Financial owns, develops and manages premier assets in the downtown areas in high-growth North American cities, including New York, Boston, Washington, D.C., Toronto and Calgary.

ESCROWS. During a "Lockbox Event," the following reserves will be collected: ongoing monthly reserves for one-twelfth of annual taxes and insurance premiums due, replacement reserves ($3,960), and tenant improvement and leasing commissions ($11,880). "Lockbox Event" means the occurrence of either: (a) an "Event of Default" or (b) a "Low DSCR" period as such term is defined in the loan documents.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not permitted.


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $1,581,193,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-C1

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET        BALANCE:  $75,000,000
                                  POTOMAC TOWER            DSCR:     2.04x
                                                           LTV:      69.4%
--------------------------------------------------------------------------------

                                  [MAP OMITTED]


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $1,581,193,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-C1

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET        BALANCE:  $62,843,823
                                  WARD CENTERS             DSCR:     1.78x
                                                           LTV:      64.1%
--------------------------------------------------------------------------------

                                [PHOTOS OMITTED]


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $1,581,193,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-C1

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET        BALANCE:  $62,843,823
                                  WARD CENTERS             DSCR:     1.78x
                                                           LTV:      64.1%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                BofA

LOAN PURPOSE:               Refinance

SHADOW RATINGS:
(S&P/FITCH/DBRS)            NR/BBB-/BBB(low)

ORIGINIAL PRINCIPAL
BALANCE:                    $63,000,000

CUT-OFF PRINCIPAL BALANCE:  $62,843,823

% BY INTIAL UPB:            3.68%

INTEREST RATE:              4.3320%

PAYMENT DATE:               1st of each month

FIRST PAYMENT DATE:         January 1, 2005

MATURITY DATE:              January 1, 2010

AMORTIZATION:               360 Months

CALL PROTECTION:            Lockout for 24 months from securitization date then
                            defeasance permitted. On and after August 1, 2009 prepayment permitted without penalty.

SPONSOR:                    General Growth Properties, Inc.

BORROWER:                   Victoria Ward Center L.L.C. and Victoria Ward
                            Entertainment Center L.L.C.

ADDITIONAL FINANCING:       Future mezzanine debt permitted up to the lesser of
                            75% of appraised value and 1.05x combined DSCR.

LOCKBOX:                    Hard

INITIAL RESERVES:           None

MONTHLY RESERVES:           None
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
LOAN BALANCE PSF:           $232

BALLOON BALANCE PSF:        $212

LTV:                        64.1%

BALLOON LTV:                58.6%

DSCR:                       1.78x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:     Single Asset

PROPERTY TYPE:              Retail

COLLATERAL:                 Fee Simple

LOCATION:                   Honolulu, HI

YEAR BUILT / RENOVATED:     1981-2002/NAP

TOTAL AREA:                 270,961 sq. ft.

PROPERTY MANAGEMENT:        Self-managed by Borrower

OCCUPANCY
(AS OF 9/30/2004):          98.9%

UNDERWRITTEN NET
CASH FLOW:                  $6,677,269

APPRAISED VALUE:            $98,000,000

APPRAISAL DATE:             October 29, 2004
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
                                                      ANCHOR TENANTS

                                                                                              SALES
TENANT(1)                     NRSF         % NRSF        RENT PSF      LEASE EXPIRATION    RATINGS (S/M/F)    PER SCREEN/PSF
----------------------------------------------------------------------------------------------------------------------------
Consolidated Amusement
Theatres                     86,676         32.0%         $41.00          5/31/2016           NR/NR/NR         $1,060,000(2)
----------------------------------------------------------------------------------------------------------------------------
Dave & Buster's              44,194         16.3%         $26.54         10/31/2021           NR/NR/NR            $363(3)
----------------------------------------------------------------------------------------------------------------------------
Borders Books & Music        30,226         11.2%         $35.00          5/31/2010           NR/NR/NR            $396(3)
----------------------------------------------------------------------------------------------------------------------------
Nordstrom Shoes              16,561         6.1%          $40.00          5/31/2006          A-/Baa1/A-             NAV
----------------------------------------------------------------------------------------------------------------------------

(1) Information obtained from Underwritten Rent Roll except for Ratings and unless otherwise stated. Credit Ratings are of the parent company.

(2)   Sales as of May 31, 2004.

(3)   Sales as of July 31, 2004.


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $1,581,193,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-C1

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET        BALANCE:  $62,843,823
                                  WARD CENTERS             DSCR:     1.78x
                                                           LTV:      64.1%
--------------------------------------------------------------------------------

WARD CENTERS LOAN

THE LOAN. The Ward Centers loan is secured by a first mortgage on a 270,961 square foot anchored retail complex located in Honolulu, Honolulu County, Hawaii.

THE BORROWER. The co-borrowers are Victoria Ward Center L.L.C. ("Ward Centre") and Victoria Ward Entertainment Center L.L.C. ("Ward Entertainment Center") jointly and severally (collectively, the "Ward Centre Borrower"), both of which are Delaware limited liability companies and single purpose bankruptcy remote entities with at least two independent directors for which co-borrowers' legal counsel has delivered a non-consolidation opinion. Equity ownership in each of the co-borrowers is held 100% by Victoria Ward, Limited, a Delaware corporation. The sponsor of the loan is General Growth Properties, Inc. ("GGP"). GGP is also the sponsor of the borrower for the Lakeside Mall Loan.

Founded in 1954, GGP, a publicly traded real estate investment trust ("REIT") on the New York Stock Exchange (NYSE: GGP), is primarily engaged in the ownership, operation, management, leasing, acquisition, development and expansion of regional mall and community shopping centers located in the United States. GGP is one of the largest owner/operators of regional malls in the country. GGP, either directly or indirectly through limited partnerships and subsidiaries, owns and/or manages over 200 retail properties located in 41 states containing approximately 200 million square feet and housing 18,000 tenants. As of the fiscal year ended December 31, 2003, GGP reported revenue of approximately $1.3 billion and stockholder equity of $1.7 billion.

THE PROPERTY. Ward Centre and Ward Entertainment Center are part of Victoria Ward Centers, a complex containing a total of 1.3 million square feet located on 65 acres, consisting of Ward Gateway Center, Ward Farmers Market, Ward Warehouse and Ward Village Shops in addition to the two collateral properties. Victoria Ward Centers encompasses four city blocks and consists of 120 retail stores, 23 restaurants, a farmers market and a 16-screen theater megaplex. The 113,439 square foot Ward Centre, built in phases from 1981 to 2002 and situated on 4.16 acres, is anchored by Borders Books & Music and Nordstrom Shoes. The 157,522 square foot Ward Entertainment Center, built in 2001 and situated on 7.16 acres, is anchored by Consolidated Amusement Theatres and Dave & Buster's. The collateral improvements contain a total of 270,961 net rentable square feet and are situated on two non-contiguous parcels totaling 11.32 acres. Parking is provided by a seven-level parking garage at the Ward Centre and by a two-level parking garage at the Ward Entertainment Center. The two collateral properties are located approximately two miles southeast of downtown Honolulu and one mile northwest of Waikiki Beach.

SIGNIFICANT TENANTS. As of September 30, 2004, the Ward Centers mortgaged property was 98.9% occupied and the four largest tenants, comprising 65.6% of the space, are described below:

      CONSOLIDATED AMUSEMENT THEATRES occupies 86,676 square feet (16 screens, 32.0% of square feet) in the Ward Entertainment Center under a 15-year lease expiring on May 31, 2016. There are four five-year options to renew the lease. Consolidated Amusement Theatres operates 11 theaters and more than 100 screens in Hawaii. Consolidated Amusement Theatres, founded in 1917, is a division of Los Angeles-based Pacific Theatres, which operates approximately 300 screens in California. Since Pacific Theatres is privately held, no financial information is available. Consolidated Amusement Theatres reported sales per screen of $1,060,000 for the trailing 12 months to May 2004 at the mortgaged property. In November 2003, Consolidated Amusement Theatres announced its intention to sell its theaters. The theaters have not been sold to date.

      DAVE & BUSTER'S occupies 44,194 square feet (16.3% of square feet) in the Ward Entertainment Center under a 20-year lease expiring on October 31, 2021. There are three five-year options to renew the lease. Dave & Buster's, founded in 1982 and headquartered in Dallas, Texas, is an operator of large-format, high-volume, regional entertainment complexes. Each entertainment complex offers an array of attractions, such as billiards, shuffleboard, interactive simulators and virtual reality systems, as well as traditional carnival-style games of skill. The complexes also offer food and beverages. As of the fiscal year ended February 1, 2004, Dave & Buster's reported revenue of approximately $362.8 million and stockholder equity of $182.9 million. Dave & Buster's reported sales per square foot of $363 for the trailing 12 months to July 2004.

      BORDERS BOOKS & MUSIC occupies 30,226 square feet (11.2% of square feet) in the Ward Centre under a 15-year lease expiring on May 31, 2010. There are two five-year options to renew the lease. Borders Group, Inc. operates book, music and movie superstores, including mall-based bookstores. The company operates approximately 482 superstores worldwide under the Borders Books &


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $1,581,193,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-C1

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET        BALANCE:  $62,843,823
                                  WARD CENTERS             DSCR:     1.78x
                                                           LTV:      64.1%
--------------------------------------------------------------------------------

      Music name. The company also operates 716 bookstores under the Waldenbooks name in the United States and 36 bookstores under the Books etc. name in the United Kingdom. As of the fiscal year ended January 25, 2004, Borders Group, Inc. reported revenue of approximately $3.7 billion and stockholder equity of $1.2 billion. Borders reported sales per square foot of $396 for the trailing 12 months to July 2004.

      NORDSTROM SHOES occupies 16,561 square feet (6.1% of square feet) in the Ward Centre under a four-year lease expiring on May 31, 2006. Nordstrom, Inc. is a fashion specialty retailer with 150 stores located in 27 states. The company operates 94 full-line Nordstrom stores, 49 Nordstrom Racks, five Faconnable boutiques, one freestanding shoe store and one clearance store in the United States and 31 Faconnable boutiques in Europe. As of the fiscal year ended January 31, 2004, Nordstrom, Inc. reported revenue of approximately $6.5 billion and stockholder equity of $1.6 billion. Nordstrom is not required to report sales information.

THE MARKET. The two collateral properties are located approximately two miles southeast of downtown Honolulu and one mile northwest of Waikiki Beach within the Honolulu metropolitan statistical area. Population is approximately 900,000 in the metropolitan statistical area/Honolulu County and 377,000 in Honolulu. Population within a one-, three- and five-mile radius of the subject property is 21,000, 182,000 and 284,000, respectively. Average household income is approximately $70,000 in Honolulu County. Average household income within a one-, three- and five-mile radius of the subject property is $49,000, $54,000 and $62,000, respectively. The major industry sectors are services (35%), government (19%) and retail trade (11%). Major employers in the area include various hospitality operators and the United States military.

According to the appraisal, the Oahu retail market contains approximately 10.7 million square feet with an overall occupancy of 93.2%. The Honolulu retail submarket contains approximately 3.0 million square feet with an overall occupancy of 95.1%.

The appraiser identified 33 anchor tenant leases, 16 cinema tenant leases, six non-anchor tenant leases and 21 kiosk tenant leases as being comparable to the corresponding lease types at the mortgaged property.

The appraiser concluded submarket rental rates per square foot of $30.00 for the Consolidated Amusement Theatre space, $18.00 for the Dave & Buster's space, $35.00 for the Borders Books & Music space, $25.00 for the Nordstrom Shoes space, $40.00 for spaces up to 800 square feet, $45.00 for spaces of 801 to 1,500 square feet, $36.00 for spaces of 1,501 to 3,500 square feet, $27.00 for spaces of 3,501 to 7,000 square feet, $20.00 for spaces of 7,001 to 10,000 square feet and $200.00 for kiosk spaces.

Subject property rental rates per square foot range from $26.54 to $41.00 with a weighted average of $36.29 for the anchor spaces, $21.00 to $63.00 with a weighted average of $32.63 for the non-anchor spaces and $240 for the kiosk space.

PROPERTY MANAGEMENT. The borrower self-manages the mortgaged property, which is not subject to a formal management agreement. In the event the Ward Centers borrower elects to have the two collateral properties managed by a property manager not affiliated with the Ward Centers borrower, the mortgaged property manager shall be acceptable to mortgagee, and the Ward Centers borrower shall enter into an acceptable management agreement that conforms to mortgagee's standards.

GROUND LEASES. The mortgaged property improvements are situated on 11.32 acres of leasehold land. Since the ground lessors, VWC Land Trust (Ward Centre) and VWEC Land Trust (Ward Entertainment Center), both Ward Centers borrower related entities, have enjoined in the mortgage, ownership of the two sites is considered fee simple.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. Provided no event of default has occurred and is continuing, upon not less than 30 days prior written notice to the mortgagee, a permitted mezzanine borrower may incur indebtedness in the form of a mezzanine loan provided (i) a permitted mezzanine lender originates such permitted mezzanine debt, (ii) the collateral for the permitted mezzanine debt shall include only pledges of the equity interests in borrower and any accounts established under a separate mezzanine cash management arrangement, (iii) such permitted mezzanine lender enters into an intercreditor agreement in similar form and substance acceptable to the rating agencies and reasonably acceptable to the mortgagee, (iv) all permitted mezzanine debt documents shall be reasonably acceptable to the mortgagee, (v) mezzanine borrower satisfies and delivers such other documents, agreements, certificates and legal opinions, including but not limited to a revised substantive non-consolidation opinion which shall be in form, scope and substance reasonably acceptable in all respects to lender and the rating agencies, as the mortgagee shall reasonably request, (vi) the mortgagee shall have approved all of the terms, provisions and conditions of the permitted mezzanine debt, (vii) the loan-to-value immediately following


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $1,581,193,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-C1

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET        BALANCE:  $62,843,823
                                  WARD CENTERS             DSCR:     1.78x
                                                           LTV:      64.1%
--------------------------------------------------------------------------------

the closing of the permitted mezzanine debt based on the aggregate principal balance of the Ward Centers mortgage loan and the permitted mezzanine debt is no greater than 75% based on an appraisal acceptable to lender, (viii) the debt service coverage ratio immediately following the closing of the permitted mezzanine debt will not be less than 1.05x based on an assumed constant of 9.00%, (ix) the cash management agreement shall be modified such that all reserves, debt service, operating expenses and extraordinary expenses will be provided for and paid when due and payable before any debt service is paid on the permitted mezzanine debt, (x) the permitted mezzanine borrower and pledgors of interests in the Ward Centers borrower shall be structured into the organizational structure of the Ward Centers borrower in a manner such as not to adversely affect the bankruptcy remote nature of the Ward Centers borrower and shall not be contrary to rating agency criteria, and all organizational documents of the Ward Centers borrower shall be revised to the reasonable satisfaction of the mortgagee and (xi) after a securitization, a rating agency confirmation is obtained.


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $1,581,193,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-C1

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET        BALANCE:  $62,843,823
                                  WARD CENTERS             DSCR:     1.78x
                                                           LTV:      64.1%
--------------------------------------------------------------------------------

                                  [MAP OMITTED]


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $1,581,193,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-C1

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET        BALANCE:  $60,000,000
                                63 MADISON AVENUE          DSCR:     1.49x
                                                           LTV:      75.0%
--------------------------------------------------------------------------------

                                [PHOTOS OMITTED]


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $1,581,193,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-C1

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET        BALANCE:  $60,000,000
                                63 MADISON AVENUE          DSCR:     1.49x
                                                           LTV:      75.0%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                GACC

LOAN PURPOSE:               Refinance

ORIGINAL TMA BALANCE(1):    $60,000,000

CUT-OFF TMA BALANCE(1):     $60,000,000

% BY INITIAL UPB:           3.51%

INTEREST RATE:              5.0600%

PAYMENT DATE:               1st of each month

FIRST PAYMENT DATE:         February 1, 2005

MATURITY DATE:              January 1, 2010

AMORTIZATION:               Interest Only

CALL PROTECTION:            Lockout for 24 months from securitization date, then
                            defeasance is permitted. On and after October 1, 2009, prepayment can be made without penalty.

SPONSORS:                   George Comfort & Sons, Inc. and Loeb Partners Realty
                            & Development Corp.

BORROWER:                   63 Madison Owner LLC

PARI PASSU DEBT(1):         $105,000,000

ADDITIONAL FINANCING:       None

LOCKBOX:                    Hard

INITIAL RESERVES:           Tax:          $374,870

                            Insurance:    $123,743

                            TI/LC:        $104,166

                            Replacement:  $23,257

MONTHLY RESERVES:           Tax:          $374,870

                            Insurance:    $16,146

                            TI/LC:        $104,166

                            Replacement:  $23,257
--------------------------------------------------------------------------------

(1) The Trust Mortgage Asset ("TMA") amount of $60,000,000 represents the A-1 Note from a first mortgage loan in the original amount of $165,000,000, consisting of the A-1 Note and pari passu A-2 and A-3 notes). The A-2 and A-3 notes are not included in the trust. All number under the heading "Financial Information" are based on the whole first mortgage loan balance as of the cut-off date, unless otherwise noted.

--------------------------------------------------------------------------------
                            FINANCIAL INFORMATION(1)
--------------------------------------------------------------------------------
LOAN BALANCE PSF:           $207

BALLOON BALANCE PSF:        $207

LTV:                        75.0%

BALLOON LTV:                75.0%

DSCR:                       1.49x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET / PORTFOLIO:   Single Asset

PROPERTY TYPE:              Office

COLLATERAL:                 Fee Simple

LOCATION:                   New York, NY

YEAR BUILT / RENOVATED:     1963 / 1998, 1999

TOTAL AREA:                 797,377 sq. ft.

PROPERTY MANAGEMENT:        George Comfort & Sons, Inc.

OCCUPANCY (AS OF 9/7/2004): 100.0%

UNDERWRITTEN NET CASH FLOW: $12,594,730

APPRAISED VALUE:            $220,000,000

APPRAISAL DATE:             November 1, 2004
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
                                                   MAJOR OFFICE TENANTS

                                                                               WEIGHTED AVG       LEASE
TENANT                                 NRSF        % NRSF          % GPR         RENT PSF       EXPIRATION       RATINGS S/F/M
------------------------------------------------------------------------------------------------------------------------------
Ziff-Davis, Inc.(1)(2)                399,773        50.1%          54.4%         $29.72         6/30/2019            --
------------------------------------------------------------------------------------------------------------------------------
New York Life                         397,604        49.9           45.6          $23.51        12/31/2010      AA+ / AA / Aa1
------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:               797,377       100.0%         100.0%         $26.62
------------------------------------------------------------------------------------------------------------------------------

(1) Ziff-Davis, Inc. has subleased space to The Beanstalk Group (30,885 NRSF), The Community Preservation Corporation (35,767 NRSF), FOJP Corporation (61,494 NRSF), BeMusic, Inc. (56,742 NRSF) and CNet (49,140 NRSF).

(2) Ziff-Davis, Inc.'s rent obligation is supported by a $15,000,000 evergreen Letter of Credit from Citibank, N.A. (rated AA- by S&P, AA+ by Fitch, and Aa2 by Moody's). See "--The Property" for additional information.


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $1,581,193,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-C1

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET        BALANCE:  $60,000,000
                                63 MADISON AVENUE          DSCR:     1.49x
                                                           LTV:      75.0%
--------------------------------------------------------------------------------

63 MADISON AVENUE LOAN

THE LOAN. The 63 Madison Loan is a five year, interest-only fixed rate loan secured by a first priority mortgage on the borrower's fee simple interest in a 797,377 sq. ft. Class A office building located in the Midtown South sub-market of Manhattan, New York. Based on the appraised value of $220 million, the borrower has implied equity of $55 million in the property.

THE BORROWER. The borrower is 63 Madison Owner LLC, a special purpose, bankruptcy-remote entity sponsored by GEORGE COMFORT & SONS, INC. AND LOEB PARTNERS REALTY & DEVELOPMENT CORP. George Comfort & Sons, Inc. has over 85 years of real estate experience and currently manages nine million sq. ft. of commercial property, 50% of which they own. George Comfort & Sons Inc.'s investments include all classes of office and mixed use buildings in the New York City central business district and metropolitan area, Washington, D.C. and Boston. George Comfort & Sons Inc.'s services include acquiring and brokering properties, full service property management, leasing, construction and finance. George Comfort & Sons Inc. has continued to expand under the leadership of Peter Duncan, who has been its president since 1995, by acquiring more than four million sq. ft. of office space and adding three million sq. ft. to its third-party management portfolio in the last decade. It currently has assets of $1 billion in partnership with top global investors.

Loeb Partners Realty & Development Corp. is a privately held real estate company that makes opportunistic investments in real estate properties, with its major focus on the creation and enhancement of the value of these properties through repositioning, renovation and intensive asset management. Currently the company's portfolio amounts to more than 12 million sq. ft. of income-producing investment real estate.

THE PROPERTY. Built in 1963 as the New York Life Company Annex, 63 Madison Avenue was substantially renovated in 1998 - 1999 into a multi-tenanted building. 63 Madison Avenue is located between 27th and 28th Streets in Manhattan directly across from, and connected via underground walkway to, the distinctive, 40-story (including six-story tower) New York Life Building, New York Life's headquarters. The building consists of 797,377 net rentable sq. ft. over 15 floors of commercial space and two concourses. The property has large, open floor plates of approximately 49,140 sq. ft. for floors 2 through 12 and approximately 30,609 sq. ft. for the remaining three floors.

The renovation was completed in mid 1999 and included the following: (i) cleaning and repainting the exterior curtain wall; (ii) new lobby for the office tenants including the reconstruction and design thereof; (iii) a new roof covering was installed; (iv) modernization of the elevators and cabs, including installation of a new service elevator; and (v) the electrical system was partially upgraded.

According to the appraiser, the renovation appears to have created value added for the office space which is fully leased. Ownership spent over $7,000,000 in base building upgrades during the renovation.

Out of the total NRA of the building, the two tenants, New York Life (397,604 sq. ft.) and Ziff-Davis, Inc. (399,773 sq. ft.), each leases a concourse (58,489 sq. ft. and 62,120 sq. ft., respectively). New York Life rents Concourse A space for $12.00 psf and the remaining 339,115 sq. ft. of its office space is at a cost of $25.50 psf. Ziff-Davis, Inc. rents Concourse B space for $15.45 psf and the remaining 337,653 of its office space is at a cost of $32.35 psf. The property is currently 100% occupied by tenants and subtenants. The New York Life lease runs through December, 2010 and the Ziff-Davis, Inc. lease runs through June, 2019.

The property at 63 Madison Avenue was built by New York Life who occupied it in its entirety until 1991 when New York Life sold the building to George Comfort & Sons, Inc. In 1998, New York Life reduced its occupancy of the property to approximately 50% and Ziff-Davis, Inc. entered into a 21.5-year lease, for floors eight through and including 15 and Concourse B. New York Life occupies Concourse A and floors 1 through seven under a lease which expires on December 31, 2010. Over the past few years, Ziff-Davis, Inc. has restructured internally and reduced its share of occupied space through subleasing. Ziff-Davis, Inc. has been successful in its efforts to sublease portions of its space to multiple companies that currently occupy the building. Ziff-Davis, Inc. currently occupies floors 11, 12 and Concourse B; while floors 8, 9, 10, 13, 14 and 15 have been sublet to a variety of other tenants. Ziff-Davis, Inc. remains primarily liable for the rent payments under its lease through 2019. In connection with obtaining landlord consent to its subleasing arrangements, Ziff-Davis, Inc. posted a $15 million letter of credit for the benefit of the building owner. The letter of credit was collaterally assigned to the lender, to be drawn by the borrower and payable to the lender in connection with a default by Ziff-Davis, Inc. of its rent obligations under its lease or a failure to renew the letter of credit or post cash collateral through expiration of its lease in 2019. The next renewal of the letter of credit will be required in September of 2006.

The two separate concourses, entrance lobbies, and two separate elevator banks provide the tenants additional privacy. Ziff-Davis, Inc. has a designated entrance on the 28th Street side of the building and New York Life has a designated entrance on the 27th Street side


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $1,581,193,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-C1

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET        BALANCE:  $60,000,000
                                63 MADISON AVENUE          DSCR:     1.49x
                                                           LTV:      75.0%
--------------------------------------------------------------------------------

of the building, facing New York Life's headquarters building. The two buildings are connected by a basement-level passageway that was built in order to link the New York Life offices. The buildings are still to this day connected, and the mail facilities for both the New York Life buildings are found in the basement of 63 Madison Avenue.

SIGNIFICANT TENANTS. The property is currently 100% occupied by two tenants, New York Life and Ziff-Davis, Inc. Ziff-Davis, Inc. has recently subleased portions of its space to The Beanstalk Group, The Community Preservation Corporation, Foundation of Jewish Philanthropies Service Corporation, BeMusic, Inc. and CNet.

      NEW YORK LIFE has been a tenant in the building since it was built in 1961. New York Life originally built the property to serve as part of its Manhattan headquarters. New York Life occupied 100% of the building until 1998 when Ziff-Davis, Inc. signed a lease for approximately 50% of the space. New York Life's current headquarters is located directly adjacent to the property on Madison Avenue between 26th and 27th Streets, commonly known as the "New York Life Building." New York Life built the underground passageway between the two buildings.

      New York Life Insurance Company was founded in 1845 and is the largest mutual life insurance company in the United States, and one of the largest life insurers in the world. Headquartered in New York City, New York Life's family of companies offers life insurance, annuities and long-term care insurance. An affiliate, New York Life Investment Management LLC provides institutional asset management, retirement planning and trust services, and other New York Life affiliates provide an array of securities products and services, as well as institutional and retail mutual funds.

      New York Life reported nearly $180 billion in managed assets in 2002 and over $202 billion in 2003. In 2003, New York Life had, based on publicly available information, a net income of $1.12 billion and a surplus and asset valuation reserve of $10.8 billion. According to New York Life, its surplus to asset ratio is nearly double the average of the top 25 insurers and its liquidity benefits from its $57 billion bond portfolio, 92% of which are investment grade.

      Ziff-Davis, Inc. (50.1% of NRA; weighted average rent equal to $29.72 psf; leases expire June 30, 2019) (NYSE: ZFDH.PK), is, based on publicly available information, a leading integrated media company serving the technology, videogame and consumer lifestyle markets and is one of the largest technology magazine publishers in the United States, as measured by revenue. Second quarter 2004 consolidated revenues totaled approximately $51.3 million, with EBITDA of approximately $9.5 million. These numbers were both superior to 2003 revenue and EBITDA of $47.1 million and $9.0 million, respectively. Ziff-Davis, Inc. exports its brand internationally, licensing its content to publications in 41 countries and reaching more than 22 million readers. In connection with obtaining landlord consent to its subleasing arrangements, Ziff-Davis, Inc. posted a $15 million letter of credit for the benefit of the building owner, George Comfort & Sons.

      Ziff-Davis, Inc. has been a tenant in the property since 1998 when it leased approximately 400,000 sq. ft. When Ziff-Davis, Inc. sold its publishing arm to Willis Stein & Partners and James Dunning in 2000, the lease was assigned to the new entity, Ziff-Davis Publishing, subject to Ziff-Davis, Inc.'s parent company, Softbank, subleasing back the 15th floor to 2010 and the 10th floor until 2019. Bank of New York sublet the entire 8th and 9th floors and part of Concourse B and subsequently sub-subleased parts of their premises to the Community Preservation Corporation, Encompass and BeMusic Inc. Ziff-Davis Publishing has sublet the 13th and 14th floor to the Foundation of Jewish Philanthropies. Softbank sub-sublet their space to The Beanstalk Group. Currently, Ziff-Davis Publishing only occupies the 11th, 12th and Concourse B floors, which is approximately 145,000 sq. ft. out of the original 400,000 sq. ft. (36.25%).

TENANTS UNDER SUBLEASES WITH ZIFF-DAVIS, INC.:

      FOUNDATION OF JEWISH PHILANTHROPIES (7.7% of NRA sublet from Ziff-Davis, Inc. - occupies entire space on floors 13 and 14) has been a tenant in the building since 2003 when it subleased space from Ziff-Davis, Inc. Founded in 1911 in Buffalo, New York, the foundation, according to its public reports, manages over 1,000 individual endowment funds and with assets of over $98 million.

      BEMUSIC, INC. (6.9% of NRA sublet from Bank of New York who sublet the space from Ziff-Davis, Inc.). BeMusic, Inc. occupies the entire 8th floor and approximately 5,602 sq. ft. of the 9th floor. BeMusic, Inc. is a subsidiary of the German media giant Bertelsmann Foundation. Part of DirectGroup Bertelsmann, BeMusic was founded in July, 2001 and is headquartered in New York City.


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $1,581,193,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-C1

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET        BALANCE:  $60,000,000
                                63 MADISON AVENUE          DSCR:     1.49x
                                                           LTV:      75.0%
--------------------------------------------------------------------------------

      CNET (6.2% of NRA, occupies the entire 10th floor) bought Ziff-Davis, Inc. (ZD Net) for $1.6 billion in 2000. CNet, according to publicly available information, provides advice on technology products and services. CNet integrates an extensive directory of more than 200,000 computer, technology, and consumer electronics products with editorial content, downloads, trends, reviews and price comparisons. CNet's www.ZDNET.com website was the winner of the Computer Press Association's "Best Overall Site" award for two consecutive years. CNet is comprised of News.com, mySimon, Download.com, CNet Computer Shopper Magazine, and other networks.

      COMMUNITY PRESERVATION CORPORATION (4.5% of NRA sublet from Bank of New York who sublet the space from Ziff-Davis, Inc.), currently occupies 35,767 sq. ft. of the total 49,140 sq. ft. on the 9th floor. Founded in 1974, the Community Preservation Corporation finances the rehabilitation or construction of affordable housing.

      THE BEANSTALK GROUP, LLC (3.9% of NRA sublet from Ziff-Davis, Inc.) is 67% owned by Ford Motor Company and is a leading brand licensing agency and consultancy. Founded in 1991, the Beanstalk Group has a branch outside of London, Beanstalk Europe. The Beanstalk Group currently occupies the entire 15th floor (top floor) of the property, which it subleased from Softbank, Ziff-Davis, Inc.'s parent company.

THE MARKET. The property is located in Manhattan's Midtown South section in the Murray Hill/Kips Bay neighborhood, one block north of Madison Square Park. Murray Hill extends from 42nd Street, west of Park Avenue and extends south to 23rd Street. Kips Bay is the lower section of Murray Hill stretching from East 34th Street down to East 23rd Street in between Park Avenue South on the west and the East River on the east. The area is largely residential but benefits from many famous and historical churches and parks, the NYU Medical Center and Bellevue Hospital located within Kips Bay. The building's location provides easy access to both Penn Station and Grand Central Terminal, which offer entrance to the subway system, Metro North Railroad, AMTRAK, and the Long Island Railroad.

According to Reis, the average market rent in Manhattan for the third quarter of 2004 was $42.25 psf and the overall vacancy rate for Manhattan remained flat at 10.5% from the first quarter of 2004 and down slightly from year-end 2003 (10.6%).

MIDTOWN SOUTH SUBMARKET. Manhattan is split into three major markets for office space, with a total inventory of 390.3 million sq. ft. across Midtown, Midtown South and Downtown. As previously noted, the property is located on the border of the Midtown South and Midtown submarkets of Manhattan. Midtown South has 65.2 million sq. ft. of inventory, with 10.5 million sq. ft. (16.1%) being Class A space, and is the smallest of Manhattan's three major markets.

Reis reported a third quarter vacancy rate of 9.9% for the Midtown South submarket. The average asking rent is $30.93 psf, the lowest metrowide. During the first half of 2004, overall asking rates increased by $0.19 psf to $30.56 from year end 2003.

Market rent in the Midtown South submarket for buildings built before 1970 was $31.65 psf for the third quarter of 2004 as reported by Reis. This implies that the New York Life's rent is approximately 25.72% below market and the Ziff-Davis, Inc. space is approximately 6.10% below market. The vacancy rate for buildings built before 1970 and located in the Midtown South submarket was 10.0%, favorable when compared to the overall city vacancy rate of 10.5%. Buildings built before 1970 make up 70% of Manhattan's total market share of 353,247,000 sq. ft. of inventory. There is no construction of office buildings planned for the immediate future in this submarket.

PROPERTY MANAGEMENT. The property is managed by George Comfort & Sons, Inc., an affiliate of the borrower.

ESCROWS. The following reserves are required to be collected on a monthly basis: one-twelfth of the annual taxes and insurance premiums due ($374,870 and $16,146, respectively), tenant improvements/leasing commissions ($104,166), and capital expenditures (replacement) ($23,257). In addition, Ziff-Davis, Inc. is obligated to have a $15 million letter of credit or cash collateral posted at all times during the term of its lease, as discussed above under "--The Property."

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not Permitted.


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $1,581,193,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-C1

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET        BALANCE:  $60,000,000
                                63 MADISON AVENUE          DSCR:     1.49x
                                                           LTV:      75.0%
--------------------------------------------------------------------------------

                                  [MAP OMITTED]


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $1,581,193,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-C1

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET        BALANCE:  $58,000,000
                         THE ATRIUM AT CONTINENTAL PARK    DSCR:     1.28x
                                                           LTV:      78.4%
--------------------------------------------------------------------------------

                                [PHOTOS OMITTED]


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $1,581,193,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-C1

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET        BALANCE:  $58,000,000
                         THE ATRIUM AT CONTINENTAL PARK    DSCR:     1.28x
                                                           LTV:      78.4%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                GECC

LOAN PURPOSE:               Refinance

ORIGINAL PRINCIPAL BALANCE: $58,000,000

CUT-OFF PRINCIPAL BALANCE:  $58,000,000

% BY INITIAL UPB:           3.40%

INTEREST RATE:              5.1400%

PAYMENT DATE:               1st of each month

FIRST PAYMENT DATE:         March 1, 2005

MATURITY DATE:              February 1, 2015

AMORTIZATION:               Interest-only through and including the payment date
                            occurring on February 1, 2007. Thereafter, amortization is based on a 30-year schedule.

CALL PROTECTION:            Lockout for 24 months from securitization closing
                            date, then defeasance is permitted. On and after December 1, 2014, prepayment can be made without penalty.

SPONSOR:                    Continental Development Corporation

BORROWER:                   Continental Atrium Corporation

LOCKBOX:                    Hard

INITIAL RESERVES:           Holdback LOC(1):     $10,505,000

                            Tax:                 $237,061

                            Insurance:           $18,530

                            Engineering:         $12,500

                            Tenant Holdbacks(2): $5,569,414

MONTHLY RESERVES:           Tax:                 $47,412

                            Insurance:           $4,632

                            TI/LC(3):            $40,021

                            Replacement(4):      $4,792
--------------------------------------------------------------------------------

(1.) Held as additional security for the loan until the following achieved: (i) a 1.20x DSCR, based on a 6.95% minimum constant and (ii) 80% LTV. If borrower does not satisfy test by December 31, 2006, the Servicer may use the LOC to reduce the principal balance of the loan up to the amount required to achieve the release criteria. To the extent there is a reduction in principal, yield maintenance is required to be paid and the monthly payment on the loan will be recalculated based on a lower principal.

(2.) $5,425,863 held in connection with costs related to tenants which have executed leases but have not yet taken occupancy. $143,551 held in connection with several leases expiring in 2005.

(3.)  Capped at $400,000.

(4.)  Capped at $155,000.

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
LOAN BALANCE / SQ.FT.:      $204

BALLOON BALANCE / SQ.FT.:   $178

LTV:                        78.4%

BALLOON LTV:                68.1%

DSCR(5):                    1.28x
--------------------------------------------------------------------------------

(5.)  Calculated  after  reducing   principal   balance  by  $5,533,000  of  the
      $10,505,000 LOC

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET / PORTFOLIO:   Single Asset (two buildings) and related parking
                            structure.

PROPERTY TYPE:              Office.

COLLATERAL:                 Fee simple interest in two, Class A office
                            buildings.

LOCATION:                   El Segundo, Los Angeles County, CA

YEAR BUILT / RENOVATED:     2002 / NAP

TOTAL AREA:                 283,699 sq.ft.

PROPERTY MANAGEMENT:        Continental Development Corporation

OCCUPANCY (AS OF
1/19/2005):                 76.4%

LEASED (AS OF
1/19/2005):                 81.7%

UNDERWRITTEN NET
CASH FLOW:                  $4,403,573

APPRAISED VALUE:            $74,000,000

APPRAISAL DATE:             November 8, 2004
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
                                                   MAJOR OFFICE TENANTS

                                                                                   LEASE          LEASE
TENANT                                             % NRSF        RENT PSF      COMMENCEMENT     EXPIRATION      RATING (S/M/F)
------------------------------------------------------------------------------------------------------------------------------
Comerica Bank                                       22.5%         $30.00         9/15/2003       9/30/2016        A / A2 / A+
------------------------------------------------------------------------------------------------------------------------------
iRise                                               4.7%          $29.40         2/1/2005        1/31/2011         - / - / -
------------------------------------------------------------------------------------------------------------------------------
Venture West                                        4.7%          $29.40         1/1/2005        4/30/2009         - / - / -
------------------------------------------------------------------------------------------------------------------------------
Merrill Lynch, Pierce, Fenner & Smith               3.1%          $28.20         4/23/2004       4/24/2010      A+ / Aa3 / AA-
------------------------------------------------------------------------------------------------------------------------------


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $1,581,193,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-C1

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET        BALANCE:  $58,000,000
                         THE ATRIUM AT CONTINENTAL PARK    DSCR:     1.28x
                                                           LTV:      78.4%
--------------------------------------------------------------------------------

THE ATRIUM AT CONTINENTAL PARK LOAN

THE LOAN. The Atrium at Continental Park Loan is secured by a first mortgage on The Atrium at Continental Park, a 283,699 sq. ft. office building and related parking structure, constructed in 2002 and located in El Segundo, Los Angeles County, California.

THE BORROWER. The borrower is a single purpose entity who's managing member has an independent director. The sponsor of the borrower is Continental Development Corporation which developed and manage 3.5 million square feet of office, research and development, commercial, retail, restaurant and entertainment properties in California's suburban and urban centers.

THE PROPERTY. The Atrium at Continental Park Loan is secured by a two building, 283,699 sq. ft. office property, with related parking structure, located in El Segundo, California. It is located less than a mile from Interstate 405, the major north-south freeway in Los Angeles, and less than five miles from Los Angeles International Airport. The Atrium at Continental Park is reportedly the newest building in the El Segundo/Manhattan Beach submarket.

The property is part of Continental Park which contains 2.5 million square feet of office space on 86 acres. Continental Park was developed by Continental Development Corporation, the sponsor of the borrower.

SIGNIFICANT TENANTS. The Atrium at Continental Park is 81.7% leased with 37% of the property's income is generated by investment grade tenants.

      COMERICA BANK (NYSE: CMA; rated "A"/"A2"/"A+" by S/M/F) occupies 63,788 sq. ft. (22.5% of total space) under a lease with a rent of $30.00 psf that commenced on September 15, 2003, and expires on September 30, 2016. Comerica Bank's space at The Atrium at Continental Park is used for international banking, financial services and marketing. A portion of the space is allocated for use as a branch office. Comerica Bank's approximately 11,000 employees deliver comprehensive financial services with a focus on relationships. With 360 branch offices, Comerica Bank can be found in California, Michigan, Texas and Florida, with select businesses operating in several other states.

      IRISE leases 13,214 sq. ft. (4.7% of total space) under a lease with a rent of $29.40 psf that commenced on February 1, 2005 and expires on January 31, 2011. iRise creates technology that allows organizations to "test market" applications with customers, partners and employees before making funding decisions, ensuring business applications actually meet the needs of the business. iRise has successfully translated the needs of business users for more than 100 customers on 300 engagements. The company is based in El Segundo, California, with regional offices in New York and San Francisco, and sales offices covering the continental U.S.

      VENTURES WEST occupies 13,200 sq. ft. (4.7% of total space) under a lease with a rent of $29.40 psf that commenced on January 1, 2005, and expires on April 30, 2009. Ventures West is an active venture capital partner that invests in early stage technology companies across Canada from offices also in Vancouver, Toronto, Ottawa and Montreal. Established in the Canadian venture capital market for over 30 years, Ventures West has formed eight venture capital funds which total over $700 million CAD and has invested in more than 130 companies.

      MERRILL LYNCH, PIERCE, FENNER & SMITH (NYSE: MER; rated "A+"/"Aa3"/"AA-" by S/M/F) occupies 8,685 sq. ft. (3.1% of total space) under a lease with a rent of $28.20 psf that commenced on April 23, 2004, and expires on April 24, 2010. Merrill Lynch, Pierce, Fenner & Smith is one of the world's leading financial management and advisory companies, with offices in 36 countries and private client assets of approximately $1.3 trillion, at the end of 2003. Merrill Lynch, Pierce, Fenner & Smith, through its subsidiaries and affiliates, provides capital markets services, investment banking and advisory services, wealth management, asset management, insurance, banking and related products and services on a global basis.

THE MARKET. The Atrium at Continental Park is located in El Segundo, California. According to the appraisal, El Segundo is considered perhaps the most desirable submarket within the greater Los Angeles South Bay, due to many newer office buildings and commercial amenities as well as its coastal location near desirable residential neighborhoods. In 2003, the population of El Segundo was estimated to be 16,547. It is reported that the current median age of the population is 40 years and the average household income is estimated at $83,058. In general, demographic statistics indicate that residents are more affluent than Los Angeles County as a whole.

The appraiser reported occupancy rates for comparable properties between 53% and 100%, with the average at 89%, compared with The Atrium at Continental Park which was at 75% and is still in lease up.


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $1,581,193,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-C1

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET        BALANCE:  $58,000,000
                         THE ATRIUM AT CONTINENTAL PARK    DSCR:     1.28x
                                                           LTV:      78.4%
--------------------------------------------------------------------------------

For office space, rent comparables ranged from $20.40 to $31.20 psf, with an average of $27.55. For restaurant space, rent comparables ranged from $21.00 to $33.00 psf, with an average of $26.93. For The Atrium at Continental Park, the average office rent is $30.27 and the average restaurant rent is $19.85.

PROPERTY  MANAGEMENT.   The  property  is  managed  by  Continental  Development
Corporation, the sponsor of the borrower.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not Permitted.


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $1,581,193,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-C1

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET        BALANCE:  $58,000,000
                         THE ATRIUM AT CONTINENTAL PARK    DSCR:     1.28x
                                                           LTV:      78.4%
--------------------------------------------------------------------------------

                                  [MAP OMITTED]


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                          $1,581,193,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-C1

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET        BALANCE:  $52,650,000
                          CHARLOTTE APARTMENT PORTFOLIO    DSCR:     1.26x
                                                           LTV:      79.7%
--------------------------------------------------------------------------------

                                [PHOTOS OMITTED]

WATERFORD LAKES APARTMENTS

                                [PHOTOS OMITTED]

WOODWAY POINT APARTMENTS

                                [PHOTOS OMITTED]

RESERVE AT WATERFORD LAKES


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $1,581,193,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-C1

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET        BALANCE:  $52,650,000
                         CHARLOTTE APARTMENT PORTFOLIO     DSCR:     1.26x
                                                           LTV:      79.7%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                GECC

LOAN PURPOSE:               Acquisition

ORIGINAL PRINCIPAL BALANCE: $52,650,000

CUT-OFF PRINCIPAL BALANCE:  $52,650,000

% BY INITIAL UPB:           3.08%

INTEREST RATE:              4.6300%

PAYMENT DATE:               1st of each month

FIRST PAYMENT DATE:         February 1, 2005

MATURITY DATE:              January 1, 2010

AMORTIZATION:               Interest-only through and including the payment date
                            occurring on January 1, 2008. Thereafter, amortization is based on a 30-year schedule.

CALL PROTECTION:            Lockout for 24 months from securitization closing
                            date then defeasance in whole or in part is permitted. Partial defeasance subject to defeasance of 125% allocated loan amount. On and after November
                            1, 2009, prepayment permitted without penalty.

SPONSOR:                    Aslan Realty Partners II, LP

BORROWERS(1):               Three special-purpose entities.

ADDITIONAL FINANCING:       Future mezzanine debt permitted.

LOCKBOX:                    Hard

INITIAL RESERVES:           Engineering:     $210,050

                            Tax:             $67,990

                            Holdback LOC(2): $3,150,000

MONTHLY RESERVES:           Tax:             $67,990

                            Insurance(3):    NA

                            Replacement(4):  $0
--------------------------------------------------------------------------------

(1) Transwestern Reserve at Waterford L.L.C., Transwestern Waterford, L.L.C., Transwestern Woodway Point, L.L.C.

(2) Held as additional security for the loan until the following achieved: (i) a 1.20x DSCR, based on a 7.00% minimum constant and (ii) 80% LTV. If borrower does not satisfy test by December 31, 2006, the Servicer may use the LOC to reduce the principal balance of the loan up to the amount required to achieve the release criteria. To the extent there is a reduction in principal, the monthly payment on the loan will be recalculated based on a lower principal balance.

(3) Escrow suspended if (i) no event of default occurred, (ii) all insurance required carried under Borrower's Blanket Policy, and (iii) Borrower provides evidence of full payment of premium at least 30 days prior to the date the premium is due.

(4) In lieu of a capital improvement reserve, Sponsor provided a Guaranty of Payment and Performance with a maximum obligation totaling $1,892,504. No draw on guaranty may occur as long as Sponsor completes repairs detailed in reports in the timeframe specified. Any amounts collected may be deposited in Replacement Escrow and held as additional security, reduce the principal balance, or used to pay for capital improvements in accordance with the engineering reports.

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
LOAN BALANCE/UNIT:          $42,945

BALLOON BALANCE/UNIT:       $41,621

LTV:                        79.7%

BALLOON LTV:                77.2%

DSCR(5):                    1.26x
--------------------------------------------------------------------------------

(5)   Calculated after reducing principal balance by $3,150,000 LOC.

--------------------------------------------------------------------------------
                                                    PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:     Portfolio

PROPERTY TYPE:              Multifamily

COLLATERAL:                 Fee Simple interest in three multifamily properties
                            containing 1,226 units.

LOCATION:                   Charlotte and Matthews, NC

YEAR BUILT / RENOVATED:     Waterford Lake - 1991/1995

                            Woodway Point - 1994

                            Reserve at Waterford Lake - 1998

UNITS:                      Waterford Lake - 694 Units

                            Woodway Point - 392 Units

                            Reserve at Waterford Lake - 140 Units

PROPERTY MANAGEMENT:        Laramar Communities, Inc.

OCCUPANCY AS OF
(11/1/2004):                Waterford Lakes - 87.9%

                            Woodway Point - 95.9%

                            Reserve at Waterford Lake- 94.3%

                            Weighted avg. occupancy - 91.2%

UNDERWRITTEN NET CASHFLOW:  $3,856,396

APPRAISED VALUE:            $66,075,000

APPRAISAL DATE:             November 4, 2004
--------------------------------------------------------------------------------


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $1,581,193,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-C1

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET        BALANCE:  $52,650,000
                          CHARLOTTE APARTMENT PORTFOLIO    DSCR:     1.26x
                                                           LTV:      79.7%
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
                                     WATERFORD LAKE APARTMENTS
                                         UNIT DESCRIPTION
------------------------------------------------------------------------------------------------------------------
                                                                        Average Rent (1)            Market Rent
Unit Type                 # of Units             Average SF / Unit       (Per month/psf)           (Per month/psf)
------------------------------------------------------------------------------------------------------------------
1 BR/1 BA                    328                        700                $554/$0.79                $578/$0.76
------------------------------------------------------------------------------------------------------------------
2 BR/2 BA                    330                        996                $668/$0.67                $691/$0.66
------------------------------------------------------------------------------------------------------------------
3 BR/2 BA                     36                      1,208                $812/$0.67                $881/$0.71
------------------------------------------------------------------------------------------------------------------
TOTAL/WTD. AVG.              694                        867                $621/$0.73                $740/$0.71
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
                                     WOODWAY POINT APARTMENTS
                                         UNIT DESCRIPTION
------------------------------------------------------------------------------------------------------------------
                                                                        Average Rent (1)            Market Rent
Unit Type                 # of Units             Average SF / Unit       (Per month/psf)           (Per month/psf)
------------------------------------------------------------------------------------------------------------------
1 BR/1 BA                    184                        776                $564/$0.73                $570/$0.75
------------------------------------------------------------------------------------------------------------------
2 BR/2 BA                    176                      1,000                $663/$0.66                $692/$0.68
------------------------------------------------------------------------------------------------------------------
3 BR/2 BA                     32                      1,208                $792/$0.66                $866/$0.66
------------------------------------------------------------------------------------------------------------------
TOTAL/WTD. AVG.              392                        912                $627/$0.69                $736/$0.69
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
                               Reserve at Waterford Lake Apartments
                                         Unit Description
------------------------------------------------------------------------------------------------------------------
                                                                        Average Rent (1)            Market Rent
Unit Type                 # of Units             Average SF / Unit       (Per month/psf)           (Per month/psf)
------------------------------------------------------------------------------------------------------------------
1 BR/1 BA                     84                        793                $635/$0.80                $593/$0.80
------------------------------------------------------------------------------------------------------------------
2 BR/2 BA                     56                      1,125                $804/$0.71                $706/$0.69
------------------------------------------------------------------------------------------------------------------
TOTAL/WTD. AVG.              140                        926                $702/$0.77                $659/$0.73
------------------------------------------------------------------------------------------------------------------

(1)   Net of Concessions.

THE CHARLOTTE APARTMENT PORTFOLIO LOAN

THE LOAN. The Charlotte Apartment Portfolio loan is secured by a first mortgage on three multifamily properties located in and around Charlotte, North Carolina. The loan was used to acquire the portfolio at a total purchase price of $66,050,000.

THE BORROWER. The Borrower consists of three single-purpose entities whose managing members each have independent directors. The sponsor of the borrower is Aslan Realty Partners II, LP Aslan Realty Partners II, LP is owned (51.2%) by various limited partners, (47.33%) by Aslan II REIT, Inc. and (1.47%) by its sole general partner, Aslan GP II, L. L. C. The sole managers of the sole general partner are Robert D. Duncan and Stephen R. Quazzo.

Aslan Realty Partners II, LP is the exclusive investment vehicle for Transwestern Investment Company. Transwestern is a fully discretionary fund with equity commitments from many institutional partners and numerous high net worth investors. As of its final closing date in April 2002, Aslan Realty Partners II, LP had acquired commercial properties totaling 15 million square feet and 4,500 multifamily units representing a combined gross investment of $2.1billion.

THE PROPERTY. The Charlotte Apartment Portfolio consists of three garden style multifamily properties, namely: Waterford Lake Apartments, Woodway Point Apartments and Reserve at Waterford Lake Apartments. Waterford Lake Apartments and Reserve at Waterford Lake Apartments are located in Charlotte, North Carolina and are approximately eight-miles south of Charlotte's Central Business District. Woodway Point Apartments, is located in Matthews, North Carolina and is approximately seven-miles southeast of Charlotte's Central Business District.

Waterford Lake Apartments is a gated apartment community consisting of 33 three-story garden-style buildings that were constructed in two phases. The first phase (1991) contains 408 units and the second phase (1995) contains 286 units. Situated on a 46-acre parcel, the property amenities include two community pools, two lighted and fenced tennis courts, two lakes, a sand volleyball court, and a


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $1,581,193,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-C1

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET        BALANCE:  $52,650,000
                          CHARLOTTE APARTMENT PORTFOLIO    DSCR:     1.26x
                                                           LTV:      79.7%
--------------------------------------------------------------------------------

clubhouse/leasing office which includes a full-size kitchen, fitness center, racquetball court, 12-seat media center and a business center. On site parking is provided for 1,300 cars. Standard unit finishes include dishwasher, garbage disposal, refrigerator (with icemaker), electric range/oven and range hood. Some units have wood burning fireplaces. The units in Phase I provide washer and dryer connections. The units in Phase II are equipped with washer and dryers.

The Woodway Point Apartments property was constructed in 1994. It is a 392-unit gated apartment community consisting of 19 three-story garden-style buildings. Situated on a 28-acre parcel, property amenities include a swimming pool, a sand volleyball court, an indoor racquetball court and fitness center, and a clubhouse/leasing office with offices, a kitchen and a gathering area. Standard apartment amenities include a dishwasher, garbage disposal, refrigerator (with icemaker), electric range/oven and range hood, and stacked washer/dryers in all of the units. On site parking is provided for 724 cars and is comprised of 222 uncovered spaces, 284 carport spaces, 108 spaces in front of the garages and 108 ground floor garage spaces.

The Reserve at Waterford Lake Apartments property was constructed in 1998. It is a 140-unit Class-A gated apartment community consisting of six three-story, garden-style buildings. Situated on an 8.43-acre parcel, the property amenities include a swimming pool, detached garages with storage rooms, and a clubhouse/leasing office which includes a cinema theater, fitness center, maintenance workshop, kitchen and offices. Standard apartment amenities include GE dishwashers, garbage disposals, refrigerator (with icemakers), electric range/oven and range hood. All units are furnished with washer and dryers. On site parking is provided for 229 cars and includes 25 garage spaces.

THE MARKET. Land use in all of the neighborhoods is a mixture of commercial and residential development with the immediate areas primarily residential.

Waterford Lakes and Reserve at Waterford Lakes are located in the Southwest-2 submarket and Woodway Point is located in the East-3 Submarket. All of the properties are located in the Mecklenburg County market. The submarket occupancy levels as of August 2004 were slightly better then the overall market occupancy levels. Southwest-2 and East-3's submarkets occupancy levels were reported to be 89.8% and 91.6%, respectively with the Mecklenburg County market occupancy level at 89.5%. The average occupancy levels for Waterford Lakes, Reserve at Waterford Lakes and Woodway Point are 87.9%, 94.3% and 95.9%, respectively as of the November 1, 2004 rent roll. Average rents (August 2004) in the Southwest-2 Submarket, East-3 Submarket and Mecklenberg County market were reported to be $0.64, $0.67 and $0.72 per square foot, respectively. The weighted average in place rents for Waterford Lakes, Reserve at Waterford Lakes and Woodway Point are $0.73, $0.77 and $0.69 per square foot, respectively, which take into account rent concessions that haven't burned off. Underwriting for the loan took into account actual in place rents for all three properties. Currently, rent concessions are prevalent in the markets and are also present at the three properties, with concessions at the three properties ranging from $70 to $200 off market rent. However, the appraiser noted that the overall market including the properties' submarkets is exhibiting stabilized occupancy levels, upward trending effective rental rates and maintaining positive absorption, with concession allowances slowly reducing.

PROPERTY MANAGEMENT. Laramar Communities, Inc. manages the property. Laramar Communities, Inc. targets investment and management opportunities for multifamily, mixed-use and senior housing properties through redevelopment/renovation, management and repositioning. Since inception of the company in 1989, Laramar Communities, Inc.'s real estate portfolio has grown to $1 billion.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. Future mezzanine debt permitted up to the lesser of 85% LTV and a minimum DSCR of 1.20x based on a minimum constant of 7.00% and provided that it is secured by a pledge of members interests in the Borrower, not secured by a lien on the property, and the rating agencies have provided no downgrade confirmation.

RELEASE PROVISIONS. Partial release of collateral, subject to defeasance, shall be allowed provided borrower defeases 125% of the property's allocated loan amount and the DSCR of the remaining properties after the release is not less than the DSCR prior to the release or the DSCR at loan closing. Partial releases permitted only in connection with asset sales to independent third parties and not refinancings and recapitalizations.


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $1,581,193,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-C1

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET        BALANCE:  $52,650,000
                          CHARLOTTE APARTMENT PORTFOLIO    DSCR:     1.26x
                                                           LTV:      79.7%
--------------------------------------------------------------------------------

                                  [MAP OMITTED]


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                          $1,581,193,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-C1

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET        BALANCE:  $47,250,000
                               SAVANNAH APARTMENTS         DSCR:     1.21x
                                                           LTV:      78.5%
--------------------------------------------------------------------------------

                                [PHOTOS OMITTED]


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $1,581,193,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-C1

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET        BALANCE:  $47,250,000
                               SAVANNAH APARTMENTS         DSCR:     1.21x
                                                           LTV:      78.5%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                GECC

LOAN PURPOSE:               Refinance

ORIGINAL PRINCIPAL BALANCE: $47,250,000

CUT-OFF PRINCIPAL BALANCE:  $47,250,000

% BY INITIAL UPB:           2.77%

INTEREST RATE:              5.2100%

PAYMENT DATE:               1st of each month

FIRST PAYMENT DATE:         February 1, 2005

MATURITY DATE:              January 1, 2015

AMORTIZATION:               Interest-only through and including the payment date
                            occuring on January 1, 2007. Thereafter, amortization is based on a 30-year schedule.

CALL PROTECTION:            Lockout for 24 months from securitization closing
                            date, then defeasance is permitted. On and after November 1, 2014, prepayment can be made without penalty.

SPONSORS:                   Suzanne K. Arlie, Ed Anderson

BORROWER:                   The Savannah Complex, LLC

LOCKBOX:                    None

INITIAL RESERVES:           Tax:          $60,619

                            Insurance:    $28,750

MONTHLY RESERVES:           Tax:          $30,309

                            Insurance:    $9,583

                            Replacement:  $8,170
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
LOAN BALANCE/UNIT:          $100,106

BALLOON BALANCE/UNIT:       $87,070

LTV:                        78.5%

BALLOON LTV:                68.3%

DSCR:                       1.21x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET / PORTFOLIO:   Single Asset

PROPERTY TYPE:              Multifamily

COLLATERAL:                 Fee simple interest in a Class A Multifamily
                            property containing 472 units.

LOCATION:                   Las Vegas, NV

YEAR BUILT / RENOVATED:     1999 / NAP

UNITS:                      472 units

PROPERTY MANAGEMENT:        ConAm Management Corporation

OCCUPANCY (AS OF
11/29/2004):                96.6%

UNDERWRITTEN NET CASH
FLOW:                       $3,781,267

APPRAISED VALUE:            $60,180,000

APPRAISAL DATE:             November 17, 2004
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
                                                     UNIT DESCRIPTION

                                                                   AVERAGE RENT       MARKET RENT(1)
UNIT TYPE                NO. OF UNITS      SQ. FT. PER UNIT         (PER MONTH)         (PER MONTH)
----------------------------------------------------------------------------------------------------
1 Bedroom, 1 Bath             120                 758                  $805                $805
----------------------------------------------------------------------------------------------------
2 Bedroom, 2 Bath             88                 1,106                $1,060              $1,060
----------------------------------------------------------------------------------------------------
2 Bedroom, 2 Bath             136                1,191                $1,080              $1,080
----------------------------------------------------------------------------------------------------
3 Bedroom, 2 Bath             128                1,339                $1,260              $1,260
----------------------------------------------------------------------------------------------------
TOTAL/WTD. AVG.               472                1,105                $1,055              $1,055
----------------------------------------------------------------------------------------------------

(1) As per appraisal. Based on analysis of six comparable properties proximate to Savannah Apartments.


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $1,581,193,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-C1

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET        BALANCE:  $47,250,000
                               SAVANNAH APARTMENTS         DSCR:     1.21x
                                                           LTV:      78.5%
--------------------------------------------------------------------------------

SAVANNAH APARTMENTS LOAN

THE LOAN. The Savannah Apartments Loan is secured by a first mortgage on Savannah Apartments, a Class A, 472 unit, multifamily apartment community, constructed in 1999, and located in Las Vegas, Nevada, six miles south of "The Strip."

THE BORROWER. The borrower is a single purpose entity who's managing member has an independent director. One of the sponsors of the borrower is Suzanne K. Arlie who owns four multifamily properties, totaling 1,139 units, and 135,000 sf of retail space.

THE PROPERTY. The Savannah Apartments Loan is secured by a Class A, 472 unit, garden style, multifamily property located in Las Vegas, Nevada, near the city of Henderson. The subject is situated on approximately 27 acres with two swimming pools, two fitness centers, spa, sauna, clubhouse, leasing office and exercise path.

The property is located approximately two miles west of Interstate 215, five miles south of McCarran International Airport and six miles from the south end of "the Strip." The construction of Interstate 215 (the new loop encircling Las Vegas) has opened up access to the area and spurred much of the growth.

Savannah Apartments is a two-story complex containing one, two and three-bedroom units. Each apartment contains a washer dryer, refrigerator with ice, garbage disposal and dishwasher. Construction features of the units include ceramic tile entry, plush carpet, nine foot or vaulted ceilings, ceiling fans, granite kitchen counter top, marble bath vanities with oversized garden tub, track lighting, and vertical blinds. Select units have gas fireplaces, dual walk-in closets, microwave, and attached garages. Each unit has central heat and air conditioning which is individually metered. There are 276 direct access garages, 803 carport spaces and 406 uncovered parking spaces (2.1 spaces per unit). Savannah Apartments is adjacent to an elementary school providing an additional amenity given that over 22% of the tenant population are 15 and under. The mean household income for the property is $72,495, with a median income of $44,400.

THE MARKET. Savannah Apartments is located south of downtown Las Vegas and "The Strip", in an area experiencing rapid development. A demographic study of the area estimates that 168,556 people lived within a five-mile radius of the property, as of 2004. Based upon current population trends, the area is expected to grow to 208,525 people by 2009.

It is estimated that in 2003, the population of the Las Vegas metropolitan area was 1.8 million people and the average household income was $56,106. For 2004, within a three-mile radius of the Savannah Apartments, the population was estimated at 98,234 and average household income was estimated at $70,478.

The appraiser reported submarket occupancy of 95.5%, compared to Savannah Apartments at 97% physical occupancy. Concessions equal to one month's free rent earlier last year have decreased to reductions in deposits when leases are signed. As a result Savannah Apartments has experienced an increased economic occupancy which is higher than was underwritten.

There is a wide variety of retail amenities in the area. Within a two-mile radius of the Savannah Apartments there are several retail centers with anchors such as Wal-Mart, Home Depot, Lowes and Target. It is estimated that approximately one to two million square feet of retail space had been or is currently being built within five miles of the subject over the last seven years.

PROPERTY MANAGEMENT. The property is managed by ConAm Management Corporation, a San Diego based company that manages 50,000 multifamily units located in 14 states and 26 metropolitan areas.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not Permitted.


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $1,581,193,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-C1

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET        BALANCE:  $47,250,000
                               SAVANNAH APARTMENTS         DSCR:     1.21x
                                                           LTV:      78.5%
--------------------------------------------------------------------------------

                                  [MAP OMITTED]


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $1,581,193,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-C1

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET        BALANCE:  $44,000,000
                           WASHINGTON MUTUAL BUILDINGS     DSCR:     1.64
                                                           LTV:      69.3%
--------------------------------------------------------------------------------

                                [PHOTOS OMITTED]

19850 PLUMMER STREET                                19860 PLUMMER STREET

                              9401 OAKDALE AVENUE


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $1,581,193,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-C1

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET        BALANCE:  $44,000,000
                           WASHINGTON MUTUAL BUILDINGS     DSCR:     1.64x
                                                           LTV:      69.3%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                GACC

LOAN PURPOSE:               Acquisition

ORIGINAL BALANCE:           $44,000,000

CUT-OFF BALANCE:            $44,000,000

% BY INITIAL UPB:           2.58%

INTEREST RATE:              5.6475%

PAYMENT DATE:               1st of each month

FIRST PAYMENT DATE:         March 1, 2005

MATURITY DATE:              May 1, 2015

AMORTIZATION:               484 months

CALL PROTECTION:            Lockout for 24 months from securitization date, then
                            defeasance is permitted. On and after February 1, 2015 prepayment can be made without penalty.

SPONSOR:                    Northstar Realty Finance Corp.

BORROWER:                   NRFC Sub Investor IV, LLC

ADDITIONAL FINANCING:       $13,000,000 mezzanine financing.

LOCKBOX:                    Hard

INITIAL RESERVES(1):        Ground rent reserve (9401 Oakdale Avenue property
                            only).

MONTHLY RESERVES(1):        Springing impound reserve.

                            Ongoing ground rent reserve (9401 Oakdale Avenue property only).

                            Ongoing cash sweep reserve commencing on the 112th payment date.
--------------------------------------------------------------------------------

(1)   See "Cash Management" and "Escrows" herein.

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
LOAN BALANCE PSF:           $172

BALLOON BALANCE PSF:        $157

LTV:                        69.3%

BALLOON LTV:                63.8%

DSCR:                       1.64x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET / PORTFOLIO:   Portfolio

PROPERTY TYPE:              Office

COLLATERAL:                 Fee simple interest in two suburban offices and a
                            leasehold interest in one suburban office.

LOCATION:                   Chatsworth, Los Angeles, CA

YEAR BUILT / RENOVATED:     1984, 1985 / NAP

TOTAL AREA:                 257,336 sq. ft.

PROPERTY MANAGER:           Self-managed

OCCUPANCY (AS OF
11/1/2004):                 100.0%

UNDERWRITTEN NET CASH
FLOW:                       $4,557,628

PORTFOLIO APPRAISED VALUE:  $63,500,000

PORTFOLIO APPRAISAL DATE:   December 15, 2004
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
                                                MAJOR OFFICE TENANTS

TENANTS - LOCATION                       NRSF          % NRSF        RENT PSF       LEASE EXPIRATION   TENANT RATINGS (S/F/M)
-----------------------------------------------------------------------------------------------------------------------------
Washington Mutual --
Plummer Street Buildings                 160,000        62.2%        $21.29             6/18/2015            A / A / A2
-----------------------------------------------------------------------------------------------------------------------------
Washington Mutual --
Oakdale Avenue Building                  97,336         37.8%        $19.81             6/18/2015            A / A / A2
-----------------------------------------------------------------------------------------------------------------------------


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $1,581,193,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-C1

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET        BALANCE:  $44,000,000
                           WASHINGTON MUTUAL BUILDINGS     DSCR:     1.64x
                                                           LTV:      69.3%
--------------------------------------------------------------------------------

WASHINGTON MUTUAL BUILDINGS LOAN

THE LOAN. The Washington Mutual Buildings Loan is a $44 million, 123 month, fixed rate loan secured by a leasehold interest in one building (9401 Oakdale Avenue) and by a fee simple interest in one parcel containing two buildings (19850 & 19860 Plummer Street). The borrower's total cost basis in the property is approximately $63.8 million which translates to a loan to cost ratio of 68.9% and borrower equity of $19.8 million (31.1%) in a combination of $13 million mezzanine financing (as described below in the "Current Mezzanine or Subordinate Indebtedness" section) and $6.8 million in hard equity.

THE BORROWER. The borrower is NRFC Sub Investor IV, LLC a special purpose, bankruptcy-remote entity sponsored by NORTHSTAR REALTY FINANCE CORP. (Northstar). Northstar is a newly-public company whose Initial Public Offering
(IPO) was co-managed by Deutsche Bank. Northstar is an internally-managed commercial real estate company that makes fixed income, structured finance and net lease investments in real estate assets. Northstar is led by CEO David Hamamoto, and chairman W. Edward Scheetz, the former co-head of Whitehall Funds, the principal real estate investment division of Goldman, Sachs & Co. Northstar is focused on three core businesses: subordinate real estate debt, real estate securities and net lease properties. In the subordinate real estate debt business, it acquires, originates and structures subordinate and other high-yielding debt investments secured by income-producing real estate properties. In the real estate securities business, Northstar creates, manages and issues collateralized debt obligations backed by commercial real estate debt securities. In the net lease properties business, Northstar acquires properties that are primarily net leased to corporate tenants.

Since its formation in 1997 and through December 31, 2003, Northstar has made structured finance investments of approximately $1.4 billion including $280 million in subordinated real estate debt, $675 million in real estate securities, and $450 million in net leased properties. Northstar's investments in properties consist of 40 office and retail assets, a strategic investment in Koll Development Company (a real estate development company that has developed 44 office and industrial properties comprising over 10 million square feet at a cost of over $1.1 billion), and a portfolio of retail and commercial properties in New York City (consisting of 100,000 square feet in eight properties). Northstar went public with its IPO on October 26, 2004, in which it sold 20 million shares of stock for a price of $9.00 per share, implying an initial market capitalization of $180 million. Northstar trades on the NYSE under the ticker symbol "NRF" and as of December 9, 2004, it had a market capitalization of $215.91 million. As of June 30, 2004, Northstar had (proforma) consolidated assets of $227.8 million and (pro forma) stockholders' equity of $146.7 million. Northstar is a repeat sponsor of a Deutsche Bank borrower.

THE PROPERTIES. The properties consist of three buildings located in Los Angeles, California. The buildings are located on two separate parcels, known as the 9401 Oakdale Avenue building and the 19850 & 19860 Plummer Street buildings. The buildings have open floor plans and are primarily used for back-office support. The buildings were seismically retrofitted after the 1994 Northridge earthquake and have a probable maximum loss (PML) of 18.0%. As such, earthquake insurance was not required under the loan documents. The Washington Mutual Buildings Loan was underwritten based on current rent levels for both the ground lease (at the 9401 Oakdale Avenue property) and the building leases.

Washington Mutual, Inc. (WAMU) acquired Great Western Financial Corporation of Chatsworth, California in July of 1997 creating the largest thrift in the United States. Shortly after that acquisition, WAMU acquired H.F. Ahmanson (Home Savings of America) in October of 1998. H. F. Ahmanson was also based in Los Angeles (Irwindale) and was in the bidding war for Great Western Financial Corporation in 1997. With these two acquisitions, WAMU went from having no presence in California to having over $30 billion in assets in California and a leading market position (top three) in the state. WAMU has decided to make Great Western Financial Corporation's Chatsworth headquarters campus its "operations hub" for the Los Angeles area. There are presently approximately 4,000 WAMU employees in the corporate park.

Primary operating at each of the buildings include the following:

19850 Plummer Street - Investor Reporting and Financial Control

19860 Plummer Street - Telephone and on-line banking call center

9401 Oakdale Avenue - Account Services and Internal Asset Review


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $1,581,193,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-C1

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET        BALANCE:  $44,000,000
                           WASHINGTON MUTUAL BUILDINGS     DSCR:     1.64x
                                                           LTV:      69.3%
--------------------------------------------------------------------------------

19850 & 19860 PLUMMER STREET

PROPERTY INFORMATION. The collateral includes the fee simple interest in two buildings (19850 & 19860 Plummer Street) located on a 6.70-acre parcel within the Washington Mutual Service Center. 19850 Plummer Street is a three-story building containing 70,000 sf of NRA, and 19860 Plummer Street is a two-story building containing 90,000 sf of NRA. Both buildings were constructed in 1984. The site provides a total of 502 parking spaces which are shared (a parking ratio of 3.14 spaces per 1,000 sf of NRA). Washington Mutual pays a current rent equal to approximately $21.29 psf per year or $3,407,037 per year (through September 2006) under a 30-year lease that expires in June 2015. The lease has one renewal option that, if exercised, would extend the expiration date to September 24, 2031. Under the terms of each building lease, rent payments increase by a CPI factor every five years, with the next adjustment scheduled for October 1, 2006 for the Plummer Street buildings.

9401 OAKDALE AVENUE

PROPERTY INFORMATION. The collateral includes the leasehold interest in 9401 Oakdale Avenue, a 3.64-acre site improved with a two-story building (constructed in 1985) containing 97,336 sf. This site provides parking for 310 vehicles, a ratio of 3.46 spaces per 1,000 sf of NRA. The borrower is the lessee under a 55-year ground lease which commenced on June 1, 1984 and expires on May 31, 2039 (with two, 5-year renewal options). Rent payable by the borrower to the ground lessor increases by 30% of the amount of any increase in rents under the building lease(s). The current ground lease payment is $386,956 per year ($3.98 psf of building area). The property has been sub-leased to Washington Mutual Bank, F.A. (Washington Mutual) which currently pays a rent equal to $1,927,932 per year or approximately $19.81 psf per year (through November 2005) under a 30-year lease expiring in June 2015. The lease has one renewal option that would extend the expiration date to September 24, 2031. Under the terms of the building lease, rent payments increase by a CPI factor every five years, with the next adjustment scheduled for December 1, 2005 for the 9401 Oakdale Avenue building.

9401 OAKDALE AVENUE AND 19850 & 19860 PLUMMER STREET

TENANT INFORMATION. The tenant, Washington Mutual (rated A by S&P, A by Fitch, and A2 by Moody's), is the wholly-owned banking subsidiary of WAMU, one of the largest financial services companies in the United States. Washington Mutual was founded in 1889 and is the largest thrift in the United States. Through over 2,400 facilities nationwide, it offers traditional consumer and commercial banking services including deposit accounts, mortgages and other loans, securities brokerage, and the Washington Mutual family of mutual funds. WAMU's primary business lines are consumer banking, mortgage lending, commercial banking, and consumer finance. Washington Mutual is one of the largest originators and servicers of residential mortgages in the United States.

As of June 30, 2004, Washington Mutual and its subsidiaries had assets of approximately $278.5 billion.

THE MARKET. The Washington Mutual Buildings are located in the community of Chatsworth, part of the City of Los Angeles, California. Chatsworth is located in northwestern Los Angeles County, within the San Fernando Valley, approximately 30 miles northwest of downtown Los Angeles. According to statistics published by CB Richard Ellis, as of the end of the third quarter 2004, the Los Angeles County office market contained over 177 million square feet of space and had an overall vacancy rate of 13.2%, down from 14.2% as of the end of the third quarter 2003. The average asking rent for office space in this market was $25.44 psf, up from $24.96 psf as of the third quarter 2003.

The properties are located within the San Fernando Valley office market and, more specifically, within the West San Fernando Valley sub-market. As of the third quarter 2004, the San Fernando Valley office market had approximately 22 million square feet of office space and had an overall (direct) vacancy rate of 9.0% (down from 11.8% as of the third quarter 2003), which is approximately 4% lower than the overall Los Angeles County office market.

According to statistics published by Colliers Seeley, as of the end of the third quarter 2004, office space within the property's West San Fernando Valley office sub-market totaled 16.56 million square feet and had a direct vacancy rate of 11.2% (12% including sub-lease space). The average rental rate for office space in this sub-market was $24.96 psf. Neither CB Richard Ellis nor Collier Seeley had statistics for Class "B" office space within the property's West San Fernando Valley sub-market. Collier Seeley did note, however, that Class "B" space in the entirety of San Fernando Valley and nearby Ventura County totaled
13.6 million square feet, had a direct vacancy rate of 11.1% (12.7% including available sub-lease space) and had an average rental rate of $21.96 psf.


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $1,581,193,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-C1

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET        BALANCE:  $44,000,000
                           WASHINGTON MUTUAL BUILDINGS     DSCR:     1.64x
                                                           LTV:      69.3%
--------------------------------------------------------------------------------

The overall average lease rate for office space in the West San Fernando Valley sub-market was $24.96 psf as of the end of the third quarter 2004 (up from $24.60 psf one year earlier). Lease rates in this market are generally quoted on a gross or full-service basis. According to CB Richard Ellis, as of third quarter 2004, the average lease rate for office space in Chatsworth was $19.44 psf gross. In further analyzing lease rates, the appraiser identified five buildings located within one block of the property. Lease rates at four of these buildings ranged from $19.20 psf to $21.00 psf gross, and the fifth was leased at a triple net rent of $15.00 psf. The appraiser concluded that a market-level rent for the subject buildings would be approximately $15.00 psf on a triple net basis.

PROPERTY MANAGEMENT. THE PROPERTIES ARE SELF-MANAGED.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. The $13 million mezzanine loan was provided by Northstar, an affiliate of the borrower. The mezzanine loan is secured by a pledge of 100% of the membership interests in the borrower, and the mezzanine lender has a security interest in the excess cash flow from the properties after monthly debt service, ground lease and operating expense obligations are satisfied. The mezzanine loan fully amortizes over a 111-month term, maturing just prior to commencement of the cash flow sweep (as described below in the "Cash Management" section). Under certain default related circumstances (as described in the related loan documents) the mezzanine lender has the right to purchase the mortgage loan from the trust, provided such purchase must be effected by defeasing the mortgage loan or prepaying the mortgage loan with yield maintenance.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. Future mezzanine debt is permitted, subject to senior lender's consent based on review of the terms and documentation related to such debt, which consent may not be unreasonably withheld.

CASH MANAGEMENT. The loan is structured with a hard lockbox with in-place cash management. Amounts in the lockbox account are used each month to pay senior lender debt service (and any other amounts that may be due under the loan documents) before excess funds are used to pay the mezzanine lender and then any excess is released to the borrower. Because the loan is co-terminus with the Washington Mutual leases, the loan documents require a cash flow sweep to begin 12 months prior to the Washington Mutual Buildings Loan maturity date, at which time excess cash flow will be retained by the senior lender to provide a reserve fund for possible re-tenanting costs and to function as additional security for the Washington Mutual Buildings Loan. The cash flow sweep will continue until $3 million has been accumulated in the reserve.

ESCROWS. At closing, the borrower reserved $117,012.86 related to the ground rent at the 9401 Oakdale Avenue building. In addition, the Washington Mutual Buildings Loan requires the collection of a monthly ground rent reserve related to the 9401 Oakdale Avenue building in the amount equal to the sum of (i) one-third of the quarterly payment of "Minimum Rent" (as defined in the ground lease) that will next become due and payable under the ground lease, and (ii) one-twelfth of the annual payment of "Additional Rent" (as defined in the ground lease) that will next become due and payable under the ground lease. Upon the occurrence of an "Impound Account Trigger Event" (as defined in the loan documents), the loan documents require reserves for taxes and insurance.


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $1,581,193,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-C1

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET        BALANCE:  $44,000,000
                           WASHINGTON MUTUAL BUILDINGS     DSCR:     1.64x
                                                           LTV:      69.3%
--------------------------------------------------------------------------------

                                  [MAP OMITTED]


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $1,581,193,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-C1

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET        BALANCE:  $36,966,944
                           CANDLEWOOD PLAZA - DANBURY      DSCR:     1.25x
                                                           LTV:      77.0%
--------------------------------------------------------------------------------

                                [PHOTOS OMITTED]


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $1,581,193,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-C1

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET        BALANCE:  $36,966,944
                           CANDLEWOOD PLAZA - DANBURY      DSCR:     1.25x
                                   APARTMENTS              LTV:      77.0%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                GECC

LOAN PURPOSE:               Refinance

ORIGINAL PRINCIPAL BALANCE: $37,000,000

CUT-OFF PRINCIPAL BALANCE:  $36,966,944

% BY INITIAL UPB:           2.17%

INTEREST RATE:              5.7100%

PAYMENT DATE:               1st of each month

FIRST PAYMENT DATE:         February 1, 2005

MATURITY DATE:              January 1, 2015

AMORTIZATION:               360 Months

CALL PROTECTION:            Lockout for 24 months from securitization closing
                            date, then defeasance is permitted. On and after November 1, 2014, prepayment can be made without penalty.

SPONSORS:                   Michael Goldberg, Neil Goldberg, and Steven Goldberg

BORROWER:                   R&F Danbury, LLC

LOCKBOX:                    None

INITIAL RESERVES:           Tenant Escrows(1): $2,050,000

                            Tax:               $19,918

                            Engineering:       $146,875

MONTHLY RESERVES:           Tax:               $19,918

                            TI/LC(2):          $13,205

                            Replacement(3):    $2,640
--------------------------------------------------------------------------------

(1.) $2,000,000 letter of credit held until Bed Bath & Beyond is open for business. $50,000 held in connection with completion of repairs on Bed Bath & Beyond space.

(2.)  Capped at $633,840.

(3.)  Capped at $126,720.

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
LOAN BALANCE / SQ.FT.:      $175

BALLOON BALANCE / SQ.FT.:   $147

LTV:                        77.0%

BALLOON LTV:                64.8%

DSCR:                       1.25x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET / PORTFOLIO:   Single Asset

PROPERTY TYPE:              Anchored Retail

COLLATERAL:                 Fee simple interest in an anchored retail shopping
                            center.

LOCATION:                   Brookfield, CT

YEAR BUILT / RENOVATED:     1972 / 2004

TOTAL AREA:                 211,396 sq. ft.

PROPERTY MANAGEMENT:        Raymour's Furniture Company, Inc.

LEASED (AS OF
12/1/2004):                 95.2%

UNDERWRITTEN NET CASH
FLOW:                       $3,234,761

APPRAISED VALUE:            $48,000,000

APPRAISAL DATE:             December 1, 2004
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
                                                                  LEASE           LEASE
TENANTS                         % NRSF       RENT PSF         COMMENCEMENT     EXPIRATION    RATING (S/M/F)    2003 SALES PSF(4)
--------------------------------------------------------------------------------------------------------------------------------
Raymour & Flanigan               33.1%        $20.00            10/1/2004       9/30/2019         -/-/-               NA
--------------------------------------------------------------------------------------------------------------------------------
Bed Bath & Beyond                17.5%        $20.00            11/1/2004      10/31/2019        BBB/-/-              NA
--------------------------------------------------------------------------------------------------------------------------------
TJ Maxx                          12.2%         $6.55            9/29/1983       1/31/2009        A/A3/-              $272
--------------------------------------------------------------------------------------------------------------------------------
Office Max, Inc.                 11.8%        $14.75            1/1/1993        1/31/2008       BB/Ba1/-              NA
--------------------------------------------------------------------------------------------------------------------------------
Michaels Stores, Inc.            9.5%         $20.00           12/14/1998       2/28/2009       BB+/Ba1/-            $177
--------------------------------------------------------------------------------------------------------------------------------
CVS                              4.0%         $16.00            5/1/1983        1/31/2012       A-/A3/A-             $872
--------------------------------------------------------------------------------------------------------------------------------

(4.) Raymour & Flanigan and Bed Bath & Beyond leases recently commenced and thus sales psf are not available.


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $1,581,193,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-C1

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET        BALANCE:  $36,966,944
                           CANDLEWOOD PLAZA - DANBURY      DSCR:     1.25x
                                                           LTV:      77.0%
--------------------------------------------------------------------------------

THE CANDLEWOOD PLAZA - DANBURY LOAN

THE LOAN. The Candlewood Plaza - Danbury Loan is secured by a first mortgage on Candlewood Plaza - Danbury, a 211,396 sq. ft. anchored retail center, constructed in 1972, remodeled and expanded in 2004, and located in Danbury, Connecticut.

THE BORROWER. The borrower is R&F Danbury, LLC, a single purpose, bankruptcy remote entity. The sponsors of the borrower are Neil Goldberg, President and CEO of Raymour & Flanigan, and Michael Goldberg and Steven Goldberg, both Executive Vice Presidents of Raymour & Flanigan. In aggregate, the sponsors own approximately 4.6MM sf of real estate consisting of 58 properties.

THE PROPERTY. The Candlewood Plaza - Danbury Loan is secured by a 211,396 sq. ft. community shopping center located in Danbury, Connecticut. It is located at the intersection of Candlewood Lake Road and Federal Road, which is a densely developed thoroughfare with retail and other commercial uses. The Candlewood Plaza - Danbury is located less than two miles from Interstate 84 and half a mile from Route 7. A Kohl's is located across the street.

SIGNIFICANT TENANTS. The property is 95.2% leased by five anchor tenants and six inline tenants. The anchor tenants, Raymour & Flanigan, Bed Bath & Beyond, TJ Maxx, Office Max, Inc. and Michaels Stores, Inc, are approximately 88% of the GLA and 90% of the property's rental income.

      RAYMOUR & FLANIGAN occupies 70,000 sq. ft. (33.1% of total space) under a lease with a rent of $20.00 psf that commenced on October 1, 2004 and expires on September 30, 2019. Founded in 1947, Raymour & Flanigan operates 49 showrooms and employs 2,600 employees. With showrooms in New York, New Jersey, Pennsylvania, Massachussetts, Connecticut and Delaware, it is the largest furniture retailer in the Northeast. The store at Candlewood Plaza - Danbury is Raymour & Flanigan eighth store in Connecticut.

      BED BATH & BEYOND (Nasdaq: BBBY; rated "BBB" by S&P) occupies 37,000 sq. ft. (17.5% of total space) under a lease with a rent of $20.00 psf that commenced on November 1, 2004 and expires on October 31, 2019. Founded in 1971, Bed Bath & Beyond is a nationwide chain of over 600 superstores selling predominantly better quality domestic merchandise and home furnishings. Through the company's third quarter, which ended November 27, 2004, sales were $3.7 billion vs. $3.2 billion over the same period the previous year.

      TJ MAXX (NYSE: TJX; rated "A"/"A3" by S/M) occupies 25,892 sq. ft. (12.2% of total space) under a lease with a rent of $6.55 psf that commenced on September 29, 1983 and expires on January 21, 2009. TJ Maxx is the largest off-price apparel retailer in the United States with over 750 stores in 47 states. TJ Maxx sells brand name and designer fashions at up to 60% less than department and specialty store prices. Through the company's third quarter, which ended October 30, 2004, sales were $10.6 billion vs. $9.2 billion over the same period the previous year.

      OFFICE MAX, INC. (NYSE: OMX; rated "BB"/"Ba1" by S/M) occupies 25,010 sq. ft. (11.8% of total space) under a lease with a rent of $14.75 psf that commenced on January 1, 1993 and expires on January 31, 2008. Office Max, Inc. provides office supplies and paper, print and document services, technology products and solutions, and furniture to large, medium and small businesses and consumers. Office Max, Inc. customers are served by more than 40,000 associates through direct sales, catalogs, Internet and nearly 1,000 superstores. Prior to November 1, 2004, the legal name of Office Max, Inc. was Boise Cascade Corporation (NYSE:BCC). The income of Office Max, Inc. was reported within the Boise Office Solutions business which in the third quarter of 2004 had sales of $2.2 billion.

      MICHAELS STORES, INC. (NYSE: MIK; "BB+"/"Ba1" by S/M) occupies 20,000 sq. ft. (9.5% of total space) under a lease with a rent of $20.00 psf that commenced on December 14, 1998 and expires on February 28, 2009. Michaels Stores, Inc. owns and operates a chain of retail specialty stores featuring a variety of home decorations and art and crafts items. The company operates over 800 Michaels and 150 Aaron Brothers retail stores in the U.S. and Canada. Through the company's third quarter, which ended October 30, 2004, sales were $2.2 billion vs. $2.0 billion over the same period the previous year.

THE MARKET. Candlewood Plaza - Danbury is located in Fairfield County in Danbury, Connecticut. According to the appraisal, in 2003, the population of Fairfield County was 903,856 and reported average household income was $109,332. Additionally, within a 3-mile radius of the Candlewood Plaza - Danbury, the population was 41,241 and reported average household income was $82,830, in 2003.

The appraiser reported occupancy rates for comparable properties as 95% to 100%, compared to Candlewood Plaza - Danbury at 95.2%.

Rent comparables ranged from $15.00 to $35.00 psf for anchor space and $15.25 to $45.00 psf for in-line space. For Candlewood Plaza - Danbury the average anchor rent is $17.00 and the avegage in-line rent is $19.00.

PROPERTY MANAGEMENT. The property is managed by Raymour's Furniture Company Inc., an affiliate of the borrowers.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not Permitted.


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $1,581,193,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-C1

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET        BALANCE:  $36,966,944
                           CANDLEWOOD PLAZA - DANBURY      DSCR:     1.25x
                                                           LTV:      77.0%
--------------------------------------------------------------------------------

                                  [MAP OMITTED]


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $1,581,193,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-C1

                      STATEMENT REGARDING ASSUMPTIONS AS TO
               SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The information  contained in the attached  materials (the  "Information'')  may include various forms of performance analysis, security characteristics and securities pricing estimates for the securities addressed. Please read and understand this entire statement before utilizing the Information. The Information is provided solely by Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters'') not as agent for any issuer, and although it may be based on data supplied to it by an issuer, the issuer has not participated in its preparation and makes no representations regarding its accuracy or completeness. Should you receive Information that refers to the "Statement Regarding Assumptions and Other Information'', please refer to this statement instead.

The Information is illustrative and is not intended to predict actual results which may differ substantially from those reflected in the Information. Performance analysis is based on certain assumptions with respect to significant factors that may prove not to be as assumed. You should understand the assumptions and evaluate whether they are appropriate for your purposes.
Performance results are based on mathematical models that use inputs to calculate results. As with all models, results may vary significantly depending upon the value of the inputs given. Inputs to these models include but are not limited to: prepayment expectations (econometric prepayment models, single expected lifetime prepayments or a vector of periodic prepayments), interest rate assumptions (parallel and nonparallel changes for different maturity instruments), collateral assumptions (actual pool level data, aggregated pool level data, reported factors or imputed factors), volatility assumptions (historically observed or implied current) and reported information (paydown factors, rate resets and trustee statements). Models used in any analysis may be proprietary making the results difficult for any third party to reproduce. Contact your registered representative for detailed explanations of any modeling techniques employed in the Information.

The Information addresses only certain aspects of the applicable security's characteristics and thus does not provide a complete assessment. As such, the Information may not reflect the impact of all structural characteristics of the security, including call events and cash flow priorities at all prepayment speeds and/or interest rates. You should consider whether the behavior of these securities should be tested at assumptions different from those included in the Information. The assumptions underlying the Information, including structure and collateral, may be modified from time to time to reflect changed circumstances. Any investment decision should be based only on the data in the prospectus and prospectus supplement ("Offering Documents'') and the then current version of the Information. The Offering Documents contain data that is current as of their publication date and after publication may no longer be complete or current. Contact your registered representative for the Offering Documents, current Information or additional materials, including other models for performance analysis, which are likely to produce different results, and any further explanation regarding the information.

Any pricing estimates an Underwriter has supplied at your request (a) represent its view, at the time determined, of the investment value of the securities between the estimated bid and offer levels, the spread between which may be significant due to market volatility or illiquidity, (b) do not constitute a bid by any person for any security, (c) may not constitute prices at which the securities could have been purchased or sold in any market, (d) have not been confirmed by actual trades, may vary from the value such Underwriter assigns any such security while in its inventory, and may not take into account the size of a position you have in the security, and (e) may have been derived from matrix pricing that uses data relating to other securities whose prices are more readily ascertainable to produce a hypothetical price based on the estimated yield spread relationship between the securities.

General Information: The data underlying the Information has been obtained from sources that the Underwriters believe are reliable, but the Underwriters do not guarantee the accuracy of the underlying data or computations based thereon. The Underwriters and/or individuals thereof may have positions in these securities while the Information is circulating or during such period may engage in transactions with the issuer or its affiliates. Each Underwriter acts as principal in transactions with you, and accordingly, you must determine the appropriateness for you of such transactions and address any legal, tax or accounting considerations applicable to you. An Underwriter shall not be a fiduciary or advisor unless it has agreed in writing to receive compensation specifically to act in such capacities. If you are subject to ERISA, the Information is being furnished on the condition that it will not form a primary basis for any investment decision. The Information is not a solicitation of any transaction in securities which may be made only by prospectus when required by law, in which event you may obtain such prospectus from your registered representative.


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

PROSPECTUS

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                              (ISSUABLE IN SERIES)

                       GE COMMERCIAL MORTGAGE CORPORATION
                                   (DEPOSITOR)

                               ------------------

GE Commercial Mortgage Corporation from time to time will offer commercial mortgage pass-through certificates in separate series. We will offer the certificates through this prospectus and a separate prospectus supplement for each series.

For each series we will establish a trust fund consisting primarily of a segregated pool of various types of multifamily or commercial mortgage loans, mortgage-backed securities that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans, or a combination of mortgage loans and mortgage-backed securities.

If specified in the related prospectus supplement, the trust fund for a series of certificates may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, interest rate exchange agreements, interest rate cap or floor agreements or currency exchange agreements as described in this prospectus.

The certificates of a series will evidence beneficial ownership interests in the trust fund. We may divide the certificates of a series into two or more classes which may have different interest rates and which may receive principal payments in differing proportions and at different times. In addition, your rights as holders of certain classes may be subordinate to the rights of holders of other classes to receive principal and interest.

No series of certificates will represent an obligation of or interest in GE Commercial Mortgage Corporation, the Mortgage Asset Seller, the Underwriter or any of their affiliates. Neither the certificates of any series nor the assets in any trust fund will be guaranteed or insured by any governmental agency or instrumentality or by any other person, unless otherwise provided in the related prospectus supplement. The assets in each trust fund will be held in trust for the benefit of the holders of the related series of certificates, as more fully described in this prospectus.

No secondary market will exist for a series of certificates prior to its offering. We cannot assure you that a secondary market will develop for the certificates of any series, or, if it does develop, that it will continue.

YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 14 OF THIS PROSPECTUS AND IN THE RELATED PROSPECTUS SUPPLEMENT.

                               ------------------

THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR NOTES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

We may offer certain of the certificates of any series through one or more different methods, including offerings through underwriters, as more fully described in this prospectus under "Method of Distribution" and in the related prospectus supplement. We may retain or hold for sale one or more classes of a series of certificates. Offerings of certain classes of the certificates, if so specified in the related prospectus supplement, may be made in one or more transactions exempt from the registration requirements of the Securities Act of 1933, as amended. Those offerings are not being made pursuant to this prospectus or the related registration statement.

This prospectus may not be used to consummate sales of the certificates of any series unless accompanied by the prospectus supplement for that series.

                 The date of this Prospectus is January 28, 2005

                                TABLE OF CONTENTS

Important Notice About Information Presented in this Prospectus and
  Each Accompanying Prospectus Supplement .................................    5
SUMMARY OF PROSPECTUS .....................................................    6
RISK FACTORS ..............................................................   14
  Limited Liquidity of Your Certificates ..................................   14
  Limited Assets of Each Trust Fund .......................................   14
  Prepayment Considerations; Variability in Average Life of Offered
    Certificates; Special Yield Considerations ............................   15
  Limited Nature of Ratings ...............................................   16
  Risks Associated with Certain Mortgage Loans and Mortgaged Properties ...   17
  Borrowers May Be Unable to Make Balloon Payments ........................   19
  Credit Support Limitations ..............................................   19
  Leases and Rents ........................................................   20
  Environmental Risks .....................................................   20
  Special Hazard Losses ...................................................   21
  Some Certificates May Not Be Appropriate for ERISA Plans ................   21
  Certain Federal Tax Considerations Regarding Residual Certificates ......   21
  Certain Federal Tax Considerations Regarding Original Issue Discount ....   22
  Bankruptcy Proceedings Entail Certain Risks .............................   22
  Book-Entry System for Certain Classes May Decrease Liquidity and
    Delay Payment .........................................................   23
  Delinquent and Non-Performing Mortgage Loans ............................   23
DESCRIPTION OF THE TRUST FUNDS ............................................   24
  General .................................................................   24
  Mortgage Loans ..........................................................   24
  MBS .....................................................................   28
  Certificate Accounts ....................................................   29
  Credit Support ..........................................................   29
  Cash Flow Agreements ....................................................   29
YIELD AND MATURITY CONSIDERATIONS .........................................   30
  General .................................................................   30
  Pass-Through Rate .......................................................   30
  Payment Delays ..........................................................   30
  Certain Shortfalls on Collections of Interest ...........................   30
  Yield and Prepayment Considerations .....................................   31
  Weighted Average Life and Maturity ......................................   32
  Controlled Amortization Classes and Companion Classes ...................   33
  Other Factors Affecting Yield, Weighted Average Life and Maturity .......   34
THE DEPOSITOR .............................................................   36
USE OF PROCEEDS ...........................................................   36
DESCRIPTION OF THE CERTIFICATES ...........................................   37
  General .................................................................   37
  Distributions ...........................................................   37
  Distributions of Interest on the Certificates ...........................   38
  Distributions of Principal on the Certificates ..........................   39
  Distributions on the Certificates in Respect of Prepayment Premiums
    or in Respect of Equity Participations ................................   39
  Allocation of Losses and Shortfalls .....................................   40
  Advances in Respect of Delinquencies ....................................   40

  Reports to Certificateholders ...........................................   41
  Voting Rights ...........................................................   42
  Termination .............................................................   42
  Book-Entry Registration and Definitive Certificates .....................   43
DESCRIPTION OF THE POOLING AGREEMENTS .....................................   45
  General .................................................................   45
  Assignment of Mortgage Loans; Repurchases ...............................   45
  Representations and Warranties; Repurchases .............................   46
  Collection and Other Servicing Procedures ...............................   47
  Sub-Servicers ...........................................................   48
  Special Servicers .......................................................   48
  Certificate Account .....................................................   48
  Modifications, Waivers and Amendments of Mortgage Loans .................   51
  Realization Upon Defaulted Mortgage Loans ...............................   52
  Hazard Insurance Policies ...............................................   53
  Due-on-Sale and Due-on-Encumbrance Provisions ...........................   54
  Servicing Compensation and Payment of Expenses ..........................   54
  Evidence as to Compliance ...............................................   55
  Certain Matters Regarding the Master Servicer and the Depositor .........   55
  Events of Default .......................................................   56
  Rights Upon Event of Default ............................................   57
  Amendment ...............................................................   58
  List of Certificateholders ..............................................   58
  The Trustee .............................................................   58
  Duties of the Trustee ...................................................   59
  Certain Matters Regarding the Trustee ...................................   59
  Resignation and Removal of the Trustee ..................................   59
DESCRIPTION OF CREDIT SUPPORT .............................................   60
  General .................................................................   60
  Subordinate Certificates ................................................   60
  Cross-Support Provisions ................................................   61
  Insurance or Guarantees with Respect to Mortgage Loans ..................   61
  Letter of Credit ........................................................   61
  Certificate Insurance and Surety Bonds ..................................   61
  Reserve Funds ...........................................................   61
  Credit Support with Respect to MBS ......................................   62
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS ...................................   63
  General .................................................................   63
  Types of Mortgage Instruments ...........................................   63
  Leases and Rents ........................................................   63
  Personalty ..............................................................   64
  Foreclosure .............................................................   64
  Bankruptcy Laws .........................................................   67
  Environmental Risks .....................................................   70
  Due-on-Sale and Due-on-Encumbrance ......................................   72
  Subordinate Financing ...................................................   72
  Default Interest and Limitations on Prepayments .........................   72
  Applicability of Usury Laws .............................................   72
  Servicemembers Civil Relief Act .........................................   73
  Type of Mortgaged Property ..............................................   73

  Americans with Disabilities Act .........................................   74
  Forfeitures In Drug, RICO and Money Laundering Violations ...............   74
CERTAIN FEDERAL INCOME TAX CONSEQUENCES ...................................   75
  Federal Income Tax Consequences for Certificates as to which a
    REMIC Election is Made ................................................   75
  Federal Income Tax Consequences for REMIC Certificates ..................   75
  Taxation of Regular Certificates ........................................   78
  Taxation of Residual Certificates .......................................   85
  Taxes That May Be Imposed on the REMIC Pool .............................   92
  Liquidation of the REMIC Pool ...........................................   93
  Administrative Matters ..................................................   93
  Limitations on Deduction of Certain Expenses ............................   94
  Taxation of Certain Foreign Investors ...................................   94
  Backup Withholding ......................................................   95
  Reporting Requirements ..................................................   96
  Federal Income Tax Consequences for Certificates as to Which No
    REMIC Election Is Made ................................................   96
  Standard Certificates ...................................................   96
  Stripped Certificates ...................................................   99
  Reporting Requirements and Backup Withholding ...........................  102
  Taxation of Certain Foreign Investors ...................................  103
STATE AND OTHER TAX CONSIDERATIONS ........................................  103
CERTAIN ERISA CONSIDERATIONS ..............................................  104
  General .................................................................  104
  Plan Asset Regulations ..................................................  104
  Administrative Exemptions ...............................................  105
  Insurance Company General Accounts ......................................  105
  Unrelated Business Taxable Income; Residual Certificates ................  106
LEGAL INVESTMENT ..........................................................  106
METHOD OF DISTRIBUTION ....................................................  108
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE .........................  109
LEGAL MATTERS .............................................................  110
FINANCIAL INFORMATION .....................................................  110
RATING ....................................................................  110
INDEX OF PRINCIPAL DEFINITIONS ............................................  111

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT

      Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) the accompanying prospectus supplement for each series, which describes the specific terms of the offered certificates. If the terms of the offered certificates vary between this prospectus and the accompanying prospectus supplement, you should rely on the information in the prospectus supplement.

      You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the related prospectus supplement. The information in this prospectus is accurate only as of the date of this prospectus.

      Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption "Index of Principal Definitions" beginning on page 112 in this prospectus.

      In this prospectus, the terms "Depositor," "we," "us" and "our" refer to GE Commercial Mortgage Corporation.

                               ------------------

      If you require additional information, the mailing address of our principal executive offices is GE Commercial Mortgage Corporation, 292 Long Ridge Road, Stamford, Connecticut 06927, and telephone number is (203) 357-4000.

--------------------------------------------------------------------------------

                              SUMMARY OF PROSPECTUS

      THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING AN INVESTMENT DECISION. PLEASE READ THIS ENTIRE PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT AS WELL AS THE TERMS AND PROVISIONS OF THE RELATED POOLING AND SERVICING AGREEMENT CAREFULLY TO UNDERSTAND ALL OF THE TERMS OF A SERIES OF CERTIFICATES. AN INDEX OF PRINCIPAL DEFINITIONS IS INCLUDED AT THE END OF THIS PROSPECTUS.

TITLE OF CERTIFICATES ..............    Mortgage pass-through certificates,
                                        issuable in series.

DEPOSITOR ..........................    GE commercial mortgage corporation is a
                                        wholly-owned subsidiary of General
                                        Electric Capital Corporation. All
                                        outstanding common stock of General
                                        Glectric Gapital Corporation is owned by General Electric Capital services, Inc.,
                                        The common stock of which is in turn
                                        wholly owned directly or indirectly by
                                        the General Electric Company.

MASTER SERVICER ....................    The master servicer, if any, for a
                                        series of certificates will be named in
                                        the related prospectus supplement. The
                                        master servicer for any series of
                                        certificates may be an affiliate of the
                                        depositor or a special servicer.

SPECIAL SERVICER ...................    One or more special servicers, if any,
                                        for a series of certificates will be
                                        named, or the circumstances under which
                                        a special servicer will be appointed
                                        will be described, in the related
                                        prospectus supplement. A special
                                        servicer for any series of certificates
                                        may be an affiliate of the depositor or
                                        the master servicer.

TRUSTEE ............................    The trustee for each series of
                                        certificates will be named in the
                                        related prospectus supplement.

THE TRUST ASSETS ...................    Each series of certificates will
                                        represent in the aggregate the entire
                                        beneficial ownership interest in a trust fund consisting primarily of:

A. MORTGAGE ASSETS .................    The mortgage assets with respect to each
                                        series of certificates will, in general, consist of a pool of loans secured by liens on, or security interests in:

                                        o  residential properties consisting of
                                           five or more rental or
                                           cooperatively-owned dwelling units or
                                           by shares allocable to a number of
                                           those units and the related leases;
                                           or

                                        o  office buildings, shopping centers,
                                           retail stores and establishments,
                                           hotels or motels, nursing homes,
                                           hospitals or other health-care
                                           related facilities, manufactured
                                           housing properties, warehouse
                                           facilities, mini-warehouse
                                           facilities, self-storage facilities,
                                           industrial plants, parking lots,
                                           mixed use or various other types of
                                           income-producing properties described
                                           in this prospectus or unimproved
                                           land.

                                        Mortgage loans may be secured by
                                        properties backed by credit lease
                                        obligations of a tenant or net lease
                                        obligations guaranteed by another
                                        entity. Either the tenant or the
                                        guarantor will have a credit rating form a rating agency as described in the prospectus supplement. If so specified in the related prospectus supplement, a trust fund may include mortgage loans secured by liens on real estate projects under construction. No one will guarantee the mortgage loans, unless otherwise provided in the related prospectus supplement. If so specified in the related prospectus

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                        supplement, some mortgage loans may be
                                        delinquent. In no event will delinquent
                                        mortgage loans comprise 20 percent or
                                        more of the trust fund at the time the
                                        mortgage loans are transferred to the
                                        trust fund.

                                        As described in the related prospectus
                                        supplement, a mortgage loan:

                                        o  may provide for no accrual of
                                           interest or for accrual of interest
                                           at a mortgage interest rate that is
                                           fixed over its term or that adjusts
                                           from time to time, or that the
                                           borrower may elect to convert from an
                                           adjustable to a fixed mortgage
                                           interest rate, or from a fixed to an
                                           adjustable mortgage interest rate;

                                        o  may provide for level payments to
                                           maturity or for payments that adjust
                                           from time to time to accommodate
                                           changes in the mortgage interest rate
                                           or to reflect the occurrence of
                                           certain events, and may permit
                                           negative amortization;

                                        o  may be fully amortizing or partially
                                           amortizing or non-amortizing, with a
                                           balloon payment due on its stated
                                           maturity date;

                                        o  may prohibit prepayments over its
                                           term or for a certain period and/or
                                           require payment of a premium or a
                                           yield maintenance penalty in
                                           connection with certain prepayments;

                                        o  may permit defeasance with
                                           non-callable U.S. Treasury securities
                                           or securities issued by government
                                           agencies; and

                                        o  may provide for payments of
                                           principal, interest or both, on due
                                           dates that occur monthly, quarterly,
                                           semi-annually or at another interval
                                           specified in the related prospectus
                                           supplement.

                                        Some or all of the mortgage loans in any trust fund may have been originated by an affiliate of the Depositor. See "DESCRIPTION OF THE TRUST
                                        FUNDS--MORTGAGE LOANS" in this
                                        prospectus.

                                        If specified in the related prospectus
                                        supplement, the mortgage assets with
                                        respect to a series of certificates may
                                        also include, or consist of,

                                        o  private mortgage participations,
                                           mortgage pass-through certificates or
                                           other mortgage-backed securities, or

                                        o  certificates insured or guaranteed by
                                           any of the Federal Home Loan Mortgage
                                           Corporation, the Federal National
                                           Mortgage Association, the
                                           Governmental National Mortgage
                                           Association or the Federal
                                           Agricultural Mortgage Corporation.
                                           Each of the above mortgage assets
                                           will evidence an interest in, or will
                                           be secured by a pledge

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                        of, one or more mortgage loans that
                                        conform to the descriptions of the
                                        mortgage loans contained in this
                                        prospectus. See "DESCRIPTION OF THE
                                        TRUST FUNDS--MBS" in this prospectus.

B. CERTIFICATE ACCOUNT .............    Each trust fund will include one or more
                                        certificate accounts established and
                                        maintained on behalf of the
                                        certificateholders. The person or
                                        persons designated in the related
                                        prospectus supplement will be required
                                        to, to the extent described in this
                                        prospectus and in that prospectus
                                        supplement, deposit all payments and
                                        other collections received or advanced
                                        with respect to the mortgage assets and
                                        other assets in the trust fund into the
                                        certificate accounts. A certificate
                                        account may be maintained as an interest bearing or a non-interest bearing account, and its funds may be held as cash or invested in certain obligations acceptable to the rating agencies rating one or more classes of the related series of offered certificates. See
                                        "DESCRIPTION OF THE TRUST
                                        FUNDS--CERTIFICATE ACCOUNTS" and
                                        "DESCRIPTION OF THE POOLING
                                        AGREEMENTS--CERTIFICATE ACCOUNT" in this prospectus.

C. CREDIT SUPPORt ..................    If so provided in the related prospectus
                                        supplement, partial or full protection
                                        against certain defaults and losses on
                                        the mortgage assets in the related trust fund may be provided to one or more classes of certificates of the related series in the form of subordination of one or more other classes of certificates of that series, which other classes may include one or more classes of offered certificates, or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support described in this prospectus, or a combination of these features. The amount and types of any credit support, the identification of any entity providing it and related information will be set forth in the prospectus supplement for a series of offered certificates. See "RISK
                                        FACTORS--CREDIT SUPPORT LIMITATIONS",
                                        "DESCRIPTION OF THE TRUST FUNDS--CREDIT
                                        SUPPORT" and "DESCRIPTION OF CREDIT
                                        SUPPORT" in this prospectus.

D. CASH FLOW AGREEMENTS ............    If so provided in the related prospectus
                                        supplement, a trust fund may include
                                        guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, or currency exchange agreements, all of which are designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets or on one or more classes of certificates. The principal terms of that guaranteed investment contract or other agreement, including, without limitation, provisions relating to the timing, manner and amount of any corresponding payments and provisions relating to their termination, will be described in the prospectus supplement for the related series. In addition, the related prospectus supplement will contain certain information that pertains to

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                                       8
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                                        the obligor under any cash flow
                                        agreements of this type. See
                                        "DESCRIPTION OF THE TRUST FUNDS--CASH
                                        FLOW AGREEMENTS" in this prospectus.

DESCRIPTION OF CERTIFICATES ........    We will offer certificates in one or
                                        more classes of a series of certificates issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement. The certificates will represent in the aggregate the entire beneficial ownership interest in the trust fund created by that agreement.

                                        As described in the related prospectus
                                        supplement, the certificates of each
                                        series, may consist of one or more
                                        classes of certificates that, among
                                        other things:

                                        o  are senior or subordinate to one or
                                           more other classes of certificates in
                                           entitlement to certain distributions
                                           on the certificates;

                                        o  are principal-only certificates
                                           entitled to distributions of
                                           principal, with disproportionately
                                           small, nominal or no distributions of
                                           interest;

                                        o  are interest-only certificates
                                           entitled to distributions of
                                           interest, with disproportionately
                                           small, nominal or no distributions of
                                           principal;

                                        o  provide for distributions of interest
                                           on, or principal of, the certificates
                                           that begin only after the occurrence
                                           of certain events, such as the
                                           retirement of one or more other
                                           classes of certificates of that
                                           series;

                                        o  provide for distributions of
                                           principal of the certificates to be
                                           made, from time to time or for
                                           designated periods, at a rate that is
                                           faster, or slower than the rate at
                                           which payments or other collections
                                           of principal are received on the
                                           mortgage assets in the related trust
                                           fund;

                                        o  provide for controlled distributions
                                           of principal to be made based on a
                                           specified schedule or other
                                           methodology, subject to available
                                           funds; or

                                        o  provide for distributions based on
                                           collections of prepayment premiums,
                                           yield maintenance penalties or equity
                                           participations on the mortgage assets
                                           in the related trust fund.

                                        Each class of certificates, other than
                                        interest-only certificates and residual
                                        certificates which are only entitled to
                                        a residual interest in the trust fund,
                                        will have a stated principal balance.
                                        Each class of certificates, other than
                                        principal-only certificates and residual certificates, will accrue interest on its stated principal balance or, in the case of interest-only certificates, on a notional amount. Each class of certificates entitled to interest will accrue interest based on a fixed, variable or adjustable pass-through interest rate. The related prospectus supplement will specify the principal balance, notional amount and/or fixed pass-through interest rate, or, in the case of a variable or

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                                       9

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                                        adjustable pass-through interest rate,
                                        the method for determining that rate, as applicable, for each class of offered certificates.

                                        The certificates will not be guaranteed
                                        or insured by anyone, unless otherwise
                                        provided in the related prospectus
                                        supplement. See "RISK FACTORS--LIMITED
                                        ASSETS OF EACH TRUST FUND" and
                                        "DESCRIPTION OF THE CERTIFICATES" in
                                        this prospectus.

DISTRIBUTIONS OF INTEREST ON THE
  CERTIFICATES .....................    Interest on each class of offered
                                        certificates, other than certain classes of principal-only certificates and certain classes of residual certificates, of each series will accrue at the applicable fixed, variable or adjustable pass-through interest rate on the principal balance or, in the case of certain classes of interest-only certificates, on the notional amount, outstanding from time to time. Interest will be distributed to you as provided in the related prospectus supplement on specified distribution dates.
                                        Distributions of interest with respect
                                        to one or more classes of accrual
                                        certificates may not begin until the
                                        occurrence of certain events, such as
                                        the retirement of one or more other
                                        classes of certificates, and interest
                                        accrued with respect to a class of
                                        accrual certificates before the
                                        occurrence of that event will either be
                                        added to its principal balance or
                                        otherwise deferred. Distributions of
                                        interest with respect to one or more
                                        classes of certificates may be reduced
                                        to the extent of certain delinquencies,
                                        losses and other contingencies described in this prospectus and in the related prospectus supplement. See "RISK
                                        FACTORS--PREPAYMENT CONSIDERATIONS;
                                        VARIABILITY IN AVERAGE LIFE OF OFFERED
                                        CERTIFICATES; SPECIAL YIELD
                                        CONSIDERATIONS", "YIELD AND MATURITY
                                        CONSIDERATIONS" and "DESCRIPTION OF THE
                                        CERTIFICATES--DISTRIBUTIONS OF INTEREST
                                        ON THE CERTIFICATES" in this prospectus.

DISTRIBUTIONS OF PRINCIPAL OF THE
  CERTIFICATES .....................    Each class of certificates of each
                                        series, other than certain classes of
                                        interest-only certificates and certain
                                        classes of residual certificates, will
                                        have a principal balance. The principal
                                        balance of a class of certificates will
                                        represent the maximum amount that you
                                        are entitled to receive as principal
                                        from future cash flows on the assets in
                                        the related trust fund.

                                        Distributions of principal with respect
                                        to one or more classes of certificates
                                        may:

                                        o  be made at a rate that is faster,
                                           and, in some cases, substantially
                                           faster, than the rate at which
                                           payments or other collections of
                                           principal are received on the
                                           mortgage assets in the related trust
                                           fund;

                                        o  or may be made at a rate that is
                                           slower, and, in some cases,
                                           substantially slower, than the rate
                                           at which payments or other
                                           collections of principal are received
                                           on the mortgage assets in the related
                                           trust fund;

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                                       10
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                                        o  not commence until the occurrence of
                                           certain events, such as the
                                           retirement of one or more other
                                           classes of certificates of the same
                                           series;

                                        o  be made, subject to certain
                                           limitations, based on a specified
                                           principal payment schedule resulting
                                           in a controlled amortization class of
                                           certificates; or

                                        o  be contingent on the specified
                                           principal payment schedule for a
                                           controlled amortization class of the
                                           same series and the rate at which
                                           payments and other collections of
                                           principal on the mortgage assets in
                                           the related trust fund are received.

                                        Unless otherwise specified in the
                                        related prospectus supplement,
                                        distributions of principal of any class
                                        of offered certificates will be made on
                                        a pro rata basis among all of the
                                        certificates of that class. See
                                        "DESCRIPTION OF THE CERTIFICATES--
                                        DISTRIBUTIONS OF PRINCIPAL ON THE
                                        CERTIFICATES" in this prospectus.

ADVANCES ...........................    If provided in the related prospectus
                                        supplement, if a trust fund includes
                                        mortgage loans, the master servicer, a
                                        special servicer, the trustee, any
                                        provider of credit support and/or any
                                        other specified person may be obligated
                                        to make, or have the option of making,
                                        certain advances with respect to
                                        delinquent scheduled payments of
                                        principal and/or interest on those
                                        mortgage loans. Any of the advances of
                                        principal and interest made with respect to a particular mortgage loan will be reimbursable from subsequent recoveries from the related mortgage loan and otherwise to the extent described in this prospectus and in the related prospectus supplement. If provided in the prospectus supplement for a series of certificates, any entity making these advances may be entitled to receive interest on those advances while they are outstanding, payable from amounts in the related trust fund. If a trust fund includes mortgage participations, pass-through certificates or other mortgage-backed securities, any comparable advancing obligation will be described in the related prospectus supplement. See "DESCRIPTION OF THE
                                        CERTIFICATES--ADVANCES IN RESPECT OF
                                        DELINQUENCIES" in this prospectus.

TERMINATION ........................    If so specified in the related
                                        prospectus supplement, the mortgage
                                        assets in the related trust fund may be
                                        sold, causing an early termination of a
                                        series of certificates in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, the party specified in the prospectus supplement may be authorized or required to bid for or solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of the mortgage assets to retire the class or classes, as described in the related prospectus supplement. See "DESCRIPTION OF THE
                                        CERTIFICATES--TERMINATION" in this
                                        prospectus.

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                                       11

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REGISTRATION OF BOOK-ENTRY
  CERTIFICATES .....................    If so provided in the related prospectus
                                        supplement, one or more classes of the
                                        offered certificates of any series will
                                        be book-entry certificates offered
                                        through the facilities of the Depository
                                        Trust Company. Each class of book-entry
                                        certificates will be initially
                                        represented by one or more certificates
                                        registered in the name of a nominee of
                                        the Depository Trust Company. No person
                                        acquiring an interest in a class of
                                        book-entry certificates will be entitled to receive definitive certificates of that class in fully registered form, except under the limited circumstances described in this prospectus. See "RISK
                                        FACTORS--BOOK-ENTRY SYSTEM FOR CERTAIN
                                        CLASSES MAY DECREASE LIQUIDITY AND DELAY
                                        PAYMENT" and "DESCRIPTION OF THE
                                        CERTIFICATES--BOOK-ENTRY REGISTRATION
                                        AND DEFINITIVE CERTIFICATES" in this
                                        prospectus.

CERTAIN FEDERAL INCOME TAX
  CONSEQUENCES .....................    The federal income tax consequences to
                                        certificateholders will vary depending
                                        on whether one or more elections are
                                        made to treat the trust fund or
                                        specified portions of the trust fund as
                                        one or more "real estate mortgage
                                        investment conduits" (each, a "REMIC")
                                        under the provisions of the Internal
                                        Revenue Code. The prospectus supplement
                                        for each series of certificates will
                                        specify whether one or more REMIC
                                        elections will be made. See "CERTAIN
                                        FEDERAL INCOME TAX CONSEQUENCES" in this prospectus.

CERTAIN ERISA CONSIDERATIONS .......    If you are a fiduciary of any employee
                                        benefit plans or certain other
                                        retirement plans and arrangements,
                                        including individual retirement
                                        accounts, annuities, Keogh plans, and
                                        collective investment funds and
                                        insurance company general and separate
                                        accounts in which those plans, accounts, annuities or arrangements are invested, that are subject to ERISA or Section
                                        4975 of the Internal Revenue Code or
                                        materially similar provisions of
                                        applicable federal, state or local law,
                                        you should carefully review with your
                                        legal advisors whether the purchase or
                                        holding of offered certificates could
                                        give rise to a transaction that is
                                        prohibited or is not otherwise
                                        permissible under ERISA, the Internal
                                        Revenue Code or applicable similar law.
                                        See "CERTAIN ERISA CONSIDERATIONS" in
                                        this prospectus and "ERISA
                                        CONSIDERATIONS" in the related
                                        prospectus supplement.

LEGAL INVESTMENT ...................    The applicable prospectus supplement
                                        will specify whether the offered
                                        certificates will constitute "mortgage
                                        related securities" for purposes of the
                                        Secondary Mortgage Market Enhancement
                                        Act of 1984, as amended. If your
                                        investment activities are subject to
                                        legal investment laws and regulations,
                                        regulatory capital requirements, or
                                        review by regulatory authorities, then
                                        you may be subject to restrictions on
                                        investment in the offered certificates.
                                        You should consult your own legal
                                        advisors for assistance in determining
                                        the suitability of and consequences to
                                        you of the purchase,

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                                       12

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                                        ownership, and sale of the offered
                                        certificates. See "LEGAL INVESTMENT" in
                                        this prospectus and in the related
                                        prospectus supplement.

RATING .............................    At their dates of issuance, each class
                                        of offered certificates will be rated at least investment grade by one or more nationally recognized statistical rating agencies. See "RATING" in this prospectus and "RATINGS" in the related prospectus supplement.

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                                       13

                                  RISK FACTORS

      You should carefully consider the following risks and the risks described under "RISK FACTORS" in the prospectus supplement for the applicable series of certificates before making an investment decision. In particular, distributions on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Thus, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

LIMITED LIQUIDITY OF YOUR CERTIFICATES

      We cannot assure you that a secondary market for the certificates will develop or, if it does develop, that it will provide you with liquidity of investment or will continue for the life of your certificates. The prospectus supplement for any series of offered certificates may indicate that an underwriter intends to make a secondary market in those offered certificates; however, no underwriter will be obligated to do so. Any resulting secondary market may provide you with less liquidity than any comparable market for certificates that evidence interests in single-family mortgage loans.

      The primary source of ongoing information regarding the offered certificates of any series, including information regarding the status of the related mortgage assets and any credit support for your certificates, will be the periodic reports delivered to you. See "DESCRIPTION OF THE CERTIFICATES--REPORTS TO CERTIFICATEHOLDERS" in this prospectus. We cannot assure you that any additional ongoing information regarding your certificates will be available through any other source. The limited nature of the available information in respect of a series of offered certificates may adversely affect its liquidity, even if a secondary market for those certificates does develop.

      Even if a secondary market does develop with respect to any series or class of certificates, the market value of those certificates will be affected by several factors, including:

      o     The perceived liquidity of the certificates;

      o The anticipated cash flow of the certificates, which may vary widely depending upon the prepayment and default assumptions applied in respect of the underlying mortgage loans and prevailing interest rates;

      o The price payable at any given time in respect of certain classes of offered certificates may be extremely sensitive to small fluctuations in prevailing interest rates, particularly, for a class with a relatively long average life, a companion class to a controlled amortization class, a class of interest-only certificates or principal-only certificates; and

      o The relative change in price for an offered certificate in response to an upward or downward movement in prevailing interest rates may not equal the relative change in price for that certificate in response to an equal but opposite movement in those rates. Accordingly, the sale of your certificates in any secondary market that may develop may be at a discount from the price you paid.

      We are not aware of any source through which price information about the offered certificates will be generally available on an ongoing basis.

      Except to the extent described in this prospectus and in the related prospectus supplement, you will have no redemption rights, and the certificates of each series will be subject to early retirement only under certain specified circumstances described in this prospectus and in the related prospectus supplement. See "DESCRIPTION OF THE CERTIFICATES--TERMINATION" in this prospectus.

LIMITED ASSETS OF EACH TRUST FUND

      Unless otherwise specified in the related prospectus supplement,

      o The certificates of any series and the mortgage assets in the related trust fund will not be guaranteed or insured by the Depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person or entity; and

      o The certificate of any series will not represent a claim against or security interest in the trust funds for any other series.

      Accordingly, if the related trust fund has insufficient assets to make payments on a series of offered certificates, no other assets will be available to make those payments. Additionally, certain amounts on deposit from time to time in certain funds or accounts constituting part of a trust fund may be withdrawn under certain conditions, as described in the related prospectus supplement, for purposes other than the payment of principal of or interest on the related series of certificates. If so provided in the prospectus supplement for a series of certificates consisting of one or more classes of subordinate certificates, if losses or shortfalls in collections have occurred with respect to any distribution date, all or a portion of the amount of these losses or shortfalls will be borne first by one or more classes of the subordinate certificates, and, thereafter, by the remaining classes of certificates in the priority and manner and subject to the limitations specified in the prospectus supplement.

PREPAYMENT CONSIDERATIONS; VARIABILITY IN AVERAGE LIFE OF OFFERED CERTIFICATES; SPECIAL YIELD CONSIDERATIONS

      As a result of, among other things, prepayments on the mortgage loans in any trust fund, the amount and timing of distributions of principal and/or interest on the offered certificates of the related series may be highly unpredictable. Prepayments on the mortgage loans in any trust fund will result in a faster rate of principal payments on one or more classes of the related series of certificates than if payments on those mortgage loans were made as scheduled. Thus, the prepayment experience on the mortgage loans in a trust fund may affect the average life of one or more classes of offered certificates of the related series.

      The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. For example, if prevailing interest rates fall significantly below the mortgage interest rates of the mortgage loans included in a trust fund, then, subject to, among other things, the particular terms of the mortgage loans and the ability of borrowers to get new financing, principal prepayments on those mortgage loans are likely to be higher than if prevailing interest rates remain at or above the rates on those mortgage loans. Conversely, if prevailing interest rates rise significantly above the mortgage interest rates of the mortgage loans included in a trust fund, then principal prepayments on those mortgage loans are likely to be lower than if prevailing interest rates remain at or below the rates on those mortgage loans. We cannot assure you as to the actual rate of prepayment on the mortgage loans in any trust fund or that the rate of prepayment will conform to any model described in this prospectus or in any prospectus supplement. As a result, depending on the anticipated rate of prepayment for the mortgage loans in any trust fund, the retirement of any class of certificates of the related series could occur significantly earlier or later than expected.

      The extent to which prepayments on the mortgage loans in any trust fund ultimately affect the average life of your certificates will depend on the terms of your certificates.

      o A class of certificates that entitles the holders of those certificates to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund increases the "call risk" or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

      o A class of certificates that entitles the holders of the certificates to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund increases the likelihood of "extension risk" or an extended average life of that class if the rate of prepayment is relatively slow.

      As described in the related prospectus supplement, the respective entitlements of the various classes of certificate of any series to receive payments, especially prepayments, of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events such as the retirement of one or more classes of certificates of that series, or subject to certain contingencies such as the rate of prepayments and defaults with respect to those mortgage loans.

      A series of certificates may include one or more controlled amortization classes, which will entitle you to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given pool of mortgage assets does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more specifically described in the related prospectus supplement, a companion class may entitle you to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, or may entitle you to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. As described in the related prospectus supplement, a companion class absorbs some (but not all) of the "call risk" and/or "extension risk" that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

      A series of certificates may include one or more classes of offered certificates offered at a premium or discount. Yields on those classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the mortgage loans in the related trust fund. Where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, as with certain classes of interest-only certificates, you might fail to recover your original investment under some prepayment scenarios. The extent to which the yield to maturity of any class of offered certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the amount and timing of distributions on those certificates. You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. See "YIELD AND MATURITY CONSIDERATIONS" in this prospectus.

LIMITED NATURE OF RATINGS

      Any rating assigned to a class of offered certificates by a rating agency will only reflect its assessment of the probability that you will receive payments to which you are entitled. This rating will not constitute an assessment of the probability:

      o that principal prepayments on the related mortgage loans will be made;

      o of the degree to which the rate of prepayments might differ from the rate of prepayments that was originally anticipated; or

      o of the likelihood of early optional termination of the related trust fund.

      Furthermore, the rating will not address the possibility that prepayment of the related mortgage loans at a higher or lower rate than you anticipated may cause you to experience a lower than anticipated yield or that if you purchase a certificate at a significant premium you might fail to recover your initial investment under certain prepayment scenarios.

      The amount, type and nature of credit support, if any, provided with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of that series. These criteria are sometimes based upon analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting that analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, the criteria may be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans in the related trust fund. However, we cannot assure you that those values will not decline in the future. See "DESCRIPTION OF CREDIT SUPPORT" and "RATING" in this prospectus.

RISKS ASSOCIATED WITH CERTAIN MORTGAGE LOANS AND MORTGAGED PROPERTIES

      A description of risks associated with investments in mortgage loans is included under "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS" in this prospectus. Commercial and multifamily lending generally exposes the lender to a greater risk of loss than one-to four-family residential lending. Commercial and multifamily lending typically involves larger loans to single borrowers or groups of related borrowers than residential one-to four-family mortgage loans. Further, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project. If the cash flow from the project is reduced (for example, if leases are not obtained or renewed), the borrower's ability to repay the loan may be impaired. Commercial and multifamily real estate can be affected significantly by the supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender that impact the cash flow of the property. For example, some laws, such as the Americans with Disabilities Act, may require modifications to properties, and rent control laws may limit rent collections in the case of multifamily properties. A number of the mortgage loans may be secured by liens on owner-occupied mortgaged properties or on mortgaged properties leased to a single tenant or a small number of significant tenants. Accordingly, a decline in the financial condition of the borrower or a significant tenant, as applicable, may have a disproportionately greater effect on the net operating income from those mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

      Furthermore, the value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including:

      o Changes in general or local economic conditions and/or specific industry segments;

      o     Declines in real estate values;

      o     Declines in rental or occupancy rates;

      o Increases in interest rates, real estate tax rates and other operating expenses;

      o Changes in governmental rules, regulations and fiscal policies, including environmental legislation;

      o     Acts of God; and

      o     Other factors beyond the control of a master servicer.

      The type and use of a particular mortgaged property may present additional risk. For instance:

      o Mortgaged properties that operate as hospitals and nursing homes may present special risks to lenders due to the significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions.

      o Hotel and motel properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements.

      o The ability of a borrower to repay a mortgage loan secured by shares allocable to one or more cooperative dwelling units may depend on the ability of the dwelling units to generate sufficient rental income, which may be subject to rent control or stabilization laws, to cover both debt service on the loan as well as maintenance charges to the cooperative. Further, a mortgage loan secured by cooperative shares is subordinate to the mortgage, if any, on the cooperative apartment building.

      The economic performance of mortgage loans that are secured by full service hotels, limited service hotels, hotels associated with national franchise chains, hotels associated with regional franchise chains and hotels that are not affiliated with any franchise chain but may have their own brand identity, are affected by various factors, including:

      o Adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

      o     Construction of competing hotels or resorts;

      o Continuing expenditures for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives;

      o Deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel; and

      o Changes in travel patterns caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors.

      Additionally, the hotel and lodging industry is generally seasonal in nature and this seasonality can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses. The demand for particular accommodations may also be affected by changes in travel patterns caused by changes in energy prices, strikes, relocation of highways, the construction of additional highways and other factors.

      The viability of any hotel property that is the franchisee of a national or regional chain depends in part on the continued existence and financial strength of the franchisor, the public perception of the franchise service mark and the duration of the franchise licensing agreements. The transferability of franchise license agreements may be restricted and, in the event of a foreclosure on that hotel property, the property would not have the right to use the franchise license without the franchisor's consent. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hotel property, it is unlikely that the trustee (or servicer or special servicer) or purchaser of that hotel property would be entitled to the rights under any existing liquor license for that hotel property. It is more likely that those persons would have to apply for new licenses. We cannot assure you that a new license could be obtained or that it could be obtained promptly.

      Other multifamily properties, hotels, retail properties, office buildings, manufactured housing properties, nursing homes and self-storage facilities located in the areas of the mortgaged properties compete with the mortgaged properties to attract residents and customers. The leasing of real estate is highly competitive. The principal means of competition are price, location and the nature and condition of the facility to be leased. A borrower under a mortgage loan competes with all lessors and developers of comparable types of real estate in the area in which the mortgaged property is located. Those lessors or developers could have lower rentals, lower operating costs, more favorable locations or better facilities. While a borrower under a mortgage loan may renovate, refurbish or expand the mortgaged property to maintain it and remain competitive, that renovation, refurbishment or expansion may itself entail significant risk. Increased competition could adversely affect income from and market value of the mortgaged properties. In addition, the business conducted at each mortgaged property may face competition from other industries and industry segments.

      It is anticipated that some or all of the mortgage loans included in any trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to that mortgage loan, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets generally, we cannot assure you that enforcement of those recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS--FORECLOSURE" in this prospectus.

      Further, the concentration of default, foreclosure and loss risks in individual mortgage loans in a particular trust fund will generally be greater than for pools of single-family loans because mortgage loans in a trust fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

BORROWERS MAY BE UNABLE TO MAKE BALLOON PAYMENTS

      Certain of the mortgage loans included in a trust fund may be non-amortizing or only partially amortizing over their terms to maturity and, thus, will require substantial principal payments (that is, balloon payments) at their stated maturity. Mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property. The ability of a borrower to accomplish either of these goals will be affected by:

      o     The value of the related mortgaged property;

      o The level of available mortgage interest rates at the time of sale or refinancing;

      o     The borrower's equity in the related mortgaged property;

      o The financial condition and operating history of the borrower and the related mortgaged property;

      o Tax laws, rent control laws, with respect to certain residential properties;

      o Medicaid and Medicare reimbursement rates, with respect to hospitals and nursing homes;

      o     Prevailing general economic conditions; and

      o The availability of credit for loans secured by multifamily or commercial real properties generally.

      Neither the Depositor nor any of its affiliates will be required to refinance any mortgage loan.

      If described in this prospectus and in the related prospectus supplement, to maximize recoveries on defaulted mortgage loans, the master servicer or a special servicer may, within prescribed limits, extend and modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. While a master servicer or a special servicer generally will be required to determine that any extension or modification is reasonably likely to produce a greater recovery, taking into account the time value of money, than liquidation, we cannot assure you that any extension or modification will in fact increase the present value of receipts from or proceeds of the affected mortgage loans.

CREDIT SUPPORT LIMITATIONS

      The prospectus supplement for a series of certificates will describe any credit support provided for those certificates. Any use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement, and may not cover all potential losses or risks. For example, it may or may not cover fraud or negligence by a mortgage loan originator or other parties.

      A series of certificates may include one or more classes of subordinate certificates, if so provided in the related prospectus supplement. Although subordination is intended to reduce the risk to holders of senior certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances described in the related prospectus supplement. In addition, if principal payments on one or more classes of certificates of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the later paid classes of certificates of that series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon those subordinate classes of certificates. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series.

      The amount of any applicable credit support supporting one or more classes of offered certificates, including the subordination of one or more classes of certificates, will be determined on the basis of criteria established by each rating agency rating those classes of certificates. Such criteria will be based on an assumed level of defaults, delinquencies and losses on the underlying mortgage assets and certain other factors. However, we cannot assure you that the default, delinquency or loss experience on the related mortgage assets will not exceed the assumed levels. See "--LIMITED NATURE OF RATINGS", "DESCRIPTION OF THE CERTIFICATES" and "DESCRIPTION OF CREDIT SUPPORT" in this prospectus.

LEASES AND RENTS

      Each mortgage loan included in any trust fund secured by mortgaged property that is subject to leases typically will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS--LEASES AND RENTS" in this prospectus.

ENVIRONMENTAL RISKS

      Under federal law and the laws of certain states, contamination of real property may give rise to a lien on the property to assure or reimburse the costs of cleanup. In several states, that lien has priority over an existing mortgage lien on that property. In addition, under various federal, state and local laws, ordinances and regulations, an owner or operator of real estate may be liable for the costs of removal or remediation of hazardous substances or toxic substances on, in or beneath the property. This liability may be imposed without regard to whether the owner knew of, or was responsible for, the presence of those hazardous or toxic substances. The costs of any required remediation and the owner or operator's liability for them as to any property are generally not limited under these laws, ordinances and regulations and could exceed the value of the mortgaged property and the aggregate assets of the owner or operator. In addition, as to the owners or operators of mortgaged properties that generate hazardous substances that are disposed of at "off-site" locations, the owners or operators may be held strictly, jointly and severally liable if there are releases or threatened releases of hazardous substances at the off-site locations where that person's hazardous substances were disposed. Two methods to attempt to reduce the trust's potential exposure to cleanup costs are to establish reserves for cleanup costs when they can be anticipated and estimated, or to designate the trust as the named insured in specialized environmental insurance that is designed for secured lenders. However, there can be no assurance that reserves or environmental insurance will in fact be applicable or adequate to cover all costs and any other liabilities that may eventually be incurred.

      Under some environmental laws, such as the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, as well as some state laws, a secured lender (such as the trust) may be liable as an "owner" or "operator" for the costs of dealing with hazardous substances affecting a borrower's property, if agents or employees of the lender have participated in the management of the borrower's property. This liability could exist even if a previous owner caused the environmental damage. The trust's potential exposure to liability for cleanup costs may increase if the trust actually takes possession of a borrower's property, or control of its day-to-day operations, as for example through the appointment of a receiver. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS--ENVIRONMENTAL RISKS" in this prospectus.

SPECIAL HAZARD LOSSES

      Unless otherwise specified in a prospectus supplement, the master servicer for the related trust fund will be required to cause the borrower on each mortgage loan in that trust fund to maintain the insurance coverage in respect of the related mortgaged property required under the related mortgage, including hazard insurance. The master servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any mortgaged property through acquisition of a blanket policy.

      In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by:

      o     fire;

      o     lightning;

      o     explosion;

      o     smoke;

      o     windstorm and hail; and

      o     riot, strike and civil commotion.

      Each policy is subject to the conditions and exclusions specified in that policy.

      The policies covering the mortgaged properties will be underwritten by different insurers under different state laws, and therefore will not contain identical terms and conditions. However, most policies do not typically cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, wet or dry rot, vermin, domestic animals and certain other kinds of risks. Unless the related mortgage specifically requires the mortgagor to insure against physical damage arising from those causes, those losses may be borne, at least in part, by the holders of one or more classes of offered certificates of the related series, to the extent they are not covered by any available credit support. See "DESCRIPTION OF THE POOLING AGREEMENTS--HAZARD INSURANCE POLICIES" in this prospectus.

SOME CERTIFICATES MAY NOT BE APPROPRIATE FOR ERISA PLANS

      Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of those plans. Due to the complexity of regulations that govern those plans, if you are subject to ERISA you are urged to consult your own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the offered certificates of any series. See "CERTAIN ERISA CONSIDERATIONS" in this prospectus.

CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING RESIDUAL CERTIFICATES

      If you hold certain classes of certificates that constitute a residual interest in a "real estate mortgage investment conduit" for federal income tax purposes("RESIDUAL CERTIFICATES"), you will be required to report on your federal income tax returns as ordinary income your pro rata share of the taxable income of the REMIC, regardless of the amount or timing of your receipt of cash payments, as described in "CERTAIN FEDERAL INCOME TAX CONSEQUENCES--FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES" in this prospectus. Accordingly, under certain circumstances, if you hold Residual Certificates you may have taxable income and tax liabilities arising from your investment during a taxable year in excess of the cash received during that period. The requirement to report your pro rata share of the taxable income and net loss of the REMIC will continue until the principal balances of all classes of certificates of the related series have been reduced to zero, even though you have received full payment of your stated interest and principal, if any. A portion, or, in certain circumstances, all, of your share of the REMIC taxable income may be treated as "excess inclusion" income to you, which:

      o generally, will not be subject to offset by losses from other activities;

      o if you are a tax-exempt holder, will be treated as unrelated business taxable income; and

      o if you are a foreign holder, will not qualify for exemption from withholding tax.

      If you are an individual and you hold a class of Residual Certificates, you may be limited in your ability to deduct servicing fees and other expenses of the REMIC. In addition, classes of Residual Certificates are subject to certain restrictions on transfer. Because of the special tax treatment of classes of Residual Certificates, the taxable income arising in a given year on a class of Residual Certificates will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. As a result, the after-tax yield on the classes of Residual Certificates may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics or may be negative.

CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING ORIGINAL ISSUE DISCOUNT

      Certain classes of certificates of a series may be issued with "original issue discount" for federal income tax purposes, which generally will result in recognition of some taxable income in advance of the receipt of cash attributable to that income. See "CERTAIN FEDERAL INCOME TAX
CONSEQUENCES--FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES--TAXATION OF REGULAR CERTIFICATES" in this prospectus.

BANKRUPTCY PROCEEDINGS ENTAIL CERTAIN RISKS

      Under the federal bankruptcy code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property, subject to certain protections available to the lender. As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property. This action would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness.

      A bankruptcy court also may:

      o grant a debtor a reasonable time to cure a payment default on a mortgage loan;

      o     reduce monthly payments due under a mortgage loan;

      o     change the rate of interest due on a mortgage loan; or

      o     otherwise alter the mortgage loan's repayment schedule.

      Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

      Under the federal bankruptcy code, the lender will be stayed from enforcing a borrower's assignment of rents and leases. The bankruptcy code also may interfere with the trustee's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

      As a result of the foregoing, the trustee's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

BOOK-ENTRY SYSTEM FOR CERTAIN CLASSES MAY DECREASE LIQUIDITY AND DELAY PAYMENT

      If so provided in the related prospectus supplement, one or more classes of the offered certificates of any series will be issued as book-entry certificates. Each class of book-entry certificates will be initially represented by one or more certificates registered in the name of a nominee for The Depository Trust Company, or DTC. Since transactions in the classes of book-entry certificates of any series generally can be effected only through The Depository Trust Company, and its participating organizations:

      o the liquidity of book-entry certificates in secondary trading market that may develop may be limited because investors may be unwilling to purchase certificates for which they cannot obtain physical certificates;

      o your ability to pledge certificates to persons or entities that do not participate in the DTC system, or otherwise to take action in respect of the certificates, may be limited due to lack of a physical security representing the certificates;

      o your access to information regarding the certificates may be limited since conveyance of notices and other communications by The Depository Trust Company to its participating organizations, and directly and indirectly through those participating organizations to you, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect at that time; and

      o you may experience some delay in receiving distributions of interest and principal on your certificates because distributions will be made by the trustee to DTC and DTC will then be required to credit those distributions to the accounts of its participating organizations and only then will they be credited to your account either directly or indirectly through DTC's participating organizations.

      See "DESCRIPTION OF THE CERTIFICATES--BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES" in this prospectus.

DELINQUENT AND NON-PERFORMING MORTGAGE LOANS

      If so provided in the related prospectus supplement, the trust fund for a particular series of certificates may include mortgage loans that are past due. In no event will the mortgage loans that are past due comprise 20 percent or more of the trust fund at the time the mortgage loans are transferred to the trust fund. None of the mortgage loans will be non-performing (i.e., more than 90 days delinquent or in foreclosure) at the time the mortgage loans are transferred by the Depositor to a trust fund for a series. If so specified in the related prospectus supplement, a special servicer may perform the servicing of delinquent mortgage loans or mortgage loans that become non-performing after the time they are transferred to a trust fund. Credit support provided with respect to a particular series of certificates may not cover all losses related to those delinquent or non-performing mortgage loans. You should consider the risk that the inclusion of those mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments on the mortgage assets in the trust fund and the yield on your certificates of that series. See "DESCRIPTION OF THE TRUST FUNDS--MORTGAGE LOANS--GENERAL" in this prospectus.

                         DESCRIPTION OF THE TRUST FUNDS

GENERAL

      The primary assets of each trust fund will consist of (1) various types of multifamily or commercial mortgage loans, (2) mortgage participations, pass-through certificates or other mortgage-backed securities ("MBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans or (3) a combination of mortgage loans and MBS. GE Commercial Mortgage Corporation (the "DEPOSITOR") will establish each trust fund. Each mortgage asset will be selected by the Depositor for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder of the mortgage asset (a "MORTGAGE ASSET SELLER"), which prior holder may or may not be the originator of that mortgage loan or the issuer of that MBS and may be our affiliate. The mortgage assets will not be guaranteed or insured by the Depositor, the Mortgage Asset Seller, the Underwriters or any of their affiliates or, unless otherwise provided in the related prospectus supplement, by any governmental agency or instrumentality or by any other person. The discussion under the heading "--MORTGAGE LOANS" below, unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust fund.

MORTGAGE LOANS

      GENERAL. The mortgage loans will be evidenced by promissory notes (the "MORTGAGE NOTES") secured by mortgages, deeds of trust or similar security instruments (the "MORTGAGES") that create liens on fee or leasehold estates in properties (the "MORTGAGED PROPERTIES") consisting of:

      o Residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures; or

      o Office buildings, retail stores and establishments, hotels or motels, nursing homes, assisted living facilities, continuum care facilities, day care centers, schools, hospitals or other healthcare related facilities, manufactured housing properties, warehouse facilities, mini-warehouse facilities, self-storage facilities, distribution centers, transportation centers, industrial plants, parking facilities, entertainment and/or recreation facilities, mixed use properties and/or unimproved land.

      The multifamily properties may include mixed commercial and residential structures, apartment buildings owned by private cooperative housing corporations ("COOPERATIVES"), and shares of the Cooperative allocable to one or more dwelling units occupied by non-owner tenants or to vacant units. Each Mortgage will create a first priority or junior priority mortgage lien on a borrower's fee estate in a Mortgaged Property. If a Mortgage creates a lien on a borrower's leasehold estate in a property, then, unless otherwise specified in the related prospectus supplement, the term of that leasehold will exceed the term of the Mortgage Note by at least two years. Unless otherwise specified in the related prospectus supplement, a person other than the Depositor will have originated each mortgage loan, and the originator may be or may have been an affiliate of the Depositor.

      If so specified in the related prospectus supplement, mortgage assets for a series of certificates may include mortgage loans made on the security of real estate projects under construction. In that case, the related prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, the mortgage assets for a particular series of certificates may include mortgage loans that are delinquent or non-performing as of the date those certificates are issued. In that case, the related prospectus supplement will set forth, as to those mortgage loans, available information as to the period of the delinquency or non-performance of those loans, any forbearance arrangement then in effect, the condition of the related Mortgaged Property and the ability of the Mortgaged Property to generate income to service the mortgage debt.

      DEFAULT AND LOSS CONSIDERATIONS WITH RESPECT TO THE MORTGAGE LOANS. Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of that property (that is, its ability to generate income). Moreover, some or all of the mortgage loans included in a particular trust fund may be non-recourse loans, which means that, absent special facts, recourse in the case of default will be limited to the Mortgaged Property and those other assets, if any, that were pledged to secure repayment of the mortgage loan.

      Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the risk of default on that loan. Unless otherwise defined in the related prospectus supplement, the "Debt Service Coverage Ratio" of a mortgage loan at any given time is the ratio of (1) the Net Operating Income derived from the related Mortgaged Property for a twelve-month period or an annualized rent roll to (2) the annualized scheduled payments on the mortgage loan and any other loans senior thereto that are secured by the related Mortgaged Property. Unless otherwise defined in the related prospectus supplement, "Net Operating Income" means, for any given period, the total operating revenues derived from a Mortgaged Property during that period, minus the total operating expenses incurred in respect of that Mortgaged Property during that period other than

      o     non-cash items such as depreciation and amortization,

      o     capital expenditures, and

      o debt service on the related mortgage loan or on any other loans that are secured by that Mortgaged Property.

      The Net Operating Income of a Mortgaged Property will fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income (and, with respect to a mortgage loan secured by a Cooperative apartment building, maintenance payments from tenant-stockholders of a Cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain healthcare-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of a commercial property may depend substantially on the financial condition of the borrower or a tenant, and mortgage loans secured by liens on those properties may pose greater risks than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

      Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of Mortgaged Properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses ("NET LEASES"). However, the existence of these "net of expense" provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

      Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating risk of loss if a property must be liquidated following a default. Unless otherwise defined in the related prospectus supplement, the "Loan-to-Value Ratio" of a mortgage loan at any given time is the ratio (expressed as a percentage) of

      o the then outstanding principal balance of the mortgage loan and any other loans senior thereto that are secured by the related Mortgaged Property to

      o     the Value of the related Mortgaged Property.

      The "Value" of a Mortgaged Property is generally its fair market value determined in an appraisal or market study obtained by the originator at the origination of that loan. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a Mortgaged Property, and thus

      (a) the greater the incentive of the borrower to perform under the terms of the related mortgage loan (in order to protect its equity); and

      (b) the greater the cushion provided to the lender against loss on liquidation following a default.

      Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a Mortgaged Property as of the date of initial issuance of the related series of certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions, the real estate market and other factors described in this prospectus. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on

      o the market comparison method (which compares recent resale value of comparable properties at the date of the appraisal),

      o the cost replacement method which calculates the cost of replacing the property at that date,

      o the income capitalization method which projects value based upon the property's projected net cash flow, or

      o upon a selection from or interpolation of the values derived from those methods.

      Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

      While we believe that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, we cannot assure you that all of these factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See "RISK FACTORS--RISKS ASSOCIATED WITH CERTAIN MORTGAGE LOANS AND MORTGAGED PROPERTIES" and "--BORROWERS MAY BE UNABLE TO MAKE BALLOON PAYMENTS" in this prospectus.

      Payment Provisions of the Mortgage Loans. In general, each mortgage loan

      o will provide for scheduled payments of principal, interest or both, to be made on specified dates ("DUE DATES") that occur monthly, quarterly, semi-annually or annually,

      o may provide for no accrual of interest or for accrual of interest at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed interest rate, or from a fixed to an adjustable interest rate,

      o may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events, and may permit negative amortization,

      o may be fully amortizing or partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date, and

      o may prohibit over its term or for a certain period prepayments (the period of that prohibition, a "Lock-out Period" and its date of expiration, a "Lock-out Date") and/or require payment of a premium or a yield maintenance penalty (a "PREPAYMENT PREMIUM") in connection with certain prepayments, in each case as described in the related prospectus supplement.

      A mortgage loan may also contain a provision that entitles the lender to a share of appreciation of the related Mortgaged Property, or profits realized from the operation or disposition of that Mortgaged Property or the benefit, if any, resulting from the refinancing of the mortgage loan (this provision, an "EQUITY PARTICIPATION"), as described in the related prospectus supplement. If holders of any class or classes of offered certificates of a series will be entitled to all or a portion of an Equity Participation in addition to payments of interest on and/or principal of those offered certificates, the related prospectus supplement will describe the Equity Participation and the method or methods by which distributions will be made to holders of those certificates.

      MORTGAGE LOAN INFORMATION IN PROSPECTUS SUPPLEMENTS. Each prospectus supplement will contain certain information pertaining to the mortgage loans in the related trust fund, which will generally be current as of a date specified in the related prospectus supplement and which, to the extent then applicable and specifically known to the Depositor, will include the following:

      o the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans,

      o the type or types of property that provide security for repayment of the mortgage loans,

      o the earliest and latest origination date and maturity date of the mortgage loans,

      o the original and remaining terms to maturity of the mortgage loans, or the respective ranges of remaining terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans,

      o the original Loan-to-Value Ratios of the mortgage loans, or the range of the Loan-to-Value Ratios, and the weighted average original Loan-to-Value Ratio of the mortgage loans,

      o the interest rates borne by the mortgage loans, or range of the interest rates, and the weighted average interest rate borne by the mortgage loans,

      o with respect to mortgage loans with adjustable mortgage interest rates ("ARM LOANS"), the index or indices upon which those adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the ARM Loan,

      o information regarding the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions, Lock-out Periods and Prepayment Premiums,

      o the Debt Service Coverage Ratios of the mortgage loans (either at origination or as of a more recent date), or the range of the Debt Service Coverage Ratios, and the weighted average of the Debt Service Coverage Ratios, and

      o the geographic distribution of the Mortgaged Properties on a state-by-state basis.

      In appropriate cases, the related prospectus supplement will also contain certain information available to the Depositor that pertains to the provisions of leases and the nature of tenants of the Mortgaged Properties. If we are unable to tabulate the specific information described above at the time offered certificates of a series are initially offered, we will provide more general information of the nature described above in the related prospectus supplement, and specific information will be set forth in a report which we will make available to purchasers of those certificates at or before the initial issuance of the certificates and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days following that issuance.

MBS

      MBS may include:

      o private (that is, not guaranteed or insured by the United States or any agency or instrumentality of the United States) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities, or

      o certificates insured or guaranteed by the Federal Home Loan Mortgage Corporation ("FHLMC"), the Federal National Mortgage Association ("FNMA"), the Governmental National Mortgage Association ("GNMA") or the Federal Agricultural Mortgage Corporation ("FAMC") provided that, unless otherwise specified in the related prospectus supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

      Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement (an "MBS AGREEMENT"). The issuer of the MBS (the "MBS ISSUER") and/or the servicer of the underlying mortgage loans (the "MBS SERVICER") will have entered into the MBS Agreement, generally with a trustee (the "MBS TRUSTEE") or, in the alternative, with the original purchaser or purchasers of the MBS.

      The MBS may have been issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. The MBS Issuer, the MBS Servicer or the MBS Trustee will make distributions in respect of the MBS on the dates specified in the related prospectus supplement. The MBS Issuer or the MBS Servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

      Reserve funds, subordination or other credit support similar to that described for the certificates under "Description of Credit Support" may have been provided with respect to the MBS. The type, characteristics and amount of credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

      The prospectus supplement for a series of certificates that evidence interests in MBS will specify, to the extent available:

      o the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the trust fund,

      o the original and remaining term to stated maturity of the MBS, if applicable,

      o the pass-through or bond rate of the MBS or the formula for determining the rates,

      o     the payment characteristics of the MBS,

      o     the MBS Issuer, MBS Servicer and MBS Trustee, as applicable,

      o     a description of the credit support, if any,

      o the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity,

      o the terms on which mortgage loans may be substituted for those originally underlying the MBS,

      o the type of mortgage loans underlying the MBS and, to the extent available to the Depositor and appropriate under the circumstances, the other information in respect of the underlying mortgage loans described under "--MORTGAGE LOANS--MORTGAGE LOAN INFORMATION IN PROSPECTUS SUPPLEMENTS" above, and


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

      o the characteristics of any cash flow agreements that relate to the MBS.

      If specified in the prospectus supplement for a series of certificates, a trust fund may contain one or more MBS issued by the Depositor that each represent an interest in one or more mortgage loans. The prospectus supplement for a series will contain the disclosure concerning the MBS described in the preceding paragraph and, in particular, will disclose such mortgage loans appropriately in light of the percentage of the aggregate principal balance of all assets represented by the principal balance of the MBS.

CERTIFICATE ACCOUNTS

      Each trust fund will include one or more certificate accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in that prospectus supplement, deposit all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and funds held in a certificate account may be held as cash or invested in certain obligations acceptable to each rating agency rating one or more classes of the related series of offered certificates.

CREDIT SUPPORT

      If so provided in the prospectus supplement for a series of certificates, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of that series in the form of subordination of one or more other classes of certificates of that series or by one or more other types of credit support, such as letters of credit, overcollateralization, insurance policies, guarantees, surety bonds or reserve funds, or a combination of them. The amount and types of credit support, the identification of the entity providing it (if applicable) and related information with respect to each type of credit support, if any, will be set forth in the prospectus supplement for a series of certificates. See "RISK FACTORS--CREDIT SUPPORT LIMITATIONS" and "DESCRIPTION OF CREDIT SUPPORT" in this prospectus.

CASH FLOW AGREEMENTS

      If so provided in the prospectus supplement for a series of certificates, the related trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for those series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, or currency exchange agreements, which agreements are designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets on one or more classes of certificates. The principal terms of a guaranteed investment contract or other agreement (any of these agreements, a "CASH FLOW AGREEMENT"), and the identity of the Cash Flow Agreement obligor, will be described in the prospectus supplement for a series of certificates.

                        YIELD AND MATURITY CONSIDERATIONS

GENERAL

      The yield on any offered certificate will depend on the price you paid, the fixed, variable or adjustable pass-through interest rate of the certificate and the amount and timing of distributions on the certificate. See "RISK FACTORS--PREPAYMENT CONSIDERATIONS; VARIABILITY IN AVERAGE LIFE OF OFFERED CERTIFICATES; SPECIAL YIELD CONSIDERATIONS" in this prospectus. The following discussion contemplates a trust fund that consists solely of mortgage loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust fund includes MBS, the related prospectus supplement will discuss the effect that the MBS payment characteristics may have on the yield to maturity and weighted average lives of the offered certificates of the related series.

PASS-THROUGH RATE

      The certificates of any class within a series may have a fixed, variable or adjustable pass-through interest rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund. The prospectus supplement with respect to any series of certificates will specify the pass-through interest rate for each class of offered certificates of that series or, in the case of a class of offered certificates with a variable or adjustable pass-through interest rate, the method of determining the pass-through interest rate; the effect, if any, of the prepayment of any mortgage loan on the pass-through interest rate of one or more classes of offered certificates; and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

PAYMENT DELAYS

      With respect to any series of certificates, a period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the distribution date on which those payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on those mortgage loans were distributed to certificateholders on or near the date they were due.

CERTAIN SHORTFALLS ON COLLECTIONS OF INTEREST

      When a principal prepayment in full or in part is made on a mortgage loan, the borrower is generally charged interest on the amount of that prepayment only through the date of prepayment, instead of through the Due Date for the next succeeding scheduled payment. However, interest accrued on any series of certificates and distributable on them on any distribution date will generally correspond to interest accrued on the mortgage loans to their respective Due Dates during the related Due Period. Unless otherwise specified in the prospectus supplement for a series of certificates, a "Due Period" is a specified time period generally corresponding in length to the time period between distribution dates, and all scheduled payments on the mortgage loans in the related trust fund that are due during a given Due Period will, to the extent received by a specified date (the "DETERMINATION DATE") or otherwise advanced by the related master servicer or other specified person, be distributed to the holders of the certificates of that series on the next succeeding distribution date. Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but that prepayment is not accompanied by interest on it to the Due Date for that mortgage loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less (that shortfall, a "PREPAYMENT INTEREST SHORTFALL") than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. If that shortfall is allocated to a class of offered certificates, their yield will be adversely affected.

The prospectus supplement for each series of certificates will describe the manner in which those shortfalls will be allocated among the classes of those certificates. If so specified in the prospectus supplement for a series of certificates, the master servicer for that series will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of those shortfalls. The related prospectus supplement will also describe any other amounts available to offset those shortfalls. See "DESCRIPTION OF THE POOLING AGREEMENTS--SERVICING COMPENSATION AND PAYMENT OF EXPENSES" in this prospectus.

YIELD AND PREPAYMENT CONSIDERATIONS

      A certificate's yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation of principal to reduce the principal balance (or notional amount, if applicable) of that certificate. The rate of principal payments on the mortgage loans in any trust fund will in turn be affected by the amortization schedules of the mortgage loans (which, in the case of ARM Loans, may change periodically to accommodate adjustments to their mortgage interest rates), the dates on which any balloon payments are due, and the rate of principal prepayments on them (including for this purpose, prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of mortgage loans out of the related trust fund). Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as described more fully below), we cannot assure you as to that rate.

      The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on those certificates, or, in the case of a class of interest-only certificates, result in the reduction of its notional amount. An investor should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust fund could result in an actual yield to that investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on those mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield. In addition, if an investor purchases an offered certificate at a discount (or premium), and principal payments are made in reduction of the principal balance or notional amount of that investor's offered certificates at a rate slower (or faster) than the rate anticipated by the investor during any particular period, the consequent adverse effects on that investor's yield would not be fully offset by a subsequent like increase (or decrease) in the rate of principal payments.

      A class of certificates, including a class of offered certificates, may provide that on any distribution date the holders of those certificates are entitled to a pro rata share of the prepayments on the mortgage loans in the related trust fund that are distributable on that date, to a disproportionately large share (which, in some cases, may be all) of those prepayments, or to a disproportionately small share (which, in some cases, may be none) of those prepayments. As described in the related prospectus supplement, the respective entitlements of the various classes of certificates of any series to receive distributions in respect of payments (and, in particular, prepayments) of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events, such as, the retirement of one or more classes of certificates of that series, or subject to certain contingencies, such as, prepayment and default rates with respect to those mortgage loans.

      In general, the notional amount of a class of interest-only certificates will either (1) be based on the principal balances of some or all of the mortgage assets in the related trust fund or (2) equal the principal balances of one or more of the other classes of certificates of the same series. Accordingly, the yield on those interest-only certificates will be inversely related to the rate at which payments and other collections of principal are received on those mortgage assets or distributions are made in reduction of the principal balances of those classes of certificates, as the case may be.

      Consistent with the foregoing, if a class of certificates of any series consists of interest-only certificates or principal-only certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in principal-only certificates, and a higher than anticipated rate of principal prepayments on those mortgage loans will negatively affect the yield to investors in interest-only certificates. If the offered certificates of a series include those certificates, the related prospectus supplement will include a table showing the effect of various assumed levels of prepayment on yields on those certificates. Those tables will be intended to illustrate the sensitivity of yields to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

      We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the mortgage loans in any trust fund may be affected by a factors such as:

      o     the availability of mortgage credit,

      o the relative economic vitality of the area in which the Mortgaged Properties are located,

      o     the quality of management of the Mortgaged Properties,

      o     the servicing of the mortgage loans,

      o     possible changes in tax laws and other opportunities for investment,

      o     the existence of Lock-out Periods,

      o requirements that principal prepayments be accompanied by Prepayment Premiums, and

      o     by the extent to which these provisions may be practicably enforced.

      The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage loan's interest rate, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the mortgage interest rates on the ARM Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either (1) converting to a fixed rate loan and thereby "locking in" that rate or (2) taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

      Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Properties, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits. We will make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of those factors, as to the percentage of the principal balance of the mortgage loans that will be paid as of any date or as to the overall rate of prepayment on the mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

      The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of that series. Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

      The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the related trust fund), is paid to that class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

      Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

      The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of those series and the percentage of the initial principal balance of each class that would be outstanding on specified distribution dates based on the assumptions stated in that prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at other rates specified in that prospectus supplement. Those tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

CONTROLLED AMORTIZATION CLASSES AND COMPANION CLASSES

      A series of certificates may include one or more controlled amortization classes, which will entitle the holders of those certificates to receive principal distributions according to a specified principal payment schedule, which schedule is supported by creating priorities, as described in the related prospectus supplement, to receive principal payments from the mortgage loans in the related trust fund. Unless otherwise specified in the related prospectus supplement, each controlled amortization class will either be a planned amortization class or a targeted amortization class. In general, a planned amortization class has a "prepayment collar", that is, a range of prepayment rates that can be sustained without disruption, that determines the principal cash flow of those certificates. That prepayment collar is not static, and may expand or contract after the issuance of the planned amortization class depending on the actual prepayment experience for the underlying mortgage loans. Distributions of principal on a planned amortization class would be made in accordance with the specified schedule so long as prepayments on the underlying mortgage loans remain at a relatively constant rate within the prepayment collar and, as described below, companion classes exist to absorb "excesses" or "shortfalls" in principal payments on the underlying mortgage loans. If the rate of prepayment on the underlying mortgage loans from time to time falls outside the prepayment collar, or fluctuates significantly within the prepayment collar, especially for any extended period of time, that event may have material consequences in respect of the anticipated weighted average life and maturity for a planned amortization class. A targeted amortization class is structured so that principal distributions generally will be payable on it in accordance with its specified principal payments schedule so long as the rate of prepayments on the related mortgage assets remains relatively constant at the particular rate used in establishing that schedule. A targeted amortization class will generally afford the holders of those certificates some protection against early retirement or some protection against an extended average life, but not both.

      Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given pool of mortgage assets does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more particularly described in the related prospectus supplement, a companion class will entitle the holders of those certificates to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and will entitle the holders of those certificates to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. A class of certificates that entitles the holders of those certificates to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund enhances the risk of early retirement of that class, or call risk, if the rate of prepayment is relatively fast; while a class of certificates that entitles the holders of those certificates to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund enhances the risk of an extended average life of that class, or extension risk, if the rate of prepayment is relatively slow. Thus, as described in the related prospectus supplement, a companion class absorbs some (but not all) of the "call risk" and/or "extension risk" that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

      BALLOON PAYMENTS; EXTENSIONS OF MATURITY. Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that mortgage loans that require balloon payments may default at maturity, or that the maturity of that mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the master servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of your certificates and, if those certificates were purchased at a discount, reduce your yield.

      NEGATIVE AMORTIZATION. The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur. A mortgage loan that provides for the payment of interest calculated at a rate lower than the rate at which interest accrues on it would be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series. In addition, negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series. The portion of any mortgage loan negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable on them, which deferred interest may be added to the principal balance of the certificates. Accordingly, the weighted average lives of mortgage loans that permit negative amortization and that of the classes of certificates to which the negative amortization would be allocated or that would bear the effects of a slower rate of amortization on those mortgage loans, may increase as a result of that feature.

      Negative amortization also may occur in respect of an ARM Loan that limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate, provides that its scheduled payment will adjust less frequently than its mortgage interest rate or provides for constant scheduled payments notwithstanding adjustments to its mortgage interest rate. Accordingly, during a period of declining interest rates, the scheduled payment on that mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate, thereby resulting in the accelerated amortization of that mortgage loan. This acceleration in amortization of its principal balance will shorten the weighted average life of that mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on that mortgage loan.

      The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization, will depend upon (1) whether that offered certificate was purchased at a premium or a discount and (2) the extent to which the payment characteristics of those mortgage loans delay or accelerate the distributions of principal on that certificate or, in the case of an interest-only certificate, delay or accelerate the amortization of the notional amount of that certificate. See "--YIELD AND PREPAYMENT CONSIDERATIONS" above.

      FORECLOSURES AND PAYMENT PLANS. The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

      LOSSES AND SHORTFALLS ON THE MORTGAGE ASSETS. The yield on your certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of those losses and shortfalls. In general, the earlier that any loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects of the shortfall.

      The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by a reduction in the entitlements to interest and/or principal balances of one or more classes of certificates, or by establishing a priority of payments among those classes of certificates.

      The yield to maturity on a class of Subordinate Certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust fund.

      ADDITIONAL CERTIFICATE AMORTIZATION. In addition to entitling the holders of one or more classes of a series of certificates to a specified portion, which may during specified periods range from none to all, of the principal payments received on the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of those series, may provide for distributions of principal of those certificates from (1) amounts attributable to interest accrued but not currently distributable on one or more classes of accrual certificates,

      (2) Excess Funds or (3) any other amounts described in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, "Excess Funds" will, in general, represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent (1) interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently accrued on the certificates of that series, or (2) Prepayment Premiums, payments from Equity Participations or any other amounts received on the mortgage assets in the related trust fund that do not constitute interest on, or principal of, those certificates.

      The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of those certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of those sources would have any material effect on the rate at which those certificates are amortized.

      OPTIONAL EARLY TERMINATION. If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the related prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, the specified party may be authorized or required to solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of those mortgage assets to retire that class or classes, as set forth in the related prospectus supplement. In the absence of other factors, any early retirement of a class of offered certificates would shorten the weighted average life of those certificates and, if those certificates were purchased at premium, reduce the yield on those certificates.

                                  THE DEPOSITOR

      GE Commercial Mortgage Corporation, the Depositor, is a Delaware corporation organized on January 17, 2003. The Depositor is a wholly-owned subsidiary of General Electric Capital Corporation. All outstanding common stock of General Electric Capital Corporation is owned by General Electric Capital Services, Inc., the common stock of which is in turn wholly owned directly or indirectly by General Electric Company. The Depositor maintains its principal office at 292 Long Ridge Road, Stamford, Connecticut 06927. Its telephone number is (203) 357-4000. The Depositor does not have, nor is it expected in the future to have, any significant assets.

                                USE OF PROCEEDS

      We will apply the net proceeds to be received from the sale of the certificates of any series to the purchase of Trust Assets or use the net proceeds for general corporate purposes. We expect to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets we have acquired, prevailing interest rates, availability of funds and general market conditions.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

      Each series of certificates will represent the entire beneficial ownership interest in a trust fund. As described in the related prospectus supplement, the certificates of each series, including the offered certificates of that series, may consist of one or more classes of certificates that, among other things:

      o provide for the accrual of interest on the certificates at a fixed, variable or adjustable rate;

      o are senior (collectively, "SENIOR CERTIFICATES") or subordinate (collectively, "SUBORDINATE CERTIFICATES") to one or more other classes of certificates in entitlement to certain distributions on the certificates;

      o are principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest;

      o are interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal;

      o provide for distributions of interest on, or principal of, those certificates that commence only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of that series;

      o provide for distributions of principal of those certificates to be made, from time to time or for designated periods, at a rate that is faster, and, in some cases, substantially faster, or slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

      o provide for controlled distributions of principal of those certificates to be made based on a specified payment schedule or other methodology, subject to available funds; or

      o provide for distributions based on collections of Prepayment Premiums and Equity Participations on the mortgage assets in the related trust fund.

      Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of certain classes of interest-only certificates or Residual Certificates, notional amounts or percentage interests, specified in the related prospectus supplement. As provided in the related prospectus supplement, one or more classes of offered certificates of any series may be issued in fully registered, definitive form (those certificates, "DEFINITIVE CERTIFICATES") or may be offered in book-entry format (those certificates, "Book-Entry Certificates") through the facilities of The Depository Trust Company ("DTC"). The offered certificates of each series (if issued as Definitive Certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection therewith. Interests in a class of Book-Entry Certificates will be transferred on the book-entry records of DTC and its participating organizations. See "RISK FACTORS--LIMITED LIQUIDITY OF YOUR CERTIFICATES" and "--BOOK-ENTRY SYSTEM FOR CERTAIN CLASSES MAY DECREASE LIQUIDITY AND DELAY PAYMENT" in this prospectus.

DISTRIBUTIONS

      Distributions on the certificates of each series will be made on each distribution date as specified in the related prospectus supplement from the Available Distribution Amount for that series and that distribution date. Unless otherwise provided in the related prospectus supplement, the "Available Distribution Amount" for any series of certificates and any distribution date will refer to the total of all payments or other collections on or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the holders of certificates of that series on that date. The particular components of the Available Distribution Amount for any series on each distribution date will be more specifically described in the related prospectus supplement.

      Except as otherwise specified in the related prospectus supplement, distributions on the certificates of each series, other than the final distribution in retirement of that certificate, will be made to the persons in whose names those certificates are registered at the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs (the "RECORD DATE"), and the amount of each distribution will be determined as of the close of business on the Determination Date specified in the related prospectus supplement. All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in that class. Payments will be made either by wire transfer in immediately available funds to your account at a bank or other entity having appropriate facilities for the transfer, if you have provided the person required to make those payments with wiring instructions no later than the date specified in the related prospectus supplement (and, if so provided in the related prospectus supplement, that you hold certificates in the amount or denomination specified in the prospectus supplement), or by check mailed to the address of that certificateholder as it appears on the certificate register; provided, however, that the final distribution in retirement of any class of certificates (whether Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of those certificates at the location specified in the notice to certificateholders of the final distribution.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

      Each class of certificates of each series, other than certain classes of principal-only certificates and Residual Certificates that have no pass-through interest rate, may have a different pass-through interest rate, which in each case may be fixed, variable or adjustable. The related prospectus supplement will specify the pass-through interest rate or, in the case of a variable or adjustable pass-through interest rate, the method for determining the pass-through interest rate, for each class. Unless otherwise specified in the related prospectus supplement, interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

      Distributions of interest in respect of any class of certificates (other than certain classes of certificates that will be entitled to distributions of accrued interest commencing only on the distribution date, or under the circumstances, specified in the related prospectus supplement ("ACCRUAL CERTIFICATES"), and other than any class of principal-only certificates or Residual Certificates which are not entitled to distributions of interest) will be made on each distribution date based on the Accrued Certificate Interest for that class and that distribution date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to that class on that distribution date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on that class will be added to the principal balance of those certificates on each distribution date. With respect to each class of certificates, other than certain classes of interest-only certificates and certain classes of residual certificates, the "Accrued Certificate Interest" for each distribution date will be equal to interest at the applicable pass-through interest rate accrued for a specified time period generally corresponding in length to the time period between distribution dates, on the outstanding principal balance of that class of certificates immediately prior to that distribution date.

      Unless otherwise provided in the related prospectus supplement, the Accrued Certificate Interest for each distribution date on a class of interest-only certificates will be similarly calculated except that it will accrue on a notional amount that is either (1) based on the principal balances of some or all of the mortgage assets in the related trust fund, (2) equal to the principal balances of one or more other classes of certificates of the same series or (3) an amount or amounts specified in the applicable prospective supplement. Reference to a notional amount with respect to a class of interest-only certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal. If so specified in the related prospectus supplement, the amount of Accrued Certificate Interest that is otherwise distributable on, or, in the case of Accrual Certificates, that may otherwise be added to the principal balance of, one or more classes of the certificates of a series will be reduced to the extent that any Prepayment Interest Shortfalls, as described under "YIELD AND MATURITY CONSIDERATIONS--CERTAIN SHORTFALLS IN COLLECTIONS OF INTEREST" in this prospectus, exceed the amount of any sums that are applied to offset the amount of those shortfalls. The particular manner in which those shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the principal balance of) a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. Unless otherwise provided in the related prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to that class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund will result in a corresponding increase in the principal balance of that class. See "RISK FACTORS--PREPAYMENT CONSIDERATIONS; VARIABILITY IN AVERAGE LIFE OF OFFERED CERTIFICATES; SPECIAL YIELD CONSIDERATIONS" and "YIELD AND MATURITY CONSIDERATIONS" in this prospectus.

DISTRIBUTIONS OF PRINCIPAL ON THE CERTIFICATES

      Each class of certificates of each series, other than certain classes of interest-only certificates and Residual Certificates, will have a principal balance which, at any time, will equal the then maximum amount that the holders of certificates of that class will be entitled to receive in respect of principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The outstanding principal balance of a class of certificates will be reduced by distributions of principal made on the certificates from time to time and, if so provided in the related prospectus supplement, further by any losses incurred in respect of the related mortgage assets allocated thereto from time to time. In turn, the outstanding principal balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets being allocated to that class from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the distribution date on which distributions of interest on the certificates are required to commence, by the amount of any Accrued Certificate Interest in respect of those certificates (reduced as described above). The initial principal balance of each class of a series of certificates will be specified in the related prospectus supplement. As described in the related prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of that series entitled thereto until the principal balances of those certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster, and, in some cases, substantially faster, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may not commence until the occurrence of certain events, including the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to one or more classes of certificates may be contingent on the specified principal payment schedule for another class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Unless otherwise specified in the related prospectus supplement, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of that class.

DISTRIBUTIONS ON THE CERTIFICATES IN RESPECT OF PREPAYMENT PREMIUMS OR IN RESPECT OF EQUITY PARTICIPATIONS

      If so provided in the related prospectus supplement, Prepayment Premiums or payments in respect of Equity Participations received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series entitled thereto in accordance with the provisions described in that prospectus supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

      The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by a reduction in the entitlements to interest and/or principal balances of one or more classes of certificates, or by establishing a priority of payments among those classes of certificates.

ADVANCES IN RESPECT OF DELINQUENCIES

      If provided in the related prospectus supplement, if a trust fund includes mortgage loans, the master servicer, a special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each distribution date, from its or their own funds or from excess funds held in the related certificate account that are not part of the Available Distribution Amount for the related series of certificates for that distribution date, an amount up to the aggregate of any payments of principal, other than any balloon payments, and interest that were due on or in respect of those mortgage loans during the related Due Period and were delinquent on the related Determination Date.

      Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity's own funds will be reimbursable out of related recoveries on the mortgage loans, including amounts received under any instrument of credit support, respecting which those advances were made (as to any mortgage loan, "RELATED PROCEEDS") and those other specific sources as may be identified in the related prospectus supplement, including in the case of a series that includes one or more classes of Subordinate Certificates, collections on other mortgage loans in the related trust fund that would otherwise be distributable to the holders of one or more classes of those Subordinate Certificates. No advance will be required to be made by a master servicer, special servicer or trustee if, in the good faith judgment of the master servicer, special servicer or trustee, as the case may be, that advance would not be recoverable from Related Proceeds or another specifically identified source (each, a "NONRECOVERABLE ADVANCE"); and, if previously made by a master servicer, special servicer or trustee, a Nonrecoverable Advance will be reimbursable to the advancing party from any amounts in the related certificate account prior to any distributions being made to the related series of certificateholders.

      If advances have been made by a master servicer, special servicer, trustee or other entity from excess funds in a certificate account, the advancing party will be required to replace those funds in that certificate account on any future distribution date to the extent that funds in that certificate account on that distribution date are less than payments required to be made to the related series of certificateholders on that date. If so specified in the related prospectus supplement, the obligation of a master servicer, special servicer, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of a surety bond, and the identity of any obligor on that surety bond, will be set forth in the related prospectus supplement.

      If so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on those advances for the period that those advances are outstanding at the rate specified in that prospectus supplement, and that entity will be entitled to payment of that interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to the related series of certificateholders or as otherwise described in the prospectus supplement.

      The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any comparable advancing obligation.

REPORTS TO CERTIFICATEHOLDERS

      On each distribution date, together with the distribution to the holders of each class of the offered certificates of a series, a master servicer or trustee, as provided in the related prospectus supplement, will forward to each holder a statement (a "DISTRIBUTION DATE STATEMENT") that, unless otherwise provided in the related prospectus supplement, will set forth, among other things, in each case to the extent applicable:

      o the amount of that distribution to holders of that class of offered certificates that was applied to reduce the principal balance of those certificates, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

      o the amount of that distribution to holders of that class of offered certificates that is allocable to Accrued Certificate Interest, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

      o the amount, if any, of that distribution to holders of that class of offered certificates that is allocable to (A) Prepayment Premiums and (B) payments on account of Equity Participations, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

      o the amount, if any, by which that distribution is less than the amounts to which holders of that class of offered certificates are entitled;

      o if the related trust fund includes mortgage loans, the aggregate amount of advances included in that distribution;

      o if the related trust fund includes mortgage loans, the amount of servicing compensation received by the related master servicer (and, if payable directly out of the related trust fund, by any special servicer and any sub-servicer) and other customary information as the reporting party deems necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

      o information regarding the aggregate principal balance of the related mortgage assets on or about that distribution date;

      o if the related trust fund includes mortgage loans, information regarding the number and aggregate principal balance of those mortgage loans that are delinquent in varying degrees;

      o if the related trust fund includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to those mortgage loans during the specified period, generally equal in length to the time period between distribution dates, during which prepayments and other unscheduled collections on the mortgage loans in the related trust fund must be received in order to be distributed on a particular distribution date;

      o the principal balance or notional amount, as the case may be, of each class of certificates (including any class of certificates not offered hereby) at the close of business on that distribution date, separately identifying any reduction in that principal balance or notional amount due to the allocation of any losses in respect of the related mortgage assets, any increase in that principal balance or notional amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the principal balance of a class of Accrual Certificates, if any, in the event that Accrued Certificate Interest has been added to that balance;

      o if the class of offered certificates has a variable pass-through interest rate or an adjustable pass-through interest rate, the pass-through interest rate applicable to that class for that distribution date and, if determinable, for the next succeeding distribution date;

      o the amount deposited in or withdrawn from any reserve fund on that distribution date, and the amount remaining on deposit in that reserve fund as of the close of business on that distribution date;

      o if the related trust fund includes one or more instruments of credit support, like a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under that instrument as of the close of business on that distribution date; and

      o to the extent not otherwise reflected through the information furnished as described above, the amount of credit support being afforded by any classes of Subordinate Certificates.

      The prospectus supplement for each series of certificates may describe additional information to be included in reports to the holders of the offered certificates of that series.

      Within a reasonable period of time after the end of each calendar year, the master servicer or trustee for a series of certificates, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate of that series a statement containing the information set forth in the first three categories described above, aggregated for that calendar year or the applicable portion of that year during which that person was a certificateholder. This obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Internal Revenue Code of 1986, as amended (the "CODE"), as are from time to time in force. See, however, "DESCRIPTION OF THE CERTIFICATES--BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES" in this prospectus.

      If the trust fund for a series of certificates includes MBS, the ability of the related master servicer or trustee, as the case may be, to include in any Distribution Date Statement information regarding the mortgage loans underlying that MBS will depend on the reports received with respect to that MBS. In those cases, the related prospectus supplement will describe the loan-specific information to be included in the distribution date statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them.

VOTING RIGHTS

      The voting rights evidenced by each series of certificates will be allocated among the respective classes of that series in the manner described in the related prospectus supplement.

      Certificateholders will generally not have a right to vote, except with respect to required consents to certain amendments to the agreement pursuant to which the certificates are issued and as otherwise specified in the related prospectus supplement. See "DESCRIPTION OF THE POOLING AGREEMENTS--AMENDMENT" in this prospectus. The holders of specified amounts of certificates of a particular series will have the right to act as a group to remove the related trustee and also upon the occurrence of certain events which if continuing would constitute an event of default on the part of the related master servicer. See "DESCRIPTION OF THE POOLING AGREEMENTS--EVENTS OF DEFAULT", "--RIGHTS UPON EVENT OF DEFAULT" and "--RESIGNATION AND REMOVAL OF THE TRUSTEE" in this prospectus.

TERMINATION

      The obligations created by the pooling and servicing or other agreement creating a series of certificates will terminate following:

      o the final payment or other liquidation of the last mortgage asset underlying the series or the disposition of all property acquired upon foreclosure of any mortgage loan underlying the series, and

      o the payment to the certificateholders of the series of all amounts required to be paid to them.

      Written notice of termination will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of that series at the location to be specified in the notice of termination.

      If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the prospectus supplement, in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the prospectus supplement may be authorized or required to bid for or solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of those mortgage assets to retire those class or classes, in the manner set forth in the prospectus supplement.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

      If so provided in the prospectus supplement for a series of certificates, one or more classes of the offered certificates of that series will be offered in book-entry format through the facilities of The Depository Trust Company, and that class will be represented by one or more global certificates registered in the name of DTC or its nominee.

      DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("PARTICIPANTS") and facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. "Direct Participants", which maintain accounts with DTC, include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system also is available to others like banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("INDIRECT PARTICIPANTS").

      Purchases of Book-Entry Certificates under the DTC system must be made by or through Direct Participants, which will receive a credit for the Book-Entry Certificates on DTC's records. The ownership interest of each actual purchaser of a Book-Entry Certificate (a "CERTIFICATE OWNER") is in turn to be recorded on the Direct and Indirect Participants' records. Certificate Owners will not receive written confirmation from DTC of their purchases, but Certificate Owners are expected to receive written confirmations providing details of those transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which each Certificate Owner entered into the transaction. Transfers of ownership interest in the Book-Entry Certificates are to be accomplished by entries made on the books of Participants acting on behalf of Certificate Owners. Certificate Owners will not receive certificates representing their ownership interests in the Book-Entry Certificates, except in the event that use of the book-entry system for the Book-Entry Certificates of any series is discontinued as described below.

      DTC has no knowledge of the actual Certificate Owners of the Book-Entry Certificates; DTC's records reflect only the identity of the Direct Participants to whose accounts those certificates are credited, which may or may not be the Certificate Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

      Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

      Distributions on the Book-Entry Certificates will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on that date. Disbursement of those distributions by Participants to Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of that Participant (and not of DTC, the Depositor or any trustee or master servicer), subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, Certificate Owners may receive payments after the related distribution date.

      Unless otherwise provided in the related prospectus supplement, the only certificateholder of record will be the nominee of DTC, and the Certificate Owners will not be recognized as certificateholders under the agreement pursuant to which the certificates are issued. Certificate Owners will be permitted to exercise the rights of certificateholders under that agreement only indirectly through the Participants who in turn will exercise their rights through DTC. The Depositor is informed that DTC will take action permitted to be taken by a certificateholder under that agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry Certificates are credited.

      Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing that interest.

      Unless otherwise specified in the related prospectus supplement, certificates initially issued in book-entry form will be issued as Definitive Certificates to Certificate Owners or their nominees, rather than to DTC or its nominee, only if

      o the Depositor advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those certificates and the Depositor is unable to locate a qualified successor, or

      o the Depositor notifies DTC of its intent to terminate the book-entry system through DTC and, upon receipt of notice of such intent from DTC, the participants holding beneficial interests in the certificates agree to initiate such termination.

      Upon the occurrence of either of the events described above, DTC will be required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the certificate or certificates representing a class of Book-Entry Certificates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the Certificate Owners identified in those instructions the Definitive Certificates to which they are entitled, and thereafter the holders of those Definitive Certificates will be recognized as certificateholders of record under the related agreement pursuant to which the certificates are issued.

                      DESCRIPTION OF THE POOLING AGREEMENTS

GENERAL

      The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement (in either case, a "POOLING AGREEMENT"). In general, the parties to a Pooling Agreement will include the Depositor, a trustee, a master servicer and, in some cases, a special servicer appointed as of the date of the Pooling Agreement. However, a Pooling Agreement may include a Mortgage Asset Seller as a party, and a Pooling Agreement that relates to a trust fund that consists solely of MBS may not include a master servicer or other servicer as a party. All parties to each Pooling Agreement under which certificates of a series are issued will be identified in the related prospectus supplement. If so specified in the related prospectus supplement, an affiliate of the Depositor, or the Mortgage Asset Seller or an affiliate of the Mortgage Asset Seller, may perform the functions of master servicer or special servicer. Any party to a Pooling Agreement may own certificates.

      A form of a Pooling Agreement has been filed as an exhibit to the Registration Statement of which this prospectus is a part. However, the provisions of each Pooling Agreement will vary depending upon the nature of the certificates to be issued and the nature of the related trust fund. The following summaries describe certain provisions that may appear in a Pooling Agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related Pooling Agreement that materially differs from the description contained in this prospectus and, if the related trust fund includes MBS, will summarize all of the material provisions of the related Pooling Agreement. The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling Agreement for each series of certificates and the description of those provisions in the related prospectus supplement. We will provide a copy of the Pooling Agreement (without exhibits) that relates to any series of certificates without charge upon written request of a holder of a certificate of that series addressed to GE Commercial Mortgage Corporation, 292 Long Ridge Road, Stamford, Connecticut 06927, Attention:
President.

ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES

      At the time of issuance of any series of certificates, we will assign (or cause to be assigned) to the designated trustee the mortgage loans to be included in the related trust fund. The trustee will, concurrently with the assignment, deliver the certificates to or at the direction of the Depositor in exchange for the mortgage loans and the other assets to be included in the trust fund for that series. Each mortgage loan will be identified in a schedule. That schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include the address of the related Mortgaged Property and type of that property; the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; and the original and outstanding principal balance.

      With respect to each mortgage loan to be included in a trust fund, we will deliver (or cause to be delivered) to the related trustee (or to a custodian appointed by the trustee) certain loan documents which, unless otherwise specified in the related prospectus supplement, will include the original Mortgage Note endorsed, without recourse, to the order of the trustee, the original Mortgage, or a certified copy, in each case with evidence of recording indicated on it and an assignment of the Mortgage to the trustee in recordable form. Unless otherwise provided in the prospectus supplement for a series of certificates, the related Pooling Agreement will require us or another party to the agreement to promptly cause each assignment of Mortgage to be recorded in the appropriate public office for real property records. Notwithstanding the foregoing, with respect to any mortgage which has been recorded in the name of Mortgage Electronic Registration Systems, Inc. ("MERS") or its designee, no mortgage assignment in favor of the trustee will be required to be prepared or delivered.

Instead, the applicable servicers will be required to take all actions as are necessary to cause the applicable trust fund to be shown as the owner of the related mortgage loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

      The trustee (or a custodian appointed by the trustee) for a series of certificates will be required to review the mortgage loan documents delivered to it within a specified period of days after receipt of the mortgage loan documents, and the trustee (or that custodian) will hold those documents in trust for the benefit of the certificateholders of that series. Unless otherwise specified in the related prospectus supplement, if that document is found to be missing or defective, and that omission or defect, as the case may be, materially and adversely affects the interests of the certificateholders of the related series, the trustee (or that custodian) will be required to notify the master servicer and the Depositor, and one of those persons will be required to notify the relevant Mortgage Asset Seller. In that case, and if the Mortgage Asset Seller cannot deliver the document or cure the defect within a specified number of days after receipt of that notice, then, except as otherwise specified below or in the related prospectus supplement, the Mortgage Asset Seller will be obligated to repurchase the related mortgage loan from the trustee at a price that will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a Mortgage Asset Seller, in lieu of repurchasing a mortgage loan as to which there is missing or defective loan documentation, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of that series of certificates, to replace those mortgage loans with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy to holders of the certificates of any series or to the related trustee on their behalf for missing or defective loan documentation and neither the Depositor nor, unless it is the Mortgage Asset Seller, the master servicer will be obligated to purchase or replace a mortgage loan if a Mortgage Asset Seller defaults on its obligation to do so. Notwithstanding the foregoing, if a document has not been delivered to the related trustee (or to a custodian appointed by the trustee) because that document has been submitted for recording, and neither that document nor a certified copy, in either case with evidence of recording on it, can be obtained because of delays on the part of the applicable recording office, then, unless otherwise specified in the related prospectus supplement, the Mortgage Asset Seller will not be required to repurchase or replace the affected mortgage loan on the basis of that missing document so long as it continues in good faith to attempt to obtain that document or that certified copy.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

      Unless otherwise provided in the prospectus supplement for a series of certificates, the Depositor will, with respect to each mortgage loan in the related trust fund, make or assign, or cause to be made or assigned, certain representations and warranties (the person making those representations and warranties, the "WARRANTING PARTY") covering, by way of example:

      o the accuracy of the information set forth for that mortgage loan on the schedule of mortgage loans delivered upon initial issuance of the certificates;

      o the enforceability of the related Mortgage Note and Mortgage and the existence of title insurance insuring the lien priority of the related Mortgage;

      o the Warranting Party's title to the mortgage loan and the authority of the Warranting Party to sell the mortgage loan; and

      o     the payment status of the mortgage loan.

      It is expected that in most cases the Warranting Party will be the Mortgage Asset Seller; however, the Warranting Party may also be an affiliate of the Mortgage Asset Seller, the Depositor or an affiliate of the Depositor, the master servicer, a special servicer or another person acceptable to the Depositor.

The Warranting Party, if other than the Mortgage Asset Seller, will be identified in the related prospectus supplement.

      Unless otherwise provided in the related prospectus supplement, each Pooling Agreement will provide that the master servicer and/or trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the certificateholders of the related series. If that Warranting Party cannot cure that breach within a specified period following the date on which it was notified of the breach, then, unless otherwise provided in the related prospectus supplement, it will be obligated to repurchase that mortgage loan from the trustee at a price that will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a Warranting Party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of that series of certificates, to replace that mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy available to holders of the certificates of any series or to the related trustee on their behalf for a breach of representation and warranty by a Warranting Party and neither the Depositor nor the master servicer, in either case unless it is the Warranting Party, will be obligated to purchase or replace a mortgage loan if a Warranting Party defaults on its obligation to do so.

      In some cases, representations and warranties will have been made in respect of a mortgage loan as of a date prior to the date upon which the related series of certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, we will not include any mortgage loan in the trust fund for any series of certificates if anything has come to our attention that would cause us to believe that the representations and warranties made in respect of that mortgage loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the mortgage loans in any trust fund were made will be specified in the related prospectus supplement.

COLLECTION AND OTHER SERVICING PROCEDURES

      The master servicer for any trust fund, directly or through sub-servicers, will be required to make reasonable efforts to collect all scheduled payments under the mortgage loans in that trust fund, and will be required to follow the same collection procedures as it would follow with respect to mortgage loans that are comparable to the mortgage loans in that trust fund and held for its own account, provided those procedures are consistent with (1) the terms of the related Pooling Agreement and any related instrument of credit support included in that trust fund, (2) applicable law and (3) the servicing standard specified in the related Pooling Agreement and prospectus supplement (the "SERVICING STANDARD").

      The master servicer for any trust fund, directly or through sub-servicers, will also be required to perform as to the mortgage loans in that trust fund various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts, if required under the related Pooling Agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; negotiating modifications; conducting property inspections on a periodic or other basis; managing (or overseeing the management of) Mortgaged Properties acquired on behalf of that trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise (each, an "REO PROPERTY"); and maintaining servicing records relating to those mortgage loans. Unless otherwise specified in the related prospectus supplement, the master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support. See "DESCRIPTION OF CREDIT SUPPORT" in this prospectus.

SUB-SERVICERS

      A master servicer may delegate its servicing obligations in respect of the mortgage loans serviced thereby to one or more third-party servicers; provided that, unless otherwise specified in the related prospectus supplement, the master servicer will remain obligated under the related Pooling Agreement. A sub-servicer for any series of certificates may be an affiliate of the Depositor or master servicer. Unless otherwise provided in the related prospectus supplement, each sub-servicing agreement between a master servicer and a sub-servicer (a "SUB-SERVICING AGREEMENT") will provide that, if for any reason the master servicer is no longer acting in that capacity, the trustee or any successor master servicer may assume the master servicer's rights and obligations under that Sub-Servicing Agreement. A master servicer will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it at any time it considers removal to be in the best interests of certificateholders.

      Unless otherwise provided in the related prospectus supplement, a master servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the master servicer's compensation pursuant to the related Pooling Agreement is sufficient to pay those fees. Each sub-servicer will be reimbursed by the master servicer that retained it for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under a Pooling Agreement. See "--CERTIFICATE ACCOUNT" and "--SERVICING COMPENSATION AND PAYMENT OF EXPENSES" in this prospectus.

SPECIAL SERVICERS

      To the extent so specified in the related prospectus supplement, one or more special servicers may be a party to the related Pooling Agreement or may be appointed by the master servicer or another specified party.

      A special servicer for any series of certificates may be an affiliate of the Depositor or the master servicer. A special servicer may be entitled to any of the rights, and subject to any of the obligations, described in this prospectus in respect of a master servicer. The related prospectus supplement will describe the rights, obligations and compensation of any special servicer for a particular series of certificates. The master servicer will not be liable for the performance of a special servicer.

CERTIFICATE ACCOUNT

      GENERAL. The master servicer, the trustee and/or a special servicer will, as to each trust fund that includes mortgage loans, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on or in respect of those mortgage loans, which will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. A certificate account may be maintained as an interest-bearing or a non-interest-bearing account and the funds held in a certificate account may be invested pending each succeeding distribution date in United States government securities and other obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series ("PERMITTED INVESTMENTS"). Unless otherwise provided in the related prospectus supplement, any interest or other income earned on funds in a certificate account will be paid to the related master servicer, trustee or any special servicer as additional compensation. A certificate account may be maintained with the related master servicer, special servicer or Mortgage Asset Seller or with a depository institution that is an affiliate of any of the foregoing or of the Depositor, provided that it complies with applicable rating agency standards. If permitted by the applicable rating agency or agencies and so specified in the related prospectus supplement, a certificate account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or any special servicer or serviced by either on behalf of others.

      DEPOSITS. Unless otherwise provided in the related Pooling Agreement and described in the related prospectus supplement, a master servicer, trustee or special servicer will be required to deposit or cause to be deposited in the certificate account for each trust fund that includes mortgage loans, within a certain period following receipt (in the case of collections on or in respect of the mortgage loans) or otherwise as provided in the related Pooling Agreement, the following payments and collections received or made by the master servicer, the trustee or any special servicer subsequent to the cut-off date (other than payments due on or before the cut-off date):

      1. all payments on account of principal, including principal prepayments, on the mortgage loans;

      2. all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion retained by the master servicer or any special servicer as its servicing compensation or as compensation to the trustee;

      3. all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related mortgage loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the master servicer (or, if applicable, a special servicer) and/or the terms and conditions of the related Mortgage) (collectively, "INSURANCE AND CONDEMNATION PROCEEDS") and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired by foreclosure or otherwise ("LIQUIDATION PROCEEDS"), together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any Mortgaged Properties acquired by the trust fund through foreclosure or otherwise;

      4. any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates as described under "DESCRIPTION OF CREDIT SUPPORT" in this prospectus;

      5. any advances made as described under "DESCRIPTION OF THE CERTIFICATES--ADVANCES IN RESPECT OF DELINQUENCIES" in this prospectus;

      6. any amounts paid under any Cash Flow Agreement, as described under "DESCRIPTION OF THE TRUST FUNDS--CASH FLOW AGREEMENTS" in this prospectus;

      7. all proceeds of the purchase of any mortgage loan, or property acquired in respect of a mortgage loan, by the Depositor, any Mortgage Asset Seller or any other specified person as described under "--ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES" and "--REPRESENTATIONS AND WARRANTIES; REPURCHASES" in this prospectus, all proceeds of the purchase of any defaulted mortgage loan as described under "--REALIZATION UPON DEFAULTED MORTGAGE LOANS" in this prospectus, and all proceeds of any mortgage asset purchased as described under "DESCRIPTION OF THE CERTIFICATES-- TERMINATION" in this prospectus (all of the foregoing, also "LIQUIDATION PROCEEDS");

      8. any amounts paid by the master servicer to cover Prepayment Interest Shortfalls arising out of the prepayment of mortgage loans as described under "--SERVICING COMPENSATION AND PAYMENT OF EXPENSES" in this prospectus;

      9. to the extent that this item does not constitute additional servicing compensation to the master servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges, Prepayment Premiums or Equity Participations with respect to the mortgage loans;

      10. all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under "--HAZARD INSURANCE POLICIES" in this prospectus;

      11. any amount required to be deposited by the master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the certificate account; and

      12. any other amounts required to be deposited in the certificate account as provided in the related Pooling Agreement and described in the related prospectus supplement.

      WITHDRAWALS. Unless otherwise provided in the related Pooling Agreement and described in the related prospectus supplement, a master servicer, trustee or special servicer may make withdrawals from the certificate account for each trust fund that includes mortgage loans for any of the following purposes:

      1. to make distributions to the certificateholders on each distribution date;

      2. to pay the master servicer, the trustee or a special servicer any servicing fees not previously retained by them out of payments on the particular mortgage loans as to which those fees were earned;

      3. to reimburse the master servicer, a special servicer, the trustee or any other specified person for any unreimbursed amounts advanced by it as described under "DESCRIPTION OF THE CERTIFICATES--ADVANCES IN RESPECT OF DELINQUENCIES" in this prospectus, the reimbursement to be made out of amounts received that were identified and applied by the master servicer or a special servicer, as applicable, as late collections of interest on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of credit support with respect to those mortgage loans;

      4. to reimburse the master servicer, the trustee or a special servicer for unpaid servicing fees earned by it and certain unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund and properties acquired in respect of the mortgage loans, the reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance and Condemnation Proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which those fees were earned or those expenses were incurred or out of amounts drawn under any form of credit support with respect to those mortgage loans and properties;

      5. to reimburse the master servicer, a special servicer, the trustee or other specified person for any advances described in clause (3) above made by it and/or any servicing expenses referred to in clause
            (4) above incurred by it that, in the good faith judgment of the master servicer, special servicer, trustee or other specified person, as applicable, will not be recoverable from the amounts described in clauses (3) and (4), respectively, the reimbursement to be made from amounts collected on other mortgage loans in the same trust fund or, if so provided by the related Pooling Agreement and described in the related prospectus supplement, only from that portion of amounts collected on those other mortgage loans that is otherwise distributable on one or more classes of Subordinate Certificates of the related series;

      6. if described in the related prospectus supplement, to pay the master servicer, a special servicer, the trustee or any other specified person interest accrued on the advances described in clause (3) above made by it and the servicing expenses described in clause (4) above incurred by it while they remain outstanding and unreimbursed;

      7. to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to Mortgaged Properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on those Mortgaged Properties, as described under "--REALIZATION UPON DEFAULTED MORTGAGE LOANS" in this prospectus;

      8. to reimburse the master servicer, the special servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as described under "--CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR" in this prospectus;

      9. if described in the related prospectus supplement, to pay the fees of the trustee;

      10. to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as described under "--CERTAIN MATTERS REGARDING THE TRUSTEE" in this prospectus;

      11. if described in the related prospectus supplement, to pay the fees of any provider of credit support;

      12. if described in the related prospectus supplement, to reimburse prior draws on any form of credit support;

      13. to pay the master servicer, a special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the certificate account as additional compensation;

      14. to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any Mortgaged Property acquired by the trust fund by foreclosure or otherwise;

      15. if one or more elections have been made to treat the trust fund or designated portions of the trust fund as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as described under "CERTAIN FEDERAL INCOME TAX CONSEQUENCES--FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES--TAXES THAT MAY BE IMPOSED ON THE REMIC POOL" in this prospectus;

      16. to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect a defaulted mortgage loan in connection with the liquidation of that mortgage loan or property;

      17. to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling Agreement for the benefit of certificateholders;

      18. to make any other withdrawals permitted by the related Pooling Agreement and described in the related prospectus supplement; and

      19. to clear and terminate the certificate account upon the termination of the trust fund.

MODIFICATIONS, WAIVERS AND AMENDMENTS OF MORTGAGE LOANS

      A master servicer may agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the applicable Servicing Standard; provided that, unless otherwise set forth in the related prospectus supplement, the modification, waiver or amendment (1) will not affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan, (2) will not, in the judgment of the master servicer, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due on them and (3) will not adversely affect the coverage under any applicable instrument of credit support. Unless otherwise provided in the related prospectus supplement, a master servicer also may agree to any other modification, waiver or amendment if, in its judgment, (1) a material default on the mortgage loan has occurred or a payment default is reasonably foreseeable,
(2) the modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan, taking into account the time value of money, than would liquidation and (3) the modification, waiver or amendment will not adversely affect the coverage under any applicable instrument of credit support.


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

REALIZATION UPON DEFAULTED MORTGAGE LOANS

      A borrower's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and insurance premiums and to otherwise maintain the related Mortgaged Property. In general, the master servicer or the special servicer, if any, for a series of certificates will be required to monitor any mortgage loan in the related trust fund that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related Mortgaged Property and take any other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the servicer is able to assess the success of the corrective action or the need for additional initiatives.

      The time within which the servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the certificateholders may vary considerably depending on the particular mortgage loan, the Mortgaged Property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the Mortgaged Property is located. If a borrower files a bankruptcy petition, the master servicer may not be permitted to accelerate the maturity of the related mortgage loan or to foreclose on the related Mortgaged Property for a considerable period of time, and that mortgage loan may be restructured in the resulting bankruptcy proceedings. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS" in this prospectus.

      A Pooling Agreement may grant to the master servicer, a special servicer, a provider of credit support and/or the holder or holders of certain classes of the related series of certificates a right of first refusal to purchase from the trust fund, at a predetermined purchase price (which, if insufficient to fully fund the entitlements of certificateholders to principal and interest on the certificates, will be specified in the related prospectus supplement), any mortgage loan as to which a specified number of scheduled payments are delinquent. In addition, unless otherwise specified in the related prospectus supplement, a servicer may offer to sell any defaulted mortgage loan if and when the master servicer determines, consistent with the applicable Servicing Standard, that a sale would produce a greater recovery, taking into account the time value of money, than would liquidation of the related Mortgaged Property. Unless otherwise provided in the related prospectus supplement, the related Pooling Agreement will require that the servicer accept the highest cash bid received from any person (including itself, the Depositor or any affiliate of either of them or any certificateholder) that constitutes a fair price for that defaulted mortgage loan. In the absence of any bid determined in accordance with the related Pooling Agreement to be fair, the master servicer will generally be required to proceed against the related Mortgaged Property, subject to the discussion below.

      If a default on a mortgage loan has occurred or, in the servicer's judgment, a payment default is imminent, the servicer, on behalf of the trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise, if that action is consistent with the Servicing Standard. Unless otherwise specified in the related prospectus supplement, the servicer may not, however, acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the trustee, for the benefit of the related series of certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of that Mortgaged Property within the meaning of certain federal environmental laws, unless the master servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the trust fund), that:


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

      1. the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that taking those actions as are necessary to bring the Mortgaged Property into compliance therewith is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking those actions; and

      2. there are no circumstances or conditions present at the Mortgaged Property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if those circumstances or conditions are present for which that action could be required, taking those actions with respect to the Mortgaged Property is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking those actions. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS--ENVIRONMENTAL RISKS" in this prospectus.

      Unless otherwise provided in the related prospectus supplement, if title to any Mortgaged Property is acquired by a trust fund as to which one or more REMIC elections have been made, the servicer, on behalf of the trust fund, will be required to sell the Mortgaged Property prior to the close of the third calendar year following the year of acquisition, unless (1) the Internal Revenue Service (the "IRS") grants an extension of time to sell that property or (2) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund beyond that period will not result in the imposition of a tax on the trust fund or cause the trust fund (or any designated portion) to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing, the servicer will generally be required to solicit bids for any Mortgaged Property so acquired in that manner as will be reasonably likely to realize a fair price for that property. If the trust fund acquires title to any Mortgaged Property, the servicer, on behalf of the trust fund, generally must retain an independent contractor to manage and operate that property. The retention of an independent contractor, however, will not relieve the servicer of its obligation to manage that Mortgaged Property in a manner consistent with the Servicing Standard.

      If Liquidation Proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued on the mortgage loan plus the aggregate amount of reimbursable expenses incurred by the servicer in connection with that mortgage loan, the trust fund will realize a loss in the amount of that shortfall. The servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any defaulted mortgage loan, prior to the distribution of those Liquidation Proceeds to certificateholders, amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan.

      If any Mortgaged Property suffers damage so that the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the servicer will not be required to expend its own funds to effect that restoration unless (and to the extent not otherwise provided in the related prospectus supplement) it determines (1) that the restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the servicer for its expenses and (2) that the expenses will be recoverable by it from related Insurance and Condemnation Proceeds or Liquidation Proceeds.

HAZARD INSURANCE POLICIES

      Unless otherwise specified in the related prospectus supplement, each Pooling Agreement will require the master servicer to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for the coverage required under the related Mortgage or, if the Mortgage permits the mortgagee to dictate to the borrower the insurance coverage to be maintained on the related Mortgaged Property, the coverage consistent with the requirements of the Servicing Standard. Unless otherwise specified in the related prospectus supplement, the coverage generally will be in an amount equal to the lesser of the principal balance owing on that mortgage loan and the replacement cost of the related Mortgaged Property. The ability of a master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by a master servicer under that policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the master servicer's normal servicing procedures and/or to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the related certificate account. The Pooling Agreement may provide that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the mortgage loans in a trust fund. If the blanket policy contains a deductible clause, the master servicer will be required, in the event of a casualty covered by the blanket policy, to deposit in the related certificate account all sums that would have been deposited in that certificate account but for that deductible clause.

      In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the Mortgaged Properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks. Accordingly, a Mortgaged Property may not be insured for losses arising from that cause unless the related Mortgage specifically requires, or permits the mortgagee to require, that coverage.

      The hazard insurance policies covering the Mortgaged Properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, those clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

      Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related Mortgaged Property made without the lender's consent. Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the Mortgaged Property. Unless otherwise provided in the related prospectus supplement, the master servicer will determine whether to exercise any right the trustee may have under that provision in a manner consistent with the Servicing Standard. Unless otherwise specified in the related prospectus supplement, the master servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a Mortgaged Property. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS--DUE-ON-SALE AND DUE-ON-ENCUMBRANCE" in this prospectus.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

      Unless otherwise specified in the related prospectus supplement, a master servicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a specified portion of the interest payments on each mortgage loan in the related trust fund. Because that compensation is generally based on a percentage of the principal balance of each mortgage loan outstanding from time to time, it will decrease in accordance with the amortization of the mortgage loans. The prospectus supplement with respect to a series of certificates may provide that, as additional compensation, the master servicer may retain all or a portion of late payment charges, Prepayment Premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the certificate account. Any sub-servicer will receive a portion of the master servicer's compensation as its sub-servicing compensation.

      In addition to amounts payable to any sub-servicer, a master servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants and payment of expenses incurred in connection with distributions and reports to certificateholders. Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on those expenses at the rate specified in the prospectus supplement, and the fees of any special servicer, may be required to be borne by the trust fund.

      If provided in the related prospectus supplement, a master servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to Prepayment Interest Shortfalls. See "YIELD AND MATURITY CONSIDERATIONS--CERTAIN SHORTFALLS IN COLLECTIONS OF INTEREST" in this prospectus.

EVIDENCE AS TO COMPLIANCE

      Unless otherwise provided in the related prospectus supplement, each Pooling Agreement will require, on or before a specified date in each year, the master servicer to cause a firm of independent public accountants to furnish to the trustee a statement to the effect that, on the basis of the examination by that firm conducted substantially in compliance with either the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, the servicing by or on behalf of the master servicer of mortgage loans under pooling and servicing agreements substantially similar to each other (which may include that Pooling Agreement) was conducted through the preceding calendar year or other specified twelve month period in compliance with the terms of those agreements except for any significant exceptions or errors in records that, in the opinion of the firm, either the Audit Program for Mortgages serviced for FHLMC, or paragraph 4 of the Uniform Single Audit Program for Mortgage Bankers, requires it to report.

      Each Pooling Agreement will also require, on or before a specified date in each year, the master servicer to furnish to the trustee a statement signed by one or more officers of the master servicer to the effect that the master servicer has fulfilled its material obligations under that Pooling Agreement throughout the preceding calendar year or other specified twelve month period.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

      The entity serving as master servicer under a Pooling Agreement may be an affiliate of the Depositor and may have other normal business relationships with the Depositor or the Depositor's affiliates. Unless otherwise specified in the prospectus supplement for a series of certificates, the related Pooling Agreement will permit the master servicer to resign from its obligations under the Pooling Agreement only upon (a) the appointment of, and the acceptance of that appointment by, a successor master servicer and receipt by the trustee of written confirmation from each applicable rating agency that the resignation and appointment will not have an adverse effect on the rating assigned by that rating agency to any class of certificates of that series or (b) a determination that those obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. This resignation will not become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the Pooling Agreement. Unless otherwise specified in the related prospectus supplement, the master servicer for each trust fund will be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the related Pooling Agreement.

      Unless otherwise specified in the related prospectus supplement, each Pooling Agreement will further provide that none of the master servicer, the Depositor or any director, officer, employee or agent of either of them will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling Agreement or for errors in judgment. However, neither the master servicer nor the Depositor will be protected against any breach of a representation, warranty or covenant made in the Pooling Agreement, or against any expense or liability that they are specifically required to bear pursuant to the terms of the Pooling Agreement, or against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of their obligations or duties or by reason of reckless disregard of those obligations and duties. Unless otherwise specified in the related prospectus supplement, each Pooling Agreement will further provide that the master servicer, the Depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with any legal action that relates to the Pooling Agreement or the related series of certificates. However, the indemnification will not extend to any loss, liability or expense

      o that one or both of them are specifically required to bear pursuant to the terms of the Pooling Agreement, or is incidental to the performance of their obligations and duties and is not otherwise reimbursable pursuant to the Pooling Agreement;

      o incurred in connection with any breach of a representation, warranty or covenant made in the Pooling Agreement;

      o incurred by reason of misfeasance, bad faith or negligence in the performance of their obligations or duties under that the Pooling Agreement, or by reason of negligent disregard of those obligations or duties; or

      o incurred in connection with any violation of any state or federal securities law.

      In addition, each Pooling Agreement will provide that neither the master servicer nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling Agreement and that in its opinion may involve it in any expense or liability. However, each of the master servicer and the Depositor will be permitted, in the exercise of its discretion, to undertake any action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling Agreement and the interests of the related series of certificateholders. In that event, the legal expenses and costs of that action, and any liability resulting from that action, will be expenses, costs and liabilities of the related series of certificateholders, and the master servicer or the Depositor, as the case may be, will be entitled to charge the related certificate account for those legal costs and expenses. Any person into which the master servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer or the Depositor is a party, or any person succeeding to the business of the master servicer or the Depositor, will be the successor of the master servicer or the Depositor, as the case may be, under the related Pooling Agreement.

EVENTS OF DEFAULT

      Unless otherwise provided in the prospectus supplement for a series of certificates, "EVENTS OF DEFAULT" under the related Pooling Agreement will include

      o any failure by the master servicer to distribute or cause to be distributed to the certificateholders of that series, or to remit to the trustee for distribution to those certificateholders, any amount required to be so distributed or remitted, which failure continues unremedied for five days after written notice of the failure has been given to the master servicer by the trustee or the Depositor, or to the master servicer, the Depositor and the trustee by certificateholders entitled to not less than 25% (or other percentage specified in the related prospectus supplement) of the voting rights for that series;

      o any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or obligations under the related Pooling Agreement, which failure continues unremedied for sixty days after written notice has been given to the master servicer by the trustee or the Depositor, or to the master servicer, the Depositor and the trustee by certificateholders entitled to not less than 25% (or other percentage specified in the related prospectus supplement) of the voting rights for that series; and

      o certain events of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings in respect of or relating to the master servicer and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

      Material variations to the foregoing Events of Default (other than to add to them or shorten cure periods or eliminate notice requirements) will be specified in the related prospectus supplement.

RIGHTS UPON EVENT OF DEFAULT

      If an Event of Default occurs with respect to the master servicer under a Pooling Agreement, then, in each and every case, so long as the Event of Default remains unremedied, the Depositor or the trustee will be authorized, and at the direction of certificateholders of the related series entitled to not less than 51% (or other percentage specified in the related prospectus supplement) of the voting rights for that series, the trustee will be required, to terminate all of the rights and obligations of the master servicer as master servicer under the Pooling Agreement. Upon termination, the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the Pooling Agreement (except that if the master servicer is required to make advances regarding delinquent mortgage loans, but the trustee is prohibited by law from obligating itself to do so, or if the related prospectus supplement so specifies, the trustee will not be obligated to make those advances) and will be entitled to similar compensation arrangements. Unless otherwise specified in the related prospectus supplement, if the trustee is unwilling or unable so to act, it may (or, at the written request of certificateholders of the related series entitled to not less than 51% (or other percentage specified in the related prospectus supplement) of the voting rights for that series, it will be required
to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution that (unless otherwise provided in the related prospectus supplement) is acceptable to each applicable rating agency to act as successor to the master servicer under the Pooling Agreement. Pending that appointment, the trustee will be obligated to act in that capacity.

      No certificateholder will have the right under any Pooling Agreement to institute any proceeding with respect to the Pooling Agreement unless that holder previously has given to the trustee written notice of default and unless certificateholders of the same series entitled to not less than 25% (or other percentage specified in the related prospectus supplement) of the voting rights for that series shall have made written request upon the trustee to institute that proceeding in its own name as trustee and shall have offered to the trustee reasonable indemnity, and the trustee for sixty days (or other period specified in the related prospectus supplement) shall have neglected or refused to institute that proceeding. The trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by any Pooling Agreement or to make any investigation of matters arising under the Pooling Agreement or to institute, conduct or defend any litigation under the Pooling Agreement or in relation to it at the request, order or direction of any of the holders of certificates of the related series, unless those certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by that action.


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

AMENDMENT

      Each Pooling Agreement may be amended, without the consent of any of the holders of the related series of certificates,

      1.    to cure any ambiguity,

      2. to correct a defective provision in the Pooling Agreement or to correct, modify or supplement any of its provisions that may be inconsistent with any other of its provisions,

      3. to add any other provisions with respect to matters or questions arising under the Pooling Agreement that are not inconsistent with its provisions,

      4.    to comply with any requirements imposed by the Code, or

      5.    for any other purpose;

provided that the amendment (other than an amendment for the specific purpose referred to in clause (4) above) may not (as evidenced by an opinion of counsel to an effect satisfactory to the trustee) adversely affect in any material respect the interests of any holder; and provided further that the amendment (other than an amendment for one of the specific purposes referred to in clauses
(1) through (4) above) must be acceptable to each applicable rating agency.

      Unless otherwise specified in the related prospectus supplement, each Pooling Agreement may also be amended, with the consent of the holders of the related series of certificates entitled to not less than 51% (or other percentage specified in the related prospectus supplement) of the voting rights for that series allocated to the affected classes, for any purpose. However, unless otherwise specified in the related prospectus supplement, that amendment may not (1) reduce in any manner the amount of, or delay the timing of, payments received or advanced on mortgage loans that are required to be distributed in respect of any certificate without the consent of the holder of that certificate, (2) adversely affect in any material respect the interests of the holders of any class of certificates, in a manner other than as described in clause (1), without the consent of the holders of all certificates of that class or (3) modify the amendment provisions of the Pooling Agreement described in this paragraph without the consent of the holders of all certificates of the related series. Unless otherwise specified in the related prospectus supplement, the trustee will be prohibited from consenting to any amendment of a Pooling Agreement pursuant to which one or more REMIC elections are to be or have been made unless the trustee shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund, or the designated portion, to fail to qualify as a REMIC at any time that the related certificates are outstanding.

LIST OF CERTIFICATEHOLDERS

      Unless otherwise specified in the related prospectus supplement, upon written request of three or more certificateholders of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Pooling Agreement, the trustee or other specified person will afford those certificateholders access during normal business hours to the most recent list of certificateholders of that series held by that person. If that list is of a date more than 90 days prior to the date of receipt of that certificateholder's request, then that person, if not the registrar for that series of certificates, will be required to request from that registrar a current list and to afford those requesting certificateholders access thereto promptly upon receipt.

THE TRUSTEE

      The trustee under each Pooling Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the Depositor and its affiliates and with any master servicer or special servicer and its affiliates.


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

DUTIES OF THE TRUSTEE

      The trustee for each series of certificates will make no representation as to the validity or sufficiency of the related Pooling Agreement, the certificates or any underlying mortgage loan or related document and will not be accountable for the use or application by or on behalf of the master servicer for that series of any funds paid to the master servicer or any special servicer in respect of the certificates or the underlying mortgage loans, or any funds deposited into or withdrawn from the certificate account or any other account for that series by or on behalf of the master servicer or any special servicer. If no Event of Default has occurred and is continuing, the trustee for each series of certificates will be required to perform only those duties specifically required under the related Pooling Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Pooling Agreement, a trustee will be required to examine those documents and to determine whether they conform to the requirements of that agreement.

CERTAIN MATTERS REGARDING THE TRUSTEE

      As described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

      Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to indemnification, from amounts held in the certificate account for that series, for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related Pooling Agreement. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee pursuant to the related Pooling Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the Pooling Agreement, or by reason of its reckless disregard of those obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the Pooling Agreement.

      Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to execute any of its trusts or powers under the related Pooling Agreement or perform any of its duties under that Pooling Agreement either directly or by or through agents or attorneys, and the trustee will not be relieved of any of its duties or obligations by virtue of the appointment of any agents or attorneys.

RESIGNATION AND REMOVAL OF THE TRUSTEE

      A trustee will be permitted at any time to resign from its obligations and duties under the related Pooling Agreement by giving written notice to the Depositor, the servicer, the special servicer and to all certificateholders. Upon receiving this notice of resignation, the Depositor, or other person as may be specified in the related prospectus supplement, will be required to use its best efforts to promptly appoint a successor trustee. If no successor trustee shall have accepted an appointment within a specified period after the giving of notice of resignation, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee.

      If at any time a trustee ceases to be eligible to continue as trustee under the related Pooling Agreement, or if at any time the trustee becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee, the Depositor will be authorized to remove the trustee and appoint a successor trustee. In addition, holders of the certificates of any series entitled to at least 51% (or other percentage specified in the related prospectus supplement) of the voting rights for that series may at any time, with or without cause, remove the trustee under the related Pooling Agreement and appoint a successor trustee.

      Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.


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                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

      Credit support may be provided with respect to one or more classes of the certificates of any series, or with respect to the related mortgage assets. Credit support may be in the form of letters of credit, overcollateralization, the subordination of one or more classes of certificates, insurance policies, surety bonds, guarantees or reserve funds, or any combination of the foregoing. If so provided in the related prospectus supplement, any form of credit support may provide credit enhancement for more than one series of certificates to the extent described in that prospectus supplement.

      Unless otherwise provided in the related prospectus supplement for a series of certificates, the credit support will not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related Pooling Agreement. If losses or shortfalls occur that exceed the amount covered by the related credit support or that are not covered by that credit support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series before the former receive their intended share of that coverage.

      If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage assets, the related prospectus supplement will include a description of

      o     the nature and amount of coverage under the credit support,

      o any conditions to payment under the credit support not otherwise described in this prospectus,

      o any conditions under which the amount of coverage under the credit support may be reduced and under which that credit support may be terminated or replaced and

      o     the material provisions relating to the credit support.

      Additionally, the related prospectus supplement will set forth certain information with respect to the obligor under any instrument of credit support, including

      o     a brief description of its principal business activities;

      o its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business,

      o if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and

      o its total assets, and its stockholders' equity or policyholders' surplus, if applicable, as of a date that will be specified in the prospectus supplement. See "RISK FACTORS--CREDIT SUPPORT LIMITATIONS" in this prospectus.

SUBORDINATE CERTIFICATES

      If so specified in the related prospectus supplement, one or more classes of certificates of a series may be Subordinate Certificates. To the extent specified in the related prospectus supplement, the rights of the holders of Subordinate Certificates to receive distributions from the certificate account on any distribution date will be subordinated to the corresponding rights of the holders of Senior Certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the method and amount of subordination provided by a class or classes of Subordinate Certificates in a series and the circumstances under which that subordination will be available.


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CROSS-SUPPORT PROVISIONS

      If the mortgage assets in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of mortgage assets prior to distributions on Subordinate Certificates evidencing interests in a different group of mortgage assets within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying those provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

      If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees. To the extent deemed by the Depositor to be material, a copy of that instrument will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

LETTER OF CREDIT

      If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or certain classes of those certificates will be covered by one or more letters of credit, issued by a bank or financial institution specified in the prospectus supplement (the "L/C BANK"). Under a letter of credit, the L/C Bank will be obligated to honor draws under a letter of credit in an aggregate fixed dollar amount, net of unreimbursed payments, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage assets on the related cut-off date or of the initial aggregate principal balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit and may otherwise be reduced as described in the related prospectus supplement. The obligations of the L/C Bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. A copy of that letter of credit will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

CERTIFICATE INSURANCE AND SURETY BONDS

      If so provided in the prospectus supplement for a series of certificates, insurance policies and/or surety bonds provided by one or more insurance companies or sureties of the insurance companies will cover deficiencies in amounts otherwise payable on those certificates or certain classes. Those instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. The related prospectus supplement will describe any limitations on the draws that may be made under that instrument. A copy of that instrument will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

RESERVE FUNDS

      If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or certain classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, short-term debt obligations, a demand note or a combination of those features will be deposited, in the amounts specified in the prospectus supplement. If so specified in the related prospectus supplement, the


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reserve fund for a series may also be funded over time by a specified amount of the collections received on the related mortgage assets.

      Amounts on deposit in any reserve fund for a series, together with the reinvestment income on those amounts, if any, will be applied for the purposes, in the manner, specified in the related prospectus supplement. If so specified in the related prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained in that reserve fund may be released from it under the conditions specified in the related prospectus supplement.

      If so specified in the related prospectus supplement, amounts deposited in any reserve fund will be invested in short-term debt obligations. Unless otherwise specified in the related prospectus supplement, any reinvestment income or other gain from those investments will be credited to the related reserve fund for that series, and any loss resulting from those investments will be charged to that reserve fund. However, that income may be payable to any related master servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the related prospectus supplement.

CREDIT SUPPORT WITH RESPECT TO MBS

      If so provided in the prospectus supplement for a series of certificates, any MBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify, as to each form of credit support, the information indicated above with respect to the credit support for each series, to the extent that information is material and available.


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                     CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

      The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties. Because those legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans, or mortgage loans underlying any MBS, is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See "DESCRIPTION OF THE TRUST FUNDS--MORTGAGE LOANS" in this prospectus.

GENERAL

      Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as "mortgages". A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

      There are two parties to a mortgage: a mortgagor who is the borrower and usually the owner of the subject property, and a mortgagee, who is the lender. In contrast, a deed of trust is a three-party instrument, among a trustor who is the equivalent of a borrower, a trustee to whom the real property is conveyed, and a beneficiary, who is the lender, for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. The grantor (the borrower) conveys title to the real property to the grantee (the lender) generally with a power of sale, until the time the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because a land trustee holds legal title to the property under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Servicemembers Civil Relief Act) and, in some deed of trust transactions, the directions of the beneficiary.

LEASES AND RENTS

      Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while, unless rents are to be paid directly to the lender, retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.


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      In most states, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code, also known as the UCC, in cases where hotels or motels constitute loan security, the borrower as additional security for the loan generally pledges the rates. In general, the lender must file financing statements in order to perfect its security interest in the rates and must file continuation statements, generally every five years, to maintain perfection of that security interest. Even if the lender's security interest in room rates is perfected under the UCC, it may be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room rates following a default. See "--BANKRUPTCY LAWS" below.

PERSONALTY

      In the case of certain types of mortgaged properties, for instance hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection.

FORECLOSURE

      GENERAL. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

      FORECLOSURE PROCEDURES VARY FROM STATE TO STATE. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

      A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete. Moreover, as discussed below, even a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and that sale occurred while the borrower was insolvent and within a specified period prior to the borrower's filing for bankruptcy protection.

      JUDICIAL FORECLOSURE. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Those sales are made in accordance with procedures that vary from state to state.

      EQUITABLE LIMITATIONS ON ENFORCEABILITY OF CERTAIN PROVISIONS. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on those principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lenders and have required that lenders reinstate


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loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

      NON-JUDICIAL FORECLOSURE/POWER OF SALE. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to that sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

      PUBLIC SALE. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of that property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. Potential buyers may be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the federal bankruptcy code, as amended from time to time (11 U.S.C.) (the "BANKRUPTCY CODE") and, thus, could be rescinded in favor of the bankrupt's estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent "fair consideration", which is "reasonably equivalent value" under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in May 1994, the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to the lesser of fair market value and the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make those repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property.


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The costs of management and operation of those mortgaged properties which are hotels, motels or restaurants or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's, including franchisors', perception of the quality of those operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the amount of the mortgage against the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "--ENVIRONMENTAL RISKS" below. Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

      The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

      RIGHTS OF REDEMPTION. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption". The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

      The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

      ANTI-DEFICIENCY LEGISLATION. Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the Mortgaged Property and those other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those


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states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

      LEASEHOLD RISKS. Mortgage loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a "mortgageable" ground lease.

      COOPERATIVE SHARES. Mortgage loans may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases appurtenant thereto, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Those loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. This kind of loan typically is subordinate to the mortgage, if any, on the Cooperative's building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the Cooperative. Further, transfer of shares in a Cooperative are subject to various regulations as well as to restrictions under the governing documents of the Cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the Cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

      Under the laws applicable in many states, "foreclosure" on Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative to receive sums due under the proprietary leases.

BANKRUPTCY LAWS

      The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out a junior lien.

      Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified under certain circumstances. In many jurisdictions, the outstanding amount of the loan secured by the real property may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed


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plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between the value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition. This may be done even if the full amount due under the original loan is never repaid.

      The Bankruptcy Code has been amended to provide that a lender's perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary "based on the equities of the case." Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute "cash collateral" under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender's consent or a prior court order finding that the lender's interest in the mortgaged property and the cash collateral is "adequately protected" as the term is defined and interpreted under the Bankruptcy Code. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to hotel revenues.

      Federal bankruptcy law provides generally that rights and obligation under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called "ipso facto clauses" could limit the ability of the trustee to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate, which may delay a trustee's exercise of those remedies in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. For example, a mortgagee would be stayed from enforcing an assignment of the lease by a borrower related to a mortgaged property if the related borrower was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee's petition. Rents and other proceeds of a mortgage loan may also escape an assignment if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding.

      In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from the


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

breach, which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease.

      If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

      On the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to assume (continue) or reject (terminate) the ground lease. Pursuant to Section 365(h) of the Bankruptcy Code, as it is presently in effect, a ground lessee whose ground lease is rejected by a debtor ground lessor has the right to remain in possession of its leased premises under the rent reserved in the lease for the term (including renewals) of the ground lease, but is not entitled to enforce the obligation of the ground lessor to provide any services required under the ground lease. In the event a ground lessee/borrower in bankruptcy rejects any/or all of its ground leases, the leasehold mortgagee would have the right to succeed to the ground lessee/borrower's position under the lease only if the ground lessor had specifically granted the mortgagee such right. In the event of concurrent bankruptcy proceedings involving the ground lessor and the ground lessee/borrower, the Trustee may be unable to enforce the ground lessee/borrower's obligation to refuse to treat a ground lease rejected by a bankrupt ground lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained herein or in the mortgage. A lender could lose its security unless the borrower holds a fee mortgage or the bankruptcy court, as a court of equity, allows the lender to assume the ground lessee's obligations under the ground lease and succeed to the position of a leasehold mortgagor. Although consistent with the Bankruptcy Code, such position may not be adopted by a bankruptcy court.

      In a bankruptcy or similar proceeding of a borrower, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the borrower, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

      A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

      CERTAIN OF THE BORROWERS MAY BE PARTNERSHIPS. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal


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(assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower's mortgage loan, which may reduce the yield on the notes in the same manner as a principal prepayment.

      In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect the trustee's status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

ENVIRONMENTAL RISKS

      Real property pledged as security for a mortgage loan may be subject to certain environmental risks. Under federal law, including the Comprehensive Environmental Response and Liability Act of 1980, as amended (also known as CERCLA) and the laws of certain states, failure to perform the remediation required or demanded by the state or federal government of any condition or circumstance that

      o may pose an imminent or substantial endangerment to the public health or welfare or the environment,

      o may result in a release or threatened release of any hazardous material, or

      o     may give rise to any environmental claim or demand,

may give rise to a lien on the property to ensure the reimbursement of remedial costs incurred by the federal or state government. In several states, the lien has priority over the lien of an existing mortgage against the property. Of particular concern may be those mortgaged properties which are, or have been, the site of manufacturing, industrial or disposal activity. Those environmental risks may give rise to (a) a diminution in value of property securing a mortgage note or the inability to foreclose against the property or (b) in certain circumstances as more fully described below, liability for clean-up costs or other remedial actions, which liability could exceed the value of the property, the aggregate assets of the owner or operator, or the principal balance of the related indebtedness.

      The state of the law is currently unclear as to whether and under what circumstances cleanup costs, or the obligation to take remedial actions, could be imposed on a secured lender. Under the laws of some states and under CERCLA, a lender may become liable as an "owner" or an "operator" of a contaminated mortgaged property for the costs of remediation of releases or threatened releases of


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hazardous substances at the mortgaged property. The liability may attach if the lender or its agents or employees have participated in the management of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner, operator, or other third party.

      Excluded from CERCLA's definition of "owner or operator" is any person "who, without participating in the management of a facility, holds indicia of ownership primarily to protect his security interest" (the "secured-creditor exemption"). This exemption for holders of a security interest such as a secured lender applies only in circumstances when the lender seeks to protect its security interest in the contaminated facility or property. Thus, if a lender's activities encroach on the actual management of that facility or property, the lender faces potential liability as an "owner or operator" under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property (whether it holds the facility or property as an investment or leases it to a third party), under some circumstances the lender may incur potential CERCLA liability.

      Recent amendments to CERCLA list permissible actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured-creditor exemption, subject to certain conditions and limitations. Additionally, the amendments provide certain protections from CERCLA liability as an "owner or operator" to a lender who forecloses on contaminated property, as long as it seeks to divest itself of the facility at the earliest practicable commercially reasonable time on commercially reasonable terms. The amendments also limit the liability of lenders under the federal Solid Waste Disposal Act for costs of responding to leaking underground storage tanks. However, the protections afforded lenders under the amendments are subject to terms and conditions that have not been clarified by the courts. Moreover, the CERCLA secured-creditor exemption does not necessarily affect the potential for liability in actions under other federal or state laws which may impose liability on "owners or operators" but do not incorporate the secured-creditor exemption. Furthermore, the secured-creditor exemption does not protect lenders from other bases of CERCLA liability, such as that imposed on "generators" or "transporters" of hazardous substances.

      Environmental clean-up costs may be substantial. It is possible that those costs could become a liability of the Trust and occasion a loss to certificateholders if those remedial costs were incurred.

      In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. It is possible that a property securing a mortgage loan could be subject to these transfer restrictions. If this occurs, and if the lender becomes the owner upon foreclosure, the lender may be required to clean up the contamination before selling the property.

      The cost of remediating hazardous substance contamination at a property can be substantial. If a lender is or becomes liable, it can bring an action for contribution against the owner or operator that created the environmental hazard, but that person or entity may be without substantial assets. Accordingly, it is possible that these costs could become a liability of a trust fund and occasion a loss to certificateholders of the related series.

      To reduce the likelihood of this kind of loss, and unless otherwise provided in the related prospectus supplement, the related Pooling Agreement will provide that the master servicer may not, on behalf of the trust fund, acquire title to a Mortgaged Property or take over its operation unless the master servicer, based on a report prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so, as described under "DESCRIPTION OF THE POOLING AGREEMENTS--REALIZATION UPON DEFAULTED MORTGAGE LOANS" in this prospectus.

      Even when a lender is not directly liable for cleanup costs on property securing loans, if a property securing a loan is contaminated, the value of the security is likely to be affected. In addition, a lender bears the risk that unanticipated cleanup costs may jeopardize the borrower's repayment. Neither of these two issues is likely to pose risks exceeding the amount of unpaid principal and interest of a particular loan secured by a contaminated property, particularly if the lender declines to foreclose on a mortgage secured by the property.


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

      If a lender forecloses on a mortgage secured by a property the operations of which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Compliance may entail substantial expense.

      In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. That disclosure may decrease the amount that prospective buyers are willing to pay for the affected property and thereby lessen the ability of the lender to recover its investment in a loan upon foreclosure.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

      Certain of the mortgage loans may contain "due-on-sale" and "due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related Mortgaged Property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce those clauses in many states. By virtue, however, of the Garn-St Germain Depository Institutions Act of 1982 (the "GARN ACT"), effective October 15, 1982, which purports to preempt state laws that prohibit the enforcement of due-on-sale clauses by providing among other matters, that "due-on-sale" clauses in certain loans made after the effective date of the Garn Act are enforceable, within certain limitations as set forth in the Garn Act, a master servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a "due-on-sale" provision upon transfer of an interest in the property, regardless of the master servicer's ability to demonstrate that a sale threatens its legitimate security interest.

SUBORDINATE FINANCING

      Certain of the mortgage loans may not restrict the ability of the borrower to use the Mortgaged Property as security for one or more additional loans. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

      Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

APPLICABILITY OF USURY LAWS

      Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 ("TITLE V") provides that state usury limitations shall not apply to certain types of residential, including


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multifamily but not commercial, first mortgage loans originated by certain lenders after March 31, 1980. A similar Federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

      In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, no mortgage loan originated after the date of that state action will (if originated after that rejection or adoption) be eligible for inclusion in a trust fund unless (1) the mortgage loan provides for an interest rate, discount points and charges as are permitted in that state or (2) the mortgage loan provides that the terms are to be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.

      Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

SERVICEMEMBERS CIVIL RELIEF ACT

      Under the terms of the Servicemembers Civil Relief Act (formerly the Soldiers' and Sailors' Civil Relief Act of 1940), as amended (the "RELIEF ACT"), a borrower who enters military service after the origination of that borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of that borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with those certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.

TYPE OF MORTGAGED PROPERTY

      The lender may be subject to additional risk depending upon the type and use of the Mortgaged Property in question. For instance, Mortgaged Properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions. Mortgages on Mortgaged Properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged Properties which are hotels or motels may present additional risk to the lender in that:


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

      1. hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator; and

      2. the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements.

      In addition, Mortgaged Properties which are multifamily properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of those properties.

AMERICANS WITH DISABILITIES ACT

      Under Title III of the Americans with Disabilities Act of 1990 (the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose these requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

FORFEITURE FOR DRUG, RICO AND MONEY LAUNDERING VIOLATIONS

      Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

      In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

      The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Code as well as regulations (the "REMIC REGULATIONS") promulgated by the U.S. Department of Treasury (the "TREASURY"). Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of certificates.

      For purposes of this discussion, (1) references to the mortgage loans include references to the mortgage loans underlying MBS included in the mortgage assets and (2) where the applicable prospectus supplement provides for a fixed retained yield with respect to the mortgage loans underlying a series of certificates, references to the mortgage loans will be deemed to refer to that portion of the mortgage loans held by the trust fund which does not include the fixed retained yield. References to a "holder" or "certificateholder" in this discussion generally mean the beneficial owner of a certificate.

             FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES AS TO
                         WHICH A REMICELECTION IS MADE

FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES

GENERAL

      With respect to a particular series of certificates, an election may be made to treat the trust fund or one or more segregated pools of assets in the trust fund as one or more REMICs within the meaning of Code Section 860D. A trust fund or a portion of a trust fund as to which a REMIC election will be made will be referred to as a "REMIC POOL". For purposes of this discussion, certificates of a series as to which one or more REMIC elections are made are referred to as "REMIC CERTIFICATES" and will consist of one or more classes of "REGULAR CERTIFICATES" and one class of Residual Certificates in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each series of REMIC Certificates, Cadwalader, Wickersham & Taft LLP, counsel to the Depositor, has advised the Depositor that in the firm's opinion, assuming (1) the making of an election,
(2) compliance with the Pooling Agreement and (3) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations under the Code, each REMIC Pool will qualify as a REMIC. In that case, the Regular Certificates will be considered to be "regular interests" in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certificates will be considered to be "residual interests" in the REMIC Pool. The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections with respect to the related trust fund will be made, in which event references to "REMIC" or "REMIC Pool" below shall be deemed to refer to that REMIC Pool. If so specified in the applicable prospectus supplement, the portion of a trust fund as to which a REMIC election is not made may be treated as a grantor trust for federal income tax purposes. See "--FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES AS TO WHICH NO REMIC ELECTION IS MADE" below.

STATUS OF REMIC CERTIFICATES

      REMIC Certificates held by a domestic building and loan association will constitute "a regular or residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi), but only in the same proportion that the assets of the REMIC Pool would be treated as "loans . . . secured by an interest in real property which is . . . residential real property" (such as single family or multifamily properties, but not commercial properties) within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C), and otherwise will not qualify for that treatment. REMIC Certificates held by a real estate investment trust (a "REIT") will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(B), and interest on the Regular Certificates and income


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

with respect to Residual Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) for a REIT in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing respective treatments, the REMIC Certificates will qualify for the corresponding status in their entirety. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the mortgage loans that are reinvested pending distribution to holders of REMIC Certificates qualify for that treatment. Where two REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. Mortgage loans that have been defeased with U.S. Treasury obligations or other government securities will not qualify for the foregoing treatments. Except as provided in the related prospectus supplement, Regular Certificates will be "qualified mortgages" for another REMIC for purposes of Code Section 860G(a)(3). REMIC Certificates held by certain financial institutions will constitute an "evidence of indebtedness" within the meaning of Code Section 582(c)(1).

QUALIFICATION AS A REMIC

      In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a DE MINIMIS portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the "STARTUP DAY" (which for purposes of this discussion is the date of issuance of the REMIC Certificates) and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments". The REMIC Regulations provide a safe harbor pursuant to which the DE MINIMIS requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a DE MINIMIS amount of nonqualified assets. A REMIC also must provide "reasonable arrangements" to prevent its residual interest from being held by "DISQUALIFIED ORGANIZATIONS" and must furnish applicable tax information to transferors or agents that violate this requirement. The Pooling Agreement for each series will contain a provision designed to meet this requirement. See "--TAXATION OF RESIDUAL CERTIFICATES--TAX-RELATED RESTRICTIONS ON TRANSFER OF RESIDUAL CERTIFICATES--DISQUALIFIED ORGANIZATIONS" below.

      A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day or is purchased by the REMIC Pool within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include whole mortgage loans, such as the mortgage loans, certificates of beneficial interest in a grantor trust that holds mortgage loans, including certain of the MBS, regular interests in another REMIC, such as MBS in a trust as to which a REMIC election has been made, loans secured by timeshare interests and loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general, (1) the fair market value of the real property security (including buildings and structural components) is at least 80% of the principal balance of the related mortgage loan or mortgage loan underlying the mortgage certificate either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security) or (2) substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan. If the mortgage loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in (1) of the preceding sentence as of the date of the last modification or at closing. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either (1) in exchange for any qualified mortgage within a three-month period thereafter or (2) in exchange for a "defective obligation" within a two-year period thereafter. A "defective obligation" includes

      o a mortgage in default or as to which default is reasonably foreseeable,


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

      o a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached,

      o     a mortgage that was fraudulently procured by the mortgagor, and

      o a mortgage that was not in fact principally secured by real property (but only if the mortgage is disposed of within 90 days of discovery).

      Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" as payments on the mortgage loans are received. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage, provided the Depositor had no knowledge that the mortgage loan would go into default at the time it was transferred to the REMIC Pool. Foreclosure property generally must be disposed of prior to the close of the third calendar year following the acquisition of the property by the REMIC Pool, with an extension that may be granted by the IRS.

      In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following: (1) one or more classes of regular interests or (2) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to that interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Certificates of a series will constitute one or more classes of regular interests, and the Residual Certificates for each REMIC Pool of that series will constitute a single class of residual interests on which distributions are made pro rata.

      If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests in the REMIC Pool. The Code, however, authorizes the Treasury Department to issue regulations that address situations where


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

failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the "REFORM ACT") indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool's income for the period of time in which the requirements for REMIC status are not satisfied.

TAXATION OF REGULAR CERTIFICATES

GENERAL

      In general, interest, original issue discount and market discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the "Regular Certificateholder") as they accrue, and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder's basis in the Regular Certificate allocable thereto. Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by those Regular Certificateholders.

Original Issue Discount

      Accrual certificates and principal-only and interest-only certificates will be, and other classes of Regular Certificates may be, issued with "original issue discount" within the meaning of Code Section 1273(a). Holders of any class of Regular Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to that income. The following discussion is based in part on Treasury regulations (the "OID REGULATIONS") under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the Reform Act. Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates. To the extent those issues are not addressed in those regulations, the Depositor intends to apply the methodology described in the Conference Committee Report to the Reform Act. We cannot assure you that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Certificates.

      Each Regular Certificate, except to the extent described below with respect to a Regular Certificate on which principal is distributed by random lot ("RANDOM LOT CERTIFICATES"), will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Certificateholder's income. The total amount of original issue discount on a Regular Certificate is the excess of the "stated redemption price at maturity" of the Regular Certificate over its "issue price". The issue price of a class of Regular Certificates offered pursuant to this prospectus generally is the first price at which a substantial amount of Regular Certificates of that class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the Depositor intends to treat the issue price of a class as to which there is no substantial sale as of the issue date or that is retained by the Depositor as the fair market value of that class as of the issue date. The issue price of a Regular Certificate also includes the amount paid by an initial Regular Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date. The stated redemption price at maturity of a Regular Certificate always includes the original principal amount of the Regular Certificate, but generally will not include distributions of stated interest if those interest distributions constitute


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

"qualified stated interest". Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below) provided that those interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certificate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Certificate, it is possible that no interest on any class of Regular Certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, we intend to treat interest with respect to the Regular Certificates as qualified stated interest. Distributions of interest on an Accrual Certificate, or on other Regular Certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of the Regular Certificates includes all distributions of interest as well as principal on those Regular Certificates. Likewise, we intend to treat an "interest only" class, or a class on which interest is substantially disproportionate to its principal amount, a so-called "super-premium" class, as having no qualified stated interest. Where the interval between the issue date and the first distribution date on a Regular Certificate is shorter than the interval between subsequent distribution dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

      Under a DE MINIMIS rule, original issue discount on a Regular Certificate will be considered to be zero if the original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. The Conference Committee Report to the Reform Act provides that the schedule of distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans (the "PREPAYMENT ASSUMPTION") and the anticipated reinvestment rate, if any, relating to the Regular Certificates. The Prepayment Assumption with respect to a series of Regular Certificates will be set forth in the related prospectus supplement. Holders generally must report DE MINIMIS original issue discount pro rata as principal payments are received, and that income will be capital gain if the Regular Certificate is held as a capital asset. However, under the OID Regulations, Regular Certificateholders may elect to accrue all DE MINIMIS original issue discount as well as market discount and market premium under the constant yield method. See "--ELECTION TO TREAT ALL INTEREST UNDER THE CONSTANT YIELD METHOD" below.

      A Regular Certificateholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition. We intend to treat the monthly period ending on the day before each distribution date as the accrual period. With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period, or shorter period from the date of original issue, that ends on the day before the related distribution date on the Regular Certificate. The Conference Committee Report to the Reform Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. Other than as discussed below with respect to a Random Lot Certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of

      1. the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period that are included in the Regular Certificate's stated redemption price at maturity and (b) the distributions made on the Regular Certificate during the accrual period that are included in the Regular Certificate's stated redemption price at maturity, over

      2. the adjusted issue price of the Regular Certificate at the beginning of the accrual period.


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

      The present value of the remaining distributions referred to in the preceding sentence is calculated based on (1) the yield to maturity of the Regular Certificate at the issue date, (2) events (including actual prepayments) that have occurred prior to the end of the accrual period and (3) the Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular Certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certificate's stated redemption price at maturity that were made on the Regular Certificate in those prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

      Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular Certificates as a result of prepayments on the mortgage loans that exceed the Prepayment Assumption, and generally will decrease, but not below zero for any period, if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the mortgage loans with respect to a series of Regular Certificates can result in both a change in the priority of principal payments with respect to certain classes of Regular Certificates and either an increase or decrease in the daily portions of original issue discount with respect to those Regular Certificates.

      In the case of a Random Lot Certificate, we intend to determine the yield to maturity of that certificate based upon the anticipated payment characteristics of the class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Random Lot Certificate in a full accrual period would be its allocable share of the original issue discount with respect to the entire class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Random Lot Certificate, or portion of that unpaid principal balance, (a) the remaining unaccrued original issue discount allocable to that certificate (or to that portion) will accrue at the time of that distribution, and (b) the accrual of original issue discount allocable to each remaining certificate of the class (or the remaining unpaid principal balance of a partially redeemed Random Lot Certificate after a distribution of principal has been received) will be adjusted by reducing the present value of the remaining payments on that class and the adjusted issue price of that class to the extent attributable to the portion of the unpaid principal balance of the class that was distributed. We believe that the foregoing treatment is consistent with the "pro rata prepayment" rules of the OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the class as a whole. You are advised to consult your tax advisors as to this treatment.

      The IRS proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on Regular Certificates providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the right of Regular Certificateholders to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, Regular Certificateholders would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to Regular Certificates with delayed payments for periods of fewer than 32 days. The proposed regulations are proposed to apply to any Regular Certificate issued after the date the final regulations are published in the Federal Register.

ACQUISITION PREMIUM

      A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of


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

the original issue discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, a subsequent purchaser may elect to treat all of the acquisition premium under the constant yield method, as described below under the heading "--ELECTION TO TREAT ALL INTEREST UNDER THE CONSTANT YIELD METHOD" below.

VARIABLE RATE REGULAR CERTIFICATES

      Regular Certificates may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally, (1) the issue price does not exceed the original principal balance by more than a specified amount and (2) the interest compounds or is payable at least annually at current values of (a) one or more "qualified floating rates",
(b) a single fixed rate and one or more qualified floating rates, (c) a single "objective rate", or (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate". A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater than 0.65, but not more than
1.35. The rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (1) within the control of the issuer or a related party or (2) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate. A class of Regular Certificates may be issued under this prospectus that does not have a variable rate under the OID Regulations, for example, a class that bears different rates at different times during the period it is outstanding so that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID Regulations. It is possible that a class of this type may be considered to bear "contingent interest" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Certificates. However, if final regulations dealing with contingent interest with respect to Regular Certificates apply the same principles as the OID Regulations, those regulations may lead to different timing of income inclusion than would be the case under the OID Regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Regular Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

      Under the REMIC Regulations, a Regular Certificate (1) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative multiple of a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the mortgage loans, including a rate that is subject to one or more caps or floors, or (2) bearing one or more of these variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods qualifies as a regular interest in a REMIC. Accordingly, unless otherwise indicated in the applicable prospectus supplement, we intend to treat Regular Certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

      The amount of original issue discount with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "--ORIGINAL ISSUE DISCOUNT" with the yield to maturity and future payments on that Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant class. Unless


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

otherwise specified in the applicable prospectus supplement, we intend to treat variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

      Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, we intend to treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans or Mortgage Certificates having fixed or adjustable rates, as having qualified stated interest, except to the extent that initial "teaser rates" cause sufficiently "back-loaded" interest to create more than DE MINIMIS original issue discount. The yield on those Regular Certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial "teaser rates" followed by fully indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans in effect on the pricing date (or possibly the issue date) will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual pass-through interest rate on the Regular Certificates.

DEFERRED INTEREST

      Under the OID Regulations, all interest on a Regular Certificate as to which there may be deferred interest is includible in the stated redemption price at maturity thereof. Accordingly, any deferred interest that accrues with respect to a class of Regular Certificates may constitute income to the holders of such Regular Certificates prior to the time distributions of cash with respect to such deferred interest are made.

MARKET DISCOUNT

      A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Section 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which the purchaser's original basis in the Regular Certificate (1) is exceeded by the then-current principal amount of the Regular Certificate or (2) in the case of a Regular Certificate having original issue discount, is exceeded by the adjusted issue price of that Regular Certificate at the time of purchase. The purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on the Regular Certificate as distributions includible in the stated redemption price at maturity of the Regular Certificate are received, in an amount not exceeding that distribution. The market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the Reform Act provides that until regulations are issued, the market discount would accrue either (1) on the basis of a constant interest rate or (2) in the ratio of stated interest allocable to the relevant period to the sum of the interest for that period plus the remaining interest as of the end of that period, or in the case of a Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for that period plus the remaining original issue discount as of the end of that period. You also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. You will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest distributable on those Regular Certificates. The deferred portion of an interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for that year. The deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is


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

recognized or the Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, you may elect to include market discount in income currently as it accrues on all market discount instruments you acquired in that taxable year or thereafter, in which case the interest deferral rule will not apply. See "--ELECTION TO TREAT ALL INTEREST UNDER THE CONSTANT YIELD METHOD" below regarding an alternative manner in which that election may be deemed to be made.

      Market discount with respect to a Regular Certificate will be considered to be zero if the market discount is less than 0.25% of the remaining stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above in the third paragraph under "Original Issue Discount") remaining after the date of purchase. It appears that DE MINIMIS market discount would be reported in a manner similar to DE MINIMIS original issue discount. See "--ORIGINAL ISSUE DISCOUNT" above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. You should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

PREMIUM

      A Regular Certificate purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If you hold a Regular Certificate as a "capital asset" within the meaning of Code Section 1221, you may elect under Code Section 171 to amortize that premium under the constant yield method. Final regulations with respect to amortization of bond premium do not by their terms apply to prepayable obligations such as the Regular Certificates. However, the Conference Committee Report to the Reform Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the alternatives to the constant yield method described above under "Market Discount" are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Certificate rather than as a separate deduction item. See "--ELECTION TO TREAT ALL INTEREST UNDER THE CONSTANT YIELD METHOD" below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

ELECTION TO TREAT ALL INTEREST UNDER THE CONSTANT YIELD METHOD

      A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to an election, (1) "interest" includes stated interest, original issue discount, DE MINIMIS original issue discount, market discount and DE MINIMIS market discount, as adjusted by any amortizable bond premium or acquisition premium and (2) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. You should consult their own tax advisors regarding the advisability of making an election.


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

SALE OR EXCHANGE OF REGULAR CERTIFICATES

      If you sell or exchange a Regular Certificate, you will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller, by any amortized premium and by previously recognized losses.

      Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Certificate has been held for the applicable holding period (described below). That gain will be treated as ordinary income

      1. if a Regular Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior distribution of property that was held as a part of that transaction,

      2. in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates, or

      3.    to the extent that the gain does not exceed the excess, if any, of
            (a) the amount that would have been includible in the gross income of the holder if its yield on the Regular Certificate were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of that holder with respect to the Regular Certificate.

      In addition, gain or loss recognized from the sale of a Regular Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income or short-term capital gains of those taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

TREATMENT OF LOSSES

      Holders of Regular Certificates will be required to report income with respect to Regular Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans allocable to a particular class of Regular Certificates, except to the extent it can be established that those losses are uncollectible. Accordingly, the holder of a Regular Certificate may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166.

      Under Code Section 166, it appears that holders of Regular Certificates that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general be allowed to deduct, as an ordinary loss, a loss sustained during the taxable year on account of those Regular Certificates becoming wholly or partially worthless, and that, in general, holders of Regular


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

Certificates that are not corporations and do not hold the Regular Certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of those Regular Certificates becoming wholly worthless. Although the matter is not free from doubt, non-corporate holders of Regular Certificates should be allowed a bad debt deduction at that time as the principal balance of any class or subclass of those Regular Certificates is reduced to reflect losses resulting from any liquidated mortgage loans. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect those losses only after all mortgage loans remaining in the trust fund have been liquidated or that class of Regular Certificates has been otherwise retired. The IRS could also assert that losses on the Regular Certificates are deductible based on some other method that may defer those deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating "negative" original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the class. You are urged to consult your own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to the Regular Certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the IRS may take the position that losses attributable to accrued original issue discount may only be deducted as short-term capital losses by non-corporate holders not engaged in a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Banks and thrift institutions are advised to consult their tax advisors regarding the treatment of losses on Regular Certificates.

TAXATION OF RESIDUAL CERTIFICATES

TAXATION OF REMIC INCOME

      Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of certain classes of Residual Certificates ("RESIDUAL CERTIFICATEHOLDERS"), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Certificateholder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in that quarter and by allocating that daily portion among the Residual Certificateholders in proportion to their respective holdings of certain classes of Residual Certificates in the REMIC Pool on that day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that (1) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, (2) all bad loans will be deductible as business bad debts and (3) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. The REMIC Pool's gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income from amortization of issue premium, if any, on the Regular Certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Certificates. The REMIC Pool's deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC Pool and realized losses on the mortgage loans. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no certificates of any class of the related series outstanding.

      The taxable income recognized by a Residual Certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the Regular Certificates or income from amortization of issue premium on the Regular Certificates, on the other hand. In the event that an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of those mortgage loans is prepaid, the Residual Certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because (1) the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certificates and (2) the discount on the mortgage loans which is includible in income may exceed the deduction allowed upon those distributions on those Regular Certificates on account of any unaccrued original issue discount relating to those Regular Certificates. When there is more than one class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates when distributions in reduction of principal are being made in respect of earlier classes of Regular Certificates to the extent that those classes are not issued with substantial discount. If taxable income attributable to that kind of mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of that series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Certificates, whereas to the extent that the REMIC Pool includes fixed rate mortgage loans, interest income with respect to any given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of that mismatching or unrelated deductions against which to offset that income, subject to the discussion of "excess inclusions" below under "--LIMITATIONS ON OFFSET OR EXEMPTION OF REMIC INCOME". The timing of that mismatching of income and deductions described in this paragraph, if present with respect to a series of certificates, may have a significant adverse effect upon the Residual Certificateholder's after-tax rate of return.

BASIS AND LOSSES

      The amount of any net loss of the REMIC Pool that you may take into account is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for that Residual Certificate. The adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Certificateholder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Certificateholder as to whom that loss was disallowed and may be used by that Residual Certificateholder only to offset any income generated by the same REMIC Pool.

      You will not be permitted to amortize directly the cost of your Residual Certificate as an offset to its share of the taxable income of the related REMIC Pool. However, that taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets. That recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life. However, in view of the possible acceleration of the income of Residual Certificateholders described under "--TAXATION OF REMIC INCOME" above, the period of time over which the issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

      A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of a residual interest as zero rather than a negative amount for purposes of determining the REMIC Pool's basis in its assets. Regulations have been issued addressing the federal income tax treatment of "inducement fees" received by transferees of non-economic residual interests. These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related Residual Certificate is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees may be included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, PROVIDED that


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

such period is not shorter than the period the related REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the Regular Certificates and Residual Certificates issued by the related REMIC, determined based on actual distributions projected as remaining to be made on such interests under the related prepayment assumption. If the holder of a non-economic Residual Certificates sells or otherwise disposes of the non-economic Residual Certificates, any unrecognized portion of the inducement fee would be required to be taken into account at the time of the sale or disposition. Prospective purchasers of the Residual Certificates should consult with their tax advisors regarding the effect of these regulations.

      Further, to the extent that the initial adjusted basis of a Residual Certificateholder (other than an original holder) in the Residual Certificate is greater that the corresponding portion of the REMIC Pool's basis in the mortgage loans, the Residual Certificateholder will not recover a portion of that basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by that holder. The REMIC Regulations currently in effect do not so provide. See "--TREATMENT OF CERTAIN ITEMS OF REMIC INCOME AND EXPENSE--MARKET DISCOUNT" below regarding the basis of mortgage loans to the REMIC Pool and "--SALE OR EXCHANGE OF A RESIDUAL CERTIFICATE" below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

TREATMENT OF CERTAIN ITEMS OF REMIC INCOME AND EXPENSE

      Although we intend to compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. We make no representation as to the specific method that will be used for reporting income with respect to the mortgage loans and expenses with respect to the Regular Certificates, and different methods could result in different timing of reporting of taxable income or net loss to you or differences in capital gain versus ordinary income.

      ORIGINAL ISSUE DISCOUNT AND PREMIUM. Generally, the REMIC Pool's deductions for original issue discount and income from amortization of issue premium will be determined in the same manner as original issue discount income on Regular Certificates as described under "--TAXATION OF REGULAR CERTIFICATES-- ORIGINAL ISSUE DISCOUNT" and "--VARIABLE RATE REGULAR CERTIFICATES", without regard to the DE MINIMIS rule described in that section, and "--PREMIUM" above.

      DEFERRED INTEREST. Any deferred interest that accrues with respect to any adjustable rate mortgage loans held by the REMIC Pool will constitute income to the REMIC Pool and will be treated in a manner similar to the deferred interest that accrues with respect to Regular Certificates as described under "--TAXATION OF REGULAR CERTIFICATES--DEFERRED INTEREST" above.

      MARKET DISCOUNT. The REMIC Pool will have market discount income in respect of mortgage loans if, in general, their unpaid principal balances exceed the basis of the REMIC Pool allocable to those mortgage loans. The REMIC Pool's basis in those mortgage loans is generally the fair market value of the mortgage loans immediately after the transfer of the mortgage loans to the REMIC Pool. The REMIC Regulations provide that the basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool (or the fair market value at the Closing Date, in the case of a retained class). In respect of mortgage loans that have market discount to which Code Section 1276 applies, the accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally should accrue in the manner described under "--TAXATION OF REGULAR CERTIFICATES--MARKET DISCOUNT" above.

      PREMIUM. Generally, if the basis of the REMIC Pool in the mortgage loans exceeds the unpaid principal balances of the mortgage loans, the REMIC Pool will be considered to have acquired those mortgage loans at a premium equal to the amount of that excess. As stated above, the REMIC Pool's basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices (or the fair market value of retained classes) of the regular and residual interests in the REMIC Pool immediately after the transfer of the mortgage loans to the REMIC Pool. In a manner analogous to the discussion above under "--TAXATION OF REGULAR CERTIFICATES--PREMIUM", a REMIC Pool


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

that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on whole mortgage loans or mortgage loans underlying MBS that were originated after September 27, 1985 or MBS that are REMIC regular interests under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. To the extent that the mortgagors with respect to the mortgage loans are individuals, Code Section 171 will not be available for premium on mortgage loans, including underlying mortgage loans, originated on or prior to September 27, 1985. Premium with respect to those mortgage loans may be deductible in accordance with a reasonable method regularly employed by the related holder. The allocation of the premium pro rata among principal payments should be considered a reasonable method; however, the IRS may argue that the premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.

LIMITATIONS ON OFFSET OR EXEMPTION OF REMIC INCOME

      A portion or all of the REMIC taxable income includible in determining your federal income tax liability will be subject to special treatment. That portion, referred to as the "excess inclusion", is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for that quarterly period of (1) 120% of the long-term applicable Federal rate that would have applied to the Residual Certificate if it were a debt instrument, on the Startup Day under Code Section 1274(d), multiplied by (2) the adjusted issue price of such Residual Certificate at the beginning of that quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of those daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to that Residual Certificate prior to the beginning of that quarterly period. Accordingly, the portion of the REMIC Pool's taxable income that will be treated as excess inclusions will be a larger portion of that income as the adjusted issue price of the Residual Certificates diminishes.

      The portion of your REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on that Residual Certificateholder's return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if you are an organization subject to the tax on unrelated business income imposed by Code Section 511, the excess inclusions will be treated as unrelated business taxable income of that Residual Certificateholder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons, as defined below under "--TAX-RELATED RESTRICTIONS ON TRANSFER OF RESIDUAL CERTIFICATES--FOREIGN INVESTORS" below, and that portion attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax, by treaty or otherwise. See "--TAXATION OF CERTAIN FOREIGN INVESTORS--RESIDUAL CERTIFICATES" below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

      The Code provides three rules for determining the effect of excess inclusions on your alternative minimum taxable income of a Residual Certificateholder. First, your alternative minimum taxable income is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, your alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

TAX-RELATED RESTRICTIONS ON TRANSFER OF RESIDUAL CERTIFICATES

      DISQUALIFIED ORGANIZATIONS. If any legal or beneficial interest in a Residual Certificate is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (1) the present value of the total anticipated excess inclusions with respect to that Residual Certificate for periods after the transfer and (2) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. The tax generally would be imposed on the transferor of the Residual Certificate, except that where the transfer is through an agent, including a broker, nominee or other middleman, for a Disqualified Organization, the tax would instead be imposed on that agent. However, a transferor of a Residual Certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. The tax also may be waived by the Treasury Department if the Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the Residual Certificate is actually held by the Disqualified Organization.

      In addition, if a "PASS-THROUGH ENTITY" (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in that entity, then a tax is imposed on the entity equal to the product of (1) the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the Pass-Through Entity during the period the interest is held by the Disqualified Organization, and (2) the highest marginal federal corporate income tax rate. This tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for the tax if it has received an affidavit from the record holder that it is not a Disqualified Organization or stating the holder's taxpayer identification number and, during the period that person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

      If an "electing large partnership" holds a Residual Certificate, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a Pass-Through Entity by section 860E(c) of the Code. An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know the affidavits are false, is not available to an electing partnership.

      For these purposes, (1) "Disqualified Organization" means the United States, any state or one of their political subdivisions, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that the term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by one of those governmental entities), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Code
Section 521) that is exempt from taxation under the Code unless that organization is subject to the tax on unrelated business income imposed by Code
Section 511, (2) "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to that interest, be treated as a Pass-Through Entity, and (3) an "electing large partnership" means any partnership having more than 100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code.

      The Pooling Agreement with respect to a series of certificates will provide that no legal or beneficial interest in a Residual Certificate may be transferred unless (1) the proposed transferee provides to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that the transferee is the beneficial owner of the Residual Certificate, is not a Disqualified Organization and is not purchasing the Residual Certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or other middleman), and (2) the transferor provides a statement in writing to the Depositor and the trustee that it has no actual knowledge that the affidavit is false. Moreover, the Pooling Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Certificate with respect to a series will bear a legend referring to the restrictions on transfer, and each Residual Certificateholder will be deemed to have agreed, as a condition of ownership of the Residual Certificates, to any amendments to the related Pooling Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the IRS and to the requesting party within 60 days of the request, and the Depositor or the trustee may charge a fee for computing and providing that information.

      NONECONOMIC RESIDUAL INTERESTS. The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a Residual Certificateholder (other than a Residual Certificateholder who is not a U.S. Person, as defined under "--FOREIGN INVESTORS" below) is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC, including a residual interest with a positive value at issuance, is a "noneconomic residual interest" unless, at the time of the transfer, (1) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (2) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth under "--DISQUALIFIED ORGANIZATIONS" above. The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. The Pooling Agreement with respect to each series of certificates will require upon transfer of a Residual Certificate: (1) a letter from the transferor that it conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (2) an affidavit from the transferee that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due and (3) an affidavit from the transferee that it will not cause income from the Residual Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other U.S. Person. The transferor must have no actual knowledge or reason to know that those statements are false.

      In addition to the transferor's investigation of the transferee's financial condition and the transferee's two representations in the affidavit above, under the REMIC Regulations, an additional requirement must be satisfied in one of the two alternative ways for the transferor to have a "safe harbor" against ignoring the transfer: Either

      (a) the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest cannot exceed the sum of:


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      (i)   the present value of any consideration given to the transferee to acquire the interest;

      (ii) the present value of the expected future distributions on the interest; and

      (iii) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

      For purposes of the computations under this "minimum transfer price" alternative, the transferee is assumed to pay tax at the highest rate of tax specified in Section 11(b)(1) of the Code (currently 35%) or, in certain circumstances the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Section 1274(d) of the Code for the month of such transfer and the compounding period used by the transferee; or

      (b)   (i)   the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation of a regulated investment company or real estate investment trust) that meets certain gross and net assets tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);

            (ii) the transferee must agree in writing that it will transfer the Residual Certificate only to a subsequent transferee that is an eligible corporation and meets the requirements for a safe harbor transfer; and

            (iii) the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the Residual Certificate will not be paid by the transferee.

      FOREIGN INVESTORS. The REMIC Regulations provide that the transfer of a Residual Certificate that has "tax avoidance potential" to a "foreign person" will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a "U.S. PERSON" (as defined below), unless the transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (1) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (2) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the non-U.S. Person transfers the Residual Certificates back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

      The prospectus supplement relating to a series of certificates may provide that a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which a transfer may be made. The term "U.S. Person" means a citizen or resident of the United States, a corporation, or partnership (except to the extent provided in applicable Treasury regulations) created or organized in or under the laws of the United States, any state, or the District of Columbia, or their political subdivisions, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to United States federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of that trust, and one or more such U.S. Persons have the authority to control all substantial decisions of that trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

SALE OR EXCHANGE OF A RESIDUAL CERTIFICATE

      Upon the sale or exchange of a Residual Certificate, you will recognize gain or loss equal to the excess, if any, of the amount realized over your adjusted basis, as described under "--TAXATION OF RESIDUAL CERTIFICATES--BASIS AND LOSSES" above, in the Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, you will have taxable income


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to the extent that any cash distribution to it from the REMIC Pool exceeds the adjusted basis on that distribution date. That income will be treated as gain from the sale or exchange of the Residual Certificates. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of Residual Certificates, in which case, you have an adjusted basis in the Residual Certificates remaining when its interest in the REMIC Pool terminates, and if you hold the Residual Certificate as a capital asset under Code Section 1221, then you will recognize a capital loss at that time in the amount of the remaining adjusted basis.

      Any gain on the sale of Residual Certificates will be treated as ordinary income (1) if you hold the Residual Certificates as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on your net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of that transaction or (2) if you are a non-corporate taxpayer, to the extent that you have made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

      The Conference Committee Report to the Reform Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code
Section 1091 will apply to dispositions of Residual Certificates where the seller of those certificates, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after the sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.

MARK TO MARKET REGULATIONS

      The IRS has issued regulations, the "MARK TO MARKET REGULATIONS", under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark to Market Regulations provide that, for purposes of this mark-to-market requirement, a Residual Certificate is not treated as a security and thus may not be marked to market.

TAXES THAT MAY BE IMPOSED ON THE REMIC POOL

PROHIBITED TRANSACTIONS

      Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include

      1. the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC Pool or (d) a qualified (complete) liquidation,

      2. the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold,

      3.    the receipt of compensation for services or


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      4.    the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

      Notwithstanding (1) and (4), it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call, generally, an optional termination to save administrative costs when no more than a small percentage of the certificates is outstanding. The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.

CONTRIBUTIONS TO THE REMIC POOL AFTER THE STARTUP DAY

      In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool (1) during the three months following the Startup Day, (2) made to a qualified reserve fund by a Residual Certificateholder, (3) in the nature of a guarantee, (4) made to facilitate a qualified liquidation or clean-up call and (5) as otherwise permitted in Treasury regulations yet to be issued.

NET INCOME FROM FORECLOSURE PROPERTY

      The REMIC Pool will be subject to federal income tax at the highest corporate rate on "net income from foreclosure property", determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as "foreclosure property" for a period ending with the third calendar year following the year of acquisition of that property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

      It is not anticipated that the REMIC Pool will receive income or contributions subject to tax under the preceding three paragraphs, except as described in the applicable prospectus supplement with respect to net income from foreclosure property on a commercial or multifamily residential property that secured a mortgage loan. In addition, unless otherwise disclosed in the applicable prospectus supplement, it is not anticipated that any material state income or franchise tax will be imposed on a REMIC Pool.

LIQUIDATION OF THE REMIC POOL

      If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which that adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Certificates and Residual Certificateholders within the 90-day period.

ADMINISTRATIVE MATTERS

      The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for that income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual Certificateholder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. The Residual


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Certificateholder owning the largest percentage interest in the Residual
Certificates will be obligated to act as "tax matters person", as defined in applicable Treasury regulations, with respect to the REMIC Pool. Each Residual Certificateholder will be deemed, by acceptance of the Residual Certificates, to have agreed (1) to the appointment of the tax matters person as provided in the preceding sentence and (2) to the irrevocable designation of the master servicer as agent for performing the functions of the tax matters person.

LIMITATIONS ON DEDUCTION OF CERTAIN EXPENSES

      An investor who is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code Section 67, to the extent that those itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (1) 3% of the excess, if any, of adjusted gross income over a statutory, inflation-adjusted amount or (2) 80% of the amount of itemized deductions otherwise allowable for that year. Such limitations will be phased out beginning in 2006 and eliminated after 2009. In the case of a REMIC Pool, those deductions may include deductions under Code
Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Those investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of those expenses allocated to them as additional gross income, but may be subject to those limitation on deductions. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause those investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, that additional gross income and limitation on deductions will apply to the allocable portion of those expenses to holders of Regular Certificates, as well as holders of Residual Certificates, where those Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, that allocable portion will be determined based on the ratio that a REMIC Certificateholder's income, determined on a daily basis, bears to the income of all holders of Regular Certificates and Residual Certificates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Certificates that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Certificates. Unless otherwise indicated in the applicable prospectus supplement, all those expenses will be allocable to the Residual Certificates.

TAXATION OF CERTAIN FOREIGN INVESTORS

REGULAR CERTIFICATES

      Interest, including original issue discount, distributable to Regular Certificateholders who are non-resident aliens, foreign corporations, or other Non-U.S. Persons (as defined below), will be considered "portfolio interest" and, therefore, generally will not be subject to 30% United States withholding tax, provided that the Non-U.S. Person (1) is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) and (2) provides the trustee, or the person who would otherwise be required to withhold tax from those distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Certificate is a Non-U.S. Person. If that statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Certificate is effectively connected with the conduct of a


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trade or business within the United States by the Non-U.S. Person. In the latter case, the Non-U.S. Person will be subject to United States federal income tax at regular rates. Prepayment Premiums distributable to Regular Certificateholders who are Non-U.S. Persons may be subject to 30% United States withholding tax. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Certificate. The term "NON-U.S. PERSON" means any person who is not a U.S. Person. The IRS has issued final regulations which provide new procedures for satisfying the beneficial ownership certification requirement described above. These regulations require, in the case of Regular Certificates held by a foreign partnership, that (1) the certification described above be provided by the partners rather than by the foreign partnership and (2) the partnership provide certain information, including a United States taxpayer identification number in certain circumstances. A look-through rule would apply in the case of tiered partnerships. Non-U.S. Persons should consult their own tax advisors concerning the application of the certification requirements in these regulations.

RESIDUAL CERTIFICATES

      The Conference Committee Report to the Reform Act indicates that amounts paid to Residual Certificateholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Certificateholders may qualify as "portfolio interest", subject to the conditions described in "Regular Certificates" above, but only to the extent that (1) the mortgage loans (including mortgage loans underlying MBS) were issued after July 18, 1984 and (2) the trust fund or segregated pool of assets in the trust fund (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in "registered form" within the meaning of Code Section 163(f)(1). Generally, whole mortgage loans will not be, but MBS and regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, a Residual Certificateholder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion". See "--TAXATION OF RESIDUAL CERTIFICATES--LIMITATIONS ON OFFSET OR EXEMPTION OF REMIC INCOME" above. If the amounts paid to Residual Certificateholders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, those amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See "--TAX-RELATED RESTRICTIONS ON TRANSFER OF RESIDUAL CERTIFICATES--FOREIGN INVESTORS" above concerning the disregard of certain transfers having "tax avoidance potential". Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Certificates.

BACKUP WITHHOLDING

      Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a "backup" withholding tax under Code Section 3406 of 28% (which rate will be increased to 31% after 2010) on "reportable payments" (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular Certificateholder complies with certain reporting and/or certification procedures, including the provision of its taxpayer identification number to the trustee, its agent or the broker who effected the sale of the Regular Certificate, or that certificateholder is otherwise an exempt recipient under applicable provisions of the Code. Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the IRS or allowed as a credit against the Regular Certificateholder's federal income tax liability. Investors are urged to contact their own tax advisors regarding the application to them of backup and withholding and information reporting.


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REPORTING REQUIREMENTS

      Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the Regular Certificates will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request that information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to a particular series of Regular Certificates. Holders through nominees must request that information from the nominee.

      The IRS' Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Certificateholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.

      Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Certificateholders, furnished annually, if applicable, to holders of Regular Certificates, and filed annually with the IRS concerning Code Section 67 expenses, see "--LIMITATIONS ON DEDUCTION OF CERTAIN EXPENSES" above, allocable to those holders. Furthermore, under those regulations, information must be furnished quarterly to Residual Certificateholders, furnished annually to holders of Regular Certificates, and filed annually with the IRS concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described under "--STATUS OF REMIC CERTIFICATES" above.

               FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES AS
                       TO WHICH NO REMIC ELECTION IS MADE

STANDARD CERTIFICATES

GENERAL

      In the event that no election is made to treat a trust fund (or a segregated pool of assets in the trust fund) with respect to a series of certificates that are not designated as "STRIPPED CERTIFICATES", as described below, as a REMIC (certificates of that kind of series are referred to as "STANDARD CERTIFICATES"), in the opinion of Cadwalader, Wickersham & Taft LLP the trust fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i). Where there is no fixed retained yield with respect to the mortgage loans underlying the Standard Certificates, the holder of a Standard Certificate (a "STANDARD CERTIFICATEHOLDER") in that series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the trust fund represented by its Standard Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion under "--RECHARACTERIZATION OF SERVICING FEES" below. Accordingly, the holder of a Standard Certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its Standard Certificate, including interest at the coupon rate on those mortgage loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the master servicer, in accordance with that Standard Certificateholder's method of accounting. A Standard Certificateholder generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the trust fund in accordance with its method of accounting, provided that those amounts are reasonable compensation for services rendered to that trust fund. However, investors who are individuals, estates or trusts who own Standard Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions


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described in Code Section 67, including deductions under Code Section 212 for the servicing fee and all the administrative and other expenses of the trust fund, to the extent that those deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (1) 3% of the excess, if any, of adjusted gross income over a statutory, inflation-adjusted amount, or
(2) 80% of the amount of itemized deductions otherwise allowable for that year. Such limitations will be phased out beginning in 2006 and eliminated after 2009. As a result, those investors holding Standard Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on those Standard Certificates with respect to interest at the pass-through rate on those Standard Certificates. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the mortgage loans underlying a series of Standard Certificates or where the servicing fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the "stripped bond" and "stripped coupon" rules of the Code, as described under "--STRIPPED CERTIFICATES" and "--RECHARACTERIZATION OF SERVICING FEES", below.

TAX STATUS

      In the opinion of Cadwalader, Wickersham & Taft LLP, Standard Certificates will have the following status for federal income tax purposes:

      1. Standard Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) will be considered to represent "loans ... secured by an interest in real property which is ... residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that Standard Certificate is of the type described in that section of the Code.

      2. Standard Certificate owned by a REIT will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(B) to the extent that the assets of the related trust fund consist of qualified assets, and interest income on those assets will be considered "interest on obligations secured by mortgages on real property" to such extent within the meaning of Code Section 856(c)(3)(B).

      3. Standard Certificate owned by a REMIC will be considered to represent an "obligation ... which is principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related trust fund consist of "qualified mortgages" within the meaning of Code
            Section 860G(a)(3).

PREMIUM AND DISCOUNT

      Standard Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Certificates or thereafter.

      PREMIUM. The treatment of premium incurred upon the purchase of a Standard Certificate will be determined generally as described under "--FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES--TAXATION OF RESIDUAL
CERTIFICATES--TREATMENT OF CERTAIN ITEMS OF REMIC INCOME AND EXPENSE--PREMIUM" above.

      ORIGINAL ISSUE DISCOUNT. The original issue discount rules will be applicable to a Standard Certificateholder's interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, the original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory DE MINIMIS exception, including a payment of points currently deductible by the borrower under


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applicable Code provisions or, under certain circumstances, by the presence of
"teaser rates" on the mortgage loans.

      Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to that income. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of that accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans acquired by a Standard Certificateholder are purchased at a price equal to the then unpaid principal amount of the mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of the mortgage loans (i.e., points) will be includible by that holder.

      MARKET DISCOUNT. Standard Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be reported as ordinary income generally in the manner described under "--FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES--TAXATION OF REGULAR CERTIFICATES--MARKET DISCOUNT" above, except that the ratable accrual methods described there will not apply and it is unclear whether a Prepayment Assumption would apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of that accrual.

RECHARACTERIZATION OF SERVICING FEES

      If the servicing fee paid to the master servicer were deemed to exceed reasonable servicing compensation, the amount of that excess would represent neither income nor a deduction to certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the Standard Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that the amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased. IRS guidance indicates that a servicing fee in excess of reasonable compensation ("excess servicing") will cause the mortgage loans to be treated under the "stripped bond" rules. That guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of those amounts is not greater than the value of the services provided.

      Accordingly, if the IRS' approach is upheld, a servicer who receives a servicing fee in excess of those amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of those mortgage loans as "stripped coupons" and "stripped bonds". Subject to the DE MINIMIS rule discussed under "--STRIPPED CERTIFICATES" below, each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Certificates, and the original issue discount rules of the Code would apply to that holder. While Standard Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the master servicer, or as including that portion as a second class of equitable interest. Applicable Treasury regulations treat that arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, a recharacterization should not have any significant effect upon the timing or amount of


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

income reported by a Standard Certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See "--STRIPPED CERTIFICATES" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

SALE OR EXCHANGE OF STANDARD CERTIFICATES

      Upon sale or exchange of a Standard Certificate, a Standard Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the mortgage loans and the other assets represented by the Standard Certificate. In general, the aggregate adjusted basis will equal the Standard Certificateholder's cost for the Standard Certificate, increased by the amount of any income previously reported with respect to the Standard Certificate and decreased by the amount of any losses previously reported with respect to the Standard Certificate and the amount of any distributions received on those Standard Certificates. Except as provided above with respect to market discount on any mortgage loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), that gain or loss would be capital gain or loss if the Standard Certificate was held as a capital asset. However, gain on the sale of a Standard Certificate will be treated as ordinary income (1) if a Standard Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Standard Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of that transaction or (2) in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income or short-term capital gains of those taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

STRIPPED CERTIFICATES

GENERAL

      Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of this discussion, certificates that are subject to those rules will be referred to as "Stripped Certificates". Stripped Certificates include interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal and principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest as to which no REMIC election is made.

      The certificates will be subject to those rules if (1) we or any of our affiliates retain, for our own account or for purposes of resale, in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the mortgage loans, (2) the master servicer is treated as having an ownership interest in the mortgage loans to the extent it is paid, or retains, servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (see "--STANDARD CERTIFICATES--RECHARACTERIZATION OF SERVICING FEES" above) and (3) certificates are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the mortgage loans.

      In general, a holder of a Stripped Certificate will be considered to own "stripped bonds" with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or "stripped coupons" with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the Stripped Certificate's allocable share of the servicing fees paid to the master servicer, to the extent that those fees represent reasonable compensation for services rendered. See discussion under "--STANDARD CERTIFICATES--RECHARACTERIZATION OF SERVICING FEES" above. Although not


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

free from doubt, for purposes of reporting to Stripped Certificateholders, the servicing fees will be allocated to the Stripped Certificates in proportion to the respective entitlements to distributions of each class, or subclass, of Stripped Certificates for the related period or periods. The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described under "--STANDARD CERTIFICATES--GENERAL" above, subject to the limitation described there.

      Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that the stripped interest is purchased. Although the treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where the Stripped Certificates are issued with respect to a pool of mortgage loans containing variable-rate mortgage loans, in the opinion of Cadwalader, Wickersham & Taft LLP (1) the trust fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i), and (2) each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. While under Code Section 1286 computations with respect to Stripped Certificates arguably should be made in one of the ways described under "--TAXATION OF STRIPPED CERTIFICATES--POSSIBLE ALTERNATIVE CHARACTERIZATIONS" below, the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The Pooling Agreement requires that the trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

      Furthermore, Treasury regulations issued December 28, 1992 provide for the treatment of a Stripped Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount, as described below, at a DE MINIMIS original issue discount, or, presumably, at a premium. This treatment suggests that the interest component of that Stripped Certificate would be treated as qualified stated interest under the OID Regulations. Further, these final regulations provide that the purchaser of a Stripped Certificate will be required to account for any discount as market discount rather than original issue discount if either (1) the initial discount with respect to the Stripped Certificate was treated as zero under the DE MINIMIS rule, or (2) no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans. This market discount would be reportable as described under "--FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES--TAXATION OF REGULAR CERTIFICATES--MARKET DISCOUNT" above, without regard to the DE MINIMIS rule there, assuming that a prepayment assumption is employed in that computation.

STATUS OF STRIPPED CERTIFICATES

      No specific legal authority exists as to whether the character of the Stripped Certificates, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, in the opinion of Cadwalader, Wickersham & Taft LLP Stripped Certificates owned by applicable holders should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(B), "obligation[s] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A), and "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on those mortgage loans qualify for that treatment.


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

TAXATION OF STRIPPED CERTIFICATES

      Original Issue Discount. Except as described under "--GENERAL" above, each Stripped Certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to that income. Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the Reform Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate (a "STRIPPED CERTIFICATEHOLDER") in any taxable year likely will be computed generally as described under "--FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES--TAXATION OF REGULAR CERTIFICATES--ORIGINAL ISSUE DISCOUNT" and "--VARIABLE RATE REGULAR CERTIFICATES" above. However, with the apparent exception of a Stripped Certificate qualifying as a market discount obligation, as described under "--GENERAL" above, the issue price of a Stripped Certificate will be the purchase price paid by each holder of the Stripped Certificate, and the stated redemption price at maturity will include the aggregate amount of the payments, other than qualified stated interest to be made on the Stripped Certificate to that Stripped Certificateholder, presumably under the Prepayment Assumption.

      If the mortgage loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder's recognition of original issue discount will be either accelerated or decelerated and the amount of the original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by that Stripped Certificateholder's Stripped Certificate. While the matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes certain, assuming no further prepayments, that the holder will not recover a portion of its adjusted basis in that Stripped Certificate to recognize an ordinary loss equal to that portion of unrecoverable basis.

      As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the mortgage loans are prepaid could lead to the interpretation that the interest payments are "contingent" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Certificates. However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID Regulations, those regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.

      In light of the application of Section 1286 of the Code, a beneficial owner of a Stripped Certificate generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own Prepayment Assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to these Stripped Certificates, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of original issue discount for these certificates. Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a Stripped Certificate generally will be different than that reported to holders and the IRS. You should consult your own tax advisor regarding your obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences to you if you should fail to do so.

      SALE OR EXCHANGE OF STRIPPED CERTIFICATES. Sale or exchange of a Stripped Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped Certificateholder's adjusted basis in that Stripped Certificate, as described under "--FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES--TAXATION OF REGULAR CERTIFICATES--SALE OR EXCHANGE OF REGULAR CERTIFICATES" above. To the extent that a subsequent purchaser's purchase price is exceeded by


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the remaining payments on the Stripped Certificates, that subsequent purchaser will be required for federal income tax purposes to accrue and report that excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped Certificateholder other than an original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

      PURCHASE OF MORE THAN ONE CLASS OF STRIPPED CERTIFICATES. Where an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes those classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

      POSSIBLE ALTERNATIVE CHARACTERIZATIONS. The characterizations of the Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certificateholder may be treated as the owner of:

      1. one installment obligation consisting of that Stripped Certificate's pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of that Stripped Certificate's pro rata share of the payments attributable to interest on each mortgage loan,

      2. as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan, or

      3. a separate installment obligation for each mortgage loan, representing the Stripped Certificate's pro rata share of payments of principal and/or interest to be made with respect thereto.

      Alternatively, the holder of one or more classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that the Stripped Certificate, or classes of Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on that mortgage loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Regulations regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is DE MINIMIS, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

      Because of these possible varying characterizations of Stripped Certificates and the resultant differing treatment of income recognition, Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

      The trustee will furnish, within a reasonable time after the end of each calendar year, to each Standard Certificateholder or Stripped Certificateholder at any time during that year, the information, prepared on the basis described above, as the trustee deems to be necessary or desirable to enable those certificateholders to prepare their federal income tax returns. The information will include the amount of original issue discount accrued on certificates held by persons other than certificateholders exempted from the reporting requirements. The amounts required to be reported by the trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a certificateholder, other than an original certificateholder that purchased at the issue price. In particular, in the case of Stripped Certificates, unless provided otherwise in the applicable prospectus supplement, the reporting will be based upon a representative initial offering price of each class of Stripped Certificates. The trustee will also file the original issue discount information with the IRS. If a certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, backup withholding tax at a rate of 28% (which rate will be increased to 31% after 2010) may be required in respect of any reportable payments, as described under "--FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES--BACKUP WITHHOLDING" above.

      On June 20, 2002, the IRS published proposed regulations which will, when effective, establish a reporting framework for interests in "widely held fixed investment trusts" that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held investment fixed trust is defined as an entity classified as a "trust" under Treasury regulation Section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person's account, (ii) a nominee and (iii) a broker holding an interest for a customer in "street name." These regulations were proposed to be effective beginning January 1, 2004, but such date has passed and the regulations have not been finalized. It is unclear when, or if, these regulations will become final.

TAXATION OF CERTAIN FOREIGN INVESTORS

      To the extent that a certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or a lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Standard Certificateholder or Stripped Certificateholder on the sale or exchange of that certificate and attributable to such mortgage loans also will be subject to federal income tax withholding at the same rate.

      Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be "portfolio interest" and will be treated in the manner, and those persons will be subject to the same certification requirements, described under "--FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES--TAXATION OF CERTAIN FOREIGN INVESTORS--REGULAR CERTIFICATES" above.

REPORTABLE TRANSACTIONS

      Any holder of a certificate that reports any item or items of income, gain, expense, or loss in respect of a security for tax purposes in an amount that differs from the amount reported for book purposes by more than $10 million, on a gross basis, in any taxable year may be subject to certain disclosure requirements for "reportable transactions." Prospective investors should consult their tax advisers concerning any possible tax return disclosure obligation with respect to the certificates.

                       STATE AND OTHER TAX CONSIDERATIONS

      In addition to the federal income tax consequences described in "Certain Federal Income Tax Consequences" above, you should consider the state and local tax consequences of the acquisition, ownership, and disposition of the offered certificates. State tax and local law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Thus, you should consult your own tax advisors with respect to the various tax consequences of investments in the offered certificates.


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                          CERTAIN ERISA CONSIDERATIONS

GENERAL

      The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and the Code impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code (all of which are referred to as "PLANS"), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law materially similar to the foregoing provisions of ERISA or the Code. Moreover, any of these plans which are qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code are subject to the prohibited transaction rules set forth in Section 503 of the Code.

      ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons ("PARTIES IN INTEREST") who have certain specified relationships to the Plan, unless a statutory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in
Section 406 of ERISA and Section 4975 of the Code. Special caution should be exercised before the assets of a Plan are used to purchase a certificate if, with respect to those assets, the Depositor, the master servicer or the trustee or one of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan.

      Before purchasing any offered certificates, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA, whether any prohibited transaction class-exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable, and further should consult the applicable prospectus supplement relating to that series of certificates.

PLAN ASSET REGULATIONS

      A Plan's investment in certificates may cause the Trust Assets to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor ("DOL") provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by "benefit plan investors" (that is, Plans and certain employee benefit plans not subject to ERISA) is not "significant". For this purpose, in general, equity participation in a trust fund will be "significant" on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

      Any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the Trust Assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan "fiduciary" with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code. In addition, if the Trust Assets constitute Plan assets, the purchase of certificates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA and the Code.

ADMINISTRATIVE EXEMPTIONS

      Several underwriters of mortgage-backed securities have applied for and obtained individual administrative ERISA prohibited transaction exemptions (the "EXEMPTIONS") which can only apply to the purchase and holding of mortgage-backed securities which, among other conditions, are sold in an offering with respect to which that underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If that exemption might be applicable to a series of certificates, the related prospectus supplement will refer to the possibility, as well as provide a summary of the conditions to the applicability.

INSURANCE COMPANY GENERAL ACCOUNTS

      Sections I and III of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60") exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Code certain transactions in connection with the servicing, management and operation of a trust (such as the trust fund) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the trust, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts would be allowed to purchase certain classes of certificates which do not meet the requirements of the Exemptions solely because they have not received the rating at the time of the acquisition from Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc., Moody's Investors Service, Inc. or Fitch Ratings for application of the Exemptions. All other conditions of the Exemptions would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing that class of certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

      The Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL has issued regulations ("401(C) REGULATIONS") to provide guidance for the purpose of determining, in cases where insurance policies supported by an insured's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. The 401(c) Regulations became effective on July 5, 2001. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because
Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the offered certificates should consult with their legal counsel with respect to the applicability of Section 401(c) of ERISA and the 401(c) Regulations.

UNRELATED BUSINESS TAXABLE INCOME; RESIDUAL CERTIFICATES

      The purchase of a Residual Certificate by any employee benefit plan qualified under Code Section 401(a) and exempt from taxation under Code Section 501(a), including most varieties of Plans, may give rise to "unrelated business taxable income" as described in Code Sections 511-515 and 860E. Further, prior to the purchase of Residual Certificates, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing a Residual Certificate on behalf of, a "DISQUALIFIED ORGANIZATION," which term as defined above includes certain tax-exempt entities not subject to Code Section 511 including certain governmental plans, as discussed above under the caption "CERTAIN FEDERAL INCOME TAX CONSEQUENCES--FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES--TAXATION OF RESIDUAL CERTIFICATES--TAX-RELATED RESTRICTIONS ON TRANSFER OF RESIDUAL CERTIFICATES--DISQUALIFIED ORGANIZATIONS."

      Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries consult with their counsel regarding the consequences under ERISA and Section 4975 of the Code of their acquisition and ownership of certificates.

      The sale of certificates to an employee benefit plan is in no respect a representation by the Depositor or the underwriter that this investment meets all relevant legal requirements with respect to investments by plans generally or by any particular plan, or that this investment is appropriate for plans generally or for any particular plan.

                                LEGAL INVESTMENT

      If so specified in the related prospectus supplement, certain of the offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). Generally, only classes of offered certificates that (1) are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization and (2) are part of a series evidencing interests in a trust fund consisting of loans secured by first liens on real estate and originated by certain types of originators as specified in SMMEA, will qualify as "mortgage related securities" for purposes of SMMEA. The appropriate characterization of those certificates not qualifying as "mortgage related securities" for purposes of SMMEA ("NON-SMMEA CERTIFICATES") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase those certificates, may be subject to significant interpretive uncertainties. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

      Those classes of offered certificates qualifying as "mortgage related securities" will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies, trustees, and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

      Under SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cut-off for those enactments, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to
Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

      SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C.
Section 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information), certain "TYPE IV SECURITIES," defined in 12 C.F.R. Section 1.2(m) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any class of offered certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The National Credit Union Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities," other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. ss.703.16(e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under 12 C.F.R. Section 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. Section 742.4(b)(2). The Office of Thrift Supervision (the "OTS") has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," and Thrift Bulletin 73a (December 18, 2001), "Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

      All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 POLICY STATEMENT") of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal Deposit Insurance Corporation and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

      Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in certain instances irrespective of SMMEA).

      The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest-bearing" or "income-paying," and, with regard to any offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

      Except as to the status of certain classes of offered certificates as "mortgage related securities," no representations are made as to the proper characterization of the offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase offered certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the offered certificates.

      Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments or are subject to investment, capital, or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                             METHOD OF DISTRIBUTION

      The offered certificates offered by this prospectus and by the related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state our net proceeds from that sale.

      We intend that offered certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of certificates may be made through a combination of two or more of these methods. Those methods are as follows:

      1. by negotiated firm commitment underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

      2. by placements through one or more placement agents specified in the related prospectus supplement primarily with institutional investors and dealers; and

      3.    through direct offerings by the Depositor.

      If underwriters are used in a sale of any offered certificates (other than in connection with an underwriting on a best efforts basis), those certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment. The managing underwriter or underwriters with respect to the offer and sale of a particular series of certificates will be set forth in the cover of the prospectus supplement relating to that series and the members of the underwriting syndicate, if any, will be named in that prospectus supplement.

      In connection with the sale of the offered certificates, underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the offered certificates may be deemed to be underwriters in connection with those offered certificates, and any discounts or commissions received by them from us and any profit on the resale of offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "SECURITIES ACT").

      It is anticipated that the underwriting agreement pertaining to the sale of any series of certificates will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all offered certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that we will indemnify the several underwriters, and each person, if any, who controls that underwriter within the meaning of Section 15 of the Securities Act, against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments required to be made in respect of these liabilities.

      The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of that offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

      We anticipate that the offered certificates offered by this prospectus and the related prospectus supplement will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of offered certificates. You should consult with your legal advisors in this regard prior to any similar reoffer or sale.

      All or part of any class of offered certificates may be acquired by the Depositor or by an affiliate of the Depositor in a secondary market transaction or from an affiliate. Such offered certificates may then be included in a trust fund, the beneficial ownership of which will be evidenced by one or more classes of mortgage-backed certificates, including subsequent series of certificates offered pursuant to this prospectus and a prospectus supplement.

      As to each series of certificates, only those classes rated in an investment grade rating category by any rating agency will be offered by this prospectus. We may initially retain any unrated class and we may sell it at any time to one or more institutional investors.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

      With respect to each series of certificates offered by this prospectus, there are incorporated in this prospectus and in the related prospectus supplement by reference all documents and reports filed or caused to be filed by the Depositor with respect to a trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, that relate specifically to the related series of certificates. The Depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered certificates, upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to one or more of the classes of offered certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the Depositor should be directed in writing to its principal executive offices at 292 Long Ridge Road, Stamford, Connecticut 06927, Attention: President, or by telephone at (203) 357-4000. The Depositor has determined that its financial statements will not be material to the offering of any offered certificates.

      The Depositor filed a registration statement (the "REGISTRATION STATEMENT") relating to the certificates with the Securities and Exchange Commission. This prospectus is part of the Registration Statement, but the Registration Statement includes additional information.

      Copies of the Registration Statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, Washington, D.C. 20549, upon payment of the prescribed charges, or may be examined free of charge at the Securities and Exchange Commission's offices, 450 Fifth Street N.W., Washington, D.C. 20549 or at the regional offices of the Securities and Exchange Commission located at 233 Broadway, New York, New York 10279 and Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661-2511. The Securities and Exchange Commission also maintains a site on the World Wide Web at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. The Depositor has filed the Registration Statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Securities and Exchange Commission's Web site. The Securities and Exchange Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

                                  LEGAL MATTERS

      The validity of the certificates of each series and certain federal income tax matters will be passed upon for us by Cadwalader, Wickersham & Taft LLP, New York, New York.

                              FINANCIAL INFORMATION

      A new trust fund will be formed with respect to each series of certificates, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                                     RATING

      It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

      Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of those certificates of all collections on the underlying mortgage assets to which those holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with those certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which those prepayments might differ from those originally anticipated. As a result, you might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                         INDEX OF PRINCIPAL DEFINITIONS

                                                                            PAGE
                                                                            ----

1998 Policy Statement ...................................................    107
401(c) Regulations ......................................................    105
Accrual Certificates ....................................................     38
ADA .....................................................................     74
ARM Loans ...............................................................     27
Bankruptcy Code .........................................................     65
Cash Flow Agreement .....................................................     29
Certificate Owner .......................................................     43
Code ....................................................................     42
Cooperatives ............................................................     24
CPR .....................................................................     33
Definitive Certificates .................................................     37
Depositor ...............................................................     24
Determination Date ......................................................     30
Disqualified Organization ...............................................    106
disqualified organizations ..............................................     76
Distribution Date Statement .............................................     41
DOL .....................................................................    104
DTC .....................................................................     37
Due Dates ...............................................................     26
EDGAR ...................................................................    110
Equity Participation ....................................................     27
Exemptions ..............................................................    105
FAMC ....................................................................     28
FHLMC ...................................................................     28
FNMA ....................................................................     28
Garn Act ................................................................     72
GNMA ....................................................................     28
Indirect Participants ...................................................     43
Insurance and Condemnation Proceeds .....................................     49
L/C Bank ................................................................     61
Liquidation Proceeds ....................................................     49
Mark to Market Regulations ..............................................     92
MBS .....................................................................     24
MBS Agreement ...........................................................     28
MBS Issuer ..............................................................     28
MBS Servicer ............................................................     28
MBS Trustee .............................................................     28
MERS ....................................................................     45
Mortgage Asset Seller ...................................................     24
Mortgage Notes ..........................................................     24
Mortgaged Properties ....................................................     24
Mortgages ...............................................................     24
NCUA ....................................................................    107
Net Leases ..............................................................     25
Non-SMMEA Certificates ..................................................    106
Non-U.S. Person .........................................................     95
Nonrecoverable Advance ..................................................     40
OCC .....................................................................    107
OID Regulations .........................................................     78
Participants ............................................................     43
Parties in Interest .....................................................    104
Pass-Through Entity .....................................................     89
Permitted Investments ...................................................     48
Plans ...................................................................    104
Pooling Agreement .......................................................     45
Prepayment Assumption ...................................................     79
Prepayment Interest Shortfall ...........................................     30
Prepayment Premium ......................................................     27
PTCE 95-60 ..............................................................    105
Random Lot Certificates .................................................     78
Record Date .............................................................     38
Reform Act ..............................................................     78
Registration Statement ..................................................    109
Regular Certificates ....................................................     75
Related Proceeds ........................................................     40
Relief Act ..............................................................     73
REMIC ...................................................................     12
REMIC Certificates ......................................................     75
REMIC Pool ..............................................................     75
REMIC Regulations .......................................................     75
REO Property ............................................................     47
Residual Certificateholders .............................................     85
Securities Act ..........................................................    109
Senior Certificates .....................................................     37
Servicing Standard ......................................................     47
SMMEA ...................................................................    106
SPA .....................................................................     33
Standard Certificates ...................................................     96
Startup Day .............................................................     76
Stripped Certificateholder ..............................................    101
Stripped Certificates ...................................................     96
Sub-Servicing Agreement .................................................     48
Subordinate Certificates ................................................     37
Title V .................................................................     72
Treasury ................................................................     75
Type IV securities ......................................................    107
U.S. Person .............................................................     91
Warranting Party ........................................................     46

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                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

The attached diskette contains one spreadsheet file that can be put on a user-specified hard drive or network drive. This spreadsheet file is "GECMC 2005-C1." The spreadsheet file "GECMC 2005-C1" is a Microsoft Excel(1) spreadsheet. The file provides, in electronic format, some of the statistical information that appears in this prospectus supplement. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in this prospectus supplement. Prospective investors are strongly urged to read this prospectus supplement and the accompanying prospectus in its entirety prior to accessing the spreadsheet file.

NOTHING IN THIS DISKETTE SHOULD BE CONSIDERED AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE CERTIFICATES.

----------
(1)   Microsoft Excel is a registered trademark of Microsoft Corporation.

================================================================================

      YOU SHOULD RELY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ATTACHED PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

      WE ARE NOT OFFERING THESE CERTIFICATES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.

                              ---------------------

                                TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT                                                       PAGE
Notice to Residents of the United Kingdom ....................               S-4
Summary of Certificates ......................................               S-7
Summary of Terms .............................................               S-9
Risk Factors .................................................              S-34
Description of the Mortgage Pool .............................              S-66
Description of the Certificates ..............................             S-101
Servicing of the Mortgage Loans ..............................             S-142
Yield and Maturity Considerations ............................             S-173
Certain Federal Income Tax Consequences ......................             S-184
Method of Distribution .......................................             S-186
Legal Matters ................................................             S-187
Ratings ......................................................             S-187
Legal Investment .............................................             S-188
ERISA Considerations .........................................             S-188
Index of Principal Definitions ...............................             S-191

                                   PROSPECTUS

Summary of Prospectus ........................................                 6
Risk Factors .................................................                14
Description of the Trust Funds ...............................                24
Yield and Maturity Considerations ............................                30
The Depositor ................................................                36
Use of Proceeds ..............................................                36
Description of the Certificates ..............................                37
Description of the Pooling Agreements ........................                45
Description of Credit Support ................................                60
Certain Legal Aspects of Mortgage Loans ......................                63
Certain Federal Income Tax Consequences ......................                75
State and Other Tax Considerations ...........................               103
Certain ERISA Considerations .................................               104
Legal Investment .............................................               106
Method of Distribution .......................................               108
Incorporation of Certain Information By
  Reference ..................................................               109
Legal Matters ................................................               110
Financial Information ........................................               110
Rating .......................................................               110
Index of Principal Definitions ...............................               111

DEALERS WILL BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS OF THESE CERTIFICATES AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS. IN ADDITION, ALL DEALERS SELLING THESE CERTIFICATES
WILL DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS UNTIL [      ], 2005.

================================================================================

================================================================================

                          $1,581,193,000 (APPROXIMATE)

                                  GE COMMERCIAL
                              MORTGAGE CORPORATION
                                   (DEPOSITOR)

          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-C1

CLASS A-1 CERTIFICATES .......................................       $76,758,000
CLASS A-2 CERTIFICATES .......................................      $419,364,000
CLASS A-3 CERTIFICATES .......................................      $155,543,000
CLASS A-4 CERTIFICATES .......................................       $36,998,000
CLASS A-AB CERTIFICATES ......................................       $49,587,000
CLASS A-5 CERTIFICATES .......................................      $481,049,000
CLASS A-1A CERTIFICATES ......................................      $146,374,000
CLASS A-J CERTIFICATES .......................................      $113,095,000
CLASS X-P CERTIFICATES .......................................    $1,656,689,000
CLASS B CERTIFICATES .........................................       $42,677,000
CLASS C CERTIFICATES .........................................       $17,071,000
CLASS D CERTIFICATES .........................................       $27,740,000
CLASS E CERTIFICATES .........................................       $14,937,000

                              ---------------------
                              PROSPECTUS SUPPLEMENT
                              ---------------------

                            DEUTSCHE BANK SECURITIES

                         BANC OF AMERICA SECURITIES LLC

                                    CITIGROUP

                                    JPMORGAN

                               MERRILL LYNCH & CO.

                               FEBRUARY [__], 2005

================================================================================